================================================================================


              CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP.,
                                  as Depositor,

    KEYCORP REAL ESTATE CAPITAL MARKETS, INC. d/b/a KEY COMMERCIAL MORTGAGE,
                               as Master Servicer,

                     ORIX REAL ESTATE CAPITAL MARKETS, LLC,
                              as Special Servicer,

                                       and

                        WELLS FARGO BANK MINNESOTA, N.A.,
                                   as Trustee,

                         POOLING AND SERVICING AGREEMENT

                            Dated as of March 1, 2001

                                  $997,140,788

                  Commercial Mortgage Pass-Through Certificates
                                 Series 2001-CK1

================================================================================


                                TABLE OF CONTENTS

                                 ---------------

SECTION                                                                                                       PAGE
-------                                                                                                       ----
ARTICLE I

DEFINITIONS; GENERAL INTERPRETIVE PRINCIPLES; CERTAIN CALCULATIONS IN RESPECT OF
THE MORTGAGE POOL

   SECTION 1.01.   Defined Terms..................................................................................2
   SECTION 1.02.   General Interpretive Principles...............................................................63
   SECTION 1.03.   Certain Calculations in Respect of the Mortgage Pool..........................................64
   SECTION 1.04.   Cross-Collateralized Mortgage Loans...........................................................65

ARTICLE II

CONVEYANCE OF MORTGAGE LOANS; REPRESENTATIONS AND WARRANTIES; ORIGINAL ISSUANCE
OF REMIC I REGULAR INTERESTS, REMIC II REGULAR INTERESTS, GROUP A-CP REMIC III
REGULAR INTERESTS, GROUP A-X REMIC III REGULAR INTERESTS, GROUP A-Y REMIC III
REGULAR INTERESTS, REMIC I RESIDUAL INTEREST, REMIC II RESIDUAL INTEREST, REMIC
III RESIDUAL INTEREST AND CERTIFICATES

   SECTION 2.01.   Conveyance of Mortgage Loans..................................................................67
   SECTION 2.02.   Acceptance of Mortgage Assets by Trustee......................................................71
   SECTION 2.03.   Certain Repurchases and Substitutions of Mortgage Loans by the
                   Mortgage Loan Sellers and Union Capital; The Purchase Price
                   Security Deposit Account and the Special Reserve Account......................................73
   SECTION 2.04.   Representations and Warranties of the Depositor...............................................79
   SECTION 2.05.   Representations and Warranties of the Master Servicer.........................................81
   SECTION 2.06.   Representations and Warranties of the Special Servicer........................................83
   SECTION 2.07.   Representations, Warranties and Covenants of the Trustee......................................84
   SECTION 2.08.   Designation of the Certificates...............................................................86
   SECTION 2.09.   Creation of REMIC I; Issuance of the REMIC I Regular Interests and the
                   REMIC I Class R; Certain Matters Involving REMIC I............................................86
   SECTION 2.10.   Conveyance of the REMIC I Regular Interests; Acceptance of the REMIC I Regular Interests by
                   Trustee.......................................................................................90
   SECTION 2.11.   Creation of REMIC II; Issuance of the REMIC II Regular Interests and the REMIC II Residual
                   Interest; Certain Matters Involving REMIC II..................................................90
   SECTION 2.12.   Conveyance of the REMIC II Regular Interests; Acceptance of the
                   REMIC II Regular Interests by Trustee.........................................................92
   SECTION 2.13.   Creation of REMIC III; Issuance of the REMIC III Regular Interest
                   Certificates, the Group A-CP REMIC III Regular
                   Interests, the Group A-X REMIC III Regular Interests,
                   the Group A-Y REMIC III Regular Interests and the
                   REMIC III Residual Interest; Certain Matters
                   Involving REMIC III...........................................................................93

   SECTION 2.14.   Acceptance of Grantor Trusts by Trustee; Issuance of the Class V and
                   Class R Certificates..........................................................................98


SECTION                                                                                                       PAGE
-------                                                                                                       ----

ARTICLE III
ADMINISTRATION AND SERVICING OF THE TRUST FUND

   SECTION 3.01.   Administration of the Mortgage Loans.........................................................100
   SECTION 3.02.   Collection of Mortgage Loan Payments.........................................................101
   SECTION 3.03.   Collection of Taxes, Assessments and Similar Items; Servicing Accounts;
                   Reserve Accounts.............................................................................102
   SECTION 3.04.   Collection Account, Distribution Account, Interest Reserve Account
                   and Excess Liquidation Proceeds Account......................................................104
   SECTION 3.05.   Permitted Withdrawals From the Collection Account, the Distribution Account,
                   the Interest Reserve Account and the Excess Liquidation Proceeds Account.....................107
   SECTION 3.06.   Investment of Funds in the Collection Account, Servicing Accounts,
                   Reserve Accounts, Purchase Price Security Deposit Account,
                   Special Reserve Account and the REO Account..................................................111
   SECTION 3.07.   Maintenance of Insurance Policies; Errors and Omissions and Fidelity Coverage................114
   SECTION 3.08.   Enforcement of Alienation Clauses............................................................117
   SECTION 3.09.   Realization Upon Defaulted Mortgage Loans....................................................118
   SECTION 3.10.   Trustee to Cooperate; Release of Mortgage Files..............................................121
   SECTION 3.11.   Master Servicing and Special Servicing Compensation; Interest on and Reimbursement of
                   Servicing Advances; Payment of Certain Expenses; Obligations of the Trustee and any
                   Fiscal Agent Regarding Back-up Servicing Advances............................................122
   SECTION 3.12.   Property Inspections; Collection of Financial Statements; Delivery of Certain Reports........127
   SECTION 3.13.   Annual Statement as to Compliance............................................................131
   SECTION 3.14.   Reports by Independent Public Accountants....................................................131
   SECTION 3.15.   Access to Certain Information................................................................132
   SECTION 3.16.   Title to REO Property; REO Account...........................................................132
   SECTION 3.17.   Management of REO Property...................................................................134
   SECTION 3.18.   Sale of Mortgage Loans and REO Properties....................................................136
   SECTION 3.19.   Additional Obligations of Master Servicer....................................................140
   SECTION 3.20.   Modifications, Waivers, Amendments and Consents..............................................143
   SECTION 3.21.   Transfer of Servicing Between Master Servicer and Special Servicer; Record Keeping...........148
   SECTION 3.22.   Sub-Servicing Agreements.....................................................................149
   SECTION 3.23.   Controlling Class Representative.............................................................152
   SECTION 3.24.   Certain Rights and Powers of the Controlling Class Representative............................154
   SECTION 3.25.   Replacement of Special Servicer..............................................................156
   SECTION 3.26.   Application of Default Charges...............................................................157

ARTICLE IV
PAYMENTS TO CERTIFICATEHOLDERS

   SECTION 4.01.   Distributions................................................................................159
   SECTION 4.02.   Statements to Certificateholders; Certain Other Reports......................................166


SECTION                                                                                                       PAGE
-------                                                                                                       ----

   SECTION 4.03.   P&I Advances.................................................................................171
   SECTION 4.04.   Allocation of Realized Losses and Additional Trust Fund Expenses.............................172
   SECTION 4.05.   Calculations.................................................................................174

ARTICLE V
THE CERTIFICATES

   SECTION 5.01.   The Certificates.............................................................................175
   SECTION 5.02.   Registration of Transfer and Exchange of Certificates........................................175
   SECTION 5.03.   Book-Entry Certificates......................................................................183
   SECTION 5.04.   Mutilated, Destroyed, Lost or Stolen Certificates............................................184
   SECTION 5.05.   Persons Deemed Owners........................................................................184
   SECTION 5.06.   Certification by Certificateholders and Certificate Owners...................................184

ARTICLE VI
THE DEPOSITOR, THE MASTER SERVICER AND THE SPECIAL SERVICER

   SECTION 6.01.   Liability of the Depositor, the Master Servicer and the Special Servicer.....................186
   SECTION 6.02.   Merger, Consolidation or Conversion of the Depositor, the Master Servicer
                   or the Special Servicer......................................................................186
   SECTION 6.03.   Limitation on Liability of the Depositor, the Master Servicer and the Special Servicer.......186
   SECTION 6.04.   Resignation of Master Servicer and Special Servicer .........................................187
   SECTION 6.05.   Rights of the Depositor and the Trustee in Respect of the Master Servicer and the Special
                   Servicer.....................................................................................188
   SECTION 6.06.   Master Servicer or Special Servicer as Owner of a Certificate................................189

ARTICLE VII
DEFAULT

   SECTION 7.01.   Events of Default............................................................................190
   SECTION 7.02.   Trustee to Act; Appointment of Successor.....................................................192
   SECTION 7.03.   Notification to Certificateholders...........................................................193
   SECTION 7.04.   Waiver of Events of Default..................................................................193
   SECTION 7.05.   Additional Remedies of Trustee Upon Event of Default.........................................194

ARTICLE VIII
THE TRUSTEE

   SECTION 8.01.   Duties of Trustee............................................................................195
   SECTION 8.02.   Certain Matters Affecting the Trustee........................................................196
   SECTION 8.03.   Trustee and Fiscal Agent not Liable for Validity or Sufficiency of
                   Certificates or Mortgage Loans...............................................................198
   SECTION 8.04.   Trustee and Fiscal Agent May Own Certificates................................................198
   SECTION 8.05.   Fees and Expenses of Trustee; Indemnification of and by Trustee and Fiscal Agent.............198
   SECTION 8.06.   Eligibility Requirements for Trustee.........................................................200



SECTION                                                                                                       PAGE
-------                                                                                                       ----

   SECTION 8.07.   Resignation and Removal of Trustee...........................................................200
   SECTION 8.08.   Successor Trustee............................................................................201
   SECTION 8.09.   Merger or Consolidation of Trustee...........................................................202
   SECTION 8.10.   Appointment of Co-Trustee or Separate Trustee................................................202
   SECTION 8.11.   Appointment of Custodians....................................................................203
   SECTION 8.12.   Access to Certain Information................................................................203
   SECTION 8.13.   Appointment of Fiscal Agent..................................................................205
   SECTION 8.14.   Advance Security Arrangement.................................................................206
   SECTION 8.15.   Filings with the Securities and Exchange Commission..........................................206

ARTICLE IX
TERMINATION

   SECTION 9.01.   Termination Upon Repurchase or Liquidation of All Mortgage Loans.............................209
   SECTION 9.02.   Additional Termination Requirements..........................................................211
   SECTION 9.03.   Crystal Pavilion/Petry Building Mortgage Loan................................................212

ARTICLE X
ADDITIONAL TAX PROVISIONS

   SECTION 10.01.  Tax Administration...........................................................................213
   SECTION 10.02.  Depositor, Master Servicer, Special Servicer and Fiscal Agent to Cooperate with Trustee......216

ARTICLE XI
MISCELLANEOUS PROVISIONS

   SECTION 11.01.  Amendment....................................................................................217
   SECTION 11.02.  Recordation of Agreement; Counterparts.......................................................218
   SECTION 11.03.  Limitation on Rights of Certificateholders...................................................218
   SECTION 11.04.  Governing Law................................................................................219
   SECTION 11.05.  Notices......................................................................................219
   SECTION 11.06.  Severability of Provisions...................................................................220
   SECTION 11.07.  Successors and Assigns; Beneficiaries........................................................220
   SECTION 11.08.  Article and Section Headings.................................................................220
   SECTION 11.09.  Notices to and from the Rating Agencies and the Depositor....................................220
   SECTION 11.10.  Notices to Controlling Class Representative..................................................222
   SECTION 11.11.  Complete Agreement...........................................................................222



                                    EXHIBITS
EXHIBIT A-1    Form of Class A-X, Class A-CP and Class A-Y Certificates
EXHIBIT A-2    Form of Class A-1, Class A-2 and Class A-3 Certificates
EXHIBIT A-3    Form of Class B, Class C, Class D, Class E, Class F and Class G, Certificates
EXHIBIT A-4    Form of Class H, Class J, Class K, Class L, Class M, Class N and Class O Certificates
EXHIBIT A-5    Form of Class V Certificates
EXHIBIT A-6    Form of Class R Certificates
EXHIBIT B-1A   Schedule of Column Mortgage Loans
EXHIBIT B-1B   Schedule of KeyBank Mortgage Loans
EXHIBIT B-2    Schedule of Exceptions to Mortgage File Delivery
EXHIBIT B-3    Form of Custodial Certification
EXHIBIT C      Letters of Representations Among Depositor, Trustee and Initial Depositary
EXHIBIT D-1    Form of Master Servicer Request for Release
EXHIBIT D-2    Form of Special Servicer Request for Release
EXHIBIT E      Form of Trustee Report
EXHIBIT F-1A   Form I of Transferor Certificate for Transfers of Non-Registered Certificates
EXHIBIT F-1B   Form II of Transferor Certificate for Transfers of Non-Registered Certificates
EXHIBIT F-2A   Form I of Transferee Certificate for Transfers of Non-Registered Certificates Held in Physical
                 Form
EXHIBIT F-2B   Form II of Transferee Certificate for Transfers of Non-Registered Certificates Held in Physical
                 Form
EXHIBIT F-2C   Form I of Transferee Certificate for Transfers of Interests in Non-Registered Certificates Held
                 in Book-Entry Form
EXHIBIT F-2D   Form II of Transferee Certificate for Transfers of Interests in Non-Registered Certificates
                 Held in Book-Entry Form
EXHIBIT F-2E   Regulation S Certificate
EXHIBIT G-1    Form of Transferee Certificate in Connection with ERISA
                 (Non-Registered Certificates and Non-Investment Grade Certificates Held in Fully-Registered,
                 Certificated Form)
EXHIBIT G-2    Form of Transferee Certificate in Connection with ERISA
                 (Non-Registered Certificates Held in Book-Entry Form)
EXHIBIT H-1    Form of Transfer Affidavit and Agreement for Transfers of Class R Certificates
EXHIBIT H-2    Form of Transferor Certificate for Transfers of Class R Certificates
EXHIBIT I-1    Form of Notice and Acknowledgment Concerning Replacement of Special Servicer
EXHIBIT I-2    Form of Acknowledgment of Proposed Special Servicer
EXHIBIT J      Form of UCC-1 Financing Statement
EXHIBIT K-1    Information Request from Certificateholder or Certificate Owner
EXHIBIT K-2    Information Request from Prospective Investor
EXHIBIT L      Schedule of Designated Sub-Servicers

     This Pooling and Servicing Agreement is dated and effective as of March 1, 2001, among CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP. as Depositor, KEYCORP REAL ESTATE CAPITAL MARKETS, INC. d/b/a KEY COMMERCIAL MORTGAGE, as Master Servicer, ORIX REAL ESTATE CAPITAL MARKETS, LLC as Special Servicer and WELLS FARGO BANK MINNESOTA, N.A. as Trustee.

                             PRELIMINARY STATEMENT:

     Column Financial, Inc. (together with its successors in interest, "Column") has sold to Credit Suisse First Boston Mortgage Securities Corp. (together with its successors in interest, the "Depositor"), pursuant to the Mortgage Loan Purchase Agreement dated as of March 5, 2001 (as such may from time to time hereafter be amended, modified, supplemented and/or restated, the "Column Mortgage Loan Purchase Agreement"), between Column as seller and the Depositor as purchaser, those mortgage loans initially identified on the schedule attached hereto as Exhibit B-1A (such mortgage loans, the "Original Column Mortgage Loans").

     KeyBank National Association (together with its successors in interest, "KeyBank") has sold to the Depositor, pursuant to the Mortgage Loan Purchase Agreement dated as of March 5, 2001 (as such may from time to time hereafter be amended, modified, supplemented and/or restated, the "KeyBank Mortgage Loan Purchase Agreement"), between KeyBank as seller and the Depositor as purchaser, those mortgage loans initially identified on the schedule attached hereto as Exhibit B-1B (such mortgage loans, the "Original KeyBank Mortgage Loans").

     The Depositor desires, among other things, to: (i) establish a trust fund, consisting primarily of the Original Column Mortgage Loans and the Original KeyBank Mortgage Loans (collectively, the "Original Mortgage Loans") and certain related rights, funds and property; (ii) cause the issuance of mortgage pass-through certificates in multiple classes, which certificates will, in the aggregate, evidence the entire beneficial ownership interest in such trust fund; and (iii) provide for the servicing and administration of the mortgage loans, including the Original Mortgage Loans, and the other assets that from time to time constitute part of such trust fund.

     Wells Fargo Bank Minnesota, N.A. (together with its successors in interest, "Wells Fargo") desires to act as "Trustee" hereunder; KeyCorp Real Estate Capital Markets, Inc. d/b/a Key Commercial Mortgage, (together with its successors in interest, "KRECM") desires to act as "Master Servicer" hereunder; and ORIX Real Estate Capital Markets, LLC (together with its successors in interest, "ORIX") desires to act as "Special Servicer" hereunder.

     In consideration of the mutual agreements herein contained, the parties hereto agree as follows:

                                    ARTICLE I

                  DEFINITIONS; GENERAL INTERPRETIVE PRINCIPLES;
                         CERTAIN CALCULATIONS IN RESPECT
                              OF THE MORTGAGE POOL

SECTION 1.01. Defined Terms.

     Whenever used in this Agreement, the following words and phrases, unless the context otherwise requires, shall have the meanings specified in this
Section 1.01, subject to modification in accordance with Section 1.04.

     "30/360 Basis" shall mean the accrual of interest calculated on the basis of a 360-day year consisting of twelve 30-day months.

     "30/360 Mortgage Loan" shall mean a Mortgage Loan that accrues interest on a 30/360 Basis.

     "Acquisition Date" shall mean, with respect to any REO Property, the first day on which such REO Property is considered to be acquired by (or, in the case of the Crystal Pavilion/Petry Building Mortgaged Property, for the benefit of) the Trust within the meaning of Treasury regulation Section 1.856-6(b)(1), which is the first day on which the Trust is treated as the owner of such REO Property for federal income tax purposes.

     "Actual/360 Basis" shall mean the accrual of interest calculated on the basis of the actual number of days elapsed during any calendar month (or other applicable recurring accrual period) in a year assumed to consist of 360 days.

     "Actual/360 Mortgage Loan" shall mean a Mortgage Loan that accrues interest on an Actual/360 Basis.

     "Additional Collateral" shall mean any non-real property collateral (including any Letter of Credit) pledged and/or delivered by or on behalf of the related Borrower and held by the related Mortgagee to secure payment on any Mortgage Loan.

     "Additional Master Servicing Compensation" shall have the meaning assigned thereto in Section 3.11(b).

     "Additional Special Servicing Compensation" shall have the meaning assigned thereto in Section 3.11(d).

     "Additional Trust Fund Expense" shall mean any expense experienced with respect to the Trust Fund and not otherwise included in the calculation of a Realized Loss that would result in the Holders of any Class of REMIC III Regular Interest Certificates receiving less than the total of their Current Interest Distribution Amount, Carryforward Interest Distribution Amount and Principal Distribution Amount for any Distribution Date.

     "Additional Yield Amount" shall have the meaning assigned thereto in
Section 4.01(d).

     "Adjusted REMIC II Remittance Rate" shall mean:

     (a) with respect to REMIC II Regular Interest A-1, for any Interest Accrual Period, 5.900%;

     (b) with respect to REMIC II Regular Interest A-2, for any Interest Accrual Period, 6.250%;

     (c) with respect to each of REMIC II Regular Interest A-3-1 and REMIC II Regular Interest A-3-2, for any Interest Accrual Period, 6.380%;

     (d) with respect to REMIC II Regular Interest B, for any Interest Accrual Period, 6.560%;

     (e) with respect to REMIC II Regular Interest C, for any Interest Accrual Period, 6.730%;

     (f) with respect to REMIC II Regular Interest D, for any Interest Accrual Period, 6.840%;

     (g) with respect to REMIC II Regular Interest E, for any Interest Accrual Period, 7.020%;

     (h) with respect to REMIC II Regular Interest F, for any Interest Accrual Period, 6.650%;

     (i) with respect to REMIC II Regular Interest G, for any Interest Accrual Period, 6.730%;

     (j) with respect to REMIC II Regular Interest H, for any Interest Accrual Period, 5.863%;

     (k) with respect to REMIC II Regular Interest J, for any Interest Accrual Period, 5.863%;

     (l) with respect to REMIC II Regular Interest K, for any Interest Accrual Period, 5.863%;

     (m) with respect to REMIC II Regular Interest L, for any Interest Accrual Period, 5.863%;

     (n) with respect to REMIC II Regular Interest M, for any Interest Accrual Period, 5.863%;

     (o) with respect to REMIC II Regular Interest N, for any Interest Accrual Period, 5.863%; and

     (p) with respect to REMIC II Regular Interest O, for any Interest Accrual Period, 5.863%.

     "Administrative Fee Rate" shall mean, with respect to each Mortgage Loan (and any successor REO Mortgage Loan), the sum of the related Master Servicing Fee Rate, plus the Trustee Fee Rate.

     "Advance" shall mean any P&I Advance or Servicing Advance.

     "Advance Interest" shall mean the interest accrued on any Advance at the Reimbursement Rate, which is payable to the party hereto that made that Advance, all in accordance with Section 3.11(g) or Section 4.03(d), as applicable.

     "Advance Security Arrangement" shall have the meaning assigned thereto in
Section 8.14.

     "Adverse Grantor Trust Event" shall mean either: (i) any impairment of the status of either Grantor Trust Pool as a Grantor Trust; or (ii) the imposition of a tax upon either Grantor Trust Pool or any of its assets or transactions.

     "Adverse Rating Event" shall mean, with respect to any Class of Rated Certificates and each Rating Agency that has assigned a rating thereto, as of any date of determination, the qualification, downgrade or withdrawal of the rating then assigned to such Class of Rated Certificates by such Rating Agency (or the placing of such Class of Rated Certificates on "negative credit watch" status in contemplation of any such action with respect thereto).

     "Adverse REMIC Event" shall mean either: (i) any impairment of the status of any REMIC Pool as a REMIC; or (ii) except as permitted by Section 3.17(a), the imposition of a tax upon any REMIC Pool or any of its assets or transactions (including the tax on prohibited transactions as defined in Section 860F(a)(2) of the Code and the tax on contributions set forth in Section 860G(d) of the
Code).

     "Affiliate" shall mean, with respect to any specified Person, any other Person controlling or controlled by or under common control with such specified Person. For the purposes of this definition, "control" when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

     "Agreement" shall mean this Pooling and Servicing Agreement, as it may be amended, modified, supplemented or restated following the Closing Date.

     "A.M. Best" shall mean A.M. Best Company or its successor in interest.

     "Annual Accountants' Report" shall have the meaning assigned thereto in
Section 3.14.

     "Annual Performance Certification" shall have the meaning assigned thereto in Section 3.13.

     "Anticipated Repayment Date" shall mean, with respect to any ARD Loan, the date specified in the related Mortgage Note, as of which Post-ARD Additional Interest shall begin to accrue on such Mortgage Loan, which date is prior to the Stated Maturity Date for such Mortgage Loan.

     "Appraisal" shall mean, with respect to any Mortgaged Property or REO Property as to which an appraisal is required to be performed pursuant to the terms of this Agreement, a narrative appraisal complying with USPAP (or, in the case of a Mortgage Loan or an REO Mortgage Loan with a Stated Principal Balance as of the date of such appraisal of $2,000,000 or less, at the Special Servicer's option, either a limited appraisal and a summary report or an internal valuation prepared by the Special Servicer) that (i) indicates the "market value" of the subject property (within the meaning of 12 CFR ss. 225.62(g)) and (ii) is conducted by a Qualified Appraiser (except that, in the case of a Mortgage Loan or an REO Mortgage Loan with a Stated Principal Balance as of the date of such appraisal of $2,000,000 or less, at the Special Servicer's option, the appraiser may be an employee of the Special Servicer).

     "Appraisal Reduction Amount" shall mean, with respect to any Required Appraisal Loan, an amount (calculated as of the Determination Date immediately following the later of the date on which the most recent relevant Appraisal acceptable for purposes of Section 3.19(c) hereof was obtained by the Special Servicer pursuant to this Agreement and the date of the most recent Appraisal Trigger Event with respect to such Required Appraisal Loan) equal to the excess, if any, of:

          (1) the sum of (a) the Stated Principal Balance of such Required Appraisal Loan as of such Determination Date, (b) to the extent not previously advanced by or on behalf of the Master Servicer, the Trustee or any Fiscal Agent, all unpaid interest (net of Default Interest and, in the case of an ARD Loan after its Anticipated Repayment Date, Post-ARD Additional Interest) accrued on such Required Appraisal Loan through the most recent Due Date prior to such Determination Date, (c) all unpaid Special Servicing Fees accrued with respect to such Required Appraisal Loan, (d) all related unreimbursed Advances made by or on behalf of the Master Servicer, the Special Servicer, the Trustee or any Fiscal Agent with respect to such Required Appraisal Loan, together with all unpaid Advance Interest accrued on such Advances, and (e) all currently due but unpaid real estate taxes and assessments, insurance premiums and, if applicable, ground rents in respect of the related Mortgaged Property or REO Property, as applicable; over

          (2) the sum of (or in the case of the Crystal Pavilion/Petry Building Mortgage Loan or any successor REO Mortgage Loan, 16.79% of the sum of) (x) the excess, if any, of (i) 90% of the Appraised Value of the related Mortgaged Property or REO Property, as applicable, as determined by the most recent relevant Appraisal acceptable for purposes of Section 3.19(c) hereof, over (ii) the amount of any obligation(s) secured by any liens on such Mortgaged Property or REO Property, as applicable, that are prior to the lien of such Required Appraisal Loan, and (y) any Escrow Payments, Reserve Funds and/or Letters of Credit held by the Master Servicer or the Special Servicer (or, in the case of the Crystal Pavilion/Petry Building Mortgage Loan or any successor REO Mortgage Loan, otherwise for the benefit of the Trust) with respect to such Required Appraisal Loan, the related Mortgaged Property or any related REO Property (exclusive of any such Escrow Payments and Reserve Funds, the application of which was assumed in determining the Appraised Value of the related Mortgaged Property or REO Property, as applicable, referred to in clause (2)(x)(i) of this definition).

     Notwithstanding the foregoing, if (i) an Appraisal Trigger Event occurs with respect to any Mortgage Loan, (ii) either (A) no Appraisal has been obtained or conducted, as applicable in accordance with Section 3.19(c), with respect to the related Mortgaged Property during the 12-month period prior to the date of such Appraisal Trigger Event or (B) there shall have occurred since the date of the most recent Appraisal a material change in the circumstances surrounding the related Mortgaged

Property that would, in the Special Servicer's judgment, materially affect the value of the property, and (iii) no new Appraisal is obtained or conducted, as applicable in accordance with Section 3.19(c), within 60 days after such Appraisal Trigger Event, then (x) until such new Appraisal is obtained or conducted, as applicable in accordance with Section 3.19(c), the Appraisal Reduction Amount shall equal 25% of the Stated Principal Balance of such Required Appraisal Loan, and (y) upon receipt or performance, as applicable in accordance with Section 3.19(c), of such new Appraisal by the Special Servicer, the Appraisal Reduction Amount for such Required Appraisal Loan will be recalculated in accordance with the preceding sentence of this definition.

     "Appraisal Trigger Event" shall mean:

     (a) with respect to any Mortgage Loan (other than the Crystal Pavilion/Petry Building Mortgage Loan), any of the following events--

          (i) such Mortgage Loan becomes a Modified Mortgage Loan,

          (ii) any Monthly Payment with respect to such Mortgage Loan remains unpaid for 120 days past the Due Date for such payment,

          (iii) the passage of 60 days after the Special Servicer receives notice that the Borrower under such Mortgage Loan becomes the subject of bankruptcy, insolvency or similar proceedings,

          (iv) the passage of 60 days after the Special Servicer receives notice that a receiver or similar official is appointed with respect to the related Mortgaged Property, or

          (v) the related Mortgaged Property becomes an REO Property; and

     (b) with respect to the Crystal Pavilion/Petry Building Mortgage Loan, an "Appraisal Reduction Event" under the Series 2000-C1 PSA.

     "Appraised Value" shall mean, with respect to each Mortgaged Property or REO Property, the appraised value thereof (as is) based upon the most recent Appraisal obtained or conducted, as appropriate, pursuant to this Agreement (or, in the case of the Crystal Pavilion/Petry Building Mortgaged Property, otherwise on behalf of the Trust); provided, however, that, for purposes of this Agreement, no party hereto may rely on an Appraisal that is more than 12 months old (it being understood and agreed that this provision is not intended by itself to impose any separate obligation on any party hereto to periodically update Appraisals).

     "ARD Loan" shall mean a Mortgage Loan that provides for the accrual of Post-ARD Additional Interest thereon if such Mortgage Loan is not paid in full on or prior to its Anticipated Repayment Date.

     "Assignment of Leases" shall mean, with respect to any Mortgaged Property, any assignment of leases, rents and profits or similar document or instrument executed by the related Borrower in connection with the origination of the related Mortgage Loan, as such assignment may be amended, modified, renewed or extended through the date hereof and from time to time hereafter.

     "Assumed Monthly Payment" shall mean:

     (a) with respect to any Balloon Mortgage Loan delinquent in respect of its Balloon Payment beyond the Determination Date immediately following its scheduled maturity date (as such date may be extended in connection with a bankruptcy, insolvency or similar proceeding involving the related Borrower or by reason of a modification, waiver or amendment granted or agreed to by the Master Servicer or the Special Servicer pursuant to Section 3.20 or, in the case of the Crystal Pavilion/Petry Building Mortgage Loan, otherwise on behalf of the Trust), for that scheduled maturity date and for each subsequent Due Date as of which such Mortgage Loan remains outstanding and part of the Trust Fund, the scheduled monthly payment of principal and/or interest deemed to be due with respect to such Mortgage Loan on such Due Date equal to the amount that would have been due in respect thereof on such Due Date (other than any Default Interest) if such Mortgage Loan had been required to continue to accrue interest in accordance with its terms, and to pay principal in accordance with the amortization schedule (if any), in effect immediately prior to, and without regard to the occurrence of, such maturity date; and

     (b) with respect to any REO Mortgage Loan, for any Due Date as of which the related REO Property (or, in the case of any successor REO Mortgage Loan with respect to the Crystal Pavilion/Petry Building Mortgage Loan, the right to receive payments with respect thereto) remains part of the Trust Fund, the scheduled monthly payment of principal and/or interest deemed to be due in respect thereof on such Due Date equal to the Monthly Payment (or, in the case of a Balloon Mortgage Loan described in clause (a) of this definition, the Assumed Monthly Payment) that was due (or deemed due) with respect to the related Mortgage Loan on the last Due Date prior to its becoming an REO Mortgage Loan.

     "Balloon Mortgage Loan" shall mean any Mortgage Loan that by its original terms or by virtue of any modification entered into as of the Closing Date (or, in the case of a Replacement Mortgage Loan, as of the related date of substitution) provides for an amortization schedule extending beyond its Stated Maturity Date and as to which, in accordance with such terms, a Balloon Payment is due on its Stated Maturity Date.

     "Balloon Payment" shall mean any Monthly Payment payable on a Mortgage Loan at scheduled maturity that is at least six times as large as the normal Monthly Payment due on such Mortgage Loan.

     "Bankruptcy Code" shall mean the federal Bankruptcy Code, as amended from time to time (Title 11 of the United States Code).

     "Base Prospectus" shall mean that certain prospectus dated March 5, 2001, relating to trust funds established by the Depositor and publicly offered mortgage pass-through certificates evidencing interests therein.

     "Book-Entry Certificate" shall mean any Certificate registered in the name of the Depositary or its nominee.

     "Book-Entry Non-Registered Certificate" shall mean any Non-Registered Certificate that constitutes a Book-Entry Certificate.

     "Borrower" shall mean, individually and collectively, as the context may require, the obligor or obligors under a Mortgage Loan, including any Person that has not signed the related Mortgage Note but owns an interest in the related Mortgaged Property, which interest has been encumbered to secure such Mortgage Loan.

     "Brea Union Plaza Mortgage Loan" shall mean the Mortgage Loan secured by the Brea Union Plaza Mortgaged Property.

     "Brea Union Plaza Mortgaged Property" shall mean the Mortgaged Property identified on the Mortgage Loan Schedule as "Brea Union Plaza".

     "Breach" shall mean, with respect to any Mortgage Loan, any breach of representation or warranty made by a Mortgage Loan Seller pursuant to Section 4(b) or 4(d) of the related Mortgage Loan Purchase Agreement or, in the case of a Union Capital Mortgage Loan, made by Union Capital pursuant to Section 2 of the Union Capital Agreement or, in the case of a CSFB Mortgage Capital Mortgage Loan, made by CSFB Mortgage Capital pursuant to Section 2(b) or 2(c) of the CSFB Mortgage Capital Agreement.

     "Bridger" shall mean Bridger Commercial Realty Funding LLC or its successor in interest.

     "Business Day" shall mean any day other than a Saturday, a Sunday or a day on which banking institutions in New York, New York, Minneapolis, Minnesota, the city or cities in which the Primary Servicing Offices of the Master Servicer and the Special Servicer are located or the city in which the Corporate Trust Office of the Trustee is located, are authorized or obligated by law or executive order to remain closed.

     "Carryforward Interest Distribution Amount" shall:

          (a) with respect to any REMIC I Regular Interest for any Distribution Date, have the meaning assigned thereto in Section 2.09(g);

          (b) with respect to any REMIC II Regular Interest for any Distribution Date, have the meaning assigned thereto in Section 2.11(g);

          (c) with respect to any Group A-CP REMIC III Regular Interest, Group A-X REMIC III Regular Interest or Group A-Y REMIC III Regular Interest for any Distribution Date, have the meaning assigned thereto in Section 2.13(g); and

          (d) with respect to any Class of REMIC III Regular Interest Certificates for any Distribution Date, have the meaning assigned thereto in Section 2.13(g);

     "CERCLA" shall mean the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended.

     "Certificate" shall mean any one of the Depositor's Series 2001-CK1 Commercial Mortgage Pass-Through Certificates, as executed by the Trustee and authenticated and delivered hereunder by the Certificate Registrar.

     "Certificate Factor" shall mean, with respect to any Class of REMIC III Regular Interest Certificates, as of any date of determination, a fraction, expressed as a decimal carried to eight places, the numerator of which is the related Class Principal Balance or Class Notional Amount, as the case may be, then outstanding, and the denominator of which is the related Class Principal Balance or Class Notional Amount, as the case may be, outstanding as of the Closing Date.

     "Certificateholder" or "Holder" shall mean the Person in whose name a Certificate is registered in the Certificate Register, provided, however, that:
(i) neither a Disqualified Organization nor a Non-United States Tax Person shall be a "Holder" of, or a "Certificateholder" with respect to, a Class R Certificate for any purpose hereof; and (ii) solely for purposes of giving any consent, approval, direction or waiver pursuant to this Agreement that specifically relates to the rights, duties and/or obligations hereunder of any of the Depositor, the Master Servicer, the Special Servicer, the Trustee or any Fiscal Agent in its respective capacity as such (other than any consent, approval or waiver contemplated by any of Sections 3.23, 3.24 and 3.25), any Certificate registered in the name of such party or in the name of any Affiliate thereof shall be deemed not to be outstanding, and the Voting Rights to which it is entitled shall not be taken into account in determining whether the requisite percentage of Voting Rights necessary to effect any such consent, approval or waiver that specifically relates to such party has been obtained. The Certificate Registrar shall be entitled to request and conclusively rely upon a certificate of the Depositor, the Master Servicer or the Special Servicer in determining whether a Certificate is registered in the name of an Affiliate of such Person. All references herein to "Certificateholders" or "Holders" shall reflect the rights of Certificate Owners only insofar as they may indirectly exercise such rights through the Depositary and the Depositary Participants (except as otherwise specified herein), it being herein acknowledged and agreed that the parties hereto shall be required to recognize as a "Certificateholder" or "Holder" only the Person in whose name a Certificate is registered in the Certificate Register.

     "Certificateholder Reports" shall mean, collectively, the Trustee Report and the CMSA Investor Reporting Package.

     "Certificate Notional Amount" shall mean, with respect to any Interest Only Certificate, as of any date of determination, the then notional principal amount on which such Certificate accrues interest, equal to the product of (a) the then Certificate Factor for the Class of Interest Only Certificates to which such Certificate belongs, multiplied by (b) the amount specified on the face of such Certificate as the initial Certificate Notional Amount thereof.

     "Certificate Owner" shall mean, with respect to any Book-Entry Certificate, the Person who is the beneficial owner of such Certificate as reflected on the books of the Depositary or on the books of a Depositary Participant or on the books of an indirect participating brokerage firm for which a Depositary Participant acts as agent.

     "Certificate Principal Balance" shall mean, with respect to any Principal Balance Certificate, as of any date of determination, the then outstanding principal amount of such Certificate equal to the product of (a) the then Certificate Factor for the Class of Principal Balance Certificates to which such Certificate belongs, multiplied by (b) the amount specified on the face of such Certificate as the initial Certificate Principal Balance thereof.

     "Certificate Register" and "Certificate Registrar" shall mean the register maintained and the registrar appointed pursuant to Section 5.02.

     "Class" shall mean, collectively, all of the Certificates bearing the same alphabetic and, if applicable, numeric class designation and having the same payment terms. The respective Classes of Certificates are designated in Section 2.08(a).

     "Class A-P&I Certificate" shall mean any of the Certificates designated as such in Section 2.08(b).

     "Class A-1" shall, when combined with any other capitalized term defined in this Agreement, mean of or relating to the Class A-1 Certificates.

     "Class A-1 Certificate" shall mean any of the Certificates that collectively constitute the Class bearing the alphanumeric class designation "A-1".

     "Class A-2" shall, when combined with any other capitalized term defined in this Agreement, mean of or relating to the Class A-2 Certificates.

     "Class A-2 Certificate" shall mean any of the Certificates that collectively constitute the Class bearing the alphanumeric class designation "A-2".

     "Class A-3" shall, when combined with any other capitalized term defined in this Agreement, mean of or relating to the Class A-3 Certificates.

     "Class A-3 Certificate" shall mean any of the Certificates that collectively constitute the Class bearing the alphanumeric class designation "A-3".

     "Class A-CP" shall, when combined with any other capitalized term defined in this Agreement, mean of or relating to the Class A-CP Certificates.

     "Class A-CP Certificate" shall mean any of the Certificates that collectively constitute the Class bearing the alphabetic class designation "A-CP".

     "Class A-X" shall, when combined with any other capitalized term defined in this Agreement, mean of or relating to the Class A-X Certificates.

     "Class A-X Certificate" shall mean any of the Certificates that collectively constitute the Class bearing the alphabetic class designation "A-X".

     "Class A-Y" shall, when combined with any other capitalized term defined in this Agreement, mean of or relating to the Class A-Y Certificates.

     "Class A-Y Certificate" shall mean any of the Certificates that collectively constitute the Class bearing the alphabetic class designation "A-Y".

     "Class B" shall, when combined with any other capitalized term defined in this Agreement, mean of or relating to the Class B Certificates.

     "Class B Certificate" shall mean any of the Certificates that collectively constitute the Class bearing the alphabetic class designation "B".

     "Class C" shall, when combined with any other capitalized term defined in this Agreement, mean of or relating to the Class C Certificates.

     "Class C Certificate" shall mean any of the Certificates that collectively constitute the Class bearing the alphabetic class designation "C".

     "Class D" shall, when combined with any other capitalized term defined in this Agreement, mean of or relating to the Class D Certificates.

     "Class D Certificate" shall mean any of the Certificates that collectively constitute the Class bearing the alphabetic class designation "D".

     "Class E" shall, when combined with any other capitalized term defined in this Agreement, mean of or relating to the Class E Certificates.

     "Class E Certificate" shall mean any of the Certificates that collectively constitute the Class bearing the alphabetic class designation "E".

     "Class F" shall, when combined with any other capitalized term defined in this Agreement, mean of or relating to the Class F Certificates.

     "Class F Certificate" shall mean any of the Certificates that collectively constitute the Class bearing the alphabetic class designation "F".

     "Class G" shall, when combined with any other capitalized term defined in this Agreement, mean of or relating to the Class G Certificates.

     "Class G Certificate" shall mean any of the Certificates that collectively constitute the Class bearing the alphabetic class designation "G".

     "Class H" shall, when combined with any other capitalized term defined in this Agreement, mean of or relating to the Class H Certificates.

     "Class H Certificate" shall mean any of the Certificates that collectively constitute the Class bearing the alphabetic class designation "H".

     "Class J" shall, when combined with any other capitalized term defined in this Agreement, mean of or relating to the Class J Certificates.

     "Class J Certificate" shall mean any of the Certificates that collectively constitute the Class bearing the alphabetic class designation "J".

     "Class K" shall, when combined with any other capitalized term defined in this Agreement, mean of or relating to the Class K Certificates.

     "Class K Certificate" shall mean any of the Certificates that collectively constitute the Class bearing the alphabetic class designation "K".

     "Class L" shall, when combined with any other capitalized term defined in this Agreement, mean of or relating to the Class L Certificates.

     "Class L Certificate" shall mean any of the Certificates that collectively constitute the Class bearing the alphabetic class designation "L".

     "Class M" shall, when combined with any other capitalized term defined in this Agreement, mean of or relating to the Class M Certificates.

     "Class M Certificate" shall mean any of the Certificates that collectively constitute the Class bearing the alphabetic class designation "M".

     "Class N" shall, when combined with any other capitalized term defined in this Agreement, mean of or relating to the Class N Certificates.

     "Class N Certificate" shall mean any of the Certificates that collectively constitute the Class bearing the alphabetic class designation "N".

     "Class Notional Amount" shall mean the aggregate hypothetical or notional amount on which any Class of Interest Only Certificates accrues interest from time to time, as calculated in accordance with Section 2.13(e).

     "Class O" shall, when combined with any other capitalized term defined in this Agreement, mean of or relating to the Class O Certificates.

     "Class O Certificate" shall mean any of the Certificates that collectively constitute the Class bearing the alphabetic class designation "O".

     "Class Principal Balance" shall mean the aggregate principal balance outstanding from time to time of any Class of Principal Balance Certificates, as calculated in accordance with Section 2.13(e).

     "Class R" shall, when combined with any other capitalized term defined in this Agreement, mean of or relating to the Class R Certificates.

     "Class R Certificate" shall mean any of the Certificates that collectively constitute the Class bearing the alphabetic class designation "R".

     "Class V" shall, when combined with any other capitalized term defined in this Agreement, mean of or relating to the Class V Certificates.

     "Class V Certificate" shall mean any of the Certificates that collectively constitute the Class bearing the alphabetic class designation "V".

     "Class V Sub-Account" shall mean a sub-account of the Distribution Account established pursuant to Section 3.04(b), which sub-account shall constitute an asset of the Trust Fund and Grantor Trust V, but not an asset of any REMIC Pool.

     "Clearstream" shall mean Clearstream International or any successor.

     "Closing Date" shall mean March 16, 2001.

     "CMSA" shall mean the Commercial Mortgage Securities Association, or any association or organization that is a successor thereto. If neither such association nor any successor remains in existence, "CMSA" shall be deemed to refer to such other association or organization as may exist whose principal membership consists of servicers, trustees, issuers, placement agents and underwriters generally involved in the commercial mortgage loan securitization industry, which is the principal such association or organization in the commercial mortgage loan securitization industry and one of whose principal purposes is the establishment of industry standards for reporting transaction-specific information relating to commercial mortgage pass-through certificates and commercial mortgage-backed bonds and the commercial mortgage loans and foreclosed properties underlying or backing them to investors holding or owning such certificates or bonds, and any successor to such other association or organization. If an organization or association described in one of the preceding sentences of this definition does not exist, "CMSA" shall be deemed to refer to such other association or organization as shall be selected by the Master Servicer and reasonably acceptable to the Trustee, the Special Servicer and the Controlling Class Representative.

     "CMSA Bond Level File" shall mean the monthly report substantially in the form of, and containing the information called for in, the downloadable form of the "Bond Level File" available as of the Closing Date on the CMSA Website, or such other form for the presentation of such information and containing such additional information as may from time to time be recommended by the CMSA for commercial mortgage securities transactions generally and, insofar as it requires the presentation of information in addition to that called for by the form of the "Bond Level File" available as of the Closing Date on the CMSA Website, is reasonably acceptable to the Trustee.

     "CMSA Collateral Summary File" shall mean the report substantially in the form of, and containing the information called for in, the downloadable form of the "Collateral Summary File" available as of the Closing Date on the CMSA Website, or such other form for the presentation of such information and containing such additional information as may from time to time be recommended by the CMSA for commercial mortgage securities transactions generally and, insofar as it requires the presentation of information in addition to that called for by the form of the "Collateral Summary File" available as of the Closing Date on the CMSA Website, is reasonably acceptable to the Trustee.

     "CMSA Comparative Financial Status Report" shall mean a report substantially in the form of, and containing the information called for in, the downloadable form of the "Comparative Financial Status Report" available as of the Closing Date on the CMSA Website, or such other form for the presentation of such information as may from time to time be recommended by the CMSA for commercial mortgage securities transactions generally and, insofar as it requires the presentation of information in addition to that called for by the form of the "Comparative Financial Status Report" available as of the Closing Date on the CMSA Website, is reasonably acceptable to the Master Servicer or the Special Servicer, as applicable, and in any event, setting forth, among other things, (a) the occupancy and debt service coverage ratio for each Mortgage Loan or related Mortgaged Property, as applicable, as of the date of the latest financial information (covering no less than twelve (12) consecutive months) available immediately preceding the preparation of such report; and (b) the revenue, expense and net operating income or net cash flow for each of the following periods (to the extent such information is in the Master Servicer's or the Special Servicer's possession or under its control): (i) the most current available year-to-date, (ii) each of the previous two (2) full fiscal years stated separately; and (iii) the "base year" (representing, in the case of any Original Mortgage Loan, the original analysis of information used as of the Due Date for such Mortgage Loan in March 2001). For the purposes of the production by Master Servicer or the Special Servicer of any such report that is required to state information with respect to any Original Mortgage Loan for any period prior to the related Due Date in March 2001, the Master Servicer or the Special Servicer, as the case may be, may conclusively rely (without independent verification), absent manifest error, on information provided to it by the related Mortgage Loan Seller, by the related Borrower or (x) in the case of such a report produced by the Master Servicer, by the Special Servicer (if other than the Master Servicer or an Affiliate thereof) and (y) in the case of such a report produced by the Special Servicer, by the Master Servicer (if other than the Special Servicer or an Affiliate thereof).

     "CMSA Delinquent Loan Status Report" shall mean a report substantially in the form of, and containing the information called for in, the downloadable form of the "Delinquent Loan Status Report" available as of the Closing Date on the CMSA Website, or such other form for the presentation of such information and containing such additional information as may from time to time be recommended by the CMSA for commercial mortgage securities transactions generally and, insofar as it requires the presentation of information in addition to that called for by the form of the "Delinquent Loan Status Report" available as of the Closing Date on the CMSA Website, is reasonably acceptable to the Master Servicer or the Special Servicer, as applicable.

     "CMSA Financial File" shall mean a report substantially in the form of, and containing the information called for in, the downloadable form of the "Financial File" available as of the Closing Date on the CMSA Website, or such other form for the presentation of such information and containing such additional information as may from time to time be recommended by the CMSA for commercial mortgage securities transactions generally and, insofar as it requires the presentation of information in addition to that called for by the form of the "Financial File" available as of the Closing Date on the CMSA Website, is reasonably acceptable to the Master Servicer or the Special Servicer, as applicable.

     "CMSA Historical Liquidation Report" shall mean a report substantially in the form of, and containing the information called for in, the downloadable form of the "Historical Liquidation Report" available as of the Closing Date on the CMSA Website, or such other form for the presentation of such information and containing such additional information as may from time to time be recommended by the CMSA for commercial mortgage securities transactions generally and, insofar as it requires the presentation of information in addition to that called for by the form of the "Historical Liquidation Report" available as of the Closing Date on the CMSA Website, is reasonably acceptable to the Master Servicer or the Special Servicer, as applicable.

     "CMSA Historical Loan Modification Report" shall mean a report substantially in the form of, and containing the information called for in, the downloadable form of the "Historical Loan Modification Report" available as of the Closing Date on the CMSA Website, or such other form for the presentation of such information and containing such additional information as may from time to time be recommended by the CMSA for commercial mortgage securities transactions generally and, insofar as it requires the presentation of information in addition to that called for by the form of the "Historical Loan Modification Report" available as of the Closing Date on the CMSA Website, is reasonably acceptable to the Master Servicer or the Special Servicer, as applicable.

     "CMSA Investor Reporting Package" shall mean, collectively:

          (a) the following six electronic files: (i) CMSA Loan Setup File, (ii) CMSA Loan Periodic Update File, (iii) CMSA Property File, (iv) CMSA Bond Level File, (v) CMSA Financial File and (vi) CMSA Collateral Summary File; and

          (b) the following eight supplemental reports: (i) CMSA Delinquent Loan Status Report, (ii) CMSA Historical Loan Modification Report, (iii) CMSA Historical Liquidation Report, (iv) CMSA REO Status Report, (v) CMSA Operating Statement Analysis Report, (vi) CMSA Comparative Financial Status Report, (vii) Servicer Watch List and (viii) CMSA NOI Adjustment Worksheet.

     "CMSA Loan Periodic Update File" shall mean the monthly report substantially in the form of, and containing the information called for in, the downloadable form of the "Loan Periodic Update File" available as of the Closing Date on the CMSA Website, or such other form for the presentation of such information and containing such additional information as may from time to time be recommended by the CMSA for commercial mortgage securities transactions generally and, insofar as it requires the presentation of information in addition to that called for by the form of the "Loan Periodic Update File" available as of the Closing Date on the CMSA Website, is reasonably acceptable to the Master Servicer or the Special Servicer, as applicable, and the Trustee.

     "CMSA Loan Setup File" shall mean the report substantially in the form of, and containing the information called for in, the downloadable form of the "Loan Setup File" available as of the Closing Date on the CMSA Website, or such other form for the presentation of such information and containing such additional information as may from time to time be recommended by the CMSA for commercial mortgage securities transactions generally and, insofar as it requires the presentation of information in addition to that called for by the form of the "Loan Setup File" available as of the Closing Date on the CMSA Website, is reasonably acceptable to the Master Servicer or the Special Servicer, as applicable, and the Trustee.

     "CMSA NOI Adjustment Worksheet" shall mean a report substantially in the form of, and containing the information called for in, the downloadable form of the "NOI Adjustment Worksheet" available as of the Closing Date on the CMSA Website, or such other form for the presentation of such information and containing such additional information as may from time to time be recommended by the CMSA for commercial mortgage securities transactions generally and, insofar as it requires the presentation of information in addition to that called for by the form of the "NOI Adjustment Worksheet" available as of the Closing Date on the CMSA Website, is acceptable to the Master Servicer or the Special Servicer, as applicable, and in any event, shall present the computations made in accordance with the methodology described in such form to "normalize" the full year net operating income and debt service coverage numbers used in the other reports required by this Agreement.

     "CMSA Operating Statement Analysis Report" shall mean a report substantially in the form of, and containing the information called for in, the downloadable form of the "Operating Statement Analysis Report" available as of the Closing Date on the CMSA Website or in such other form for the presentation of such information and containing such additional information as may from time to time be recommended by the CMSA for commercial mortgage-backed securities transactions generally and, insofar as it requires the presentation of information in addition to that called for by the form of the "Operating Statement Analysis Report" available as of the Closing Date on the CMSA Website, is reasonably acceptable to the Master Servicer.

     "CMSA Property File" shall mean a report substantially in the form of, and containing the information called for in, the downloadable form of the "Property File" available as of the Closing Date on the CMSA Website, or such other form for the presentation of such information and containing such additional information as may from time to time be recommended by the CMSA for commercial mortgage securities transactions generally and, insofar as it requires the presentation of information in addition to that called for by the form of the "Property File" available as of the Closing Date on the CMSA Website, is reasonably acceptable to the Master Servicer or the Special Servicer, as applicable.

     "CMSA REO Status Report" shall mean a report substantially in the form of, and containing the information called for in, the downloadable form of the "REO Status Report" available as of the Closing Date on the CMSA Website, or in such other form for the presentation of such information and containing such additional information as may from time to time be recommended by the CMSA for commercial mortgage securities transactions generally and, insofar as it requires the presentation of information in addition to that called for by the form of the "REO Status Report" available as of the Closing Date on the CMSA Website, is reasonably acceptable to the Master Servicer or the Special Servicer, as applicable.

     "CMSA Servicer Watch List" shall mean, for any Determination Date, a report substantially in the form of, and containing the information called for in, the downloadable form of the "Servicer Watch List" available as of the Closing Date on the CMSA Website, or in such other form for the presentation of such information and containing such additional information as may from time to time be recommended by the CMSA for commercial mortgage securities transactions generally and, insofar as it requires the presentation of information in addition to that called for by the form of the "Servicer Watch List" available as of the Closing Date on the CMSA Website, is reasonably acceptable to the Master Servicer or Special Servicer, as applicable, and in any event, which report shall identify all Performing Mortgage Loans that constitute one of the following types of Mortgage Loans as of such Determination Date: (i) a Mortgage Loan that has a then current debt service coverage ratio that is less than 1.10x; (ii) a Mortgage Loan as to which any required inspection of the related Mortgaged Property conducted by the Master Servicer indicates, or the Master Servicer otherwise has actual knowledge of, a problem that the Master Servicer determines can reasonably be expected to materially adversely affect the cash flow generated by such Mortgaged Property; (iii) a Mortgage Loan as to which the Master Servicer has actual knowledge of material damage or waste at the related Mortgaged Property; (iv) a Mortgage Loan as to which it has come to the Master Servicer's attention in the performance of its duties under this Agreement (without any expansion of such duties by reason thereof) that any tenant or tenants occupying 25% or more of the space in, or responsible for 20% or more of total rental revenue from, the related Mortgaged Property (A) has or have vacated such space (without being replaced by a comparable tenant and lease) or
(B) has or have declared bankruptcy; (v) a Mortgage Loan that is at least 30 days delinquent in payment (without regard to any grace period); (vi) a Mortgage Loan as to which the net operating income as stated in the most recent twelve-month operating statement has decreased 25% or more from the net operating income at origination; and (vii) a Mortgage Loan that is within 60 days of maturity.

     "CMSA Website" shall mean the CMSA's Website located at "www.cmsacmbs.org" or such other primary website as the CMSA may establish for dissemination of its report forms.

     "Code" shall mean the Internal Revenue Code of 1986 and regulations promulgated thereunder, including proposed regulations to the extent that, by reason of their proposed effective date, could, as of the date of any determination or opinion as to the tax consequences of any action or proposed action or transaction, be applied to the Trust or the Certificates.

     "Collection Account" shall mean the segregated account or accounts created and maintained by the Master Servicer, pursuant to Section 3.04(a), in trust for the Certificateholders, which shall be entitled "KeyCorp Real Estate Capital Markets, Inc. d/b/a Key Commercial Mortgage [or the name of any successor Master Servicer], as Master Servicer, in trust for the registered holders of Credit Suisse First Boston Mortgage Securities Corp., Commercial Mortgage Pass-Through Certificates, Series 2001-CK1, Collection Account".

     "Collection Period" shall mean, with respect to any Distribution Date, the period commencing immediately following the Determination Date in the calendar month preceding the month in which such Distribution Date occurs (or, in the case of the initial Distribution Date, commencing as of the Closing Date) and ending on and including the Determination Date in the calendar month in which such Distribution Date occurs.

     "Column" shall have the meaning assigned thereto in the Preliminary Statement to this Agreement.

     "Column Mortgage Loan Purchase Agreement" shall have the meaning assigned thereto in the Preliminary Statement to this Agreement.

     "Commission" shall mean the Securities and Exchange Commission or any successor thereto.

     "Compensating Interest Payment" shall mean, with respect to any Distribution Date, any payment made by the Master Servicer pursuant to Section 3.19(a) to cover Prepayment Interest Shortfalls incurred during the related Collection Period.

     "Component" shall mean any of the components of a Class of Interest Only Certificates, which components are: (a) in the case of the Class A-CP Certificates, the respective Group A-CP REMIC III Regular Interests; (b) in the case of the Class A-X Certificates, the respective Group A-X REMIC III Regular Interests; and (c) in the case of the Class A-Y Certificates, the respective Group A-Y REMIC III Regular Interests.

     "Component Notional Amount" shall mean the hypothetical or notional amount on which any Group A-CP REMIC III Regular Interest, Group A-X REMIC III Regular Interest or Group A-Y REMIC III Regular Interest accrues interest from time to time, as calculated in accordance with Section 2.13(e).

     "Condemnation Proceeds" shall mean all cash amounts actually received by the Trust or by the Master Servicer or Special Servicer on its behalf in connection with the taking of all or a part of a Mortgaged Property by exercise of the power of eminent domain or condemnation, exclusive of any portion thereof required to be released to the related Borrower or any other third-party in accordance with applicable law and/or the terms and conditions of the related Mortgage Loan Documents or any other applicable document.

     "Confidential Offering Circular" shall mean the final Confidential Offering Circular dated March 5, 2001, relating to certain classes of the Non-Registered Certificates delivered by the Depositor to CSFBC as of the Closing Date.

     "Controlling Class" shall mean, as of any date of determination, the Class of Principal Balance Certificates with the lowest payment priority pursuant to Sections 4.01(a) and 4.01(b), that has a then outstanding Class Principal Balance that is not less than 25% of its initial Class Principal Balance; provided that, if no Class of Principal Balance Certificates has a Class Principal Balance that satisfies the foregoing requirement, then the Controlling Class shall be the Class of Principal Balance Certificates with the lowest payment priority pursuant to Sections 4.01(a) and 4.01(b), that has a then outstanding Class Principal Balance greater than zero. For purposes of this definition, all of the Class A-P&I Certificates shall be treated as a single Class and, if appropriate under the terms of this definition, shall collectively constitute the Controlling Class.

     "Controlling Class Certificateholder" shall mean any Holder of Certificates of the Controlling Class.

     "Controlling Class Representative" shall have the meaning assigned thereto in Section 3.23(a).

     "Corporate Trust Office" shall mean the principal corporate trust office of the Trustee at which at any particular time its corporate trust business with respect to this Agreement shall be administered, which office at the date of the execution of this Agreement is located at 11000 Broken Land Parkway, Columbia, Maryland 21044-3562, Attention: Corporate Trust Administration/Credit Suisse First Boston Mortgage Securities Corp., Series 2001-CK1.

     "Corrected Mortgage Loan" shall mean any Mortgage Loan that had been a Specially Serviced Mortgage Loan but as to which all Servicing Transfer Events have ceased to exist.

     "Corresponding Class of Principal Balance Certificates" shall mean, with respect to any REMIC II Regular Interest, the Class of Principal Balance Certificates that has an alphabetic and, if applicable, numeric class designation that is the same as the alphabetic and, if applicable, numeric designation for such REMIC II Regular Interest; provided that the Class A-3 Certificates shall be the Corresponding Class of Principal Balance Certificates with respect to each of REMIC II Regular Interest A-3-1 and REMIC II Regular Interest A-3-2.

     "Corresponding Group A-CP REMIC III Regular Interest" shall mean, with respect to any REMIC II Regular Interest, the Group A-CP REMIC III Regular Interest that has an alphabetic and, if applicable, numeric designation that, with the deletion of "A-CP-", is the same as the alphabetic and, if applicable, numeric designation for such REMIC II Regular Interest.

     "Corresponding Group A-X REMIC III Regular Interest" shall mean, with respect to any REMIC II Regular Interest, the Group A-X REMIC III Regular Interest that has an alphabetic and, if applicable, numeric designation that, with the deletion of "A-X-", is the same as the alphabetic and, if applicable, numeric designation for such REMIC II Regular Interest.

     "Corresponding Group A-Y REMIC III Regular Interest" shall mean, with respect to any REMIC II Regular Interest, the Group A-Y REMIC III Regular Interest that has an alphabetic and, if applicable, numeric designation that, with the deletion of "A-Y-", is the same as the alphabetic and, if applicable, numeric designation for such REMIC II Regular Interest.

     "Corresponding REMIC II Regular Interest" shall mean: (a) with respect to any Class of Principal Balance Certificates, the REMIC II Regular Interest that has an alphabetic and, if applicable, numeric designation that is the same as the alphabetic and, if applicable, numeric Class designation for such Class of Principal Balance Certificates (provided that each of REMIC II Regular Interest A-3-1 and REMIC II Regular Interest A-3-2 shall be a Corresponding REMIC II Regular Interest with respect to the Class A-3 Certificates); (b) with respect to any Group A-CP REMIC III Regular Interest, the REMIC II Regular Interest that has an alphabetic and, if applicable, numeric designation that, when preceded by "A-CP-", is the same as the alphabetic and, if applicable, numeric designation for such Group A-CP REMIC III Regular Interest; (c) with respect to any Group A-X REMIC III Regular Interest, the REMIC II Regular Interest that has an alphabetic and, if applicable, numeric designation that, when preceded by "A-X-", is the same as the alphabetic and, if applicable, numeric designation for such Group A-X REMIC III Regular Interest; and (d) with respect to any Group A-Y REMIC III Regular Interest, the REMIC II Regular Interest that has an alphabetic and, if applicable, numeric designation that, when preceded by "A-Y-", is the same as the alphabetic and, if applicable, numeric designation for such Group A-Y REMIC III Regular Interest.

     "Cross-Collateralized Group" shall mean any group of Mortgage Loans that is cross-defaulted and cross-collateralized with each other.

     "Cross-Collateralized Mortgage Loan" shall mean any Mortgage Loan, that is, by its terms, cross-defaulted and cross-collateralized with any other Mortgage Loan.

     "Crystal Pavilion/Petry Building Co-Lender Agreement" shall mean the Co-Lender Agreement dated as of July 11, 2000, between CSFB Mortgage Capital and Wells Fargo, as trustee under the Series 2000-C1 PSA, together with the Crystal Pavilion/Petry Building Supplemental Co-Lender Agreement.

     "Crystal Pavilion/Petry Building Lead Lender" shall mean the party designated as "Lead Lender" under the Crystal Pavilion/Petry Building Co-Lender Agreement, which, as of the Closing Date, is Wells Fargo, as trustee under the Series 2000-C1 PSA.

     "Crystal Pavilion/Petry Building Mortgage Loan" shall mean the Mortgage Loan secured by the Crystal Pavilion/Petry Building Mortgaged Property.

     "Crystal Pavilion/Petry Building Mortgaged Property" shall mean the Mortgaged Property identified on the Mortgage Loan Schedule as "Crystal Pavilion/Petry Building".

     "Crystal Pavilion/Petry Building Other Loans" shall mean the three mortgage loans not included in the Trust Fund that are secured by the Crystal Pavilion/Petry Building Mortgaged Property and are pari passu in right of payment with the Crystal Pavilion/Petry Building Mortgage Loan.

     "Crystal Pavilion/Petry Building Supplemental Co-Lender Agreement" shall mean the Supplemental Co-Lender Agreement dated as of March 1, 2001, between Wells Fargo, as trustee under the Series 2000-C1 PSA, CapMark Services, L.P., as servicer under the Series 2000-C1 PSA, the Trustee and the Master Servicer.

     "CSFBC" shall mean Credit Suisse First Boston Corporation or its successor in interest.

     "CSFB Mortgage Capital" shall mean Credit Suisse First Boston Mortgage Capital, LLC or its successor in interest.

     "CSFB Mortgage Capital Agreement" shall mean, with respect to each CSFB Mortgage Capital Mortgage Loan, the Seller's Warranty Certificate dated as of March 2, 2001, executed and delivered by CSFB Mortgage Capital in favor of Column.

     "CSFB Mortgage Capital Mortgage Loan" shall mean any Column Mortgage Loan originated by CSFB Mortgage Capital.

     "Current Interest Distribution Amount" shall:

          (a) with respect to any REMIC I Regular Interest for any Distribution Date, have the meaning assigned thereto in Section 2.09(g);

          (b) with respect to any REMIC II Regular Interest for any Distribution Date, have the meaning assigned thereto in Section 2.11(g);

          (c) with respect to any Group A-CP REMIC III Regular Interest, Group A-X REMIC III Regular Interest or Group A-Y REMIC III Regular Interest for any Distribution Date, have the meaning assigned thereto in Section 2.13(g); and

          (d) with respect to any Class of REMIC III Regular Interest Certificates for any Distribution Date, have the meaning assigned thereto in Section 2.13(g).

     "Custodian" shall mean a Person who is at any time appointed by the Trustee pursuant to Section 8.11 as a document custodian for the Mortgage Files.

     "Cut-off Date" shall mean, individually and collectively, the respective Due Dates for the Original Mortgage Loans in March 2001.

     "Cut-off Date Principal Balance" shall mean, with respect to any Original Mortgage Loan, the outstanding principal balance of such Mortgage Loan as of its Due Date in March 2001, after application of all payments of principal due on or before such date, whether or not received.

     "Default Charges" shall mean Default Interest and/or late payment charges that are paid or payable, as the context may require, in respect of any Mortgage Loan or REO Mortgage Loan.

     "Default Interest" shall mean, with respect to any Mortgage Loan (or successor REO Mortgage Loan), any amounts collected thereon, other than late payment charges, Prepayment Premiums or Yield Maintenance Charges, that represent interest (exclusive, if applicable, of Post-ARD Additional Interest) in excess of interest accrued on the principal balance of such Mortgage Loan (or REO Mortgage Loan) at the related Mortgage Rate, such excess interest arising out of a default under such Mortgage Loan.

     "Defaulted Mortgage Loan" shall mean a Specially Serviced Mortgage Loan (i) that is delinquent in an amount equal to at least two Monthly Payments (not including the Balloon Payment, if any) or is delinquent 30 days or more in respect of its Balloon Payment, in either case with such delinquency to be determined without giving effect to any grace period permitted by the related Mortgage or Mortgage Note and without regard to any acceleration of payments under the related Mortgage and Mortgage Note, or (ii) as to which the Special Servicer (or, in the case of the Crystal Pavilion/Petry Building Mortgage Loan, the Crystal Pavilion/Petry Building Lead Lender or its servicing agent) has, by written notice to the related Borrower, accelerated the maturity of the indebtedness evidenced by the related Mortgage Note.

     "Defaulting Party" shall have the meaning assigned thereto in Section 7.01(b).

     "Defective Mortgage Loan" shall mean any Mortgage Loan as to which there exists a Material Breach or a Material Document Defect that was not cured in all material respects within the Initial Resolution Period and any applicable Resolution Extension Period.

     "Definitive Certificate" shall have the meaning assigned thereto in Section 5.03(a).

     "Deleted Mortgage Loan" shall mean a Defective Mortgage Loan that is repurchased from the Trust or replaced with one or more Replacement Mortgage Loans, in either case as contemplated by Section 2.03.

     "Depositor" shall have the meaning assigned thereto in the Preliminary Statement to this Agreement.

     "Depositary" shall mean The Depository Trust Company, or any successor depositary hereafter named as contemplated by Section 5.03(c). The nominee of the initial Depositary for purposes of registering those Certificates that are to be Book-Entry Certificates, is Cede & Co. The Depositary shall at all times be a "clearing corporation" as defined in Section 8-102(3) of the Uniform Commercial Code of the State of New York and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act.

     "Depositary Participant" shall mean a broker, dealer, bank or other financial institution or other Person for whom from time to time the Depositary effects book-entry transfers and pledges of securities deposited with the Depositary.

     "Designated Sub-Servicer" shall mean any Sub-Servicer set forth on Exhibit L hereto and any successor thereto under the related Sub-Servicing Agreement.

     "Designated Sub-Servicer Agreement" shall mean any Sub-Servicing Agreement between a Designated Sub-Servicer and the Master Servicer.

     "Determination Date" shall mean, with respect to any calendar month, commencing in April 2001, the 11th day of such month (or, if such 11th day is not a Business Day, the next succeeding Business Day). Each Determination Date will relate to the Distribution Date in the same calendar month.

     "Directly Operate" shall mean, with respect to any REO Property, the furnishing or rendering of services to the tenants thereof, the management or operation of such REO Property, the holding of such REO Property primarily for sale to customers (other than the sale of REO Property pursuant to Section 3.18(d)), the performance of any construction work thereon or any use of such REO Property in a trade or business conducted by the Trust other than through an Independent Contractor; provided, however, that the Special Servicer (or any Sub-Servicer on behalf of the Special Servicer) shall not be considered to Directly Operate an REO Property solely because the Special Servicer (or any Sub-Servicer on behalf of the Special Servicer) establishes rental terms, chooses tenants, enters into or renews leases, deals with taxes and insurance, or makes decisions as to repairs or capital expenditures with respect to such REO Property.

     "Discount Rate" shall have the meaning assigned thereto in Section 4.01(d).

     "Disqualified Organization" shall mean any of the following: (i) the United States or a possession thereof, any State or any political subdivision thereof, or any agency or instrumentality of any of the foregoing (other than an instrumentality which is a corporation if all of its activities are subject to tax and, except for Freddie Mac, a majority of its board of directors is not selected by any such governmental unit), (ii) a foreign government, international organization, or any agency or instrumentality of either of the foregoing, (iii) any organization (except certain farmers' cooperatives described in Section 521 of the Code) which is exempt from the tax imposed by Chapter 1 of the Code (unless such organization is subject to the tax imposed by Section 511 of the Code on unrelated business taxable income), (iv) rural electric and telephone cooperatives described in Section 1381 of the Code or (v) any other Person so designated by the Trustee, based upon an Opinion of Counsel delivered to the Trustee to the effect that the holding of an Ownership Interest in a Class R Certificate by such Person may cause the Trust or any Person having an Ownership Interest in any Class of Certificates, other than such Person, to incur a liability for any federal tax imposed under the Code that would not otherwise be imposed but for the Transfer of an Ownership Interest in a Class R Certificate to such Person. The terms "United States", "State" and "international organization" shall have the meanings set forth in Section 7701 of the Code or successor provisions.

     "Distribution Account" shall mean the segregated account or accounts created and maintained by the Trustee, pursuant to Section 3.04(b), in trust for the Certificateholders, which shall be entitled "Wells Fargo Bank Minnesota, N.A. [or the name of any successor Trustee], as Trustee, in trust for the registered holders of Credit Suisse First Boston Mortgage Securities Corp., Commercial Mortgage Pass-Through Certificates, Series 2001-CK1, Distribution Account".

     "Distribution Date" shall mean, with respect to any calendar month, commencing in April 2001, the 18th calendar day of such month (or, if such 18th calendar day is not a Business Day, the Business Day immediately following).

     "Document Defect" shall mean, with respect to any Mortgage Loan, that any document required to be part of the related Mortgage File has not been properly executed, is missing, contains information that does not conform in any material respect with the corresponding information set forth in the Mortgage Loan Schedule (and the terms of such document have not been modified by written instrument contained in the related Mortgage File), or does not appear to be regular on its face.

     "Due Date" shall mean with respect to any Mortgage Loan (and any successor REO Mortgage Loan), the day of the month set forth in the related Mortgage Note on which each Monthly Payment on such Mortgage Loan is first scheduled to be due (without regard to any applicable grace period).

     "EDGAR" shall mean the Electronic Data Gathering, Analysis, and Retrieval System of the Commission, which is the computer system for the receipt, acceptance, review and dissemination of documents submitted to the Commission in electronic format.

     "Eligible Account" shall mean any of (i) an account maintained with a federal or state chartered depositary institution or trust company, the long-term deposit or long-term unsecured debt obligations of which (or of such institution's parent holding company) are rated no less than "Aa3" by Moody's and "AA" by Fitch (if the deposits are to be held in the account for more than 30 days), or the short-term deposit or short-term unsecured debt obligations of which (or of such institution's parent holding company) are rated no less than "P-1" by Moody's and "F-1+" by Fitch (if the deposits are to be held in the account for 30 days or less), in any event at any time funds are on deposit therein, or (ii) a segregated trust account maintained with a federal or state chartered depositary institution or trust company acting in its fiduciary capacity, which, in the case of a state chartered depositary institution or trust company is subject to regulations regarding fiduciary funds on deposit therein substantially similar to 12 CFR ss. 9.10(b), and which, in either case, has a combined capital and surplus of at least $50,000,000 and is subject to supervision or examination by federal or state authority, (iii) an account or accounts maintained with KeyBank so long as KeyBank's long-term unsecured debt rating shall be at least "A1" from Moody's and "A+" from Fitch and KeyBank's short-term deposit or short-term unsecured debt rating shall be at least "P-1" from Moody's and "F-1" from Fitch, and (iv) any other account that is acceptable to the Rating Agencies (as evidenced by written confirmation to the Trustee from each Rating Agency that the use of such account would not, in and of itself, result in an Adverse Rating Event with respect to any Class of Rated Certificates).

     "Environmental Insurance Policy" shall mean, with respect to any Mortgaged Property or REO Property, any insurance policy covering pollution conditions and/or other environmental conditions that is maintained from time to time in respect of such Mortgaged Property or REO Property, as the case may be, for the benefit of, among others, the Trustee on behalf of the Certificateholders.

     "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

     "Escrow Payment" shall mean any payment received by the Master Servicer or the Special Servicer (or, in the case of the Crystal Pavilion/Petry Building Mortgage Loan, otherwise received on behalf of the Trust) for the account of any Borrower for application toward the payment of real estate taxes, assessments, insurance premiums (including with respect to any Environmental Insurance Policy), ground rents (if applicable) and similar items in respect of the related Mortgaged Property.

     "Event of Default" shall have the meaning assigned thereto in Section 7.01(a).

     "Excess Liquidation Proceeds" shall mean the excess, if any, of (a) the Net Liquidation Proceeds from the sale or liquidation of a Specially Serviced Mortgage Loan or REO Property, over (b) the sum of (i) the amount needed to pay off the Mortgage Loan or related REO Mortgage Loan in full (ii) all unpaid Advance Interest on any related Advances and (iii) any related Liquidation Fee.

     "Excess Liquidation Proceeds Account" shall mean the segregated account created and maintained by the Trustee pursuant to Section 3.04(d) in trust for the Certificateholders, which shall be entitled "Wells Fargo Bank Minnesota, N.A. [or the name of any successor Trustee], as Trustee, in trust for the registered holders of Credit Suisse First Boston Mortgage Securities Corp., Commercial Mortgage Pass-Through Certificates, Series 2001-CK1, Excess Liquidation Proceeds Account".

     "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

     "Exemption-Favored Party" shall mean any of (i) CSFBC, (ii) any Person directly or indirectly, through one or more intermediaries, controlling, controlled by or under common control with

CSFBC, and (iii) any member of any underwriting syndicate or selling group of which any Person described in clauses (i) and (ii) is a manager or co-manager with respect to a Class of Certificates (other than the Class R Certificates) that is investment grade rated by at least one Rating Agency.

     "Fannie Mae" shall mean the Federal National Mortgage Association or any successor.

     "FDIC" shall mean the Federal Deposit Insurance Corporation or any successor.

     "Final Distribution Date" shall mean the final Distribution Date on which any distributions are to be made on the Certificates as contemplated by Section 9.01.

     "Final Recovery Determination" shall mean a determination made by the Special Servicer, in its reasonable, good faith judgment, with respect to any Mortgage Loan or REO Property (other than a Mortgage Loan that is paid in full and other than a Mortgage Loan or REO Property, as the case may be, that is repurchased or replaced by Union Capital pursuant to the Union Capital Agreement, repurchased or replaced by CSFB Mortgage Capital pursuant to the CSFB Mortgage Capital Agreement, repurchased or replaced by a Mortgage Loan Seller pursuant to the related Mortgage Loan Purchase Agreement or purchased by the Master Servicer, the Special Servicer or any Controlling Class Certificateholder(s) pursuant to Section 9.01 or otherwise acquired by the Sole Certificateholder(s) in exchange for all the Certificates pursuant to Section 9.01), that there has been a recovery of all related Insurance Proceeds, Condemnation Proceeds, Liquidation Proceeds and other payments or recoveries that will ultimately be recoverable.

     "Fiscal Agent" shall mean a Person who is at any time appointed by the Trustee pursuant to Section 8.13 to act as fiscal agent hereunder.

     "Fiscal Agent Agreement" shall have the meaning assigned thereto in Section 8.13.

     "Fitch" shall mean Fitch, Inc. or its successor in interest. If neither such rating agency nor any successor remains in existence, "Fitch" shall be deemed to refer to such other nationally recognized statistical rating agency or other comparable Person designated by the Depositor, notice of which designation shall be given to the other parties hereto, and specific ratings of Fitch, Inc. herein referenced shall be deemed to refer to the equivalent ratings of the party so designated. References herein to "applicable rating category" (other than such references to "highest applicable rating category") shall, in the case of Fitch, be deemed to refer to such applicable rating category of Fitch, without regard to any plus or minus or other comparable rating qualification.

     "Freddie Mac" shall mean the Federal Home Loan Mortgage Corporation or any successor.

     "Grantor Trust" shall mean a grantor trust as defined under Subpart E of
Part 1 of Subchapter J of the Code.

     "Grantor Trust Pool" shall mean either of Grantor Trust V or Grantor Trust
R.

     "Grantor Trust R" shall mean the Grantor Trust designated as such in
Section 2.14(b).

     "Grantor Trust V" shall mean the Grantor Trust designated as such in
Section 2.14(a).

     "Ground Lease" shall mean the ground lease pursuant to which any Borrower holds a leasehold interest in the related Mortgaged Property, together with any estoppels or other agreements executed and delivered by the ground lessor in favor of the lender under the related Mortgage Loans.

     "Group A-CP REMIC III Regular Interests" shall mean, collectively, REMIC III Regular Interest A-CP-A-3-2, REMIC III Regular Interest A-CP-B, REMIC III Regular Interest A-CP-C, REMIC III Regular Interest A-CP-D, REMIC III Regular Interest A-CP-E, REMIC III Regular Interest A-CP-F and REMIC III Regular Interest A-CP-G.

     "Group A-X REMIC III Regular Interests" shall mean, collectively, REMIC III Regular Interest A-X-A-1, REMIC III Regular Interest A-X-A-2, REMIC III Regular Interest A-X-A-3-1, REMIC III Regular Interest A-X-A-3-2, REMIC III Regular Interest A-X-B, REMIC III Regular Interest A-X-C, REMIC III Regular Interest A-X-D, REMIC III Regular Interest A-X-E, REMIC III Regular Interest A-X-F, REMIC III Regular Interest A-X-G, REMIC III Regular Interest A-X-H, REMIC III Regular Interest A-X-J, REMIC III Regular Interest A-X-K, REMIC III Regular Interest A-X-L, REMIC III Regular Interest A-X-M, REMIC III Regular Interest A-X-N and REMIC III Regular Interest A-X-O.

     "Group A-Y REMIC III Regular Interests" shall mean, together, REMIC III Regular Interest A-Y-A-3-1 and REMIC III Regular Interest A-Y-A-3-2.

     "Group Environmental Insurance Policy" shall mean an Environmental Insurance Policy that is maintained from time to time in respect of more than one Mortgaged Property or REO Property.

     "Hazardous Materials" shall mean any dangerous, toxic or hazardous pollutants, chemicals, wastes, or substances, including those so identified pursuant to CERCLA or any other federal, state or local environmental related laws and regulations now existing or hereafter enacted, and specifically including asbestos and asbestos-containing materials, polychlorinated biphenyls ("PCBs"), radon gas, petroleum and petroleum products, urea formaldehyde and any substances classified as being "in inventory", "usable work in process" or similar classification which would, if classified as unusable, be included in the foregoing definition.

     "IAI Global Certificate" shall mean, with respect to any Class of Book-Entry Non-Registered Certificates, a single global Certificate registered in the name of the Depository or its nominee, in definitive, fully registered form without interest coupons, which Certificate bears an "accredited investor" CUSIP number and does not bear a Regulation S Legend.

     "Independent" shall mean, when used with respect to any specified Person, any such Person who (i) is in fact independent of the Depositor, either Mortgage Loan Seller, the Master Servicer, the Special Servicer, the Trustee, any Fiscal Agent, the Controlling Class Representative and any and all Affiliates thereof,
(ii) does not have any direct financial interest in or any material indirect financial interest in any of the Depositor, either Mortgage Loan Seller, the Master Servicer, the Special Servicer, the Trustee, any Fiscal Agent, the Controlling Class Representative or any Affiliate thereof, and (iii) is not connected with the Depositor, either Mortgage Loan Seller, the Master Servicer, the Special Servicer, the Trustee, any Fiscal Agent, the Controlling Class Representative or any Affiliate thereof as an officer, employee, promoter, underwriter, trustee, partner, director or Person performing similar functions; provided, however, that a Person shall not fail to be Independent of the Depositor, either Mortgage Loan Seller, the Master Servicer, the Special Servicer, the Trustee, any Fiscal Agent, the Controlling Class Representative or any Affiliate thereof merely because such Person is the beneficial owner of 1% or less of any class of securities issued by the Depositor, such Mortgage Loan Seller, the Master Servicer, the Special Servicer, the Trustee, such Fiscal Agent, the Controlling Class Representative or any Affiliate thereof, as the case may be.

     "Independent Contractor" shall mean: (a) any Person that would be an "independent contractor" with respect to REMIC I (or, in the case of the Crystal Pavilion/Petry Building Mortgage Loan or any related REO Property, the Loan REMIC) within the meaning of Section 856(d)(3) of the Code if REMIC I (or, in the case of the Crystal Pavilion/Petry Building Mortgage Loan or any related REO Property, the Loan REMIC) were a real estate investment trust (except that the ownership test set forth in that section shall be considered to be met by any Person that owns, directly or indirectly, 35% or more of any Class of Certificates, or such other interest in any Class of Certificates as is set forth in an Opinion of Counsel, which shall be at no expense to the Trustee or the Trust, delivered to the Trustee), provided that (i) the Trust does not receive or derive any income from such Person and (ii) the relationship between such Person and the Trust is at arm's length, all within the meaning of Treasury regulation Section 1.856-4(b)(5); or (b) any other Person upon receipt by the Trustee of an Opinion of Counsel, which shall be at no expense to the Trustee or the Trust, to the effect that the taking of any action in respect of any REO Property by such Person, subject to any conditions therein specified, that is otherwise herein contemplated to be taken by an Independent Contractor will not cause such REO Property to cease to qualify as "foreclosure property" within the meaning of Section 860G(a)(8) of the Code, or cause any income realized in respect of such REO Property to fail to qualify as Rents from Real Property.

     "Initial Deposit" shall mean a cash amount equal to $________.

     "Initial Pool Balance" shall mean the aggregate Cut-off Date Principal Balance of all the Original Mortgage Loans.

     "Initial Resolution Period" shall have the meaning assigned thereto in
Section 2.03(b).

     "Institutional Accredited Investor" shall mean an "accredited investor" as defined in any of paragraphs (1), (2), (3) and (7) of Rule 501(a) under the Securities Act or any entity in which all of the equity owners come within such paragraphs.

     "Insurance Policy" shall mean, with respect to any Mortgage Loan or REO Property, any hazard insurance policy, flood insurance policy, title insurance policy, earthquake insurance policy, Environmental Insurance Policy, business interruption insurance policy or other insurance policy that is maintained from time to time in respect of such Mortgage Loan (or the related Mortgaged Property) or such REO Property, as the case may be.

     "Insurance Proceeds" shall mean proceeds paid under any Insurance Policy, to the extent such proceeds actually received by the Trust are not applied to the restoration of the related Mortgaged Property or REO Property or released to the related Borrower or any other third-party in accordance with applicable law and/or the terms and conditions of the related Mortgage Loan Documents or any other applicable document.

     "Insured Environmental Event" shall have the meaning assigned thereto in
Section 3.07(c).

     "Interest Accrual Amount" shall:

          (a) with respect to any REMIC I Regular Interest, for any Interest Accrual Period, have the meaning assigned thereto in Section 2.09(g);

          (b) with respect to any REMIC II Regular Interest, for any Interest Accrual Period, have the meaning assigned thereto in Section 2.11(g);


          (c) with respect to any Group A-CP REMIC III Regular Interest, Group A-X REMIC III Regular Interest or Group A-Y REMIC III Regular Interest for any Distribution Date, have the meaning assigned thereto in Section 2.13(g); and

          (d) with respect to any Class of REMIC III Regular Interest Certificates, for any Interest Accrual Period, have the meaning assigned thereto in Section 2.13(g).

     "Interest Accrual Basis" shall mean the basis on which interest accrues in respect of any Mortgage Loan, the Loan REMIC Regular Interest, any REMIC I Regular Interest, any REMIC II Regular Interest, Group A-CP REMIC III Regular Interest, any Group A-X REMIC III Regular Interest, any Group A-Y REMIC III Regular Interest or any Class of REMIC III Regular Interest Certificates, consisting of one of the following: (i) a 30/360 Basis; or (ii) an Actual/360 Basis.

     "Interest Accrual Period" shall mean, with respect to any REMIC I Regular Interest, any REMIC II Regular Interest, Group A-CP REMIC III Regular Interest, any Group A-X REMIC III Regular Interest, any Group A-Y REMIC III Regular Interest or any Class of REMIC III Regular Interest Certificates, for any Distribution Date, the calendar month immediately preceding the month in which such Distribution Date occurs.

     "Interest Only Certificates" shall have the meaning assigned thereto in
Section 2.08(g).

     "Interest Reserve Account" shall mean the segregated account created and maintained by the Trustee pursuant to Section 3.04(c) in trust for the Certificateholders, which shall be entitled "Wells Fargo Bank Minnesota, N.A. [or the name of any successor Trustee], as Trustee, in trust for the registered holders of Credit Suisse First Boston Mortgage Securities Corp., Commercial Mortgage Pass-Through Certificates, Series 2001-CK1, Interest Reserve Account".

     "Interest Reserve Amount" shall mean, with respect to each Interest Reserve Loan and each Distribution Date that occurs during the month of February of 2002 and each year thereafter or during the month of January of 2002 and each year thereafter that is not a leap year, an amount equal to one-day's interest at the related Net Mortgage Rate on the Stated Principal Balance of such Interest Reserve Loan as of the Due Date in the month in which such Distribution Date occurs (but prior to the application of any amounts due on such Due Date), to the extent that a Monthly Payment is received in respect thereof for such Due Date on or before the related Master Servicer Remittance Date or a P&I Advance is made in respect thereof for such Due Date on the related P&I Advance Date.

     "Interest Reserve Loan" shall mean any Actual/360 Mortgage Loan (or successor REO Mortgage Loan).

     "Interested Person" shall mean any party hereto, either Mortgage Loan Seller, Union Capital, CSFB Mortgage Capital, any Certificateholder, or any Affiliate of any such Person.

     "Investment Account" shall have the meaning assigned thereto in Section 3.06(a).

     "Investment Company Act" shall mean the Investment Company Act of 1940, as amended.

     "Investor Inquiries" shall have the meaning assigned thereto in Section 4.02(a).

     "Investor Q&A Forum" shall have the meaning assigned thereto in Section 4.02(a).

     "IRS" shall mean the Internal Revenue Service or any successor.

     "Issue Price" shall mean, with respect to each Class of Certificates, the "issue price" as defined in the Code and Treasury regulations promulgated thereunder.

     "KeyBank" shall have the meaning assigned thereto in the Preliminary Statement to this Agreement.

     "KeyBank Mortgage Loan Purchase Agreement" shall have the meaning assigned thereto in the Preliminary Statement to this Agreement.

     "KRECM" shall have the meaning assigned thereto in the Preliminary Statement to this Agreement.

     "Late Collections" shall mean: (a) with respect to any Mortgage Loan, all amounts received by or, in the case of the Crystal Pavilion/Petry Building Mortgage Loan, on behalf of the Trust thereon during any Collection Period, whether as payments, Insurance Proceeds, Condemnation Proceeds, Liquidation Proceeds or otherwise, which represent late collections of the principal and/or interest portions of a Monthly Payment (other than a Balloon Payment) or an Assumed Monthly Payment in respect of such Mortgage Loan due or deemed due on a Due Date in a previous Collection Period or on a Due Date during or prior to March 2001, and not previously recovered; and (b) with respect to any REO Mortgage Loan, all amounts received by or, in the case of the Crystal Pavilion/Petry Building Mortgage Loan, on behalf of the Trust in connection with the related REO Property during any Collection Period, whether as Insurance Proceeds, Condemnation Proceeds, Liquidation Proceeds, REO Revenues or otherwise, which represent late collections of the principal and/or interest portions of a Monthly Payment (other than a Balloon Payment) or an Assumed Monthly Payment in respect of the predecessor Mortgage Loan or late collections of the principal and/or interest portions of an Assumed Monthly Payment in respect of such REO Mortgage Loan due or deemed due on a Due Date in a previous Collection Period, and not previously recovered.

     "Latest Possible Maturity Date" shall mean, with respect to the Loan REMIC Regular Interest or any REMIC I Regular Interest, REMIC II Regular Interest, Group A-CP REMIC III Regular Interest, Group A-X REMIC III Regular Interest, Group A-Y REMIC III Regular Interest or Class of REMIC III Regular Interest Certificates, the date designated as the "latest possible maturity date" thereof solely for purposes of satisfying Treasury Regulation Section 1.860G-1(a)(4)(iii).

     "Letter of Credit" shall mean, with respect to any Mortgage Loan, any third-party letter of credit delivered by or at the direction of the Borrower pursuant to the terms of such Mortgage Loan in lieu of the establishment of, or deposit otherwise required to be made into, a Reserve Fund.

     "Liquidation Event" shall mean: (a) with respect to any Mortgage Loan, any of the following events--(i) such Mortgage Loan is paid in full, (ii) a Final Recovery Determination is made with respect to such Mortgage Loan, (iii) such Mortgage Loan is repurchased or replaced by Union Capital pursuant to the Union Capital Agreement, by CSFB Mortgage Capital pursuant to the CSFB Mortgage Capital Agreement, or by a Mortgage Loan Seller pursuant to the related Mortgage Loan Purchase Agreement, in each case as contemplated by Section 2.03, (iv) such Mortgage Loan is purchased by the Master Servicer, the Special Servicer or any Controlling Class Certificateholder(s) pursuant to Section 3.18 or Section 9.01 or (v) such Mortgage Loan is acquired by the Sole Certificateholder(s) in exchange for all of the Certificates pursuant to Section 9.01; and (b) with respect to any REO Property (and the related REO Mortgage Loan), any of the following events--(i) a Final Recovery Determination is made with respect to such REO Property; (ii) such REO Property is purchased by the Master Servicer, the Special Servicer or any Controlling Class Certificateholder(s) pursuant to
Section 3.18 or Section 9.01 or (iii) such REO Property is acquired by the Sole Certificateholder(s) in exchange for all of the Certificates pursuant to Section 9.01.

     "Liquidation Expenses" shall mean all customary, reasonable and necessary "out-of-pocket" costs and expenses due and owing (but not otherwise covered by Servicing Advances) in connection with the liquidation of any Specially Serviced Mortgage Loan or REO Property pursuant to Section 3.09 or 3.18 (including legal fees and expenses, committee or referee fees and, if applicable, brokerage commissions and conveyance taxes).

     "Liquidation Fee" shall mean, with respect to each Specially Serviced Mortgage Loan or REO Property (other than any Specially Serviced Mortgage Loan or REO Property that is purchased by the Master Servicer, the Special Servicer or any Controlling Class Certificateholder(s) pursuant to Section 3.18 or
Section 9.01 or that is acquired by the Sole Certificateholder(s) in exchange for all of the Certificates pursuant to Section 9.01 or that is repurchased or replaced by Union Capital pursuant to the Union Capital Agreement, by CSFB Mortgage Capital pursuant to the CSFB Mortgage Capital Agreement, or by a Mortgage Loan Seller pursuant to the related Mortgage Loan Purchase Agreement and other than the Crystal Pavilion/Petry Building Mortgage Loan or any related REO Property), the fee designated as such and payable to the Special Servicer pursuant to the third paragraph of Section 3.11(c).

     "Liquidation Fee Rate" shall mean, with respect to each Specially Serviced Mortgage Loan or REO Property as to which a Liquidation Fee is payable, 1.0%.

     "Liquidation Proceeds" shall mean all cash amounts (other than Insurance Proceeds, Condemnation Proceeds and REO Revenues) actually received by the Trust in connection with: (i) the liquidation of a Mortgaged Property or other collateral constituting security for a defaulted Mortgage Loan, through trustee's sale, foreclosure sale, REO Disposition or otherwise, exclusive of any portion thereof required to be released to the related Borrower in accordance with applicable law and/or the terms and conditions of the related Mortgage Note and Mortgage; (ii) the realization upon any deficiency judgment obtained against a Borrower; (iii) the purchase of a Defaulted Mortgage Loan by any Controlling Class Certificateholder(s) pursuant to Section 3.18(b) or by the Master Servicer or the Special Servicer pursuant to Section 3.18(c) or any other sale thereof pursuant to Section 3.18(d); (iv) the repurchase of a Mortgage Loan by Union Capital pursuant to the Union Capital Agreement, by CSFB Mortgage Capital pursuant to the CSFB Mortgage Capital Agreement, or by a Mortgage Loan Seller pursuant to the related Mortgage Loan Purchase Agreement; (v) the substitution of one or more Replacement Mortgage Loans for a Deleted Mortgage Loan by Union Capital pursuant to the Union

Capital Agreement, by CSFB Mortgage Capital pursuant to the CSFB Mortgage Capital Agreement, or by a Mortgage Loan Seller pursuant to the related Mortgage Loan Purchase Agreement (such cash amounts being any Substitution Shortfall Amounts); (vi) the purchase of a Mortgage Loan or REO Property by the Master Servicer, the Special Servicer or any Controlling Class Certificateholder(s) pursuant to Section 9.01; or (viii) the acquisition of any Mortgage Loan or REO Property by the Sole Certificateholder(s) in exchange for all the Certificates pursuant to Section 9.01. Except for the purposes of Section 3.11(c), "Liquidation Proceeds" shall also include any amounts transferred from the Purchase Price Security Deposit Account to the Collection Account pursuant to
Section 2.03(b) and from the Special Reserve Account to the Collection Account pursuant to Section 2.03(e).

     "Loan REMIC" shall mean, with respect to the Crystal Pavilion/Petry Building Mortgage Loan, the segregated pool of assets consisting primarily of such Mortgage Loan, any and all payments under and the proceeds of such Mortgage Loan received after the date of the related Loan REMIC Declaration (exclusive of any portion of such payments and proceeds that represent Post-ARD Additional Interest), and the rights and obligations of the holder of such Mortgage Loan in, to and under the Crystal Pavilion/Petry Building Co-Lender Agreement and in and to any related REO Property and the revenues therefrom and proceeds thereof (exclusive of any portion of such revenues and proceeds that represent Post-ARD Additional Interest).

     "Loan REMIC Declaration" shall mean, with respect to the Crystal Pavilion/Petry Building Mortgage Loan, the REMIC declaration made as of a date prior to the Closing Date.

     "Loan REMIC Interest" shall mean the Loan REMIC Regular Interest or the Loan REMIC Residual Interest.

     "Loan REMIC Regular Interest" shall mean the uncertificated "regular interest", within the meaning of Section 860G(a)(1) of the Code, in the Loan REMIC. The principal balance of the Loan REMIC Regular Interest shall equal the principal balance of the related Mortgage Loan (or, if applicable, the deemed principal balance of any successor REO Mortgage Loan) outstanding from time to time. Payments and other collections of amounts received on or in respect of the Crystal Pavilion/Petry Building Mortgage Loan (or any related REO Property) and allocable, in accordance with Section 1.03, to interest (adjusted to the related Loan REMIC Remittance Rate) on, principal of and/or Prepayment Premiums or Yield Maintenance Charges with respect to such Mortgage Loan (or any successor REO Mortgage Loan) shall be deemed paid on the Loan REMIC Regular Interest to REMIC I at the time such amounts are so received. The terms of the Loan REMIC Regular Interest are otherwise set forth in the related Loan REMIC Declaration.

     "Loan REMIC Remittance Rate" shall mean the per annum rate at which interest accrues in respect of the Loan REMIC Regular Interest, as set forth in or otherwise calculated in accordance with the Loan REMIC Declaration.

     "Loan REMIC Residual Interest" shall mean the sole uncertificated "residual interest", within the meaning of Section 860G(a)(2) of the Code, in the Loan REMIC.

     "LOC Cash Reserve" shall have the meaning assigned thereto in the definition of "Specially Designated Mortgage Loan Documents".

     "Loss Reimbursement Amount" shall mean:

          (a) with respect to any REMIC I Regular Interest, for any Distribution Date, the total amount of all Unfunded Principal Balance Reductions, if any, incurred by (but not reimbursed to) REMIC II with respect to such REMIC I Regular Interest on all prior Distribution Dates, if any;

          (b) with respect to any REMIC II Regular Interest, for any Distribution Date, the total amount of all Unfunded Principal Balance Reductions, if any, incurred by (but not reimbursed to) REMIC III with respect to such REMIC II Regular Interest on all prior Distribution Dates, if any; and

          (c) with respect to any Class of Principal Balance Certificates, for any Distribution Date, the total amount of all Unfunded Principal Balance Reductions, if any, incurred by (but not reimbursed to) the Holders of such Class of Certificates on all prior Distribution Dates, if any.

     "Majority Controlling Class Certificateholder" shall mean, as of any date of determination, any single Holder or group of Holders of Certificates representing a majority of the Voting Rights allocated to the Class of Principal Balance Certificates that constitutes, or the Classes of Principal Balance Certificates that constitute, the Controlling Class as of such date of determination.

     "Master Servicer" shall mean KRECM, in its capacity as master servicer hereunder, or any successor master servicer appointed as provided herein.

     "Master Servicer Remittance Amount" shall mean, with respect to any Master Servicer Remittance Date, an amount equal to (a) all amounts on deposit in the Collection Account as of 11:00 a.m., New York City time, on such Master Servicer Remittance Date, net of (b) any portion of the amounts described in clause (a) of this definition that represents one or more of the following: (i) collected Monthly Payments that are due on a Due Date following the end of the related Collection Period, (ii) any payments of principal (including Principal Prepayments) and interest (including Post-ARD Additional Interest), Insurance Proceeds, Condemnation Proceeds and Liquidation Proceeds received by or, in the case of the Crystal Pavilion/Petry Building Mortgage Loan or any successor REO Mortgage Loan, on behalf of the Trust after the end of the related Collection Period, (iii) any Prepayment Premiums and/or Yield Maintenance Charges received by or, in the case of the Crystal Pavilion/Petry Building Mortgage Loan or any successor REO Mortgage Loan, on behalf of the Trust after the end of the related Collection Period, (iv) any Excess Liquidation Proceeds, (v) any amounts payable or reimbursable to any Person from the Collection Account pursuant to clauses
(ii) through (xix) of Section 3.05(a), and (vi) any amounts deposited in the Collection Account in error; provided that the Master Servicer Remittance Amount for the Master Servicer Remittance Date that occurs in the same calendar month as the anticipated Final Distribution Date shall be calculated without regard to clauses (b)(i), (b)(ii) and (b)(iii) of this definition.

     "Master Servicer Remittance Date" shall mean the Business Day preceding each Distribution Date.

     "Master Servicing Fee" shall mean, with respect to each Mortgage Loan and REO Mortgage Loan, the fee designated as such and payable to the Master Servicer pursuant to Section 3.11(a).

     "Master Servicing Fee Rate" shall mean, with respect to each Mortgage Loan and REO Mortgage Loan, the rate per annum designated as the "Servicing and Trustee Fees" in the Mortgage Loan Schedule, minus 0.0029%.

     "Material Breach" shall mean any Breach that materially and adversely affects the value of, or the interests of the Certificateholders in, any Mortgage Loan.

     "Material Document Defect" shall mean any Document Defect that materially and adversely affects the value of, or the interests of the Certificateholders in, any Mortgage Loan. Without limiting the generality of the foregoing, it is agreed by all parties that the absence of a Specially Designated Mortgage Loan Document shall be a Material Document Defect.

     "McDonald" shall mean McDonald Investments Inc. or its successor in interest.

     "Merrill Lynch" shall mean Merrill Lynch, Pierce, Fenner & Smith Incorporated or its successor in interest.

     "Modified Mortgage Loan" shall mean any Mortgage Loan as to which any Servicing Transfer Event has occurred and which has been modified by the Special Servicer pursuant to Section 3.20 in a manner that:

     (a) materially affects the amount or timing of any payment of principal or interest due thereon (other than, or in addition to, bringing Monthly Payments current with respect to such Mortgage Loan);

     (b) except as expressly contemplated by the related loan documents, results in a release of the lien of the Mortgage on any material portion of the related Mortgaged Property without a corresponding Principal Prepayment in an amount, or the delivery of substitute real property collateral with a fair market value (as is), that is not less than the fair market value (as is) of the property to be released, as determined by an Appraisal delivered to the Special Servicer (at the expense of the related Borrower and upon which the Special Servicer may conclusively rely); or

     (c) in the reasonable, good faith judgment of the Special Servicer, otherwise materially impairs the security for such Mortgage Loan or materially reduces the likelihood of timely payment of amounts due thereon.

     "Monthly Payment" shall mean, with respect to any Mortgage Loan as of any Due Date, the scheduled monthly payment (or, in the case of an ARD Loan after its Anticipated Repayment Date, the minimum required monthly payment) of principal and/or interest on such Mortgage Loan, including any Balloon Payment, that is actually payable by the related Borrower from time to time under the terms of the related Mortgage Note (as such terms may be changed or modified in connection with a bankruptcy, insolvency or similar proceeding involving the related Borrower or by reason of a modification, waiver or amendment granted or agreed to by the Master Servicer or the Special Servicer pursuant to Section
3.20 or, in the case of the Crystal Pavilion/Petry Building Mortgage Loan, otherwise on behalf of the Trust); provided that the Monthly Payment due in respect of any ARD Loan after its Anticipated Repayment Date shall not include Post-ARD Additional Interest.

     "Moody's" shall mean Moody's Investors Service, Inc. or its successor in interest. If neither such rating agency nor any successor remains in existence, "Moody's" shall be deemed to refer to such other nationally recognized statistical rating agency or other comparable Person designated by the Depositor, notice of which designation shall be given to the other parties hereto, and specific ratings of Moody's Investors Service, Inc. herein referenced shall be deemed to refer to the equivalent ratings of the party so designated. References herein to "applicable rating category" (other than such references to "highest applicable rating category") shall, in the case of Moody's, be deemed to refer to such applicable rating category of Moody's, without regard to any plus or minus or other comparable rating qualification.

     "Mortgage" shall mean, with respect to any Mortgage Loan, separately and collectively, as the context may require, each mortgage, deed of trust, deed to secure debt or similar document that secures the related Mortgage Note and creates a lien on the related Mortgaged Property.

     "Mortgage File" shall mean, with respect to any Mortgage Loan, subject to Sections 1.04 and 2.01, the following documents on a collective basis:

     (i) the original executed Mortgage Note, endorsed (either on the face thereof or pursuant to a separate allonge) "Pay to the order of Wells Fargo Bank Minnesota, N.A., as trustee for the registered holders of Credit Suisse First Boston Mortgage Securities Corp., Commercial Mortgage Pass-Through Certificates, Series 2001-CK1, without recourse" or in blank, and further showing a complete, unbroken chain of endorsement from the originator (if such originator is other than the related Mortgage Loan Seller); or alternatively, if the original executed Mortgage Note has been lost, a lost note affidavit and indemnity with a copy of such Mortgage Note;

     (ii) an original or a copy of the Mortgage and of any intervening assignments thereof that precede the assignment referred to in clause
          (iv) of this definition, in each case (unless the particular item has not been returned from the applicable recording office) with evidence of recording indicated thereon;

    (iii) an original or a copy of any related Assignment of Leases (if such item is a document separate from the Mortgage) and of any intervening assignments thereof that precede the assignment referred to in clause
          (v) of this definition, in each case (unless the particular item has not been returned from the applicable recording office) with evidence of recording indicated thereon;

     (iv) an original executed assignment of the Mortgage, in favor of Wells Fargo, as trustee for the registered holders of Credit Suisse First Boston Mortgage Securities Corp., Commercial Mortgage Pass-Through Certificates, Series 2001-CK1, in recordable form (except for any missing recording information with respect to such Mortgage);

     (v) an original executed assignment of any related Assignment of Leases (if such item is a document separate from the Mortgage), in favor of Wells Fargo, as trustee for the registered holders of Credit Suisse First Boston Mortgage Securities Corp., Commercial Mortgage Pass-Through Certificates, Series 2001-CK1, in recordable form (except for any missing recording information with respect to such Assignment of Leases);

     (vi) originals or copies of any written assumption, modification, written assurance and substitution agreements in those instances where the terms or provisions of the Mortgage or Mortgage Note have been modified or the Mortgage Loan has been assumed, in each case (unless the particular item has not been returned from the applicable recording office) with evidence of recording indicated thereon if the instrument being modified or assumed is a recordable document;

    (vii) the original or a copy of the policy of lender's title insurance or, if such policy has not yet been issued, a "marked-up" pro forma title policy or commitment for title insurance;

   (viii) filed copies of any prior UCC Financing Statements in favor of the originator of such Mortgage Loan or in favor of any assignee prior to the Trustee (but only to the extent the related Mortgage Loan Seller had possession of such UCC Financing Statements prior to the Closing
          Date) and, in connection with such UCC Financing Statements, an original UCC-2 or UCC-3, as appropriate, in favor of Wells Fargo, as trustee for the registered holders of Credit Suisse First Boston Mortgage Securities Corp., Commercial Mortgage Pass-Through Certificates, Series 2001-CK1;

     (ix) the original or a copy of any environmental indemnity agreement and any Environmental Insurance Policy relating solely to such Mortgage Loan;

     (x) the original or a copy of any power of attorney, guaranty, loan agreement, Ground Lease and/or Ground Lease estoppels relating to such Mortgage Loan;

     (xi) any original documents (including any security agreement(s) and any Letter(s) of Credit) relating to, evidencing or constituting Additional Collateral and, if applicable, the originals or copies of any intervening assignments thereof; and

    (xii) the original or a copy of any intercreditor agreement, co-lender agreement or similar agreement relating to such Mortgage Loan;

provided that whenever the term "Mortgage File" is used to refer to documents actually received by the Trustee or by a Custodian on its behalf such term shall not be deemed to include such documents and instruments required to be included therein unless they are actually so received; and provided, further, that, in the case of the Crystal Pavilion/Petry Building Mortgage Loan, the related Mortgage File shall only include the documents referred to in items (i) and
(xii) of this definition, together with the Loan REMIC Declaration; and provided, further, that the Mortgage File for any Mortgage Loan need not include any Letter of Credit referred to in item (xi) of this definition if, in lieu thereof, the related Mortgage Loan Seller has, on behalf of the related Borrower, either (i) delivered to the Trustee a substitute letter of credit, in the same amount and with the same draw conditions and renewal rights as, and otherwise substantially similar to, that Letter of Credit and issued by an obligor that meets any criteria in the related Mortgage Loan Documents applicable to the issuer of that Letter of Credit or (ii) delivered to the Master Servicer a cash reserve in an amount equal to the amount of that Letter of Credit, which substitute letter of credit can be drawn on, or which cash reserve can be applied to cover, the same items as that Letter of Credit was intended to cover.

     "Mortgage Loan" shall mean each of the Original Mortgage Loans and Replacement Mortgage Loans that are from time to time held in the Trust Fund. As used herein, the term "Mortgage Loan" includes the related Mortgage Loan Documents. As used herein, the term "Mortgage Loan" includes a mortgage loan that has been wholly or partially defeased.

     "Mortgage Loan Documents" shall mean, with respect to any Mortgage Loan, the documents included or required to be included, as the context may require, in the related Mortgage File and Servicing File.

     "Mortgage Loan Purchase Agreement" shall mean either of the Column Mortgage Loan Purchase Agreement and the KeyBank Mortgage Loan Purchase Agreement.

     "Mortgage Loan Schedule" shall mean, collectively, the two schedules of Mortgage Loans attached hereto as Exhibit B-1A and Exhibit B-1B respectively, as any such schedule may be amended from time to time in accordance with this Agreement. Such list shall set forth the following information with respect to each Mortgage Loan:

          (i)  the Mortgage Loan number;

          (ii) the street address (including city, state and zip code) of the related Mortgaged Property;

         (iii) the (A) original principal balance and (B) Cut-off Date Principal Balance;

          (iv) the amount of the Monthly Payment due on the first Due Date following the Closing Date (and, if a Mortgage Loan currently requires only payments of interest, on the first Due Date after amortization begins);

          (v)  the Mortgage Rate as of the Closing Date;

          (vi) the original and remaining term to stated maturity;

         (vii) in the case of a Balloon Mortgage Loan, the original and remaining amortization term;

        (viii) whether the Mortgage Loan is a Cross-Collateralized Mortgage Loan and, if so, the other Mortgage Loans contained in the related Cross-Collateralized Group;

          (ix) the Anticipated Repayment Date for each ARD Loan;

          (x) whether such Mortgage Loan provides for defeasance and, if so, the period during which defeasance may occur;

          (xi) whether the Mortgage Loan is secured by a fee simple interest in the Mortgaged Property; by the Borrower's leasehold interest, and a fee simple interest, in the Mortgaged Property;
               or solely by a leasehold interest in the Mortgaged Property;

         (xii) the name of the Mortgage Loan Seller;

        (xiii) the name of the originator;

         (xiv) the Interest Accrual Basis; and

          (xv) the Administrative Fee Rate.

     "Mortgage Loan Seller" shall mean Column or KeyBank.

     "Mortgage Note" shall mean the original executed note evidencing the indebtedness of a Borrower under a Mortgage Loan, together with any rider, addendum or amendment thereto, or any renewal, substitution or replacement of such note.

     "Mortgage Pool" shall mean all of the Mortgage Loans and any successor REO Mortgage Loans, collectively, as of any particular date of determination.

     "Mortgage Rate" shall mean, with respect to any Mortgage Loan (and any successor REO Mortgage Loan), the annualized rate at which interest is scheduled (in the absence of a default) to accrue on such Mortgage Loan from time to time in accordance with the related Mortgage Note and applicable law, as such rate may be modified in connection with a bankruptcy, insolvency or similar proceeding involving the related Borrower or by the Master Servicer or the Special Servicer in accordance with Section 3.20 or, in the case of the Crystal Pavilion/Petry Building Mortgage Loan, otherwise on behalf of the Trust. In the case of each of the ARD Loans, the related Mortgage Rate will be subject to increase in accordance with the related Mortgage Note if the particular Mortgage Loan is not paid in full by its Anticipated Repayment Date.

     "Mortgaged Property" shall mean, individually and collectively, as the context may require, each real property (together with all improvements and fixtures thereon) subject to the lien of a Mortgage and constituting collateral for a Mortgage Loan. With respect to any Cross-Collateralized Mortgage Loan, if and when the context may require, "Mortgaged Property" shall mean, collectively, all the mortgaged real properties (together with all improvements and fixtures thereon) securing the relevant Cross-Collateralized Group.

     "Mortgagee" shall mean the holder of legal title to any Mortgage Loan, together with any third parties through which such holder takes actions with respect to such Mortgage Loan.

     "Net Aggregate Prepayment Interest Shortfall" shall mean, with respect to any Distribution Date, the amount, if any, by which (a) the aggregate of all Prepayment Interest Shortfalls incurred in connection with the receipt of Principal Prepayments on the Mortgage Loans during the related Collection Period, exceeds (b) the amount of the Compensating Interest Payment remitted by the Master Servicer pursuant to Section 3.19(a) on the Master Servicer Remittance Date related to such Distribution Date.

     "Net Assumption Application Fee" shall have the meaning assigned thereto in
Section 3.08.

     "Net Assumption Fee" shall have the meaning assigned thereto in Section
3.08.

     "Net Default Charges" shall mean, with respect to any Mortgage Loan or REO Mortgage Loan, the Default Charges referred to in clause fifth of Section 3.26(a), which are payable to the Master Servicer as Additional Master Servicing Compensation or the Special Servicer as Additional Special Servicing Compensation.

     "Net Investment Earnings" shall mean, with respect to any Investment Account for any Collection Period, the amount, if any, by which the aggregate of all interest and other income realized during such Collection Period in connection with the investment of funds held in such Investment Account for the benefit of the Master Servicer or the Special Servicer, as applicable, in accordance with Section 3.06, exceeds the aggregate of all losses, if any, incurred during such Collection Period in connection with the investment of such funds for the benefit of the Master Servicer or the Special Servicer, as applicable, in accordance with Section 3.06 (other than losses of what would otherwise have constituted interest or other income earned on such funds).

     "Net Investment Loss" shall mean, with respect to any Investment Account for any Collection Period, the amount by which the aggregate of all losses, if any, incurred during such Collection Period in connection with the investment of funds held in such Investment Account for the benefit of the Master Servicer or the Special Servicer, as applicable, in accordance with Section 3.06 (other than losses of what would otherwise have constituted interest or other income earned on such funds), exceeds the aggregate of all interest and other income realized during such Collection Period in connection with the investment of such funds for the benefit of the Master Servicer or the Special Servicer, as applicable, in accordance with Section 3.06; provided that, in the case of any Investment Account and any particular investment of funds in such Investment Account, Net Investment Loss shall not include any loss with respect to such investment which is incurred solely as a result of the insolvency of the federal or state chartered depositary institution or trust company that holds such Investment Account, so long as such depositary institution or trust company (i) satisfied the qualifications set forth in the definition of Eligible Account both at the time such investment was made and also as of a date not more than 30 days prior to the date of such loss and (ii) was not an Affiliate of the Master Servicer or the Special Servicer, as applicable.

     "Net Liquidation Proceeds" shall mean the excess, if any, of all Liquidation Proceeds actually received by the Trust with respect to any Specially Serviced Mortgage Loan or REO Property, over the amount of all Liquidation Expenses incurred with respect thereto and all related Servicing Advances reimbursable therefrom.

     "Net Mortgage Rate" shall mean, with respect to any Mortgage Loan (or successor REO Mortgage Loan), the rate per annum equal to the Mortgage Rate minus the Administrative Fee Rate.

     "New Lease" shall mean any lease of an REO Property entered into at the direction of the Special Servicer, including any lease renewed, modified or extended on behalf of the Certificateholders, if the Special Servicer has the right to renegotiate the terms of such lease.

     "Nonrecoverable Advance" shall mean any Nonrecoverable P&I Advance or Nonrecoverable Servicing Advance.

     "Nonrecoverable P&I Advance" shall mean, as evidenced by the Officer's Certificate and supporting documentation contemplated by Section 4.03(c), any P&I Advance previously made or to be made in respect of any Mortgage Loan or any REO Mortgage Loan that, as determined by the Master Servicer or, if applicable, the Trustee or any Fiscal Agent, in its reasonable, good faith judgment, based on at least an Appraisal conducted within the twelve months preceding any such determination, will not be ultimately recoverable from late payments, Insurance Proceeds, Condemnation Proceeds, Liquidation Proceeds or any other recovery on or in respect of such Mortgage Loan.

     "Nonrecoverable Servicing Advance" shall mean, as evidenced by the Officer's Certificate and supporting documentation contemplated by Section 3.11(h), any Servicing Advance previously made or to be made in respect of a Mortgage Loan or REO Property that, as determined by the Master Servicer, the Special Servicer or, if applicable, the Trustee or any Fiscal Agent, in its reasonable, good faith judgment, based on at least an Appraisal conducted within the twelve months preceding any such determination, will not be ultimately recoverable from late payments, Insurance Proceeds, Condemnation Proceeds, Liquidation Proceeds or any other recovery on or in respect of such Mortgage Loan or REO Property.

     "Non-Registered Certificate" shall mean any Certificate that has not been subject to registration under the Securities Act. As of the Closing Date, the Class A-CP, Class A-X, Class A-Y, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class O, Class V and Class R Certificates will constitute Non-Registered Certificates.

     "Non-United States Tax Person" shall mean any Person other than a United States Tax Person.

     "Officer's Certificate" shall mean a certificate signed by a Servicing Officer of the Master Servicer or the Special Servicer or a Responsible Officer of the Trustee or any Fiscal Agent, as the case may be.

     "Opinion of Counsel" shall mean a written opinion of counsel (which counsel, in the case of any such opinion relating to the taxation of the Trust Fund or any portion thereof or the status of any REMIC Pool as a REMIC or the status of either Grantor Trust Pool as a Grantor Trust for taxation purposes, shall be Independent of the Depositor, each Mortgage Loan Seller, the Master Servicer, the Special Servicer, the Trustee and any Fiscal Agent, but which may act as counsel to such Person) acceptable to and delivered to the addressee(s) thereof and which Opinion of Counsel, except as provided herein, shall not be at the expense of the Trustee.

     "Original Column Mortgage Loans" shall have the meaning assigned thereto in the Preliminary Statement to this Agreement.

     "Original KeyBank Mortgage Loans" shall have the meaning assigned thereto in the Preliminary Statement to this Agreement.

     "Original Mortgage Loans" shall have the meaning assigned thereto in the Preliminary Statement to this Agreement.

     "OTS" shall mean the Office of Thrift Supervision or any successor thereto.

     "Ownership Interest" shall mean, in the case of any Certificate, any ownership or security interest in such Certificate as the Holder thereof and any other interest therein, whether direct or indirect, legal or beneficial, as owner or as pledgee.

     "P&I Advance" shall mean, with respect to any Mortgage Loan or REO Mortgage Loan, any advance made by the Master Servicer, the Trustee or any Fiscal Agent pursuant to Section 4.03.

     "P&I Advance Date" shall mean the Business Day preceding each Distribution Date.

     "Pass-Through Rate" shall mean the per annum rate at which interest accrues in respect of any Class of REMIC III Regular Interest Certificates during any Interest Accrual Period, as set forth in or otherwise calculated in accordance with Section 2.13(f).

     "Percentage Interest" shall mean: (a) with respect to any REMIC III Regular Interest Certificate, the portion of the relevant Class evidenced by such Certificate, expressed as a percentage, the numerator of which is the Certificate Principal Balance or Certificate Notional Amount, as the case may be, of such Certificate as of the Closing Date, as specified on the face thereof, and the denominator of which is the Class Principal Balance or Class Notional Amount, as the case may be, of the relevant Class as of the Closing Date; and (b) with respect to a Class V or Class R Certificate, the percentage interest in distributions to be made with respect to the relevant Class, as stated on the face of such Certificate.

     "Performing Mortgage Loan" shall mean, as of any date of determination, any Mortgage Loan as to which no Servicing Transfer Event then exists.

     "Permitted Investments" shall mean any one or more of the following obligations or securities:

          (i) direct obligations of, or obligations fully guaranteed as to timely payment of principal and interest by, the United States or any agency or instrumentality thereof, provided that each such obligation is backed by the full faith and credit of the United States;

          (ii) repurchase agreements on obligations specified in clause (i), provided that the short-term unsecured debt obligations of the party agreeing to repurchase such obligations are at the time of investment rated in the highest short-term debt rating category of each of Moody's and Fitch;

         (iii) federal funds, uncertificated certificates of deposit, time deposits and bankers' acceptances of any bank or trust company organized under the laws of the United States or any state thereof, provided that the short-term unsecured debt obligations of such bank or trust company are at the time of investment rated in the highest short-term debt rating category of each of Moody's and Fitch;

          (iv) commercial paper of any corporation incorporated under the laws of the United States or any state thereof (or of any corporation not so incorporated, provided that the commercial paper is United States Dollar denominated and amounts payable thereunder are not subject to any withholding imposed by any non-United States jurisdiction), provided that such commercial paper is rated in the highest short-term debt rating category of each of Moody's and Fitch;

          (v) units of money market funds which maintain a constant net asset value, provided that such units of money market funds are rated in the highest applicable rating category of each of Moody's and Fitch; or

          (vi) any other obligation or security that is acceptable to the Rating Agencies and will not result in an Adverse Rating Event with respect to any Class of Rated Certificates (as confirmed in writing to the Trustee by each Rating Agency);

provided that (A) no investment described hereunder shall evidence either the right to receive (1) only interest with respect to such investment or (2) a yield to maturity greater than 120% of the yield to maturity at par of the underlying obligations, (B) no investment described hereunder may be purchased at a price greater than par if such investment may be prepaid or called at a price less than its purchase price prior to stated maturity, (C) no investment described hereunder may be sold prior to stated maturity if such sale would result in a loss of principal on the instrument or a tax on "prohibited transactions" under Section 860F of the Code and (D) no investment described hereunder may have a "r" highlighter or other comparable qualifier attached to its rating; and provided, further, that each investment described hereunder must have (X) a predetermined fixed amount of principal due at maturity (that cannot vary or change), (Y) an original maturity of not more than 365 days and a remaining maturity of not more than 30 days and (Z) except in the case of a Permitted Investment described in clause (v) of this definition, a fixed interest rate or an interest rate that is tied to a single interest rate index plus a single fixed spread; and provided, further, that each investment described hereunder must be a "cash flow investment" (within the meaning of the REMIC Provisions).

     "Permitted Transferee" shall mean any Transferee of a Class R Certificate other than either a Disqualified Organization or a Non-United States Tax Person; provided, however, that if a Transferee is classified as a partnership under the Code, such Transferee shall only be a Permitted Transferee if all of its beneficial owners are United States Tax Persons and the governing documents of the Transferee prohibit a transfer of any interest in the Transferee to any Non-United States Tax Person.

     "Person" shall mean any individual, corporation, partnership, joint venture, association, joint-stock company, limited liability company, trust, unincorporated organization or government or any agency or political subdivision thereof.

     "Phase I Environmental Assessment" shall mean a "Phase I assessment" as described in and meeting the criteria of the American Society for Testing and Materials, Designation E-1527.

     "Plan" shall have the meaning assigned thereto in Section 5.02(c).

     "Plurality Class R Certificateholder" shall mean, as to any taxable year of any REMIC Pool, the Holder of Certificates evidencing the largest Percentage Interest in the Class R Certificates.

     "Post-ARD Additional Interest" shall mean, with respect to any ARD Loan after its Anticipated Repayment Date, all interest accrued on the principal balance of such ARD Loan at the Post-ARD Additional Interest Rate (the payment of which interest shall, under the terms of such Mortgage Loan, be deferred until the principal balance of such Mortgage Loan has been paid in full), together with all interest, if any, accrued at the related Mortgage Rate on such deferred interest.

     "Post-ARD Additional Interest Rate" shall mean, with respect to any ARD Loan after its Anticipated Repayment Date, the incremental increase in the Mortgage Rate for such Mortgage Loan resulting from the passage of such Anticipated Repayment Date.

     "Prepayment Assumption" shall mean, for purposes of determining the accrual of original issue discount, market discount and premium, if any, on the Mortgage Loans, the Loan REMIC Regular Interest, the REMIC I Regular Interests, the REMIC II Regular Interests the Group A-CP REMIC III Regular Interests, the Group A-X REMIC III Regular Interests, the Group A-Y REMIC III Regular Interests and the Certificates for federal income tax purposes, the assumptions that each ARD Loan is paid in its entirety on its Anticipated Prepayment Date and that no Mortgage Loan is otherwise voluntarily prepaid prior to its Stated Maturity Date.

     "Prepayment Interest Excess" shall mean, with respect to any Mortgage Loan that was subject to a Principal Prepayment in full or in part made after its Due Date in any Collection Period, any payment of interest (net of related Master Servicing Fees and, further, net of any portion of such interest that represents Default Interest or Post-ARD Additional Interest) actually collected from the related Borrower and intended to cover the period from and after such Due Date to, but not including, the date of prepayment (exclusive, however, of any related Prepayment Premium or Yield Maintenance Charge that may have been collected).

     "Prepayment Interest Shortfall" shall mean with respect to any Mortgage Loan that was subject to a Principal Prepayment in full or in part made prior to its Due Date in any Collection Period, the amount of interest, to the extent not collected from the related Borrower (without regard to any Prepayment Premium or Yield Maintenance Charge that may have been collected), that would have accrued on the amount of such Principal Prepayment during the period from the date of prepayment to, but not including, such Due Date (less the amount of related Master Servicing Fees and, if applicable, exclusive of Default Interest and Post-ARD Additional Interest).

     "Prepayment Premium" shall mean, with respect to any Mortgage Loan, any premium, fee or other additional amount paid or payable, as the context requires, by a Borrower in connection with a Principal Prepayment on, or other early collection of principal of, a Mortgage Loan or any successor REO Mortgage Loan, to the extent such premium, fee or other additional amount is calculated as a percentage of the principal amount being prepaid or as a specified amount (other than a Yield Maintenance Minimum Amount).

     "Primary Servicing Office" shall mean the office of the Master Servicer or the Special Servicer, as the context may require, that is primarily responsible for such party's servicing obligations hereunder.

     "Prime Rate" shall mean the "prime rate" published in the "Money Rates" section of The Wall Street Journal, as such "prime rate" may change from time to time. If The Wall Street Journal ceases to publish the "prime rate", then the Trustee, in its sole discretion, shall select an equivalent publication that publishes such "prime rate"; and if such "prime rate" is no longer generally published or is limited, regulated or administered by a governmental or quasi-governmental body, then the Trustee shall select a comparable interest rate index. In either case, such selection shall be made by the Trustee in its sole discretion and the Trustee shall notify the Master Servicer and the Special Servicer in writing of its selection.

     "Principal Balance Certificate" shall mean any of the Certificates designated as such in Section 2.08(e).

     "Principal Distribution Amount" shall mean:

     (a) with respect to any REMIC I Regular Interest for any Distribution Date, an amount equal to that portion, if any, of the Total Principal Distribution Amount for such Distribution Date that is attributable to each and every Mortgage Loan and/or REO Mortgage Loan, as the case may be, that relates to such REMIC I Regular Interest; and

     (b) with respect to any Class of Principal Balance Certificates (and, accordingly, with respect to that Class's Corresponding REMIC II Regular Interest) for any Distribution Date, an amount equal to that portion, if any, of the Total Principal Distribution Amount for such Distribution Date that is allocable to such Class of Certificates as provided below in this definition.

     For purposes of the foregoing, for so long as any of the Class A-P&I Certificates remain outstanding, the Total Principal Distribution Amount for each Distribution Date shall be allocated to such Certificates, up to the lesser of (i) the aggregate Certificate Principal Balance of the Class A-P&I Certificates outstanding immediately prior to such Distribution Date and (ii) the entire such Total Principal Distribution Amount. The portion of the Total Principal Distribution Amount for each Distribution Date that is so allocable to the Class A-P&I Certificates shall, in turn, be allocated as among the respective Classes of those Classes of Certificates as follows: (i) prior to the Senior Principal Distribution Cross-Over Date (or, if there is no Senior Principal Distribution Cross-Over Date, prior to the Final Distribution Date), first, to the Class A-1 Certificates, up to the Class Principal Balance thereof outstanding immediately prior to the subject Distribution Date, second, to the Class A-2 Certificates, up to the Class Principal Balance thereof outstanding immediately prior to the subject Distribution Date, and then, to the Class A-3 Certificates; and (ii) on and after the Senior Principal Distribution Cross-Over Date (and, in any event, on the Final Distribution Date), to the Class A-1 Certificates, the Class A-2 Certificates and the Class A-3 Certificates on a pro rata basis in accordance with the respective Class Principal Balances thereof outstanding immediately prior to the subject Distribution Date. After the aggregate Certificate Principal Balance of the Class A-P&I Certificates has been reduced to zero, the Total Principal Distribution Amount for each Distribution Date (net of any portion thereof that may have been allocated to the respective Classes of the Class A-P&I Certificates in retirement thereof pursuant to the prior two sentences) shall be allocated among the respective Classes of the Subordinate Principal Balance Certificates, sequentially in the following order and, in the case of each such Class of Subordinate Principal Balance Certificates, up to the lesser of (i) the Class Principal Balance of such Class of Certificates outstanding immediately prior to such Distribution Date and (ii) the remaining unallocated portion of the Total Principal Distribution Amount for such Distribution Date: first, to the Class B Certificates; second, to the Class C Certificates; third, to the Class D Certificates; fourth, to the Class E Certificates; fifth, to the F Certificates; sixth, to the Class G Certificates; seventh, to the Class H Certificates; eighth, to the Class J Certificates; ninth, to the Class K Certificates; tenth, to the Class L Certificates; eleventh, to the Class M Certificates; twelfth, to the Class N Certificates; and thirteenth, to the Class O Certificates.

     "Principal Prepayment" shall mean any voluntary payment of principal made by the Borrower on a Mortgage Loan that is received in advance of its scheduled Due Date and that is not accompanied by an amount of interest (without regard to any Prepayment Premium, Yield Maintenance

Charge and/or Post-ARD Additional Interest that may have been collected) representing scheduled interest due on any date or dates in any month or months subsequent to the month of prepayment.

     "Proposed Plan" shall have the meaning assigned thereto in Section 3.17(a).

     "Prospectus" shall mean the Base Prospectus and the Prospectus Supplement, together.

     "Prospectus Supplement" shall mean that certain prospectus supplement dated March 5, 2001, relating to the Registered Certificates, that is a supplement to the Base Prospectus.

     "PTCE" shall mean Prohibited Transaction Class Exemption.

     "PTE" shall mean Prohibited Transaction Exemption.

     "Purchase Price" shall mean, with respect to any Mortgage Loan (or REO Property), a cash price equal to the aggregate of (a) the outstanding principal balance of such Mortgage Loan (or the related REO Mortgage Loan) as of the date of purchase, (b) all accrued and unpaid interest on such Mortgage Loan (or the related REO Mortgage Loan) at the related Mortgage Rate (exclusive of any portion of such interest that represents Post-ARD Additional Interest) to, but not including, the Due Date occurring in the Collection Period during which the applicable purchase or repurchase occurs, (c) all related unreimbursed Servicing Advances, (d) all accrued and unpaid Advance Interest with respect to any related Advances, and (e) solely in the case of a repurchase or substitution by Union Capital pursuant to the Union Capital Agreement, by CSFB Mortgage Capital pursuant to the CSFB Mortgage Capital Agreement or by a Mortgage Loan Seller pursuant to the related Mortgage Loan Purchase Agreement, (i) all related Special Servicing Fees and, to the extent not otherwise included in clause (d) of this Agreement, other related Additional Trust Fund Expenses, whether paid or then owing, and (ii) to the extent not otherwise included in the amount described in clause (c) or clause (e)(i) of this definition, any costs and expenses incurred by the Master Servicer, the Special Servicer or the Trustee (on behalf of the Trust) in enforcing the obligation of such Person to repurchase or replace such Mortgage Loan.

     "Purchase Price Security Deposit" shall have the meaning assigned thereto in Section 2.03(b).

     "Purchase Price Security Deposit Account" shall mean a segregated custodial account or accounts created by and maintained by the Master Servicer, pursuant to Section 2.03(b), on behalf of the Trustee in trust for the Certificateholders and the related Mortgage Loan Seller, which shall be entitled "KeyCorp Real Estate Capital Markets, Inc. d/b/a Key Commercial Mortgage [or the name of any successor Master Servicer], as Master Servicer, in trust for the registered holders of Credit Suisse First Boston Mortgage Securities Corp., Commercial Mortgage Pass-Through Certificates, Series 2001-CK1, and [name of the related Mortgage Loan Seller], Purchase Price Security Deposit Account."

     "Qualified Appraiser" shall mean, in connection with the appraisal of any Mortgaged Property or REO Property, an Independent MAI-designated appraiser with at least five years of experience in respect of the relevant geographic location and property type.

     "Qualified Institutional Buyer" shall mean a "qualified institutional buyer" within the meaning of Rule 144A under the Securities Act.

     "Qualified Insurer" shall mean an insurance company or security or bonding company qualified to write the related Insurance Policy in the relevant jurisdiction.

     "Qualifying Substitute Mortgage Loan" shall mean, in connection with the replacement of a Defective Mortgage Loan as contemplated by Section 2.03, any other mortgage loan which, on the date of substitution, (i) has a principal balance, after deduction of the principal portion of any unpaid Monthly Payment due on or before the date of substitution, not in excess of the Stated Principal Balance of the Defective Mortgage Loan; (ii) is accruing interest at a fixed rate of interest at least equal to that of the Defective Mortgage Loan; (iii) has the same Due Date as, and a grace period for delinquent Monthly Payments that is no longer than, the Due Date and grace period, respectively, of the Defective Mortgage Loan; (iv) is accruing interest on the same Interest Accrual Basis as the Defected Mortgage Loan; (v) has a remaining term to stated maturity not greater than, and not more than two years less than, that of the Defective Mortgage Loan and, in any event, has a Stated Maturity Date not later than two years prior to the Rated Final Distribution Date; (vi) has a then current loan-to-value ratio not higher than, and a then current debt service coverage ratio not lower than, the loan-to-value ratio and debt service coverage ratio, respectively, of the Defective Mortgage Loan as of the Closing Date; (vii) has comparable prepayment restrictions to those of the Defective Mortgage Loan,
(viii) will comply (except in a manner that would not be adverse to the interests of the Certificateholders (as a collective whole) in or with respect to such mortgage loan), as of the date of substitution, with all of the representations relating to the Defective Mortgage Loan set forth in or made pursuant to the related Mortgage Loan Purchase Agreement and, in the case of a Union Capital Mortgage Loan, pursuant to the Union Capital Agreement and, in the case of a CSFB Mortgage Capital Mortgage Loan, pursuant to the CSFB Mortgage Capital Agreement; (ix) has a Phase I Environmental Assessment relating to the related Mortgaged Property in its Servicing File, which Phase I Environmental Assessment will evidence that there is no material adverse environmental condition or circumstance at the related Mortgaged Property for which further remedial action may be required under applicable law; and (x) constitutes a "qualified replacement mortgage" within the meaning of Section 860G(a)(4) of the Code; provided, however, that if more than one mortgage loan is to be substituted for any Defective Mortgage Loan, then all such proposed Replacement Mortgage Loans shall, in the aggregate, satisfy the requirement specified in clause (i) of this definition and each such proposed Replacement Mortgage Loan shall, individually, satisfy each of the requirements specified in clauses (ii) through (x) of this definition; and provided, further, that no mortgage loan shall be substituted for a Defective Mortgage Loan unless (x) such prospective Replacement Mortgage Loan shall be acceptable to the Controlling Class Representative (or, if there is no Controlling Class Representative then serving, to the Holders of Certificates representing a majority of the Voting Rights allocated to the Controlling Class), in its (or their) sole discretion, and (y) each Rating Agency shall have confirmed in writing to the Trustee that such substitution will not in and of itself result in an Adverse Rating Event with respect to any Class of Rated Certificates (such written confirmation to be obtained by the party (i.e., the related Mortgage Loan Seller, Union Capital or CSFB Mortgage Capital) effecting the substitution). It is understood and agreed that the Controlling Class Representative (or, if no Controlling Class Representative is then serving, the Holders of Certificates representing a majority of the Voting Rights assigned to the Controlling Class) could find a prospective Replacement Mortgage Loan unacceptable for any reason or no reason whatsoever.

     "Rated Certificate" shall mean any of the Certificates to which a rating has been assigned by either Rating Agency at the request of the Depositor.

     "Rated Final Distribution Date" shall mean the Distribution Date in December 2035.

     "Rating Agency" shall mean either of Moody's and Fitch.

     "Realized Loss" shall mean:

          (1) with respect to each defaulted Mortgage Loan as to which a Final Recovery Determination has been made, or with respect to any successor REO Mortgage Loan as to which a Final Recovery Determination has been made as to the related REO Property, an amount (not less than zero) equal to (a) the unpaid principal balance of such Mortgage Loan or REO Mortgage Loan, as the case may be, as of the commencement of the Collection Period in which the Final Recovery Determination was made, plus (b) without taking into account the amount described in subclause (1)(c) of this definition, all unpaid interest accrued in respect of such Mortgage Loan or REO Mortgage Loan, as the case may be, to but not including the related Due Date in the Collection Period in which the Final Recovery Determination was made, exclusive, however, of any portion of such unpaid interest that constitutes Default Interest or, in the case of an ARD Loan after its Anticipated Repayment Date, Post-ARD Additional Interest, minus (c) all payments and proceeds, if any, received in respect of such Mortgage Loan or REO Mortgage Loan, as the case may be, during the Collection Period in which such Final Recovery Determination was made (net of any related Servicing Advances reimbursed therefrom and any related Liquidation Expenses paid therefrom);

          (2) with respect to each defaulted Mortgage Loan as to which any portion of the principal or past due interest payable thereunder was canceled in connection with a bankruptcy, insolvency or similar proceeding involving the related Borrower or a modification, waiver or amendment of such Mortgage Loan granted or agreed to by the Master Servicer or the Special Servicer pursuant to Section 3.20 or, in the case of the Crystal Pavilion/Petry Building Mortgage Loan, otherwise on behalf of the Trust, the amount of such principal or past due interest (other than any Default Interest and, in the case of an ARD Loan after its Anticipated Repayment Date, Post-ARD Additional Interest) so canceled; and

          (3) with respect to each defaulted Mortgage Loan as to which the Mortgage Rate thereon has been permanently reduced and not recaptured for any period in connection with a bankruptcy, insolvency or similar proceeding involving the related Borrower or a modification, waiver or amendment of such Mortgage Loan granted or agreed to by the Master Servicer or the Special Servicer pursuant to Section 3.20 or, in the case of the Crystal Pavilion/Petry Building Mortgage Loan, otherwise on behalf of the Trust, the amount of any consequent reduction in the interest portion of each successive Monthly Payment due thereon (each such Realized Loss to be deemed to have been incurred on the Due Date for each affected Monthly Payment).

     "Record Date" shall mean, with respect to any Distribution Date, the last Business Day of the month immediately preceding the month in which such Distribution Date occurs.

     "Recording Side Letter" shall mean the Letter Agreement dated as of March 16, 2001, between the Mortgage Loan Sellers, Depositor, the Trustee and Allied Capital Corporation, relating to payments for the recording of certain Mortgage Loan Documents.

     "Recording/Filing Reserve Account" shall mean the segregated account or accounts created and maintained by the Trustee, pursuant to Section 2.01(e), in trust for the Certificateholders, which shall be entitled "Wells Fargo Bank Minnesota, N.A. [or the name of any successor Trustee], as Trustee, in trust for the registered holders of Credit Suisse First Boston Mortgage Securities Corp.,

Commercial Mortgage Pass-Through Certificates, Series 2001-CK1, Recording/Filing Reserve Account".

     "Recording/Filing Reserve Funds" shall have the meaning assigned thereto in
Section 2.01(e).

     "Recording/Title Policy Credit" shall mean, with respect to any Mortgage Loan as to which there exists a Recording/Title Policy Omission as of September 16, 2002 a letter of credit in the amount of 20% of the then outstanding principal amount of such Mortgage Loan, which letter of credit (or, alternatively, a Recording/Title Policy Reserve) must be delivered by a Mortgage Loan Seller to the Master Servicer, pursuant to the related Mortgage Loan Purchase Agreement.

     "Recording/Title Policy Omission" shall mean, with respect to any Mortgage Loan (other than the Crystal Pavilion/Petry Building Mortgage Loan), the occurrence of any of the following on September 16, 2002 which remains uncured or unremedied: (a) the Mortgage File for such Mortgage Loan does not contain each recorded or, in the case of a Mortgaged Property operated as a hospitality property, filed document (or a copy thereof) as required by clause (ii) clause
(iii), clause (iv), clause (v) or, in the case of a Mortgaged Property operated as a hospitality property, clause (viii) of the definition of "Mortgage File" and Section 2.01(e) because an original of such document (i) was not delivered by or on behalf of the related Mortgage Loan Seller either as recorded document or in proper form for recording in the appropriate public recording office, (ii) was lost, (iii) was returned unrecorded as a result of an actual or purported defect therein or (iv) has not been returned from the applicable public recording or filing office; or (b) the Mortgage File for such Mortgage Loan does not contain an original or copy of the related lender's title insurance policy for any reason; provided that such omission, in the case of either clause (a) or
(b), would, in the reasonable, good faith judgment of the Master Servicer (or, if the related Mortgage Loan Seller is, or is an Affiliate of, the Master Servicer, in the reasonable, good faith judgment of the Special Servicer) materially and adversely affect (x) the ability of the Trustee, the Master Servicer or the Special Servicer to enforce on a prompt basis the liens and security interests securing such Mortgage Loan and the priority thereof or (y) the value of such Mortgage Loan as of the time of determination.

     "Recording/Title Policy Reserve" shall mean, with respect to any Mortgage Loan as to which there exists a Recording/Title Policy Omission as of September 16, 2002, a cash deposit in the amount of 20% of the then outstanding principal amount of such Mortgage Loan, which cash deposit (or, alternatively, a Recording/Title Policy Credit) must be delivered by a Mortgage Loan Seller to the Master Servicer, pursuant to the related Mortgage Loan Purchase Agreement.

     "Registered Certificate" shall mean any Certificate that has been subject to registration under the Securities Act. As of the Closing Date, the Class A-1, Class A-2, Class A-3, Class B, Class C and Class D Certificates constitute Registered Certificates.

     "Regulation S" shall mean Regulation S under the Securities Act.

     "Regulation S Certificate" shall mean a written certification substantially in the form set forth in Exhibit F-2E hereto certifying that a beneficial owner of an interest in a Regulation S Global Certificate is not a United States Securities Person.

     "Regulation S Global Certificates" shall mean the Regulation S Permanent Global Certificate(s) together with the Regulation S Temporary Global Certificate(s).

     "Regulation S Legend" shall mean, with respect to the Class A-CP, Class A-X, Class A-Y, Class E, Class F and Class G Certificates offered and sold outside the United States in reliance on Regulation S, a legend generally to the effect that such Certificates may not be offered, sold, pledged or otherwise transferred in the United States or to a United States Securities Person prior to the Release Date except pursuant to an exemption from the registration requirements of the Securities Act.

     "Regulation S Permanent Global Certificate" shall mean any single permanent global Certificate, in definitive, fully registered form without interest coupons received in exchange for a Regulation S Temporary Global Certificate.

     "Regulation S Temporary Global Certificate" shall mean, with respect to the Class A-CP, Class A-X, Class A-Y, Class E, Class F and Class G Certificates offered and sold outside of the United States in reliance on Regulation S, a single temporary global Certificate, in definitive, fully registered form without interest coupon, which Certificate bears a Regulation S Legend.

     "Reimbursement Rate" shall mean the rate per annum applicable to the accrual of Advance Interest, which rate per annum is equal to the Prime Rate.

     "Release Date" shall mean the date that is 40 days following the Closing Date.

     "REMIC" shall mean a "real estate mortgage investment conduit" as defined in Section 860D of the Code.

     "REMIC I" shall mean the segregated pool of assets designated as such in
Section 2.09(a)

     "REMIC I Regular Interest" shall mean any of the separate non-certificated beneficial ownership interests in REMIC I issued hereunder and, in each such case, designated as a "regular interest" in REMIC I. The REMIC I Regular Interests have the designations and terms provided for in Section 2.09.

     "REMIC I Remittance Rate" shall mean the per annum rate at which interest accrues in respect of any REMIC I Regular Interest during any Interest Accrual Period, as set forth in or otherwise calculated in accordance with Section 2.09(f).

     "REMIC I Residual Interest" shall mean the sole uncertificated "residual interest", within the meaning of Section 860G(a)(2) of the Code, in REMIC I issued pursuant to this Agreement.

     "REMIC II" shall mean the segregated pool of assets designated as such in
Section 2.11(a).

     "REMIC II Regular Interest" shall mean any of the separate non-certificated beneficial ownership interests in REMIC II issued hereunder and, in each such case, designated as a "regular interest" in REMIC II. The REMIC II Regular Interests have the designations and terms provided for in Section 2.11.

     "REMIC II Regular Interest A-1" shall mean the REMIC II Regular Interest that bears the designation "A-1".

     "REMIC II Regular Interest A-2" shall mean the REMIC II Regular Interest that bears the designation "A-2".

     "REMIC II Regular Interest A-3-1" shall mean the REMIC II Regular Interest that bears the designation"A-3-1".

     "REMIC II Regular Interest A-3-2" shall mean the REMIC II Regular Interest that bears the designation "A-3-2".

     "REMIC II Regular Interest B" shall mean the REMIC II Regular Interest that bears the designation "B".

     "REMIC II Regular Interest C" shall mean the REMIC II Regular Interest that bears the designation "C".

     "REMIC II Regular Interest D" shall mean the REMIC II Regular Interest that bears the designation "D".

     "REMIC II Regular Interest E" shall mean the REMIC II Regular Interest that bears the designation "E".

     "REMIC II Regular Interest F" shall mean the REMIC II Regular Interest that bears the designation "F".

     "REMIC II Regular Interest G" shall mean the REMIC II Regular Interest that bears the designation "G".

     "REMIC II Regular Interest H" shall mean the REMIC II Regular Interest that bears the designation "H".

     "REMIC II Regular Interest J" shall mean the REMIC II Regular Interest that bears the designation "J".

     "REMIC II Regular Interest K" shall mean the REMIC II Regular Interest that bears the designation "K".

     "REMIC II Regular Interest L" shall mean the REMIC II Regular Interest that bears the designation "L".

     "REMIC II Regular Interest M" shall mean the REMIC II Regular Interest that bears the designation "M".

     "REMIC II Regular Interest N" shall mean the REMIC II Regular Interest that bears the designation "N".

     "REMIC II Regular Interest O" shall mean the REMIC II Regular Interest that bears the designation "O".

     "REMIC II Remittance Rate" shall mean the per annum rate at which interest accrues in respect of any REMIC II Regular Interest during any Interest Accrual Period, as set forth in or otherwise calculated in accordance with Section 2.11(f).

     "REMIC II Residual Interest" shall mean the sole uncertificated "residual interest", within the meaning of Section 860G(a)(2) of the Code, in REMIC II issued pursuant to this Agreement.

     "REMIC III" shall mean the segregated pool of assets designated as such in
Section 2.13(a).

     "REMIC III Regular Interest A-CP-A-3-2" shall mean the "regular interest" in REMIC III that bears the designation "A-CP-A-3-2".

     "REMIC III Regular Interest A-CP-B" shall mean the "regular interest" in REMIC III that bears the designation "A-CP-B".

     "REMIC III Regular Interest A-CP-C" shall mean the "regular interest" in REMIC III that bears the designation "A-CP-C".

     "REMIC III Regular Interest A-CP-D" shall mean the "regular interest" in REMIC III that bears the designation "A-CP-D".

     "REMIC III Regular Interest A-CP-E" shall mean the "regular interest" in REMIC III that bears the designation "A-CP-E".

     "REMIC III Regular Interest A-CP-F" shall mean the "regular interest" in REMIC III that bears the designation "A-CP-F".

     "REMIC III Regular Interest A-CP-G" shall mean the "regular interest" in REMIC III that bears the designation "A-CP-G".

     "REMIC III Regular Interest A-X-A-1" shall mean the "regular interest" in REMIC III that bears the designation "A-X-A-1".

     "REMIC III Regular Interest A-X-A-2" shall mean the "regular interest" in REMIC III that bears the designation "A-X-A-2".

     "REMIC III Regular Interest A-X-A-3-1" shall mean the "regular interest" in REMIC III that bears the designation "A-X-A-3-1".

     "REMIC III Regular Interest A-X-A-3-2" shall mean the "regular interest" in REMIC III that bears the designation "A-X-A-3-2".

     "REMIC III Regular Interest A-X-B" shall mean the "regular interest" in REMIC III that bears the designation "A-X-B".

     "REMIC III Regular Interest A-X-C" shall mean the "regular interest" in REMIC III that bears the designation "A-X-C".

     "REMIC III Regular Interest A-X-D" shall mean the "regular interest" in REMIC III that bears the designation "A-X-D".

     "REMIC III Regular Interest A-X-E" shall mean the "regular interest" in REMIC III that bears the designation "A-X-E".

     "REMIC III Regular Interest A-X-F" shall mean the "regular interest" in REMIC III that bears the designation "A-X-F".

     "REMIC III Regular Interest A-X-G" shall mean the "regular interest" in REMIC III that bears the designation "A-X-G".

     "REMIC III Regular Interest A-X-H" shall mean the "regular interest" in REMIC III that bears the designation "A-X-H".

     "REMIC III Regular Interest A-X-J" shall mean the "regular interest" in REMIC III that bears the designation "A-X-J".

     "REMIC III Regular Interest A-X-K" shall mean the "regular interest" in REMIC III that bears the designation "A-X-K".

     "REMIC III Regular Interest A-X-L" shall mean the "regular interest" in REMIC III that bears the designation "A-X-L".

     "REMIC III Regular Interest A-X-M" shall mean the "regular interest" in REMIC III that bears the designation "A-X-M".

     "REMIC III Regular Interest A-X-N" shall mean the "regular interest" in REMIC III that bears the designation "A-X-N".

     "REMIC III Regular Interest A-X-O" shall mean the "regular interest" in REMIC III that bears the designation "A-X-O".

     "REMIC III Regular Interest A-Y-A-3-1" shall mean the "regular interest" in REMIC III that bears the designation "A- Y-A-3-1".

     "REMIC III Regular Interest A-Y-A-3-2" shall mean the "regular interest" in REMIC III that bears the designation "A- Y-A-3-2".

     "REMIC III Regular Interest Certificate" shall mean any of the Certificates designated as such in Section 2.08(h).

     "REMIC III Remittance Rate" shall mean the per annum rate at which interest accrues in respect of any Group A-CP REMIC III Regular Interest, Group A-X REMIC III Regular Interest or Group A-Y REMIC III Regular Interest during any Interest Accrual Period, as set forth in or otherwise calculated in accordance with
Section 2.13(f).

     "REMIC III Residual Interest" shall mean the sole uncertificated "residual interest", within the meaning of Section 860G(a)(2) of the Code, in REMIC III issued pursuant to this Agreement.

     "REMIC Pool" shall mean any of REMIC I, REMIC II, REMIC III or the Loan REMIC.

     "REMIC Provisions" shall mean the provisions of the federal income tax law relating to real estate mortgage investment conduits, which appear at Sections 860A through 860G of Subchapter M of Chapter 1 of the Code, and related provisions, and proposed, temporary and final Treasury regulations and any published rulings, notices and announcements promulgated thereunder, as the foregoing may be in effect from time to time.

     "REMIC Sub-Account" shall mean a sub-account of the Distribution Account established pursuant to Section 3.04(b), which sub-account shall constitute an asset of the Trust Fund and REMIC I, but not an asset of either Grantor Trust Pool.

     "Rents from Real Property" shall mean, with respect to any REO Property, gross income of the character described in Section 856(d) of the Code.

     "REO Account" shall mean a segregated custodial account or accounts created and maintained by the Special Servicer, pursuant to Section 3.16(b), on behalf of the Trustee in trust for the Certificateholders, which shall be entitled "ORIX Real Estate Capital Markets, LLC [or the name of any successor Special Servicer], as Special Servicer, on behalf of Wells Fargo Bank Minnesota, N.A. [or the name of any successor Trustee],in trust for the registered holders of Credit Suisse First Boston Mortgage Securities Corp., Commercial Mortgage Pass Through Certificates, Series 2001 CK1, REO Account."

     "REO Acquisition" shall mean the acquisition of any REO Property pursuant to Section 3.09 or, in the case of the Crystal Pavilion/Petry Building Mortgaged Property, otherwise on behalf of the Trust.

     "REO Disposition" shall mean the sale or other disposition of any REO Property pursuant to Section 3.18(d) or, in the case of the Crystal Pavilion/Petry Building Mortgaged Property, otherwise on behalf of the Trust.

     "REO Extension" shall have the meaning assigned thereto in Section 3.16(a).

     "REO Mortgage Loan" shall mean the mortgage loan deemed for purposes hereof to be outstanding with respect to each REO Property. Each REO Mortgage Loan shall be deemed to provide for monthly payments of principal and/or interest equal to its Assumed Monthly Payment and otherwise to have the same terms and conditions as its predecessor Mortgage Loan (such terms and conditions to be applied without regard to the default on such predecessor Mortgage Loan or the Trust's acquisition of the subject REO Property). Each REO Mortgage Loan shall be deemed to have an initial unpaid principal balance and Stated Principal Balance equal to the unpaid principal balance and Stated Principal Balance, respectively, of its predecessor Mortgage Loan as of the date of the related REO Acquisition. All Monthly Payments (other than any Balloon Payment), Assumed Monthly Payments (in the case of a Balloon Mortgage Loan delinquent in respect of its Balloon Payment) and other amounts due and owing, or deemed to be due and owing, in respect of the predecessor Mortgage Loan as of the date of the related REO Acquisition, shall be deemed to continue to be due and owing in respect of an REO Mortgage Loan. In addition, all amounts payable or reimbursable to the Master Servicer, the Special Servicer, the Trustee or any Fiscal Agent in respect of the predecessor Mortgage Loan as of the date of the related REO Acquisition, including any unpaid or unreimbursed Servicing Fees and Advances (together with any related unpaid Advance Interest), shall continue to be payable or reimbursable in the same priority and manner pursuant to Section 3.05(a) to the Master Servicer, the Special Servicer, the Trustee or any Fiscal Agent, as the case may be, in respect of an REO Mortgage Loan.

     "REO Property" shall mean a Mortgaged Property acquired by or otherwise on behalf of the Trust for the benefit of the Certificateholders through foreclosure, acceptance of a deed in lieu of foreclosure or otherwise in accordance with applicable law in connection with the default or imminent default of a Mortgage Loan.

     "REO Revenues" shall mean all income, rents, profits and proceeds derived from the ownership, operation or leasing of any REO Property.

     "REO Tax" shall have the meaning assigned thereto in Section 3.17(a).

     "Replacement Mortgage Loan" shall mean any mortgage loan that is substituted by a Mortgage Loan Seller, Union Capital or CSFB Mortgage Capital for a Defective Mortgage Loan as contemplated by Section 2.03.

     "Request for Release" shall mean a request signed by a Servicing Officer of, as applicable, the Master Servicer in the form of Exhibit D-1 attached hereto or the Special Servicer in the form of Exhibit D-2 attached hereto.

     "Required Appraisal Loan" shall mean any Mortgage Loan (and any successor REO Mortgage Loan) as to which an Appraisal Trigger Event has occurred; provided that a Mortgage Loan shall cease to be a Required Appraisal Loan if and when, following the occurrence of the most recent Appraisal Trigger Event with respect thereto, such Mortgage Loan has become a Corrected Mortgage Loan and no other Servicing Transfer Event or Appraisal Trigger Event has occurred with respect thereto during the preceding three months.

     "Reserve Account" shall mean any of the accounts established and maintained pursuant to Section 3.03(d).

     "Reserve Funds" shall mean, with respect to any Mortgage Loan, any amounts delivered by the related Borrower to be held in escrow by or on behalf of the mortgagee representing: (i) reserves for repairs, replacements, capital improvements and/or environmental testing and remediation with respect to the related Mortgaged Property; (ii) reserves for tenant improvements and leasing commissions; (iii) reserves for debt service; or (iv) amounts to be applied as a Principal Prepayment on such Mortgage Loan or held as Additional Collateral in the event that certain leasing or other economic criteria in respect of the related Mortgaged Property are not met.

     "Resolution Extension Period" shall have the meaning assigned thereto in
Section 2.03(b).

     "Responsible Officer" shall mean: (a) when used with respect to the Trustee, the President, the Treasurer, the Secretary, any Vice President, any Assistant Vice President, any Trust Officer, any Assistant Secretary or any other officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers and having direct responsibility for the administration of this Agreement; and (b) when used with respect to any Fiscal Agent or any Certificate Registrar (other than the Trustee), any officer or assistant officer thereof.

     "Responsible Party" shall mean: (a) in the case of a Material Document Defect with respect to any Mortgage Loan, the related Mortgage Loan Seller; (b) in the case of a Material Breach with respect to any Column Mortgage Loan (other than a Column Mortgage Loan originated by Union Capital, CSFB Mortgage Capital, KeyBank or Bridger), Column; (c) in the case of a Material Breach with respect to any KeyBank Mortgage Loan or any Column Mortgage Loan originated by KeyBank or Bridger, KeyBank; (d) in the case of a Material Breach with respect to a Union Capital Mortgage Loan, Column and/or Union Capital, as applicable, whichever made the representation or warranty as to which such Material Breach exists; and (e) in the case of a Material Breach with respect to a CSFB Mortgage Capital Mortgage Loan, Column and/or CSFB Mortgage Capital, as applicable, whichever made the representation and warranty as to which such Material Breach exists.

     "Restricted Servicer Reports" shall mean each of the CMSA Servicer Watch List, the CMSA Operating Statement Analysis Report, the CMSA NOI Adjustment Worksheet, CMSA Financial File and the CMSA Comparative Financial Status Report.

     "Rule 144A Global Certificate" shall mean, with respect to any Class of Book-Entry Non-Registered Certificates, a single global Certificate registered in the name of the Depository or its nominee, in definitive, fully registered form without interest coupons, which Certificate bears a Qualified Institutional Buyer CUSIP number and does not bear a Regulation S Legend.

     "Securities Act" shall mean the Securities Act of 1933, as amended.

     "Senior Certificate" shall mean any of the Certificates designated as such in Section 2.08(c).

     "Senior Principal Distribution Cross-Over Date" shall mean the first Distribution Date as of which the aggregate Certificate Principal Balance of the Class A-P&I Certificates outstanding immediately prior thereto equals or exceeds the sum of (a) the aggregate Stated Principal Balance of the Mortgage Pool that will be outstanding immediately following such Distribution Date, plus (b) the lesser of (i) the Total Principal Distribution Amount for such Distribution Date and (ii) the portion of the Standard Available Distribution Amount for such Distribution Date that will remain after all distributions of interest to be made on the Senior Certificates on such Distribution Date pursuant to Section 4.01(a) have been so made.

     "Series 2000-C1 PSA" shall mean the Pooling and Servicing Agreement, dated as of July 11, 2000, relating to the Depositor's Series 2000-C1 Commercial Mortgage Pass-Through Certificates.

     "Servicing Account" shall mean any of the accounts established and maintained pursuant to Section 3.03(a).

     "Servicing Advances" shall mean all customary, reasonable and necessary "out-of-pocket" costs and expenses paid or to be paid, as the context requires, out of its own funds, by the Master Servicer or the Special Servicer (or, if applicable, the Trustee or any Fiscal Agent) in connection with the servicing of a Mortgage Loan after a default, delinquency or other unanticipated event, or in connection with the administration of any REO Property, including (1) any such costs and expenses associated with (a) compliance with the obligations of the Master Servicer and/or the Special Servicer set forth in Sections 2.03, 3.01(d), 3.03(c) and 3.09, (b) the preservation, insurance, restoration, protection and management of a Mortgaged Property, including the cost of any "force placed" insurance policy purchased by the Master Servicer or the Special Servicer to the extent such cost is allocable to a particular Mortgaged Property that the Master Servicer or the Special Servicer is required to cause to be insured pursuant to
Section 3.07(a), (c) obtaining any Insurance Proceeds, Condemnation Proceeds or Liquidation Proceeds in respect of any such Mortgage Loan or any REO Property,
(d) any enforcement or judicial proceedings with respect to any such Mortgage Loan, including foreclosures and similar proceedings, (e) the operation, management, maintenance and liquidation of any REO Property, (f) obtaining any Appraisal required to be obtained hereunder, and (g) UCC filings (to the extent that the costs thereof are not reimbursed by the related Borrower), (2) the reasonable and direct out-of-pocket travel expenses incurred by the Special Servicer in connection with performing inspections pursuant to Section 3.12(a), and (3) any other expenditure which is expressly designated as a Servicing Advance herein; provided that, notwithstanding anything to the contrary, "Servicing Advances" shall not include (A) allocable overhead of the Master Servicer or the Special Servicer, such as costs for office space, office equipment, supplies and related expenses, employee salaries and related expenses and similar internal costs and expenses, (B) costs incurred by either such party or any Affiliate thereof in connection with its purchase of any Mortgage Loan or REO Property pursuant to any provision of this Agreement or (C) costs or expenses expressly required under this Agreement to be borne by the Master Servicer or Special Servicer.

     "Servicing Fees" shall mean, with respect to any Mortgage Loan or REO Mortgage Loan, the Master Servicing Fee and the Special Servicing Fee.

     "Servicing File" shall mean any documents (other than documents required to be part of the related Mortgage File, but including any correspondence file) in the possession or under the control of, or required (pursuant to the applicable Mortgage Loan Purchase Agreement, this Agreement or otherwise) to be delivered to, as the context may require, the Master Servicer or the Special Servicer and relating to the origination and servicing of any Mortgage Loan or the administration of any REO Property, including any insurance certificates relating to hazard insurance policies maintained by the Borrower with respect to the related Mortgaged Property that are in the possession of the Master Servicer or the Special Servicer, as the case may be, at any particular time.

     "Servicing Officer" shall mean any officer or employee of the Master Servicer or the Special Servicer involved in, or responsible for, the administration and servicing of the Mortgage Loans, whose name and specimen signature appear on a list of servicing officers furnished by such party to the Trustee and the Depositor on the Closing Date, as such list may be amended from time to time by the Master Servicer or the Special Servicer.

     "Servicing Return Date" shall mean, with respect to any Corrected Mortgage Loan, the date that servicing thereof is returned by the Special Servicer to the Master Servicer pursuant to Section 3.21(a).

     "Servicing Standard" shall mean, with respect to each of the Master Servicer and the Special Servicer, to service and administer the Mortgage Loans and REO Properties for which it is responsible hereunder: (a) with the same care, skill, prudence and diligence as is normal and usual in its general mortgage servicing and REO property management activities on behalf of third parties or on behalf of itself, whichever is higher, with respect to mortgage loans and REO properties that are comparable to those for which it is responsible hereunder; (b) with a view to the timely collection of all scheduled payments of principal and interest under the Mortgage Loans, the full collection of all Prepayment Premiums and Yield Maintenance Charges that may become payable under the Mortgage

Loans and, in the case of the Special Servicer, if a Mortgage Loan comes into and continues in default and if, in the good faith and reasonable judgment of the Special Servicer, no satisfactory arrangements can be made for the collection of the delinquent payments (including payments of Prepayment Premiums and Yield Maintenance Charges), the maximization of the recovery on such Mortgage Loan to the Certificateholders (as a collective whole) on a present value basis (the relevant discounting of anticipated collections that will be distributable to Certificateholders to be performed at the related Net Mortgage
Rate); and (c) without regard to: (i) any known relationship that the Master Servicer (or any Affiliate thereof) or the Special Servicer (or any Affiliate thereof), as the case may be, may have with the related Borrower or with any other party to this Agreement; (ii) the ownership of any Certificate by the Master Servicer (or any Affiliate thereof) or the Special Servicer (or any Affiliate thereof), as the case may be; (iii) the obligation of the Master Servicer to make Advances, (iv) the obligation of the Special Servicer to make, or direct the Master Servicer to make, Servicing Advances; (v) the right of the Master Servicer (or any Affiliate thereof) or the Special Servicer (or any Affiliate thereof), as the case may be, to receive reimbursement of costs, or the sufficiency of any compensation payable to it, hereunder or with respect to any particular transaction; or (vi) any ownership, servicing and/or management by the Master Servicer (or any Affiliate thereof) or the Special Servicer (or any Affiliate thereof), as the case may be, of any other mortgage loans or real property.

     "Servicing Transfer Event" shall mean, with respect to any Mortgage Loan (except the Crystal Pavilion/Petry Building Mortgage Loan), any of the following events:

          (a) the related Borrower has failed to make when due any Monthly Payment (including a Balloon Payment) or any other payment required under the related Mortgage Loan Documents, which failure continues, or the Master Servicer determines, in its reasonable, good faith judgment, will continue, unremedied (i) except in the case of a delinquent Balloon Payment, for 60 days beyond the date on which the subject payment was due, and (ii) solely in the case of a delinquent Balloon Payment, for 90 days beyond the related maturity date or, if the related Borrower has delivered to the Master Servicer a refinancing commitment reasonably acceptable to the Special Servicer, for such longer period, not to exceed 150 days beyond the related maturity date, during which the refinancing would occur; or

          (b) the Master Servicer has determined, in its reasonable, good faith judgment, that a default in making a Monthly Payment (including a Balloon Payment) or any other material payment required under the related Mortgage Loan Documents is likely to occur within 30 days and either (i) the related Borrower has requested a material modification of the payment terms of the related Mortgage Loan or (ii) such default is likely to remain unremedied for at least the period contemplated by clause (a) of this definition; or

          (c) the Master Servicer has determined, in its reasonable, good faith judgment, that a default, other than as described in clause (a) or (b) of this definition, has occurred that may materially impair the value of the related Mortgaged Property as security for the Mortgage Loan, which default has continued unremedied for the applicable cure period under the terms of the Mortgage Loan (or, if no cure period is specified, for 60 days); or

          (d) a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary action against the related Borrower under any present or future federal or state bankruptcy, insolvency or similar law or the appointment of a conservator, receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceeding, or for the winding-up or liquidation of its affairs, shall have been entered against the related Borrower and such decree or order shall have remained in force undismissed, undischarged or unstayed for a period of 60 days; or

          (e) the related Borrower shall have consented to the appointment of a conservator, receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceeding of or relating to such Borrower or of or relating to all or substantially all of its property; or

          (f) the related Borrower shall have admitted in writing its inability to pay its debts generally as they become due, filed a petition to take advantage of any applicable insolvency or reorganization statute, made an assignment for the benefit of its creditors, or voluntarily suspended payment of its obligations; or

          (g) the Master Servicer shall have received notice of the commencement of foreclosure or similar proceedings with respect to the related Mortgaged Property.

A Servicing Transfer Event with respect to any Mortgage Loan (except the Crystal Pavilion/Petry Building Mortgage Loan) shall cease to exist:

          (w) in the case of the circumstances described in clause (a) above, if and when the related Borrower has made three consecutive full and timely Monthly Payments under the terms of such Mortgage Loan (as such terms may be changed or modified in connection with a bankruptcy or similar proceeding involving the related Borrower or by reason of a modification, waiver or amendment granted or agreed to by the Master Servicer or the Special Servicer pursuant to Section 3.20);

          (x) in the case of the circumstances described in clauses (b), (d),
     (e) and (f) above, if and when such circumstances cease to exist in the reasonable, good faith judgment of the Special Servicer;

          (y) in the case of the circumstances described in clause (c) above, if and when such default is cured in the reasonable, good faith judgment of the Special Servicer; and

          (z) in the case of the circumstances described in clause (g) above, if and when such proceedings are terminated.

     With respect to the Crystal Pavilion/Petry Building Mortgage Loan, "Servicing Transfer Event" shall have the meaning assigned in the Series 2000-C1 PSA and any such Servicing Transfer Event shall be deemed to exist for so long as a Servicing Transfer Event exists with respect to the Crystal Pavilion/Petry Building Other Loan that is covered by the Series 2000-C1 PSA.

     "Sole Certificateholder(s)" shall mean any Holder or group of Holders, as the case may be, of 100% of the Certificates.

     "Special Events" shall have the meaning assigned thereto in Section
4.02(a).

     "Special Events Bulletin" shall have the meaning assigned thereto in
Section 4.02(a).

     "Special Reserve Account" shall mean a segregated custodial account or accounts created and maintained by the Master Servicer, pursuant to Section 2.03(e), on behalf of the Trustee in trust for the Certificateholders and the related Mortgage Loan Seller, which shall be entitled "KeyCorp Real Estate Capital Markets, Inc. d/b/a Key Commercial Mortgage [or the name of any successor Master Servicer], as Master Servicer, in trust for the registered holders of Credit Suisse First Boston Mortgage Securities Corp., Commercial Mortgage Pass-Through Certificates, Series 2001-CK1, and [name of the related Mortgage Loan Seller], Special Reserve Account".

     "Special Servicer" shall mean ORIX, in its capacity as special servicer hereunder, or any successor special servicer appointed as provided herein.

     "Special Servicing Fee" shall mean, with respect to each Specially Serviced Mortgage Loan and each REO Mortgage Loan, the fee designated as such and payable to the Special Servicer pursuant to the first paragraph of Section 3.11(c).

     "Special Servicing Fee Rate" shall mean, with respect to each Specially Serviced Mortgage Loan and each REO Mortgage Loan, 0.25% per annum.

     "Specially Designated Mortgage Loan Documents" shall mean, with respect to any Mortgage Loan, subject to Sections 1.04 and 2.01, the following documents on a collective basis:

     (i) the original executed Mortgage Note or, alternatively, if the original executed Mortgage Note has been lost, a lost note affidavit and indemnity with a copy of such Mortgage Note;

     (ii) an original or a copy of the Mortgage (with or without recording);

    (iii) the original or a copy of the policy of lender's title insurance or, if such policy has not yet been issued, a "marked-up" pro forma title policy or commitment for title insurance marked as binding and countersigned or evidenced as binding by escrow letter or closing instructions;

     (iv) the original or a copy of any Ground Lease;

     (v) any Letter(s) of Credit constituting Additional Collateral and, if applicable, the originals or copies of any intervening assignments thereof;

provided that whenever the term "Specially Designated Mortgage Loan Documents" is used to refer to documents actually received by the Trustee or by a Custodian on its behalf such term shall not be deemed to include such documents and instruments referred to in items (i) through (v) of this definition unless they are actually so received; and provided, further, that, in the case of the Crystal Pavilion/Petry Building Mortgage Loan, the related Specially Designated Mortgage Loan Documents shall only include the document referred to in item (i) of this definition, together with the Crystal Pavilion/Petry Building Co-Lender Agreement and the Loan REMIC Declaration; and provided, further, that the Specially Designated Mortgage Loan Documents for any Mortgage Loan need not include any Letter of Credit referred to in item (v) of this definition if, in lieu thereof, the related Mortgage Loan Seller has, on behalf of the related Borrower, either (i) delivered to the Trustee a substitute letter of credit, in the same amount and with the same draw conditions and renewal rights as, and substantially similar to, that Letter of Credit and issued by an obligor that meets any criteria in the related Mortgage Loan Documents applicable to the issuer of that Letter of Credit or (ii) delivered to the Master Servicer a cash reserve in an amount equal to the amount of that Letter of Credit (the "LOC Cash Reserve"), which substitute letter of credit can be drawn on, or which cash reserve can be applied to cover, the same items as that Letter of Credit was intended to cover.

     "Specially Serviced Mortgage Loan" shall mean any Mortgage Loan (other than the Crystal Pavilion/Petry Building Mortgage Loan) as to which there then exists a Servicing Transfer Event. Upon the occurrence of a Servicing Transfer Event with respect to any Mortgage Loan, such Mortgage Loan shall remain a Specially Serviced Mortgage Loan until the earliest of (i) its removal from the Trust Fund, (ii) an REO Acquisition with respect to the related Mortgaged Property, and (iii) the cessation of all existing Servicing Transfer Events with respect to such Mortgage Loan. The Crystal Pavilion/Petry Building Mortgage Loan shall be deemed to be a "Specially Serviced Mortgage Loan" if and for so long as the applicable Crystal Pavilion/Petry Building Other Loan is a "Specially Serviced Loan" under the Series 2000-C1 PSA; provided that the Special Servicer shall not have any duties or responsibilities with respect to the Crystal Pavilion/Petry Building Mortgage Loan if it becomes a Specially Serviced Mortgage Loan.

     "SSBI" shall mean Salomon Smith Barney Inc. or its successor in interest.

     "Standard Available Distribution Amount" shall mean, with respect to any Distribution Date, an amount equal to (a) the sum of (i) all amounts on deposit in the Distribution Account as of 11:00 a.m., New York City time, on such Distribution Date, (ii) to the extent not included in the amount described in clause (a)(i) of this definition, any P&I Advances and/or Compensating Interest Payments that were made in respect of such Distribution Date, (iii) to the extent not included in the amount described in clause (a)(i) of this definition, the aggregate amount transferred (pursuant to Section 3.05(d)) from the Excess Liquidation Proceeds Account to the Distribution Account in respect of such Distribution Date, and (iv) to the extent not included in the amount described in clause (a)(i) of this definition, if such Distribution Date occurs during the month of March of 2002 or any year thereafter, the aggregate of the Interest Reserve Amounts with respect to the Interest Reserve Loans transferred from the Interest Reserve Account to the Distribution Account during such month of March for distribution on such Distribution Date, net of (b) any portion of the amounts described in clause (a) of this definition that represents one or more of the following: (i) collected Monthly Payments that are due on a Due Date following the end of the related Collection Period, (ii) any payments of principal (including Principal Prepayments) and interest, Insurance Proceeds, Condemnation Proceeds and Liquidation Proceeds received by or, in the case of the Crystal Pavilion/Petry Building Mortgage Loan, on behalf of the Trust after the end of the related Collection Period, (iii) any Prepayment Premiums, Yield Maintenance Charges and/or Post-ARD Additional Interest; (iv) any amounts payable or reimbursable to any Person from the Distribution Account pursuant to clauses (ii) through (v) of Section 3.05(b), (v) if such Distribution Date occurs during the month of February of 2002 or any year thereafter or during the month of January of 2002 or any year thereafter that is not a leap year, the aggregate of the Interest Reserve Amounts with respect to the Interest Reserve Loans to be withdrawn (pursuant to Section 3.04(c) and Section 3.05(b)(vi)) from the Distribution Account and deposited into the Interest Reserve Account during such month of February or such month of January, as the case may be, and held for future distribution, and (vi) any amounts deposited in the Distribution Account in error; provided that the Standard Available Distribution Amount for the Final Distribution Date shall be calculated without regard to clauses
(b)(i), (b)(ii) and (b)(v) of this definition.

     "Startup Day" shall mean, with respect to each REMIC Pool, the day designated as such in Section 2.09(a) (in the case of REMIC I), Section 2.11(a) (in the case of REMIC II), Section 2.13(a) (in the case of REMIC III) or the Loan REMIC Declaration (in the case of the Loan REMIC), as applicable.

     "Stated Maturity Date" shall mean, with respect to any Mortgage Loan, the Due Date specified in the related Mortgage Note (as in effect on the Closing Date or, in the case of a Replacement Mortgage Loan, on the related date of substitution) on which the last payment of principal is due and payable under the terms of such Mortgage Note, without regard to any change in or modification of such terms in connection with a bankruptcy or similar proceeding involving the related Borrower or a modification, waiver or amendment of such Mortgage Loan granted or agreed to by the Master Servicer or the Special Servicer pursuant to Section 3.20 and, in the case of an ARD Loan, without regard to its Anticipated Repayment Date.

     "Stated Principal Balance" shall mean, with respect to any Mortgage Loan (and any successor REO Mortgage Loan), a principal balance which (a) initially shall equal the unpaid principal balance thereof as of the related Due Date in March 2001 or, in the case of any Replacement Mortgage Loan, as of the related date of substitution, in any event after application of all payments of principal due thereon on or before such date, whether or not received, and (b) shall be permanently reduced on each subsequent Distribution Date (to not less than zero) by (i) that portion, if any, of the Total Principal Distribution Amount for such Distribution Date attributable to such Mortgage Loan (or successor REO Mortgage Loan), and (ii) the principal portion of any Realized Loss incurred in respect of such Mortgage Loan (or successor REO Mortgage Loan) during the related Collection Period; provided that, if a Liquidation Event occurs in respect of any Mortgage Loan or REO Property, then the "Stated Principal Balance" of such Mortgage Loan or of the related REO Mortgage Loan, as the case may be, shall be zero commencing as of the Distribution Date in the Collection Period next following the Collection Period in which such Liquidation Event occurred.

     "Subordinate Certificate" shall mean any of the Certificates designated as such in Section 2.08(d).

     "Subordinate Principal Balance Certificate" shall mean any of the Certificates designated as such in Section 2.08(f).

     "Sub-Servicer" shall mean any Person with which the Master Servicer or the Special Servicer has entered into a Sub-Servicing Agreement.

     "Sub-Servicing Agreement" shall mean the written contract between the Master Servicer or the Special Servicer, on the one hand, and any Sub-Servicer, on the other hand, relating to servicing and administration of Mortgage Loans as provided in Section 3.22.

     "Substitution Shortfall Amount" shall mean, in connection with the substitution of one or more Replacement Mortgage Loans for any Defective Mortgage Loan, the amount, if any, by which the Purchase Price for such Defective Mortgage Loan (calculated as if it were to be repurchased, instead of replaced, on the relevant date of substitution), exceeds the initial Stated Principal Balance or the initial aggregate Stated Principal Balance, as the case may be, of such Replacement Mortgage Loan(s).

     "Tax Matters Person" shall mean, with respect to any REMIC Pool, the Person designated as the "tax matters person" of such REMIC Pool in the manner provided under Treasury regulation section 1.860F-4(d) and temporary Treasury regulation section 301.6231(a)(7)-1T, which Person shall, pursuant to Section 10.01(b), be the Plurality Class R Certificateholder.

     "Tax Returns" shall mean the federal income tax return on IRS Form 1066, U.S. Real Estate Mortgage Investment Conduit Income (REMIC) Tax Return, including Schedule Q thereto, Quarterly Notice to Residual Interest Holder of REMIC Taxable Income or Net Loss Allocation, or any successor forms, to be filed on behalf of each REMIC Pool due to its classification as a REMIC under the REMIC Provisions, together with any and all other information, reports or returns that may be required to be furnished to the Certificateholders or filed with the IRS under any applicable provisions of federal tax law or any other governmental taxing authority under applicable state or local tax laws.

     "Termination Price" shall have the meaning assigned thereto in Section 9.01(a).

     "Total Principal Distribution Amount" shall mean:

     (a) with respect to any Distribution Date prior to the Final Distribution Date, an amount equal to the aggregate (without duplication) of the following--

          (i) all payments of principal (including Principal Prepayments) received by or, in the case of the Crystal Pavilion/Petry Building Mortgage Loan, on behalf of the Trust with respect to the Mortgage Loans during the related Collection Period, in each case net of any portion of the particular payment that represents a Late Collection of principal for which a P&I Advance was previously made for a prior Distribution Date or that represents the principal portion of a Monthly Payment due on or before the related Due Date in March 2001 or on a Due Date subsequent to the end of the related Collection Period,

          (ii) all scheduled payments of principal due in respect of the Mortgage Loans for their respective Due Dates occurring during the related Collection Period that were received by or, in the case of the Crystal Pavilion/Petry Building Mortgage Loan, on behalf of the Trust (other than as part of a Principal Prepayment) prior to the related Collection Period,

          (iii) all Insurance Proceeds, Condemnation Proceeds and Liquidation Proceeds received by or, in the case of the Crystal Pavilion/Petry Building Mortgage Loan, on behalf of the Trust with respect to any of the Mortgage Loans during the related Collection Period that were identified and applied as recoveries of principal of such Mortgage Loans in accordance with
     Section 1.03, in each case net of any portion of such proceeds that represents a Late Collection of principal due on or before the related Due Date in March 2001 or for which a P&I Advance was previously made for a prior Distribution Date,

          (iv) all Insurance Proceeds, Condemnation Proceeds, Liquidation Proceeds and REO Revenues received by or, in the case of the Crystal Pavilion/Petry Building Mortgaged Property, on behalf of the Trust in respect of any REO Properties during the related Collection Period that were identified and applied as recoveries of principal of the related REO Mortgage Loans in accordance with Section 1.03, in each case net of any portion of such proceeds and/or revenues that represents a Late Collection of principal due on or before the related Due Date in March 2001 or for which a P&I Advance was previously made for a prior Distribution Date,

          (v) the respective principal portions of all P&I Advances made in respect of the Mortgage Loans and any REO Mortgage Loans with respect to such Distribution Date, and

          (vi) in the case of the initial Distribution Date, that portion of the Initial Deposit equal to $_____________; and

     (b) with respect to the Final Distribution Date, an amount equal to the aggregate Stated Principal Balance of the entire Mortgage Pool outstanding immediately prior to the Final Distribution Date.

     "Transfer" shall mean any direct or indirect transfer, sale, pledge, hypothecation, or other form of assignment of any Ownership Interest in a Certificate.

     "Transfer Affidavit and Agreement" shall have the meaning assigned thereto in Section 5.02(d).

     "Transferee" shall mean any Person who is acquiring by Transfer any Ownership Interest in a Certificate.

     "Transferor" shall mean any Person who is disposing by Transfer of any Ownership Interest in a Certificate.

     "Trust" shall mean the trust created hereby.

     "Trustee" shall mean Wells Fargo, in its capacity as trustee hereunder, or any successor trustee appointed as provided herein.

     "Trustee Report" shall have the meaning assigned thereto in Section
4.02(a).

     "Trustee's Fee" shall mean, with respect to any Mortgage Loan or REO Mortgage Loan, the fee designated as such and payable to the Trustee pursuant to
Section 8.05(a).

     "Trustee's Fee Rate" shall mean 0.0029% per annum.

     "Trust Fund" shall mean, collectively, all of the assets of all the REMIC Pools and Grantor Trust Pools, together with: (a) the Purchase Price Security Deposit Account, the Special Reserve Account and any Recording/Title Policy Reserves and Recording/Title Policy Credits delivered by either Mortgage Loan Seller to the Master Servicer as contemplated by Section 2.03(e); (b) the Recording/Filing Reserve Funds and the reserve account in which they are held by the Master Servicer; and (c) the Initial Deposit.

     "UCC" shall mean the Uniform Commercial Code in effect in the applicable jurisdiction.

     "UCC Financing Statement" shall mean a financing statement executed and filed pursuant to the Uniform Commercial Code, as in effect in any relevant jurisdiction.

     "Uncertificated Principal Balance" shall mean the principal balance outstanding from time to time of any REMIC I Regular Interest (calculated in accordance with Section 2.09(e) hereof) or any REMIC II Regular Interest (calculated in accordance with Section 2.11(e) hereof).

     "Underwriters" shall mean, collectively, CSFBC, McDonald, SSBI and Merrill Lynch.

     "Underwriter Exemption" shall mean PTE 89-90, as amended by PTE 97-34 and PTE 2000-58, and as may be subsequently amended following the Closing Date.

     "Unfunded Principal Balance Reduction" shall mean any reduction made in the Class Principal Balance of any Class of Principal Balance Certificates pursuant to Section 4.04(a), the Uncertificated Principal Balance of any REMIC II Regular Interest pursuant to Section 4.04(b) or the Uncertificated Principal Balance of any REMIC I Regular Interest pursuant to Section 4.04(c).

     "Union Capital" shall mean Union Capital Investments, LLC or its successor in interest.

     "Union Capital Agreement" shall mean, with respect to each Union Capital Mortgage Loan, the Seller's Warranty Certificate dated as of March 5, 2001, executed and delivered by Union Capital in favor of Column.

     "Union Capital Mortgage Loan" shall mean any Column Mortgage Loan originated by Union Capital.

     "United States Securities Person" shall mean any "U.S. person" as defined in Rule 902(k) of Regulation S.

     "United States Tax Person" shall mean a citizen or resident of the United States, a corporation, partnership or other entity created or organized in, or under the laws of, the United States or any political subdivision thereof, or an estate whose income from sources without the United States is includible in gross income for United States federal income tax purposes regardless of its connection with the conduct of a trade or business within the United States, or a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States Tax Persons have the authority to control all substantial decisions of the trust, all within the meaning of Section 7701(a)(30) of the Code.

     "Unocal Indemnity" shall mean the Indemnity and Remediation Agreement given by Unocal Land & Development Company and Union Oil Company of California in favor of various parties and relating to the Brea Union Plaza Mortgaged Property.

     "Unrestricted Servicer Reports" shall mean each of the files and reports comprising the CMSA Investor Reporting Package (excluding the CMSA Bond Level File, the CMSA Collateral Summary File and the Restricted Servicer Reports).

     "USAP" shall mean the Uniform Single Attestation Program for Mortgage Bankers established by the Mortgage Bankers Association of America.

     "USPAP" shall mean the Uniform Standards of Professional Appraisal
Practices.

     "Voting Rights" shall mean the voting rights evidenced by the respective Certificates. At all times during the term of this Agreement, 99.0% of the Voting Rights shall be allocated among all the Holders of the various Classes of Principal Balance Certificates in proportion to the respective Class Principal Balances of such Classes, and 1.0% of the Voting Rights shall be allocated to the Holders of the Class A-X Certificates. Voting Rights allocated to a particular Class of Certificateholders shall be allocated among such Certificateholders in proportion to the respective Percentage Interests evidenced by their respective Certificates.

     "Wells Fargo" shall have the meaning assigned thereto in the Preliminary Statement to this Agreement.

     "Workout Fee" shall mean, with respect to each Corrected Mortgage Loan, the fee designated as such and payable to the Special Servicer pursuant to the second paragraph of Section 3.11(c).

     "Workout Fee Rate" shall mean, with respect to each Corrected Mortgage Loan, 1.0%.

     "Yield Maintenance Certificates" shall mean the Class A-1, Class A-2, Class A-3, Class B, Class C, Class D, Class E, Class F and Class G Certificates.

     "Yield Maintenance Charge" shall mean, with respect to any Mortgage Loan, any premium, fee or other additional amount paid or payable, as the context requires, by a Borrower in connection with a Principal Prepayment on, or other early collection of principal of, a Mortgage Loan, calculated, in whole or in part, pursuant to a yield maintenance formula or otherwise pursuant to a formula that reflects the lost interest, including a Yield Maintenance Minimum Amount.

     "Yield Maintenance Minimum Amount" shall mean, with respect to a Mortgage Loan that provides for a Yield Maintenance Charge to be paid in connection with any Principal Prepayment thereon or other early collection of principal thereof, any specified amount or specified percentage of the amount prepaid which constitutes the minimum amount that such Yield Maintenance Charge may be.

     SECTION 1.02. General Interpretive Principles.

     For purposes of this Agreement, except as otherwise expressly provided or unless the context otherwise requires:

          (i) the terms defined in this Agreement have the meanings assigned to them in this Agreement and include the plural as well as the singular, and the use of any gender herein shall be deemed to include the other gender;

          (ii) accounting terms not otherwise defined herein have the meanings assigned to them in accordance with United States generally accepted accounting principles as in effect from time to time;

          (iii) references herein to "Articles", "Sections", "Subsections", "Paragraphs" and other subdivisions without reference to a document are to designated Articles, Sections, Subsections, Paragraphs and other subdivisions of this Agreement;

          (iv) a reference to a Subsection without further reference to a
     Section is a reference to such Subsection as contained in the same Section in which the reference appears, and this rule shall also apply to Paragraphs and other subdivisions;

          (v) the words "herein", "hereof", "hereunder", "hereto", "hereby" and other words of similar import refer to this Agreement as a whole and not to any particular provision; and

          (vi) the terms "include" and "including" shall mean without limitation by reason of enumeration.

     SECTION 1.03. Certain Calculations in Respect of the Mortgage Pool.

     (a) All amounts collected by or on behalf of the Trust in respect of any Cross-Collateralized Group in the form of payments from Borrowers, Insurance Proceeds, Condemnation Proceeds and Liquidation Proceeds, shall be applied among the Mortgage Loans constituting such Cross-Collateralized Group in accordance with the express provisions of the related Mortgage Loan Documents and, in the absence of such express provisions, in accordance with the Servicing Standard. All amounts collected by or on behalf of the Trust in respect of or allocable to any particular Mortgage Loan (whether or not such Mortgage Loan constitutes part of a Cross-Collateralized Group) in the form of payments from Borrowers, Insurance Proceeds, Condemnation Proceeds or Liquidation Proceeds shall be applied to amounts due and owing under the related Mortgage Note and Mortgage (including for principal and accrued and unpaid interest) in accordance with the express provisions of the related Mortgage Loan Documents and, in the absence of such express provisions or if and to the extent that such terms authorize the lender to use its discretion, shall be applied: first, as a recovery of any related and unreimbursed Servicing Advances and, if applicable, unpaid Liquidation Expenses; second, as a recovery of accrued and unpaid interest on such Mortgage Loan to, but not including, the date of receipt by or on behalf of the Trust (or, in the case of a full Monthly Payment from any Borrower, through the related Due Date), exclusive, however, of any portion of such accrued and unpaid interest that constitutes Default Interest or, in the case of an ARD Loan after its Anticipated Repayment Date, that constitutes Post-ARD Additional Interest; third, as a recovery of principal of such Mortgage Loan then due and owing, including by reason of acceleration of the Mortgage Loan following a default thereunder (or, if a Liquidation Event has occurred in respect of such Mortgage Loan, as a recovery of principal to the extent of its entire remaining unpaid principal balance); fourth, unless a Liquidation Event has occurred in respect of such Mortgage Loan, as a recovery of amounts to be currently applied to the payment of, or escrowed for the future payment of, real estate taxes, assessments, insurance premiums, ground rents (if applicable) and similar items; fifth, unless a Liquidation Event has occurred in respect of such Mortgage Loan, as a recovery of Reserve Funds to the extent then required to be held in escrow; sixth, as a recovery of any Prepayment Premium or Yield Maintenance Charge then due and owing under such Mortgage Loan; seventh, as a recovery of any Default Charges then due and owing under such Mortgage Loan; eighth, as a recovery of any assumption fees and modification fees then due and owing under such Mortgage Loan; ninth, as a recovery of any other amounts then due and owing under such Mortgage Loan other than remaining unpaid principal and, in the case of an ARD Loan after its Anticipated Repayment Date, other than Post-ARD Additional Interest; tenth, as a recovery of any remaining principal of such Mortgage Loan to the extent of its entire remaining unpaid principal balance; and, eleventh, in the case of an ARD Loan after its Anticipated Repayment Date, as a recovery of accrued and unpaid Post-ARD Additional Interest on such ARD Loan to but not including the date of receipt by or on behalf of the Trust.

     (b) Collections by or on behalf of the Trust in respect of each REO Property (exclusive of amounts to be applied to the payment of the costs of operating, managing, maintaining and disposing of such REO Property) shall be treated: first, as a recovery of any related and unreimbursed Servicing Advances and, if applicable, unpaid Liquidation Expenses; second, as a recovery of accrued and unpaid interest on the related REO Mortgage Loan to, but not including, the Due Date in the Collection Period of receipt, by or on behalf of the Trust exclusive, however, of any portion of such accrued and unpaid interest that constitutes Default Interest or, in the case of an REO Mortgage Loan that relates to an ARD Loan after its Anticipated Repayment Date, that constitutes Post-ARD Additional Interest; third, as a recovery of principal of the related REO Mortgage Loan to the extent of its entire unpaid principal balance; fourth, as a recovery of any Prepayment Premium or Yield Maintenance

Charge deemed to be due and owing in respect of the related REO Mortgage Loan; fifth, as a recovery of any Default Charges deemed to be due and owing in respect of the related REO Mortgage Loan; sixth, as a recovery of any other amounts deemed to be due and owing in respect of the related REO Mortgage Loan (other than, in the case of an REO Mortgage Loan that relates to an ARD Loan after its Anticipated Repayment Date, accrued and unpaid Post-ARD Additional Interest); and seventh, in the case of an REO Mortgage Loan that relates to an ARD Loan after its Anticipated Repayment Date, as a recovery of any accrued and unpaid Post-ARD Additional Interest on such REO Mortgage Loan to but not including the date of receipt by or on behalf of the Trust.

     (c) For the purposes of this Agreement, receipt by the Crystal Pavilion/Petry Building Lead Lender or its servicing agent of any amounts relating to the Crystal Pavilion/Petry Building Mortgage Loan or the Trust's share of any amounts relating to the Crystal Pavilion/Petry Building Mortgaged Property shall be deemed to be amounts received on behalf of the Trust. The allocation of collections among the Crystal Pavilion/Petry Building Mortgage Loan and the Crystal Pavilion/Petry Building Other Loans shall be subject to the Crystal Pavilion/Petry Building Co-Lender Agreement.

     (d) For the purposes of this Agreement, Post-ARD Additional Interest on an ARD Loan or a successor REO Mortgage Loan shall be deemed not to constitute principal or any portion thereof and shall not be added to the unpaid principal balance or Stated Principal Balance of such ARD Loan or successor REO Mortgage Loan, notwithstanding that the terms of the related loan documents so permit. To the extent any Post-ARD Additional Interest is not paid on a current basis, it shall be deemed to be deferred interest.

     (e) Insofar as amounts received in respect of any Mortgage Loan or REO Property and allocable to shared fees and shared charges owing in respect of such Mortgage Loan or the related REO Mortgage Loan, as the case may be, that constitute Additional Master Servicing Compensation payable to the Master Servicer and/or Additional Special Servicing Compensation payable to the Special Servicer, are insufficient to cover the full amount of such fees and charges, such amounts shall be allocated between such of those fees and charges as are payable to the Master Servicer, on the one hand, and such of those fees and charges as are payable to the Special Servicer, on the other, pro rata in accordance with their respective entitlements.

     (f) The foregoing applications of amounts received in respect of any Mortgage Loan or REO Property shall be determined by the Master Servicer and reflected in the appropriate monthly report from the Master Servicer and in the appropriate monthly Trustee Report as provided in Section 4.02.

     SECTION 1.04. Cross-Collateralized Mortgage Loans.

     Notwithstanding anything herein to the contrary, it is hereby acknowledged that the groups of Mortgage Loans identified on the Mortgage Loan Schedule as being cross-collateralized with each other are, in the case of each such particular group of Mortgage Loans, by their terms, cross-defaulted and cross-collateralized with each other. For purposes of reference only in this Agreement, and without in any way limiting the servicing rights and powers of the Master Servicer and/or the Special Servicer, with respect to any Cross-Collateralized Mortgage Loan (or successor REO Mortgage Loan), the Mortgaged Property (or REO Property) that relates or corresponds thereto shall be the property identified in the Mortgage Loan Schedule as corresponding thereto. The provisions of this Agreement, including each of the defined terms set forth in Section 1.01, shall be interpreted in a manner consistent with this Section 1.04; provided that, if there exists with respect to any Cross-Collateralized Group only one original of any document referred to in the definition of "Mortgage File" covering all the Mortgage Loans in such Cross-Collateralized Group, then the inclusion of the original of such document in the Mortgage File for any of the Mortgage Loans constituting such Cross-Collateralized Group shall be deemed an inclusion of such original in the Mortgage File for each such Mortgage Loan.

                                   ARTICLE II

                CONVEYANCE OF MORTGAGE LOANS; REPRESENTATIONS AND
           WARRANTIES; ORIGINAL ISSUANCE OF REMIC I REGULAR INTERESTS,
       REMIC II REGULAR INTERESTS, GROUP A-CP REMIC III REGULAR INTERESTS,
  GROUP A-X REMIC III REGULAR INTERESTS, GROUP A-Y REMIC III REGULAR INTERESTS,
    REMIC I RESIDUAL INTEREST, REMIC II RESIDUAL INTEREST, REMIC III RESIDUAL
                            INTEREST AND CERTIFICATES

     SECTION 2.01. Conveyance of Mortgage Loans.

     (a) It is the intention of the parties hereto that a common law trust be established pursuant to this Agreement and, further, that such trust be designated as "Credit Suisse First Boston Mortgage Securities Trust 2001-CK1". Wells Fargo is hereby appointed, and does hereby agree, to act as Trustee hereunder and, in such capacity, to hold the Trust Fund in trust for the exclusive use and benefit of all present and future Certificateholders. It is not intended that this Agreement create a partnership or a joint-stock association.

     (b) The Depositor, concurrently with the execution and delivery hereof, does hereby sell, assign, transfer and otherwise convey to the Trustee without recourse for the benefit of the Certificateholders, all the right, title and interest of the Depositor in, to and under (i) the Original Mortgage Loans, all payments under and proceeds of such Mortgage Loans received after the Closing Date (other than scheduled payments of interest and principal due on or before the respective Due Dates for the Original Mortgage Loans in March 2001), and all documents included in the related Mortgage Files and Servicing Files and any related Additional Collateral; (ii) any REO Property acquired in respect of any such Mortgage Loan; (iii) such funds or assets as from time to time are deposited in the Collection Account, the Distribution Account, the Interest Reserve Account, the Excess Liquidation Proceeds Account, the Recording/Filing Reserve Account and, if established, the REO Account, the Purchase Price Security Deposit Account and/or the Special Reserve Account; (iv) the Mortgage Loan Purchase Agreements; (v) the Union Capital Agreement, the CSFB Mortgage Capital Agreement and the Crystal Pavilion/Petry Building Co-Lender Agreement (in each case, insofar as such right, title and interest was assigned to the Depositor under the Column Mortgage Loan Purchase Agreement); (vi) the Loan REMIC Interests and the Loan REMIC Declaration; (vii) the Initial Deposit; and
(viii) all other assets included or to be included in the Trust Fund. This conveyance is subject to the right of the Designated Sub-Servicers to primary service certain of the Original Mortgage Loans pursuant to the Designated Sub-Servicer Agreements and, in the case of the Crystal Pavilion/Petry Building Mortgage Loan, subject to the Crystal Pavilion/Petry Building Co-Lender Agreement and the Loan REMIC Declaration.

     Under United States generally accepted accounting principles, the Depositor shall report: (i) its acquisition of the Original Column Mortgage Loans from Column, pursuant to the Column Mortgage Loan Purchase Agreement, as a purchase of such Mortgage Loans from Column; (ii) its acquisition of the Original KeyBank Mortgage Loans from KeyBank, pursuant to the KeyBank Mortgage Loan Purchase Agreement, as a purchase of such Mortgage Loans from KeyBank; and (iii) its transfer of the Original Mortgage Loans to the Trustee, pursuant to this Section 2.01(b), as a sale of such Mortgage Loans to the Trustee. In connection with the foregoing, the Depositor shall cause all of its records to reflect such acquisitions as purchases and such transfer as a sale (in each case, as opposed to a secured loan).

     After the Depositor's transfer of the Original Mortgage Loans to the Trustee pursuant to this Section 2.01(b), the Depositor shall not take any action inconsistent with the Trust's ownership of the Mortgage Loans.

     (c) The conveyance of the Original Mortgage Loans, the Loan REMIC Interests and the related rights and property accomplished hereby is absolute and is intended by the parties hereto to constitute an absolute transfer of such Mortgage Loans, the Loan REMIC Interests and such other related rights and property by the Depositor to the Trustee for the benefit of the Certificateholders. Furthermore, it is not intended that such conveyance be a pledge of security for a loan. If such conveyance is determined to be a pledge of security for a loan, however, the Depositor and the Trustee intend that the rights and obligations of the parties to such loan shall be established pursuant to the terms of this Agreement. The Depositor and the Trustee also intend and agree that, in such event, (i) this Agreement shall constitute a security agreement under applicable law, (ii) the Depositor shall be deemed to have granted to the Trustee (in such capacity) a first priority security interest in all of the Depositor's right, title and interest in and to the assets constituting the Trust Fund, including the Mortgage Loans subject hereto from time to time, all principal and interest received on or with respect to such Mortgage Loans after the Closing Date (other than scheduled payments of interest and principal due and payable on such Mortgage Loans on or prior to the related Due Date in March 2001 or, in the case of a Replacement Mortgage Loan, on or prior to the related date of substitution), the Loan REMIC Interests, the Recording/Filing Reserve Funds, all amounts held from time to time in the Collection Account, the Distribution Account, the Interest Reserve Account, the Excess Liquidation Proceeds Account and, if established, the REO Account, the Purchase Price Security Deposit Account and/or the Special Reserve Account and all reinvestment earnings on such amounts, the Initial Deposit, and all of the Depositor's right, title and interest under the Mortgage Loan Purchase Agreements and under the Union Capital Agreement, the CSFB Mortgage Capital Agreement and the Crystal Pavilion/Petry Building Co-Lender Agreement (insofar as, in the case of the Union Capital Agreement, the CSFB Mortgage Capital Agreement and the Crystal Pavilion/Petry Building Co-Lender Agreement, such right, title and interest was assigned to the Depositor under the Column Mortgage Loan Purchase Agreement), (iii) the possession by the Trustee or its agent of the Mortgage Notes with respect to the Mortgage Loans subject hereto from time to time and such other items of property as constitute instruments, money, negotiable documents or chattel paper shall be deemed to be "possession by the secured party" or possession by a purchaser or person designated by such secured party for the purpose of perfecting such security interest under applicable law, and (iv) notifications to, and acknowledgments, receipts or confirmations from, Persons holding such property, shall be deemed to be notifications to, or acknowledgments, receipts or confirmations from, financial intermediaries, bailees or agents (as applicable) of the Trustee for the purpose of perfecting such security interest under applicable law. The Depositor shall file or cause to be filed, as a precautionary filing, a Form UCC-1 substantially in the form attached as Exhibit J hereto in all appropriate locations in the State of New York promptly following the initial issuance of the Certificates, and the Master Servicer shall prepare and file at each such office, and the Trustee shall execute, continuation statements with respect thereto, in each case within six months prior to the fifth anniversary of the immediately preceding filing. The Depositor shall cooperate in a reasonable manner with the Trustee and the Master Servicer in preparing and filing such continuation statements. This Section 2.01(c) shall constitute notice to the Trustee pursuant to any requirements of the UCC in effect in New York.

     (d) In connection with the Depositor's assignment pursuant to Section 2.01(b) above, the Depositor hereby represents and warrants that it has contractually obligated each Mortgage Loan Seller, at such Mortgage Loan Seller's expense, pursuant to the related Mortgage Loan Purchase

Agreement, to deliver to and deposit with, or cause to be delivered to and deposited with, the Trustee or a Custodian appointed thereby, on or before the Closing Date, the Mortgage File and, except in the case of the Crystal Pavilion/Petry Building Mortgage Loan, any Additional Collateral (other than Reserve Funds) for each Original Mortgage Loan acquired by the Depositor from such Mortgage Loan Seller. In addition, with respect to each Mortgage Loan (other than the Crystal Pavilion/Petry Building Mortgage Loan) under which any Additional Collateral is in the form of a Letter of Credit as of the Closing Date, the Depositor hereby represents and warrants that it has contractually obligated the related Mortgage Loan Seller, subject to the next paragraph, to cause to be prepared, executed and delivered to the issuer of each such Letter of Credit such notices, assignments and acknowledgments as are required under such Letter of Credit to assign, without recourse, to the Trustee the related Mortgage Loan Seller's rights as the beneficiary thereof and drawing party thereunder. The Depositor shall deliver to the Trustee on or before the Closing Date a fully executed counterpart of each Mortgage Loan Purchase Agreement and of the Union Capital Agreement, the CSFB Mortgage Capital Agreement and the Crystal Pavilion/Petry Building Co-Lender Agreement.

     Notwithstanding the foregoing, if either Mortgage Loan Seller is unable to deliver any Letter of Credit constituting Additional Collateral for any of its Original Mortgage Loans, then that Mortgage Loan Seller may, in lieu thereof, deliver on behalf of the related Borrower, to be used for the same purposes as such missing Letter of Credit either: (i) a substitute instrument substantially comparable to, but in all cases in the same amount and with the same draw conditions and renewal rights as, that Letter of Credit and issued by an obligor that meets any criteria in the related Mortgage Loan Documents applicable to the issuer of that Letter of Credit; or (ii) a cash reserve in an amount equal to the amount of that Letter of Credit. For purposes of the delivery requirements of this Section 2.01, any such substitute instrument shall be deemed to be Additional Collateral of the type covered by the prior paragraph of this Section 2.01(d) and any such cash reserve shall be deemed to be Reserve Funds of the type covered by the third paragraph of this Section 2.01(f).

     The Trustee is hereby directed to execute and deliver the Crystal Pavilion/Petry Building Supplemental Co-Lender Agreement.

     (e) As soon as reasonably possible, and in any event within 45 days after the later of (i) the Closing Date (or, in the case of a Replacement Mortgage Loan substituted as contemplated by Section 2.03, after the related date of substitution) and (ii) the date on which all recording information necessary to complete the subject document is received by the Trustee, the Trustee shall complete (to the extent necessary), and shall submit for recording or filing, as the case may be, in the appropriate office for real property records or UCC Financing Statements, as applicable, each assignment of Mortgage and assignment of Assignment of Leases in favor of the Trustee referred to in clauses (iv) and
(v) of the definition of "Mortgage File" that has been received by the Trustee or a Custodian on its behalf and each UCC-2 and UCC-3 in favor of the Trustee referred to in clause (viii) of the definition of "Mortgage File" that has been received by the Trustee or a Custodian on its behalf. Each such assignment shall reflect that it should be returned by the public recording office to the Trustee following recording, and each such UCC-2 and UCC-3 shall reflect that the file copy thereof should be returned to the Trustee following filing; provided that in those instances where the public recording office retains the original assignment of Mortgage or assignment of Assignment of Leases the Trustee shall obtain therefrom a certified copy of the recorded original. If any such document or instrument is lost or returned unrecorded or unfiled, as the case may be, because of a defect therein, the Trustee shall direct the related Mortgage Loan Seller to prepare or cause to be prepared promptly, pursuant to the related Mortgage Loan Purchase Agreement, a substitute therefor or cure such defect, as the case may be, and thereafter the Trustee shall, upon receipt thereof, cause the same to be duly recorded or filed, as appropriate. If any Mortgage Loan Seller has been so notified and has not prepared a substitute document or cured such defect, as the case may be, within 60 days, the Trustee shall promptly notify the Master Servicer, the Special Servicer, the Rating Agencies and the Controlling Class Representative. Each Mortgage Loan Seller shall be responsible for paying the reasonable fees and out-of-pocket expenses of the Trustee in connection with the above-referenced recording and filing of documents insofar as it relates to the Original Mortgage Loans acquired by the Depositor from such Mortgage Loan Seller, all as more particularly provided for in the related Mortgage Loan Purchase Agreement; and, in connection therewith, such Mortgage Loan Seller is obligated to deliver to the Trustee cash ("Recording/Filing Reserve Funds") in the amount and manner specified in the Recording Side Letter which cash is to be applied toward the recording and filing of documents for the Mortgage Loans as contemplated in this paragraph (with any excess funds to be retained by the Trustee as additional compensation in accordance with the Recording Side Letter).

     The Trustee shall establish and maintain one or more accounts (collectively, the "Recording/Filing Reserve Account"), in which the Trustee shall deposit and hold the Recording/Filing Reserve Funds. Each account constituting the Recording/Filing Reserve Account shall be an Eligible Account. The Recording/Filing Reserve Funds shall remain uninvested. At such times and is such amounts as contemplated by the Recording Side Letter, the Trustee shall withdraw from the Recording/Filing Reserve Account and reimburse itself for all costs and expenses reasonably incurred by it in fulfilling its duties under this
Section 2.01(e). If the Recording/Filing Reserve Funds are insufficient to reimburse the Trustee for all costs and expenses reasonably incurred by it in fulfilling its duties under this Section 2.01(e) with respect to the Mortgage Loans, then the Trustee shall make a claim on the applicable Mortgage Loan Seller, in accordance with the related Mortgage Loan Purchase Agreement, for the amount of the shortfall. The Recording/Filing Reserve Funds and the Recording/Filing Reserve Account shall be part of the Trust Fund but outside any REMIC Pool or Grantor Trust Pool.

     The Depositor hereby represents and warrants that it has contractually obligated each Mortgage Loan Seller, pursuant to the related Mortgage Loan Purchase Agreement, to provide the Trustee, the Master Servicer and the Special Servicer with a power of attorney to enable the Trustee (or the Master or Special Servicer at their option on its behalf) to record any loan documents required to be recorded pursuant to this Section 2.01(e), that the Trustee has been unable to record.

     (f) In connection with the Depositor's assignment pursuant to Section 2.01(b) above, the Depositor hereby represents and warrants that it has contractually obligated each Mortgage Loan Seller, at such Mortgage Loan Seller's expense, pursuant to the related Mortgage Loan Purchase Agreement, to deliver to and deposit with, or cause to be delivered to and deposited with, the Master Servicer, on or before the Closing Date, the following items: (i) originals or copies of all financial statements, appraisals, environmental/engineering reports, leases, rent rolls and tenant estoppels in the possession or under the control of such Mortgage Loan Seller that relate to the Original Mortgage Loans transferred by it to the Depositor and, to the extent they are not required to be a part of a Mortgage File in accordance with the definition thereof, originals or copies of all documents, certificates and opinions in the possession or under the control of such Mortgage Loan Seller that were delivered by or on behalf of the related Borrowers in connection with the origination of such Original Mortgage Loans; and (ii) all unapplied Reserve Funds and Escrow Payments in the possession or under the control of such Mortgage Loan Seller that relate to, the Original Mortgage Loans transferred by such Mortgage Loan Seller to the Depositor; provided that the foregoing does not apply in the case of the Crystal Pavilion/Petry Building

Mortgage Loan. The Master Servicer shall hold all such documents, records and funds on behalf of the Trustee in trust for the benefit of the Certificateholders.

     (g) Also in connection with the Depositor's assignment pursuant to Section 2.01(b) above, the Depositor shall deliver to and deposit with, or cause to be delivered to and deposited with, the Master Servicer, on or before the Closing Date, the original or a copy of any Group Environmental Insurance Policy acquired by the Depositor or an Affiliate of the Depositor, and the Depositor shall deliver to and deposit with, or cause to be delivered to and deposited with, the Trustee, on or before the Closing Date, the Initial Deposit.

     SECTION 2.02. Acceptance of Mortgage Assets by Trustee.

     (a) Subject to the other provisions in this Section 2.02, the Trustee, by its execution and delivery of this Agreement, hereby accepts receipt on behalf of the Trust, directly or through a Custodian on its behalf, of (i) the Original Mortgage Loans and all documents delivered to it that constitute portions of the related Mortgage Files, (ii) the Loan REMIC Interests and the Loan REMIC Declaration, and (iii) all other assets delivered to it and included in the Trust Fund, in good faith and without notice of any adverse claim, and declares that it or a Custodian on its behalf holds and will hold such documents and any other documents received by it that constitute portions of the Mortgage Files, and that it holds and will hold the Original Mortgage Loans, the Loan REMIC Declaration and such other assets, together with any other Mortgage Loans and assets subsequently delivered to it that are to be included in the Trust Fund, in trust for the exclusive use and benefit of all present and future Certificateholders. The Trustee or such Custodian shall hold any Letter of Credit in a custodial capacity only and shall have no obligation to maintain, extend the term of, enforce or otherwise pursue any rights under such Letter of Credit. In connection with the foregoing, the Trustee hereby certifies to each of the other parties hereto and the Mortgage Loan Sellers that, as to each Original Mortgage Loan, except as to any LOC Cash Reserve and except as specifically identified in the Schedule of Exceptions to Mortgage File Delivery attached hereto as Exhibit B-2, (i) the Specially Designated Mortgage Loan Documents and all Mortgage Note allonges are in its possession or the possession of a Custodian on its behalf, and (ii) such Mortgage Loan Documents, and all Mortgage Note allonges, have been reviewed by it or by such Custodian on its behalf and (A) appear regular on their face (handwritten additions, changes or corrections shall not constitute irregularities if initialed by the Borrower),
(B) appear to have been executed and (C) purport to relate to such Mortgage
Loan.

     (b) On or about the 60th day following the Closing Date (and, if any exceptions are noted or if the recordation/filing contemplated by Section 2.01(e) has not been completed (based solely on receipt by the Trustee of the particular documents showing evidence of the recordation/filing), every 90 days thereafter until the earliest of (i) the date on which such exceptions are eliminated and such recordation/filing has been completed, (ii) the date on which all the affected Mortgage Loans are removed from the Trust Fund, and (iii) the second anniversary of the Closing Date), the Trustee or a Custodian on its behalf shall review the documents delivered to it or such Custodian with respect to each Original Mortgage Loan, and the Trustee shall, subject to Sections 1.04, 2.02(c) and 2.02(d), certify in writing (substantially in the form of Exhibit B-3) to each of the other parties hereto, the Mortgage Loan Sellers and the Controlling Class Representative that, as to each Original Mortgage Loan (other than the Crystal Pavilion/Petry Building Mortgage Loan) then subject to this Agreement (except as to any LOC Cash Reserve and except as specifically identified in any exception report annexed to such certification): (i) the original Mortgage Note specified in clause (i) of the definition of "Mortgage File" and all allonges thereto, if any (or a copy of such Mortgage Note, together with a lost note affidavit certifying that the original of such Mortgage Note has been lost), the original or copy of documents specified in clauses (ii) through (v) and (vii) of the definition of "Mortgage File" and, in the case of a hospitality property, the documents specified in clause (viii) of the definition of "Mortgage File" (without regard to the parenthetical) and any other Specially Designated Mortgage Loan Documents, have been received by it or a Custodian on its behalf; (ii) if such report is due more than 180 days after the Closing Date, the recordation/filing contemplated by Section 2.01(e) has been completed (based solely on receipt by the Trustee of the particular recorded/filed documents); (iii) all documents received by it or any Custodian with respect to such Mortgage Loan have been reviewed by it or by such Custodian on its behalf and (A) appear regular on their face (handwritten additions, changes or corrections shall not constitute irregularities if initialed by the Borrower), (B) appear to have been executed and (C) purport to relate to such Mortgage Loan; and (iv) based on the examinations referred to in Section 2.02(a) above and this Section 2.02(b) and only as to the foregoing documents, the information set forth in the Mortgage Loan Schedule with respect to the items specified in clause (ii) (other than the zip code) of the definition of "Mortgage Loan Schedule" accurately reflects the information set forth in the related Mortgage File. At any time subsequent to the second anniversary of the Closing Date, the Trustee shall, upon request, prepare and deliver to the requesting party (including any Certificateholder or Certificate Owner) an updated version of the exception report provided for in the prior sentence.

     If a Mortgage Loan Seller, Union Capital or CSFB Mortgage Capital substitutes a Replacement Mortgage Loan for any Defective Mortgage Loan as contemplated by Section 2.03, the Trustee or a Custodian on its behalf shall review the documents delivered to it or such Custodian with respect to such Replacement Mortgage Loan, and the Trustee shall deliver a certification comparable to that described in the prior paragraph, in respect of such Replacement Mortgage Loan, on or about the 30th day following the related date of substitution (and, if any exceptions are noted, every 90 days thereafter until the earliest of (i) the date on which such exceptions are eliminated and all related recording/filing has been completed, (ii) the date on which such Replacement Mortgage Loan is removed from the Trust Fund and (iii) the second anniversary of the date on which such Replacement Mortgage Loan was added to the Trust Fund). At any time subsequent to the second anniversary of the date on which such Replacement Mortgage Loan is added to the Trust Fund, the Trustee shall, upon request, prepare and deliver to the requesting party (including any Certificateholder or Certificate Owner) an updated version of the exception report provided for in the prior sentence.

     (c) None of the Trustee, the Master Servicer, the Special Servicer or any Custodian is under any duty or obligation to inspect, review or examine any of the documents, instruments, certificates or other papers relating to the Mortgage Loans delivered to it to determine that the same are valid, legal, effective, genuine, binding, enforceable, sufficient or appropriate for the represented purpose or that they are other than what they purport to be on their face. Furthermore, except as expressly provided in Section 2.01(e), none of the Trustee, the Master Servicer, the Special Servicer or any Custodian shall have any responsibility for determining whether the text of any assignment or endorsement is in proper or recordable form, whether the requisite recording of any document is in accordance with the requirements of any applicable jurisdiction, or whether a blanket assignment is permitted in any applicable jurisdiction.

     (d) In performing the reviews contemplated by subsections (a) and (b) above, the Trustee may conclusively rely on the related Mortgage Loan Seller as to the purported genuineness of any such document and any signature thereon. It is understood that the scope of the Trustee's review of the Mortgage Files is limited solely to confirming that the documents specified in clauses (i) through
(v), in clause (vii) and, in the case of any Mortgage Loan secured by a Mortgage on a hospitality property, in clause (viii) of the definition of "Mortgage File" and any other Specially Designated Mortgage Loan Documents, have been received and such additional information as will be necessary for delivering the certifications required by subsections (a) and (b) above.

     SECTION 2.03. Certain Repurchases and Substitutions of Mortgage Loans by the Mortgage Loan Sellers and Union Capital; The Purchase Price Security Deposit Account and the Special Reserve Account.

     (a) If any party hereto discovers, or receives notice from a non-party, that a Document Defect or Breach exists with respect to any Mortgage Loan, then such party shall give prompt written notice thereof to the other parties hereto, including (unless it is the party that discovered the Document Defect or Breach) the Trustee. Upon the Trustee's discovery or receipt of notice that a Document Defect or Breach exists with respect to any Mortgage Loan, the Trustee shall notify the Controlling Class Representative, the Depositor, the related Mortgage Loan Seller, Union Capital (if a Union Capital Mortgage Loan is involved), CSFB Mortgage Capital (if a CSFB Mortgage Capital is involved), and KeyBank (if a Column Mortgage Loan originated by KeyBank or Bridger is involved).

     If necessary, the Trustee shall request each Mortgage Loan Seller to comply with the second paragraph of Section 2(c) of the related Mortgage Loan Purchase Agreement with respect to any Document Defect or other deficiency in a Mortgage File relating to an Original Mortgage Loan transferred by such Mortgage Loan Seller to the Depositor. If the Trustee becomes aware of any failure on the part of any Mortgage Loan Seller to do so, the Trustee shall promptly notify the Master Servicer and Special Servicer.

     (b) Promptly upon its becoming aware of any Material Document Defect or Material Breach with respect to any Mortgage Loan, the Master Servicer shall (and Special Servicer may) notify the Responsible Party in writing of such Material Document Defect or Material Breach, as the case may be, and direct the Responsible Party that it must, not later than 90 days from the receipt by such Responsible Party of such notice (such 90-day period, the "Initial Resolution Period"), correct or cure such Material Document Defect or Material Breach, as the case may be, in all material respects, or repurchase the affected Mortgage Loan (as, if and to the extent required by the related Mortgage Loan Purchase Agreement, if a Mortgage Loan Seller is the Responsible Party, or required by the Union Capital Agreement, if Union Capital is the Responsible Party, or required by the CSFB Mortgage Capital Agreement, if CSFB Mortgage Capital is the Responsible Party), at the applicable Purchase Price (or, in the case of the repurchase of a Union Capital Mortgage Loan by Union Capital, at such other price as is provided for in the Union Capital Agreement, with any shortfall between such price and the applicable Purchase Price to be made up by Column pursuant to the Column Mortgage Loan Purchase Agreement); provided that if the Responsible Party certifies to the Trustee in writing (i) that such Material Document Defect or Material Breach, as the case may be, does not relate to whether the affected Mortgage Loan is a "qualified mortgage" within the meaning of Section 860G(a)(3) of the Code, (ii) that such Material Document Defect or Material Breach, as the case may be, is capable of being cured but not within the applicable Initial Resolution Period, (iii) that such Responsible Party has commenced and is diligently proceeding with the cure of such Material Document Defect or Material Breach, as the case may be, within the applicable Initial Resolution Period, (iv) what actions such Responsible Party is pursuing in connection with the cure of such Material Document Defect or Material Breach, as the case may be, and (v) that such Responsible Party anticipates that such Material Document Defect or Material Breach, as the case may be, will be cured within an additional period equal to any such applicable Resolution Extension Period (a copy of which certification shall be delivered by the

Trustee to the Master Servicer, the Special Servicer and the Controlling Class Representative), then such Responsible Party shall have an additional period equal to any such applicable Resolution Extension Period to complete such correction or cure (or, if it fails to complete such correction or cure, to repurchase the affected Mortgage Loan); and provided, further, that, in lieu of effecting any such repurchase (but, in any event, no later than such repurchase would have to have been completed), the Responsible Party in respect of such Material Document Defect or Material Breach, as the case may be, shall be permitted, during the three-month period following the Startup Day for REMIC I or, in the case of the Crystal Pavilion/Petry Building Mortgage Loan, for the Loan REMIC (or during the two-year period following such Startup Day if the affected Mortgage Loan is a "defective obligation" within the meaning of Section 860G(a)(4)(B)(ii) of the Code and Treasury regulation section 1.860G-2(f)), to replace the affected Mortgage Loan with one or more Qualifying Substitute Mortgage Loans and to pay a cash amount equal to the applicable Substitution Shortfall Amount (or, in the case of the replacement of a Union Capital Mortgage Loan by Union Capital, to pay such other cash amount as is provided for in the Union Capital Agreement, with any shortfall between such other cash amount and the applicable Substitution Shortfall Amount to be made up by Column pursuant to the Column Mortgage Loan Purchase Agreement), subject to any other applicable terms and conditions of the related Mortgage Loan Purchase Agreement or the Union Capital Agreement, as the case may be, and this Agreement. If any substitution for a Deleted Mortgage Loan is not completed in all respects by the end of the three-month (or, if applicable, the two-year) period contemplated by the preceding sentence, the Responsible Party (whether it is a Mortgage Loan Seller, Union Capital or CSFB Mortgage Capital) that desired to effect such substitution shall be barred from doing so (and, accordingly, will be limited to the cure/repurchase remedies contemplated hereby), and no party hereto shall be liable thereto for any loss, liability or expense resulting from the expiration of such period. If any Mortgage Loan is to be repurchased or replaced as contemplated by this Section 2.03, the Master Servicer shall designate the Collection Account as the account to which funds in the amount of the applicable Purchase Price or Substitution Shortfall Amount (as the case may be) are to be wired, and the Master Servicer shall promptly notify the Trustee when such deposit is made. Any such repurchase or replacement of a Mortgage Loan shall be on a whole loan, servicing released basis.

     Subject to the second following paragraph, "Resolution Extension Period" shall mean:

          (i) for purposes of remediating a Material Breach with respect to any Mortgage Loan, 90 days;

          (ii) for purposes of remediating a Material Document Defect with respect to any Mortgage Loan that is and remains a Performing Mortgage Loan throughout the applicable Initial Resolution Period, the period commencing at the end of the applicable Initial Resolution Period and ending on, and including, the earlier of (i) the 90th day following the end of such Initial Resolution Period and (ii) the 45th day following the Responsible Party's receipt of written notice from the Trustee, the Master Servicer or the Special Servicer of the occurrence of any Servicing Transfer Event with respect to such Mortgage Loan subsequent to the end of such Initial Resolution Period;

          (iii) for purposes of remediating a Material Document Defect with respect to any Mortgage Loan that is a Performing Mortgage Loan as of the commencement of the applicable Initial Resolution Period, but as to which a Servicing Transfer Event occurs during such Initial Resolution Period, the period commencing at the end of the applicable Initial Resolution Period and ending on, and including, the 90th day following the earlier of (i) the end of such Initial

     Resolution Period and (ii) the Responsible Party's receipt of written notice from the Trustee, the Master Servicer or the Special Servicer of the occurrence of such Servicing Transfer Event; and

          (iv) for purposes of remediating a Material Document Defect with respect to any Mortgage Loan that is a Specially Serviced Mortgage Loan as of the commencement of the applicable Initial Resolution Period, zero (-0-) days, except that, if the Responsible Party did not receive written notice from the Trustee, the Master Servicer or the Special Servicer of the relevant Servicing Transfer Event as of the commencement of the applicable Initial Resolution Period, then such Servicing Transfer Event will be deemed to have occurred during such Initial Resolution Period and clause
     (iii) of this definition will be deemed to apply;

provided that, except as otherwise set forth in the following proviso, there shall be no Resolution Extension Period in respect of a Material Document Defect involving a Specially Designated Mortgage Loan Document; and provided, further, that if a Material Document Defect exists with respect to any Mortgage Loan, and if the related Mortgage Loan Seller escrows with the Master Servicer, prior to the end of the Initial Resolution Period and any Resolution Extension Period otherwise applicable to the remediation of such Material Document Defect without regard to this proviso, cash in the amount of the then Purchase Price for such Mortgage Loan and subsequently delivers to the Master Servicer, on a monthly basis, such additional cash as may be necessary to maintain a total escrow equal to the Purchase Price for such Mortgage Loan as such price may increase over time (the total amount of cash delivered to the Purchaser with respect to any Mortgage Loan as contemplated by this proviso, the "Purchase Price Security Deposit"), then the Resolution Extension Period applicable to the remediation of such Material Document Defect shall be extended until the earliest of (i) the second anniversary of the Closing Date, (ii) the date on which such Mortgage Loan is no longer outstanding and part of the Trust Fund and (iii) if such Mortgage Loan becomes a Specially Serviced Mortgage Loan, the date, if any, on which the Special Servicer determines in its reasonable, good faith judgment that such Material Document Defect will materially interfere with or delay the realization against the related Mortgaged Property or materially increase the cost thereof.

     The Master Servicer shall establish, and maintain any Purchase Price Security Deposit delivered to it with respect to any Mortgage Loan in, one or more accounts (individually and collectively, the "Purchase Price Security Deposit Account"), each of which shall be an Eligible Account, and shall be entitled to make withdrawals from the Purchase Price Security Deposit for any Mortgage Loan maintained in such account(s) for the following purposes: (i) to cover any costs and expenses resulting from the applicable Material Document Defect; (ii) upon any discounted payoff or other liquidation of such Mortgage Loan, to cover any Realized Loss related thereto; and (iii) if the related Mortgage Loan Seller so directs, or if the balance on deposit in the Purchase Price Security Deposit Account declines, and for 45 days remains, below the Purchase Price for such Mortgage Loan, or if such Material Document Defect is not remedied on or before the second anniversary of the Closing Date, or if such Mortgage Loan becomes a Specially Serviced Mortgage Loan and the Special Servicer determines, in its reasonable, good faith judgment that such Material Document Defect will materially interfere with or delay the realization against the Mortgaged Property or materially increase the cost thereof, to apply the Purchase Price Security Deposit to a full or partial, as applicable, payment of the Purchase Price for such Mortgage Loan. Any amounts withdrawn by the Master Servicer from the Purchase Price Security Deposit Account shall be deposited by the Master Servicer into the Collection Account. Any withdrawals from the Purchase Price Security Deposit Account shall be deemed to be "Liquidation Proceeds" for the purposes of this Agreement (other than Section 3.11(c)). The Purchase Price Security Deposit Account, and any Purchase Price Security Deposit, shall be part of the Trust Fund but outside any REMIC Pool or Grantor Trust Pool. The investment of funds in the Purchase Price Security Deposit Account shall be governed by the terms of the respective Mortgage Loan Purchase Agreements. The related Mortgage Loan Seller may obtain a release of the Purchase Price Security Deposit for any Mortgage Loan (net of any amounts payable therefrom as contemplated by the first sentence of this paragraph) upon such Mortgage Loan's being paid in full or otherwise satisfied, liquidated or removed from the Trust Fund or upon the subject Material Document Defect's being remedied in all material respects.

     Notwithstanding the foregoing, if there exists in respect of any Union Capital Mortgage Loan or CSFB Mortgage Capital Mortgage Loan a Material Breach on the part of Column under the Column Mortgage Loan Purchase Agreement (other than a Material Breach of any of the representations and warranties of Column relating to or affecting the status of the affected Mortgage Loan as a "qualified mortgage" within the meaning of the REMIC Provisions) and a Material Breach on the part of either Union Capital under the Union Capital Agreement or CSFB Mortgage Capital under the CSFB Mortgage Capital Agreement, as applicable, and if such Material Breaches give rise to a cure or repurchase/substitution obligation under both the Column Mortgage Loan Purchase Agreement and either the Union Capital Agreement or the CSFB Mortgage Capital Agreement, as applicable, and if Union Capital or CSFB Mortgage Capital, as applicable, does not, within the Initial Resolution Period, cure such Material Breaches or repurchase or replace the subject Mortgage Loan, then Column shall automatically be entitled to a Resolution Extension Period in respect of the Material Breach on its part equal to the longer of (i) 45 days and (ii) the Resolution Extension Period that would otherwise apply to the Material Breach on the part of Column without regard to this paragraph.

     If one or more (but not all) of the Mortgage Loans constituting a Cross-Collateralized Group are to be repurchased or replaced by a Mortgage Loan Seller, Union Capital or CSFB Mortgage Capital as contemplated by this Section 2.03, then, prior to the subject repurchase or substitution, the Master Servicer shall use its best efforts, subject to the terms of the related Mortgage Loans, to prepare and, to the extent necessary and appropriate, have executed by the related Borrower and record, such documentation as may be necessary to terminate the cross-collateralization between the Mortgage Loans in such Cross-Collateralized Group that are to be repurchased or replaced, on the one hand, and the remaining Mortgage Loans therein, on the other hand, such that those two groups of Mortgage Loans are each secured only by the Mortgaged Properties identified in the Mortgage Loan Schedule as directly corresponding thereto; provided that no such termination shall be effected unless and until
(i) the Responsible Party shall have obtained the consent of the Controlling Class Representative, which consent shall be in its sole discretion, and (ii) the Master Servicer and the Trustee have received from the Responsible Party (A) an Opinion of Counsel addressed to the Trustee to the effect that such termination will not cause an Adverse REMIC Event to occur with respect to any REMIC Pool or an Adverse Grantor Trust Event with respect to either Grantor Trust Pool and (B) written confirmation from each Rating Agency that such termination will not cause an Adverse Rating Event to occur with respect to any Class of Rated Certificates; and provided, further, that the Responsible Party may, at its option, repurchase or replace the entire Cross-Collateralized Group without termination of the cross-collateralization. To the extent necessary and appropriate, the Trustee shall execute (or, subject to Section 3.10, provide the Master Servicer with a limited power of attorney that enables the Master Servicer to execute) the loan documentation referred to in the prior sentence; provided that the Trustee shall not be liable for any misuse of any such power of attorney by the Master Servicer. The Master Servicer shall advance all costs and expenses incurred by the Trustee and the Master Servicer pursuant to this paragraph, and such advances shall (i) constitute and be reimbursable as Servicing Advances and (ii) be included in the calculation of Purchase Price for the Mortgage Loan(s) to be repurchased or replaced. Neither the Master Servicer nor the Special Servicer shall be liable to any Certificateholder or any other party hereto if the cross-collateralization of any Cross-Collateralized Group cannot be terminated as contemplated by this paragraph for any reason beyond the control of the Master Servicer or Special Servicer, as the case may be. If the cross-collateralization of any Cross-Collateralized Group cannot be terminated as contemplated by this paragraph for any reason (including the Responsible Party's failure to satisfy the conditions set forth in the first proviso to the first sentence of this paragraph, then, for purposes of this Section 2.03, the related Mortgage Loan Purchase Agreement, and, in the case of a Cross-Collateralized Group of Union Capital Mortgage Loans, the Union Capital Agreement, and, in the case of a Cross-Collateralized Group of CSFB Mortgage Capital Mortgage Loans, the CSFB Mortgage Capital Agreement, including for purposes of (i) determining whether any Breach or Document Defect is a Material Breach or Material Document Defect, as the case may be, and (ii) the application of remedies, such Cross-Collateralized Group shall be treated as a single Mortgage Loan.

     Whenever one or more mortgage loans are substituted for a Defective Mortgage Loan by a Responsible Party as contemplated by this Section 2.03, the Master Servicer shall direct the Responsible Party effecting the substitution to deliver the related Mortgage File to the Trustee, to certify that such substitute mortgage loan satisfies or such substitute mortgage loans satisfy, as the case may be, all of the requirements of the definition of "Qualifying Substitute Mortgage Loan" and to send such certification to the Trustee. No mortgage loan may be substituted for a Defective Mortgage Loan as contemplated by this Section 2.03 if the Mortgage Loan to be replaced was itself a Replacement Mortgage Loan, in which case, absent a cure of the relevant Material Breach or Material Document Defect, the affected Mortgage Loan will be required to be repurchased as contemplated hereby. Monthly Payments due with respect to each Replacement Mortgage Loan (if any) after the related date of substitution, and Monthly Payments due with respect to each corresponding Deleted Mortgage Loan (if any) after the related Due Date in March 2001 and on or prior to the related date of substitution, shall be part of the Trust Fund. Monthly Payments due with respect to each Replacement Mortgage Loan (if any) on or prior to the related date of substitution, and Monthly Payments due with respect to each corresponding Deleted Mortgage Loan (if any) after the related date of substitution, shall not be part of the Trust Fund and are to be remitted by the Master Servicer to the Responsible Party effecting the related substitution promptly following receipt.

     In connection with any repurchase of the Crystal Pavilion/Petry Building Mortgage Loan pursuant to or as contemplated by this Section 2.03(b), the Trustee shall effect a "qualified liquidation" of the Loan REMIC in accordance with the REMIC Provisions.

     If any Mortgage Loan is to be repurchased or replaced by a Responsible Party as contemplated by this Section 2.03, the Master Servicer shall direct the related Mortgage Loan Seller to amend the Mortgage Loan Schedule to reflect the removal of any Deleted Mortgage Loan and, if applicable, the substitution of the related Replacement Mortgage Loan(s); and, upon its receipt of such amended Mortgage Loan Schedule, the Master Servicer shall deliver or cause the delivery of such amended Mortgage Loan Schedule to the other parties hereto. Upon any substitution of one or more Replacement Mortgage Loans for a Deleted Mortgage Loan, such Replacement Mortgage Loan(s) shall become part of the Trust Fund and be subject to the terms of this Agreement in all respects.

     The reasonable "out-of-pocket" costs and expenses incurred by the Master Servicer and/or the Trustee pursuant to this Section 2.03(b), including reasonable attorney fees and expenses, shall constitute Servicing Advances to the extent not collected from the Mortgage Loan Seller or reimbursed from the Purchase Price Security Deposit Account or the Special Reserve Account or under a Recording/Title Policy Credit.

     (c) Upon receipt of an Officer's Certificate from the Master Servicer to the effect that the full amount of the Purchase Price or Substitution Shortfall Amount (as the case may be) for any Mortgage Loan repurchased or replaced by a Responsible Party as contemplated by this Section 2.03 has been deposited in the Collection Account, and further, if applicable, upon receipt of the Mortgage File for each Replacement Mortgage Loan (if any) to be substituted for a Deleted Mortgage Loan, together with the certification referred to in the third to last paragraph of Section 2.03(b) from the Responsible Party effecting the substitution, if any, the Trustee shall (i) release or cause the release of the Mortgage File and any Additional Collateral held by or on behalf of the Trustee for the Deleted Mortgage Loan to the Responsible Party effecting the repurchase/substitution or its designee and (ii) execute and deliver such instruments of release, transfer and/or assignment, in each case without recourse, as shall be provided to it and are reasonably necessary to vest in the Responsible Party effecting the repurchase/substitution or its designee the ownership of the Deleted Mortgage Loan, and the Master Servicer shall notify the applicable Borrowers of the transfers of the Deleted Mortgage Loan(s) and any Replacement Mortgage Loan(s). In connection with any such repurchase or substitution by a Responsible Party, each of the Master Servicer and the Special Servicer shall deliver to the Responsible Party effecting the repurchase/substitution or its designee any portion of the related Servicing File, together with any Escrow Payments, Reserve Funds and Additional Collateral, held by or on behalf of the Master Servicer or the Special Servicer, as the case may be, with respect to the Deleted Mortgage Loan, in each case at the expense of the Responsible Party effecting the repurchase/substitution. In connection with any repurchase or replacement of a Mortgage Loan by Column, the Trustee shall assign to Column all right, title and interest of the Trustee in respect of such Mortgage Loan under the Union Capital Agreement (if such Mortgage Loan is a Union Capital Mortgage Loan), the CSFB Mortgage Capital Agreement (if such Mortgage Loan is a CSFB Mortgage Capital Mortgage Loan) or the Crystal Pavilion/Petry Building Co-Lender Agreement (if such Mortgage Loan is the Crystal Pavilion/Petry Building Mortgage Loan). The reasonable "out-of-pocket" costs and expenses incurred by the Master Servicer, the Special Servicer and/or the Trustee pursuant to this Section 2.03(c), to the extent not collected from the Mortgage Loan Seller or reimbursed from the Purchase Price Security Deposit Account or the Special Reserve Account or under a Recording/Title Policy Credit, shall be reimbursable to each of them as Servicing Advances in respect of the affected Mortgage Loan.

     (d) The Mortgage Loan Purchase Agreements, the Union Capital Agreement and the CSFB Mortgage Capital Agreement provide the sole remedies available to the Certificateholders, or the Trustee on their behalf, respecting any Breach or Document Defect. If a Responsible Party defaults on its obligations to repurchase or replace any Mortgage Loan as contemplated by this Section 2.03, the Master Servicer shall (and the Special Servicer may) promptly notify the Trustee, and the Trustee shall notify the Certificateholders. Thereafter, the Master Servicer shall (and the Special Servicer may) take such actions on behalf of the Trust with respect to the enforcement of such repurchase/substitution obligations (and if the Master Servicer (or the Special Servicer) is notified or otherwise becomes aware of a default on the part of any Mortgage Loan Seller in respect of its obligations under the second paragraph of Section 2(c) of the related Mortgage Loan Purchase Agreement, the Master Servicer shall (and the Special Servicer may) also take such actions on behalf of the Trust with respect to the enforcement of such obligations of such Mortgage Loan Seller), including the institution and prosecution of appropriate legal proceedings, as the Master Servicer (or, if applicable, the Special Servicer) shall determine are in the best interests of the Certificateholders (taken as a collective whole). Any and all reasonable "out-of-pocket" costs and expenses incurred by the Master Servicer, the Special

Servicer and/or the Trustee pursuant to this Section 2.03(d), including, reasonable attorney fees and expenses, to the extent not collected from the Mortgage Loan Seller or reimbursed from the Purchase Price Security Deposit Account or the Special Reserve Account or under a Recording/Title Policy Credit, shall constitute Servicing Advances in respect of the affected Mortgage Loan.

     (e) If the Master Servicer, the Special Servicer or the Trustee has identified on or about March 16, 2002 one or more conditions that will become Recording/Title Policy Omissions with respect to any Mortgage Loan on September 16, 2002 if not earlier corrected, such party shall, on or about March 16, 2002, provide written notification of the conditions that will become Recording/Title Policy Omissions to the other parties hereto, the Controlling Class Representative and the related Mortgage Loan Seller. On the later of the 60th day following such notice to the related Mortgage Loan Seller and September 16, 2002, the Master Servicer shall, unless the Controlling Class Representative permits the Master Servicer to forbear from taking such action, exercise the rights afforded to the Master Servicer under the related Mortgage Loan Purchase Agreement to cause the related Mortgage Loan Seller to establish a Recording/Title Policy Reserve or Recording/Title Policy Credit with respect to each of such Mortgage Loan Seller's Mortgage Loans that then has a Recording/Title Policy Omission. In furtherance of the preceding sentence, (A) the Master Servicer shall establish one or more accounts (collectively, the "Special Reserve Account"), each of which shall be an Eligible Account; (B) the Master Servicer shall deposit any Recording/Title Policy Reserve into the Special Reserve Account within one Business Day after receipt; and (C) the Master Servicer shall administer the Special Reserve Account in accordance with the terms of the related Mortgage Loan Purchase Agreement. Out of pocket costs and expenses incurred by the Master Servicer in enforcing such rights will constitute Servicing Advances to the extent not received from such Mortgage Loan Seller. In the event that the Master Servicer is entitled to apply any related Recording/Title Policy Reserve or to draw upon any related Recording/Title Policy Credit to cover losses or expenses directly incurred by the Trust Fund as a result of a Recording/Title Policy Omission in respect of any Mortgage Loan, then prior to making a Servicing Advance or incurring an Additional Trust Fund Expense to cover any losses or expenses directly resulting from such Recording/Title Policy Omission, the Master Servicer shall draw upon such related Recording/Title Policy Reserve (out of the Special Reserve Account) or upon such related Recording/Title Policy Credit, as the case may be, up to the amount of such losses or expenses and shall deposit the funds from such draw into the Collection Account, and such amounts shall be deemed to be "Liquidation Proceeds" for all purposes of this Agreement (other than Section 3.11(c)) and shall be applied to cover such losses or expenses. The Recording/Title Policy Reserve or Recording/Title Policy Credit (or any unused balance thereof) delivered by either Mortgage Loan Seller with respect to any Mortgage Loan shall be released to such Mortgage Loan Seller by the Master Servicer upon the earlier of the curing of all Recording/Title Policy Omissions with respect to such Mortgage Loan and the removal of such Mortgage Loan from the Trust Fund. The Special Reserve Account, and any Recording/Title Policy Reserves and Recording Title Policy Credits, shall be part of the Trust Fund but outside any REMIC Pool or Grantor Trust Pool. The investment of funds in the Special Reserve Account shall be governed by the terms of the respective Mortgage Loan Purchase Agreements.

     SECTION 2.04. Representations and Warranties of the Depositor.

     (a) The Depositor hereby represents and warrants to each of the other parties hereto and for the benefit of the Certificateholders, as of the Closing Date, that:

          (i) The Depositor is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware.

          (ii) The Depositor's execution and delivery of, performance under, and compliance with this Agreement, will not violate the Depositor's organizational documents or constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or result in the breach of, any material agreement or other material instrument to which it is a party or by which it is bound, which default or breach, in the good faith and reasonable judgment of the Depositor, is likely to affect materially and adversely either the ability of the Depositor to perform its obligations under this Agreement or the financial condition of the Depositor.

          (iii) The Depositor has the full power and authority to own its properties, to conduct its business as presently conducted by it and to enter into and consummate all transactions involving the Depositor contemplated by this Agreement, has duly authorized the execution, delivery and performance of this Agreement, and has duly executed and delivered this Agreement.

          (iv) This Agreement, assuming due authorization, execution and delivery by each of the other parties hereto, constitutes a valid, legal and binding obligation of the Depositor, enforceable against the Depositor in accordance with the terms hereof, subject to (A) applicable bankruptcy, insolvency, reorganization, receivership, moratorium and other laws affecting the enforcement of creditors' rights generally, and (B) general principles of equity, regardless of whether such enforcement is considered in a proceeding in equity or at law.

          (v) The Depositor is not in violation of, and its execution and delivery of, performance under and compliance with this Agreement will not constitute a violation of, any law, any order or decree of any court or arbiter, or any order, regulation or demand of any federal, state or local governmental or regulatory authority, which violation, in the Depositor's good faith and reasonable judgment, is likely to affect materially and adversely either the ability of the Depositor to perform its obligations under this Agreement or the financial condition of the Depositor.

          (vi) No consent, approval, authorization or order of any state or federal court or governmental agency or body is required for the consummation by the Depositor of the transactions contemplated herein, except (A) for those consents, approvals, authorizations or orders that previously have been obtained, (B) such as may be required under the blue sky laws of any jurisdiction in connection with the purchase and sale of the Certificates by the Underwriters, and (C) any recordation of the assignments of Mortgage Loan Documents to the Trustee pursuant to Section 2.01(e), which has not yet been completed.

          (vii) The Depositor's transfer of the Original Mortgage Loans to the Trustee as contemplated herein requires no regulatory approval, other than any such approvals as have been obtained, and is not subject to any bulk transfer or similar law in effect in any applicable jurisdiction.

          (viii) The Depositor is not transferring the Original Mortgage Loans to the Trustee with any intent to hinder, delay or defraud its present or future creditors.

          (ix) The Depositor has been solvent at all relevant times prior to, and will not be rendered insolvent by, its transfer of the Original Mortgage Loans to the Trustee, pursuant to Section 2.01(b).

          (x) After giving effect to its transfer of the Original Mortgage Loans to the Trustee, pursuant to Section 2.01(b), the value of the Depositor's assets, either taken at their present fair saleable value or at fair valuation, will exceed the amount of the Depositor's debts and obligations, including contingent and unliquidated debts and obligations of the Depositor, and the Depositor will not be left with unreasonably small assets or capital with which to engage in and conduct its business.

          (xi) The Depositor does not intend to, and does not believe that it will, incur debts or obligations beyond its ability to pay such debts and obligations as they mature.

          (xii) No proceedings looking toward merger, liquidation, dissolution or bankruptcy of the Depositor are pending or contemplated.

          (xiii) No litigation is pending or, to the best of the Depositor's knowledge, threatened against the Depositor that, if determined adversely to the Depositor, would prohibit the Depositor from entering into this Agreement or that, in the Depositor's good faith and reasonable judgment, is likely to materially and adversely affect either the ability of the Depositor to perform its obligations under this Agreement or the financial condition of the Depositor.

          (xiv) Immediately prior to the transfer of the Original Mortgage Loans to the Trustee for the benefit of the Certificateholders pursuant to this Agreement, the Depositor had such right, title and interest in and to each Original Mortgage Loan as was transferred to it by the related Mortgage Loan Seller pursuant to the related Mortgage Loan Purchase Agreement. The Depositor has not transferred any of its right, title and interest in and to the Original Mortgage Loans to any Person other than the Trustee.

          (xv) The Depositor is transferring all of its right, title and interest in and to the Original Mortgage Loans to the Trustee for the benefit of the Certificateholders free and clear of any and all liens, pledges, charges and security interests created by or through the Depositor.

          (xvi) Except for any actions that are the express responsibility of another party hereunder or under any Mortgage Loan Purchase Agreement, and further except for actions that the Depositor is expressly permitted to complete subsequent to the Closing Date, the Depositor has taken all actions required under applicable law to effectuate the transfer of all of its right, title and interest in and to the Original Mortgage Loans by the Depositor to the Trustee.

     (b) The representations and warranties of the Depositor set forth in
Section 2.04(a) shall survive the execution and delivery of this Agreement and shall inure to the benefit of the Persons for whose benefit they were made for so long as the Trust remains in existence. Upon discovery by any party hereto of any breach of any of such representations and warranties that materially and adversely affects the interests of the Certificateholders or any party hereto, the party discovering such breach shall give prompt written notice thereof to the other parties hereto.

     SECTION 2.05. Representations and Warranties of the Master Servicer.

     (a) The Master Servicer hereby represents and warrants to each of the other parties hereto and for the benefit of the Certificateholders, as of the Closing Date, that:

          (i) The Master Servicer is a corporation duly organized, validly existing and in good standing under the laws of the State of Ohio, and the Master Servicer is in compliance with the laws of each State in which any Mortgaged Property is located to the extent necessary to ensure the enforceability of each Mortgage Loan and to perform its obligations under this Agreement.

          (ii) The Master Servicer's execution and delivery of, performance under and compliance with this Agreement, will not violate the Master Servicer's organizational documents or constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or result in the breach of, any material agreement or other material instrument to which it is a party or by which it is bound, which default or breach, in the good faith and reasonable judgment of the Master Servicer, is likely to affect materially and adversely either the ability of the Master Servicer to perform its obligations under this Agreement or the financial condition of the Master Servicer.

          (iii) The Master Servicer has the full power and authority to enter into and consummate all transactions involving the Master Servicer contemplated by this Agreement, has duly authorized the execution, delivery and performance of this Agreement, and has duly executed and delivered this Agreement.

          (iv) This Agreement, assuming due authorization, execution and delivery by each of the other parties hereto, constitutes a valid, legal and binding obligation of the Master Servicer, enforceable against the Master Servicer in accordance with the terms hereof, subject to (A) applicable bankruptcy, insolvency, reorganization, receivership, moratorium and other laws affecting the enforcement of creditors' rights generally, and (B) general principles of equity, regardless of whether such enforcement is considered in a proceeding in equity or at law.

          (v) The Master Servicer is not in violation of, and its execution and delivery of, performance under and compliance with this Agreement will not constitute a violation of, any law, any order or decree of any court or arbiter, or any order, regulation or demand of any federal, state or local governmental or regulatory authority, which violation, in the Master Servicer's good faith and reasonable judgment, is likely to affect materially and adversely either the ability of the Master Servicer to perform its obligations under this Agreement or the financial condition of the Master Servicer.

          (vi) No consent, approval, authorization or order of any state or federal court or governmental agency or body is required for the consummation by the Master Servicer of the transactions contemplated herein, except for those consents, approvals, authorizations or orders that previously have been obtained or where the lack of such consent, approval, authorization or order would not have a material adverse effect on the ability of the Master Servicer to perform its obligations under this Agreement.

          (vii) No litigation is pending or, to the best of the Master Servicer's knowledge, threatened against the Master Servicer that, if determined adversely to the Master Servicer, would prohibit the Master Servicer from entering into this Agreement or that, in the Master Servicer's good faith and reasonable judgment, is likely to materially and adversely affect either the ability of the Master Servicer to perform its obligations under this Agreement or the financial condition of the Master Servicer.

          (viii) The Master Servicer has errors and omissions insurance in the amounts and with the coverage required by Section 3.07(d).

          (ix) The Master Servicer has examined each of the Sub-Servicing Agreements entered into by the Master Servicer that will be in effect as of the Closing Date with respect to the Mortgage Loans, and each such Sub-Servicing Agreement complies with the requirements of Section 3.22(a) in all material respects.

     (b) The representations and warranties of the Master Servicer set forth in
Section 2.05(a) shall survive the execution and delivery of this Agreement and shall inure to the benefit of the Persons for whose benefit they were made for so long as the Trust remains in existence. Upon discovery by any party hereto of a breach of any of such representations and warranties that materially and adversely affects the interests of the Certificateholders or any party hereto, the party discovering such breach shall give prompt written notice to each of the other parties hereto.

     (c) Any successor Master Servicer shall be deemed to have made, as of the date of its succession, each of the representations and warranties set forth in
Section 2.05(a), subject to such appropriate modifications to the representation and warranty set forth in Section 2.05(a)(i) to accurately reflect such successor's jurisdiction of organization and whether it is a corporation, partnership, bank, association or other type of organization.

     SECTION 2.06. Representations and Warranties of the Special Servicer.

     (a) The Special Servicer hereby represents and warrants to each of the other parties hereto and for the benefit of the Certificateholders, as of the Closing Date, that:

          (i) The Special Servicer is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Delaware, and the Special Servicer is in compliance with the laws of each State in which any Mortgaged Property is located to the extent necessary to ensure the enforceability of each Mortgage Loan and to perform its obligations under this Agreement.

          (ii) The Special Servicer's execution and delivery of, performance under and compliance with this Agreement will not violate the Special Servicer's organizational documents or constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or result in the breach of, any material agreement or other instrument to which it is a party or which is applicable to it or any of its assets, which default, in the good faith and reasonable judgment of the Special Servicer, is likely to affect materially and adversely either the ability of the Special Servicer to perform its obligations under this Agreement or the financial condition of the Special Servicer.

          (iii) The Special Servicer has the full power and authority to enter into and consummate all transactions involving the Special Servicer contemplated by this Agreement, has duly authorized the execution, delivery and performance of this Agreement, and has duly executed and delivered this Agreement.

          (iv) This Agreement, assuming due authorization, execution and delivery by each of the other parties hereto, constitutes a valid, legal and binding obligation of the Special Servicer, enforceable against the Special Servicer in accordance with the terms hereof, subject to (A) applicable bankruptcy, insolvency, reorganization, receivership, moratorium and other laws affecting the enforcement of creditors' rights generally, and (B) general principles of equity, regardless of whether such enforcement is considered in a proceeding in equity or at law.

          (v) The Special Servicer is not in violation of, and its execution and delivery of, performance under and compliance with the terms of this Agreement will not constitute a violation of, any law, any order or decree of any court or arbiter, or any order, regulation or demand of any federal, state or local governmental or regulatory authority, which violation, in the Special Servicer's good faith and reasonable judgment, is likely to affect materially and adversely either the ability of the Special Servicer to perform its obligations under this Agreement or the financial condition of the Special Servicer.

          (vi) No consent, approval, authorization or order of any state or federal court or governmental agency or body is required for the consummation by the Special Servicer of the transactions contemplated herein, except for those consents, approvals, authorizations or orders that previously have been obtained or where the lack of such consent, approval, authorization or order would not have a material adverse effect on the ability of the Special Servicer to perform its obligations under this Agreement.

          (vii) No litigation is pending or, to the best of the Special Servicer's knowledge, threatened against the Special Servicer that, if determined adversely to the Special Servicer, would prohibit the Special Servicer from entering into this Agreement or that, in the Special Servicer's good faith and reasonable judgment, is likely to materially and adversely affect either the ability of the Special Servicer to perform its obligations under this Agreement or the financial condition of the Special Servicer.

          (viii) The Special Servicer has errors and omissions insurance in the amounts and with the coverage required by Section 3.07(d).

     (b) The representations and warranties of the Special Servicer set forth in
Section 2.06(a) shall survive the execution and delivery of this Agreement and shall inure to the benefit of the Persons for whose benefit they were made for so long as the Trust remains in existence. Upon discovery by any party hereto of a breach of any of such representations and warranties that materially and adversely affects the interests of the Certificateholders or any party hereto, the party discovering such breach shall give prompt written notice to each of the other parties hereto.

     (c) Any successor Special Servicer shall be deemed to have made, as of the date of its succession, each of the representations and warranties set forth in
Section 2.06(a), subject to such appropriate modifications to the representation and warranty set forth in Section 2.06(a)(i) to accurately reflect such successor's jurisdiction of organization and whether it is a corporation, partnership, bank, association or other type of organization.

     SECTION 2.07. Representations, Warranties and Covenants of the Trustee.

     (a) The Trustee hereby represents and warrants to, and covenants with, each of the other parties hereto and for the benefit of the Certificateholders, as of the Closing Date, that:

          (i) The Trustee is duly organized and validly existing as a national banking association under the laws of the United States and is, shall be or, if necessary, shall appoint a co-trustee that is, in compliance with the laws of each State in which any Mortgaged Property is located to the extent necessary to ensure the enforceability of each Mortgage Loan (insofar as such enforceability is dependent upon compliance by the Trustee with such laws) and to perform its obligations under this Agreement.

          (ii) The Trustee's execution and delivery of, performance under and compliance with this Agreement, will not violate the Trustee's organizational documents or constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or result in a material breach of, any material agreement or other material instrument to which it is a party or by which it is bound, which breach or default, in the good faith and reasonable judgment of the Trustee is likely to affect materially and adversely either the ability of the Trustee to perform its obligations under this Agreement or the financial condition of the Trustee.

          (iii) The Trustee has the full power and authority to enter into and consummate all transactions contemplated by this Agreement, has duly authorized the execution, delivery and performance of this Agreement, and has duly executed and delivered this Agreement.

          (iv) This Agreement, assuming due authorization, execution and delivery by each of the other parties hereto, constitutes a valid, legal and binding obligation of the Trustee, enforceable against the Trustee in accordance with the terms hereof, subject to (A) applicable bankruptcy, insolvency, reorganization, receivership, moratorium and other laws affecting the enforcement of creditors' rights generally and, in particular, the rights of creditors of national banking associations, and
     (B) general principles of equity, regardless of whether such enforcement is considered in a proceeding in equity or at law.

          (v) The Trustee is not in violation of, and its execution and delivery of, performance under and compliance with this Agreement will not constitute a violation of, any law, any order or decree of any court or arbiter, or any order, regulation or demand of any federal, state or local governmental or regulatory authority, which violation, in the Trustee's good faith and reasonable judgment, is likely to affect materially and adversely either the ability of the Trustee to perform its obligations under this Agreement or the financial condition of the Trustee.

          (vi) No consent, approval, authorization or order of any state or federal court or governmental agency or body is required for the consummation by the Trustee of the transactions contemplated herein, except for those consents, approvals, authorizations or orders that previously have been obtained.

          (vii) No litigation is pending or, to the best of the Trustee's knowledge, threatened against the Trustee that, if determined adversely to the Trustee, would prohibit the Trustee from entering into this Agreement or that, in the Trustee's good faith and reasonable judgment, is likely to materially and adversely affect either the ability of the Trustee to perform its obligations under this Agreement or the financial condition of the Trustee.

          (viii) The Trustee is eligible to act as trustee hereunder in accordance with Section 8.06.

     (b) The representations, warranties and covenants of the Trustee set forth in Section 2.07(a) shall survive the execution and delivery of this Agreement and shall inure to the benefit of the Persons for whose benefit they were made for so long as the Trust remains in existence. Upon discovery by any party hereto of a breach of any such representations, warranties and covenants that materially and adversely affects the interests of the Certificateholders or any party hereto, the party discovering such breach shall give prompt written notice thereof to the other parties hereto.

     (c) Any successor Trustee shall be deemed to have made, as of the date of its succession, each of the representations and warranties set forth in Section 2.07(a), subject to such appropriate modifications to the representation, warranty and covenant set forth in Section 2.07(a)(i) to accurately reflect such successor's jurisdiction of organization and whether it is a corporation, partnership, bank, association or other type of organization.

     SECTION 2.08. Designation of the Certificates.

     (a) The Certificates shall consist of 21 Classes with the following respective alphabetic and/or numeric class designations: "Class A-CP", "Class A-X", "Class A-Y", "Class A-1", "Class A-2", "Class A-3", "Class B", "Class C", "Class D", "Class E", "Class F", "Class G", "Class H", "Class J", "Class K", "Class L", "Class M", "Class N", "Class O", "Class R" and "Class V".

     (b) The Class A-1, Class A-2 and Class A-3 Certificates are collectively designated as the "Class A-P&I Certificates".

     (c) The Class A-CP, Class A-X, Class A-Y, Class A-1, Class A-2 and Class A-3 Certificates are collectively designated as the "Senior Certificates".

     (d) The Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class O and Class R Certificates are collectively designated as the "Subordinate Certificates".

     (e) The Class A-1, Class A-2 Class A-3, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N and Class O Certificates are collectively designated as the "Principal Balance Certificates".

     (f) The Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N and Class O Certificates are collectively designated as the "Subordinate Principal Balance Certificates".

     (g) The Class A-CP, Class A-X and Class A-Y Certificates are collectively designated as the "Interest Only Certificates".

     (h) The Interest Only Certificates and the Principal Balance Certificates are collectively designated as the "REMIC III Regular Interest Certificates".

     SECTION 2.09. Creation of REMIC I; Issuance of the REMIC I Regular Interests and the REMIC I Class R; Certain Matters Involving REMIC I and the Loan REMIC.

     (a) It is the intention of the parties hereto that the following segregated pool of assets constitute a REMIC for federal income tax purposes and, further, that such segregated pool of assets be designated as "REMIC I": (i) the Mortgage Loans that are from time to time subject to this Agreement (other than the Crystal Pavilion/Petry Building Mortgage Loan) together with (A) all payments under and proceeds of such Mortgage Loans received after the Closing Date or, in the case of any such Mortgage Loan that is a Replacement Mortgage Loan, after the related date of substitution (other than scheduled payments of interest and principal due on or before the respective Due Dates for the Original Mortgage Loans in March 2001 or, in the case of any such

Mortgage Loan that is Replacement Mortgage Loan, on or before the related date of substitution, and exclusive of any amounts that constitute Post-ARD Additional Interest collected in respect of the ARD Loans after their respective Anticipated Repayment Dates), and (B) all documents included in the related Mortgage Files and Servicing Files and any related Additional Collateral; (ii) any REO Property acquired in respect of any Mortgage Loan (other than the Crystal Pavilion/Petry Building Mortgage Loan); (iii) such funds and assets as from time to time are deposited in the Collection Account, the Distribution Account, the Interest Reserve Account, the Excess Liquidation Proceeds Account and, if established, the REO Account (exclusive of any amounts that constitute Post-ARD Additional Interest collected in respect of the ARD Loans after their respective Anticipated Repayment Dates); (iv) the rights of the Depositor under the respective Mortgage Loan Purchase Agreements (exclusive of any Recording/Title Policy Reserve and/or Recording/Title Policy Credits delivered by a Mortgage Loan Seller to the Master Servicer as contemplated by Section 2.03(e) and, further, exclusive of the Recording/Filing Reserve Funds delivered by a Mortgage Loan Seller to the Trustee as contemplated by Section 2.01(e));
(v) the rights of the Depositor under the Union Capital Agreement and the CSFB Mortgage Capital Agreement (in each case, insofar as such rights were assigned thereto under the Column Mortgage Loan Purchase Agreement); and (vi) the Loan REMIC Regular Interest and all payments under and proceeds of the Loan REMIC Regular Interest received after the Closing Date. The Closing Date is hereby designated as the "Startup Day" of REMIC I within the meaning of Section 860G(a)(9) of the Code.

     A REMIC declaration has been made solely with respect to the Crystal Pavilion/Petry Building Mortgage Loan.

     (b) Concurrently with the assignment of the Original Mortgage Loans (or, in the case of the Crystal Pavilion/Petry Building Mortgage Loan, the Loan REMIC Regular Interest) and certain related assets to the Trustee pursuant to Section 2.01(b) and in exchange therefor, the REMIC I Regular Interests and the REMIC I Residual Interest shall be issued. A separate REMIC I Regular Interest shall be issued with respect to each Original Mortgage Loan. For purposes of this Agreement, each REMIC I Regular Interest shall relate to the Original Mortgage Loan (or, in the case of the Crystal Pavilion/Petry Building Mortgage Loan, the Loan REMIC Regular Interest) in respect of which it was issued, to each Replacement Mortgage Loan (if any) substituted for such Original Mortgage Loan, and to each REO Mortgage Loan deemed outstanding with respect to any REO Property acquired in respect of any such Original Mortgage Loan or any such Replacement Mortgage Loan. The REMIC I Regular Interest that relates to the Loan REMIC Regular Interest shall also be deemed to relate to the Crystal Pavilion/Petry Building Mortgage Loan and any related Replacement Mortgage Loan(s) and/or REO Mortgage Loan(s). Neither the REMIC I Residual Interest nor any of the REMIC I Regular Interests shall be certificated. The REMIC I Regular Interests and the REMIC I Residual Interest shall collectively constitute the entire beneficial ownership of REMIC I.

     (c) The REMIC I Regular Interests shall constitute the "regular interests" (within the meaning of Section 860G(a)(1) of the Code), and the REMIC I Residual Interest shall constitute the sole "residual interest" (within the meaning of Section 860G(a)(2) of the Code), in REMIC I. The Loan REMIC Regular Interest shall constitute the "regular interest" (within the meaning of Section 860G(a)(1) of the Code), and the Loan REMIC Residual Interest shall constitute the sole "residual interest" (within the meaning of Section 860G(a)(2) of the Code), in the Loan REMIC. None of the parties hereto, to the extent it is within the control thereof, shall create or permit the creation of any other "interests" in REMIC I or the Loan REMIC (within the meaning of Treasury regulation section 1.860D-1(b)(1)).

     (d) The designation for each REMIC I Regular Interest shall be the identification number for the related Original Mortgage Loan set forth in the Mortgage Loan Schedule.

     (e) Each REMIC I Regular Interest shall have an Uncertificated Principal Balance. As of the Closing Date, the Uncertificated Principal Balance of each REMIC I Regular Interest shall equal the Cut-off Date Principal Balance of the related Original Mortgage Loan (as specified in the Mortgage Loan Schedule). On each Distribution Date, the Uncertificated Principal Balance of each REMIC I Regular Interest shall be permanently reduced by any distributions of principal deemed made with respect to such REMIC I Regular Interest on such Distribution Date pursuant to Section 4.01(l) and, further, by any Unfunded Principal Balance Reduction made with respect to such REMIC I Regular Interest on such Distribution Date pursuant to Section 4.04(c). Except as provided in the preceding sentence, the Uncertificated Principal Balance of each REMIC I Regular Interest shall not otherwise be increased or reduced. Deemed distributions to REMIC II in reimbursement of Unfunded Principal Balance Reductions with respect to a REMIC I Regular Interest shall not constitute deemed distributions of principal and shall not result in any reduction of the Uncertificated Principal Balance of such REMIC I Regular Interest.

     (f) Each REMIC I Regular Interest shall have a REMIC I Remittance Rate. The REMIC I Remittance Rate with respect to any particular REMIC I Regular Interest for any Interest Accrual Period shall be calculated as follows:

          (i) if, as of the Closing Date, the related Original Mortgage Loan bears or bore, as the case may be, interest calculated on a 30/360 Basis, then the REMIC I Remittance Rate with respect to the subject REMIC I Regular Interest for any Interest Accrual Period shall equal the Net Mortgage Rate in effect for the related Original Mortgage Loan as of the Closing Date; and

          (ii) if, as of the Closing Date, the related Original Mortgage Loan bears or bore, as the case may be, interest calculated on an Actual/360 Basis, then the REMIC I Remittance Rate with respect to the subject REMIC I Regular Interest for any Interest Accrual Period shall (subject to adjustment as provided below in this clause (ii)) equal the product of (A) a fraction (expressed as a percentage), the numerator of which is the number of days in such Interest Accrual Period, and the denominator of which is 30, multiplied by (B) the Net Mortgage Rate in effect for the related Original Mortgage Loan as of the Closing Date; provided that, in the case of a REMIC I Regular Interest that corresponds to an Interest Reserve Loan, if the subject Interest Accrual Period occurs during the month of January of 2002 or any year thereafter or during the month of December of 2001 or any year thereafter that does not immediately precede a leap year, the REMIC I Remittance Rate with respect to such REMIC I Regular Interest for such Interest Accrual Period shall equal (M) the REMIC I Remittance Rate with respect to such REMIC I Regular Interest for such Interest Accrual Period, calculated without regard to this proviso, minus
     (N) a fraction (expressed as a percentage), the numerator of which is equal to 12 times the related Interest Reserve Amount that is to be transferred from the Distribution Account to the Interest Reserve Account in the following calendar month in accordance with Section 3.04(c), and the denominator of which is equal to the Uncertificated Principal Balance of such REMIC I Regular Interest outstanding immediately prior to the related Distribution Date; and, provided, further, that, in the case of a REMIC I Regular Interest that corresponds to an Interest Reserve

     Loan, if the subject Interest Accrual Period occurs during the month of February of 2002 or any year thereafter, the REMIC I Remittance Rate with respect to such REMIC I Regular Interest for such Interest Accrual Period shall equal (S) the REMIC I Remittance Rate with respect to such REMIC I Regular Interest for such Interest Accrual Period, calculated without regard to this proviso, plus (T) a fraction (expressed as a percentage), the numerator of which is equal to 12 times any related Interest Reserve Amount(s) to be transferred from the Interest Reserve Account to the Distribution Account pursuant to Section 3.05(c) for distribution on the related Distribution Date, and the denominator of which is equal to the Uncertificated Principal Balance of such REMIC I Regular Interest outstanding immediately prior to the related Distribution Date.

     (g) Each REMIC I Regular Interest shall bear interest, and such interest shall commence accruing on March 1, 2001. In the case of each REMIC I Regular Interest, such interest shall be calculated on a 30/360 Basis and, during each Interest Accrual Period, shall accrue at the REMIC I Remittance Rate with respect to such REMIC I Regular Interest for such Interest Accrual Period on the Uncertificated Principal Balance of such REMIC I Regular Interest outstanding immediately prior to the related Distribution Date. The total amount of such interest accrued with respect to each REMIC I Regular Interest during each Interest Accrual Period (herein referred to as the "Interest Accrual Amount" with respect to such REMIC I Regular Interest for such Interest Accrual Period) shall equal 1/12 of the product of (i) the REMIC I Remittance Rate with respect to such REMIC I Regular Interest for such Interest Accrual Period, multiplied by
(ii) the Uncertificated Principal Balance of such REMIC I Regular Interest outstanding immediately prior to the related Distribution Date. The portion of the Interest Accrual Amount with respect to any REMIC I Regular Interest for any Interest Accrual Period that shall be distributable to REMIC II, as the holder of such REMIC I Regular Interest, on the related Distribution Date pursuant to
Section 4.01(l), shall be an amount (herein referred to as the "Current Interest Distribution Amount" with respect to such REMIC I Regular Interest for the related Distribution Date) equal to (i) the Interest Accrual Amount with respect to such REMIC I Regular Interest for the related Interest Accrual Period, reduced (to not less than zero) by (ii) the portion of any Net Aggregate Prepayment Interest Shortfall for such Distribution Date that is allocable to such REMIC I Regular Interest. For purposes of the foregoing, the Net Aggregate Prepayment Interest Shortfall, if any, for each Distribution Date shall be allocated among all the REMIC I Regular Interests on a pro rata basis in accordance with their respective Interest Accrual Amounts for the related Interest Accrual Period. If the entire Current Interest Distribution Amount with respect to any REMIC I Regular Interest for any Distribution Date is not deemed distributed to REMIC II, as the holder of such REMIC I Regular Interest, on such Distribution Date pursuant to Section 4.01(l), then the unpaid portion of such Current Interest Distribution Amount shall be added to, and be payable as part of, the Carryforward Interest Distribution Amount with respect to such REMIC I Regular Interest for future Distribution Dates. The "Carryforward Interest Distribution Amount" with respect to any REMIC I Regular Interest for any Distribution Date shall be an amount equal to the excess, if any, of (i) all Current Interest Distribution Amounts with respect to such REMIC I Regular Interest for all prior Distribution Dates, if any, over (ii) the total amount of interest deemed distributed to REMIC II with respect to such REMIC I Regular Interest on all such prior Distribution Dates, if any, pursuant to Section 4.01(l).

     (h) Solely for purposes of satisfying Treasury regulation section 1.860G-1(a)(4)(iii), the Latest Possible Maturity Date for each REMIC I Regular Interest shall be the Rated Final Distribution Date.

     (i) The REMIC I Residual Interest will not have a principal balance and will not bear interest.

     (j) The terms of the Loan REMIC Interests are set forth in the Loan REMIC Declaration.

     SECTION 2.10. Conveyance of the REMIC I Regular Interests; Acceptance of the REMIC I Regular Interests by Trustee.

     The Depositor, as of the Closing Date, and concurrently with the execution and delivery of this Agreement, does hereby assign without recourse all of its right, title and interest in and to the REMIC I Regular Interests to the Trustee for the benefit of the REMIC III Regular Interest Certificateholders and the Class R Certificateholders. The Trustee acknowledges the assignment to it of the REMIC I Regular Interests and declares that it holds and will hold the same in trust for the exclusive use and benefit of all present and future REMIC III Regular Interest Certificateholders and Class R Certificateholders.

     SECTION 2.11. Creation of REMIC II; Issuance of the REMIC II Regular Interests and the REMIC II Residual Interest; Certain Matters Involving REMIC II.

     (a) It is the intention of the parties hereto that the segregated pool of assets consisting of the REMIC I Regular Interests constitute a REMIC for federal income tax purposes and, further, that such segregated pool of assets be designated as "REMIC II". The Closing Date is hereby designated as the "Startup Day" of REMIC II within the meaning of Section 860G(a)(9) of the Code.

     (b) Concurrently with the assignment of the REMIC I Regular Interests to the Trustee pursuant to Section 2.10 and in exchange therefor, the REMIC II Regular Interests and the REMIC II Residual Interest shall be issued. There shall be 17 separate REMIC II Regular Interests. Neither the REMIC II Residual Interest nor any of the REMIC II Regular Interests shall be certificated. The REMIC II Regular Interests and the REMIC II Residual Interest shall collectively constitute the entire beneficial ownership of REMIC II.

     (c) The REMIC II Regular Interests shall constitute the "regular interests" (within the meaning of Section 860G(a)(1) of the Code), and the REMIC II Residual Interest shall constitute the sole "residual interest" (within the meaning of Section 860G(a)(2) of the Code), in REMIC II. None of the parties hereto, to the extent it is within the control thereof, shall create or permit the creation of any other "interests" in REMIC II (within the meaning of Treasury regulation section 1.860D-1(b)(1)).

     (d) The REMIC II Regular Interests will have the following respective alphabetic and/or numeric designations: "A-1", "A-2", "A-3-1", "A-3-2", "B", "C", "D", "E", "F", "G", "H", "J", "K", "L", "M", "N" and "O".

     (e) Each REMIC II Regular Interest shall have an Uncertificated Principal Balance. The following table sets forth for each REMIC II Regular Interest the initial Uncertificated Principal Balance thereof:

             DESIGNATION OF                    INITIAL UNCERTIFICATED
       REMIC II REGULAR INTEREST                 PRINCIPAL BALANCE
       -------------------------               ----------------------
                  A-1                              $106,000,000
                  A-2                              $149,000,000
                 A-3-1                             $298,435,000
                 A-3-2                             $200,000,000
                   B                               $ 42,917,000
                   C                               $ 45,441,000
                   D                               $ 12,621,000
                   E                               $ 12,623,000
                   F                               $ 20,196,000
                   G                               $ 17,672,000
                   H                               $ 17,450,000
                   J                               $ 27,421,000
                   K                               $  7,479,000
                   L                               $  7,478,000
                   M                               $ 14,957,000
                   N                               $  4,986,000
                   O                               $ 12,464,787

     On each Distribution Date, the Uncertificated Principal Balance of each REMIC II Regular Interest shall be permanently reduced by any distributions of principal deemed made with respect to such REMIC II Regular Interest on such Distribution Date pursuant to Section 4.01(k) and, further, by any Unfunded Principal Balance Reduction made with respect to such REMIC II Regular Interest on such Distribution Date pursuant to Section 4.04(b). Except as provided in the preceding sentence, the Uncertificated Principal Balance of each REMIC II Regular Interest shall not otherwise be increased or decreased. Deemed distributions to REMIC III in reimbursement of Unfunded Principal Balance Reductions with respect to a REMIC II Regular Interest, shall not constitute deemed distributions of principal and shall not result in any reduction of the Uncertificated Principal Balance of such REMIC II Regular Interest.

     (f) Each REMIC II Regular Interest shall have a REMIC II Remittance Rate that, with respect to any Interest Accrual Period, shall equal the weighted average, expressed as a percentage and rounded to ten decimal places, of the respective REMIC I Remittance Rates in effect for all the REMIC I Regular Interests for such Interest Accrual Period, weighted on the basis of the respective Uncertificated Principal Balances of such REMIC I Regular Interests outstanding immediately prior to the related Distribution Date.

     (g) Each REMIC II Regular Interest shall bear interest, and such interest shall commence accruing on March 1, 2001. In the case of each REMIC II Regular Interest, such interest shall be calculated on a 30/360 Basis and, during each Interest Accrual Period, shall accrue at the REMIC II Remittance Rate with respect to such REMIC II Regular Interest for such Interest Accrual Period on the Uncertificated Principal Balance of such REMIC II Regular Interest outstanding immediately prior to the related Distribution Date. The total amount of such interest accrued with respect to each REMIC II Regular Interest during each Interest Accrual Period (herein referred to as the "Interest Accrual Amount" with respect to such REMIC II Regular Interest for such Interest Accrual Period) shall equal 1/12 of the product of (i) the REMIC II Remittance Rate with respect to such REMIC II Regular Interest for such Interest Accrual Period, multiplied by (ii) the Uncertificated Principal Balance of such REMIC II Regular Interest outstanding immediately prior to the related Distribution Date. The portion of the Interest Accrual Amount with respect to any REMIC II Regular Interest for any Interest Accrual Period that shall be distributable to REMIC III, as the holder of such REMIC II Regular Interest, on the related Distribution Date pursuant to Section 4.01(k), shall be an amount (herein referred to as the "Current Interest Distribution Amount" with respect to such REMIC II Regular Interest for the related Distribution Date) equal to (i) the Interest Accrual Amount with respect to such REMIC II Regular Interest for the related Interest Accrual Period, reduced (to not less than zero) by (ii) the portion of any Net Aggregate Prepayment Interest Shortfall for such Distribution Date that is allocable to such REMIC II Regular Interest. For purposes of the foregoing, the Net Aggregate Prepayment Interest Shortfall, if any, for each Distribution Date shall be allocated among all the REMIC II Regular Interests on a pro rata basis in accordance with their respective Interest Accrual Amounts for the related Interest Accrual Period. If the entire Current Interest Distribution Amount with respect to any REMIC II Regular Interest for any Distribution Date is not deemed distributed to REMIC III, as the holder of such REMIC II Regular Interest, on such Distribution Date pursuant to Section 4.01(k), then the unpaid portion of such Current Interest Distribution Amount shall be added to, and be payable as part of, the Carryforward Interest Distribution Amount with respect to such REMIC II Regular Interest for future Distribution Dates. The "Carryforward Interest Distribution Amount" with respect to any REMIC II Regular Interest for any Distribution Date shall be an amount equal to the excess, if any, of (i) all Current Interest Distribution Amounts with respect to such REMIC II Regular Interest for all prior Distribution Dates, if any, over (ii) the total amount of interest deemed distributed to REMIC III with respect to such REMIC II Regular Interest on all such prior Distribution Dates, if any, pursuant to Section 4.01(k).

     (h) Solely for purposes of satisfying Treasury Regulation Section 1.860G-1(a)(4)(iii), the Latest Possible Maturity Date for each REMIC II Regular Interest shall be the Rated Final Distribution Date.

     (i) The REMIC II Residual Interest shall not have a principal balance and shall not bear interest.

     SECTION 2.12. Conveyance of the REMIC II Regular Interests; Acceptance of the REMIC II Regular Interests by Trustee.

     The Depositor, as of the Closing Date, and concurrently with the execution and delivery of this Agreement, does hereby assign without recourse all of its right, title and interest in and to the REMIC II Regular Interests to the Trustee for the benefit of the REMIC III Regular Interest Certificateholders and the Class R Certificateholders. The Trustee acknowledges the assignment to it of the REMIC II Regular Interests and declares that it holds and will hold the same in trust for the exclusive use and benefit of all present and future REMIC III Regular Interest Certificateholders and Class R Certificateholders.

     SECTION 2.13. Creation of REMIC III; Issuance of the REMIC III Regular Interest Certificates, the Group A-CP REMIC III Regular Interests, the Group A-X REMIC III Regular Interests, the Group A-Y REMIC III Regular Interests and the REMIC III Residual Interest; Certain Matters Involving REMIC III.

     (a) It is the intention of the parties hereto that the segregated pool of assets consisting of the REMIC II Regular Interests constitute a REMIC for federal income tax purposes and, further, that such segregated pool of assets be designated as "REMIC III". The Closing Date is hereby designated as the "Startup Day" of REMIC III within the meaning of Section 860G(a)(9) of the Code.

     (b) Concurrently with the assignment of the REMIC II Regular Interests to the Trustee pursuant to Section 2.12 and in exchange therefor, the Group A-CP REMIC III Regular Interests, the Group A-X REMIC III Regular Interests, the Group A-Y REMIC III Regular Interests and the REMIC III Residual Interest shall be issued, and the Trustee shall execute, and the Certificate Registrar shall authenticate and deliver, to or upon the order of the Depositor, the REMIC III Regular Interest Certificates in authorized denominations. There shall be 19 Classes of REMIC III Regular Interest Certificates. The Class A-CP Certificates shall collectively represent all of the Group A-CP REMIC III Regular Interests. The Class A-X Certificates shall collectively represent all of the Group A-X REMIC III Regular Interests. The Class A-Y Certificates shall collectively represent all of the Group A-Y REMIC III Regular Interests. The REMIC III Residual Interest shall not be certificated. The interests evidenced by the REMIC III Regular Interest Certificates, together with the REMIC III Residual Interest, shall collectively constitute the entire beneficial ownership of REMIC III.

     (c) The respective Group A-CP REMIC III Regular Interests, the respective Group A-X REMIC Regular Interests, the Group A-Y REMIC III Regular Interests and the respective interests evidenced by the various Classes of the Principal Balance Certificates shall constitute the "regular interests" (within the meaning of Section 860G(a)(1) of the Code), and the REMIC III Residual Interest shall constitute the sole "residual interest" (within the meaning of Section 860(G)(a)(2) of the Code), in REMIC III. None of the parties hereto, to the extent it is within the control thereof, shall create or permit the creation of any other "interests" in REMIC III (within the meaning of Treasury regulation section 1.860D-1(b)(1)).

     (d) The class designations for the respective classes of the REMIC III Regular Interest Certificates are specified in Section 2.08.

     The Group A-CP REMIC III Regular Interests will have the following respective alphabetic and/or numeric designations: "A-CP-A-3-2", "A-CP-B", "A-CP-C", "A-CP-D". "A-CP-E", "A-CP-F" and "A-CP-G".

     The Group A-X REMIC III Regular Interests will have the following respective alphabetic and/or numeric designations: "A-X-A-1", "A-X-A-2", "A-X-A-3-1", "A-X-A-3-2", "A-X-B", "A-X-C", "A-X-D", "A-X-E", "A-X-F", "A-X-G",
"A-X-H", "A-X-J", "A-X-K", "A-X-L", "A-X-M", "A-X-N" and "A-X-O".

     The Group A-Y REMIC III Regular Interests will have the following respective alphabetic and/or numeric designations: "A-Y-A-3-1" and "A-Y-A-3-2".

     (e) Each Class of Principal Balance Certificates shall have a Class Principal Balance. The following table sets forth for each Class of Principal Balance Certificates the initial Class Principal Balance thereof:

            CLASS                      INITIAL CLASS
         DESIGNATION                 PRINCIPAL BALANCE
         -----------                 -----------------
          Class A-1                    $106,000,000
          Class A-2                    $149,000,000
          Class A-3                    $498,435,000
           Class B                     $ 42,917,000
           Class C                     $ 45,441,000
           Class D                     $ 12,621,000
           Class E                     $ 12,623,000
           Class F                     $ 20,196,000
           Class G                     $ 17,672,000
           Class H                     $ 17,450,000
           Class J                     $ 27,421,000
           Class K                     $  7,479,000
           Class L                     $  7,478,000
           Class M                     $ 14,957,000
           Class N                     $  4,986,000
           Class O                     $ 12,464,787

     On each Distribution Date, the Class Principal Balance of each Class of Principal Balance Certificates shall be permanently reduced by any distributions of principal made with respect to such Class of Certificates on such Distribution Date pursuant to Section 4.01(a) or Section 4.01(b), as applicable, and, further, by any Unfunded Principal Balance Reduction made with respect to such Class of Certificates on such Distribution Date pursuant to Section 4.04(a). Except as provided in the preceding sentence, the Class Principal Balance of each Class of Principal Balance Certificates shall not otherwise be increased or reduced. Distributions to the Holders of any such Class of Principal Balance Certificates in reimbursement of any Unfunded Principal Balance Reductions with respect to such Class of Certificates shall not constitute distributions of principal and shall not result in any reduction of the related Class Principal Balance.

     The Interest Only Certificates shall not have principal balances. For purposes of accruing interest, however, each Class of Interest Only Certificates shall have a Class Notional Amount that is, as of any date of determination, equal to the total of the then Component Notional Amounts of all the Components of such Class of Certificates.

     None of the Group A-CP, Group A-X or Group A-Y REMIC III Regular Interests shall have principal balances. For purposes of accruing interest, however, each Group A-CP, Group A-X and Group A-Y REMIC III Regular Interest shall have a Component Notional Amount that is, as of any date of determination, equal to the Uncertificated Principal Balance of its Corresponding REMIC II Regular Interest.

     (f) Each Class of REMIC III Regular Interest Certificates shall have a Pass-Through Rate, and each Component of each Class of Interest Only Certificates shall have a REMIC III Remittance Rate.

     The respective Classes of the Principal Balance Certificates shall have the following Pass-Through Rates, which shall, in each case, be fixed for each and every Interest Accrual Period:

              CLASS                       PASS-THROUGH RATE
              -----                       -----------------
               A-1                              5.900%
               A-2                              6.250%
               A-3                              6.380%
                B                               6.560%
                C                               6.730%
                D                               6.840%
                E                               7.020%
                F                               6.650%
                G                               6.730%
                H                               5.863%
                J                               5.863%
                K                               5.863%
                L                               5.863%
                M                               5.863%
                N                               5.863%
                O                               5.863%

     The Pass-Through Rate for each Class of Interest Only Certificates for any Interest Accrual Period shall equal the weighted average, expressed as a percentage and rounded to ten decimal places, of the respective REMIC III Remittance Rates in effect for all of the Components of such Class of Certificates for such Interest Accrual Period, weighted on the basis of the respective Component Notional Amounts of such Components immediately prior to the related Distribution.

     The REMIC III Remittance Rate for REMIC III Regular Interest A-CP-A-3-2 for any Interest Accrual Period shall be as follows:

          (i) if such Interest Accrual Period occurs from and including March 2001 through and including February 2008, a rate per annum equal to the excess, if any, of (A) the lesser of (1) 7.24% per annum and (2) the sum of 55% of the REMIC II Remittance Rate in effect during such Interest Accrual Period for REMIC II Regular Interest A-3-2 plus 45% of the Adjusted REMIC II Remittance Rate in effect during such Interest Accrual Period for REMIC II Regular Interest A-3-2, over (B) the Adjusted REMIC II Remittance Rate in effect during such Interest Accrual Period for REMIC II Regular Interest A-3-2; and

          (ii) if such Interest Accrual Period occurs after February 2008, 0% per annum.

     The REMIC II Remittance Rate for any of the Group A-CP REMIC III Regular Interests (other than REMIC III Regular Interest A-CP-A-3-2) for any Interest Accrual Period shall be as follows:

          (i) if such Interest Accrual Period occurs from and including March 2001 through and including February 2008, a rate per annum equal to the excess, if any, of (A) the lesser of (1) 7.95% per annum and (2) the REMIC II Remittance Rate in effect during such Interest Accrual Period for the Corresponding REMIC II Regular Interest in respect of such Group A-CP REMIC III Regular Interest, over (B) the Adjusted REMIC II Remittance Rate in effect during such Interest Accrual Period for the Corresponding REMIC II Regular Interest in respect of such Group A-CP REMIC III Regular Interest; and

          (ii) if such Interest Accrual Period occurs after February 2008, 0% per annum.

     The REMIC III Remittance Rate for any of REMIC III Regular Interest A-X-A-1, REMIC III Regular Interest A-X-A-2, REMIC III Regular Interest A-X-H, REMIC III Regular Interest A-X-J, REMIC III Regular Interest A-X-K, REMIC III Regular Interest A-X-L, REMIC III Regular Interest A-X-M, REMIC III Regular Interest A-X-N and REMIC III Regular Interest A-X-O for any Interest Accrual Period shall equal the excess, if any, of (i) the REMIC II Remittance Rate in effect during such Interest Accrual Period for the Corresponding REMIC II Regular Interest in respect of such Group A-X REMIC III Regular Interest, over
(ii) the Adjusted REMIC II Remittance Rate in effect during such Interest Accrual Period for the Corresponding REMIC II Regular Interest in respect of such Group A-X REMIC III Regular Interest.

     The REMIC III Remittance Rate for REMIC III Regular Interest A-X-A-3-2 for any Interest Accrual Period shall be as follows:

          (i) if such Interest Accrual Period occurs from and including March 2001 through and including February 2008, a rate per annum equal to the excess, if any, of (A) the sum of 55% of the REMIC II Remittance Rate in effect during such Interest Accrual Period for REMIC II Regular Interest A-3-2 plus 45% of the Adjusted REMIC II Remittance Rate in effect during such Interest Accrual Period for REMIC II Regular Interest A-3-2, over (B) 7.24% per annum; and

          (ii) if such Interest Accrual Period occurs after February 2008, a rate per annum equal to 55% of the excess, if any, of (A) the REMIC II Remittance Rate in effect during such Interest Accrual Period for REMIC II Regular Interest A-3-2, over (B) the Adjusted REMIC II Remittance Rate in effect during such Interest Accrual Period for REMIC II Regular Interest A-3-2.

     The REMIC III Remittance Rate for any of REMIC III Regular Interest A-X-B, REMIC III Regular Interest A-X-C, REMIC III Regular Interest A-X-D, REMIC III Regular Interest A-X-E, REMIC III Regular Interest A-X-F and REMIC III Regular Interest A-X-G for any Interest Accrual Period shall be as follows:

          (i) if such Interest Accrual Period occurs from and including March 2001 through and including February 2008, a rate per annum equal to the excess, if any, of (A) the REMIC II Remittance Rate in effect during such Interest Accrual Period for the Corresponding REMIC II Regular Interest in respect of such Group A-X REMIC III Regular Interest, over (B) 7.95% per annum; and

          (ii) if such Interest Accrual Period occurs after February 2008, a rate per annum equal to the excess, if any, of (A) the REMIC II Remittance Rate in effect during such Interest Accrual

     Period for the Corresponding REMIC II Regular Interest in respect of such Group A-X REMIC III Regular Interest, over (B) the Adjusted REMIC II Remittance Rate in effect during such Interest Accrual Period for the Corresponding REMIC II Regular Interest in respect of such Group A-X REMIC III Regular Interest.

     The REMIC III Remittance Rate for either of the Group A-Y REMIC III Regular Interests for any Interest Accrual Period shall equal 45% of the excess, if any, of (i) the REMIC II Remittance Rate in effect during such Interest Accrual Period for the Corresponding REMIC II Regular Interest in respect of such Group A-Y REMIC III Regular Interest, over (ii) the Adjusted REMIC II Remittance Rate in effect during such Interest Accrual Period for the Corresponding REMIC II Regular interest in respect of such Group A-Y REMIC III Regular Interest.

     (g) Each Class of REMIC III Regular Interest Certificates shall bear interest, and such interest shall commence accruing on March 1, 2001. In the case of each Class of REMIC III Regular Interest Certificates, such interest shall be calculated on a 30/360 Basis and, during each Interest Accrual Period, shall accrue at the Pass-Through Rate with respect to such Class of Certificates for such Interest Accrual Period on the Class Principal Balance (or, in the case of a Class of Interest Only Certificates, the Class Notional Amount) of such Class of Certificates outstanding immediately prior to the related Distribution Date. Accordingly, the total amount of such interest accrued with respect to any Class of REMIC III Regular Interest Certificates during any Interest Accrual Period (herein referred to as the "Interest Accrual Amount" with respect to such Class of Certificates for such Interest Accrual Period) shall equal 1/12 of the product of (i) the Pass-Through Rate with respect to such Class of Certificates for such Interest Accrual Period, multiplied by (ii) the Class Principal Balance (or, in the case of a Class Interest Only Certificates, the Class Notional Amount) of such Class of Certificates outstanding immediately prior to the related Distribution Date. The portion of the Interest Accrual Amount with respect to any Class of Interest Only Certificates for any Interest Accrual Period that is attributable to any particular Component of such Class of Certificates shall be an amount (herein referred to as the "Interest Accrual Amount" with respect to such Component for such Interest Accrual Period) equal to 1/12 of the product of (i) the REMIC III Remittance Rate with respect to such Component for such Interest Accrual Period, multiplied by (ii) the Component Notional Amount of such Component immediately prior to the related Distribution Date.

     The portion of the Interest Accrual Amount with respect to any Class of REMIC III Regular Interest Certificates for any Interest Accrual Period that shall be distributable to the Holders of such Class of Certificates on the related Distribution Date pursuant to Section 4.01(a) or Section 4.01(b), as applicable, shall be an amount (herein referred to as the "Current Interest Distribution Amount" with respect to such Class of Certificates for the related Distribution Date) equal to (i) the Interest Accrual Amount with respect to such Class of Certificates for the related Interest Accrual Period, reduced (to not less than zero) by (ii) the portion of any Net Aggregate Prepayment Interest Shortfall for such Distribution Date that is allocable to such Class of Certificates. For purposes of the foregoing, the Net Aggregate Prepayment Interest Shortfall, if any, for each Distribution Date shall be allocated among all the Classes of REMIC III Regular Interest Certificates on a pro rata basis in accordance with their respective Interest Accrual Amounts for the related Interest Accrual Period. The portion of the Current Interest Distribution Amount with respect to any Class of Interest Only Certificates for any Distribution Date that is attributable to any particular Component of such Class of Certificates shall be an amount (herein referred to as the "Current Interest Distribution Amount" with respect to such Component for such Distribution Date) equal to (i) the Interest Accrual Amount with respect to such Component for the related Interest Accrual Period, reduced (to not less than zero) by (ii) such Component's share of the portion of any Net Aggregate Prepayment Interest Shortfall for such Distribution Date that is allocable to such Class of Certificates. For purposes of the foregoing, any portion of the Net Aggregate Prepayment Interest Shortfall for any Distribution Date that is allocated to a Class of Interest Only Certificates shall in turn be allocated among the Components of such Class of Certificates on a pro rata basis in accordance with their respective Interest Accrual Amounts for the related Interest Accrual Period.

     If the entire Current Interest Distribution Amount with respect to any Class of REMIC III Regular Interest Certificates for any Distribution Date is not distributed to the Holders thereof on such Distribution Date pursuant to
Section 4.01(a) or Section 4.01(b), as applicable, then the unpaid portion of such Current Interest Distribution Amount shall be added to, and be payable as part of, the Carryforward Interest Distribution Amount with respect to such Class of Certificates for future Distribution Dates. The "Carryforward Interest Distribution Amount" with respect to any Class of REMIC III Regular Interest Certificates for any Distribution Date shall be an amount equal to the excess, if any, of (i) all Current Interest Distribution Amounts with respect to such Class of Certificates for all prior Distribution Dates, if any, over (ii) the total amount of interest distributed to the Holders of such Class of Certificates on all such prior Distribution Dates, if any, pursuant to Section 4.01(a) or Section 4.01(b), as applicable. The portion of the Carryforward Interest Distribution Amount with respect to any Class of Interest Only Certificates for any Distribution Date that is attributable to any particular Component of such Class of Certificates shall be an amount (herein referred to as the "Carryforward Interest Distribution Amount" with respect to such Component for such Distribution Date) equal to the excess, if any, of (i) all Current Interest Distribution Amounts with respect to such Component for all prior Distribution Dates, if any, over (ii) the total amount of interest deemed distributed to the Holders of such Class of Certificates with respect to such Component on all such prior Distribution Dates, if any, pursuant to Section 4.01(a).

     (h) Solely for purposes of satisfying Treasury regulation section 1.860G-1(a)(4)(iii), the Latest Possible Maturity Date for each Class of Principal Balance Certificates and each Group A-CP, Group A-X and Group A-Y REMIC III Regular Interest shall be the Rated Final Distribution Date.

     (i) The REMIC III Residual Interest shall not have a principal balance and shall not bear interest.

     SECTION 2.14. Acceptance of Grantor Trusts by Trustee; Issuance of the Class V and Class R Certificates.

     (a) It is the intention of the parties hereto that the segregated pool of assets consisting of any collections of Post-ARD Additional Interest received on the ARD Loans constitute a Grantor Trust for federal income tax purposes and, further, that such segregated pool of assets be designated as "Grantor Trust V". The Trustee, by its execution and delivery hereof, acknowledges the assignment to it of the assets of Grantor Trust V and declares that it holds and will hold such assets in trust for the exclusive use and benefit of all present and future Holders of the Class V Certificates. Concurrently with the assignment to it of the assets included in Grantor Trust V, the Trustee shall execute, and the Certificate Registrar shall authenticate and deliver, to or upon the order of the Depositor, the Class V Certificates in authorized denominations evidencing the entire beneficial ownership of Grantor Trust V. The rights of the Holders of the Class V Certificates to receive distributions from the proceeds of Grantor Trust V, and all ownership interests of such Holders in and to such distributions, shall be as set forth in this Agreement.

     (b) The Depositor, as of the Closing Date, and concurrently with the execution and delivery of this Agreement, does hereby assign without recourse all right, title and interest of the Depositor in and to the Loan REMIC Residual Interest, the REMIC I Residual Interest, the REMIC II Residual Interest and the REMIC III Residual Interest to the Trustee for the benefit of the Holders of the Class R Certificates. It is the intention of the parties hereto that the segregated pool of assets consisting of the Loan REMIC Residual Interest, the REMIC I Residual Interest, the REMIC II Residual Interest and the REMIC III Residual Interest constitute a Grantor Trust for federal income tax purposes and, further, that such segregated pool of assets be designated as "Grantor Trust R". The Trustee, by its execution and delivery hereof, acknowledges the assignment to it of the assets of Grantor Trust R and declares that it holds and will hold such assets in trust for the exclusive use and benefit of all present and future Holders of the Class R Certificates. Concurrently with the assignment to it of the assets included in Grantor Trust R, the Trustee shall execute, and the Certificate Registrar shall authenticate and deliver, to or upon the order of the Depositor, the Class R Certificates in authorized denominations evidencing the entire beneficial ownership of Grantor Trust R. The rights of the Holders of the Class R Certificates to receive distributions from the proceeds of Grantor Trust R, and all ownership interests of such Holders in and to such distributions, shall be as set forth in this Agreement.

                                  ARTICLE III

                          ADMINISTRATION AND SERVICING
                                OF THE TRUST FUND

     SECTION 3.01. Administration of the Mortgage Loans.

     (a) Each of the Master Servicer and the Special Servicer shall service and administer the Mortgage Loans and any REO Properties that it is obligated to service and administer pursuant to this Agreement, for the benefit of the Certificateholders (as a collective whole), in accordance with: (i) any and all applicable laws; (ii) the express terms of this Agreement and the respective Mortgage Loan Documents (including, in the case of the Crystal Pavilion/Petry Building Mortgage Loan or any related REO Property, the Crystal Pavilion/Petry Building Co-Lender Agreement); and (iii) to the extent consistent with the foregoing, the Servicing Standard. Without limiting the foregoing, and subject to Section 3.01(d) and Section 3.21, (i) the Master Servicer shall service and administer all Performing Mortgage Loans, and (ii) the Special Servicer shall service and administer (x) each Mortgage Loan as to which a Servicing Transfer Event has occurred and is continuing, and (y) each REO Property; provided that the Master Servicer shall continue to collect information and prepare all reports to the Trustee required of the Master Servicer hereunder with respect to Specially Serviced Mortgage Loans and REO Properties (and the related REO Mortgage Loans) and, further, to render such incidental services with respect to Specially Serviced Mortgage Loans and REO Properties as are specifically provided for herein; and provided, further, that the Special Servicer shall render such incidental services with respect to Performing Mortgage Loans as are specifically provided for herein. The Master Servicer shall not, on behalf of the Trust, obtain title to a Mortgaged Property.

     (b) Subject to Section 3.01(a) and Section 3.01(d), the Master Servicer and the Special Servicer shall each have full power and authority, acting alone or through Sub-Servicers, to do or cause to be done any and all things in connection with such servicing and administration which it may deem necessary or desirable. Without limiting the generality of the foregoing, each of the Master Servicer (with respect to Performing Mortgage Loans) and the Special Servicer (with respect to Specially Serviced Mortgage Loans), in its own name or in the name of the Trustee, is hereby authorized and empowered by the Trustee to execute and deliver, on behalf of the Certificateholders and the Trustee or any of them: (i) any and all financing statements, continuation statements and other documents or instruments necessary to maintain the lien created by any Mortgage or other security document in the related Mortgage File on the related Mortgaged Property and other related collateral; (ii) any and all instruments of satisfaction or cancellation, or of partial or full release or discharge, and all other comparable instruments; and (iii) subject to Sections 3.08 and 3.20, any and all assumptions, modifications, waivers, substitutions, extensions, amendments and consents. Subject to Section 3.10, the Trustee shall, at the written request of a Servicing Officer of the Master Servicer or the Special Servicer, furnish, or cause to be so furnished, to the Master Servicer or the Special Servicer, as appropriate, any limited powers of attorney and other documents (each of which shall be prepared by the Master Servicer or Special Servicer, as applicable) necessary or appropriate to enable it to carry out its servicing and administrative duties hereunder; provided, that the Trustee shall not be held liable for any misuse of any such power of attorney by the Master Servicer or the Special Servicer.

     (c) The relationship of each of the Master Servicer and the Special Servicer to the Trustee and, unless they are the same Person, each other under this Agreement is intended by the parties to be that of an independent contractor and not that of a joint venturer, partner or agent.

     (d) Notwithstanding anything herein to the contrary, as and to the extent provided in the Crystal Pavilion/Petry Building Co-Lender Agreement, the Crystal Pavilion/Petry Building Lead Lender shall be responsible for the servicing and administration of the Crystal Pavilion/Petry Building Mortgage Loan, the Crystal Pavilion/Petry Building Other Loans and any related REO Property; provided that the Master Servicer shall (i) monitor the performance and enforce the obligations of the Crystal Pavilion/Petry Building Lead Lender and its servicing agents under the Crystal Pavilion/Petry Building Co-Lender Agreement (such enforcement, including the legal prosecution of claims and the pursuit of other remedies, to be in such form and carried out to such an extent and at such time as the Master Servicer determines, in its good faith and reasonable judgement, to be in the best interests of the Certificateholders (as a collective whole)) and (ii) subject to Section 3.11(h), advance the amount of any payments required to be made by the Trust under the Crystal Pavilion/Petry Building Co-Lender Agreement (all expenses incurred and advances made by the Master Servicer in accordance with this proviso to constitute, and be reimbursable as, Servicing Advances); and provided, further, that the Master Servicer shall perform such incidental services with respect to the Crystal Pavilion/Petry Building Mortgage Loan or any related REO Property, including the preparation of reports and the receipt and processing of payments, as may be expressly provided herein; and provided, further, that the Special Servicer shall not have any responsibilities or duties hereunder with respect to the Crystal Pavilion/Petry Building Mortgage Loan or any related REO Property. The terms of this Agreement shall be subject to the terms of the Crystal Pavilion/Petry Building Co-Lender Agreement and shall be construed accordingly.

     SECTION 3.02. Collection of Mortgage Loan Payments.

     (a) Subject to Section 3.01(d), the Master Servicer (with respect to Performing Mortgage Loans) and the Special Servicer (with respect to Specially Serviced Mortgage Loans) shall undertake reasonable efforts to collect all payments called for under the terms and provisions of the Mortgage Loans and shall follow such collection procedures as are consistent with applicable law, the express terms of this Agreement and the related Mortgage Loan Documents and, to the extent consistent with the foregoing, the Servicing Standard; provided that neither the Master Servicer nor the Special Servicer shall, with respect to any ARD Loan after its Anticipated Repayment Date, take any enforcement action with respect to the payment of Post-ARD Additional Interest (other than the making of requests for its collection), unless (i) the taking of an enforcement action with respect to the payment of other amounts due under such Mortgage Loan is, in the good faith and reasonable judgment of the Special Servicer, and without regard to such Post-ARD Additional Interest, also necessary, appropriate and consistent with the Servicing Standard or (ii) all other amounts due under such Mortgage Loan have been paid, the payment of such Post-ARD Additional Interest has not been forgiven in accordance with Section 3.20 and, in the good faith and reasonable judgment of the Special Servicer, the Liquidation Proceeds expected to be recovered in connection with such enforcement action will cover the anticipated costs of such enforcement action and, if applicable, any associated Advance Interest. Consistent with the foregoing, the Master Servicer (as to Performing Mortgage Loans) and the Special Servicer (as to Specially Serviced Mortgage Loans) each may waive any Default Charges in connection with any specific delinquent payment on a Mortgage Loan it is obligated to service hereunder.

     (b) At least ninety days prior to the maturity date of each Balloon Mortgage Loan, the Master Servicer shall send a notice to the related Borrower of such maturity date (with a copy to be sent to the Special Servicer) and shall request confirmation that the Balloon Payment will be paid by such maturity date.

     SECTION 3.03. Collection of Taxes, Assessments and Similar Items; Servicing Accounts; Reserve Accounts.

     (a) The Master Servicer shall establish and maintain one or more accounts (the "Servicing Accounts"), in which all Escrow Payments received by it with respect to the Mortgage Loans shall be deposited and retained. Subject to any terms of the related Mortgage Loan Documents that specify the nature of the account in which Escrow Payments shall be held, each Servicing Account shall be an Eligible Account. Withdrawals of amounts so collected in respect of any Mortgage Loan (and interest earned thereon) from a Servicing Account may be made only: (i) to effect the payment of real estate taxes, assessments, insurance premiums (including, premiums on any Environmental Insurance Policy), ground rents (if applicable) and comparable items in respect of the related Mortgaged Property; (ii) to reimburse the Master Servicer, the Special Servicer, the Trustee or any Fiscal Agent, as applicable, for any unreimbursed Servicing Advances made thereby with respect to such Mortgage Loan to cover any of the items described in the immediately preceding clause (i); (iii) to refund to the related Borrower any sums as may be determined to be overages; (iv) to pay interest or other income, if required and as described below, to the related Borrower on balances in the Servicing Account (or, if and to the extent not payable to the related Borrower to pay such interest or other income (up to the amount of any Net Investment Earnings in respect of such Servicing Account for each Collection Period) to the Master Servicer); or (v) to clear and terminate the Servicing Account at the termination of this Agreement in accordance with
Section 9.01. The Master Servicer shall pay or cause to be paid to the Borrowers interest and other income, if any, earned on the investment of funds in Servicing Accounts maintained thereby, if and to the extent required by law or the terms of the related Mortgage Loan. If the Master Servicer shall deposit in a Servicing Account any amount not required to be deposited therein, it may at any time withdraw such amount from such Servicing Account, any provision herein to the contrary notwithstanding. Promptly after any Escrow Payments are received by the Special Servicer from any Borrower, and in any event within two Business Days after any such receipt, the Special Servicer shall remit such Escrow Payments to the Master Servicer for deposit in the applicable Servicing Account(s).

     (b) The Master Servicer shall as to each Mortgage Loan (including each Specially Serviced Mortgage Loan) (i) maintain accurate records with respect to the related Mortgaged Property reflecting the status of real estate taxes, assessments and other similar items that are or may become a lien thereon and the status of insurance premiums and any ground rents payable in respect thereof and (ii) except in the case of the Crystal Pavilion/Petry Building Mortgage Loan, use reasonable efforts consistent with the Servicing Standard to obtain, from time to time, all bills for the payment of such items (including renewal premiums) and effect payment thereof prior to the applicable penalty or termination date. For purposes of effecting any such payment, the Master Servicer shall apply Escrow Payments as allowed under the terms of the related Mortgage Loan Documents; provided that if such Mortgage Loan does not require the related Borrower to escrow for the payment of real estate taxes, assessments, insurance premiums, ground rents (if applicable) and similar items, each of the Master Servicer and the Special Servicer shall, as to those Mortgage Loans it is obligated to service hereunder, and subject to and in accordance with the Servicing Standard, enforce the requirement of the related Mortgage that the Borrower make payments in respect of such items at the time they first become due.

     (c) In accordance with the Servicing Standard, but subject to Section 3.01(d) and Section 3.11(h), the Master Servicer shall make a Servicing Advance with respect to each Mortgaged Property (including each Mortgaged Property relating to a Specially Serviced Mortgage Loan) all such funds as are necessary for the purpose of effecting the timely payment of (i) real estate taxes, assessments and other similar items, (ii) ground rents (if applicable), and
(iii) premiums on Insurance Policies (including, premiums on any Environmental Insurance Policy), in each instance prior to the applicable penalty or termination date if and to the extent that (x) Escrow Payments (if any) collected from the related Borrower are insufficient to pay such item when due, and (y) the related Borrower has failed to pay such item on a timely basis; provided that, in the case of amounts described in the preceding clause (i), the Master Servicer shall not make a Servicing Advance of any such amount if the Master Servicer reasonably anticipates (in accordance with the Servicing Standard) that such amounts will be paid by the related Borrower on or before the applicable penalty date, in which case the Master Servicer shall use its best efforts consistent with the Servicing Standard to confirm whether such amounts have been paid and shall make a Servicing Advance of such amounts, if necessary, not later than five Business Days following confirmation by the Master Servicer that such amounts have not been paid by the applicable penalty date. All such Advances shall be reimbursable in the first instance from related collections from the Borrowers and further as provided in Section 3.05(a). No costs incurred by the Master Servicer in effecting the payment of real estate taxes, assessments and, if applicable, ground rents on or in respect of such Mortgaged Properties shall, for purposes hereof, including calculating monthly distributions to Certificateholders, be added to the respective unpaid principal balances or Stated Principal Balances of the related Mortgage Loans, notwithstanding that the terms of such Mortgage Loans so permit; provided that this sentence shall not be construed to limit the rights of the Master Servicer on behalf of the Trust to enforce any obligations of the related Borrower under such Mortgage Loan.

     (d) The Master Servicer shall establish and maintain, as applicable, one or more accounts (the "Reserve Accounts"), in which all Reserve Funds, if any, received by it with respect to the Mortgage Loans shall be deposited and retained. As and to the extent consistent with the Servicing Standard and the related Mortgage Loan Documents, the Master Servicer may make withdrawals of amounts so deposited, and draws under any Letter of Credit delivered in lieu of Reserve Funds, to pay for, or to reimburse the related Borrower in connection with, the costs associated with the related tenant improvements, leasing commissions, repairs, replacements, capital improvements and/or environmental testing and remediation, litigation and/or other special expenses at or with respect to the related Mortgaged Property for which such Reserve Funds were intended or such Letter of Credit was delivered and, in the case of a Reserve Fund constituting debt service reserve accounts, to apply amounts on deposit therein in respect of principal and interest on the related Mortgage Loan. In addition, as and to the extent consistent with the Servicing Standard and the related Mortgage Loan Documents, the Master Servicer may make withdrawals of amounts so deposited, and draws under any Letter of Credit so delivered, to prepay the Mortgage Loan in the event certain leasing or other economic criteria are not satisfied at the related Mortgaged Property (but only if such prepayment is required by the related Mortgage Loan Documents or continuing to hold such funds or Letter of Credit as Additional Collateral is not consistent with the Servicing Standard), or to release such amounts to the related Borrower or otherwise apply such amounts for any other appropriate purpose in the event that such criteria are satisfied, and the Master Servicer may return any Letter of Credit so delivered to the related Borrower, provided that the Master Servicer shall not release any such "earn-out" Reserve Funds, or return any related Letter of Credit delivered in lieu of "earn-out" Reserve Funds, to the related Borrower, unless and until: (i) the Master Servicer has so notified the Special Servicer in writing and has provided the Special Servicer with any written or electronic information in the Master Servicer's possession regarding such Mortgage Loan or the related Mortgaged Property that the Special Servicer may reasonably request within ten Business Days of receiving such written notice; and (ii) the Special Servicer has consented to such release of any such "earn-out" Reserve Funds or return of any related Letter of Credit (such consent to be given or withheld in accordance with the Servicing Standard and to be deemed given if the Special Servicer does not object in writing to such release of any such "earn-out" Reserve Funds or return of any such Letter of Credit within ten Business Days after receiving such additional information from the Master Servicer (or, if it did not request additional information, within ten Business Days after receiving such notice)). Subject to the terms of the related Mortgage Loan Documents, each Reserve Account shall be an Eligible Account. Interest and other income, if any, earned on funds on deposit in any Reserve Account held by the Master Servicer (to the extent of any Net Investment Earnings with respect to such Reserve Account for any Collection Period), shall be for the benefit of and payable to the Master Servicer, unless otherwise required to be paid to the related Borrower by law or the terms of the related Mortgage Loan. Any out-of-pocket expenses incurred by the Master Servicer to enable the Master Servicer to make any draw under any Letter of Credit shall constitute a Servicing Advance, and the Master Servicer shall make reasonable efforts to recover such expenses from the related Borrower to the extent the Borrower is required to pay such expenses under the terms of the related Mortgage Loan.

     (e) To the extent an operations and maintenance plan is required to be established and executed pursuant to the terms of a Mortgage Loan (other than the Crystal Pavilion/Petry Building Mortgage Loan), the Master Servicer shall request from the Borrower written confirmation thereof within a reasonable time after the later of the Closing Date and the date as of which such plan is required to be established or completed. To the extent any other action or remediation with respect to environmental matters is required to have been taken or completed pursuant to the terms of a Mortgage Loan (other than the Crystal Pavilion/Petry Building Mortgage Loan), the Master Servicer shall request from the Borrower written confirmation of such action and remediations within a reasonable time after the later of the Closing Date and the date as of which such action or remediations are required to have been taken or completed. To the extent that a Borrower shall fail to promptly respond to any inquiry described in this Section 3.03(e), the Master Servicer shall notify the Trustee, the Special Servicer and the Controlling Class Representative. The Master Servicer shall promptly notify the Trustee, the Special Servicer and the Controlling Class Representative if the Master Servicer shall determine that any Borrower has failed to perform its obligations under the related Mortgage Loan in respect of environmental matters.

     (f) Subject to applicable law and the terms of the related Mortgage Loan Documents, funds in the Servicing Accounts and the Reserve Accounts may be invested only in Permitted Investments in accordance with the provisions of
Section 3.06.

     SECTION 3.04. Collection Account, Distribution Account, Interest Reserve Account and Excess Liquidation Proceeds Account.

     (a) The Master Servicer shall segregate and hold all funds collected and received by it in connection with the Mortgage Pool separate and apart from its own funds and general assets. In connection therewith, the Master Servicer shall establish and maintain one or more segregated accounts (collectively, the "Collection Account"), in which the funds described below are to be deposited and held on behalf of the Trustee in trust for the benefit of the Certificateholders. Each account that constitutes the Collection Account shall be an Eligible Account. The Master Servicer shall deposit or cause to be deposited in the Collection Account, within one Business Day of receipt by it (in the case of payments by Borrowers or other collections on the Mortgage Loans) or as otherwise required hereunder, the following payments and collections received or made by or on behalf of the Master Servicer in respect of the Mortgage Pool subsequent to the Closing Date (other than in respect of scheduled payments of principal and interest due and payable on the Mortgage Loans on or before their respective

Due Dates in March 2001 (or, in the case of a Replacement Mortgage Loan, on or before the related date of substitution), which payments shall be delivered promptly to the related Mortgage Loan Seller or its designee, with negotiable instruments endorsed as necessary and appropriate without recourse):

          (i) all payments, from whatever source, or transfers from a debt service reserve account, on account of principal of the Mortgage Loans, including Principal Prepayments;

          (ii) all payments, from whatever source, or transfers from a debt service reserve account, on account of interest on the Mortgage Loans, including Default Interest and Post-ARD Additional Interest;

          (iii) all Prepayment Premiums, Yield Maintenance Charges and late payment charges received in respect of the Mortgage Loans;

          (iv) all Insurance Proceeds, Condemnation Proceeds and Liquidation Proceeds received in respect of the Mortgage Loans;

          (v) any amounts required to be deposited by the Master Servicer pursuant to Section 3.06 in connection with losses incurred with respect to Permitted Investments of funds held in the Collection Account;

          (vi) any amounts required to be deposited by the Master Servicer or the Special Servicer pursuant to Section 3.07(b) in connection with losses resulting from a deductible clause in a blanket or master force placed hazard insurance policy;

          (vii) any amounts required to be transferred from any REO Account pursuant to Section 3.16(c);

          (viii) any amounts required to be transferred from any Purchase Price Security Deposit Account pursuant to Section 2.03(b);

          (ix) any amounts required to be transferred from any Special Reserve Account pursuant to Section 2.03(e); and

          (x) insofar as they do not constitute Escrow Payments, any amounts paid by a Borrower specifically to cover items for which a Servicing Advance has been made or that represent a recovery of property protection expenses from a Borrower.

     The foregoing requirements for deposit in the Collection Account shall be exclusive. Without limiting the generality of the foregoing, actual payments from Borrowers in the nature of Escrow Payments, assumption fees, assumption application fees, earnout fees, extension fees, modification fees, charges for beneficiary statements or demands and amounts collected for checks returned for insufficient funds, need not be deposited by the Master Servicer in the Collection Account. The Master Servicer shall promptly deliver to the Special Servicer any of the foregoing items received by it, if and to the extent that such items constitute Additional Special Servicing Compensation. If the Master Servicer shall deposit in the Collection Account any amount not required to be deposited therein, it may at any time withdraw such amount from the Collection Account, any provision herein to the contrary notwithstanding.

     Upon receipt of any of the amounts described in clauses (i) through (iv) and (ix) of the first paragraph of this Section 3.04(a) with respect to any Mortgage Loan, the Special Servicer shall promptly, but in no event later than one Business Day after receipt, remit such amounts to the Master Servicer for deposit into the Collection Account, unless the Special Servicer determines, consistent with the Servicing Standard, that a particular item should not be deposited because of a restrictive endorsement. With respect to any such amounts paid by check to the order of the Special Servicer, the Special Servicer shall endorse such check to the order of the Master Servicer (in its capacity as such), without recourse, representation or warranty, unless the Special Servicer determines, consistent with the Servicing Standard, that a particular item cannot be so endorsed and delivered because of a restrictive endorsement. Any such amounts received by the Special Servicer with respect to an REO Property shall be deposited by the Special Servicer into the REO Account and remitted to the Master Servicer for deposit into the Collection Account pursuant to Section 3.16(c).

     (b) The Trustee shall establish and maintain one or more segregated accounts (collectively, the "Distribution Account"), to be held in trust for the benefit of the Certificateholders. Each account that constitutes the Distribution Account shall be an Eligible Account. The Trustee shall, as a bookkeeping matter, establish and maintain two sub-accounts of the Distribution Account (i) one of which sub-accounts (such sub-account, the "REMIC Sub-Account") shall be deemed to be held in trust for the benefit of the Holders of the REMIC III Regular Interest Certificates and the Class R Certificates, and
(ii) one of which sub-accounts (such sub-account, the "Class V Sub-Account") shall be deemed to be held in trust for the benefit of the Holders of the Class V Certificates. By 2:00 p.m. (New York City time) on each Master Servicer Remittance Date, the Master Servicer shall deliver to the Trustee, for deposit in the Distribution Account, an aggregate amount of immediately available funds equal to the Master Servicer Remittance Amount for such Master Servicer Remittance Date. Immediately upon deposit of the Master Servicer Remittance Amount for any Master Servicer Remittance Date into the Distribution Account, any portion thereof that represents any Post-ARD Additional Interest related to the ARD Loans shall be deemed to have been deposited into the Class V Sub-Account, and the remaining portion thereof shall be deemed to have been deposited into the REMIC Sub-Account. In addition, the Master Servicer shall, as and when required hereunder, deliver to the Trustee for deposit in the Distribution Account any P&I Advances and Compensating Interest Payments required to be made by the Master Servicer hereunder. Furthermore, any amounts paid by any party hereto to indemnify the Trust Fund pursuant to any provision hereof shall be delivered to the Trustee for deposit in the Distribution Account. The Trustee shall, upon receipt, deposit in the Distribution Account the Initial Deposit and any and all amounts received or, pursuant to Section 4.03, advanced by the Trustee or any Fiscal Agent that are required by the terms of this Agreement to be deposited therein. As and when required pursuant to
Section 3.05(c), the Trustee shall transfer Interest Reserve Amounts in respect of the Interest Reserve Loans from the Interest Reserve Account to the Distribution Account. Furthermore, as and when required pursuant to Section 3.05(d), the Trustee shall transfer monies from the Excess Liquidation Proceeds Account to the Distribution Account. If the Trustee shall deposit in the Distribution Account any amount not required to be deposited therein, it may at any time withdraw such amount from the Distribution Account, any provision herein to the contrary notwithstanding.

     (c) The Trustee shall establish and maintain one or more accounts (collectively, the "Interest Reserve Account") to be held in trust for the benefit of the Certificateholders. Each account that constitutes the Interest Reserve Account shall be an Eligible Account. On the Distribution Date in January (except during a leap year) and February of each calendar year, commencing in 2002, prior to any distributions being made in respect of the Certificates on such Distribution Date, the Trustee shall, with respect to each Interest Reserve Loan, withdraw from the Distribution Account and deposit in the

Interest Reserve Account an amount equal to the Interest Reserve Amount, if any, in respect of such Interest Reserve Loan for such Distribution Date; provided that no such transfer of monies from the Distribution Account to the Interest Reserve Account shall be made on the Final Distribution Date.

     (d) If any Excess Liquidation Proceeds are received, the Trustee shall establish and maintain one or more accounts (collectively, the "Excess Liquidation Proceeds Account") to be held in trust for the benefit of the Certificateholders. Each account that constitutes the Excess Liquidation Proceeds Account shall be an Eligible Account. On each Master Servicer Remittance Date, the Master Servicer shall withdraw from the Collection Account and remit to the Trustee for deposit in the Excess Liquidation Proceeds Account all Excess Liquidation Proceeds received during the Collection Period ending on the Determination Date immediately prior to such Master Servicer Remittance Date.

     (e) Funds in the Collection Account may be invested in Permitted Investments in accordance with the provisions of Section 3.06. Funds in the Distribution Account, the Interest Reserve Account and the Excess Liquidation Proceeds Account shall remain uninvested. The Master Servicer shall give notice to the other parties hereto of the location of the Collection Account as of the Closing Date and of the new location of the Collection Account prior to any change thereof. The Distribution Account, Interest Reserve Account and Excess Liquidation Proceeds Account shall each be established at the Corporate Trust Office of the Trustee as of the Closing Date, and the Trustee shall give notice to the other parties hereto of the new location of each of the Distribution Account, Interest Reserve Account and Excess Liquidation Proceeds Account prior to any change thereof.

     SECTION 3.05. Permitted Withdrawals From the Collection Account, the Distribution Account, the Interest Reserve Account and the Excess Liquidation Proceeds Account.

     (a) The Master Servicer may, from time to time, make withdrawals from the Collection Account for any of the following purposes (the order set forth below not constituting an order of priority for such withdrawals):

          (i) to remit to the Trustee for deposit in the Distribution Account the Master Servicer Remittance Amount for each Master Servicer Remittance Date and any amounts that may be applied to make P&I Advances pursuant to
     Section 4.03(a);

          (ii) to reimburse itself, the Trustee or any Fiscal Agent, as applicable, for unreimbursed P&I Advances made thereby (in each case, with its own funds), the Master Servicer's, the Trustee's and any Fiscal Agent's, as the case may be, respective rights to reimbursement pursuant to this clause (ii) with respect to any P&I Advance (other than Nonrecoverable P&I Advances, which are reimbursable pursuant to clause (vii) below) being limited to amounts that represent Late Collections of interest and principal received in respect of the particular Mortgage Loan or REO Mortgage Loan as to which such P&I Advance was made (net of related Master Servicing Fees and/or Workout Fees);

          (iii) to pay to itself (or, in the case of the Crystal Pavilion/Petry Building Mortgage Loan, to the Crystal Pavilion/Petry Building Lead Lender or its servicing agent in accordance with Section 3.11(a)) earned and unpaid Master Servicing Fees in respect of each Mortgage Loan and REO Mortgage Loan, the Master Servicer's right to payment pursuant to this clause (iii) with respect to any such Mortgage Loan or such REO Mortgage Loan that are allocable as interest thereon;

          (iv) to pay to the Special Servicer, out of general collections on the Mortgage Loans and any REO Properties, earned and unpaid Special Servicing Fees in respect of each Specially Serviced Mortgage Loan and REO Mortgage Loan (other than the Crystal Pavilion/Petry Building Mortgage Loan or any successor REO Mortgage Loan);

          (v) to pay the Special Servicer (or, if applicable, any predecessor thereto) earned and unpaid Workout Fees and Liquidation Fees to which it is entitled pursuant to, and from the sources contemplated by, the second and third paragraphs of Section 3.11(c);

          (vi) to reimburse itself, the Special Servicer, the Trustee or any Fiscal Agent, as applicable, for any unreimbursed Servicing Advances made thereby (in each case, with its own funds), the Master Servicer's, the Special Servicer's, the Trustee's and any Fiscal Agent's, as the case may be, respective rights to reimbursement pursuant to this clause (vi) with respect to any Servicing Advance (other than Nonrecoverable Servicing Advances, which are reimbursable pursuant to clause (vii) below) being limited to (A) payments made by the related Borrower that are allocable to cover the item in respect of which such Servicing Advance was made, and (B) Insurance Proceeds, Condemnation Proceeds, Liquidation Proceeds and, if applicable, REO Revenues received in respect of the particular Mortgage Loan or REO Property as to which such Servicing Advance was made;

          (vii) to reimburse itself, the Special Servicer, the Trustee or any Fiscal Agent, as applicable, out of general collections on the Mortgage Loans and any REO Properties, for any unreimbursed Advances made thereby that have been determined to be Nonrecoverable Advances;

          (viii) to pay itself, the Special Servicer, the Trustee or any Fiscal Agent, as applicable, any Advance Interest then due and owing to such Person, out of Default Charges collected on the Mortgage Loan or REO Mortgage Loan, as the case may be, as to which the related Advance was made, as and to the extent contemplated by Section 3.26;

          (ix) to the extent that, during any Collection Period, the Master Servicer has reimbursed or is reimbursing itself, the Special Servicer, the Trustee or any Fiscal Agent, as applicable, for any unreimbursed Advance pursuant to clause (ii), (vi) or (vii) above or pursuant to Section 3.03(c), and insofar as payment has not already been made, and the related Default Charges then on deposit in the Collection Account are not sufficient to make such payment pursuant to clause (viii) above, to pay itself, the Special Servicer, the Trustee or such Fiscal Agent, as the case may be, out of general collections on the Mortgage Loans and any REO Properties, any related Advance Interest accrued and payable on the portion of such Advance so reimbursed or being reimbursed;

          (x) to pay any outstanding expense, other than Advance Interest, that was incurred with respect to any Mortgage Loan or REO Mortgage Loan and that, if paid from a source other than Default Charges on such Mortgage Loan, would constitute an Additional Trust Fund Expense, such payment to be made out of Default Charges collected on the Mortgage Loan or REO Mortgage Loan, as the case may be, as to which that expense was incurred, as and to the extent contemplated by Section 3.26;

          (xi) to pay itself any items of Additional Master Servicing Compensation, and to pay to the Special Servicer any items of Additional Special Servicing Compensation, in each case on deposit in the Collection Account from time to time;

          (xii) to pay any unpaid Liquidation Expenses incurred with respect to any Mortgage Loan or REO Property, such payments to be made, first, out of Insurance Proceeds, Condemnation Proceeds or Liquidation Proceeds and, if applicable, REO Revenues received in respect of such Mortgage Loan or REO Property, as the case may be, and then, out of general collections on other Mortgage Loans and REO Properties;

          (xiii) to pay, in accordance with Section 3.11(i), out of general collections on the Mortgage Loans and any REO Properties, certain servicing expenses that would, if advanced, constitute Nonrecoverable Servicing Advances;

          (xiv) to pay, out of general collections on the Mortgage Loans and any REO Properties, costs and expenses incurred by the Trust Fund pursuant to
     Section 3.09(c) (other than the costs of environmental testing, which are to be covered by, and reimbursable as, a Servicing Advance);

          (xv) to pay itself, the Special Servicer, the Depositor, the Trustee, any Fiscal Agent, or any of their respective directors, officers, members, managers, employees and agents, as the case may be, out of general collections on the Mortgage Loans and any REO Properties, any amounts payable to any such Person pursuant to Section 6.03, Section 7.01(b),
     Section 8.05(b), or Section 8.13, as applicable;

          (xvi) to pay, out of general collections on the Mortgage Loans and REO Properties, for the cost of recording this Agreement in accordance with,
     Section 11.02(a);

          (xvii) to pay, out of general collections on the Mortgage Loans and any REO Properties, any reasonable out-of-pocket cost or expense (including the reasonable fees of tax accountants and attorneys) incurred by the Trustee pursuant to Section 3.17(a)(iii) in connection with providing advice to the Special Servicer;

          (xviii) to pay to the Master Servicer, the Special Servicer, the Trustee, any Fiscal Agent or the Depositor, as the case may be, any amount specifically required to be paid to such Person at the expense of the Trust Fund under any provision of this Agreement to which reference is not made in any other clause of this Section 3.05(a), it being acknowledged that this clause (xviii) shall not be construed to modify any limitation otherwise set forth in this Agreement on the time at which any Person is entitled to payment or reimbursement of any amount or the funds from which any such payment or reimbursement is permitted to be made;

          (xix) to pay itself, the Special Servicer, any Mortgage Loan Seller, Union Capital, a Controlling Class Certificateholder or any other particular Person, as the case may be, with respect to each Mortgage Loan, if any, previously purchased or otherwise removed from the Trust Fund by such Person pursuant to or as contemplated by this Agreement, all amounts received thereon subsequent to the date of purchase;

          (xx) to transfer Excess Liquidation Proceeds to the Excess Liquidation Proceeds Account in accordance with Section 3.04(d); and

          (xxi) to clear and terminate the Collection Account at the termination of this Agreement pursuant to Section 9.01.

     If amounts on deposit in the Collection Account at any particular time (after withdrawing any portion of such amounts deposited in the Collection Account in error) are insufficient to satisfy all payments, reimbursements and remittances to be made therefrom as set forth in clauses (ii) through (xix), above, then the corresponding withdrawals from the Collection Account shall be made in the following priority and subject to the following rules: (y) if the payment, reimbursement or remittance is to be made from a specific source of funds, then such payment, reimbursement or remittance shall be made from that specific source of funds on a pro rata basis with any and all other payments, reimbursements and remittances to be made from such specific source of funds; and (z) if the payment, reimbursement or remittance can be made from any funds on deposit in the Collection Account, then (following any withdrawals made from the Collection Account in accordance with the immediately preceding clause (y) above) such payment, reimbursement or remittance shall be made from the general funds remaining on a pro rata basis with any and all other payments, reimbursements or remittances to be made from such general funds; provided that any reimbursements of Advances in respect of any particular Mortgage Loan or REO Property out of the Collection Account pursuant to any of clauses (ii), (vi) and
(vii) above, and any payments of interest thereon out of the Collection Account pursuant to either of clauses (viii) and (ix) above, shall be made (to the extent of their respective entitlements to such reimbursements and/or payments): first, to any Fiscal Agent; second, to the Trustee; and third, pro rata, to the Master Servicer and Special Servicer.

     The Master Servicer shall keep and maintain separate accounting records, on a loan-by-loan and property-by-property basis when appropriate, in connection with any withdrawal from the Collection Account pursuant to any of clauses (ii) through (xix) above.

     The Master Servicer shall pay to the Special Servicer from the Collection Account amounts permitted to be paid to it therefrom promptly upon receipt of a certificate of a Servicing Officer of the Special Servicer describing the item and amount to which the Special Servicer is entitled. The Master Servicer may rely conclusively on any such certificate and shall have no duty to re-calculate the amounts stated therein. The Special Servicer shall keep and maintain separate accounting for each Specially Serviced Mortgage Loan and REO Property, on a loan-by-loan and property-by-property basis, for the purpose of justifying any request thereby for withdrawal from the Collection Account.

     (b) The Trustee shall, from time to time, make withdrawals from the Distribution Account for each of the following purposes (the order set forth below not constituting an order of priority for such withdrawals):

          (i) to make distributions to Certificateholders on each Distribution Date pursuant to Section 4.01;

          (ii) to pay itself or any of its directors, officers, employees and agents, as the case may be, any amounts payable or reimbursable to any such Person pursuant to Section 8.05, including the Trustee's Fee;

          (iii) to pay any Fiscal Agent or any of its directors, officers, employees and agents, as the case may be, any amounts payable or reimbursable to any such Person pursuant to Sections 8.05(b) and/or 8.13(a);

          (iv) to pay for the cost of the Opinions of Counsel sought by the Trustee as contemplated by Section 11.01(a) or Section 11.01(c) in connection with any amendment to this Agreement requested by the Trustee which amendment is in furtherance of the rights and interests of Certificateholders;

          (v) to pay any and all federal, state and local taxes imposed on any REMIC Pool or on the assets or transactions of any REMIC Pool, together with all incidental costs and expenses, and any and all expenses relating to tax audits, if and to the extent that either (A) none of the parties hereto are liable therefor pursuant to Section 10.01(b) and/or Section 10.01(f) or (B) any such Person that may be so liable has failed to timely make the required payment;

          (vi) to transfer Interest Reserve Amounts in respect of the Interest Reserve Loans to the Interest Reserve Account as and when required by
     Section 3.04(c); and

          (vii) to clear and terminate the Distribution Account at the termination of this Agreement pursuant to Section 9.01.

     (c) On the Master Servicer Remittance Date in March of each year (commencing in March 2002), and in any event on the Master Servicer Remittance Date that occurs in the same calendar month as the Final Distribution Date, the Trustee shall withdraw from the Interest Reserve Account and deposit in the Distribution Account all Interest Reserve Amounts in respect of the Interest Reserve Loans then on deposit in the Interest Reserve Account.

     (d) On the Business Day prior to each Distribution Date, the Trustee shall withdraw from the Excess Liquidation Proceeds Account and deposit in the Distribution Account, for distribution on such Distribution Date, an amount equal to the lesser of (i) the entire amount, if any, then on deposit in the Excess Liquidation Proceeds Account and (ii) the excess, if any, of the aggregate amount distributable on such Distribution Date pursuant to Sections 4.01(a) and 4.01(b), over the Standard Available Distribution Amount for such Distribution Date (calculated without regard to such transfer from the Excess Liquidation Proceeds Account to the Distribution Account); provided that on the Business Day prior to the Final Distribution Date, the Trustee shall withdraw from the Excess Liquidation Proceeds Account and deposit in the Distribution Account, for distribution on such Distribution Date, any and all amounts then on deposit in the Excess Liquidation Proceeds Account.

     (e) The Trustee, any Fiscal Agent, the Depositor, the Master Servicer and the Special Servicer, as applicable, shall in all cases have a right prior to the Certificateholders to any particular funds on deposit in the Collection Account and the Distribution Account from time to time for the reimbursement or payment of compensation, Advances (with interest thereon at the Reimbursement
Rate) and their respective expenses hereunder, but only if and to the extent such compensation, Advances (with interest) and expenses are to be reimbursed or paid from such particular funds on deposit in the Collection Account or the Distribution Account pursuant to the express terms of this Agreement.

     SECTION 3.06. Investment of Funds in the Collection Account, Servicing Accounts, Reserve Accounts, Purchase Price Security Deposit Account, Special Reserve Account and the REO Account.

     (a) The Master Servicer may direct (pursuant to a standing order or otherwise) any depositary institution (including the Trustee) maintaining the Collection Account, the Purchase Price

Security Deposit Account, the Special Reserve Account or any Servicing Account or Reserve Account held by it, and the Special Servicer may direct (pursuant to a standing order or otherwise) any depositary institution maintaining the REO Account, to invest, or if it is such depositary institution, may itself invest, the funds held therein (each such account, for purposes of this Section 3.06, an "Investment Account") in (but only in) one or more Permitted Investments bearing interest or sold at a discount, and maturing, unless payable on demand, no later than the Business Day immediately preceding the next succeeding date on which such funds are required to be withdrawn from such account pursuant to this Agreement or the related Mortgage Loan Documents, as applicable; provided that any such investment of funds in any Servicing Account or Reserve Account shall be subject to applicable law and the terms of the related Mortgage Loan Documents; and provided, further, that the funds in any Investment Account shall remain uninvested unless and until the Master Servicer or Special Servicer, as applicable, gives timely investment instructions with respect thereto pursuant to this Section 3.06. All such Permitted Investments shall be held to maturity, unless payable on demand. Any investment of funds in an Investment Account shall be made in the name of the Trustee (in its capacity as such). The Master Servicer (with respect to Permitted Investments of amounts in the Collection Account, the Purchase Price Security Deposit Account, the Special Reserve Account, the Servicing Accounts and the Reserve Accounts) and the Special Servicer (with respect to Permitted Investments of amounts in the REO Account), acting on behalf of the Trustee, shall (and Trustee hereby designates the Master Servicer and the Special Servicer, as applicable, as the Person that shall) (i) be the "entitlement holder" of any Permitted Investment that is a "security entitlement" and (ii) maintain "control" of any Permitted Investment that is either a "certificated security" or an "uncertificated security". For purposes of this Section 3.06(a), the terms "entitlement holder", "security entitlement", "control", "certificated security" and "uncertificated security" shall have the meanings given such terms in Revised Article 8 (1994 Revision) of the UCC, and "control" of any Permitted Investment by the Master Servicer or the Special Servicer shall constitute "control" by a Person designated by, and acting on behalf of, the Trustee for purposes of Revised Article 8 (1994 Revision) of the UCC. If amounts on deposit in an Investment Account are at any time invested in a Permitted Investment payable on demand, the Master Servicer (in the case of the Collection Account, the Purchase Price Security Deposit Account, the Special Reserve Account or any Servicing Account or Reserve Account) or the Special Servicer (in the case of the REO Account) shall:

     (x) consistent with any notice required to be given thereunder, demand that payment thereon be made on the last day such Permitted Investment may otherwise mature hereunder in an amount at least equal to the lesser of (1) all amounts then payable thereunder and (2) the amount required to be withdrawn on such date; and

     (y) demand payment of all amounts due thereunder promptly upon determination by the Master Servicer or the Special Servicer, as the case may be, that such Permitted Investment would not constitute a Permitted Investment in respect of funds thereafter on deposit in the Investment Account.

     (b) Whether or not the Master Servicer directs the investment of funds in the Collection Account, the Purchase Price Security Deposit Account or the Special Reserve Account, interest and investment income realized on funds deposited therein, to the extent of the Net Investment Earnings, if any, for such Investment Account for each Collection Period, shall be for the sole and exclusive benefit of the Master Servicer and shall be subject to its withdrawal in accordance with Section 3.05(a). Whether or not the Master Servicer directs the investment of funds in any Servicing Account or Reserve Account, interest and investment income realized on funds deposited therein, to the extent of the Net Investment Earnings, if any, for such Investment Account for each Collection Period, and subject to the requirements of applicable law or the terms of the related Mortgage Loan regarding the payment of such interest and investment income to the related Borrower, shall be for the sole and exclusive benefit of the Master Servicer and shall be subject to withdrawal from time to time in accordance with Section 3.03. Whether or not the Special Servicer directs the investment of funds in the REO Account, interest and investment income realized on funds deposited therein, to the extent of the Net Investment Earnings, if any, for such Investment Account for each Collection Period, shall be for the sole and exclusive benefit of the Special Servicer and shall be subject to its withdrawal in accordance with Section 3.16(b). If any loss shall be incurred in respect of any Permitted Investment on deposit in any Investment Account (other than a loss of what would otherwise have constituted investment earnings), the Master Servicer (in the case of the Collection Account, the Purchase Price Security Deposit Account, the Special Reserve Account and any Servicing Account or Reserve Account) and the Special Servicer (in the case of the REO Account) shall promptly deposit therein from its own funds, without right of reimbursement, no later than the end of the Collection Period during which such loss was incurred, the amount of the Net Investment Loss, if any, in respect of such Investment Account for such Collection Period (or, in the case of a Servicing Account or Reserve Account, the entire amount of such loss), except (in the case of any such loss with respect to a Servicing Account or Reserve Account) to the extent the loss amounts were invested for the benefit of a Borrower under the terms of a Mortgage Loan or applicable law and such Borrower has no recourse against the Trust in respect of such loss.

     (c) Except as otherwise expressly provided in this Agreement, if any default occurs in the making of any payment due (or in any other performance required) under any Permitted Investment, and if the Master Servicer (if such default is in respect of a Permitted Investment of funds in the Collection Account, the Purchase Price Security Deposit Account, the Special Reserve Account or in any Reserve Account or Servicing Account) or the Special Servicer (if such default is in respect of a Permitted Investment of funds in the REO Account), as applicable, is in default of its obligations under Section 3.06(b), the Trustee may (and, subject to Section 8.02, upon the request of Holders of Certificates entitled to not less than 25% of the Voting Rights allocated to any Class of REMIC III Regular Interest Certificates, the Trustee shall) take such action as may be appropriate to enforce such payment or performance, including the institution and prosecution of appropriate legal proceedings. Any costs incurred by the Trustee in taking any such action shall be reimbursed to it by the Master Servicer if the default is in respect of a Permitted Investment of funds in the Collection Account, the Purchase Price Security Deposit Account, the Special Reserve Account or in any Reserve Account or Servicing Account or by the Special Servicer if the default is in respect of a Permitted Investment of funds in the REO Account. This provision is in no way intended to limit any actions that the Master Servicer or Special Servicer may take in this regard at its own expense.

     (d) Amounts on deposit in the Distribution Account, the Interest Reserve Account and the Excess Liquidation Proceeds Account shall remain uninvested.

     (e) Notwithstanding the investment of funds held in any Investment Account, for purposes of the calculations hereunder, including the calculation of the Standard Available Distribution Amount and the Master Servicer Remittance Amount, the amounts so invested shall be deemed to remain on deposit in such Investment Account.

     SECTION 3.07. Maintenance of Insurance Policies; Errors and Omissions and Fidelity Coverage.

     (a) The Master Servicer shall use reasonable efforts consistent with the Servicing Standard to cause each Borrower to maintain, and, if the Borrower does not so maintain, the Master Servicer will itself cause to be maintained, for each Mortgaged Property (including each Mortgaged Property relating to any Specially Serviced Mortgage Loan, but excluding the Crystal Pavilion/Petry Building Mortgaged Property) all insurance coverage as is required, subject to applicable law, under the related Mortgage Loan Documents; provided that, if and to the extent that any such Mortgage permits the holder thereof any discretion (by way of consent, approval or otherwise) as to the insurance coverage that the related Borrower is required to maintain, the Master Servicer shall exercise such discretion in a manner consistent with the Servicing Standard, with a view towards requiring insurance comparable to that required under other Mortgage Loans with express provisions governing such matters and, in any event, business interruption or rental loss insurance for at least 12 months; and provided, further, that, if and to the extent that any such Mortgage so permits, the related Borrower shall be required to obtain the required insurance coverage from Qualified Insurers that, in each case, have a financial strength or claims-paying rating no lower than two rating categories below the highest rated Certificates outstanding, and in any event no lower than "A" from Fitch and "A2" from Moody's (or in such other form and amount or issued by an insurer with such other financial strength or claims-paying ability as would not, as confirmed in writing by the relevant Rating Agency, result in an Adverse Rating Event); and provided, further, that the Master Servicer shall be required to maintain such insurance coverage upon the related Borrower's failure to do so only to the extent that such insurance is available at commercially reasonable rates and the Trustee as mortgagee has an insurable interest). Subject to Section 3.17(b), the Special Servicer shall also cause to be maintained for each REO Property (other than, if applicable, the Crystal Pavilion/Petry Building Mortgaged Property) no less insurance coverage (to the extent available at commercially reasonable rates) than was previously required of the Borrower under the related Mortgage and, at a minimum, (i) hazard insurance with a replacement cost rider, (ii) business interruption or rental loss insurance for at least 12 months, and (iii) commercial general liability insurance, in each case, in an amount customary for the type and geographic location of such REO Property and consistent with the Servicing Standard; provided that all such insurance shall be obtained from Qualified Insurers that, in each case, shall have a financial strength or claims-paying rating no lower than two rating categories below the highest rated Certificates outstanding, and in any event no lower than "A" from Fitch and "A2" from Moody's (or in such other form and amount or issued by an insurer with such other financial strength or claims-paying ability as would not, as confirmed in writing by the relevant Rating Agency, result in an Adverse Rating Event). All such insurance policies shall contain (if they insure against loss to property) a "standard" mortgagee clause, with loss payable to the Master Servicer on behalf of the Trustee (in the case of insurance maintained in respect of Mortgage Loans), or shall name the Trustee as the insured, with loss payable to the Special Servicer on behalf of the Trustee (in the case of insurance maintained in respect of REO Properties), and shall be issued by an insurer authorized under applicable law to issue such insurance. Any amounts collected by the Master Servicer or the Special Servicer under any such policies (other than amounts to be applied to the restoration or repair of the related Mortgaged Property or REO Property or amounts to be released to the related Borrower, in each case in accordance with the Servicing Standard) shall be deposited in the Collection Account, subject to withdrawal pursuant to Section 3.05(a), in the case of amounts received in respect of a Mortgage Loan, or in the REO Account, subject to withdrawal pursuant to Section 3.16(c), in the case of amounts received in respect of an REO Property. Any cost incurred by the Master Servicer or the Special Servicer in maintaining any such insurance shall not, for purposes hereof, including calculating monthly distributions to Certificateholders, be added to unpaid principal balance or Stated Principal Balance of the related Mortgage Loan, notwithstanding that the terms of such Mortgage Loan so permit; provided, however, that this sentence shall not limit the rights of the Master Servicer on behalf of the Trust to enforce any obligations of the related Borrower under such Mortgage Loan. Costs to the Master Servicer or the Special Servicer of maintaining insurance policies pursuant to this Section 3.07 shall be paid by and reimbursable to the Master Servicer or the Special Servicer, as the case may be, as a Servicing Advance.

     (b) If the Master Servicer or the Special Servicer shall obtain and maintain, or cause to be obtained and maintained, a blanket policy or master force placed policy insuring against hazard losses on all of the Mortgage Loans or REO Properties, as applicable, that it is required to service and administer, then, to the extent such policy (i) is obtained from a Qualified Insurer having a financial strength or claims-paying rating no lower than "A" from Fitch and "A2" from Moody's or having such other financial strength or claims-paying ability rating as would not, as confirmed in writing by the relevant Rating Agency, result in an Adverse Rating Event, and (ii) provides protection equivalent to the individual policies otherwise required, the Master Servicer or the Special Servicer, as the case may be, shall conclusively be deemed to have satisfied its obligation to cause hazard insurance to be maintained on the related Mortgaged Properties or REO Properties, as applicable. Such policy may contain a deductible clause (not in excess of a customary amount), in which case the Master Servicer or the Special Servicer, as appropriate, shall, if there shall not have been maintained on the related Mortgaged Property or REO Property a hazard insurance policy complying with the requirements of Section 3.07(a), and there shall have been one or more losses that would have been covered by such an individual policy, promptly deposit into the Collection Account from its own funds the amount not otherwise payable under the blanket or master force placed policy in connection with such loss or losses because of such deductible clause to the extent that any such deductible exceeds the deductible limitation that pertained to the related Mortgage Loan (or, in the absence of any such deductible limitation, the deductible limitation for an individual policy which is consistent with the Servicing Standard). The Master Servicer or the Special Servicer, as appropriate, shall prepare and present, on behalf of itself, the Trustee and Certificateholders, claims under any such blanket or master force placed policy in a timely fashion in accordance with the terms of such policy.

     (c) On or before the Closing Date, with respect to each of the Mortgage Loans covered by an Environmental Insurance Policy, the Master Servicer shall notify the insurer under such Environmental Insurance Policy and take all other action necessary for the Trustee, on behalf of the Certificateholders, to be an insured (and for the Master Servicer, on behalf of the Trust, to make claims) under such Environmental Insurance Policy. In the event that the Master Servicer has actual knowledge of any event (an "Insured Environmental Event") giving rise to a claim under any Environmental Insurance Policy in respect of any Mortgage Loan covered thereby, the Master Servicer shall, in accordance with the terms of such Environmental Insurance Policy and the Servicing Standard, timely make a claim thereunder with the appropriate insurer and shall take such other actions in accordance with the Servicing Standard which are necessary under such Environmental Insurance Policy in order to realize the full value thereof for the benefit of the Certificateholders. Any legal fees, premiums or other out-of-pocket costs incurred in accordance with the Servicing Standard in connection with any such claim under an Environmental Insurance Policy shall be paid by the Master Servicer and shall be reimbursable to it as a Servicing Advance. With respect to each Environmental Insurance Policy that relates to one or more Mortgage Loans, the Master Servicer shall review and familiarize itself with the terms and conditions relating to enforcement of claims and shall monitor the dates by which any claim must be made or any action must be taken under such policy to realize the full value thereof for the benefit of the Certificateholders in the event the Master Servicer has actual knowledge of an Insured Environmental Event giving rise to a claim under such policy.

     In the event that the Master Servicer receives notice of any termination of any Environmental Insurance Policy that relates to one or more Mortgage Loans, the Master Servicer shall, within five Business Days after receipt of such notice, notify the Special Servicer, the Controlling Class Representative, the Rating Agencies and the Trustee of such termination in writing. Upon receipt of such notice, the Master Servicer shall address such termination in accordance with Section 3.07(a) in the same manner as it would the termination of any other Insurance Policy required under the related Mortgage Loan Documents. Any legal fees, premiums or other out-of-pocket costs incurred in accordance with the Servicing Standard in connection with a resolution of such termination of an Environmental Insurance Policy shall be paid by the Master Servicer and shall be reimbursable to it as a Servicing Advance.

     (d) Each of the Master Servicer and the Special Servicer shall at all times during the term of this Agreement (or, in the case of the Special Servicer, at all times during the term of this Agreement during which Specially Serviced Mortgage Loans or REO Properties exist as part of the Trust Fund) keep in force with a Qualified Insurer having a financial strength or claims-paying rating no lower than two rating categories below the highest rated Certificates outstanding, and in any event no lower than "A" from Fitch and "A2" from Moody's, a fidelity bond in such form and amount as would permit it to be a qualified Fannie Mae seller-servicer of multifamily mortgage loans (or in such other form and amount or issued by an insurer with such other financial strength or claims-paying ability rating as would not result in an Adverse Rating Event with respect to any Class of Rated Certificates (as confirmed in writing to the Trustee by the relevant Rating Agency)). Each of the Master Servicer and the Special Servicer shall be deemed to have complied with the foregoing provision if an Affiliate thereof has such fidelity bond coverage and, by the terms of such fidelity bond, the coverage afforded thereunder extends to the Master Servicer or the Special Servicer, as the case may be. Such fidelity bond shall provide that it may not be canceled without ten days' prior written notice to the Trustee.

     Each of the Master Servicer and the Special Servicer shall at all times during the term of this Agreement (or, in the case of the Special Servicer, at all times during the term of this Agreement during which Specially Serviced Mortgage Loans and/or REO Properties exist as part of the Trust Fund) also keep in force with a Qualified Insurer having a financial strength or claims-paying rating no lower than two rating categories below the highest rated Certificates outstanding, and in any event no lower than "A" from Fitch and "A2" from Moody's, a policy or policies of insurance covering loss occasioned by the errors and omissions of its officers and employees in connection with its servicing obligations hereunder, which policy or policies shall be in such form and amount as would permit it to be a qualified Fannie Mae seller-servicer of multifamily mortgage loans (or in such other form and amount or issued by an insurer with such other financial strength or claims-paying rating as would not result in an Adverse Rating Event with respect to any Class of Rated Certificates (as confirmed in writing to the Trustee by the relevant Rating Agency)). Each of the Master Servicer and the Special Servicer shall be deemed to have complied with the foregoing provisions if an Affiliate thereof has such insurance and, by the terms of such policy or policies, the coverage afforded thereunder extends to the Master Servicer or the Special Servicer, as the case may be. Any such errors and omissions policy shall provide that it may not be canceled without 30 days' prior written notice to the Trustee.

     SECTION 3.08. Enforcement of Alienation Clauses.

     The Master Servicer (with respect to Performing Mortgage Loans) and the Special Servicer (with respect to Specially Serviced Mortgage Loans), on behalf of the Trustee as the mortgagee of record, shall enforce any restrictions, contained in the related Mortgage or other related loan document on transfers or further encumbrances of the related Mortgaged Property (other than the Crystal Pavilion/Petry Building Mortgaged Property) and on transfers of interests in the related Borrower (other than the Borrower under the Crystal Pavilion/Petry Building Mortgage Loan), unless the Master Servicer or the Special Servicer, as the case may be, has determined, in its reasonable, good faith judgment, that waiver of such restrictions would be in accordance with the Servicing Standard; provided that neither the Master Servicer nor the Special Servicer shall waive any right it has, or grant any consent it is otherwise entitled to withhold, under any related "due-on-encumbrance" clause until it has received written confirmation from each Rating Agency that such action would not result in an Adverse Rating Event with respect to any Class of Rated Certificates; and provided, further, that neither the Master Servicer nor the Special Servicer shall waive any right it has, or grant any consent it is otherwise entitled to withhold, under any related "due-on-sale" clause until it has received written confirmation from each Rating Agency that such action would not result in an Adverse Rating Event with respect to any Class of Rated Certificates, if such "due-on-sale" clause involves any Mortgage Loan that, individually or together with all other Mortgage Loans, if any, that are in the same Cross-Collateralized Group as such Mortgage Loan, has a Cut-off Date Principal Balance in excess of $20,000,000; and provided, further, that the Master Servicer shall not waive any right it has, or grant any consent it is otherwise entitled to withhold, under any related "due-on-sale" or "due-on-encumbrance" clause until it has received the consent of the Special Servicer; and provided, further, that, subject to the related Mortgage Loan Documents and applicable law, neither the Master Servicer nor the Special Servicer shall waive any right it has, or grant any consent it is otherwise entitled to withhold, under any related "due-on-sale" or "due-on-encumbrance" clause under any Mortgage Loan, or approve the assumption of any Mortgage Loan, unless in any such case, all associated costs and expenses are covered without any expense to the Trust (it being understood and agreed that, except as expressly provided herein, neither the Special Servicer nor the Master Servicer shall be obligated to cover or assume any such costs or expenses); and provided, further, that neither the Master Servicer nor the Special Servicer shall (to the extent that it is within the control thereof to prohibit such event) consent to the transfer of any Mortgaged Property which secures a Cross-Collateralized Group unless all of the Mortgaged Properties securing such Cross-Collateralized Group are transferred simultaneously by the respective Borrower. The Master Servicer and the Special Servicer shall each provide the other with all such information as each may reasonably request in order to make such determination and as to the Master Servicer, to obtain the Special Servicer's consent.

     In connection with any permitted assumption of any Mortgage Loan (other than the Crystal Pavilion/Petry Building Loan) or waiver of a "due-on-sale" or "due-on-encumbrance" clause thereunder, the Master Servicer (in the case of a Performing Mortgage Loan) or the Special Servicer (in the case of a Specially Serviced Mortgage Loan) shall prepare all documents necessary and appropriate for such purposes and shall coordinate with the related Borrower for the due execution and delivery of such documents.

     If the Master Servicer or the Special Servicer collects an assumption fee or an assumption application fee in connection with any transfer or proposed transfer of any interest in a Borrower or a Mortgaged Property, then the Master Servicer or the Special Servicer, as applicable, will apply that fee to cover the costs and expenses associated with that transfer or proposed transfer that are not otherwise paid by the related Borrower and that would otherwise be payable or reimbursable out of the Trust Fund, including any Rating Agency fees and expenses to the extent such fees and expenses are collectible under applicable law and the Master Servicer or the Special Servicer, as applicable, fails to enforce such requirement in accordance with such Mortgage Loan Documents. Any remaining portion of such assumption fee (such remaining portion, a "Net Assumption Fee") or of such assumption application fee (such remaining portion, a "Net Assumption Application Fee") will be applied as additional compensation to the Master Servicer or the Special Servicer in accordance with Section 3.11. Neither the Master Servicer nor the Special Servicer shall waive any assumption fee or assumption application fee, to the extent it would constitute additional compensation for the other such party, without the consent of such other party.

     SECTION 3.09. Realization Upon Defaulted Mortgage Loans.

     (a) The Special Servicer shall, subject to Sections 3.09(b), 3.09(c), 3.09(d) and 3.24, exercise reasonable efforts, consistent with the Servicing Standard, to foreclose upon or otherwise comparably convert the ownership of properties and other collateral securing such of the Mortgage Loans (other than the Crystal Pavilion/Petry Building Mortgage Loan) as come into and continue in default and as to which no satisfactory arrangements can be made for collection of delinquent payments, including pursuant to Section 3.20; provided that neither the Master Servicer nor the Special Servicer shall, with respect to any ARD Loan after its Anticipated Repayment Date, take any enforcement action with respect to the payment of Post-ARD Additional Interest (other than the making of requests for its collection) unless (i) the taking of an enforcement action with respect to the payment of other amounts due under such Mortgage Loan is, in the good faith and reasonable judgment of the Special Servicer, and without regard to such Post-ARD Additional Interest, also necessary, appropriate and consistent with the Servicing Standard or (ii) all other amounts due under such Mortgage Loan have been paid, the payment of such Post-ARD Additional Interest has not been forgiven in accordance with Section 3.20 and, in the good faith and reasonable judgment of the Special Servicer, the Liquidation Proceeds expected to be recovered in connection with such enforcement action will cover the anticipated costs of such enforcement action and, if applicable, any associated Advance Interest. In connection with the foregoing, in the event of a default under any Mortgage Loan or Cross-Collateralized Group that is secured by real properties located in multiple states, and such states include California or another state with a statute, rule or regulation comparable to California's "one action rule", then the Special Servicer shall consult Independent counsel regarding the order and manner in which the Special Servicer should foreclose upon or comparably proceed against such properties. The reasonable costs of such consultation shall be paid by, and reimbursable to, the Special Servicer as a Servicing Advance. In addition, all other costs and expenses incurred in any foreclosure sale or similar proceeding shall be paid by, and reimbursable to, the Special Servicer as a Servicing Advance. Nothing contained in this Section
3.09 shall be construed so as to require the Special Servicer, on behalf of the Trust, to make a bid on any Mortgaged Property at a foreclosure sale or similar proceeding that is in excess of the fair market value of such property, as determined by the Special Servicer taking into account the factors described in
Section 3.18(e) and the results of any appraisal obtained pursuant to the following sentence or otherwise, all such cash bids to be made in a manner consistent with the Servicing Standard. If and when the Special Servicer deems it necessary in accordance with the Servicing Standard for purposes of establishing the fair market value of any Mortgaged Property securing a defaulted Mortgage Loan, whether for purposes of bidding at foreclosure or otherwise, the Special Servicer is authorized to have an Appraisal completed with respect to such property (the cost of which appraisal shall be covered by, and be reimbursable as, a Servicing Advance).

     (b) Notwithstanding any other provision of this Agreement, no Mortgaged Property shall be acquired by the Special Servicer on behalf of the Trust under such circumstances, in such manner or pursuant to such terms as would (i) cause such Mortgaged Property to fail to qualify as "foreclosure property" within the meaning of Section 860G(a)(8) of the Code (unless the portion of such REO Property that is not treated as "foreclosure property" and that is held by any REMIC Pool at any given time constitutes not more than a de minimis amount of the assets of such REMIC Pool within the meaning of Treasury regulation Section 1.860D-1(b)(3)(i) and (ii)), or (ii) except as permitted by Section 3.17(a), subject the Trust to the imposition of any federal income or prohibited transaction taxes under the Code. Subject to the foregoing, however, a Mortgaged Property may be acquired through a single member limited liability company. In addition, except as permitted under Section 3.17(a), the Special Servicer shall not acquire any personal property on behalf of the Trust pursuant to this
Section 3.09 unless either:

          (i) such personal property is incident to real property (within the meaning of Section 856(e)(1) of the Code) so acquired by the Special Servicer; or

          (ii) the Special Servicer shall have obtained an Opinion of Counsel (the cost of which shall be covered by, and reimbursable as, a Servicing Advance) to the effect that the holding of such personal property as part of the Trust Fund will not result in an Adverse REMIC Event with respect to any REMIC Pool or in an Adverse Grantor Trust Event with respect to either Grantor Trust Pool.

     (c) Notwithstanding the foregoing provisions of this Section 3.09, neither the Master Servicer nor the Special Servicer shall, on behalf of the Trust, obtain title to a Mortgaged Property by foreclosure, deed in lieu of foreclosure or otherwise, or take any other action with respect to any Mortgaged Property, if, as a result of any such action, the Trustee, on behalf of the Certificateholders, could, in the reasonable, good faith judgment of the Special Servicer, exercised in accordance with the Servicing Standard, be considered to hold title to, to be a "mortgagee-in-possession" of, or to be an "owner" or "operator" of such Mortgaged Property within the meaning of CERCLA or any comparable law, unless:

          (i) the Special Servicer has previously determined in accordance with the Servicing Standard, based on a Phase I Environmental Assessment (and any additional environmental testing that the Special Servicer deems necessary and prudent) of such Mortgaged Property conducted by an Independent Person who regularly conducts Phase I Environmental Assessments and performed during the 12-month period preceding any such acquisition of title or other action, that the Mortgaged Property is in compliance with applicable environmental laws and regulations and there are no circumstances or conditions present at the Mortgaged Property relating to the use, management or disposal of Hazardous Materials for which investigation, testing, monitoring, containment, clean-up or remediation could be required under any applicable environmental laws and regulations; or

          (ii) in the event that the determination described in clause (c)(i) above cannot be made, the Special Servicer has previously determined in accordance with the Servicing Standard, on the same basis as described in clause (c)(i) above, and taking into account the coverage provided under the related Environmental Insurance Policy, that it would maximize the recovery to the Certificateholders on a present value basis (the relevant discounting of anticipated collections that will be distributable to Certificateholders to be performed at the related Net

     Mortgage Rate) to acquire title to or possession of the Mortgaged Property and to take such remedial, corrective and/or other further actions as are necessary to bring the Mortgaged Property into compliance with applicable environmental laws and regulations and to appropriately address any of the circumstances and conditions referred to in clause (c)(i) above.

     Any such determination by the Special Servicer contemplated by clause (i) or clause (ii) of the preceding paragraph shall be evidenced by an Officer's Certificate to such effect delivered to the Trustee, the Master Servicer and the Controlling Class Representative, specifying all of the bases for such determination, such Officer's Certificate to be accompanied by all related environmental reports. The cost of such Phase I Environmental Assessment and any such additional environmental testing shall be advanced by the Master Servicer at the direction of the Special Servicer given in accordance with the Servicing Standard; provided, however, that the Master Servicer shall not be obligated in connection therewith to advance any funds which, if so advanced, would constitute a Nonrecoverable Servicing Advance. Amounts so advanced shall be subject to reimbursement as Servicing Advances in accordance with Section 3.05(a). The cost of any remedial, corrective or other further action contemplated by clause (ii) of the preceding paragraph shall be payable out of the Collection Account pursuant to Section 3.05.

     (d) If neither of the conditions set forth in clauses (i) and (ii) of the first paragraph of Section 3.09(c) has been satisfied with respect to any Mortgaged Property securing a defaulted Mortgage Loan, the Special Servicer shall take such action as is in accordance with the Servicing Standard (other than proceeding against the Mortgaged Property) and, at such time as it deems appropriate, may, on behalf of the Trust, release all or a portion of such Mortgaged Property from the lien of the related Mortgage.

     (e) The Special Servicer shall report to the Trustee, the Master Servicer and the Controlling Class Representative monthly in writing as to any actions taken by the Special Servicer with respect to any Mortgaged Property as to which neither of the conditions set forth in clauses (i) and (ii) of the first paragraph of Section 3.09(c) has been satisfied, in each case until the earliest to occur of satisfaction of either of such conditions, release of the lien of the related Mortgage on such Mortgaged Property and the related Mortgage Loan's becoming a Corrected Mortgaged Loan.

     (f) The Special Servicer shall have the right to determine, in accordance with the Servicing Standard, the advisability of seeking to obtain a deficiency judgment if the state in which the Mortgaged Property is located and the terms of the Mortgage Loan permit such an action and shall, in accordance with the Servicing Standard, seek such deficiency judgment if it deems advisable.

     (g) Annually in each January, the Special Servicer shall on a timely basis forward to the Master Servicer, who shall promptly file same with the IRS on a timely basis, the information returns with respect to the reports of foreclosures and abandonments and reports relating to any cancellation of indebtedness income with respect to any Mortgaged Property required by Sections 6050H (as applicable), 6050J and 6050P of the Code. Contemporaneously, the Special Servicer shall deliver to the Master Servicer, who shall promptly forward it to the Trustee, an Officer's Certificate stating that all such information returns relating to Specially Serviced Mortgage Loans and REO Properties that were required to be filed during the prior twelve (12) months have been properly completed and timely provided to the Master Servicer. The Master Servicer shall prepare and file the information returns with respect to the receipt of any mortgage interest received in a trade or business from individuals with respect to any Mortgage Loan as required by Section 6050H of the Code. All information returns shall be in form and substance sufficient to meet the reporting requirements imposed by the relevant sections of the Code.

     (h) As soon as the Special Servicer makes a Final Recovery Determination with respect to any Mortgage Loan or REO Property, it shall promptly notify the Trustee, the Master Servicer and the Controlling Class Representative. The Special Servicer shall maintain accurate records, prepared by a Servicing Officer, of each such Final Recovery Determination (if any) and the basis thereof. Each such Final Recovery Determination (if any) shall be evidenced by an Officer's Certificate delivered to the Trustee and the Master Servicer no later than the third Business Day following such Final Recovery Determination.

     SECTION 3.10. Trustee to Cooperate; Release of Mortgage Files.

     (a) Upon the payment in full of any Mortgage Loan, or the receipt by the Master Servicer of a notification that payment in full shall be escrowed in a manner customary for such purposes, the Master Servicer shall promptly so notify the Trustee and request delivery to it or its designee of the related Mortgage File (such notice and request to be effected by delivering to the Trustee a Request for Release in the form of Exhibit D-1 attached hereto, which Request for Release shall be accompanied by the form of any release or discharge to be executed by the Trustee and shall include a statement to the effect that all amounts received or to be received in connection with such payment which are required to be deposited in the Collection Account pursuant to Section 3.04(a) have been or will be so deposited). Upon receipt of such Request for Release, the Trustee shall promptly release, or cause any related Custodian to release, the related Mortgage File to the Master Servicer or its designee and shall deliver to the Master Servicer or its designee such accompanying release or discharge, duly executed. No expenses incurred in connection with any instrument of satisfaction or deed of reconveyance shall be chargeable to the Collection Account or the Distribution Account.

     (b) If from time to time, and as appropriate for servicing or foreclosure of any Mortgage Loan, the Master Servicer or the Special Servicer shall otherwise require any Mortgage File (or any portion thereof), then, upon request of the Master Servicer and receipt from the Master Servicer of a Request for Release in the form of Exhibit D-1 attached hereto signed by a Servicing Officer thereof, or upon request of the Special Servicer and receipt from the Special Servicer of a Request for Release in the form of Exhibit D-2 attached hereto, the Trustee shall release, or cause any related Custodian to release, such Mortgage File (or portion thereof) to the Master Servicer or the Special Servicer, as the case may be, or its designee. Upon return of such Mortgage File (or portion thereof) to the Trustee or the related Custodian, or upon the Special Servicer's delivery to the Trustee of an Officer's Certificate stating that (i) such Mortgage Loan was liquidated and all amounts received or to be received in connection with such liquidation that are required to be deposited into the Collection Account pursuant to Section 3.04(a) have been or will be so deposited or (ii) such Mortgage Loan has become an REO Property, a copy of the Request for Release shall be returned by the Trustee to the Master Servicer or the Special Servicer, as applicable.

     (c) Within five Business Days of the Special Servicer's request therefor (or, if the Special Servicer notifies the Trustee of an exigency, within such shorter period as is reasonable under the circumstances), the Trustee shall execute and deliver to the Special Servicer, in the form supplied to the Trustee by the Special Servicer, any court pleadings, requests for trustee's sale or other documents reasonably necessary to the foreclosure or trustee's sale in respect of a Mortgaged Property or to any legal action brought to obtain judgment against any Borrower on the Mortgage Note or Mortgage or to obtain a deficiency judgment, or to enforce any other remedies or rights provided by the Mortgage Note or Mortgage or otherwise available at law or in equity or to defend any legal action or counterclaim filed against the Trust, the Master Servicer or the Special Servicer; provided that the Trustee may alternatively execute and deliver to the Special Servicer, in the form supplied to the Trustee by the Special Servicer, a limited power of attorney issued in favor of the Special Servicer and empowering the Special Servicer to execute and deliver any or all of such pleadings or documents on behalf of the Trustee (however, the Trustee shall not be liable for any misuse of such power of attorney by the Special Servicer). Together with such pleadings or documents (or such power of attorney empowering the Special Servicer to execute the same on behalf of the Trustee), the Special Servicer shall deliver to the Trustee an Officer's Certificate requesting that such pleadings or documents (or such power of attorney empowering the Special Servicer to execute the same on behalf of the Trustee) be executed by the Trustee and certifying as to the reason such pleadings or documents are required and that the execution and delivery thereof by the Trustee (or by the Special Servicer on behalf of the Trustee) will not invalidate or otherwise affect the lien of the Mortgage, except for the termination of such a lien upon completion of the foreclosure or trustee's sale.

     SECTION 3.11. Master Servicing and Special Servicing Compensation; Interest on and Reimbursement of Servicing Advances; Payment of Certain Expenses; Obligations of the Trustee and any Fiscal Agent Regarding Back-up Servicing Advances.

     (a) As compensation for its activities hereunder, the Master Servicer shall be entitled to receive the Master Servicing Fee with respect to each Mortgage Loan (including the Crystal Pavilion/Petry Building Mortgage Loan and each Specially Serviced Mortgage Loan) and each REO Mortgage Loan. As to each such Mortgage Loan and REO Mortgage Loan, for each calendar month (commencing with March 2001) or any applicable portion thereof, the Master Servicing Fee shall accrue at the related Master Servicing Fee Rate on the same principal amount as interest accrues from time to time during such calendar month (or portion thereof) on such Mortgage Loan or is deemed to accrue from time to time during such calendar month (or portion thereof) on such REO Mortgage Loan, as the case may be, and shall be calculated on the same Interest Accrual Basis as is applicable for such Mortgage Loan or REO Mortgage Loan, as the case may be. The Master Servicing Fee with respect to any Mortgage Loan or REO Mortgage Loan shall cease to accrue if a Liquidation Event occurs in respect thereof. Master Servicing Fees earned with respect to any Mortgage Loan or REO Mortgage Loan shall be payable monthly from payments of interest on such Mortgage Loan or REO Revenues allocable as interest on such REO Mortgage Loan, as the case may be. The Master Servicer shall be entitled to recover unpaid Master Servicing Fees in respect of any Mortgage Loan or REO Mortgage Loan out of the portion any related Insurance Proceeds, Condemnation Proceeds or Liquidation Proceeds allocable as interest on such Mortgage Loan or REO Mortgage Loan, as the case may be. The Crystal Pavilion/Petry Building Lead Lender and/or its servicing agent shall be entitled to that portion of the Master Servicing Fee for the Crystal Pavilion/Petry Building Mortgage Loan or any successor REO Mortgage Loan as is provided in the Crystal Pavilion/Petry Building Co-Lender Agreement.

     The right to receive the Master Servicing Fee may not be transferred in whole or in part except in connection with the transfer of all of the Master Servicer's responsibilities and obligations under this Agreement and except as otherwise expressly provided herein.

     (b) The Master Servicer shall be entitled to receive the following items as additional servicing compensation (the following items, collectively, "Additional Master Servicing Compensation"):

          (i) any and all Net Default Charges collected with respect to a Performing Mortgage Loan;

          (ii) 50% of any and all Net Assumption Application Fees, Net Assumption Fees, modification fees, extension fees, consent fees, waiver fees and earnout fees actually paid by a Borrower with respect to a Performing Mortgage Loan;

          (iii) any and all charges for beneficiary statements or demands, amounts collected for checks returned for insufficient funds and other loan processing fees actually paid by a Borrower with respect to a Performing Mortgage Loan and, in the case of checks returned for insufficient funds, with respect to a Specially Serviced Mortgage Loan;

          (iv) any and all Prepayment Interest Excesses collected on the Mortgage Loans; and

          (v) interest or other income earned on deposits in the Investment Accounts maintained by the Master Servicer, in accordance with Section 3.06(b) (but only to the extent of the Net Investment Earnings, if any, with respect to any such Investment Account for each Collection Period and, further, in the case of a Servicing Account or Reserve Account, only to the extent such interest or other income is not required to be paid to any Borrower under applicable law or under the related Mortgage);

provided that the Crystal Pavilion/Petry Building Lead Lender and/or its servicing agent shall be entitled to that portion of any of the foregoing items collected with respect to the Crystal Pavilion/Petry Building Mortgage Loan to the extent the related services were performed and fees and charges collected by the Servicer under the Series 2000-C1 PSA.

     To the extent that any of the amounts described in the preceding paragraph are collected by the Special Servicer, the Special Servicer shall promptly pay such amounts to the Master Servicer.

     (c) As compensation for its activities hereunder, the Special Servicer shall be entitled to receive monthly the Special Servicing Fee with respect to each Specially Serviced Mortgage Loan and each REO Mortgage Loan (other than the Crystal Pavilion/Petry Building Mortgage Loan or any successor REO Mortgage
Loan). As to each such Specially Serviced Mortgage Loan and REO Mortgage Loan, for any particular calendar month or applicable portion thereof, the Special Servicing Fee shall accrue at the Special Servicing Fee Rate on the same principal amount as interest accrues from time to time during such calendar month (or portion thereof) on such Specially Serviced Mortgage Loan or is deemed to accrue from time to time during such calendar month (or portion thereof) on such REO Mortgage Loan, as the case may be, and shall be calculated on the same Interest Accrual Basis as is applicable for such Specially Serviced Mortgage Loan or REO Mortgage Loan, as the case may be. The Special Servicing Fee with respect to any Specially Serviced Mortgage Loan or REO Mortgage Loan shall cease to accrue as of the date a Liquidation Event occurs in respect thereof or, in the case of a Specially Serviced Mortgage Loan, as of the date it becomes a Corrected Mortgage Loan. Earned but unpaid Special Servicing Fees shall be payable monthly out of general collections on the Mortgage Loans and any REO Properties on deposit in the Collection Account pursuant to Section 3.05(a).

     As further compensation for its activities hereunder, the Special Servicer shall be entitled to receive the Workout Fee with respect to each Corrected Mortgage Loan (other than the Crystal Pavilion/Petry Building Mortgage Loan). As to each such Corrected Mortgage Loan, the Workout Fee shall be payable out of, and shall be calculated by application of the Workout Fee Rate to, each payment of interest (other than Post-ARD Additional Interest and Default Interest) and principal received from the related Borrower on such Mortgage Loan for so long as it remains a Corrected Mortgage Loan. The Workout Fee with respect to any Corrected Mortgage Loan will cease to be payable if a Servicing Transfer Event occurs with respect thereto or if the related Mortgaged Property becomes an REO Property; provided that a new Workout Fee would become payable if and when such Mortgage Loan again became a Corrected Mortgage Loan. If the Special Servicer is terminated, including pursuant to Section 3.25, or resigns in accordance with
Section 6.04, it shall retain the right to receive any and all Workout Fees payable in respect of (i) any Mortgage Loans that became Corrected Mortgage Loans during the period that it acted as Special Servicer and that were still Corrected Mortgage Loans at the time of such termination or resignation and (ii) any Specially Serviced Mortgage Loans for which the Special Servicer has resolved the circumstances and/or conditions causing any such Mortgage Loan to be a Specially Serviced Mortgage Loan, but which had not as of the time the Special Servicer was terminated become a Corrected Mortgage Loan solely because the related Borrower had not made three consecutive timely Monthly Payments and which subsequently becomes a Corrected Mortgage Loan as a result of the related Borrower making such three consecutive timely monthly payments (and the successor Special Servicer shall not be entitled to any portion of such Workout
Fees), in each case until the Workout Fee for any such loan ceases to be payable in accordance with the preceding sentence; provided that, in the case of any Specially Serviced Mortgage Loan described in clause (ii) of this sentence, the terminated Special Servicer shall immediately deliver the related Servicing File to the Master Servicer, and the Master Servicer shall (without further compensation) monitor that all conditions precedent to such Mortgage Loan's becoming a Corrected Mortgage Loan are satisfied and, further, shall immediately transfer such Servicing File to the new Special Servicer if and when it becomes apparent to the Master Servicer that such conditions precedent will not be satisfied.

     As further compensation for its activities hereunder, the Special Servicer shall also be entitled to receive a Liquidation Fee with respect to each Specially Serviced Mortgage Loan or REO Property (other than the Crystal Pavilion/Petry Building Mortgage Loan or any related REO Property) as to which it receives any full, partial or discounted payoff from the related Borrower or any Condemnation Proceeds or Liquidation Proceeds (other than in connection with the purchase of any such Specially Serviced Mortgage Loan or REO Property by the Master Servicer, the Special Servicer or a Controlling Class Certificateholder pursuant to Section 3.18 or Section 9.01, the acquisition of any Specially Serviced Mortgage Loan or REO Property by the Sole Certificateholder(s) in exchange for all the Certificates pursuant to Section 9.01, or the repurchase or replacement thereof by Union Capital pursuant to the Union Capital Agreement, by CSFB Mortgage Capital pursuant to the CSFB Mortgage Capital Agreement and/or by a Mortgage Loan Seller pursuant to the related Mortgage Loan Purchase Agreement). As to each such Specially Serviced Mortgage Loan or REO Property, the Liquidation Fee shall be payable out of, and shall be calculated by application of the Liquidation Fee Rate to, any such full, partial or discounted payoff, Condemnation Proceeds and/or Liquidation Proceeds received or collected in respect thereof (other than any portion of such payment or proceeds that represents Post-ARD Additional Interest, Default Interest, a Prepayment Premium or a Yield Maintenance Charge). The Liquidation Fee with respect to any such Specially Serviced Mortgage Loan will not be payable if such Mortgage Loan becomes a Corrected Mortgage Loan. Notwithstanding anything herein to the contrary, no Liquidation Fee will be payable with respect to the Crystal Pavilion/Petry Building Loan or any related REO Property or in connection with the receipt of, or out of, Liquidation Proceeds collected as a result of the purchase or substitution of any Specially Serviced Mortgage Loan or REO Property described in the parenthetical to the first sentence of this paragraph.

     The Special Servicer's right to receive the Special Servicing Fee, the Workout Fee and/or the Liquidation Fee may not be transferred in whole or in part except in connection with the transfer of all of the Special Servicer's responsibilities and obligations under this Agreement and except as otherwise expressly provided herein.

     (d) The Special Servicer shall be entitled to receive the following items as additional special servicing compensation (the following items, collectively, the "Additional Special Servicing Compensation"):

          (i) any and all Net Default Charges collected with respect to a Specially Serviced Mortgage Loan or an REO Mortgage Loan;

          (ii) any and all Net Assumption Fees, Net Assumption Application Fees, modification fees, extension fees, consent fees, waiver fees, earnout fees and charges for beneficiary statements or demands that are actually received on or with respect to Specially Serviced Mortgage Loans or REO Mortgage Loans;

          (iii) 50% of any and all Net Assumption Fees, Net Assumption Application Fees, modification fees, extension fees, consent fees, waiver fees and earn-out fees that are actually received on or with respect to Performing Mortgage Loans; and

          (iv) interest or other income earned on deposits in the REO Account, if established, in accordance with Section 3.06(b) (but only to the extent of the Net Investment Earnings, if any, with respect to the REO Account for each Collection Period).

     To the extent that any of the amounts described in the preceding paragraph are collected by the Master Servicer with respect to Specially Serviced Mortgage Loans, the Master Servicer shall promptly pay such amounts to the Special Servicer and shall not be required to deposit such amounts in the Collection Account pursuant to Section 3.04(a).

     (e) The Master Servicer and the Special Servicer shall each be required (subject to Section 3.11(h) below) to pay out of its own funds all expenses incurred by it in connection with its servicing activities hereunder (including payment of any amounts due and owing to any of Sub-Servicers retained by it (including any termination fees) and the premiums for any blanket policy or the standby fee or similar premium, if any, for any master force placed policy obtained by it insuring against hazard losses pursuant to Section 3.07(b)), if and to the extent such expenses are not payable directly out of the Collection Account, the Purchase Price Security Deposit Account, the Special Reserve Account, the Servicing Accounts, the Reserve Accounts or the REO Account, and neither the Master Servicer nor the Special Servicer shall be entitled to reimbursement for any such expense incurred by it except as expressly provided in this Agreement. If the Master Servicer is required to make any Servicing Advance hereunder at the discretion of the Special Servicer in accordance with
Section 3.19 or otherwise, the Special Servicer shall promptly provide the Master Servicer with such documentation regarding the subject Servicing Advance as the Master Servicer may reasonably request.

     (f) If the Master Servicer or Special Servicer is required under this Agreement to make a Servicing Advance, but neither does so within fifteen days after such Advance is required to be made, the Trustee shall, if it has actual knowledge of such failure on the part of the Master Servicer or Special Servicer, as the case may be, give notice of such failure to the defaulting party. If such Advance is not made by the Master Servicer or the Special Servicer within three Business Days after such notice, then (subject to Section 3.11(h) below) the Trustee or a Fiscal Agent appointed thereby shall make such Advance. If any Fiscal Agent makes any such Servicing Advance, the Trustee shall be deemed not to be in default under this Agreement for failing to do so.

     (g) The Master Servicer, the Special Servicer, the Trustee and any Fiscal Agent shall each be entitled to receive interest at the Reimbursement Rate in effect from time to time, accrued on the amount of each Servicing Advance made thereby (with its own funds), for so long as such Servicing Advance is outstanding. Such interest with respect to any Servicing Advances shall be payable: (i) first, in accordance with Sections 3.05 and 3.26, out of any Default Charges subsequently collected on or in respect of the particular Mortgage Loan or REO Mortgage Loan as to which such Servicing Advance relates; and (ii) then, after such Servicing Advance is reimbursed, but only if and to the extent that such Default Charges are insufficient to cover such Advance Interest, out of general collections on the Mortgage Loans and REO Properties on deposit in the Collection Account. The Master Servicer shall reimburse itself, the Special Servicer, the Trustee or any Fiscal Agent, as appropriate, for any Servicing Advance made by any such Person as soon as practicable after funds available for such purpose are deposited in the Collection Account. The Master Servicer shall not be entitled to Advance Interest to the extent a payment is received but is being held by the Master Servicer in suspense.

     (h) Notwithstanding anything to the contrary set forth herein, none of the Master Servicer, the Special Servicer, the Trustee or any Fiscal Agent shall be required to make any Servicing Advance that it determines in its reasonable, good faith judgment would constitute a Nonrecoverable Servicing Advance. The determination by any Person with an obligation hereunder to make Servicing Advances that it has made a Nonrecoverable Servicing Advance or that any proposed Servicing Advance, if made, would constitute a Nonrecoverable Servicing Advance, shall be made by such Person in its reasonable, good faith judgment and shall be evidenced by an Officer's Certificate delivered promptly to the Depositor and the Trustee (unless it is the Person making such determination), which shall provide a copy thereof to the Controlling Class Representative, setting forth the basis for such determination, accompanied by a copy of an Appraisal of the related Mortgaged Property or REO Property performed within the 12 months preceding such determination, and further accompanied by any other information, including engineers' reports, environmental surveys or similar reports, that such Person may have obtained and that support such determination. Notwithstanding the foregoing, the Trustee and any Fiscal Agent shall be entitled to conclusively rely on any determination of nonrecoverability that may have been made by the Master Servicer or the Special Servicer with respect to a particular Servicing Advance, and the Master Servicer and the Special Servicer shall each be entitled to conclusively rely on any determination of nonrecoverability that may have been made by the other such party with respect to a particular Servicing Advance. A copy of any such Officer's Certificate (and accompanying information) of the Master Servicer shall also be delivered promptly to the Special Servicer, a copy of any such Officer's Certificate (and accompanying information) of the Special Servicer shall also be promptly delivered to the Master Servicer, and a copy of any such Officer's Certificates (and accompanying information) of the Trustee or the Fiscal Agent shall also be promptly delivered to the Master Servicer and the Special Servicer.

     (i) Notwithstanding anything to the contrary set forth herein, the Master Servicer may (and, at the direction of the Special Servicer if a Specially Serviced Mortgage Loan or an REO Property is involved, shall) pay directly out of the Collection Account any servicing expense that, if paid by the Master Servicer or the Special Servicer, would constitute a Nonrecoverable Servicing Advance; provided that the Master Servicer (or the Special Servicer, if a Specially Serviced Mortgage Loan or an REO Property is involved) has determined in accordance with the Servicing Standard that making such payment is in the best interests of the Certificateholders (as a collective whole), as evidenced by an Officer's Certificate delivered promptly to the Depositor and the Trustee, which shall provide a copy thereof to the Controlling Class Representative, setting forth the basis for such determination and accompanied by any information that such Person may have obtained that supports such determination. A copy of any such Officer's Certificate (and accompanying information) of the Master Servicer shall also be delivered promptly to the Special Servicer, and a copy of any such Officer's Certificate (and accompanying information) of the Special Servicer shall also be promptly delivered to the Master Servicer.

     SECTION 3.12. Property Inspections; Collection of Financial Statements; Delivery of Certain Reports.

     (a) The Special Servicer shall perform or cause to be performed a physical inspection of a Mortgaged Property (other than the Crystal Pavilion/Petry Building Mortgaged Property) as soon as practicable (but in any event not later than 60 days) after the related Mortgage Loan becomes a Specially Serviced Mortgage Loan (and, in cases where the related Mortgage Loan has become a Specially Serviced Mortgage Loan, the Special Servicer shall continue to perform or cause to be performed a physical inspection of the subject Mortgaged Property (other than the Crystal Pavilion/Petry Building Mortgaged Property) at least once per calendar year thereafter for so long as the related Mortgage Loan remains a Specially Serviced Mortgage Loan or if such Mortgaged Property becomes an REO Property); provided that the Special Servicer shall be entitled to reimbursement of the reasonable and direct out-of-pocket expenses incurred by it in connection with each such inspection as Servicing Advances. Beginning in 2002, the Master Servicer shall at its expense perform or cause to be performed an inspection of each Mortgaged Property (other than the Crystal Pavilion/Petry Building Mortgaged Property) at least once per calendar year (or, in the case of each Mortgage Loan with an unpaid principal balance of under $2,000,000, once every two years), if the Special Servicer has not already done so during that period pursuant to the preceding sentence. The Master Servicer and the Special Servicer shall each prepare (and, promptly following preparation, deliver to each other and to the Controlling Class Representative) a written report of each such inspection performed by it or on its behalf that sets forth in detail the condition of the Mortgaged Property and that specifies the occurrence or existence of: (i) any sale, transfer or abandonment of the Mortgaged Property of which the Master Servicer or Special Servicer, as applicable, is aware, (ii) any change in the condition or occupancy of the Mortgaged Property that the Master Servicer or the Special Servicer, as applicable, in accordance with the Servicing Standard, is aware of and considers material, or (iii) any waste committed on the Mortgaged Property that the Master Servicer or the Special Servicer, as the case may be, in accordance with the Servicing Standard, is aware of and considers material. Upon request of the Trustee, the Master Servicer and the Special Servicer shall each deliver to the Trustee a copy (or image in suitable electronic media) of each such written report prepared by it, in each case within 30 days following the request (or, if later, within 30 days following the later of completion of the related inspection if the inspection is performed by the Master Servicer or the Special Servicer, as applicable, or receipt of the related inspection report if the inspection is performed by a third-party). Upon request, the Trustee shall request from the Master Servicer or the Special Servicer, as applicable, and, to the extent such items have been delivered to the Trustee by the Master Servicer or the Special Servicer, as applicable, deliver to each of the Depositor, the related Mortgage Loan Seller, the Controlling Class Representative, any Certificateholder or, if the Trustee has in accordance with Section 5.06(b) confirmed the Ownership Interest in Certificates held thereby, any Certificate Owner, a copy (or image in suitable electronic media) of each such written report prepared by the Master Servicer or the Special Servicer.

     (b) Commencing with respect to the calendar quarter ended March 31, 2001, the Special Servicer, in the case of any Specially Serviced Mortgage Loan (other than the Crystal Pavilion/Petry Building Mortgaged Property), and the Master Servicer, in the case of each Performing Mortgage Loan (other than the Crystal Pavilion/Petry Building Mortgage Loan), shall make reasonable efforts to collect promptly from each related Borrower quarterly and annual operating statements, budgets and rent rolls of the related Mortgaged Property, and quarterly and annual financial statements of such Borrower, whether or not delivery of such items is required pursuant to the terms of the related Mortgage. In addition, the Special Servicer shall cause quarterly and annual operating statements, budgets and rent rolls to be regularly prepared in respect of each REO Property (other than the Crystal Pavilion/Petry Building Mortgaged Property) and shall collect all such items promptly following their preparation. The Special Servicer shall deliver copies (or images in suitable electronic media) of all of the foregoing items so collected or obtained by it to the Master Servicer within 30 days of its receipt thereof.

     Within 60 days after receipt by the Master Servicer from the related Borrowers or otherwise, as to Performing Mortgage Loans, and within 30 days after receipt by the Master Servicer from the Special Servicer or otherwise, as to Specially Serviced Mortgage Loans and REO Properties, of any annual operating statements or rent rolls with respect to any Mortgaged Property or REO Property (including the Crystal Pavilion/Petry Building Mortgaged Property), the Master Servicer shall, based upon such operating statements or rent rolls, prepare (or, if previously prepared, update) the CMSA Operating Statement Analysis Report and the Master Servicer shall remit a copy of each CMSA Operating Statement Analysis Report prepared or updated by it (promptly following initial preparation and each update thereof), together with, if so requested, the underlying operating statements and rent rolls, to the Trustee and the Special Servicer in a format reasonably acceptable to the Trustee and the Special Servicer. All CMSA Operating Statement Analysis Reports shall be maintained by the Master Servicer with respect to each Mortgaged Property and REO Property. The Trustee shall, upon request, request from the Master Servicer (if necessary) and, to the extent such items have been delivered to the Trustee by the Master Servicer, deliver to the Controlling Class Representative, any Certificateholder or, if the Trustee has in accordance with Section 5.06(b) confirmed the Ownership Interest in the Certificates held thereby, any Certificate Owner, a copy of such CMSA Operating Statement Analysis (or update thereof) and, if requested, the related operating statement or rent rolls. The Master Servicer shall maintain a CMSA Operating Statement Analysis Report with respect to each Mortgaged Property and REO Property.

     Within 60 days (or, in the case of items received from the Special Servicer with respect to Specially Serviced Mortgage Loans and REO Properties, 30 days) after receipt by the Master Servicer of any quarterly or annual operating statements with respect to any Mortgaged Property or REO Property (including the Crystal Pavilion/Petry Building Mortgaged Property), the Master Servicer shall prepare or update and forward to the Trustee, the Special Servicer and the Controlling Class Representative (in an electronic format reasonably acceptable to the Trustee and the Special Servicer) a CMSA NOI Adjustment Worksheet for such Mortgaged Property or REO Property, together with, if so requested, the related quarterly or annual operating statements.

     If, with respect to any Mortgage Loan (other than a Specially Serviced Mortgage Loan), the Special Servicer has any questions for the related Borrower based upon the information received by the Special Servicer pursuant to Section 3.12(a) or 3.12(b), the Master Servicer shall, in this regard and without otherwise changing or modifying its duties hereunder, reasonably cooperate with the Special Servicer in assisting the Special Servicer to contact and solicit information from such Borrower.

     (c) Not later than 2:00 p.m. (New York City time) on the first Business Day following each Determination Date, the Special Servicer shall prepare and deliver or cause to be delivered to the Master Servicer and the Controlling Class Representative the following reports (or data files relating to reports of the Master Servicer) with respect to the Specially Serviced Mortgage Loans and any REO Properties (other than the Crystal Pavilion/Petry Building Mortgage Loan or any related REO Property), providing the required information as of such Determination Date: (i) a CMSA Property File; and (ii) a CMSA Loan Periodic Update File (which, in each case, if applicable, will identify each Mortgage Loan by loan number and property name). At or before 2:00 p.m. (New York City time) on the first Business Day following each Determination Date, the Special Servicer shall prepare and deliver or cause to be delivered to the Master Servicer the following reports or the related data fields reflected in the reports reasonably requested with respect to the Specially Serviced Mortgage Loans and any REO Properties (other than the Crystal Pavilion/Petry Building Mortgage Loan or any related REO Property), providing the information required of the Special Servicer pursuant to Section 3.12(e) as of such Determination Date (and, if and to the extent necessary the Master Servicer shall supplement the following reports with the most recent information then in its possession regarding the Crystal Pavilion/Petry Building Mortgage Loan): (i) a CMSA Delinquent Loan Status Report; (ii) a CMSA Comparative Financial Status Report;
(iii) a CMSA Historical Liquidation Report; (iv) a CMSA Historical Loan Modification Report; and (v) a CMSA REO Status Report. In addition, the Special Servicer shall from time to time provide the Master Servicer with such information in the Special Servicer's possession regarding the Specially Serviced Mortgage Loans and REO Properties as may be requested by the Master Servicer and is reasonably necessary for the Master Servicer to prepare each report and any supplemental information required to be provided by the Master Servicer to the Trustee.

     (d) Not later than 3:00 p.m. (New York City time) on the second Business Day following each Determination Date, the Master Servicer shall prepare (if and to the extent necessary) and deliver or cause to be delivered to the Trustee, in a computer-readable medium downloadable by the Trustee (or, at the Trustee's written request, in a form reasonably acceptable to the recipient, including on a loan-by-loan basis), each of the files and reports comprising the CMSA Investor Reporting Package (excluding any CMSA Operating Statement Analysis Report, any CMSA NOI Adjustment Worksheet, the CMSA Bond Level File, the CMSA Collateral Summary File, the CMSA Loan Setup File and the CMSA Loan Periodic Update File), in each case providing the most recent information with respect to the Mortgage Pool as of the related Determination Date (and which, in each case, if applicable, will identify each subject Mortgage Loan by loan number and property name); provided that the Master Servicer shall not be required to prepare and deliver any of the files and reports comprising the CMSA Investor Reporting Package (other than the CMSA Loan Periodic Update File) before the second Business Day following the third Determination Date following the Closing Date.

     The Master Servicer may, but is not required to, make any of the reports or files comprising the CMSA Investor Reporting Package (other than the CMSA Bond Level File and the CMSA Collateral Summary File, which are prepared by the Trustee) available each month on the Master Servicer's Internet Website only with the use of a password, in which case the Master Servicer shall provide such password to (i) the other parties to this Agreement, who by their acceptance of such password shall be deemed to have agreed not to disclose such password to any other Person, (ii) the Rating Agencies and the Controlling Class Representative, and (iii) each Certificateholder and

Certificate Owner who requests such password, provided that any such Certificateholder or Certificate Owner, as the case may be, has delivered a certification substantially in the form of Exhibit K-1 to the Trustee (with a copy to the Master Servicer). In connection with providing access to the Master Servicer's Internet Website, the Master Servicer may require registration and the acceptance of a disclaimer and otherwise (subject to the preceding sentence) adopt reasonable rules and procedures, which may include, to the extent the Master Servicer deems necessary or appropriate, conditioning access on execution of an agreement governing the availability, use and disclosure of such information, and which may provide indemnification to the Master Servicer for any liability or damage that may arise therefrom.

     (e) The Special Servicer shall deliver to the Master Servicer the reports set forth in Section 3.12(b) and Section 3.12(c), and the Master Servicer shall deliver to the Trustee the reports set forth in Section 3.12(d), in an electronic format reasonably acceptable to the Special Servicer, the Master Servicer and the Trustee. The Master Servicer may, absent manifest error, conclusively rely on the reports to be provided by the Special Servicer pursuant to Section 3.12(b) and Section 3.12(c). The Trustee may, absent manifest error, conclusively rely on the reports to be provided by the Master Servicer pursuant to Section 3.12(d). In the case of information or reports to be furnished by the Master Servicer to the Trustee pursuant to Section 3.12(d), to the extent that such information or reports are, in turn, based on information or reports to be provided by the Special Servicer pursuant to Section 3.12(b) or Section 3.12(c) and to the extent that such reports are to be prepared and delivered by the Special Servicer pursuant to Section 3.12(b) or Section 3.12(c), the Master Servicer shall have no obligation to provide such information or reports to the Trustee until it has received the requisite information or reports from the Special Servicer, and the Master Servicer shall not be in default hereunder due to a delay in providing the reports required by Section 3.12(d) caused by the Special Servicer's failure to timely provide any information or report required under Section 3.12(b) or Section 3.12(c) of this Agreement.

     (f) Notwithstanding the foregoing, however, the failure of the Master Servicer or Special Servicer to disclose any information otherwise required to be disclosed by this Section 3.12 shall not constitute a breach of this Section
3.12 to the extent the Master Servicer or Special Servicer so fails because such disclosure, in the reasonable belief of the Master Servicer or the Special Servicer as the case may be, would violate any applicable law or any provision of a Mortgage Loan Document prohibiting disclosure of information with respect to the Mortgage Loans or Mortgaged Properties or would constitute a waiver of the attorney-client privilege on behalf of the Trust. The Master Servicer and Special Servicer may disclose any such information or any additional information to any Person so long as such disclosure is consistent with applicable law, the related Mortgage Loan Documents and the Servicing Standard. The Master Servicer or the Special Servicer may affix to any information provided by it any disclaimer it deems appropriate in its reasonable discretion (without suggesting liability on the part of any other party hereto).

     (g) The Depositor shall provide to the Master Servicer and the Trustee the initial data (as of the respective Due Dates for the Original Mortgage Loans in March 2001 or the most recent earlier date for which such data is available) contemplated by the CMSA Loan Setup File, the CMSA Loan Periodic Update File, the CMSA Operating Statement Analysis Report and the CMSA Property File.

     (h) If the Master Servicer or the Special Servicer is required to deliver any statement, report or information under any provision of this Agreement, the Master Servicer or the Special

Servicer, as the case may be, may satisfy such obligation by (x) physically delivering a paper copy of such statement, report or information, (y) delivering such statement, report or information in a commonly used electronic format or
(z) making such statement, report or information available on the Master Servicer's Internet Website or the Trustee's Internet Website, unless this Agreement expressly specifies a particular method of delivery. Notwithstanding the foregoing, the Trustee may request delivery in paper format of any statement, report or information required to be delivered to the Trustee and clause (z) shall not apply to the delivery of any information required to be delivered to the Trustee unless the Trustee consents to such delivery.

     SECTION 3.13. Annual Statement as to Compliance.

     Each of the Master Servicer and the Special Servicer shall deliver to the Trustee, the Depositor, the Underwriters, the Controlling Class Representative and each other, on or before May 30 of each year, beginning in 2002, an Officer's Certificate (the "Annual Performance Certification") stating, as to the signer thereof, that (i) a review of the activities of the Master Servicer or the Special Servicer, as the case may be, during the preceding calendar year and of its performance under this Agreement has been made under such officer's supervision, (ii) to the best of such officer's knowledge, based on such review, the Master Servicer or the Special Servicer, as the case may be, has fulfilled all of its obligations under this Agreement in all material respects throughout such year (or, if there has been a default in the fulfillment of any such obligation, specifying each such default known to such officer and the nature and status thereof), and (iii) the Master Servicer or the Special Servicer, as the case may be, has received no notice regarding the qualification, or challenging the status, of any REMIC Pool as a REMIC or either Grantor Trust Pool as a Grantor Trust from the IRS or any other governmental agency or body (or, if it has received any such notice, specifying the details thereof); provided that the Master Servicer and the Special Servicer shall each be required to deliver its Annual Performance Certification by March 15 in 2002 or any given year thereafter if it has received written confirmation from the Trustee or the Depositor by January 31 of that year that a Report on Form 10-K is required to be filed in respect of the Trust for the preceding calendar year.

     SECTION 3.14. Reports by Independent Public Accountants.

     On or before May 30 of each year, beginning in 2002, each of the Master Servicer and the Special Servicer at its expense shall cause a firm of independent public accountants that is a member of the American Institute of Certified Public Accountants to furnish a statement (the "Annual Accountants' Report") to the Trustee, the Depositor, the Underwriters, the Controlling Class Representative and each other, to the effect that such firm has examined the servicing operations of the Master Servicer or the Special Servicer, as the case may be, for the previous calendar year and that, on the basis of such examination, conducted substantially in compliance with USAP, such firm confirms that the Master Servicer or the Special Servicer, as the case may be, has complied during such previous calendar year with the minimum servicing standards (to the extent applicable to commercial and multifamily mortgage loans) identified in USAP in all material respects, except for such significant exceptions or errors in records that, in the opinion of such firm, USAP requires it to report; provided that the Master Servicer and the Special Servicer shall each be required to cause the delivery of its Annual Accountants' Report by March 15 in 2002 or any given year thereafter if it has received written confirmation from the Trustee or the Depositor by January 31 of that year that a Report on Form 10-K is required to be filed in respect of the Trust for the preceding calendar year. In rendering its report such firm may rely, as to matters relating to the direct servicing of securitized commercial and multifamily mortgage loans by sub-servicers, upon comparable reports of firms of independent certified public accountants rendered on the basis of examinations conducted in accordance with the same standards (rendered within one year of such report) with respect to those sub-servicers.

     The Master Servicer and the Special Servicer will each reasonably cooperate with the Depositor in providing any other form of accountants' reports as may be required by the Commission in connection with the Commission's issuance of a no-action letter relating to the Depositor's reporting requirements in respect of the Trust pursuant to the Exchange Act, and the reasonable additional costs of providing such other forms of accountants' reports shall be borne by the Depositor.

     SECTION 3.15. Access to Certain Information.

     (a) Each of the Master Servicer and the Special Servicer shall afford to the Trustee, any Fiscal Agent, the Depositor, each Rating Agency, the Controlling Class Representative and to the OTS, the FDIC and any other banking or insurance regulatory authority that may exercise authority over any Certificateholder or Certificate Owner, access to any records regarding the Mortgage Loans and the servicing thereof within its control, except to the extent it is prohibited from doing so by applicable law, the terms of the Mortgage Loan Documents or contract entered into prior to the Closing Date or to the extent such information is subject to a privilege under applicable law to be asserted on behalf of the Certificateholders. Such access shall be afforded without charge but only upon reasonable prior written request and during normal business hours at the offices of the Master Servicer or the Special Servicer, as the case may be, designated by it. The Master Servicer and the Special Servicer shall each be entitled to affix a reasonable disclaimer to any information provided by it for which it is not the original source (without suggesting liability on the part of any other party hereto). In connection with providing access to such records to the Controlling Class Representative, the Master Servicer and the Special Servicer may each require registration (to the extent access is provided via the Master Servicer's Internet Website) and the acceptance of a reasonable and customary disclaimer and otherwise adopt reasonable rules and procedures, which may include, to the extent the Master Servicer or the Special Servicer, as applicable, deems necessary or appropriate, conditioning access on the execution and delivery of an agreement governing the availability, use and disclosure of such information.

     (b) Neither the Master Servicer nor the Special Servicer shall be liable for providing or disseminating information in accordance with the terms of this Agreement.

     (c) No less often than on a monthly basis, each of the Master Servicer and the Special Servicer shall, without charge, make a knowledgeable Servicing Officer available to answer questions from the Controlling Class Representative regarding the performance and servicing of the Mortgage Loans and/or REO Properties for which the Master Servicer or the Special Servicer, as the case may be, is responsible.

     SECTION 3.16. Title to REO Property; REO Account.

     (a) If title to any REO Property is acquired, the deed or certificate of sale shall be issued to the Trustee or its nominee, on behalf of the Certificateholders or, subject to Section 3.09(b), to a single member limited liability company of which the Trust is the sole member, which limited liability company is formed or caused to be formed by the Special Servicer at the expense of the Trust for the purpose of taking title to one or more REO Properties pursuant to this Agreement. The limited liability company shall be a manager-managed limited liability company, with the Special Servicer to serve as the initial manager to manage the property of the limited liability company, including any applicable REO Property, in accordance with the terms of this Agreement as if such property was held directly in the name of the Trust or Trustee under this Agreement. The Special Servicer, on behalf of the Trust, shall sell any REO Property by the end of the third calendar year (or, in the case of a "qualified healthcare property" within the meaning of Section 856(c)(6) of the Code, the end of the second calendar year) following the year in which the Trust acquires ownership of such REO Property for purposes of Section 860G(a)(8) of the Code, unless the Special Servicer either (i) applies, more than 60 days prior to the expiration of such liquidation period, and is granted an extension of time (an "REO Extension") by the IRS to sell such REO Property or (ii) obtains for the Trustee an Opinion of Counsel, addressed to the Trustee, to the effect that the holding by the Trust of such REO Property subsequent to the end of the third calendar year (or, in the case of a "qualified healthcare property" within the meaning of Section 856(c)(6) of the Code, the end of the second calendar year) following the year in which such acquisition occurred will not result in an Adverse REMIC Event with respect to any REMIC Pool or an Adverse Grantor Trust Event with respect to either Grantor Trust Pool. Regardless of whether the Special Servicer applies for or is granted the REO Extension contemplated by clause (i) of the immediately preceding sentence or obtains the Opinion of Counsel referred to in clause (ii) of such sentence, the Special Servicer shall act in accordance with the Servicing Standard to liquidate such REO Property on a timely basis. If the Special Servicer is granted such REO Extension or obtains such Opinion of Counsel, the Special Servicer shall (i) promptly forward a copy of such REO Extension or Opinion of Counsel to the Trustee, and (ii) sell such REO Property within such extended period as is permitted by such REO Extension or contemplated by such Opinion of Counsel, as the case may be. Any expense incurred by the Special Servicer in connection with its applying for and being granted the REO Extension contemplated by clause (i) of the third preceding sentence or its obtaining the Opinion of Counsel contemplated by clause (ii) of the third preceding sentence, and for the creation of and the operating of a limited liability company, shall be covered by, and be reimbursable as, a Servicing Advance.

     (b) The Special Servicer shall segregate and hold all funds collected and received in connection with any REO Property separate and apart from its own funds and general assets. If an REO Acquisition shall occur, the Special Servicer shall establish and maintain one or more accounts (collectively, the "REO Account"), to be held on behalf of the Trustee in trust for the benefit of the Certificateholders, for the retention of revenues and other proceeds derived from each REO Property. Each account that constitutes the REO Account shall be an Eligible Account. The Special Servicer shall deposit, or cause to be deposited, in the REO Account, within one Business Day following receipt, all REO Revenues, Insurance Proceeds and Liquidation Proceeds received in respect of an REO Property. Funds in the REO Account may be invested in Permitted Investments in accordance with Section 3.06. The Special Servicer shall be entitled to make withdrawals from the REO Account to pay itself, as Additional Special Servicing Compensation, interest and investment income earned in respect of amounts held in the REO Account as provided in Section 3.06(b) (but only to the extent of the Net Investment Earnings, if any, with respect to the REO Account for any Collection Period). The Special Servicer shall give notice to the other parties hereto of the location of the REO Account when first established and of the new location of the REO Account prior to any change thereof.

     (c) The Special Servicer shall withdraw from the REO Account funds necessary for the proper operation, management, leasing, maintenance and disposition of any REO Property, but only to the extent of amounts on deposit in the REO Account relating to such REO Property. Within two Business Days following the end of each Collection Period, the Special Servicer shall withdraw from the REO Account and deposit into the Collection Account or deliver to the Master Servicer (which shall deposit such amounts into the Collection Account) the aggregate of all amounts received in respect of each REO Property during such Collection Period, net of any withdrawals made out of such amounts pursuant to the preceding sentence; provided that the Special Servicer may retain in the REO Account such portion of such proceeds and collections as may be necessary to maintain a reserve of sufficient funds for the proper operation, management, leasing, maintenance and disposition of the related REO Property (including the creation of a reasonable reserve for repairs, replacements, necessary capital improvements and other related expenses), such reserve not to exceed an amount sufficient to cover such items reasonably expected to be incurred during the following 12-month period.

     (d) The Special Servicer shall keep and maintain separate records, on a property-by-property basis, for the purpose of accounting for all deposits to, and withdrawals from, the REO Account pursuant to Section 3.16(b) or 3.16(c).

     (e) Notwithstanding anything to the contrary, this Section 3.16 shall not apply to any REO Property relating to the Crystal Pavilion/Petry Building Mortgage Loan.

     SECTION 3.17. Management of REO Property.

     (a) Prior to the acquisition of title to any Mortgaged Property securing a defaulted Mortgage Loan, the Special Servicer shall review the operation of such Mortgaged Property and determine the nature of the income that would be derived from such property if it were acquired by the Trust. If the Special Servicer determines from such review that:

          (i) None of the income from Directly Operating such Mortgaged Property would be subject to tax as "net income from foreclosure property" within the meaning of the REMIC Provisions or to the tax imposed on "prohibited transactions" under Section 860F of the Code (either such tax referred to herein as an "REO Tax"), such Mortgaged Property may be Directly Operated by the Special Servicer as REO Property;

          (ii) Directly Operating such Mortgaged Property as an REO Property could result in income from such property that would be subject to an REO Tax, but that a lease of such property to another party to operate such property, or the performance of some services by an Independent Contractor with respect to such property, or another method of operating such property would not result in income subject to an REO Tax, then the Special Servicer may (provided that in the judgment of the Special Servicer, exercised in accordance with the Servicing Standard, it is commercially reasonable) so lease or otherwise operate such REO Property; or

          (iii) It is reasonable to believe that Directly Operating such property as REO Property could result in income subject to an REO Tax and that no commercially reasonable means exists to operate such property as REO Property without the Trust incurring or possibly incurring an REO Tax on income from such property, the Special Servicer shall deliver to the Trustee, in writing, a proposed plan (the "Proposed Plan") to manage such property as REO Property. Such plan shall include potential sources of income and good faith estimates of the amount of income from each such source. Within a reasonable period of time after receipt of such plan, the Trustee shall consult with the Special Servicer and shall advise the Special Servicer of the Trust's federal income tax reporting position with respect to the various sources of income that the Trust would derive under the Proposed Plan. In addition, the Trustee shall (to the maximum extent reasonably possible) advise the Special Servicer of the estimated amount of taxes that the Trust would be required to pay with respect to each such source of income. After receiving the information described in the two preceding sentences from the Trustee, the Special Servicer shall either (A) implement the Proposed Plan (after acquiring the respective Mortgaged Property as REO Property) or (B) manage and operate such property in a manner that would not result in the imposition of an REO Tax on the income derived from such property.

     The Special Servicer's decision as to how each REO Property shall be managed and operated shall be in accordance with the Servicing Standard. Neither the Special Servicer nor the REMIC Administrator shall be liable to the Certificateholders, the Trust, the other parties hereto or each other for errors in judgment made in good faith in the exercise of their discretion while performing their respective responsibilities under this Section 3.17(a). Nothing in this Section 3.17(a) is intended to prevent the sale of a Defaulted Mortgage Loan or REO Property pursuant to the terms and subject to the conditions of
Section 3.18.

     (b) If title to any REO Property is acquired, the Special Servicer shall manage, conserve, protect and operate such REO Property for the benefit of the Certificateholders solely for the purpose of its disposition and sale in a manner that does not cause such REO Property to fail to qualify as "foreclosure property" within the meaning of Section 860G(a)(8) of the Code or, except as contemplated by Section 3.17(a), result in the receipt by any REMIC Pool of any "income from non-permitted assets" within the meaning of Section 860F(a)(2)(B) of the Code, in an Adverse REMIC Event with respect to any REMIC Pool or in an Adverse Grantor Trust Event with respect to either Grantor Trust Pool. Except as contemplated by Section 3.17(a), the Special Servicer shall not enter into any lease, contract or other agreement that causes the Trust to receive, and (unless required to do so under any lease, contract or agreement to which the Special Servicer or the Trust may become a party or successor to a party due to a foreclosure, deed-in-lieu of foreclosure or other similar exercise of a creditor's rights or remedies with respect to a Mortgage Loan) shall not cause or allow the Trust to receive, any "net income from foreclosure property" that is subject to taxation under the REMIC Provisions. Subject to the foregoing, however, the Special Servicer shall have full power and authority to do any and all things in connection therewith as are consistent with the Servicing Standard and, consistent therewith, shall withdraw from the REO Account, to the extent of amounts on deposit therein with respect to any REO Property, funds necessary for the proper operation, management, maintenance and disposition of such REO Property, including:

          (i) all insurance premiums due and payable in respect of such REO Property;

          (ii) all real estate taxes and assessments in respect of such REO Property that may result in the imposition of a lien thereon;

          (iii) any ground rents in respect of such REO Property; and

          (iv) all other costs and expenses necessary to maintain, lease, sell, protect, manage, operate and restore such REO Property.

To the extent that amounts on deposit in the REO Account with respect to any REO Property are insufficient for the purposes contemplated by the preceding sentence with respect to such REO Property, the Master Servicer shall, at the direction of the Special Servicer, advance such amounts as are necessary for such purposes unless the Master Servicer or the Special Servicer determines, in its reasonable, good faith judgment, that such advances would, if made, be Nonrecoverable Servicing Advances; provided, however, that the Master Servicer may in its sole discretion make any such Servicing Advance without regard to recoverability if it is a necessary fee or expense incurred in connection with the defense or prosecution of legal proceedings.

     (c) The Special Servicer may contract with any Independent Contractor for the operation and management of any REO Property, provided that:

          (i) the terms and conditions of any such contract may not be inconsistent herewith and shall reflect an agreement reached at arm's length;

          (ii) the fees of such Independent Contractor (which shall be expenses of the Trust) shall be reasonable and customary in consideration of the nature and locality of the REO Property;

          (iii) any such contract shall require, or shall be administered to require, that the Independent Contractor, in a timely manner, (A) pay all costs and expenses incurred in connection with the operation and management of such REO Property, including those listed in Section 3.17(b) above, and
     (B) remit all related revenues collected (net of its fees and such costs and expenses) to the Special Servicer upon receipt;

          (iv) none of the provisions of this Section 3.17(c) relating to any such contract or to actions taken through any such Independent Contractor shall be deemed to relieve the Special Servicer of any of its duties and obligations hereunder with respect to the operation and management of any such REO Property; and

          (v) the Special Servicer shall be obligated with respect thereto to the same extent as if it alone were performing all duties and obligations in connection with the operation and management of such REO Property.

The Special Servicer shall be entitled to enter into any agreement with any Independent Contractor performing services for it related to its duties and obligations hereunder for indemnification of the Special Servicer by such Independent Contractor, and nothing in this Agreement shall be deemed to limit or modify such indemnification. To the extent the costs of any contract with any Independent Contractor for the operation and management of any REO Property are greater that the revenues available from such property, such excess costs shall be covered by, and be reimbursable as, a Servicing Advance.

     (d) Notwithstanding anything to the contrary, this Section 3.17 shall not apply to any REO Property relating to the Crystal Pavilion/Petry Building Mortgage Loan).

     SECTION 3.18. Sale of Mortgage Loans and REO Properties.

     (a) The parties hereto may sell or purchase, or permit the sale or purchase of, a Mortgage Loan or REO Property only on the terms and subject to the conditions set forth in this Section 3.18 or as otherwise expressly provided in or contemplated by Sections 2.02, 2.03 and 9.01.

     (b) If the Special Servicer (or, in the case of the Crystal Pavilion/Petry Building Mortgage Loan, the Master Servicer) has determined, in its reasonable, good faith judgment, that any Defaulted Mortgage Loan has or will become subject to foreclosure proceedings and that the sale of such Mortgage Loan under the circumstances provided in this Section 3.18(b) or Section 3.18(c) is in accordance with the Servicing Standard, then the Special Servicer (or, in the case of the Crystal Pavilion/Petry Building Mortgage Loan, the Master Servicer) shall promptly so notify in writing the Trustee and, unless it is the party giving the notice, the Master Servicer, and the Trustee shall, within five days after receipt of such notice, so notify all the Controlling Class Certificateholders. Any single Controlling Class Certificateholder or group of Controlling Class Certificateholders may, at its or their option, within 15 days after receipt of such notice, purchase any Defaulted Mortgage Loan out of the Trust Fund at a cash price equal to the applicable Purchase Price; provided that, if more than one Controlling Class Certificateholder or group of Controlling Class Certificateholders desire to purchase such Defaulted Mortgage Loan, preference shall be given to the Controlling Class Certificateholder or group of Controlling Class Certificateholders with the largest Percentage Interest in the Controlling Class. The Purchase Price for any Defaulted Mortgage Loan purchased under this Section 3.18(b) shall be deposited into the Collection Account, and the Trustee, upon receipt of an Officer's Certificate from the Master Servicer to the effect that such deposit has been made, shall release or cause to be released to the Certificateholder(s) effecting such purchase (or to its or their designee) the related Mortgage File, and shall execute and deliver such instruments of transfer or assignment, in each case without recourse, as shall be provided to it and are reasonably necessary to vest in such Certificateholder(s) ownership of such Mortgage Loan. In connection with any such purchase, the Special Servicer shall deliver the related Servicing File to the Certificateholder(s) effecting such purchase (or to its or their designee).

     (c) If none of the Controlling Class Certificateholders has purchased any Defaulted Mortgage Loan described in the first sentence of Section 3.18(b) within 15 days of such Holders' having received notice in respect thereof pursuant to Section 3.18(b) above, then the Trustee shall within five days of the end of such 15-day period send notice to the Master Servicer and the Special Servicer that such Mortgage Loan was not purchased by such Certificateholder(s), and either the Master Servicer or the Special Servicer (in that order of priority) may, at its option, within 15 days after receipt of such notice, purchase (or designate an Affiliate thereof to purchase) such Mortgage Loan out of the Trust Fund at a cash price equal to the Purchase Price. The Purchase Price for any such Mortgage Loan purchased under this Section 3.18(c) shall be deposited into the Collection Account, and the Trustee, upon receipt of an Officer's Certificate from the Master Servicer to the effect that such deposit has been made, shall release or cause to be released to the Master Servicer or the Special Servicer (or the designated Affiliate thereof), as applicable, the related Mortgage File, and shall execute and deliver such instruments of transfer or assignment, in each case without recourse, as shall be provided to it and are reasonably necessary to vest in the Master Servicer or the Special Servicer (or the designated Affiliate thereof), as applicable, the ownership of such Mortgage Loan. In connection with any such purchase by the Master Servicer (or any designated Affiliate thereof), the Special Servicer shall deliver the related Servicing File to the Master Servicer (or any designated Affiliate thereof). For purposes of the other sections of this Agreement, any purchase of a Defaulted Mortgage Loan by a designated Affiliate of the Master Servicer or Special Servicer pursuant to this Section 3.18(c) shall be deemed a purchase of such Defaulted Mortgage Loan by the Master Servicer or the Special Servicer, as applicable.

     (d) Subject to Section 3.24, the Special Servicer may offer to sell any Defaulted Mortgage Loan not otherwise purchased pursuant to Section 3.18(b) or
Section 3.18(c) above, if and when the Special Servicer determines, in its good faith and reasonable judgment, consistent with the Servicing Standard, that such a sale would be in the best economic interests of the Certificateholders (as a collective whole). Such offer shall be made in a commercially reasonable manner (which, for purposes hereof, includes an offer to sell without representation or warranty other than customary warranties of title and condition, if liability for breach thereof is limited to recourse against the Trust) for a period of not less than ten days. Subject to Section 3.18(h) and Section 3.24, the Special Servicer shall accept the highest cash bid received from any Person that constitutes a fair price (determined pursuant to Section 3.18(e) below) for such Mortgage Loan. In the absence of any cash bid determined as provided below to be fair, the Special Servicer shall proceed with respect to such Defaulted Mortgage Loan in accordance with Section 3.09.

     The Special Servicer shall use its best efforts to solicit cash bids for each REO Property in such manner as will be reasonably likely to realize a fair price within the time period provided for by Section 3.16(a). Subject to Section 3.18(h) and Section 3.24, the Special Servicer shall accept the first (and, if multiple cash bids are received by a specified bid date, the highest) cash bid received from any Person that constitutes a fair price (determined pursuant to Section 3.18(e) below) for such REO Property. If the Special Servicer reasonably believes that it will be unable to realize a fair price (determined pursuant to Section 3.18(e) below) for any REO Property within the time constraints imposed by Section 3.16(a), the Special Servicer shall dispose of such REO Property upon such terms and conditions as the Special Servicer shall deem necessary and desirable to maximize the recovery thereon under the circumstances.

     The Special Servicer shall give the Trustee, the Master Servicer and the Controlling Class Representative not less than five Business Days' prior written notice of its intention to sell any Defaulted Mortgage Loan or REO Property pursuant to this Section 3.18(d). No Interested Person shall be obligated to submit a bid to purchase any such Mortgage Loan or REO Property, and notwithstanding anything to the contrary herein, neither the Trustee, in its individual capacity, nor any of its Affiliates may bid for or purchase any Defaulted Mortgage Loan or REO Property pursuant hereto.

     (e) Whether any cash bid constitutes a fair price for any Defaulted Mortgage Loan or REO Property, as the case may be, for purposes of Section 3.18(d), shall be determined by the Special Servicer or, if such cash bid is from the Special Servicer or an Affiliate thereof, by the Trustee. In determining whether any bid received from the Special Servicer or an Affiliate thereof represents a fair price for any such Mortgage Loan or REO Property, the Trustee shall be supplied with and shall be entitled to rely on the most recent Appraisal in the related Servicing File conducted in accordance with this Agreement within the preceding 12-month period (or, in the absence of any such Appraisal or if there has been a material change at the subject property since any such Appraisal, on a new Appraisal to be obtained by the Special Servicer (the cost of which shall be covered by, and be reimbursable as, a Servicing Advance)). The appraiser conducting any such new Appraisal shall be a Qualified Appraiser that is (i) selected by the Special Servicer if neither the Special Servicer nor any Affiliate thereof is bidding with respect to a Defaulted Mortgage Loan or REO Property and (ii) selected by the Trustee if either the Special Servicer or any Affiliate thereof is so bidding. Where any Interested Person is among those bidding with respect to a Defaulted Mortgage Loan or REO Property, the Special Servicer shall require that all bids be submitted to it (or, if the Special Servicer or an Affiliate thereof is bidding, shall be submitted by it to the Trustee) in writing and be accompanied by a refundable deposit of cash in an amount equal to 5% of the bid amount. In determining whether any cash bid from a Person other than the Special Servicer or an Affiliate thereof constitutes a fair price for any such Mortgage Loan or REO Property, the Special Servicer shall take into account the results of any Appraisal or updated Appraisal that it or the Master Servicer may have obtained in accordance with this Agreement within the preceding 12-month period, and any Qualified Appraiser shall be instructed to take into account, as applicable, among other factors, the period and amount of any delinquency on the affected Mortgage Loan, the occupancy level and physical condition of the Mortgaged Property or REO Property, the state of the local economy and the obligation to dispose of any REO Property within the time period specified in Section 3.16(a). The Purchase Price for any such Mortgage Loan or REO Property shall in all cases be deemed a fair price. Notwithstanding the other provisions of this Section 3.18, no cash bid from the Special Servicer or any Affiliate thereof shall constitute a fair price for any Defaulted Mortgage Loan or

REO Property unless such bid is the highest cash bid received and at least two independent cash bids (not including the bid of the Special Servicer or any Affiliate) have been received. In the event the cash bid of the Special Servicer or any Affiliate thereof is the only cash bid received or is the higher of only two cash bids received, then additional cash bids shall be solicited. If an additional cash bid or cash bids, as the case may be, are received and the original cash bid of the Special Servicer or any Affiliate thereof is the highest of all cash bids received or if no additional cash bids are received, then the cash bid of the Special Servicer or such Affiliate shall be accepted, provided that the Trustee has otherwise determined, as provided above in this
Section 3.18(e), that such cash bid constitutes a fair price for any Defaulted Mortgage Loan or REO Property. Any cash bid by the Special Servicer shall be unconditional; and, if accepted, the Defaulted Mortgage Loan or REO Property shall be transferred to the Special Servicer without recourse, representation or warranty other than customary representations as to title given in connection with the sale of a mortgage loan or real property.

     (f) Subject to Sections 3.18(a) through 3.18(e) above, the Special Servicer shall act on behalf of the Trustee in negotiating with independent third parties and taking any other action necessary or appropriate in connection with the sale of any Defaulted Mortgage Loan or REO Property, and the collection of all amounts payable in connection therewith. In connection therewith, the Special Servicer may charge prospective bidders, and may retain, fees that approximate the Special Servicer's actual costs in the preparation and delivery of information pertaining to such sales or evaluating cash bids without obligation to deposit such amounts into the Collection Account. Any sale of a Defaulted Mortgage Loan or any REO Property shall be final and without recourse (except for warranties of title and condition contemplated by Section 3.18(d)) to the Trustee or the Trust, and if such sale is consummated in accordance with the terms of this Agreement, neither the Special Servicer nor the Trustee shall have any liability to any Certificateholder with respect to the purchase price therefor accepted by the Special Servicer or the Trustee.

     (g) Any sale of a Defaulted Mortgage Loan or any REO Property shall be for cash only.

     (h) Notwithstanding any of the foregoing paragraphs of this Section 3.18, but subject to Section 3.24, the Special Servicer shall not be obligated to accept the highest cash bid if the Special Servicer determines, in its good faith and reasonable judgment, consistent with the Servicing Standard, that rejection of such bid would be in the best interests of the Certificateholders (as a collective whole), and the Special Servicer may accept a lower cash bid (from any Person other than itself or an Affiliate) if it determines, in its good faith and reasonable judgment, consistent with the Servicing Standard, that acceptance of such bid would be in the best interests of the Certificateholders (as a collective whole) (for example, if the prospective buyer making the lower bid is more likely to perform its obligations or the terms (other than price) offered by the prospective buyer making the lower bid are more favorable).

     (i) Notwithstanding anything to the contrary, this Section 3.18 shall not apply to any REO Property relating to the Crystal Pavilion/Petry Building Mortgage Loan; and, if the Crystal Pavilion/Petry Building Mortgage Loan becomes a Defaulted Mortgage Loan, then the Master Servicer (and not the Special Servicer) shall have the authority to sell such Mortgage Loan as contemplated by Sections 3.18(d) through 3.18(h), and all references to "Special Servicer" in such sections shall be deemed to mean the Master Servicer.

     SECTION 3.19. Additional Obligations of Master Servicer.

     (a) The Master Servicer shall deliver to the Trustee for deposit in the Distribution Account by 2:00 p.m. (New York City time) on each Master Servicer Remittance Date, without any right of reimbursement therefor, a cash payment (a "Compensating Interest Payment") in an amount equal to the lesser of (i) the aggregate amount of Prepayment Interest Shortfalls incurred in connection with Principal Prepayments received in respect of the Mortgage Pool during the most recently ended Collection Period, and (ii) the aggregate of (A) that portion of its Master Servicing Fees for the related Collection Period that is, in the case of each and every Mortgage Loan and REO Mortgage Loan for which such Master Servicing Fees are being paid in such Collection Period, calculated at 0.02% per annum, and (B) all Prepayment Interest Excesses and, to the extent earned on Principal Prepayments, Net Investment Earnings received by the Master Servicer during the most recently ended Collection Period; provided, however, that if a Prepayment Interest Shortfall occurs as a result of the Master Servicer's allowing the related Borrower to deviate from the terms of the related Mortgage Loan Documents regarding Principal Prepayments (other than (X) subsequent to a default under the related Mortgage Loan Documents, (Y) pursuant to applicable law or a court order, or (Z) at the request or with the consent of the Controlling Class Representative), then, for purposes of calculating the Compensating Interest Payment for the subject Collection Period, the rate referred to in clause (ii)(A) above shall be 0.05% per annum (except as to the Mortgage Loans secured by the Mortgaged Properties identified on the Mortgage Loan Schedule as Milford Commons Apartments, Parkway Place Townhomes, Crystal Pavilion/Petry Building, Lennox Court Apartments, Normandie Avenue Apartments, Palmdale Meadows Apartments and Palmdale Villa Apartments, for which it shall in each case be 0.03% per annum); and provided, further, that the rights of the Certificateholders to offset the aggregate Prepayment Interest Shortfalls shall not be cumulative.

     (b) No more frequently than once per calendar month, the Special Servicer may require the Master Servicer, and the Master Servicer shall be obligated, out of the Master Servicer's own funds, to reimburse the Special Servicer for any Servicing Advances (other than Nonrecoverable Servicing Advances) made by but not previously reimbursed to the Special Servicer, together with interest thereon at the Reimbursement Rate from the date made to, but not including, the date of reimbursement. Such reimbursement and any accompanying payment of interest shall be made within ten Business Days of the written request therefor by wire transfer of immediately available funds to an account designated by the Special Servicer. Upon the Master Servicer's reimbursement to the Special Servicer of any Servicing Advance and payment to the Special Servicer of interest thereon, all in accordance with this Section 3.19(b), the Master Servicer shall for all purposes of this Agreement be deemed to have made such Servicing Advance at the same time as the Special Servicer actually made such Servicing Advance, and accordingly, the Master Servicer shall be entitled to reimbursement for such Servicing Advance, together with interest thereon in accordance with Sections 3.05(a) and 3.11(g), at the same time, in the same manner and to the same extent as the Master Servicer would otherwise have been entitled if it had actually made such Servicing Advance at the time the Special Servicer did.

     Notwithstanding anything to the contrary contained in any other Section of this Agreement, if the Special Servicer is required under this Agreement (but subject to the following paragraph), to make any Servicing Advance but does not desire to do so, the Special Servicer may, in its sole discretion, request that the Master Servicer make such Servicing Advance. Any such request shall be made, in writing, in a timely manner that does not adversely affect the interests of any Certificateholder (and, in any event, to the extent reasonably practicable, at least five Business Days in advance of the date on which the subject Servicing Advance is to be made) and shall be accompanied by such information and documentation regarding the subject Servicing Advance as the Master Servicer may reasonably request; provided, however, that the Special Servicer shall not be entitled to make such a request (other than for emergency advances) more frequently than once per calendar month (although such request may relate to more than one Servicing Advance). The Master Servicer shall have the obligation to make any such Servicing Advance (other than a Nonrecoverable Servicing Advance) that it is so requested by the Special Servicer to make, within five Business Days of the Master Servicer's receipt of such request. If the request is timely and properly made, the Special Servicer shall be relieved of any obligations with respect to a Servicing Advance that it so requests the Master Servicer to make (regardless of whether or not the Master Servicer shall make such Servicing Advance). The Master Servicer shall be entitled to reimbursement for any Servicing Advance made by it at the direction of the Special Servicer, together with interest thereon in accordance with Sections 3.05(a) and 3.11(g), at the same time, in the same manner and to the same extent as the Master Servicer is entitled with respect to any other Servicing Advances made thereby.

     Notwithstanding the foregoing provisions of this Section 3.19(b), the Master Servicer shall not be required to reimburse the Special Servicer for, or to make at the direction of the Special Servicer, any Servicing Advance if the Master Servicer determines in its reasonable, good faith judgment that such Servicing Advance, although not characterized by the Special Servicer as a Nonrecoverable Servicing Advance, is in fact a Nonrecoverable Servicing Advance. The Master Servicer shall notify the Special Servicer in writing of such determination and, if applicable, such Nonrecoverable Servicing Advance shall be reimbursed to the Special Servicer pursuant to Section 3.05(a).

     (c) Promptly following the occurrence of an Appraisal Trigger Event with respect to any Mortgage Loan (other than, the Crystal Pavilion/Petry Building Mortgage Loan), the Special Servicer shall obtain (or, if such Mortgage Loan has a Stated Principal Balance of $2,000,000 or less, at its discretion, conduct) an Appraisal of the related Mortgaged Property, unless an Appraisal thereof had previously been obtained (or, if applicable, conducted) within the preceding 12-month period and there has been no subsequent material change in the circumstances surrounding the related Mortgaged Property that, in the judgment of the Special Servicer, would materially affect the value of the property, and shall deliver a copy of such Appraisal to the Trustee, the Master Servicer and the Controlling Class Representative. If such Appraisal is obtained from a Qualified Appraiser, the cost thereof shall be covered by, and be reimbursable as, a Servicing Advance. Promptly following the receipt of, and based upon, such Appraisal, the Special Servicer shall determine and report to the Trustee, the Master Servicer and the Controlling Class Representative the then applicable Appraisal Reduction Amount, if any, with respect to the subject Required Appraisal Loan.

     For so long as any Mortgage Loan or REO Mortgage Loan (other than, the Crystal Pavilion/Petry Building Mortgage Loan or any successor REO Mortgage
Loan) remains a Required Appraisal Loan, the Special Servicer shall, within 30 days of each anniversary of such loan's having become a Required Appraisal Loan, obtain (or, if such Required Appraisal Loan has a Stated Principal Balance of $2,000,000 or less, at its discretion, conduct) an update of the prior Appraisal. If such update is obtained from a Qualified Appraiser, the cost thereof shall be covered by, and be reimbursable as, a Servicing Advance. Promptly following the receipt of, and based upon, such update, the Special Servicer shall redetermine and report to the Trustee the then applicable Appraisal Reduction Amount, if any, with respect to the subject Required Appraisal Loan.

     In the case of the Crystal Pavilion/Petry Building Mortgage Loan or any successor REO Mortgage Loan, if it becomes, and for so long as it remains, a Required Appraisal Loan, the Master Servicer shall determine and report to the Trustee and the Controlling Class Representative any applicable Appraisal Reduction Amount based on any appraisals received from the Crystal Pavilion/Petry Building Lead Lender or its servicing agent.

     The Controlling Class Representative shall have the right at any time within six months of the date of the receipt of any Appraisal to require that the Special Servicer obtain a new Appraisal of the subject Mortgaged Property (other than the Crystal Pavilion/Petry Building Mortgaged Property) in accordance with MAI standards, at the expense of the Controlling Class Certificateholders, and upon receipt of such Appraisal the Special Servicer shall redetermine the Appraisal Reduction Amount.

     (d) The Master Servicer shall pay, without any right of reimbursement therefor, the post-Closing Date fees of the Rating Agencies for ongoing surveillance of the Rated Certificates; provided that the Master Servicer shall not be required to pay without reimbursement the fees charged by any Rating Agency for a confirmation as to the lack of an Adverse Rating Event with respect to any Class of Rated Certificates in connection with any other particular matter, unless the Master Servicer has failed to use efforts consistent with the Servicing Standard to collect such fees from the Borrower, which shall include, if it has the right to do so under the applicable Mortgage Loan, conditioning its consent or approval on such payment by the Borrower unless such condition would be a violation of applicable law or the Servicing Standard.

     (e) In connection with each prepayment of principal received hereunder, the Master Servicer shall calculate any applicable Prepayment Premium or Yield Maintenance Charge, as the case may be, payable under the terms of the related Mortgage Note. Promptly following its determination thereof, the Master Servicer shall disclose to the Trustee and, upon request, any Certificateholder its calculation of any such Prepayment Premium or Yield Maintenance Charge, including, in the case of a Yield Maintenance Charge, the U.S. Treasury rate and, if different, the discount rate used to calculate such Yield Maintenance Charge.

     (f) With respect to each Mortgage Loan (other than the Crystal Pavilion/Petry Building Mortgage Loan) that provides for defeasance, the Master Servicer shall, to the extent permitted by the terms of such Mortgage Loan, require the related Borrower (i) to provide replacement collateral consisting of U.S. government securities within the meaning of Treasury Regulation Section 1.860G-2(a)(8)(i) in an amount sufficient to make all scheduled payments under the Mortgage Loan (or defeased portion thereof) when due (and assuming, in the case of an ARD Loan, to the extent consistent with the related loan documents, that such Mortgage Loan matures on its Anticipated Repayment Date), (ii) to deliver a certificate from an independent certified public accounting firm certifying that the replacement collateral is sufficient to make such payments,
(iii) at the option of the Master Servicer, to designate a single purpose entity (which may be a subsidiary of the Master Servicer established for the purpose of assuming all defeased Mortgage Loans) to assume the Mortgage Loan (or defeased portion thereof) and own the defeasance collateral, (iv) to implement such defeasance only after the second anniversary of the Closing Date, (v) to provide an Opinion of Counsel that the Trustee has a perfected, first priority security interest in the new collateral, and (vi) in the case of a partial defeasance of the Mortgage Loan, to defease a principal amount equal to at least 125% of the allocated loan amount for the Mortgaged Property or Properties to be released. If the subject Mortgage Loan has a Cut-off Date Principal Balance less than $19,900,000 and an outstanding principal balance less than 2% of the then aggregate Stated Principal Balance of the Mortgage Pool, and if either the terms of the Mortgage Loan permit the Master Servicer to impose the foregoing requirements or the Master Servicer satisfies such requirements on its own, then confirmation that such defeasance will not result in an Adverse Rating Event is not required. In such case, the Master Servicer shall provide the Rating Agencies and the Controlling Class Representative with notice that the foregoing requirements have been met. However, if the subject Mortgage Loan has a Cut-off Date Principal Balance greater than or equal to $19,900,000 or an outstanding principal balance greater than or equal to 2% of the aggregate Stated Principal Balance of the Mortgage Pool, or if the terms of the Mortgage Loan do not permit the Master

Servicer to impose such requirements and the Master Servicer does not satisfy such requirements on its own, then the Master Servicer shall so notify the Rating Agencies and the Controlling Class Representative and, so long as such a requirement would not violate applicable law or the Servicing Standard, obtain a confirmation that such defeasance will not result in an Adverse Rating Event. Subject to the related Mortgage Loan Documents and applicable law, the Master Servicer shall not execute a defeasance unless (i) the Mortgage Loan requires the Borrower to pay all Rating Agency fees associated with defeasance (if Rating Agency confirmation of no-downgrade is a specific condition precedent thereto) and all expenses associated with defeasance or other arrangements for payment of such costs are made at no expense to the Trust Fund or the Master Servicer (provided, however, that in no event shall such proposed "other arrangements" result in any liability to the Trust Fund including any indemnification of the Master Servicer or the Special Servicer which may result in legal expenses to the Trust Fund), and (ii) the Borrower is required to provide all Opinions of Counsel, including Opinions of Counsel that the defeasance will not cause an Adverse REMIC Event or an Adverse Grantor Trust Event and that the Mortgage Loan Documents are fully enforceable in accordance with their terms (subject to bankruptcy, insolvency and similar standard exceptions), and any applicable rating confirmations.

     (g) The Master Servicer shall, as to each Mortgage Loan which is secured by the interest of the related Borrower under a Ground Lease, promptly (and in any event within 45 days) after the Closing Date notify the related ground lessor of the transfer of such Mortgage Loan to the Trust pursuant to this Agreement and inform such ground lessor that any notices of default under the related Ground Lease should thereafter be forwarded to the Master Servicer.

     (h) If a Mortgage Loan provides or allows that the related Borrower's failure to make any Monthly Payment due thereunder on the applicable Due Date will not result in an event of default for which the Mortgage Loan may be accelerated and/or the accrual of Default Charges unless and until the Master Servicer notifies such Borrower of the failure or the elapse of a specified number of days following the Master Servicer's delivery of such notice, then the Master Servicer shall promptly (and in any event within two Business Days following the applicable Due Date) notify the related Borrower of such a failure.

     SECTION 3.20. Modifications, Waivers, Amendments and Consents.

     (a) The Special Servicer (solely as to Specially Serviced Mortgage Loans) and the Master Servicer (solely as to Performing Mortgage Loans) each may (consistent with the Servicing Standard) agree to any modification, waiver or amendment of any term of, extend the maturity of, defer or forgive interest (including Default Interest and Post-ARD Additional Interest) on and principal of, defer or forgive late payment charges, Prepayment Premiums and Yield Maintenance Charges on, permit the release, addition or substitution of collateral securing, and/or permit the release, addition or substitution of the Borrower on or any guarantor of, any Mortgage Loan it is required to service and administer hereunder, subject, however, to Sections 3.08 and 3.24 and, further to each of the following limitations, conditions and restrictions:

          (i) other than as provided in Sections 2.03(b), 3.02, 3.08, 3.20(g) and 3.20(j), the Master Servicer shall not agree to any modification, waiver or amendment of any term of, or take any of the other acts referenced in this Section 3.20(a) with respect to, any Mortgage Loan, that would affect the amount or timing of any related payment of principal, interest or other amount payable under such Mortgage Loan or affect the security for such Mortgage Loan, unless the Master Servicer has obtained the consent of the Special Servicer (it being understood and agreed that (A) the Master Servicer shall promptly provide the Special Servicer with notice of any Borrower request for such modification, waiver or amendment, the Master Servicer's recommendations and analysis, and with all information reasonably available to the Master Servicer that the Special Servicer may reasonably request in order to withhold or grant any such consent, (B) the Special Servicer shall decide whether to withhold or grant such consent in accordance with the Servicing Standard and (C) if any such consent has not been expressly denied within ten Business Days of the Special Servicer's receipt from the Master Servicer of the Master Servicer's recommendations and analysis and all information reasonably requested thereby and reasonably available to the Master Servicer in order to make an informed decision (or, if the Special Servicer did not request any information, within ten Business Days from such notice), such consent shall be deemed to have been granted);

          (ii) other than as provided in Sections 3.02, 3.08 and 3.20(f), the Special Servicer shall not agree to (or, in the case of a Performing Mortgage Loan, consent to the Master Servicer's agreeing to) any modification, waiver or amendment of any term of, or take (or, in the case of a Performing Mortgage Loan, consent to the Master Servicer's taking) any of the other acts referenced in this Section 3.20(a) with respect to, any Mortgage Loan that would affect the amount or timing of any related payment of principal, interest or other amount payable thereunder or, in the reasonable, good faith judgment of the Special Servicer, would materially impair the security for such Mortgage Loan, unless a material default on such Mortgage Loan has occurred or, in the reasonable, good faith judgment of the Special Servicer, a default in respect of payment on such Mortgage Loan is reasonably foreseeable, and such modification, waiver, amendment or other action is reasonably likely to produce a greater recovery to Certificateholders (as a collective whole) on a present value basis (the relevant discounting of anticipated collections that will be distributable to Certificateholders to be done at the related Net Mortgage Rate), than would liquidation;

          (iii) the Special Servicer shall not extend (or, in the case of a Performing Mortgage Loan, consent to the Master Servicer's extending) the date on which any Balloon Payment is scheduled to be due on any Mortgage Loan to a date beyond the earliest of (A) the fifth anniversary of such Mortgage Loan's Stated Maturity Date, (B) two years prior to the Rated Final Distribution Date, (C) if such Mortgage Loan is secured by a Mortgage solely or primarily on the related Borrower's leasehold interest in the related Mortgaged Property, 20 years (or, to the extent consistent with the Servicing Standard, giving due consideration to the remaining term of the Ground Lease, 10 years) prior to the end of the then current term of the related Ground Lease (plus any unilateral options to extend), and (D) if such Mortgage Loan is covered by an environmental insurance policy, two years prior to the expiration of the term of such policy unless the Special Servicer shall have first determined in its reasonable, good faith judgment, based upon a Phase I Environmental Assessment (and any additional environmental testing obtained by the Master Servicer or the Special Servicer that the Special Servicer deems necessary and prudent) conducted by an Independent Person who regularly conducts Phase I Environmental Assessments, and at the expense of the Borrower, that there are no circumstances or conditions present at the related Mortgaged Property for which investigation, testing, monitoring, containment, clean-up or remediation would be required under any then applicable environmental laws or regulations;

          (iv) neither the Master Servicer nor the Special Servicer shall make or permit any modification, waiver or amendment of any term of, or take any of the other acts referenced in this Section 3.20(a) with respect to, any Mortgage Loan that would result in an Adverse REMIC Event with respect to any REMIC Pool or an Adverse Grantor Trust Event with respect to either Grantor Trust Pool;

          (v) subject to applicable law, the Mortgage Loan Documents and the Servicing Standard, neither the Master Servicer nor the Special Servicer shall permit any modification, waiver or amendment of any term of any Mortgage Loan unless all related fees and expenses are paid by the Borrower;

          (vi) the Special Servicer shall not permit (or, in the case of a Performing Mortgage Loan, consent to the Master Servicer's permitting) any Borrower to add or substitute any real estate collateral for its Mortgage Loan unless the Special Servicer shall have first (A) determined in its reasonable, good faith judgment, based upon a Phase I Environmental Assessment (and any additional environmental testing that the Special Servicer deems necessary and prudent) conducted by an Independent Person who regularly conducts Phase I Environmental Assessments, at the expense of the Borrower, that such additional or substitute collateral is in compliance with applicable environmental laws and regulations and that there are no circumstances or conditions present with respect to such new collateral relating to the use, management or disposal of any Hazardous Materials for which investigation, testing, monitoring, containment, clean-up or remediation would be required under any then applicable environmental laws or regulations and (B) received written confirmation from each Rating Agency that such addition or substitution of collateral will not, in and of itself, result in an Adverse Rating Event with respect to any Class of Rated Certificates; and

          (vii) the Special Servicer shall not release (or, in the case of a Performing Mortgage Loan, consent to the Master Servicer's releasing), including in connection with a substitution contemplated by clause (vi) above, any collateral securing an outstanding Mortgage Loan, except as provided in Section 3.09(d), or except where a Mortgage Loan (or, in the case of a Cross-Collateralized Group, where such entire Cross-Collateralized Group) is satisfied, or except in the case of a release where (A) either (1) the use of the collateral to be released will not, in the good faith and reasonable judgment of the Special Servicer, materially and adversely affect the net operating income being generated by or the use of the related Mortgaged Property, or (2) there is a corresponding principal pay down of such Mortgage Loan in an amount at least equal to the appraised value of the collateral to be released (or substitute collateral with an appraised value at least equal to that of the collateral to be released, is delivered), (B) the remaining Mortgaged Property (together with any substitute collateral) is, in the Special Servicer's good faith and reasonable judgment, adequate security for the remaining Mortgage Loan and (C) such release would not, in and of itself, result in an Adverse Rating Event with respect to any Class of Rated Certificates (as confirmed in writing to the Trustee by each Rating Agency);

provided that the limitations, conditions and restrictions set forth in clauses
(i) through (vii) above shall not apply to any act or event (including, without limitation, a release, substitution or addition of collateral) in respect of any Mortgage Loan that either occurs automatically, or results from the exercise of a unilateral option by the related Borrower within the meaning of Treasury Regulations Section 1.1001-3(c)(2)(iii), in any event under the terms of such Mortgage Loan in effect on the Closing Date (or, in the case of a Replacement Mortgage Loan, on the related date of substitution); and provided, further, that, notwithstanding clauses (i) through (vii) above, neither the Master Servicer nor the Special Servicer shall be required to oppose the confirmation of a plan in any bankruptcy or similar proceeding involving a Borrower if, in its reasonable, good faith judgment, such opposition would not ultimately prevent the confirmation of such plan or one substantially similar; and provided, further, that, notwithstanding clause (vii) above, neither the Master Servicer nor the Special Servicer shall be required to obtain any confirmation of the Certificate ratings from the Rating Agencies in order to grant easements that do not materially affect the use or value of a Mortgaged Property or the Borrower's ability to make any payments with respect to the related Mortgage Loan.

     (b) The Special Servicer shall not have any liability to the Trust, the Certificateholders or any other Person if its analysis and determination that the modification, waiver, amendment or other action contemplated by Section 3.20(a) is reasonably likely to produce a greater recovery to Certificateholders on a present value basis than would liquidation should prove to be wrong or incorrect, so long as the analysis and determination were made on a reasonable basis in good faith by the Special Servicer and consistent with the Servicing Standard.

     (c) Any payment of interest, which is deferred pursuant to Section 3.20(a), shall not, for purposes of calculating monthly distributions and reporting information to Certificateholders, be added to the unpaid principal balance or Stated Principal Balance of the related Mortgage Loan, notwithstanding that the terms of such Mortgage Loan so permit or that such interest may actually be capitalized; provided, however, that this sentence shall not limit the rights of the Master Servicer or the Special Servicer on behalf of the Trust to enforce any obligations of the related Borrower under such Mortgage Loan.

     (d) Each of the Master Servicer and the Special Servicer may, as a condition to its granting any request by a Borrower for consent, modification, waiver or indulgence or any other matter or thing, the granting of which is within the Master Servicer's or the Special Servicer's, as the case may be, discretion pursuant to the terms of the related Mortgage Loan Documents and is permitted by the terms of this Agreement, require that such Borrower pay to it a reasonable or customary fee (which shall in no event exceed 1.0% of the unpaid principal balance of the related Mortgage Loan) for the additional services performed in connection with such request, together with any related costs and expenses incurred by it. All such fees collected by the Master Servicer and/or the Special Servicer shall be allocable between such parties, as Additional Master Servicing Compensation and Additional Special Servicing Compensation, respectively, as provided in Section 3.11.

     (e) All modifications, amendments, material waivers and other material actions entered into or taken in respect of the Mortgage Loans pursuant to this
Section 3.20 shall be in writing. Each of the Special Servicer and the Master Servicer shall notify the other such party, each Rating Agency, the Trustee and the Controlling Class Representative, in writing, of any modification, waiver, amendment or other action entered into or taken thereby in respect of any Mortgage Loan pursuant to this Section 3.20 and the date thereof, and shall deliver to the Trustee or the related Custodian for deposit in the related Mortgage File (with a copy to the other such party), an original counterpart of the agreement relating to such modification, waiver, amendment or other action, promptly (and in any event within ten Business Days) following the execution thereof. In addition, following the execution of any modification, waiver or amendment agreed to by the Special Servicer, or by the Master Servicer with any required consent of the Special Servicer, pursuant to
Section 3.20(a) above, the Special Servicer or the Master Servicer, as applicable, shall deliver to the other such party, the Trustee and the Rating Agencies an Officer's Certificate certifying that all of the requirements of
Section 3.20(a) have been met and setting forth in reasonable detail the basis of the determination made by it pursuant to Section 3.20(a)(ii); provided that, if such modification, waiver or amendment involves an extension of the maturity of any Mortgage Loan, such Officer's Certificate shall be delivered to the Master Servicer or Special Servicer, as applicable, the Trustee and the Rating Agencies before the modification, waiver or amendment is agreed to.

     (f) With respect to any ARD Loan after its Anticipated Repayment Date, the Master Servicer shall be permitted, with the consent of the Controlling Class Representative, to waive (such waiver to be in writing addressed to the related Borrower, with a copy to the Trustee) all or any portion of the accrued Post-ARD Additional Interest in respect of such ARD Loan if (i) such ARD Loan is a Performing Mortgage Loan, (ii) the related Borrower has requested the right to prepay such ARD Loan in full together with all payments required by the related Mortgage Loan Documents in connection with such prepayment except for such accrued Post-ARD Additional Interest, and (iii) the Master Servicer has determined, in its reasonable, good faith judgment, that waiving such Post ARD Additional Interest is in accordance with the Servicing Standard. The Master Servicer shall prepare all documents necessary and appropriate to effect any such waiver and shall coordinate with the related Borrower for the execution and delivery of such documents.

     (g) Notwithstanding anything in this Section 3.20 or Section 3.24 to the contrary, the Master Servicer shall not be required to seek the consent of the Special Servicer or any Certificateholder or obtain any confirmation of the Certificate ratings from the Rating Agencies in order to approve the following modifications, waivers or amendments of the Mortgage Loans: (i) waivers of minor covenant defaults (other than financial covenants), including late financial statements; (ii) releases of parcels of a Mortgaged Property (provided that any such releases are releases as to which the related Mortgage Loan Documents expressly require the mortgagee thereunder to make such releases upon the satisfaction of certain conditions and such releases shall be made as required by the Mortgage Loan Documents); and (iii) grants of easements that do not materially affect the use or value of a Mortgaged Property or the Borrower's ability to make any payments with respect to the related Mortgage Loan; provided that any such modification, waiver or amendment, or agreeing to any such modification, waiver or amendment, (w) would not in any way affect a payment term of the Certificates, (x) would not constitute a "significant modification" of such Mortgage Loan pursuant to Treasury Regulations Section 1.860G-2(b) and would not otherwise constitute an Adverse REMIC Event with respect to any REMIC Pool or an Adverse Grantor Trust Event with respect to either Grantor Trust Pool, (y) would be consistent with the Servicing Standard, and (z) shall not violate the terms, provisions or limitations of this Agreement or any other document contemplated hereby.

     (h) The Master Servicer shall not terminate or replace, or consent to the termination or replacement of, any property manager with respect to any Mortgaged Property, and the Master Servicer shall not terminate or change or consent to the termination or change of the franchise for any Mortgage Property operated as a hospitality property, in any event without the prior written consent of the Special Servicer (it being understood and agreed that (A) the Master Servicer shall promptly provide the Special Servicer with its analysis, recommendations and all information that the Special Servicer may reasonably request and which information is in the possession of the Master Servicer, in order to withhold or grant any such consent, (B) the Special Servicer shall decide whether to withhold or grant such consent in accordance with the Servicing Standard and (C) if any such consent has not been expressly denied within ten Business Days of the Special Servicer's receipt from the Master Servicer of such analysis, recommendation and all information reasonably requested thereby in order to make an informed decision (or, if the Special Servicer did not request any information, within ten Business Days from such notice), such consent shall be deemed to have been granted).

     (i) In connection with granting an extension of the maturity date of any Mortgage Loan in accordance with Section 3.20(a), the Special Servicer, in the case of a Specially Serviced Mortgage Loan, and the Master Servicer, in the case of a Performing Mortgage Loan, shall each cause the related Borrower to agree, if it has not already done so pursuant to the existing Mortgage Loan Documents, to thereafter deliver to the Special Servicer, the Trustee and the Controlling Class Representative audited operating statements on a quarterly basis with respect to the related Mortgaged Property, provided that the Special Servicer or the Master Servicer, as the case may be, may, in its sole discretion, waive the requirement that such statements be audited.

     (j) The parties hereto understand and acknowledge that Column and the related Borrower agreed, prior to the issuance of the Certificates, that the Column Mortgage Loan identified on the Mortgage Loan Schedule by Loan #19 currently constitutes part of a larger debt that is secured not only by the three related Mortgaged Properties identified on the Mortgage Loan Schedule, but also by a fourth real property. The parties hereto also understand and acknowledge that Column and the related Borrower agreed, prior to the initial issuance of the Certificates, to modify the documentation evidencing and securing such larger debt so that, among other things, such Mortgage Loan will be separated from such larger debt and will be secured solely by the three related Mortgaged Properties identified on the Mortgage Loan Schedule, with the remaining portion of such larger debt to be secured solely by such fourth real property. The Trustee, or the Master Servicer on its behalf, are hereby authorized to execute and deliver, on behalf of the Trust, such documentation as is prepared, or caused to be prepared, by Column, at Column's expense, in order to effect the foregoing modification.

     SECTION 3.21. Transfer of Servicing Between Master Servicer and Special Servicer; Record Keeping.

     (a) Upon determining that a Servicing Transfer Event has occurred with respect to any Mortgage Loan (other than the Crystal Pavilion/Petry Building Mortgage Loan), the Master Servicer shall immediately give notice thereof to the Controlling Class Representative, and if the Master Servicer is not also the Special Servicer, the Master Servicer shall immediately give notice thereof, and shall deliver the related Servicing File, to the Special Servicer and shall use its best efforts to provide the Special Servicer with all information, documents (or copies thereof) and records (including records stored electronically on computer tapes, magnetic discs and the like) relating to the Mortgage Loan and reasonably requested by the Special Servicer to enable it to assume its functions hereunder with respect thereto without acting through a Sub-Servicer. To the extent such is in the possession of the Master Servicer or any Sub-Servicer thereof, the information, documents and records to be delivered by the Master Servicer to the Special Servicer pursuant to the prior sentence shall include, but not be limited to, financial statements, appraisals, environmental/engineering reports, leases, rent rolls, title insurance policies, UCC's and tenant estoppels. The Master Servicer shall use its best efforts to comply with the preceding two sentences within five Business Days of the occurrence of each related Servicing Transfer Event. No later than 30 Business Days before the Master Servicer is required to deliver a copy of the related Servicing File to the Special Servicer, it shall review such Servicing File and request from the Trustee any material documents that it is aware are missing from such Servicing File.

     Upon determining that a Specially Serviced Mortgage Loan (other than, if applicable, the Crystal Pavilion/Petry Building Mortgage Loan) has become a Corrected Mortgage Loan and if the Master Servicer is not also the Special Servicer, the Special Servicer shall immediately give notice thereof, and shall return the related Servicing File within five Business Days, to the Master Servicer; and, upon giving such notice and returning such Servicing File to the Master Servicer, the Special Servicer's obligation to service such Mortgage Loan, and the Special Servicer's right to receive the Special Servicing Fee with respect to such Mortgage Loan, shall terminate, and the obligations of the Master Servicer to service and administer such Mortgage Loan shall resume.

     Notwithstanding anything herein to the contrary, in connection with the transfer to the Special Servicer of the servicing of a Cross-Collateralized Mortgage Loan as a result of a Servicing Transfer Event or the re-assumption of servicing responsibilities by the Master Servicer with respect to any such Mortgage Loan upon its becoming a Corrected Mortgage Loan, the Master Servicer and the Special Servicer shall each transfer to the other, as and when applicable, the servicing of all other Cross-Collateralized Mortgage Loans constituting part of the same Cross-Collateralized Group; provided that no Cross-Collateralized Mortgage Loan may become a Corrected Mortgage Loan at anytime that a continuing Servicing Transfer Event exists with respect to another Cross-Collateralized Mortgage Loan in the same Cross-Collateralized Group.

     (b) In servicing any Specially Serviced Mortgage Loans, the Special Servicer shall provide to the Trustee originals of documents contemplated by the definition of "Mortgage File" and generated while such Mortgage Loan is a Specially Serviced Mortgage Loan, for inclusion in the related Mortgage File (with a copy of each such original to the Master Servicer), and copies of any additional related Mortgage Loan information, including correspondence with the related Borrower generated while such Mortgage Loan is a Specially Serviced Mortgage Loan.

     (c) The Master Servicer and Special Servicer shall each furnish to the other, upon reasonable request, such reports, documents, certifications and information in its possession, and access to such books and records maintained thereby, as may relate to the Mortgage Loans and any REO Properties and as shall be reasonably required by the requesting party in order to perform its duties hereunder.

     (d) In connection with the performance of its obligations hereunder, each of the Master Servicer and the Special Servicer shall be entitled to rely upon written information provided to it by the other.

     SECTION 3.22. Sub-Servicing Agreements.

     (a) The Master Servicer and, subject to Section 3.22(f), the Special Servicer may enter into Sub-Servicing Agreements to provide for the performance by third parties of any or all of their respective obligations hereunder (including the performance on a regular basis by third parties of discrete tasks in respect of a discrete number of assets), provided that, in each case, the Sub-Servicing Agreement, including any amendments thereto and modifications thereof: (i) insofar as it affects the Trust, is consistent with this Agreement, including Section 7.01(a), in all material respects and requires the Sub-Servicer to comply in all material respects with all of the applicable conditions of this Agreement; (ii) provides that if the Master Servicer or the Special Servicer, as the case may be, shall for any reason no longer act in such capacity hereunder (including by reason of an Event of Default), the Trustee or its designee or any other successor to the Master Servicer or the Special Servicer, as the case may be, may thereupon assume all of the rights and, except to the extent they arose prior to the date of assumption, obligations of the Master Servicer or the Special Servicer, as the case may be, under such agreement or, alternatively, may terminate such Sub-Servicing Agreement without cause and without payment of any penalty or termination fee (provided, however, that a Designated Sub-Servicer Agreement may not be terminated except for cause, which will include the occurrence of any Adverse Rating Event resulting from the subject Sub-Servicer's acting in such capacity and, in the case of each Designated Sub-Servicer Agreement, subsequent to the first anniversary of the Closing Date, the failure of the subject Designated Sub-Servicer to maintain at least the minimum primary servicer rating from Fitch); (iii) provides that the Trustee, for the benefit of the Certificateholders, shall be a third party beneficiary under such agreement, but that (except to the extent the Trustee or its designee assumes the obligations of the Master Servicer or the Special Servicer, as the case may be, thereunder as contemplated by the immediately preceding clause
(ii), and except with respect to the obligations of any successor Master Servicer under the Designated Sub-Servicer Agreements) none of the Trustee, any successor Master Servicer or Special Servicer, as the case may be, or any Certificateholder shall have any duties under such agreement or any liabilities arising therefrom except as explicitly set forth herein; (iv) permits any purchaser of a Mortgage Loan pursuant to this Agreement to terminate such agreement with respect to such purchased Mortgage Loan at its option and without penalty; (v) does not permit the Sub-Servicer to enter into or consent to any modification, waiver or amendment or otherwise take any action on behalf of the Master Servicer or Special Servicer, as the case may be, contemplated by Section
3.20 hereof without the consent of the Master Servicer or Special Servicer, as the case may be, provided, however, that the Sub-Servicing Agreement shall not require a Sub-Servicer to seek the consent of the Master Servicer or Special Servicer (whichever retained such Sub-Servicer) in order to approve (A) waivers of minor (in the Sub-Servicer's good faith and reasonable judgment) covenant defaults (other than financial covenants), (B) releases of non-material parcels of a Mortgaged Property (provided that releases as to which the related Mortgage Loan Documents expressly require the mortgagee thereunder to make such releases upon the satisfaction of certain conditions shall be made as required by the Mortgage Loan Documents), and (C) grants of easements that do not materially affect (in Sub-Servicer's good faith and reasonable judgment) the use or value of a Mortgaged Property or the Borrower's ability to make any payment with respect to the related Mortgage Loan; provided that any such modification, waiver, or amendment (W) would not in any way affect a payment term of the subject Mortgage Loan or materially and adversely affect the security for the subject Mortgage Loan, (X) would not constitute a "significant modification" of the subject Mortgage Loan pursuant to Treasury Regulation Section 1.860G-2(b) and would not otherwise constitute an Adverse REMIC Event with respect to any REMIC Pool or an Adverse Grantor Trust Event with respect to either Grantor Trust Pool and (Y) would be consistent with the Servicing Standard; and (vi) does not permit the Sub-Servicer any greater rights of indemnification out of the Trust Fund than those that the Master Servicer or the Special Servicer, as the case may be, have pursuant to Section 6.03; provided that the appointment by the Master Servicer or Special Servicer of a third-party contractor for the purpose of performing discrete, ministerial functions shall not be subject to this Section 3.22 (except that the Master Servicer or the Special Servicer, as the case may be, shall remain responsible for the actions of such third-party contractors and shall pay all fees and expenses of such third-party contractors, unless otherwise expressly provided herein). No Sub-Servicing Agreement entered into by the Master Servicer shall purport to delegate or effectively delegate to the related Sub-Servicer any of the rights or obligations of the Special Servicer with respect to any Specially Serviced Mortgage Loan or otherwise. Each Sub-Servicing Agreement entered into by the Special Servicer shall relate only to Specially Serviced Mortgage Loans and any REO Properties and shall not purport to delegate or effectively delegate to the related Sub-Servicer any of the rights or obligations of the Master Servicer with respect to any Mortgage Loan, including any Specially Serviced Mortgage Loan. The Master Servicer and the Special Servicer shall each notify the other, the Trustee and the Depositor in writing promptly of the appointment by it of any Sub-Servicer. The Master Servicer and the Special Servicer shall each deliver to the Trustee copies of all Sub-Servicing Agreements, and any amendments thereto and modifications thereof, entered into by it promptly upon its execution and delivery of such documents. References in this Agreement to actions taken or to be taken by the Master Servicer or the Special Servicer include actions taken or to be taken by a Sub-Servicer on behalf of the Master Servicer or the Special Servicer, as the case may be; and, in connection therewith, all amounts advanced by any Sub-Servicer to satisfy the obligations of the Master Servicer or the Special Servicer hereunder to make Advances shall be deemed to have been advanced by the Master Servicer or the Special Servicer, as the case may be, out of its own funds and, accordingly, such Advances shall be recoverable by such Sub-Servicer in the same manner and out of the same funds as if such Sub-Servicer were the Master Servicer or the Special Servicer, as the case may be. Such Advances shall accrue interest in accordance with Sections 3.11(g) and/or 4.03(d), such interest to be allocable between the Master Servicer or the Special Servicer, as the case may be, and such Sub-Servicer as they may agree. For purposes of this Agreement, the Master Servicer and the Special Servicer shall each be deemed to have received any payment when a Sub-Servicer retained by it receives such payment.

     (b) Each Sub-Servicer shall be authorized to transact business in the state or states in which the related Mortgaged Properties it is to service are situated, if and to the extent required by applicable law.

     (c) The Master Servicer and the Special Servicer, for the benefit of the Trustee and the Certificateholders, shall (at no expense to the other such party or to the Trustee, the Certificateholders or the Trust) monitor the performance and enforce the obligations of their respective Sub-Servicers under the related Sub-Servicing Agreements. Such enforcement, including the legal prosecution of claims, termination of Sub-Servicing Agreements in accordance with their respective terms and the pursuit of other appropriate remedies, shall be in such form and carried out to such an extent and at such time as the Master Servicer or the Special Servicer, as applicable, in its good faith and reasonable judgment, would require were it the owner of the Mortgage Loans. Subject to the terms of the related Sub-Servicing Agreement, including any provisions thereof limiting the ability of the Master Servicer or the Special Servicer, as applicable, to terminate a Sub-Servicer, the Master Servicer and the Special Servicer shall each have the right to remove a Sub-Servicer retained by it at any time it considers such removal to be in the best interests of Certificateholders.

     (d) If the Master Servicer or the Special Servicer ceases to serve as such under this Agreement for any reason (including by reason of an Event of Default), then the Trustee or other successor Master Servicer or Special Servicer, as the case may be, shall succeed to the rights and assume the obligations of the Master Servicer or the Special Servicer under any Sub-Servicing Agreement unless the Trustee or other successor Master Servicer or Special Servicer elects to terminate any such Sub-Servicing Agreement in accordance with its terms and Section 3.22(a)(ii) hereof; provided that no Designated Sub-Servicer Agreement may be so terminated except for cause, which will include the occurrence of any Adverse Rating Event resulting from the subject Sub-Servicer's acting in such capacity and, in the case of each Designated Sub-Servicer Agreement, subsequent to the first anniversary of the Closing Date, the failure of the subject Designated Sub-Servicer to maintain at least the minimum primary servicer rating from Fitch. In any event, if a Sub-Servicing Agreement is to be assumed by the Trustee or other successor Master Servicer or Special Servicer, then the Master Servicer or the Special Servicer, as applicable, at its expense shall, upon request of the Trustee, deliver to the assuming party all documents and records relating to such Sub-Servicing Agreement and the Mortgage

Loans then being serviced thereunder and an accounting of amounts collected and held on behalf of it thereunder, and otherwise use reasonable efforts to effect the orderly and efficient transfer of the Sub-Servicing Agreement to the assuming party.

     (e) Notwithstanding any Sub-Servicing Agreement, the Master Servicer and the Special Servicer shall remain obligated and liable to the Trustee and the Certificateholders for the performance of their respective obligations and duties under this Agreement in accordance with the provisions hereof to the same extent and under the same terms and conditions as if each alone were servicing and administering the Mortgage Loans or REO Properties for which it is responsible. No appointment of a Sub-Servicer shall result in any additional expense to the Trustee, the Certificateholders or the Trust other than those contemplated herein.

     (f) The Special Servicer shall not enter into any Sub-Servicing Agreement unless either: (i) the Rating Agencies have confirmed in writing that entering into such agreement will not result in an Adverse Rating Event; or (ii) such agreement relates to one or more Mortgage Loans (including any such Mortgage Loan(s) previously sub-serviced in accordance with this Section 3.22) that together represent less than 25% of the aggregate outstanding principal balance of all Specially Serviced Mortgage Loans.

     SECTION 3.23. Controlling Class Representative.

     (a) The Holders (or, in the case of Book-Entry Certificates, the Certificate Owners) of Certificates representing more than 50% of the Class Principal Balance of the Controlling Class shall be entitled in accordance with this Section 3.23 to select a representative (the "Controlling Class Representative") having the rights and powers specified in this Agreement (including those specified in Section 3.24) or to replace an existing Controlling Class Representative. Upon (i) the receipt by the Trustee of written requests for the selection of a Controlling Class Representative from the Holders (or, in the case of Book-Entry Certificates, the Certificate Owners) of Certificates representing more than 50% of the Class Principal Balance of the Controlling Class, (ii) the resignation or removal of the Person acting as Controlling Class Representative or (iii) a determination by the Trustee that the Controlling Class has changed, the Trustee shall promptly notify the Depositor and the Holders (and, in the case of Book-Entry Certificates, to the extent actually known to a Responsible Officer of the Trustee or identified thereto by the Depositary or the Depositary Participants, the Certificate Owners) of the Controlling Class that they may select a Controlling Class Representative. Such notice shall set forth the process established by the Trustee for selecting a Controlling Class Representative, which process may include the designation of the Controlling Class Representative by the Majority Controlling Class Certificateholder by a writing delivered to the Trustee. No appointment of any Person as a Controlling Class Representative shall be effective until such Person provides the Trustee with (i) written confirmation of its acceptance of such appointment, (ii) written confirmation of its agreement to keep confidential, for so long as reports are required to be filed with respect to the Trust under Section 15(d) of the Exchange Act, all information received by it with respect to the Trust and its assets that has not been filed with the Commission, (iii) an address and telecopy number for the delivery of notices and other correspondence and (iv) a list of officers or employees of such Person with whom the parties to this Agreement may deal (including their names, titles, work addresses and telecopy numbers). Subject to the preceding sentence, Allied Capital Corporation shall serve as the initial Controlling Class Representative.

     (b) Within ten Business Days (or as soon thereafter as practicable if the Controlling Class consists of Book-Entry Certificates) of any change in the identity of the Controlling Class Representative of which a Responsible Officer of the Trustee has actual knowledge and otherwise promptly upon request from the Master Servicer or the Special Servicer, the Trustee shall deliver to each of the Master Servicer and the Special Servicer the identity of the Controlling Class Representative and a list of each Holder (or, in the case of Book-Entry Certificates, to the extent actually known to a Responsible Officer of the Trustee or identified thereto by the Depositary or the Depositary Participants, each Certificate Owner) of the Controlling Class, including, in each case, names and addresses. With respect to such information, the Trustee shall be entitled to conclusively rely on information provided to it by the Holders (or, in the case of Book-Entry Certificates, subject to Section 5.06, by the Depositary or the Certificate Owners) of such Certificates, and the Master Servicer and the Special Servicer shall be entitled to rely on such information provided by the Trustee with respect to any obligation or right hereunder that the Master Servicer and the Special Servicer may have to deliver information or otherwise communicate with the Controlling Class Representative or any of the Holders (or, if applicable, Certificate Owners) of the Controlling Class. In addition to the foregoing, within two Business Days of the selection, resignation or removal of a Controlling Class Representative, the Trustee shall notify the other parties to this Agreement of such event.

     (c) A Controlling Class Representative may at any time resign as such by giving written notice to the Trustee, the Special Servicer, the Master Servicer and to each Holder (or, in the case of Book-Entry Certificates, Certificate Owner) of the Controlling Class. The Holders (or, in the case of Book-Entry Certificates, the Certificate Owners) of Certificates representing more than 50% of the Class Principal Balance of the Controlling Class shall be entitled to remove any existing Controlling Class Representative by giving written notice to the Trustee, the Special Servicer, the Master Servicer and such existing Controlling Class Representative.

     (d) Once a Controlling Class Representative has been selected pursuant to this Section 3.23, each of the parties to this Agreement and each Certificateholder (or Certificate Owner, if applicable) shall be entitled to rely on such selection unless a majority of the Holders (or, in the case of Book-Entry Certificates, the Certificate Owners) of the Controlling Class, by aggregate Certificate Principal Balance, or such Controlling Class Representative, as applicable, shall have notified the Trustee and each other party to this Agreement and each Holder (or, in the case of Book-Entry Certificates, Certificate Owner) of the Controlling Class, in writing, of the resignation or removal of such Controlling Class Representative.

     (e) Any and all expenses of the Controlling Class Representative shall be borne by the Holders (or, if applicable, the Certificate Owners) of Certificates of the Controlling Class, pro rata according to their respective Percentage Interests in such Class, and not by the Trust. Notwithstanding the foregoing, if a claim is made against the Controlling Class Representative by a Borrower with respect to this Agreement or any particular Mortgage Loan, the Controlling Class Representative shall immediately notify the Trustee, the Master Servicer and the Special Servicer, whereupon (if the Special Servicer, the Master Servicer, the Trustee or the Trust are also named parties to the same action and, in the sole judgment of the Special Servicer, (i) the Controlling Class Representative had acted in good faith, without negligence or willful misfeasance, with regard to the particular matter, and (ii) there is no potential for the Special Servicer, the Master Servicer, the Trustee or the Trust to be an adverse party in such action as regards the Controlling Class Representative) the Special Servicer on behalf of the Trust shall, subject to Section 6.03, assume the defense of any such claim against the Controlling Class

Representative. This provision shall survive the termination of this Agreement and the termination or resignation of the Controlling Class Representative.

     SECTION 3.24. Certain Rights and Powers of the Controlling Class Representative.

     (a) The Controlling Class Representative will be entitled to advise the Special Servicer with respect to the Special Servicer's taking, or consenting to the Master Servicer's taking, any of the actions identified in clauses (i) through (x) of the following sentence. In addition, notwithstanding anything in any other Section of this Agreement to the contrary, but in all cases subject to
Section 3.20(g) and Section 3.24(b), the Special Servicer will not be permitted to take, or consent to the Master Servicer's taking, any of the actions identified in clauses (i) through (x) of this sentence, unless and until the Special Servicer has notified the Controlling Class Representative in writing of the Special Servicer's intent to take the particular action and the Controlling Class Representative has consented (or has failed to object) thereto in writing within five Business Days of having been notified thereof in writing and having been provided with all reasonably requested information with respect thereto:

          (i) any foreclosure upon or comparable conversion (which may include acquisitions of an REO Property) of the ownership of properties securing such of the Specially Serviced Mortgage Loans as come into and continue in default;

          (ii) any modification, amendment or waiver of a monetary term (including the timing of payments) or any material non-monetary term of a Mortgage Loan;

          (iii) any proposed sale of a Defaulted Mortgage Loan or REO Property (other than in connection with the termination of the Trust Fund) for less than the Purchase Price;

          (iv) any acceptance of a discounted payoff with respect to a Specially Serviced Mortgage Loan;

          (v) any determination to bring an REO Property into compliance with applicable environmental laws or to otherwise address Hazardous Materials located at an REO Property;

          (vi) any release of collateral for a Mortgage Loan (other than in accordance with the terms of, or upon satisfaction of, such Mortgage Loan);

          (vii) any acceptance of substitute or additional collateral for a Mortgage Loan (other than in accordance with the terms of such Mortgage
     Loan);

          (viii) any management company or franchise change with respect to any Mortgaged Property;

          (ix) any releases of earn-out reserves or related Letters of Credit with respect to a Mortgage Property; and

          (x) any waiver of a due-on-sale or due-on-encumbrance clause in any Mortgage Loan.

provided that, in the event that the Special Servicer determines that immediate action is necessary to protect the interests of the Certificateholders (as a collective whole), the Special Servicer may take any such action without waiting for the Controlling Class Representative's response; and provided, further, that this Section 3.24(a) shall in no event apply to the Crystal Pavilion/Petry Building Mortgage Loan or any related REO Property.

     In addition, subject to Section 3.24(b), the Controlling Class Representative may direct the Special Servicer to take, or to refrain from taking, such actions as the Controlling Class Representative may deem advisable or as to which provision is otherwise made herein. Upon reasonable request, the Special Servicer shall provide the Controlling Class Representative with any information in the Special Servicer's possession with respect to such matters, including, without limitation, its reasons for determining to take a proposed action; provided that such information shall also be provided, in a written format, to the Trustee, who shall make it available for review pursuant to
Section 8.12(b).

     The Master Servicer or the Special Servicer, as applicable, shall notify the Controlling Class Representative of any release or substitution of collateral for a Mortgage Loan even if such release or substitution is in accordance with such Mortgage Loan.

     (b) Notwithstanding anything herein to the contrary, (i) the Special Servicer shall not have any right or obligation to consult with or to seek and/or obtain consent or approval from any Controlling Class Representative prior to acting, and the provisions of this Agreement requiring such shall be of no effect, during the period prior to the initial selection of a Controlling Class Representative and, if any Controlling Class Representative resigns or is removed, during the period following such resignation or removal until a replacement is selected, and (ii) no advice, direction or objection from or by the Controlling Class Representative, as contemplated by Section 3.24(a), may (and the Special Servicer shall ignore and act without regard to any such advice, direction or objection that the Special Servicer has determined, in its reasonable, good faith judgment, would) (A) require or cause the Special Servicer to violate applicable law, the terms of any Mortgage Loan or any other Section of this Agreement, including the Special Servicer's obligation to act in accordance with the Servicing Standard, (B) result in an Adverse REMIC Event with respect to any REMIC Pool or an Adverse Grantor Trust Event with respect to either Grantor Trust Pool, (C) expose the Trust, the Depositor, the Master Servicer, the Special Servicer, any Fiscal Agent, the Trustee, or any of their respective Affiliates, members, managers, officers, directors, employees or agents, to any material claim, suit or liability, or (D) expand the scope of the Master Servicer's or the Special Servicer's responsibilities under this Agreement.

     Furthermore, the Special Servicer shall not be obligated to obtain the approval of the Controlling Class Representative for any actions to be taken by the Special Servicer with respect to any particular Mortgage Loan if (i) the Special Servicer has, in accordance with Section 3.24(a), notified the Controlling Class Representative in writing of the various actions that the Special Servicer proposes to take with respect to the work-out or liquidation of such Mortgage Loan and has provided the Controlling Class Representative with all information reasonably requested by the Controlling Class Representative with respect to such actions, and (ii) for 30 days following its receipt of the initial proposal and any supporting information, the Controlling Class Representative has objected to all of those proposed actions and has failed to suggest any alternative actions that the Special Servicer considers to be consistent with the Servicing Standard.

     (c) Each Certificateholder acknowledges and agrees, by its acceptance of its Certificates, that: (i) the Controlling Class Representative may have special relationships and interests that conflict with those of Holders of one or more Classes of Certificates; (ii) the Controlling Class Representative may act solely in the interests of the Holders of the Controlling Class; (iii) the Controlling Class Representative does not have any duties to the Holders of any Class of Certificates other than the Controlling Class; (iv) the Controlling Class Representative may take actions that favor interests of the Holders of the Controlling Class over the interests of the Holders of one or more other Classes of Certificates; and (v) the Controlling Class Representative shall have no liability whatsoever for having so acted, and no Certificateholder may take any action whatsoever against the Controlling Class Representative or any director, officer, employee, agent or principal thereof for having so acted.

     SECTION 3.25. Replacement of Special Servicer.

     (a) Subject to Section 3.25(b), the Controlling Class Representative may, upon not less than ten days' prior written notice to the respective parties hereto, remove any existing Special Servicer hereunder (with or without cause) and appoint a successor Special Servicer; provided that, if any such removal is made without cause, then the costs of transferring the special servicing responsibilities to a successor Special Servicer will be paid by the Certificateholders of the Controlling Class. In addition, if the Special Servicer is terminated pursuant to Section 7.01, then, also subject to Section 3.25(b), the Controlling Class Representative shall be entitled to replace the terminated Special Servicer for 45 days following such termination.

     (b) No removal of the Special Servicer and/or appointment of a successor thereto pursuant to Section 3.25(a) shall be effective until: (i) the Trustee shall have received (A) written confirmation from each of the Rating Agencies that such removal and/or appointment will not result in an Adverse Rating Event with respect to any Class of Rated Certificates, (B) an Acknowledgment of Proposed Special Servicer in the form attached hereto as Exhibit I-2, executed by the Person designated to be the successor Special Servicer, and (C) an Opinion of Counsel (which shall not be an expense of the Trustee or the Trust) substantially to the effect that (1) the removal of the existing Special Servicer and/or the appointment of the Person designated to serve as successor Special Servicer is in compliance with this Section 3.25, (2) such designated Person is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, (3) the Acknowledgment of Proposed Special Servicer, the form of which is attached hereto as Exhibit I-2, has been duly authorized, executed and delivered by such designated Person and (4) upon the execution and delivery of the Acknowledgment of Proposed Special Servicer, such designated Person shall be bound by the terms of this Agreement and, subject to customary bankruptcy and insolvency exceptions and customary equity exceptions, this Agreement shall be enforceable against such designated Person in accordance with its terms; and (ii) if the existing Special Servicer has been removed by the Controlling Class Representative without cause, the Certificateholders of the Controlling Class have delivered to the Trustee and the terminated Special Servicer such Certificateholders joint and several undertaking to pay any expenses incurred by the Trustee and such terminated Special Servicer in connection with the transfer of special servicing responsibilities to a successor Special Servicer.

     (c) Any Special Servicer terminated pursuant to Section 3.25(a) shall be deemed to have been so terminated simultaneously with the designated successor's becoming the Special Servicer hereunder; provided that (i) the terminated Special Servicer shall be entitled to receive, in connection with its termination, payment out of the Collection Account of all of its accrued and unpaid Special Servicing Fees and reimbursement from the successor Special Servicer of all outstanding Servicing Advances made by the terminated Special Servicer and all unpaid Advance Interest accrued on such outstanding Servicing Advances (in which case the successor Special Servicer shall be deemed to have made such Servicing Advances at the same time that the terminated Special Servicer had actually made them), (ii) the terminated Special Servicer shall thereafter be entitled to Workout Fees, as and to the extent expressly permitted by Section 3.11(c), and (iii) such terminated Special Servicer shall continue to be entitled to the benefits of Section 6.03, notwithstanding any such termination; and provided, further, that the terminated Special Servicer shall continue to be obligated to pay (and entitled to receive) all other amounts accrued to (or owing by) it under this Agreement on or prior to the effective date of such termination. Such terminated Special Servicer shall cooperate with the Trustee and the replacement Special Servicer in effecting the transfer of the terminated Special Servicer's responsibilities and rights hereunder to its successor, including the transfer within two Business Days of its termination becoming effective pursuant to Section 3.25, to the replacement Special Servicer for administration by it of all cash amounts that at the time are or should have been credited by the terminated Special Servicer to the REO Account or to any Servicing Account or Reserve Account or should have been delivered to the Master Servicer or that are thereafter received by or on behalf of the terminated Special Servicer with respect to any Mortgage Loan or REO Property.

     SECTION 3.26. Application of Default Charges.

     (a) Any and all Default Charges that are actually received by or on behalf of the Trust with respect to any Mortgage Loan or REO Mortgage Loan, shall be applied for the following purposes and in the following order, in each case to the extent of the remaining portion of such Default Charges:

          first, to pay to any Fiscal Agent, the Trustee, the Master Servicer or the Special Servicer, in that order, any Advance Interest due and owing to such party on outstanding Advances made thereby with respect to such Mortgage Loan or REO Mortgage Loan, as the case may be;

          second, to reimburse the Trust for any Advance Interest paid to any Fiscal Agent, the Trustee, the Master Servicer or the Special Servicer since the Closing Date with respect to such Mortgage Loan or REO Mortgage Loan, as the case may be, which interest was paid from a source other than Default Charges on such Mortgage Loan or REO Mortgage Loan, as the case may be;

          third, to pay any other outstanding expense incurred with respect to such Mortgage Loan or REO Mortgage Loan, as the case may be, that, if not paid from Default Charges collected on such Mortgage Loan or REO Mortgage Loan, as the case may be, will likely become an Additional Trust Fund Expense;

          fourth, to reimburse the Trust for any other Additional Trust Fund Expenses incurred since the Closing Date with respect to such Mortgage Loan or REO Mortgage Loan, as the case may be, and previously paid from a source other than Default Charges on such Mortgage Loan or REO Mortgage Loan, as the case may be; and

          fifth, to pay any remaining portion of such Default Charges as Additional Master Servicing Compensation to the Master Servicer, if such Default Charges were collected with respect to a Performing Mortgage Loan, and otherwise to pay any remaining portion of such Default Charges as Additional Special Servicing Compensation to the Special Servicer;

provided that the foregoing shall not apply to that portion of any Default Charges collected on the Crystal Pavilion/Petry Building Mortgage Loan that are retained by the Crystal Pavilion/Petry Building Lead Lender or its servicing agent.

     (b) Default Charges applied to reimburse the Trust pursuant to either clause second or clause fourth of Section 3.26(a) are intended to be available for distribution on the Certificates pursuant to Section 4.01(a) and Section 4.01(b), subject to application pursuant to Section 3.05(a) or 3.05(b) for any items payable out of general collections on the Mortgage Pool. Default Charges applied to reimburse the Trust pursuant to either clause second or clause fourth of Section 3.26(a) shall be deemed to offset payments of Advance Interest or other Additional Trust Fund Expenses (depending on which clause is applicable) in the chronological order in which they were made or incurred (whereupon such Advance Interest or other Additional Trust Fund Expenses (depending on which clause is applicable) shall thereafter be deemed to have been paid out of Default Charges).

                                   ARTICLE IV

                         PAYMENTS TO CERTIFICATEHOLDERS

     SECTION 4.01. Distributions.

     (a) On each Distribution Date, the Trustee shall apply amounts on deposit in the Distribution Account for the following purposes and in the following order of priority, in each case to the extent of the remaining portion of the Standard Available Distribution Amount for such Distribution Date:

          first, to make distributions of interest to the Holders of the Class A-1 Certificates, the Holders of the Class A-2 Certificates, the Holders of the Class A-3 Certificates, the Holders of the Class A-CP Certificates, the Holders of the Class A-X Certificates and the Holders of the Class A-Y Certificates, up to, and pro rata as among such Classes of Certificateholders based on, their respective Current Interest Distribution Amounts for such Distribution Date;

          second, to make distributions of interest to the Holders of the Class A-1 Certificates, the Holders of the Class A-2 Certificates, the Holders of the Class A-3 Certificates, the Holders of the Class A-CP Certificates, the Holders of the Class A-X Certificates and the Holders of the Class A-Y Certificates, up to, and pro rata as among such Classes of Certificateholders based on, their respective Carryforward Interest Distribution Amounts for such Distribution Date;

          third, to make distributions of principal to the Holders of the Class A-1 Certificates, the Holders of the Class A-2 Certificates and/or the Holders of the Class A-3 Certificates as follows--

               (i) prior to the occurrence of the Final Distribution Date or any Senior Principal Distribution Cross-Over Date, sequentially to the Holders of the Class A-1 Certificates, up to their Principal Distribution Amount for such Distribution Date, and then to the Holders of the Class A-2 Certificates, up to their Principal Distribution Amount for such Distribution Date, and then to the Holders of the Class A-3 Certificates, up to their Principal Distribution Amount for such Distribution Date, and

               (ii) on and after the occurrence of any Senior Principal Distribution Cross-Over Date, and in any event on the Final Distribution Date, to the Holders of the Class A-1 Certificates, the Holders of the Class A-2 Certificates and the Holders of the Class A-3 Certificates, up to, and pro rata as among such Classes of Certificateholders based on, their respective Principal Distribution Amounts for such Distribution Date; and

          fourth, to reimburse the Holders of the Class A-1 Certificates, the Holders of the Class A-2 Certificates and the Holders of the Class A-3 Certificates for any Unfunded Principal Balance Reductions previously incurred thereby, up to, and pro rata as among such Classes of Certificateholders based on, their respective Loss Reimbursement Amounts for such Distribution Date.

     Any distributions of interest made with respect to any Class of Interest Only Certificates on any Distribution Date pursuant to clause first of the prior paragraph of this Section 4.01(a) shall be deemed allocated among the respective Components of such Class of Certificates on a pro rata basis in accordance with the respective Current Interest Distribution Amounts of such Components for such Distribution Date. Any distributions of interest made with respect to any Class of Interest Only Certificates on any Distribution Date pursuant to clause second of the prior paragraph of this Section 4.01(a) shall be deemed allocated among the respective Components of such Class of Certificates on a pro rata basis in accordance with the respective Carryforward Interest Distribution Amounts of such Components for such Distribution Date.

     (b) On each Distribution Date, following the distributions on the Senior Certificates to be made on such date pursuant to Section 4.01(a), the Trustee shall apply any amounts remaining on deposit in the Distribution Account to make distributions to the Holders of the respective Classes of the Subordinate Principal Balance Certificates, in the following order and, in the case of each such Class of Subordinate Principal Balance Certificates, up to the lesser of
(i) the total of the Current Interest Distribution Amount, the Carryforward Interest Distribution Amount, the Principal Distribution Amount and the Loss Reimbursement Amount with respect to such Class of Certificates for such Distribution Date and (ii) the remaining portion of the Standard Available Distribution Amount for such Distribution Date: first, to the Holders of the Class B Certificates; second, to the Holders of the Class C Certificates; third, to the Holders of the Class D Certificates; fourth, to the Holders of the Class E Certificates; fifth, to the Holders of the F Certificates; sixth, to the Holders of the Class G Certificates; seventh, to the Holders of the Class H Certificates; eighth, to the Holders of the Class J Certificates; ninth, to the Holders of the Class K Certificates; tenth, to the Holders of the Class L Certificates; eleventh, to the Holders of the Class M Certificates; twelfth, to the Holders of the Class N Certificates; and, thirteenth, to the Holders of the Class O Certificates. Amounts distributable to the Holders of any Class of Subordinate Principal Balance Certificates on any Distribution Date pursuant to this Section 4.01(b) shall be applied:

          first, to make distributions of interest to the Holders of such Class of Certificates, up to their Current Interest Distribution Amount for such Distribution Date;

          second, to make distributions of interest to the Holders of such Class of Certificates, up to their Carryforward Interest Distribution Amount for such Distribution Date;

          third, to make distributions of principal to the Holders of such Class of Certificates, up to their Principal Distribution Amount for such Distribution Date; and

          fourth, to reimburse the Holders of such Class of Certificates for any Unfunded Principal Balance Reductions previously incurred thereby, up to their Loss Reimbursement Amount for such Distribution Date.

     (c) On each Distribution Date, following the distributions on the REMIC III Regular Interest Certificates to be made on such date pursuant to Sections 4.01(a) and 4.01(b), the Trustee shall withdraw any portion of the Standard Available Distribution Amount for such Distribution Date then remaining on deposit in the Distribution Account and shall distribute the full amount of such remaining funds to the Holders of the Class R Certificates.

     (d) On each Distribution Date, the Trustee shall withdraw from the Distribution Account and apply, for the following purposes and in the following order of priority, any amount then on deposit in the Distribution Account that represents a Prepayment Premium or Yield Maintenance Charge collected with respect to any Mortgage Loan as of the end of the related Collection Period:

          first, to make distributions of additional interest to the Holders of the respective Classes of the Yield Maintenance Certificates, up to, and pro rata as among such Classes of Certificateholders based on, their respective applicable Additional Yield Amounts; and

          second, to make distributions of additional interest to the Holders of the Class A-X and/or Class A-Y Certificates, as follows: (i) if the Class Notional Amounts of both the Class A-X and Class A-Y Certificates were greater than zero immediately prior to such Distribution Date, then 95% of the remaining portion, if any, of such Prepayment Premium or Yield Maintenance Charge shall be distributed to the Holders of the Class A-X Certificates, and the other 5% of the remaining portion, if any, of such Prepayment or Yield Maintenance Charge shall be distributed to the Holders of the Class A-Y Certificates; and (ii) if the Class Notional Amount of the Class A-Y Certificates immediately prior to such Distribution Date was zero, then 100% of the remaining portion, if any, of such Prepayment Premium or Yield Maintenance Charge shall be distributed to the Holders of the Class A-X Certificates.

     For purposes of determining the portion of any Prepayment Premium or Yield Maintenance Charge that is distributable to the Holders of any Class of Yield Maintenance Certificates on any Distribution Date, the applicable "Additional Yield Amount" shall be an amount equal to the product of: (i) the amount of such Prepayment Premium or Yield Maintenance Charge that is so distributable; multiplied by (ii) a fraction (not greater than one or less than zero), the numerator of which is equal to the excess, if any, of (A) the Pass-Through Rate applicable to such Class of Yield Maintenance Certificates for the corresponding Interest Accrual Period, over (B) the relevant Discount Rate, and the denominator of which is equal to the excess, if any, of (X) the Mortgage Rate for the Mortgage Loan in respect of which such Prepayment Premium or Yield Maintenance Charge was received, over (Y) the relevant Discount Rate; multiplied by (iii) a fraction (not greater than one or less than zero), the numerator of which is equal to the Principal Distribution Amount with respect to such Class of Yield Maintenance Certificates for such Distribution Date, and the denominator of which is equal to the Total Principal Distribution Amount for such Distribution Date.

     For purposes of determining the portion of any Yield Maintenance Charge or Prepayment Premium that is distributable to the Holders of any Class of Yield Maintenance Certificates on any Distribution Date, the relevant "Discount Rate" shall be: (i) in the case of a Yield Maintenance Charge, the same discount rate (exclusive of any applicable spread) used to calculate such Yield Maintenance Charge, with such discount rate (exclusive of any applicable spread) converted to a monthly equivalent rate (regardless of whether any similar conversion occurred at the loan level); and (ii) in the case of a Prepayment Premium, a rate that, when compounded monthly, is equivalent to the yield calculated by the linear interpolation of the yields, as reported in Federal Reserve Statistical Release H.15--Selected Interest Rates under the heading U.S. Government Securities/Treasury Constant Maturities for the week ending prior to the prepayment date, of U.S. Treasury constant maturities with maturity dates, one longer and one shorter, most nearly approximating the maturity date or, in the case of an ARD Mortgage Loan, the Anticipated Repayment Date for the prepaid Mortgage Loan, when compounded semi-annually. The relevant Discount Rate shall be provided promptly by the Master Servicer to the Trustee.

     Any distributions of additional interest, in the form of Prepayment Premiums and Yield Maintenance Charges, made with respect to any Class of Interest Only Certificates on any Distribution Date pursuant to this Section 4.01(d) shall be allocated among the respective Components of such Class of Certificates on a pro rata basis in accordance with the relative amounts by which their respective Component Notional Amounts declined as a result of deemed distributions of principal on the

REMIC III Regular Interests on such Distribution Date pursuant to Section 4.01(k) (or, if there were no such declines, then on a pro rata basis in accordance with the relative sizes of their respective Component Notional Amounts).

     (e) On each Distribution Date, the Trustee shall withdraw from the Distribution Account any amounts then on deposit in the Class V Sub-Account of the Distribution Account that represent Post-ARD Additional Interest collected in respect of the ARD Loans during or prior to the related Collection Period and shall distribute such amounts to the Holders of the Class V Certificates.

     (f) All distributions made with respect to each Class of Certificates on each Distribution Date shall be allocated pro rata among the Holders of such Certificates based on their respective Percentage Interests. Except as otherwise provided below, all such distributions made with respect to each Class of Certificates on each Distribution Date shall be made to the Holders of such Certificates of record at the close of business on the related Record Date and, in the case of each such Holder, shall be made by wire transfer of immediately available funds to the account thereof at a bank or other entity having appropriate facilities therefor, if such Holder shall have provided the Trustee with wiring instructions no later than the related Record Date (which wiring instructions may be in the form of a standing order applicable to all subsequent Distribution Dates), and otherwise shall be made by check mailed to the address of such Holder as it appears in the Certificate Register. The final distribution on each Certificate (determined, in the case of a Principal Balance Certificate, without regard to any possible future reimbursement of any portion of a previously incurred Unfunded Principal Balance Reduction allocable to such Certificate) will be made in like manner, but only upon presentation and surrender of such Certificate at the offices of the Certificate Registrar or such other location specified in the notice to Certificateholders of such final distribution. Any distribution that is to be made with respect to a Principal Balance Certificate in reimbursement of any portion of an Unfunded Principal Balance Reduction allocable to such Certificate, which reimbursement is to occur after the date on which such Certificate is surrendered as contemplated by the preceding sentence, will be made by check mailed to the Holder that surrendered such Certificate at the last address set forth for such Holder in the Certificate Register or at any other address of which the Trustee was subsequently notified in writing.

     (g) Each distribution with respect to a Book-Entry Certificate shall be paid to the Depositary, as Holder thereof, and the Depositary shall be responsible for crediting the amount of such distribution to the accounts of its Depositary Participants in accordance with its normal procedures. Each Depositary Participant shall be responsible for disbursing such distribution to the related Certificate Owners that it represents and to each indirect participating brokerage firm for which it acts as agent. Each such indirect participating brokerage firm shall be responsible for disbursing funds to the related Certificate Owners that it represents. None of the parties hereto shall have any responsibility therefor except as otherwise provided by this Agreement or applicable law. The Trustee and the Depositor shall perform their respective obligations under the Letters of Representations Among the Depositor, the Trustee and the Initial Depositary, relating to the Class A-CP, Class A-X, Class A-Y, Class A-1, Class A-2, Class A-3, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J and Class K Certificates, copies of which Letters of Representations are attached hereto as Exhibit C.

     (h) The rights of the Certificateholders to receive distributions from the proceeds of the Trust Fund in respect of their Certificates, and all rights and interests of the Certificateholders in and to such distributions, shall be as set forth in this Agreement. Neither the Holders of any Class of Certificates nor any party hereto shall in any way be responsible or liable to the Holders of any other

Class of Certificates in respect of amounts previously distributed on the Certificates in accordance with this Agreement.

     (i) Except as otherwise provided in Section 9.01, whenever the Trustee expects that the final distribution with respect to any Class of Certificates will be made on the next Distribution Date (such final distribution to be determined, in the case of a Class of Principal Balance Certificates, without regard to any possible future reimbursement of any portion of a previously incurred Unfunded Principal Balance Reduction in respect of such Class), the Trustee shall, as promptly as possible (and, in any event, no later than three Business Days) after the related Determination Date, mail to each Holder of such Class of Certificates of record on such date a notice to the effect that:

     (i) the Trustee expects that the final distribution with respect to such Class of Certificates will be made on such Distribution Date but only upon presentation and surrender of such Certificates at the office of the Certificate Registrar or at such other location therein specified, and

     (ii) no interest shall accrue on such Certificates from and after the end of the Interest Accrual Period for such Distribution Date.

     Any funds not distributed to any Holder or Holders of Certificates of such Class on such Distribution Date because of the failure of such Holder or Holders to tender their Certificates shall, on such date, be set aside and credited to, and shall be held uninvested in trust in, the account or accounts of the appropriate non-tendering Holder or Holders. If any Certificates as to which notice has been given pursuant to this Section 4.01(i) shall not have been surrendered for cancellation within six months after the time specified in such notice, the Trustee shall mail a second notice to the remaining non-tendering Certificateholders to surrender their Certificates for cancellation in order to receive the final distribution with respect thereto. If within one year after the second notice all such Certificates shall not have been surrendered for cancellation, then the Trustee, directly or through an agent, shall take such steps to contact the remaining non-tendering Certificateholders concerning the surrender of their Certificates as it shall deem appropriate. The costs and expenses of holding such funds in trust and of contacting such Certificateholders following the first anniversary of the delivery of such second notice to the non-tendering Certificateholders shall be paid out of such funds. No interest shall accrue or be payable to any former Holder on any amount held in trust pursuant to this paragraph. If any Certificates as to which notice has been given pursuant to this Section 4.01(i), shall not have been surrendered for cancellation by the second anniversary of the delivery of the second notice, then, subject to applicable escheat laws, the Trustee shall distribute to the Class R Certificateholders all unclaimed funds.

     (j) Notwithstanding any other provision of this Agreement, the Trustee shall comply with all federal withholding requirements respecting payments to Certificateholders of interest or original issue discount that the Trustee reasonably believes are applicable under the Code. The consent of Certificateholders shall not be required for such withholding. If the Trustee does withhold any amount from payments or advances of interest or original issue discount to any Certificateholder pursuant to federal withholding requirements, the Trustee shall indicate the amount withheld to such Certificateholder.

     (k) All distributions of current accrued interest made with respect to each Class of Interest Only Certificates on each Distribution Date pursuant to clause first of Section 4.01(a), and allocable to any particular Component of such Class of Certificates, shall be deemed to have first been distributed from REMIC II to REMIC III on such Distribution Date as current accrued interest with respect to such Component's Corresponding REMIC II Regular Interest as part of such REMIC II Regular Interest's Current Interest Distribution Amount for such Distribution Date. All distributions of past due interest made with respect to each Class of Interest Only Certificates on each Distribution Date pursuant to clause second of Section 4.01(a), and allocable to any particular Component of such Class of Certificates, shall be deemed to have first been distributed from REMIC II to REMIC III on such Distribution Date as past due interest with respect to such Component's Corresponding REMIC II Regular Interest as part of such REMIC II Regular Interest's Carryforward Interest Distribution Amount for such Distribution Date. In addition, all distributions of additional interest (in the form of Prepayment Premiums and Yield Maintenance Charges) made with respect to each Class of Interest Only Certificates on each Distribution Date pursuant to Section 4.01(d), and allocable to any particular Component of such Class of Certificates shall be deemed to have first been distributed from REMIC II to REMIC III on such Distribution Date as additional interest (in the form of Prepayment Premiums and Yield Maintenance Charges) with respect to such Component's Corresponding REMIC II Regular Interest.

     All distributions made with respect to each Class of Principal Balance Certificates on each Distribution Date pursuant to Section 4.01(a), Section 4.01(b) or Section 4.01(d) shall be deemed to have first been distributed from REMIC II to REMIC III on such Distribution Date with respect to the Corresponding REMIC II Regular Interest(s) for such Class of Certificates. In each case, if such distribution on any such Class of Principal Balance Certificates was a distribution of current accrued interest (as part of the related Current Interest Distribution Amount for the subject Distribution Date), of past due interest (as part of the related Carryforward Interest Distribution Amount for the subject Distribution Date), of principal, of additional interest (in the form of Prepayment Premiums and Yield Maintenance Charges) or in reimbursement of any related Unfunded Principal Balance Reductions with respect to such Class of Certificates, then the corresponding distribution deemed to be made on the Corresponding REMIC II Regular Interest(s) for such Class of Certificates pursuant to the preceding sentence shall be deemed also to be a distribution of current accrued interest (as part of such REMIC II Regular Interest's Current Interest Distribution Amount(s) for the subject Distribution
Date), of past due interest (as part of such REMIC II Regular Interest's Carryforward Interest Distribution Amount(s) for the subject Distribution Date), of principal, of additional interest (in the form of Prepayment Premiums and Yield Maintenance Charges) or in reimbursement of any related Unfunded Principal Balance Reductions with respect to such REMIC II Regular Interest.

     Each Class of Principal Balance Certificates shall have one Corresponding REMIC II Regular Interest, except for the Class A-3 Certificates, which shall have two Corresponding REMIC II Regular Interests. Deemed distributions of current accrued interest made on REMIC II Regular Interest A-3-1 and REMIC II Regular Interest A-3-2 shall be allocated between those two REMIC II Regular Interests on a pro rata basis in accordance with their respective Current Interest Distribution Amounts for the subject Distribution Date. Deemed distributions of past due interest made on REMIC II Regular Interest A-3-1 and REMIC II Regular Interest A-3-2 shall be allocated between those two REMIC II Regular Interests on a pro rata basis in accordance with their respective Carryforward Interest Distribution Amounts for the subject Distribution Date. Deemed distributions of principal made on REMIC II Regular Interest A-3-1 and REMIC II Regular Interest A-3-2 shall be allocated first to REMIC II Regular Interest A-3-1, until its Uncertificated Principal Balance is reduced to zero, and then to REMIC II Regular Interest A-3-2. Deemed distributions of additional interest (in the form of Prepayment Premiums and Yield Maintenance Charges) made on REMIC II Regular Interest A-3-1 and REMIC II Regular Interest A-3-2 shall be allocated entirely to REMIC II Regular Interest A-3-1, for so long as its Uncertificated Principal Balance is greater than zero, and then to REMIC II Regular Interest

A-3-2. Deemed distributions in reimbursement of Unfunded Principal Balance Reductions made on REMIC II Regular Interest A-3-1 and REMIC II Regular Interest A-3-2 shall be allocated between those two REMIC II Regular Interests on a pro rata basis in accordance with their respective Loss Reimbursement Amounts for the subject Distribution Date.

     The actual distributions made by the Trustee on each Distribution Date with respect to the Certificates pursuant to Section 4.01(a), Section 4.01(b),
Section 4.01(c) (to the extent such distributions relate to the REMIC III Residual Interest) or Section 4.01(d), as applicable, shall be deemed to have been so made from the amounts deemed distributed with respect to the REMIC II Regular Interests on such Distribution Date pursuant to this Section 4.01(k). Notwithstanding the deemed distributions on the REMIC II Regular Interests described in this Section 4.01(k), actual distributions of funds from the Distribution Account shall be made only in accordance with Section 4.01(a),
Section 4.01(b), Section 4.01(c), Section 4.01(d) or Section 4.01(e), as applicable.

     (l) On each Distribution Date, immediately prior to making any actual distributions on the Certificates pursuant to Section 4.01(a), Section 4.01(b) or Section 4.01(c), or the corresponding deemed distributions on the REMIC II Regular Interests pursuant to Section 4.01(k), the Trustee shall be deemed to have made out of the Standard Available Distribution Amount for such Distribution Date, the following distributions to REMIC II in the following order of priority, in each case to the extent of the remaining portion of such Standard Available Distribution Amount:

          first, distributions of current accrued interest with respect to all of the REMIC I Regular Interests, up to, and pro rata as among the REMIC I Regular Interests based on, their respective Current Interest Distribution Amounts for such Distribution Date;

          second, distributions of past due interest with respect to all of the REMIC I Regular Interests, up to, and pro rata as among the REMIC I Regular Interests based on, their respective Carryforward Interest Distribution Amounts for such Distribution Date;

          third, distributions of principal with respect to all of the REMIC I Regular Interests, up to, and pro rata as among the REMIC I Regular Interests based on, their respective Principal Distribution Amounts for such Distribution Date; and

          fourth, reimbursements of Unfunded Principal Balance Reductions with respect to all of the REMIC I Regular Interests (including any REMIC I Regular Interests whose Uncertificated Principal Balances have previously been reduced to zero), up to, and pro rata as among the REMIC I Regular Interests based on, their respective Loss Reimbursement Amounts for such Distribution Date.

     In addition, on each Distribution Date, immediately prior to making any actual distributions on the REMIC III Regular Interest Certificates pursuant to
Section 4.01(d), or the corresponding deemed distributions on the REMIC II Regular Interests pursuant to Section 4.01(k), the Trustee shall be deemed to have distributed to REMIC II each Prepayment Premium and Yield Maintenance Charge then on deposit in the Distribution Account that was received by or on behalf of the Trust with respect to any Mortgage Loan or REO Mortgage Loan during or prior to the related Collection Period, such distribution to be deemed made with respect to the REMIC I Regular Interest that relates to such Mortgage Loan or REO Mortgage Loan, as the case may be.

     The distributions deemed made by the Trustee on each Distribution Date with respect to the REMIC II Regular Interests pursuant to Section 4.01(k), as well as the distributions actually made by the Trustee on each Distribution Date with respect to the Certificates pursuant to Section 4.01(a), Section 4.01(b),
Section 4.01(c) (to the extent such distributions relate to the REMIC II Residual Interest or the REMIC III Residual Interest) or Section 4.01(d), shall be deemed to have been so made from the amounts deemed distributed with respect to the REMIC I Regular Interests on such Distribution Date pursuant to this
Section 4.01(l). Notwithstanding the deemed distributions on the REMIC I Regular Interests described in this Section 4.01(l), actual distributions of funds from the Distribution Account shall be made only in accordance with Section 4.01(a),
Section 4.01(b), Section 4.01(c), Section 4.01(d) or Section 4.01(e), as applicable.

     SECTION 4.02. Statements to Certificateholders; Certain Other Reports.

     (a) Based solely on information provided to the Trustee by the Master Servicer and the Special Servicer pursuant to Sections 3.12, 4.02(b) and 4.02(c), the Trustee shall prepare (or cause to be prepared) and, on each Distribution Date, provide or make available electronically (or, upon request, by first class mail) to the Depositor, the Master Servicer, the Special Servicer, the Underwriters, the Rating Agencies, the Controlling Class Representative, each Certificateholder and, to the extent that the Trustee has in accordance with Section 5.06(b) confirmed the Ownership Interest in the Certificates held thereby, each Certificate Owner a statement substantially in the form of, and containing the information set forth in, Exhibit E hereto, including the CMSA Bond Level File and the CMSA Collateral Summary File (the "Trustee Report"), detailing the distributions on such Distribution Date and the performance, both in the aggregate and individually to the extent available, of the Mortgage Loans and the Mortgaged Properties; provided that the Trustee need not deliver to the Depositor, the Master Servicer, the Special Servicer, the Underwriters, the Rating Agencies or the Controlling Class Representative any Trustee Report that has been made available to such Person via the Trustee's Internet Website as provided below; and provided, further, that the Trustee has no affirmative obligation to discover the identities of Certificate Owners and need only react to Persons claiming to be Certificate Owners in accordance with
Section 5.06; and provided, further, that during any period that reports are required to be filed with the Commission with respect to the Trust pursuant to
Section 15(d) of the Exchange Act, each recipient of the Trustee Report shall be deemed to have agreed to keep confidential the information therein until such Trustee Report is filed with the Commission, and the Trustee Report shall bear a legend to such effect.

     On each Distribution Date, the Trustee shall provide or make available electronically (or, upon request, by first class mail) to the Depositor, the Underwriters, the Master Servicer, the Special Servicer, the Rating Agencies, the Controlling Class Representative, each Certificateholder and each Certificate Owner to which a Trustee Report was forwarded or otherwise made available on such Distribution Date, at the same time that the Trustee Report is delivered or otherwise made available thereto, each file and report comprising the CMSA Investor Reporting Package (excluding the CMSA Loan Setup File), to the extent received by the Trustee since the prior Distribution Date (or, in the case of the initial Distribution Date, since the Closing Date); provided that during any period that reports are required to be filed with the Commission with respect to the Trust pursuant to Section 15(d) of the Exchange Act, each recipient of such files and reports shall be deemed to have agreed to keep confidential the information in any such file or report until such particular file or report is filed with the Commission, and each such file and report shall bear a legend to such effect.

     The Trustee shall have no obligation to provide the information or reports described in this Section 4.02(a) until it has received the requisite information or reports from the Master Servicer provided for herein, and the Trustee shall not be in default hereunder due to a delay in providing the Certificateholder Reports caused by the Master Servicer's or Special Servicer's failure to timely deliver any information or reports hereunder. None of the Master Servicer, the Special Servicer or the Trustee shall be responsible for the accuracy or completeness of any information supplied to it by a Borrower, each other or a third party, and accepted by it in good faith, that is included in any reports, statements, materials or information prepared or provided by the Master Servicer, the Special Servicer or the Trustee, as applicable. None of the Trustee, the Master Servicer or the Special Servicer shall have any obligation to verify the accuracy or completeness of any information provided by a Borrower, a third party or each other.

     The Trustee shall make available each month, to Certificateholders, Certificate Owners, prospective investors and any other interested party, via the Trustee's Internet Website, in a downloadable format, the Trustee Report, Unrestricted Servicer Reports, CMSA Bond Level File, CMSA Collateral Summary File (which, in each case, if applicable, will identify each Mortgage Loan by loan number and property name) and, with the consent or at the direction of the Depositor, such other information regarding the Certificates and/or the Mortgage Loans as the Trustee may have in its possession; provided that, unless (i) the particular report or information has been filed with the Commission pursuant to
Section 8.15 or (ii) the Depositor has notified the Trustee that CSFBC has sold the Non-Registered Certificates to unaffiliated third parties, access to such reports and information on the Trustee's Internet Website will be protected to the same extent, and limited to the same Persons, as the Restricted Servicer Reports. After the Trustee shall have received the notice from the Depositor regarding the sale of the Non-Registered Certificates, as described in the preceding sentence, the Trustee shall make the Trustee Report available to any interested party via its fax-on-demand service. The Trustee shall make the Restricted Servicer Reports available each month, via the Trustee's Internet Website only, to any Certificateholder, Certificate Owner, any Person identified by any Certificateholder or Certificate Owner as a prospective transferee of a Certificate or interest therein, any party hereto, the Controlling Class Representative, the Mortgage Loan Sellers, any Underwriter, or any Rating Agency, upon receipt by the Trustee from such Person of a certification substantially in the form of Exhibit K-1 or Exhibit K-2, as applicable; provided, however, that the Trustee shall provide access to such reports to each party hereto, the Controlling Class Representative, the Mortgage Loan Sellers, each Underwriter and each Rating Agency without requiring such certification. In addition, the Trustee is hereby directed and authorized to make available, as a convenience to interested parties (and not in furtherance of the distribution of the Prospectus or the Prospectus Supplement under the securities laws), this Agreement, the Prospectus and the Prospectus Supplement via the Trustee's Internet Website. The Trustee will make no representations or warranties as to the accuracy or completeness of such documents and will assume no responsibility therefor.

     The Trustee shall also make available to any Certificateholder, Certificate Owner, any Person identified by any Certificateholder or Certificate Owner as a prospective transferee of a Certificate or interest therein, any party hereto, the Controlling Class Representative, the Mortgage Loan Sellers, any Underwriter, or any Rating Agency, on a restricted basis, the Investor Q&A Forum. The "Investor Q&A Forum" shall be a service offered by the Trustee, as facilitator, through its Internet Website, by which any Certificateholder, any Certificate Owner, any Person identified by any Certificateholder or Certificate Owner as a prospective transferee of a Certificate or interest therein, any party hereto, the Controlling Class Representative, the Mortgage Loan Sellers, any Underwriter, or any Rating Agency may (i) via e-mail submit questions to the Trustee, which questions relate to the

Mortgage Loans or the Mortgaged Properties, and request information that is of the type included in the reports provided by the Master Servicer or the Special Servicer pursuant to Section 3.12 ("Investor Inquiries"), and (ii) view Investor Inquiries previously submitted and the answers thereto. Upon receipt of a submission from a user, the Trustee shall forward the Investor Inquiry to either the Master Servicer (if such Investor Inquiry relates to the Crystal Pavilion/Petry Building Mortgage Loan or any other Mortgage Loan that is not a Specially Serviced Mortgage Loan) or the Special Servicer (if such Investor Inquiry relates to a Specially Serviced Mortgage Loan other than the Crystal Pavilion/Petry Building Mortgage Loan) within one Business Day after receipt thereof. Promptly and diligently following receipt of an Investor Inquiry from the Trustee by the Master Servicer (with respect to Investor Inquiries that relate to the Crystal Pavilion/Petry Building Mortgage Loan or any other Mortgage Loan that is not a Specially Serviced Mortgage Loan) or promptly and diligently following receipt of an Investor Inquiry from the Trustee by the Special Servicer (with respect to Investor Inquiries that relate to a Specially Serviced Mortgage Loan), the Master Servicer or the Special Servicer, as applicable, unless it determines not to answer such Investor Inquiry as provided below, shall reply to the Investor Inquiry (by email to the Trustee) with the answer to such Investor Inquiry. Upon receipt of any such answer from the Master Servicer or the Special Servicer, the Trustee shall post (within one Business Day following receipt of such answer) such Investor Inquiry and the related answer (or a statement concerning the additional time necessary until such answer shall be made available) to the Trustee's Internet Website to be made available to any Certificateholder, any Certificate Owner, any Person identified by any Certificateholder or Certificate Owner as a prospective transferee of a Certificate or interest therein, any party hereto, the Controlling Class Representative, the Mortgage Loan Sellers, any Underwriter, or any Rating Agency, on a restricted basis. If the Master Servicer or the Special Servicer determines, in its respective sole discretion, that (i) any Investor Inquiry is not of a type described above, (ii) answering any Investor Inquiry would not be in the best interests of the Trust and/or the Certificateholders, (iii) answering any Investor Inquiry would be in violation of applicable law or the applicable Mortgage Loan Documents, or (iv) answering any Investor Inquiry is otherwise, for any reason, not advisable to answer, it shall not be required to answer such Investor Inquiry, and shall promptly notify the Trustee, who shall notify the Person who submitted such Investor Inquiry. Any notice by the Trustee to the Person who submitted an Investor Inquiry that the Master Servicer or the Special Servicer, as applicable, has declined to answer such Investor Inquiry shall include the following statement: "Because the Pooling and Servicing Agreement provides that the Master Servicer and the Special Servicer shall not answer an Investor Inquiry if it determines, in its respective sole discretion, that (i) any Investor Inquiry is not of a type described in the Pooling and Servicing Agreement, (ii) answering any Investor Inquiry would not be in the best interests of the Trust and/or the Certificateholders, (iii) answering any Investor Inquiry would be in violation of applicable law or the applicable Mortgage Loan Documents, or (iv) answering any Investor Inquiry is otherwise, for any reason, not advisable to answer, no inference should be drawn from the fact that the Master Servicer or the Special Servicer has declined to answer the Investor Inquiry." The Master Servicer and the Special Servicer shall not be required to confirm, represent or warrant the accuracy or completeness of any other Person's information or report included in any communication from the Master Servicer or the Special Servicer under this Agreement.

     In addition, the Trustee shall make available to any Certificateholder, Certificate Owner, any Person identified by any Certificateholder or Certificate Owner as a prospective transferee of a Certificate or interest therein, any party hereto, the Controlling Class Representative, the Mortgage Loan Sellers, any Underwriter, or any Rating Agency, on a restricted basis, via the Trustee's Internet Website, the Special Events Bulletin. The "Special Events Bulletin" shall list all of the events for which the Trustee receives notice from (A) with respect to the Special Events described in clauses (i) through (iii) below, the Master Servicer or (B) with respect to the Special Event described in clause
(iv) below, the

Depositor, that such event occurred and constitutes a Special Event, together with the date such Special Event has occurred; provided, however, that the Master Servicer shall not be required to notify the Trustee of any such Special Events at any time other than its monthly delivery of the CMSA Investor Reporting Package (or applicable portion thereof). The following shall constitute "Special Events":

          (i) the status of capital improvements (i.e., work has commenced, work is underway or work is completed) having a cost of $1,000,000 or more required under the Mortgage Loan Documents, to the extent that the Master Servicer is administering reserves related to such improvements and based solely on requests for reserve disbursements from, or information provided by or on behalf of, the applicable Borrower;

          (ii) any material lien being recorded on a Mortgaged Property of which the Master Servicer has knowledge, if such recordation, in the reasonable, good faith judgment of the Master Servicer, is a Servicing Transfer Event;

          (iii) such other information as the Master Servicer or Special Servicer elects to present, such as information regarding leasing activities in the market any anchor space (which, for such purposes, shall be space comprising more than 20% of the gross leasable area), new developments, net absorption and market vacancy rates, rents and expenses; and

          (iv) any event reported to the Trustee as such by the Depositor.

     The Trustee shall list the occurrence of any Special Event on its Internet Website promptly upon receipt of notice from the Master Servicer, Special Servicer or the Depositor, as applicable, but no later than the next scheduled Distribution Date. All information to be delivered to the Trustee pursuant to the preceding paragraph shall be in such form as is reasonably acceptable to the Master Servicer, the Special Servicer or the Depositor, as applicable, and the Trustee from time to time.

     The Trustee's Internet Website shall be located at "www.ctslink.com/cmbs" or at such other address as shall be specified by the Trustee from time to time in the Trustee Report and in one or more written notices delivered to the other parties hereto, the Controlling Class Representative (if any), the Certificateholders and the Rating Agencies. In connection with providing access to the Trustee's Internet Website and fax on demand servicer, the Trustee may require registration and the acceptance of a disclaimer. The Trustee shall not be liable for the dissemination of information in accordance with this Agreement. During any period that reports are required to be filed with the Commission with respect to the Trust pursuant to Section 15(d) of the Exchange Act, access to information regarding the Trust on the Trustee's Internet Website will be conditioned to the party attempting to gain such access electronically agreeing to keep confidential any such information that has not been filed with the Commission.

     The Trustee shall be entitled to rely on but shall not be responsible for the content or accuracy of any information provided by third parties for purposes of preparing the Trustee Report and may affix thereto any disclaimer it deems appropriate in its reasonable discretion (without suggesting liability on the part of any other party hereto).

     (b) By 12:00 p.m. New York City time on the second Business Day following each Determination Date, the Master Servicer shall deliver to the Trustee the CMSA Loan Periodic Update File, reflecting information as of the close of business on the last day of the Collection Period, in a mutually agreeable electronic format. Such CMSA Loan Periodic Update File and any written information supplemental thereto shall include such information with respect to the Mortgage Loans that is reasonably required by the Trustee for purposes of making the calculations and preparing the reports for which the Trustee is responsible pursuant to Section 4.01, this Section 4.02, Section 4.04 or any other section of this Agreement, as set forth in reasonable written specifications or guidelines issued by the Trustee from time to time. Such information may be delivered by the Master Servicer to the Trustee by telecopy or in such electronic or other form as may be reasonably acceptable to the Trustee and the Master Servicer.

     Notwithstanding the foregoing, because the Master Servicer will not receive the Servicing Files until the Closing Date and will not have sufficient time to review and analyze such Servicing Files before the initial Distribution Date, the parties agree that the CMSA Loan Periodic Update File required to be delivered in April 2001 will be based solely upon information generated from actual collections received by the Master Servicer and from information the Depositor delivers or causes to be delivered to the Master Servicer (including but not limited to information prepared by third party servicers of the Mortgage Loans with respect to the period prior to the Closing Date). The Special Servicer shall from time to time (and, in any event, as may be reasonably required by the Master Servicer) provide the Master Servicer with such information in its possession regarding the Specially Serviced Mortgage Loans and REO Properties as may be necessary for the Master Servicer to prepare each report and any supplemental information to be provided by the Master Servicer to the Trustee.

     Notwithstanding the foregoing, the failure of the Master Servicer or Special Servicer to disclose any information otherwise required to be disclosed pursuant to Section 4.02(a), this Section 4.02(b) or Section 4.02(c) shall not constitute a breach of Section 4.02(a), this Section 4.02(b) or of Section 4.02(c) to the extent the Master Servicer or the Special Servicer so fails because such disclosure, in the reasonable belief of the Master Servicer or the Special Servicer, as the case may be, would violate any applicable law or any provision of a Mortgage Loan Document prohibiting disclosure of information with respect to the Mortgage Loans or the Mortgaged Properties, would constitute a waiver of the attorney-client privilege on behalf of the Trust or would otherwise materially harm the Trust Fund. The Master Servicer or the Special Servicer may affix to any information provided by it any disclaimer it deems appropriate in its reasonable discretion (without suggesting liability on the part of any other party hereto).

     (c) Within a reasonable period of time after the end of each calendar year, the Trustee shall prepare, or cause to be prepared, and mail to each Person who at any time during the calendar year was a Certificateholder (i) a statement containing the aggregate information set forth on page 2 of Exhibit E hereto for such calendar year or applicable portion thereof during which such person was a Certificateholder and (ii) such other customary information as the Trustee deems necessary or desirable for Certificateholders to prepare their federal, state and local income tax returns, including the amount of original issue discount accrued on the Certificates, if applicable. The obligations of the Trustee in the immediately preceding sentence shall be deemed to have been satisfied to the extent that substantially comparable information shall be provided by the Trustee pursuant to any requirements of the Code. As soon as practicable following the request of any Certificateholder in writing, the Trustee shall furnish to such Certificateholder such information regarding the Mortgage Loans and the Mortgaged Properties as such Certificateholder may reasonably request and, as has been furnished to, or may otherwise be in the possession of, the Trustee. The Master Servicer and the Special Servicer shall promptly provide to the Depositor and the Trustee such information regarding the Mortgage Loans and the Mortgaged Properties as such party may reasonably request and that has been furnished to, or may otherwise be in the possession of, the Master Servicer or the Special Servicer, as the case may be.

     SECTION 4.03. P&I Advances.

     (a) On or before 2:00 p.m., New York City time, on each P&I Advance Date, the Master Servicer shall, subject Section 4.03(c), either (i) remit from its own funds to the Trustee for deposit into the Distribution Account an amount equal to the aggregate amount of P&I Advances, if any, to be made in respect of the related Distribution Date, (ii) apply amounts held in the Collection Account for future distribution to Certificateholders in subsequent months in discharge of any such obligation to make P&I Advances, or (iii) make P&I Advances in the form of any combination of (i) and (ii) aggregating the total amount of P&I Advances to be made. Any amounts held in the Collection Account for future distribution and so used to make P&I Advances shall be appropriately reflected in the Master Servicer's records and replaced by the Master Servicer by deposit in the Collection Account prior to the next succeeding Master Servicer Remittance Date (to the extent not previously replaced through the deposit of Late Collections of the delinquent principal and interest in respect of which such P&I Advances were made). If, as of 3:30 p.m., New York City time, on any P&I Advance Date, the Master Servicer shall not have made any P&I Advance required to be made on such date pursuant to this Section 4.03(a) (and shall not have delivered to the Trustee the Officer's Certificate and other documentation related to a determination of nonrecoverability of a P&I Advance pursuant to
Section 4.03(c)) or shall not have remitted any portion of the Master Servicer Remittance Amount required to be remitted on such date, then the Trustee shall provide notice of such failure to the Master Servicer by facsimile transmission as soon as possible, but in any event before 4:30 p.m., New York City time, on such P&I Advance Date. If after such notice the Trustee does not receive the full amount of such P&I Advances by 6:00 p.m., New York City time, on such P&I Advance Date, then the Trustee shall (not later than 11:00 a.m., New York City time, on the related Distribution Date) make, and if the Trustee fails to do so, any Fiscal Agent shall (not later than 12:00 noon, New York City time, on the related Distribution Date) make, the portion of such P&I Advances that was required to be, but was not, made or remitted, as the case may be, by the Master Servicer with respect to the related Distribution Date.

     (b) The aggregate amount of P&I Advances to be made by the Master Servicer in respect of any Distribution Date, subject to Section 4.03(c) below, shall equal the aggregate of all Monthly Payments (other than Balloon Payments) and any Assumed Monthly Payments, in each case net of any related Master Servicing Fees and Workout Fees, due or deemed due, as the case may be, in respect of the Mortgage Loans (including Balloon Mortgage Loans delinquent as to their respective Balloon Payments and including the Crystal Pavilion/Petry Building Mortgage Loan) and any REO Mortgage Loans on their respective Due Dates during the related Collection Period, in each case to the extent such amount was not paid by or on behalf of the related Borrower or otherwise collected by or on behalf of the Trust as of the close of business on the related Determination Date; provided that, if an Appraisal Reduction Amount exists with respect to any Required Appraisal Loan, then the interest portion of any P&I Advance required to be made in respect of such Required Appraisal Loan for the related Distribution Date shall be reduced (it being herein acknowledged that there shall be no reduction in the principal portion of such P&I Advance) to equal the product of (i) the amount of the interest portion of such P&I Advance that would otherwise be required to be made in respect of such Required Appraisal Loan for such Distribution Date without regard to this proviso, multiplied by (ii) a fraction, expressed as a percentage, the numerator of which shall equal the Stated Principal Balance of such Required Appraisal Loan immediately prior to such Distribution Date, net of the related Appraisal Reduction Amount, and the denominator of which shall equal the Stated Principal Balance of such Required Appraisal Loan immediately prior to such Distribution Date.

     (c) Notwithstanding anything herein to the contrary, no P&I Advance shall be required to be made hereunder if such P&I Advance would, if made, constitute a Nonrecoverable P&I Advance. The determination by the Master Servicer (or, if applicable, the Trustee or any Fiscal Agent) that it has made a Nonrecoverable P&I Advance or that any proposed P&I Advance, if made, would constitute a Nonrecoverable P&I Advance, shall be made by such Person in its reasonable, good faith judgment and shall be evidenced by an Officer's Certificate delivered to the Depositor, to the Special Servicer, to the Controlling Class Representative and, if made by the Master Servicer, to the Trustee (on or before the related P&I Advance Date in the case of a proposed P&I Advance), setting forth the basis for such determination, accompanied by a copy of an Appraisal of the related Mortgaged Property or REO Property performed within the 12 months preceding such determination by a Qualified Appraiser, and further accompanied by any other information, including engineers' reports, environmental surveys or similar reports, that the Person making such determination may have obtained and that support such determination. The Trustee and any Fiscal Agent shall be entitled to conclusively rely on any nonrecoverability determination made by the Master Servicer with respect to a particular P&I Advance. The Special Servicer shall promptly furnish any party required to make P&I Advances hereunder with any information in its possession regarding the Specially Serviced Mortgage Loans and REO Properties as such party required to make P&I Advances may reasonably request.

     (d) The Master Servicer, the Trustee and any Fiscal Agent shall each be entitled to receive interest at the Reimbursement Rate in effect from time to time, accrued on the amount of each P&I Advance made thereby (with its own funds), for so long as such P&I Advance is outstanding (or, if such P&I Advance was made prior to the end of any grace period applicable to the subject delinquent Monthly Payment, for so long as such P&I Advance is outstanding following the end of such grace period). Such interest with respect to any P&I Advance shall be payable: (i) first, in accordance with Sections 3.05 and 3.26, out of any Default Charges subsequently collected on the particular Mortgage Loan or REO Mortgage Loan as to which such P&I Advance relates; and (ii) then, after such P&I Advance is reimbursed, but only if and to the extent that such Default Charges are insufficient to cover such Advance Interest, out of general collections on the Mortgage Loans and REO Properties on deposit in the Collection Account. The Master Servicer shall reimburse itself, the Trustee or any Fiscal Agent, as applicable, for any outstanding P&I Advance made thereby as soon as practicable after funds available for such purpose are deposited in the Collection Account, and in no event shall interest accrue in accordance with this Section 4.03(d) on any P&I Advance as to which the corresponding Late Collection was received by or on behalf of the Trust as of the related P&I Advance Date. The Master Servicer shall not be entitled to Advance Interest to the extent a payment is received but is being held by or on behalf of the Master Servicer in suspense.

     SECTION 4.04. Allocation of Realized Losses and Additional Trust Fund Expenses.

     (a) On each Distribution Date, following the distributions to Certificateholders to be made on such date pursuant to Sections 4.01(a) and 4.01(b), the Trustee shall determine the amount, if any, by which (i) the then aggregate of the Class Principal Balances of all the Classes of Principal Balance Certificates, exceeds (ii) the aggregate Stated Principal Balance of the Mortgage Pool that will be outstanding immediately following such Distribution Date. If such excess does exist, then the Class Principal Balances of the Class O, Class N, Class M, Class L, Class K, Class J, Class H, Class G, Class F, Class E, Class D, Class C and Class B Certificates shall be reduced sequentially, in that order, until such excess is reduced to zero; provided that, no such Class of Certificates shall have its Class Principal Balance reduced unless and until the Class Principal Balance of each other Class of Certificates, if any, listed in front of it has been reduced to zero; and provided, further, that if after the foregoing reductions, the amount described in clause (i) of the preceding sentence still exceeds the amount described in clause (ii) of such sentence, then the respective Class Principal Balances of the Class A-1, Class A-2 and Class A-3 Certificates shall be reduced on a pro rata basis in accordance with the relative sizes of such Class Principal Balances, until any such remaining excess is reduced to zero. All such reductions in the Class Principal Balances of the respective Classes of the Principal Balance Certificates shall constitute allocations of Realized Losses and Additional Trust Fund Expenses.

     (b) On each Distribution Date, following the deemed distributions to be made in respect of the REMIC II Regular Interests on such date pursuant to
Section 4.01(k), the Trustee shall determine the amount, if any, by which (i) the then aggregate Uncertificated Principal Balance of the REMIC II Regular Interests, exceeds (ii) the aggregate Stated Principal Balance of the Mortgage Pool that will be outstanding immediately following such Distribution Date. If such excess does exist, then the Uncertificated Principal Balances of REMIC II Regular Interest O, REMIC II Regular Interest N, REMIC II Regular Interest M, REMIC II Regular Interest L, REMIC II Regular Interest K, REMIC II Regular Interest J, REMIC II Regular Interest H, REMIC II Regular Interest G, REMIC II Regular Interest F, REMIC II Regular Interest E, REMIC II Regular Interest D, REMIC II Regular Interest C and REMIC II Regular Interest B, shall be reduced sequentially, in that order, until such excess is reduced to zero; provided that, no such REMIC II Regular Interest shall have its Uncertificated Principal Balance reduced unless and until the Uncertificated Principal Balance of each other REMIC II Regular Interest, if any, listed in front of it has been reduced to zero; and provided, further, that if after the foregoing reductions, the amount described in clause (i) of the preceding sentence still exceeds the amount described in clause (ii) of such sentence, then the respective Uncertificated Principal Balances of (A) REMIC II Regular Interest A-1, (B) REMIC II Regular Interest A-2 and (C) REMIC II Regular Interest A-3-1 and REMIC II Regular Interest A-3-2, as a collective matter in the order described in the next sentence, shall be reduced on a pro rata basis in accordance with the relative sizes of such Uncertificated Principal Balances, until any such remaining excess is reduced to zero. Any reductions in the Uncertificated Principal Balances of REMIC II Regular Interest A-3-1 and REMIC II Regular Interest A-3-2 pursuant to the prior sentence shall be made: first, to the Uncertificated Principal Balance of REMIC II Regular Interest A-3-1, until such Uncertificated Principal Balance is reduced to zero; and second, to the Uncertificated Principal Balance of REMIC II Regular Interest A-3-2. All such reductions in the Uncertificated Principal Balances of the respective REMIC II Regular Interests shall be deemed to constitute allocations of Realized Losses and Additional Trust Fund Expenses.

     (c) On each Distribution Date, following the deemed distributions to be made in respect of the REMIC I Regular Interests pursuant to Section 4.01(l), the Uncertificated Principal Balance of each REMIC I Regular Interest (after taking account of such deemed distributions) shall be reduced to the extent necessary to equal the Stated Principal Balance of the related Mortgage Loan or REO Mortgage Loan, as the case may be (or, if applicable in cases involving the substitution of multiple Replacement Mortgage Loans, the aggregate Stated Principal Balance of each and every related Mortgage Loan and/or REO Mortgage Loan, as the case may be), that will be outstanding immediately following such Distribution Date. All such reductions in the Uncertificated Principal Balances of the respective REMIC I Regular Interests shall be deemed to constitute allocations of Realized Losses and Additional Trust Fund Expenses.

     SECTION 4.05. Calculations.

     Provided that the Trustee receives the necessary information from the Master Servicer and/or Special Servicer, the Trustee shall be responsible for performing all calculations necessary in connection with the actual and deemed distributions to be made pursuant to Section 4.01, the preparation of the Trustee Reports pursuant to Section 4.02(a) and the actual and deemed allocations of Realized Losses and Additional Trust Fund Expenses to be made pursuant to Section 4.04. The Trustee shall calculate the Standard Available Distribution Amount for each Distribution Date and shall allocate such amount among Certificateholders in accordance with this Agreement. Absent actual knowledge of an error therein, the Trustee shall have no obligation to recompute, recalculate or otherwise verify any information provided to it by the Master Servicer. The calculations by the Trustee contemplated by this Section
4.05 shall, in the absence of manifest error, be presumptively deemed to be correct for all purposes hereunder.

                                   ARTICLE V

                                THE CERTIFICATES

     SECTION 5.01. The Certificates.

     (a) The Certificates will be substantially in the respective forms attached hereto as Exhibits A-1 through A-6; provided, however, that any of the Certificates may be issued with appropriate insertions, omissions, substitutions and variations, and may have imprinted or otherwise reproduced thereon such legend or legends, not inconsistent with the provisions of this Agreement, as may be required to comply with any law or with rules or regulations pursuant thereto, or with the rules of any securities market in which the Certificates are admitted to trading, or to conform to general usage. The Certificates will be issuable in registered form only; provided, however, that in accordance with
Section 5.03 beneficial ownership interests in the Class A-CP, Class A-X, Class A-Y, Class A-1, Class A-2, Class A-3, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J and Class K Certificates initially shall (and, at the option of the Depositor, following the Closing Date, all or a portion of any other Class of Certificates may) be held and transferred through the book-entry facilities of the Depositary. The Class A-CP, Class A-X, Class A-Y, Class A-1, Class A-2, Class A-3, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J and Class K Certificates will be issuable only in denominations corresponding to initial Certificate Principal Balances (or, in the case of the Interest Only Certificates, initial Certificate Notional Amounts) as of the Closing Date of not less than $10,000 and any whole dollar denomination in excess thereof. The other REMIC III Regular Interest Certificates will be issuable only in denominations corresponding to initial Certificate Principal Balances as of the Closing Date of not less than $100,000 and any whole dollar denomination in excess thereof. The Class R Certificates and the Class V Certificates will be issuable only in denominations representing Percentage Interests in the related Class of not less than 10.0%.

     (b) The Certificates shall be executed by manual or facsimile signature on behalf of the Trustee in its capacity as trustee hereunder by an authorized officer. Certificates bearing the manual or facsimile signatures of individuals who were at any time the authorized signatory of the Trustee shall be entitled to all benefits under this Agreement, subject to the following sentence, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Certificates or did not hold such offices at the date of such Certificates. No Certificate shall be entitled to any benefit under this Agreement, or be valid for any purpose, however, unless there appears on such Certificate a certificate of authentication substantially in the form provided for herein executed by the Certificate Registrar by manual signature, and such certificate of authentication upon any Certificate shall be conclusive evidence, and the only evidence, that such Certificate has been duly authenticated and delivered hereunder. All Certificates shall be dated the date of their authentication.

     SECTION 5.02. Registration of Transfer and Exchange of Certificates.

     (a) At all times during the term of this Agreement, there shall be maintained at the office of the Certificate Registrar a Certificate Register in which, subject to such reasonable regulations as the Certificate Registrar (located as of the Closing Date at Wells Fargo Center, Sixth and Marquette, MAC# N9303-121, Minneapolis, Minnesota 55479-0113) may prescribe, the Certificate Registrar shall provide for the registration of Certificates and of transfers and exchanges of Certificates as herein provided. The Trustee is hereby initially appointed (and hereby agrees to act in accordance with the terms hereof) as Certificate Registrar for the purpose of registering Certificates and transfers and exchanges of Certificates as herein provided. The Trustee may appoint, by a written instrument delivered to the other parties hereto, any other bank or trust company to act as Certificate Registrar under such conditions as the Trustee may prescribe, provided that the Trustee shall not be relieved of any of its duties or responsibilities hereunder as Certificate Registrar by reason of such appointment. If the Trustee resigns or is removed in accordance with the terms hereof, the successor trustee shall immediately succeed to its predecessor's duties as Certificate Registrar. The Depositor, the Master Servicer and the Special Servicer shall have the right to inspect the Certificate Register or to obtain a copy thereof at all reasonable times, and to rely conclusively upon a certificate of the Certificate Registrar as to the information set forth in the Certificate Register.

     If three or more Certificateholders make a written request to the Trustee, and such request states that such Certificateholders desire to communicate with other Certificateholders with respect to their rights under this Agreement or under the Certificates and is accompanied by a copy of the communication that such requesting Certificateholders propose to transmit, then the Trustee shall, within 30 days after the receipt of such request, afford (or cause any other Certificate Registrar to afford) the requesting Certificateholders access during normal business hours to, or deliver to the requesting Certificateholders a copy of, the most recent list of Certificateholders held by the Certificate Registrar (which list shall be current as of a date no earlier than 30 days prior to the Trustee's receipt of such request). Every Certificateholder, by receiving such access, acknowledges that neither the Certificate Registrar nor the Trustee will be held accountable in any way by reason of the disclosure of any information as to the names and addresses of any Certificateholder regardless of the source from which such information was derived.

     (b) No transfer, sale, pledge or other disposition of any Non-Registered Certificate or interest therein shall be made unless that transfer, sale, pledge or other disposition is exempt from the registration and/or qualification requirements of the Securities Act and any applicable state securities laws, or is otherwise made in accordance with the Securities Act and such state securities laws.

     If a transfer of any Non-Registered Certificate is to be made without registration under the Securities Act (other than in connection with the initial issuance of the Certificates or a transfer of any Non-Registered Certificate by the Depositor or an Affiliate of the Depositor or, in the case of a Book-Entry Non-Registered Certificate, any transfer of such Certificate to a successor Depository or to the applicable Certificate Owner in accordance with Section 5.03(c)), then the Certificate Registrar shall refuse to register such transfer unless it receives (and, upon receipt, may conclusively rely upon) either: (i) a certificate from the Certificateholder desiring to effect such transfer substantially in the form attached hereto as Exhibit F-1A; or (ii) a certificate from the Certificateholder desiring to effect such transfer substantially in the form attached hereto as Exhibit F-1B and a certificate from such Certificateholder's prospective Transferee substantially in the form attached hereto either as Exhibit F-2A or as Exhibit F-2B; or (iii) an Opinion of Counsel satisfactory to the Trustee to the effect that such transfer may be made without registration under the Securities Act (which Opinion of Counsel shall not be an expense of the Trust or of the Depositor, the Master Servicer, the Special Servicer, the Trustee, any Fiscal Agent or the Certificate Registrar in their respective capacities as such), together with the written certification(s) as to the facts surrounding such transfer from the Certificateholder desiring to effect such transfer and/or such Certificateholder's prospective Transferee on which such Opinion of Counsel is based.

     If a transfer of an interest in any Book-Entry Non-Registered Certificate that relates to a Rule 144A Global Certificate or an IAI Global Certificate is to be made without registration under the

Securities Act (other than in connection with the initial issuance of the Certificates or a transfer of an interest in a Book-Entry Non-Registered Certificate by the Depositor or an Affiliate of the Depositor), then the Certificate Owner desiring to effect such transfer shall require from its prospective Transferee: (i) a certificate substantially in the form attached either as Exhibit F-2C hereto or as Exhibit F-2D hereto; or (ii) an Opinion of Counsel to the effect that such transfer may be made without registration under the Securities Act. Any interest in a Book-Entry Non-Registered Certificate that relates to a Rule 144A or an IAI Global Certificate shall not be transferred to any Person who takes delivery other than in the form of an interest in one of those two Global Certificates for the subject Class; provided that if the transferee is to take an interest in either such Global Certificate for any Class and the transferor had held the interest to be transferred in the other such Global Certificate, then the transferor shall notify the Trustee and deliver thereto a copy of the transfer certificate delivered by the transferee in accordance with the prior sentence, whereupon the Trustee shall make the appropriate debits and credits to the denominations of those Global Certificates. If any Transferee of an interest in a Book-Entry Non-Registered Certificate that relates to a Rule 144A or an IAI Global Certificate does not, in connection with the subject transfer, deliver to the Transferor the Opinion of Counsel or one of the certifications described in the preceding sentence, then such Transferee shall be deemed to have represented and warranted that all the certifications set forth in either Exhibit F-2C or Exhibit F-2D hereto are, with respect to the subject transfer, true and correct.

     Notwithstanding the preceding paragraph, any interest in the Rule 144A Global Certificate or the IAI Global Certificate in respect of the Class A-CP, Class A-X, Class A-Y, Class E, Class F or Class G Certificates may be transferred (without delivery of any certificate or Opinion of Counsel described in clauses (i) and (ii) of the first sentence of the preceding paragraph) by the Depositor or any Affiliate of the Depositor to any Person who takes delivery in the form of a beneficial interest in the Regulation S Global Certificate for such Class upon delivery to the Certificate Registrar of (x) a certificate to the effect that the Certificate Owner desiring to effect such transfer is the Depositor or an Affiliate of the Depositor and (y) such written orders and instructions as are required under the applicable procedures of the Depository, Clearstream and Euroclear to direct the Trustee to debit the account of a Depository Participant by a denomination of interests in such Rule 144A or IAI Global Certificate, and credit the account of a Depository Participant by a denomination of interests in such Regulation S Global Certificate, that is equal to the denomination of beneficial interests in the Class A-CP, Class A-X, Class A-Y, Class E, Class F or Class G Certificates to be transferred. Upon delivery to the Certificate Registrar of such certification and orders and instructions, the Trustee, subject to and in accordance with the applicable procedures of the Depository, shall reduce the denomination of the Rule 144A or IAI Global Certificate in respect of the Class A-CP, Class A-X, Class A-Y, Class E, Class F or Class G Certificates, and increase the denomination of the Regulation S Global Certificate for such Class, by the denomination of the beneficial interest in such Class specified in such orders and instructions.

     On and prior to the Release Date, beneficial interests in the Regulation S Temporary Global Certificate in respect of the Class A-CP, Class A-X, Class A-Y, Class E, Class F or Class G Certificates shall not be transferred to any Person who takes delivery other than in the form of a beneficial interest in such Regulation S Temporary Global Certificate, and the Certificate Owner desiring to effect such transfer shall be required to obtain from such Certificate Owner's prospective Transferee a Regulation S Certificate. Not earlier than the Release Date, beneficial interests in the Regulation S Temporary Global Certificate in respect of the Class A-CP, Class A-X, Class A-Y, Class E, Class F or Class G Certificates shall be exchangeable for beneficial interests in the Regulation S Permanent Global Certificate for such Class. Beneficial interests in the Regulation S Temporary Global

Certificates in respect of the Class A-CP, Class A-X, Class A-Y, Class E, Class F or Class G Certificates may be held only through Euroclear or Clearstream. The Regulation S Permanent Global Certificates in respect of the Class A-CP, Class A-X, Class A-Y, Class E, Class F or Class G Certificates shall be deposited with the Trustee as custodian for the Depository and registered in the name of Cede & Co. as nominee of the Depository.

     None of the Depositor, the Trustee or the Certificate Registrar is obligated to register or qualify any Class of Non-Registered Certificates under the Securities Act or any other securities law or to take any action not otherwise required under this Agreement to permit the transfer of any Non-Registered Certificate or interest therein without registration or qualification. Any Certificateholder or Certificate Owner desiring to effect a transfer, sale, pledge or other disposition of any Non-Registered Certificate or interest therein shall, and does hereby agree to, indemnify the Depositor, CSFBC, the Trustee, any Fiscal Agent, the Master Servicer, the Special Servicer and the Certificate Registrar against any liability that may result if such transfer, sale, pledge or other disposition is not exempt from the registration and/or qualification requirements of the Securities Act and any applicable state securities laws or is not made in accordance with such federal and state laws.

     (c) No transfer of any Certificate or interest therein shall be made (A) to any retirement plan or other employee benefit plan, including individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts in which such plans, accounts or arrangements are invested, including insurance company general accounts, that is subject to ERISA or the Code (each, a "Plan"), or (B) to any Person who is directly or indirectly purchasing such Certificate on behalf of, as named fiduciary of, as trustee of, or with assets of a Plan, if the purchase and holding of such Certificate or interest therein by the prospective Transferee would result in a violation of
Section 406 or 407 of ERISA or Section 4975 of the Code or would result in the imposition of an excise tax under Section 4975 of the Code.

     Except in connection with the initial issuance of the Certificates or any transfer of a Non-Registered Certificate by the Depositor or an Affiliate of the Depositor or, in the case of a Book-Entry Non-Registered Certificate, any transfer of such Certificate to a successor Depositary or to the applicable Certificate Owner in accordance with Section 5.03(c), the Certificate Registrar shall refuse to register the transfer of a Non-Registered Certificate unless it has received from the prospective Transferee, either (i) a certification to the effect that such prospective Transferee is not a Plan and is not directly or indirectly purchasing such Certificate or interest therein on behalf of, as named fiduciary of, as trustee of, or with assets of a Plan; or (ii) a certification to the effect that the purchase and continued holding of such Certificate by such prospective Transferee is exempt from the prohibited transaction provisions of Section 406 and 407 of ERISA and Section 4975 of the Code under Sections I and III of Prohibited Transaction Class Exemption 95-60; or (iii) in the case of a Non-Registered Certificate that is rated investment grade by at least one of the Rating Agencies and is being acquired by or on behalf of a Plan in reliance on the Underwriter Exemption, a certification to the effect that such Plan (X) is an accredited investor as defined in Rule 501(a)(1) of Regulation D of the Securities Act, (Y) is not sponsored (within the meaning of Section 3(16)(B) of ERISA) by the Trustee, any Exemption-favored Party, the Depositor, either Mortgage Loan Seller, the Master Servicer, the Special Servicer, any Sub-Servicer or any Borrower with respect to Mortgage Loans constituting 5% of the aggregate unamortized principal of all the Mortgage Loans determined as of the Closing Date, or by any Affiliate of such Person, and
(Z) agrees that it will obtain from each of its Transferees a written representation that such Transferee, if a Plan, satisfies the requirements of the immediately preceding clauses (iii)(X) and (iii)(Y), together with a written agreement that such Transferee will obtain from each of its Transferees that are Plans a similar written representation regarding satisfaction of the requirements of the immediately preceding clauses (iii)(X) and (iii)(Y); or (iv) a certification of facts and an Opinion of Counsel (which Opinion of Counsel shall not be an expense of the Trustee, the Certificate Registrar or the Trust) which otherwise establish to the reasonable satisfaction of the Trustee that such transfer will not result in a violation of Section 406 or 407 of ERISA or
Section 4975 of the Code or result in the imposition of an excise tax under
Section 4975 of the Code. It is hereby acknowledged that the form of certification attached hereto as Exhibit G-1 is acceptable for purposes of the preceding sentence.

     Except in connection with the initial issuance of the Certificates or any transfer of an interest in a Book-Entry Non-Registered Certificate by the Depositor or an Affiliate of the Depositor, the Certificate Owner desiring to effect a transfer of an interest in a Book-Entry Non-Registered Certificate shall obtain from its prospective Transferee either (i) a certification to the effect that such prospective Transferee is not a Plan and is not directly or indirectly purchasing such interest in such Certificate on behalf of, as named fiduciary of, as trustee of, or with assets of a Plan; or (ii) if such Certificate is rated investment grade by at least one of the Rating Agencies and interest in such Certificate is being acquired by or on behalf of a Plan in reliance on the Underwriter Exemption, a certification to the effect that such Plan (X) is an accredited investor as defined in Rule 501(a)(1) of Regulation D of the Securities Act, (Y) is not sponsored (within the meaning of Section 3(16)(B) of ERISA) by the Trustee, the Depositor, any Mortgage Loan Seller, the Master Servicer, the Special Servicer, any Sub-Servicer or any Borrower with respect to Mortgage Loans constituting 5% of the aggregate unamortized principal of all the Mortgage Loans determined as of the Closing Date, or by any Affiliate of such Person, and (Z) agrees that it will obtain from each of its Transferees a written representation that such Transferee, if a Plan, satisfies the requirements of the immediately preceding clauses (ii)(X) and (ii)(Y), together with a written agreement that such Transferee will obtain from each of its Transferees that are Plans a similar written representation regarding satisfaction of the requirements of the immediately preceding clauses (ii)(X) and (ii)(Y); or (iii) a certification of facts and an Opinion of Counsel to the effect that such transfer will not result in a violation of Section 406 or 407 of ERISA or Section 4975 of the Code or result in the imposition of an excise tax under Section 4975 of the Code. It is hereby acknowledged that the form of certification attached hereto as Exhibit G-2 is acceptable for purposes of the preceding sentence.

     Each Transferee of any Registered Certificate that is a Definitive Certificate or of an interest in any Book-Entry Certificate shall be deemed to have represented and warranted that either: (i) such Transferee is not a Plan and is not directly or indirectly purchasing such Certificate or interest therein on behalf of, as named fiduciary of, as trustee of, or with assets of a Plan; or (ii) the purchase and continued holding of such Certificate or interest therein by such Transferee is exempt from the prohibited transaction provisions of Section 406 and 407 of ERISA and Section 4975 of the Code.

          (d) (i) Each Person who has or who acquires any Ownership Interest in a Class R Certificate shall be deemed by the acceptance or acquisition of such Ownership Interest to have agreed to be bound by the following provisions and to have irrevocably authorized the Trustee under clause
     (d)(ii) below to deliver payments to a Person other than such Person and, further, to negotiate the terms of any mandatory disposition and to execute all instruments of Transfer and do all other things necessary in connection with any such disposition. The rights of each Person acquiring any Ownership Interest in a Class R Certificate are expressly subject to the following provisions:

     (A) Each Person holding or acquiring any Ownership Interest in a Class R Certificate shall be a Permitted Transferee and shall promptly notify the Trustee of any change or impending change in its status as a Permitted Transferee.

     (B) In connection with any proposed Transfer of any Ownership Interest in a Class R Certificate, the Certificate Registrar shall require delivery to it, and shall not register the Transfer of any Class R Certificate until its receipt, of an affidavit and agreement substantially in the form attached hereto as Exhibit H-1 (a "Transfer Affidavit and Agreement"), from the proposed Transferee, representing and warranting, among other things, that such Transferee is a Permitted Transferee, that it is not acquiring its Ownership Interest in the Class R Certificate that is the subject of the proposed Transfer as a nominee, trustee or agent for any Person that is not a Permitted Transferee, that for so long as it retains its Ownership Interest in a Class R Certificate it will endeavor to remain a Permitted Transferee, and that it has reviewed the provisions of this
          Section 5.02(d) and agrees to be bound by them.

     (C) Notwithstanding the delivery of a Transfer Affidavit and Agreement by a proposed Transferee under clause (B) above, if a Responsible Officer of either the Trustee or the Certificate Registrar has actual knowledge that the proposed Transferee is not a Permitted Transferee, no Transfer of an Ownership Interest in a Class R Certificate to such proposed Transferee shall be effected.

     (D) Each Person holding or acquiring any Ownership Interest in a Class R Certificate shall agree (1) to require a Transfer Affidavit and Agreement from any prospective Transferee to whom such Person attempts to transfer its Ownership Interest in such Class R Certificate and (2) not to transfer its Ownership Interest in such Class R Certificate unless it provides to the Certificate Registrar and the Trustee a certificate substantially in the form attached hereto as Exhibit H-2 stating that, among other things, it has no actual knowledge that such prospective Transferee is not a Permitted Transferee.

     (E) Each Person holding or acquiring an Ownership Interest in a Class R Certificate, by purchasing such Ownership Interest, agrees to give the Trustee written notice that it is a "pass-through interest holder" within the meaning of temporary Treasury regulation Section 1.67-3T(a)(2)(i)(A) immediately upon acquiring an Ownership Interest in a Class R Certificate if it is, or is holding an Ownership Interest in a Class R Certificate on behalf of, a "pass-through interest holder".

     (ii) If any purported Transferee shall become a Holder of a Class R Certificate in violation of the provisions of this Section 5.02(d), then the last preceding Holder of such Class R Certificate that was in compliance with the provisions of this Section 5.02(d) shall be restored, to the extent permitted by law, to all rights as Holder thereof retroactive to the date of registration of such Transfer of such Class R Certificate. None of the Depositor, the Trustee or the Certificate Registrar shall be under any liability to any Person for any registration of Transfer of a Class R Certificate that is in fact not permitted by this Section 5.02(d) or for making any payments due on such Certificate to the Holder thereof or for taking any other action with respect to such Holder under the provisions of this Agreement.

     If any purported Transferee shall become a Holder of a Class R Certificate in violation of the restrictions in this Section 5.02(d), then, to the extent that retroactive restoration of the rights of the preceding Holder of such Class R Certificate as described in the preceding paragraph of this clause (d)(ii) shall be invalid, illegal or unenforceable, the Trustee shall have the right, but not the obligation, to cause the transfer of such Class R Certificate to a Permitted Transferee selected by the Trustee on such terms as the Trustee may choose, and the Trustee shall not be liable to any Person having an Ownership Interest in such Class R Certificate or any other Person as a result of its exercise of such discretion. Such purported Transferee shall promptly endorse and deliver such Class R Certificate in accordance with the instructions of the Trustee. Such Permitted Transferee may be the Trustee itself or any Affiliate of the Trustee.

     (iii) The Trustee shall make available to the IRS and to those Persons specified by the REMIC Provisions all information furnished to it by the other parties hereto necessary to compute any tax imposed (A) as a result of the Transfer of an Ownership Interest in a Class R Certificate to any Person who is a Disqualified Organization, including the information described in Treasury Regulations Sections 1.860D-1(b)(5) and 1.860E-2(a)(5) with respect to the "excess inclusions" the Loan REMIC Residual Interest, the REMIC I Residual Interest, the REMIC II Residual Interest and the REMIC III Residual Interest and
(B) as a result of any regulated investment company, real estate investment trust, common trust fund, partnership, trust, estate or organization described in Section 1381 of the Code that holds an Ownership Interest in a Class R Certificate having as among its record holders at any time any Person which is a Disqualified Organization, and each of the other parties hereto shall furnish to the Trustee all information in its possession necessary for the Trustee to discharge such obligation. The Person holding such Ownership Interest shall be responsible for the reasonable compensation of the Trustee for providing such information.

     (iv) The provisions of this Section 5.02(d) set forth prior to this clause
(iv) may be modified, added to or eliminated, provided that there shall have been delivered to the Trustee the following:

     (A) written confirmation from each Rating Agency to the effect that the modification of, addition to or elimination of such provisions will not result in an Adverse Rating Event with respect to any Class of Rated Certificates; and

     (B) an Opinion of Counsel, in form and substance satisfactory to the Trustee, obtained at the expense of the party seeking such modification of, addition to or elimination of such provisions (but in no event at the expense of the Trustee or the Trust), to the effect that doing so will not (1) cause any REMIC Pool to cease to qualify as a REMIC or be subject to an entity-level tax caused by the Transfer of any Class R Certificate to a Person which is not a Permitted Transferee or (2) cause a Person other than the prospective Transferee to be subject to a REMIC-related tax caused by the Transfer of a Class R Certificate to a Person that is not a Permitted Transferee.

     (e) The Trust has not been registered as an investment company under the Investment Company Act. Accordingly, no transfer of any Class H, Class J, Class K, Class L, Class M, Class N or Class O Certificate or any interest therein shall be made to any Person other than an Institutional Accredited Investor or a Qualified Institutional Buyer, and no transfer of any Class V or Class R Certificate or any interest therein shall be made to any Person other than a Qualified Institutional Buyer. If a transfer of any such Certificate or any interest therein is to be made, then the Trustee (or, in the case of a Book-Entry Certificate, the Certificate Owner desiring to effect such transfer) shall require, in order to assure compliance with the foregoing, that the prospective transferee of such Certificate (or the transferor on its behalf) certify in writing that the prospective transferee is a Qualified Institutional Buyer or, alternatively, but solely in the case of a Class H, Class J, Class K, Class L, Class M, Class N or Class O Certificate, an Institutional Accredited Investor.

     (f) If a Person is acquiring any Non-Registered Certificate as a fiduciary or agent for one or more accounts, such Person shall be required to deliver to the Certificate Registrar a certification to the effect that, and such other evidence as may be reasonably required by the Trustee to confirm that, it has
(i) sole investment discretion with respect to each such account and (ii) full power to make the applicable foregoing acknowledgments, representations, warranties, certifications and/or agreements with respect to each such account as set forth in Subsections (b), (c), (d) and/or (e), as appropriate, of this
Section 5.02.

     (g) Subject to the preceding provisions of this Section 5.02, upon surrender for registration of transfer of any Certificate at the offices of the Certificate Registrar maintained for such purpose, the Trustee shall execute and the Certificate Registrar shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Certificates of authorized denominations of the same Class evidencing a like aggregate Percentage Interest.

     (h) At the option of any Holder, its Certificates may be exchanged for other Certificates of authorized denominations of the same Class evidencing a like aggregate Percentage Interest, upon surrender of the Certificates to be exchanged at the offices of the Certificate Registrar maintained for such purpose. Whenever any Certificates are so surrendered for exchange, the Trustee shall execute and the Certificate Registrar shall authenticate and deliver the Certificates which the Certificateholder making the exchange is entitled to receive.

     (i) Every Certificate presented or surrendered for transfer or exchange shall (if so required by the Certificate Registrar) be duly endorsed by, or be accompanied by a written instrument of transfer in the form satisfactory to the Certificate Registrar duly executed by, the Holder thereof or his attorney duly authorized in writing.

     (j) No service charge shall be imposed for any transfer or exchange of Certificates, but the Trustee or the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

     (k) All Certificates surrendered for transfer and exchange shall be physically canceled by the Certificate Registrar, and the Certificate Registrar shall dispose of such canceled Certificates in accordance with its standard procedures.

     (l) The Certificate Registrar or the Trustee shall provide to each of the other parties hereto, upon reasonable written request and at the expense of the requesting party, an updated copy of the Certificate Register.

     SECTION 5.03. Book-Entry Certificates.

     (a) The Class A-CP, Class A-X, Class A-Y, Class A-1, Class A-2, Class A-3, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J and Class K Certificates shall, in the case of each Class thereof, initially be issued (and, at the option of the Depositor, subsequent to the Closing Date, all or any portion of any other Class of Certificates may be issued) as one or more Certificates registered in the name of the Depositary or its nominee and, except as provided in Section 5.03(c), transfer of such Certificates may not be registered by the Certificate Registrar unless such transfer is to a successor Depositary that agrees to hold such Certificates for the respective Certificate Owners with Ownership Interests therein. Such Certificate Owners shall hold and, subject to Section 5.02, transfer their respective Ownership Interests in and to such Certificates through the book-entry facilities of the Depositary and, except as provided in Section 5.03(c) below, shall not be entitled to fully registered, physical Certificates ("Definitive Certificates") in respect of such Ownership Interests. All transfers by Certificate Owners of their respective Ownership Interests in the Book-Entry Certificates shall be made in accordance with the procedures established by the Depositary Participant or indirect participating brokerage firm representing each such Certificate Owner. Each Depositary Participant shall only transfer the Ownership Interests in the Book-Entry Certificates of Certificate Owners it represents or of indirect participating brokerage firms for which it acts as agent in accordance with the Depositary's normal procedures.

     (b) The Depositor, the Master Servicer, the Special Servicer, the Trustee, any Fiscal Agent and the Certificate Registrar may for all purposes, including the making of payments due on the Book-Entry Certificates, deal with the Depositary as the authorized representative of the Certificate Owners with respect to such Certificates for the purposes of exercising the rights of Certificateholders hereunder. The rights of Certificate Owners with respect to the Book-Entry Certificates shall be limited to those established by law and agreements between such Certificate Owners and the Depositary Participants and indirect participating brokerage firms representing such Certificate Owners. Multiple requests and directions from, and votes of, the Depositary as Holder of the Book-Entry Certificates with respect to any particular matter shall not be deemed inconsistent if they are made with respect to different Certificate Owners. The Trustee may establish a reasonable record date in connection with solicitations of consents from or voting by Certificateholders and shall give notice to the Depositary of such record date.

     (c) If (i)(A) the Depositor advises the Trustee and the Certificate Registrar in writing that the Depositary is no longer willing or able to discharge properly its responsibilities with respect to any Class of Book-Entry Certificates, and (B) the Depositor is unable to locate a qualified successor, or (ii) the Depositor at its option advises the Trustee and the Certificate Registrar in writing that it elects to terminate the book-entry system through the Depositary with respect to all or any portion of any Class of Book-Entry Certificates, the Certificate Registrar shall notify all affected Certificate Owners, through the Depositary, of the occurrence of any such event and of the availability of Definitive Certificates to such Certificate Owners requesting the same. Upon surrender to the Certificate Registrar of any Class of Book-Entry Certificates (or any portion of any Class thereof) by the Depositary, accompanied by registration instructions from the Depositary for registration of transfer, the Trustee shall execute, and the Certificate Registrar shall authenticate and deliver, the Definitive Certificates in respect of such Class (or portion thereof) to the Certificate Owners identified in such instructions. None of the Depositor, the Master Servicer, the Special Servicer, the Trustee or the Certificate Registrar shall be liable for any delay in delivery of such instructions and may conclusively rely on, and shall be protected in relying on, such instructions. Upon the issuance of Definitive Certificates for purposes of evidencing ownership of any Book-Entry Certificates, the registered holders of such Definitive Certificates shall be recognized as Certificateholders hereunder and, accordingly, shall be entitled directly to receive payments on, to exercise Voting Rights with respect to, and to transfer and exchange such Definitive Certificates.

     SECTION 5.04. Mutilated, Destroyed, Lost or Stolen Certificates.

     If (i) any mutilated Certificate is surrendered to the Certificate Registrar, or the Certificate Registrar receives evidence to its satisfaction of the destruction, loss or theft of any Certificate, and (ii) there is delivered to the Trustee and the Certificate Registrar such security or indemnity as may be reasonably required by them to save each of them harmless, then, in the absence of actual notice to the Trustee or the Certificate Registrar that such Certificate has been acquired by a bona fide purchaser, the Trustee shall execute and the Certificate Registrar shall authenticate and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Certificate, a new Certificate of the same Class and like Percentage Interest. Upon the issuance of any new Certificate under this Section, the Trustee and the Certificate Registrar may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other reasonable expenses (including the reasonable fees and expenses of the Trustee and the Certificate Registrar) connected therewith. Any replacement Certificate issued pursuant to this Section shall constitute complete and indefeasible evidence of ownership in the Trust Fund, as if originally issued, whether or not the lost, stolen or destroyed Certificate shall be found at any time.

     SECTION 5.05. Persons Deemed Owners.

     Prior to due presentment for registration of transfer, the Depositor, the Master Servicer, the Special Servicer, the Trustee, any Fiscal Agent, the Certificate Registrar and any agent of any of them may treat the Person in whose name any Certificate is registered as the owner of such Certificate for the purpose of receiving distributions pursuant to Section 4.01 and for all other purposes whatsoever, and none of the Depositor, the Master Servicer, the Special Servicer, the Trustee, any Fiscal Agent, the Certificate Registrar or any agent of any of them shall be affected by notice to the contrary.

     SECTION 5.06. Certification by Certificateholders and Certificate Owners.

     (a) Each Certificate Owner is hereby deemed by virtue of its acquisition of an Ownership Interest in the Book-Entry Certificates to agree to comply with the transfer requirements of Section 5.02.

     (b) To the extent that under the terms of this Agreement, it is necessary to determine whether any Person is a Certificateholder or a Certificate Owner, the Trustee shall make such determination based on a certificate of such Person which shall be substantially in the form of paragraph 1 of Exhibit K-1 hereto (or such other form as shall be reasonably acceptable to the Trustee) and shall specify the Class and Certificate Principal Balance or Certificate Notional Amount, as the case may be, of the Book-Entry Certificate beneficially owned; provided, however, that the Trustee shall not knowingly recognize such Person as a Certificate Owner if such Person, to the knowledge of a Responsible Officer of the Trustee, acquired its Ownership Interest in a Book-Entry Certificate in violation of Section 5.02, or if such Person's certification that it is a Certificate Owner is in direct conflict with information obtained by the Trustee from the Depositary, Depositary Participants and/or indirect participating brokerage firms for which Depositary Participants act as agents, with respect to the identity of a Certificate Owner. The Trustee shall exercise its reasonable discretion in making any determination under this Section 5.06(b) and shall afford any Person providing information with respect to its beneficial ownership of any Book-Entry Certificate an opportunity to resolve any discrepancies between the information provided and any other information available to the Trustee.

                                   ARTICLE VI

                     THE DEPOSITOR, THE MASTER SERVICER AND

                              THE SPECIAL SERVICER

     SECTION 6.01. Liability of the Depositor, the Master Servicer and the Special Servicer.

     The Depositor, the Master Servicer and the Special Servicer shall be liable in accordance herewith only to the extent of the respective obligations specifically imposed upon and undertaken by the Depositor, the Master Servicer and the Special Servicer.

     SECTION 6.02. Merger, Consolidation or Conversion of the Depositor, the Master Servicer or the Special Servicer.

     (a) Subject to Section 6.02(b), each of the Depositor, the Master Servicer and the Special Servicer shall each keep in full effect its existence, rights and franchises as a corporation, bank, trust company, partnership, limited liability company, association or other legal entity under the laws of the jurisdiction wherein it was organized, and each shall obtain and preserve its qualification to do business as a foreign entity in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this Agreement, the Certificates or any of the Mortgage Loans and to perform its respective duties under this Agreement.

     (b) Each of the Depositor, the Master Servicer and the Special Servicer may be merged or consolidated with or into any Person, or transfer all or substantially all of its assets to any Person, in which case, any Person resulting from any merger or consolidation to which the Depositor, the Master Servicer or the Special Servicer shall be a party, or any Person succeeding to the business of the Depositor, the Master Servicer, the Special Servicer, shall be the successor of the Depositor, the Master Servicer or the Special Servicer, as the case may be, hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding; provided, however, that no successor or surviving Person shall succeed to the rights of the Master Servicer or the Special Servicer unless (i) such succession will not result in an Adverse Rating Event with respect to any Class of Rated Certificates (as confirmed in writing to the Trustee by each Rating Agency) and (ii) such successor or Surviving Person makes the applicable representations and warranties set forth in Section 2.05 (in the case of a successor or surviving Person to the Master Servicer) or Section 2.06 (in the case of a successor or surviving Person to the Special Servicer), as applicable.

     SECTION 6.03. Limitation on Liability of the Depositor, the Master Servicer and the Special Servicer.

     None of the Depositor, the Master Servicer or the Special Servicer shall be under any liability to the Trust, the Trustee or the Certificateholders for any action taken or not taken in good faith pursuant to this Agreement or for errors in judgment; provided, however, that this provision shall not protect the Depositor, the Master Servicer or the Special Servicer against any liability to the Trust, the Trustee or the Certificateholders for the breach of a representation or warranty made by such party herein, or against any expense or liability specifically required to be borne by such party without right of reimbursement pursuant to the terms hereof, or against any liability which would otherwise be imposed by reason of misfeasance, bad faith or negligence in the performance of, or reckless disregard of, such party's obligations or duties hereunder. The Depositor, the Master Servicer or the Special Servicer and any director, member, manager, officer, employee or agent of any such party may rely in good faith on any document of any kind which, prima facie, is properly executed and submitted by any Person respecting any matters arising hereunder. The Depositor, the Master Servicer, the Special Servicer and any director, member, manager, officer, employee or agent of any such party, shall be indemnified and held harmless by the Trust out of the Collection Account against any loss, liability, cost or expense (including reasonable legal expenses) incurred in connection with any claim or any legal action relating to this Agreement or the Certificates, other than any loss, liability, cost or expense: (i) specifically required to be borne thereby pursuant to the terms hereof; (ii) that constitutes (or, but for the failure of the subject expense to be customary, reasonable or necessary, would constitute) a Servicing Advance that is otherwise reimbursable under this Agreement; or (iii) incurred in connection with any claim or any legal action against such party resulting from any breach of a representation or warranty made herein, any misfeasance, bad faith or negligence in the performance of, or reckless disregard of, obligations or duties hereunder or any willful or negligent violation of applicable law. None of the Depositor, the Master Servicer or the Special Servicer shall be under any obligation to appear in, prosecute or defend any legal action unless such action is related to its respective duties under this Agreement and, except in the case of a legal action the costs of which such party is specifically required hereunder to bear, in its opinion does not involve it in any ultimate expense or liability for which it would not be reimbursed hereunder; provided, however, that the Depositor, the Master Servicer or the Special Servicer may in its discretion undertake any such action which it may reasonably deem necessary or desirable with respect to the enforcement and/or protection of the rights and duties of the parties hereto and the interests of the Certificateholders hereunder. In such event, the legal expenses and costs of such action, and any liability resulting therefrom, shall be expenses, costs and liabilities of the Trust, and the Depositor, the Master Servicer and the Special Servicer shall be entitled to be reimbursed therefor from the Collection Account as provided in Section 3.05(a).

     In addition, neither the Master Servicer nor the Special Servicer shall have any liability with respect to, and each shall be entitled to rely as to the truth of the statements made and the correctness of the opinions expressed therein on, any certificates or opinions furnished to the Master Servicer or the Special Servicer, as the case may be, and conforming to the requirements of this Agreement. Each of the Master Servicer and the Special Servicer may rely in good faith on information provided to it by the other (unless the provider and the recipient of such information are the same Person or Affiliates) and by the Borrowers, and will have no duty to investigate or verify the accuracy thereof.

     SECTION 6.04. Resignation of Master Servicer and Special Servicer.

     (a) The Master Servicer and the Special Servicer may each resign from the obligations and duties hereby imposed on it, upon a determination that its duties hereunder are no longer permissible under applicable law or are in material conflict by reason of applicable law with any other activities carried on by it (the other activities of the Master Servicer or the Special Servicer, as the case may be, so causing such a conflict being of a type and nature carried on by the Master Servicer or the Special Servicer, as the case may be, at the date of this Agreement). Any such determination requiring the resignation of the Master Servicer or the Special Servicer, as applicable, shall be evidenced by an Opinion of Counsel to such effect which shall be delivered to the Trustee. Unless applicable law requires the Master Servicer's or the Special Servicer's (as the case may be) resignation to be effective immediately, and the Opinion of Counsel delivered pursuant to the prior sentence so states, no such resignation shall become effective until the Trustee or other successor shall have assumed the responsibilities and obligations of the resigning party in accordance with
Section 6.06 or Section 7.02 hereof; provided that, if no successor master servicer or special servicer, as applicable, shall have been so appointed and have accepted appointment within 90 days after the Master Servicer or the Special Servicer, as the case may be, has given notice of such resignation, the resigning Master Servicer or Special Servicer, as applicable, may petition any court of competent jurisdiction for the appointment of a successor master servicer or special servicer, as applicable.

     (b) In addition, the Master Servicer and the Special Servicer shall each have the right to resign at any other time, provided that (i) a willing successor thereto (including any such successor proposed by the resigning party) reasonably acceptable to the Depositor and the Trustee has been found, (ii) each of the Rating Agencies confirms to the Trustee in writing that the successor's appointment will not result in an Adverse Rating Event with respect to any Class of Rated Certificates, (iii) the resigning party pays all costs and expenses in connection with such transfer, and (iv) the successor accepts appointment prior to the effectiveness of such resignation.

     (c) Neither the Master Servicer nor the Special Servicer shall be permitted to resign except as contemplated in subsections (a) and (b) of this Section
6.04. Consistent with the foregoing, none of the Master Servicer or the Special Servicer shall (except in connection with any resignation thereby permitted above in this Section 6.04 or as otherwise expressly provided herein, including the provisions of Section 3.11(a), Section 3.22 and/or Section 6.02) assign or transfer any of its rights, benefits or privileges hereunder to any other Person or delegate to, subcontract with, or authorize or appoint any other Person to perform any of the duties, covenants or obligations to be performed by it hereunder. If, pursuant to any provision hereof, the duties of the Master Servicer or the Special Servicer are transferred to a successor thereto, the entire amount of compensation payable to the Master Servicer or the Special Servicer as the case may be, that accrues pursuant hereto from and after the date of such transfer shall be payable to such successor, except to the extent provided in Section 3.11(c).

     SECTION 6.05. Rights of the Depositor and the Trustee in Respect of the Master Servicer and the Special Servicer.

     The Master Servicer and the Special Servicer shall each afford the Depositor, the Trustee, the Controlling Class Representative and each Rating Agency, upon reasonable notice, during normal business hours access to all records maintained by it in respect of its rights and obligations hereunder and access to such of its officers as are responsible for such obligations. Upon reasonable request, the Master Servicer and the Special Servicer shall each furnish the Depositor and the Trustee with its most recent publicly available annual audited financial statements (or, if not available, the most recent publicly available audited annual financial statements of its corporate parent) and such other information as is publicly available regarding its business, affairs, property and condition, financial or otherwise; provided that none of the Depositor or the Trustee may disclose the contents of such financial statements or other information to non-affiliated third parties (other than accountants, attorneys, financial advisors and other representatives retained to help it evaluate such financial statements or other information), unless it is required to do so under applicable securities laws or is otherwise compelled to do so as a matter of law. The Master Servicer and the Special Servicer may each affix to any such information described in this Section 6.05 provided by it any disclaimer it deems appropriate in its reasonable discretion. The Depositor may, but is not obligated to, enforce the obligations of the Master Servicer and the Special Servicer hereunder and may, but is not obligated to, perform, or cause a designee to perform, any defaulted obligation of the Master Servicer or the Special Servicer hereunder or exercise the rights of the Master Servicer or the Special Servicer hereunder; provided, however, that none of the

Master Servicer or the Special Servicer shall be relieved of any of its obligations hereunder by virtue of such performance by the Depositor or its designee. The Depositor shall not have any responsibility or liability for any action or failure to act by the Master Servicer or the Special Servicer and is not obligated to supervise the performance of the Master Servicer or the Special Servicer under this Agreement or otherwise.

     SECTION 6.06. Master Servicer or Special Servicer as Owner of a
Certificate.

     The Master Servicer, the Special Servicer or any Affiliate of any of them may become the Holder of (or, in the case of a Book-Entry Certificate, Certificate Owner with respect to) any Certificate with (except as otherwise set forth in the definition of "Certificateholder") the same rights it would have if it were not the Master Servicer, the Special Servicer or an Affiliate of any of them. If, at any time during which the Master Servicer or the Special Servicer or an Affiliate of the Master Servicer or the Special Servicer is the Holder of (or, in the case of a Book-Entry Certificate, Certificate Owner with respect to) any Certificate, the Master Servicer or the Special Servicer proposes to take any action (including for this purpose, omitting to take a particular action) that is not expressly prohibited by the terms hereof and would not, in the Master Servicer's or the Special Servicer's reasonable, good faith judgment, violate the Servicing Standard, but that, if taken, might nonetheless, in the Master Servicer's or the Special Servicer's reasonable, good faith judgment, be considered by other Persons to violate the Servicing Standard, then the Master Servicer or the Special Servicer may (but need not) seek the approval of the Certificateholders to such action by delivering to the Trustee a written notice that (a) states that it is delivered pursuant to this Section 6.06, (b) identifies the Percentage Interest in each Class of Certificates beneficially owned by the Master Servicer or the Special Servicer, as the case may be, or by an Affiliate thereof and (c) describes in reasonable detail the action that the Master Servicer or the Special Servicer, as the case may be, proposes to take. The Trustee, upon receipt of such notice, shall forward it to the Certificateholders (other than the Master Servicer and its Affiliates or the Special Servicer and its Affiliates, as appropriate), together with a request for approval by the Certificateholders of each such proposed action. If at any time Certificateholders holding greater than 50% of the Voting Rights of all Certificateholders (calculated without regard to the Certificates beneficially owned by the Master Servicer or its Affiliates or the Special Servicer or its Affiliates, as the case may be) shall have consented in writing to the proposal described in the written notice, and if the Master Servicer or the Special Servicer, as the case may be, shall act as proposed in the written notice, such action shall be deemed to comply with the Servicing Standard. The Trustee shall be entitled to reimbursement from the Master Servicer or the Special Servicer, as applicable, for the reasonable expenses of the Trustee incurred pursuant to this paragraph. It is not the intent of the foregoing provision that the Master Servicer or the Special Servicer be permitted to invoke the procedure set forth herein with respect to routine servicing matters arising hereunder, but rather in the case of unusual circumstances.

                                  ARTICLE VII

                                     DEFAULT

     SECTION 7.01. Events of Default.

     (a) "Event of Default", wherever used herein, means any one of the following events:

     (i) any failure by the Master Servicer to deposit into the Collection Account any amount required to be so deposited under this Agreement, which failure continues unremedied for three Business Days following the date on which such deposit was first required to be made; or

     (ii) any failure by the Special Servicer to deposit into the REO Account or the Collection Account, or to remit to the Master Servicer for deposit into the Collection Account, any amount required to be so deposited or remitted under this Agreement, which failure continues unremedied for three Business Days following the date on which such deposit or remittance, as the case may be, was first required to be made;

     (iii) any failure by the Master Servicer to remit to the Trustee for deposit into the Distribution Account, on any P&I Advance Date, the full amount of P&I Advances required to be made on such date or, on any Master Servicer Remittance Date, the full amount of the Master Servicer Remittance Amount and any Compensating Interest Payment required to be remitted on such date, which failure continues unremedied until 6:00 p.m. (New York City time) on such P&I Advance Date or Master Servicer Remittance Date, as the case may be; or

     (iv) any failure by the Master Servicer to timely make any Servicing Advance required to be made by it hereunder, which Servicing Advance remains unmade for a period of three Business Days following the date on which notice shall have been given to the Master Servicer by the Trustee as provided in
Section 3.11(f); or

     (v) any failure by the Special Servicer to timely make (or request the Master Servicer to make) any Servicing Advance required to be made by it hereunder, which Servicing Advance remains unmade for a period of three Business Days following the date on which notice has been given to the Special Servicer by the Trustee as provided in Section 3.11(f); or

     (vi) any failure on the part of the Master Servicer or the Special Servicer duly to observe or perform in any material respect any other of the covenants or agreements on the part of the Master Servicer or the Special Servicer, as the case may be, contained in this Agreement, which failure continues unremedied for a period of 60 days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Master Servicer or the Special Servicer, as the case may be, by any other party hereto or to the Master Servicer or the Special Servicer, as the case may be, with a copy to each other party hereto, by the Controlling Class Representative or the Holders of Certificates entitled to at least 25% of the Voting Rights; or

     (vii) any breach on the part of the Master Servicer or the Special Servicer of any representation or warranty contained in this Agreement that materially and adversely affects the interests of any Class of Certificateholders and which continues unremedied for a period of 60 days after the date on which notice of such breach, requiring the same to be remedied, shall have been given to the Master Servicer or the Special Servicer, as the case may be, by any other party hereto or to the Master Servicer or the Special Servicer, as the case may be, with a copy to each other party hereto, by the Controlling Class Representative or the Holders of Certificates entitled to at least 25% of the Voting Rights; or

     (viii) a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law for the appointment of a conservator, receiver, liquidator, trustee or similar official in any bankruptcy, insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the Master Servicer or the Special Servicer and such decree or order shall have remained in force undischarged, undismissed or unstayed for a period of 60 days; or

     (ix) the Master Servicer or the Special Servicer shall consent to the appointment of a conservator, receiver, liquidator, trustee or similar official in any bankruptcy, insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings of or relating to it or of or relating to all or substantially all of its property; or

     (x) the Master Servicer or the Special Servicer shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable bankruptcy, insolvency or reorganization statute, make an assignment for the benefit of its creditors, voluntarily suspend payment of its obligations, or take any corporate action in furtherance of the foregoing; or

     (xi) the Trustee shall have received written notice from either Rating Agency to the effect that the continuation of the Master Servicer or the Special Servicer in such capacity (A) would result in a qualification, downgrade or withdrawal of one or more ratings assigned by such Rating Agency to the Certificates or (B) would result or has resulted in any rating assigned by such Rating Agency to the Certificates otherwise becoming the subject of a "negative" credit watch, and in any event such notice is not rescinded within 30 days (or such longer period as would not, as confirmed by such Rating Agency in writing, result in a qualification, downgrade or withdrawal of one or more ratings assigned by such Rating Agency to the Certificates) following the delivery of such notice;

     (xii) one or more ratings assigned by either Rating Agency to the Certificates shall have been qualified, downgraded or withdrawn as a result of the Master Servicer or Special Servicer, as the case may be, acting in such capacity; or

     (xiii) the Master Servicer shall cease to possess the then-current minimum acceptable rating from Fitch for master servicers of CMBS loan pools, or the Special Servicer shall cease to possess the then-current minimum rating from Fitch for special servicers of CMBS loan pools.

     When a single entity acts as Master Servicer and Special Servicer, or in any two of the foregoing capacities, an Event of Default (other than an event described in clauses (xi), (xii) and (xiii) above) in one capacity shall constitute an Event of Default in both such capacities.

     (b) If any Event of Default with respect to the Master Servicer or the Special Servicer (in either case, for purposes of this Section 7.01(b), the "Defaulting Party") shall occur and be continuing, then, and in each and every such case, so long as the Event of Default shall not have been remedied, the Depositor and Trustee each may, and at the written direction of the Holders of Certificates entitled to not less than 25% of the Voting Rights, the Trustee shall (subject to applicable bankruptcy or insolvency law in the case of clauses
(viii) through (x) of Section 7.01(a)), terminate, by notice in writing to the Defaulting Party (with a copy of such notice to each other party hereto), all of the rights and obligations (accruing from and after such notice) of the Defaulting Party under this Agreement and in and to the Trust Fund (other than as a Holder of any Certificate). From and after the receipt by the Defaulting Party of such written notice, all authority and power of the Defaulting Party under this Agreement, whether with respect to the Certificates (other than as a Holder of any Certificate) or the Mortgage Loans or otherwise, shall pass to and be vested in the Trustee pursuant to and under this Section, and, without limitation, the Trustee is hereby authorized and empowered to execute and deliver, on behalf of and at the expense of the Defaulting Party, as attorney-in-fact or otherwise, any and all documents and other instruments, and to do or accomplish all other acts or things necessary or appropriate to effect the purposes of such notice of termination, whether to complete the transfer and endorsement or assignment of the Mortgage Loans and related documents, or otherwise. Each of the Master Servicer and the Special Servicer agrees that, if it is terminated pursuant to this Section 7.01(b), it shall promptly (and in any event no later than ten Business Days subsequent to its receipt of the notice of termination) provide the Trustee with all documents and records requested thereby to enable the Trustee to assume the Master Servicer's or Special Servicer's, as the case may be, functions hereunder, and shall otherwise cooperate with the Trustee in effecting the termination of the Master Servicer's or Special Servicer's, as the case may be, responsibilities and rights hereunder, including the transfer within two Business Days to the Trustee for administration by it of all cash amounts that at the time are or should have been credited by the Master Servicer to the Collection Account, the Distribution Account or any Servicing Account or Reserve Account held by it (if it is the Defaulting Party) or by the Special Servicer to the REO Account, the Collection Account or any Servicing Account or Reserve Account held by it (if it is the Defaulting Party) or that are thereafter received by or on behalf of it with respect to any Mortgage Loan or REO Property (provided, however, that the Master Servicer and the Special Servicer each shall, if terminated pursuant to this
Section 7.01(b), continue to be obligated to pay and entitled to receive all amounts accrued or owing by or to it under this Agreement on or prior to the date of such termination, whether in respect of Advances or otherwise, including Workout Fees (as and to the extent provided in Section 3.11(c)), and it and its members, managers, directors, officers, employees and agents shall continue to be entitled to the benefits of Section 6.03 notwithstanding any such termination). Any costs or expenses (including those of any other party hereto) incurred in connection with any actions to be taken by the Master Servicer or Special Servicer pursuant to this paragraph shall be borne by the Master Servicer or Special Servicer, as the case may be (and, in the case of the Trustee's costs and expenses, if not paid within a reasonable time, shall be borne by the Trust out of the Collection Account).

     SECTION 7.02. Trustee to Act; Appointment of Successor.

     On and after the time the Master Servicer or the Special Servicer resigns pursuant to Section 6.04(a) or receives a notice of termination pursuant to
Section 7.01, the Trustee shall, subject to Section 7.01(c), be the successor in all respects to the Master Servicer or the Special Servicer, as the case may be, in its capacity as such under this Agreement and the transactions set forth or provided for herein and shall be subject to all the responsibilities, duties and liabilities relating thereto and arising thereafter placed on the Master Servicer or the Special Servicer, as the case may be, by the terms and provisions hereof, including, if the Master Servicer is the resigning or terminated party, the Master Servicer's obligation to make Advances; provided, however, that any failure to perform such duties or responsibilities caused by the Master Servicer's or the Special Servicer's, as the case may be, failure to cooperate or to provide information or monies as required by Section 7.01 shall not be considered a default by the Trustee hereunder. Neither the Trustee nor any other successor shall be liable for any of the representations and warranties of the resigning or terminated party or for any losses incurred by the resigning or terminated party pursuant to Section 3.06 hereunder nor shall the Trustee or any other successor be required to purchase any Mortgage Loan hereunder. As compensation therefor, the Trustee shall be entitled to all fees and other compensation which the resigning or terminated party would have been entitled to for future services rendered if the resigning or terminated party had continued to act hereunder. Notwithstanding the above, if it is unwilling to so act, the Trustee may (and, if it is unable to so act, or if the Trustee is not approved as an acceptable master servicer or special servicer, as the case may be, by each Rating Agency, or if the Holders of Certificates entitled to a majority of all the Voting Rights so request in writing, the Trustee shall), subject to Section 7.01(c), as applicable, promptly appoint, or petition a court of competent jurisdiction to appoint, any established and qualified institution as the successor to the Master Servicer or the Special Servicer, as the case may be, hereunder in the assumption of all or any part of the responsibilities, duties or liabilities of the Master Servicer or the Special Servicer, as the case may be, hereunder; provided, however, that such appointment does not result in an Adverse Rating Event with respect to any Class of Rated Certificates (as confirmed in writing to the Trustee by each Rating Agency). No appointment of a successor to the Master Servicer or the Special Servicer hereunder shall be effective until the assumption by such successor of all its responsibilities, duties and liabilities hereunder, and pending such appointment and assumption, the Trustee shall act in such capacity as hereinabove provided. In connection with any such appointment and assumption, the Trustee may make such arrangements for the compensation of such successor out of payments on the Mortgage Loans or otherwise as it and such successor shall agree; provided, however, that no such compensation shall be in excess of that permitted the resigning or terminated party hereunder. The Depositor, the Trustee, such successor and each other party hereto shall take such action, consistent with this Agreement, as shall be necessary to effectuate any such succession.

     SECTION 7.03. Notification to Certificateholders.

     (a) Upon any resignation of the Master Servicer or the Special Servicer pursuant to Section 6.04, any termination of the Master Servicer or the Special Servicer pursuant to Section 7.01, any appointment of a successor to the Master Servicer or the Special Servicer pursuant to Section 6.02, 6.04, 7.01(c) or 7.02 or the effectiveness of any designation of a new Special Servicer pursuant to
Section 3.25, the Trustee shall give prompt written notice thereof to Certificateholders at their respective addresses appearing in the Certificate Register.

     (b) Not later than the later of (i) 60 days after the occurrence of any event which constitutes or, with notice or lapse of time or both, would constitute an Event of Default and (ii) five days after a Responsible Officer of the Trustee has actual knowledge of the occurrence of such an event, the Trustee shall transmit by mail to the Depositor and all Certificateholders notice of such occurrence, unless such default shall have been cured.

     SECTION 7.04. Waiver of Events of Default.

     The Holders of Certificates representing at least 66-2/3% of the Voting Rights allocated to each Class of Certificates affected by any Event of Default hereunder may waive such Event of

Default; provided, that an Event of Default under clause (i), clause (ii), clause (iii), clause (xi), clause (xii) or clause (xiii) of Section 7.01(a) may be waived only by all of the Certificateholders of the affected Classes. Upon any such waiver of an Event of Default, and payment to the Trustee of all reasonable costs and expenses incurred by the Trustee in connection with such default prior to its waiver (which costs shall be paid by the party requesting such waiver), such Event of Default shall cease to exist and shall be deemed to have been remedied for every purpose hereunder. No such waiver shall extend to any subsequent or other Event of Default or impair any right consequent thereon except to the extent expressly so waived. Notwithstanding any other provisions of this Agreement, for purposes of waiving any Event of Default pursuant to this
Section 7.04, Certificates registered in the name of the Depositor or any Affiliate of the Depositor shall be entitled to the same Voting Rights with respect to the matters described above as they would if registered in the name of any other Person.

     SECTION 7.05. Additional Remedies of Trustee Upon Event of Default.

     During the continuance of any Event of Default, so long as such Event of Default shall not have been remedied, the Trustee, in addition to the rights specified in Section 7.01, shall have the right (exercisable subject to Section 8.01(a)), in its own name and as trustee of an express trust, to take all actions now or hereafter existing at law, in equity or by statute to enforce its rights and remedies and to protect the interests, and enforce the rights and remedies, of the Certificateholders (including the institution and prosecution of all judicial, administrative and other proceedings and the filings of proofs of claim and debt in connection therewith). Except as otherwise expressly provided in this Agreement, no remedy provided for by this Agreement shall be exclusive of any other remedy, and each and every remedy shall be cumulative and in addition to any other remedy, and no delay or omission to exercise any right or remedy shall impair any such right or remedy or shall be deemed to be a waiver of any Event of Default.

                                  ARTICLE VIII

                                   THE TRUSTEE

     SECTION 8.01. Duties of Trustee.

     (a) The Trustee, prior to the occurrence of an Event of Default and after the curing or waiver of all Events of Default which may have occurred, undertakes to perform such duties and only such duties as are specifically set forth in this Agreement. If an Event of Default occurs and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Agreement, and use the same degree of care and skill in their exercise as a prudent man would exercise or use under the circumstances in the conduct of his own affairs. Any permissive right of the Trustee contained in this Agreement shall not be construed as a duty.

     (b) Upon receipt of all resolutions, certificates, statements, opinions, reports, documents, orders or other instruments furnished to the Trustee which are specifically required to be furnished pursuant to any provision of this Agreement (other than the Mortgage Files, the review of which is specifically governed by the terms of Article II), the Trustee shall examine them to determine whether they conform to the requirements of this Agreement. If any such instrument is found not to conform to the requirements of this Agreement in a material manner, the Trustee shall take such action as it deems appropriate to have the instrument corrected. The Trustee shall not be responsible or liable for the accuracy or content of any resolution, certificate, statement, opinion, report, document, order or other instrument furnished by the Depositor, the Master Servicer, the Special Servicer, any actual or prospective Certificateholder or Certificate Owner or either Rating Agency, and accepted by the Trustee in good faith, pursuant to this Agreement.

     (c) No provision of this Agreement shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act or its own willful misconduct; provided, however, that:

          (i) Prior to the occurrence of an Event of Default, and after the curing or waiver of all Events of Default which may have occurred, the duties and obligations of the Trustee shall be determined solely by the express provisions of this Agreement, the Trustee shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Agreement, no implied covenants or obligations shall be read into this Agreement against the Trustee and, in the absence of bad faith on the part of the Trustee, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Trustee and conforming to the requirements of this Agreement.

          (ii) The Trustee shall not be liable for an error of judgment made in good faith by a Responsible Officer or Responsible Officers of the Trustee, unless it shall be proved that the Trustee was negligent in ascertaining the pertinent facts.

          (iii) The Trustee shall not be liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the direction of Holders of Certificates entitled to at least 25% (or, as to any particular matter, any higher percentage as may be specifically provided for hereunder) of the Voting Rights relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Agreement.

          (iv) The Trustee shall not be required to take action with respect to, or be deemed to have notice or knowledge of, any default or Event of Default (except an Event of Default under Section 7.01(a)(xi) or Section 7.01(a)(xii) or the Master Servicer's failure to deliver any monies, including P&I Advances, or to provide any report, certificate or statement, to the Trustee when required pursuant to this Agreement) unless a Responsible Officer of the Trustee shall have received written notice or otherwise have actual knowledge thereof. Otherwise, the Trustee may conclusively assume that there is no such default or Event of Default.

          (v) Subject to the other provisions of this Agreement and without limiting the generality of this Section 8.01, the Trustee shall have no duty, except as expressly provided in Section 2.01(c) or Section 2.01(e) or in its capacity as successor Master Servicer or successor Special Servicer,
     (A) to cause any recording, filing, or depositing of this Agreement or any agreement referred to herein or any financing statement or continuation statement evidencing a security interest, or to cause the maintenance of any such recording or filing or depositing or to any rerecording, refiling or redepositing of any thereof, (B) to cause the maintenance of any insurance, and (C) to confirm or verify the truth, accuracy or contents of any reports or certificates of the Master Servicer, the Special Servicer, any actual or prospective or any Certificateholder or Certificate Owner or either Rating Agency, delivered to the Trustee pursuant to this Agreement reasonably believed by the Trustee to be genuine and without error and to have been signed or presented by the proper party or parties.

          (vi) For as long as the Person that serves as Trustee hereunder also serves as a Custodian or as Certificate Registrar, the protections, immunities and indemnities afforded to the Trustee hereunder shall also be afforded to such Person in its capacity as Custodian and/or Certificate Registrar, as the case may be.

     SECTION 8.02. Certain Matters Affecting the Trustee.

     Except as otherwise provided in Section 8.01:

     (i) the Trustee may rely upon and shall be protected in acting or refraining from acting upon any resolution, Officers' Certificate, certificate of auditors or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, appraisal, bond or other paper or document reasonably believed by it to be genuine and without error and to have been signed or presented by the proper party or parties;

     (ii) the Trustee may consult with counsel and any written advice or opinion of such counsel shall be full and complete authorization and protection in respect of any action taken or suffered or omitted by it hereunder in good faith and in accordance therewith;

     (iii) the Trustee shall be under no obligation to exercise any of the trusts or powers vested in it by this Agreement or to make any investigation of matters arising hereunder or to institute, conduct or defend any litigation hereunder or in relation hereto at the request, order or direction of any of the Certificateholders, unless (in the Trustee's reasonable opinion) such Certificateholders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby; the Trustee shall not be required to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it; provided, however, that nothing contained herein shall relieve the Trustee of the obligation, upon the occurrence of an Event of Default which has not been waived or cured, to exercise such of the rights and powers vested in it by this Agreement, and to use the same degree of care and skill in their exercise as a prudent man would exercise or use under the circumstances in the conduct of his own affairs;

     (iv) neither the Trustee nor any Fiscal Agent appointed thereby shall be personally liable for any action reasonably taken, suffered or omitted by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Agreement;

     (v) prior to the occurrence of an Event of Default and after the waiver or curing of all Events of Default which may have occurred, the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond or other paper or document, unless requested in writing to do so by Holders of Certificates entitled to at least 25% of the Voting Rights; provided, however, that if the payment within a reasonable time to the Trustee of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation is, in the opinion of the Trustee, not reasonably assured to the Trustee by the security afforded to it by the terms of this Agreement, the Trustee may require a reasonable indemnity against such expense or liability as a condition to taking any such action;

     (vi) except as contemplated by Section 8.06 and/or Section 8.14, the Trustee shall not be required to give any bond or surety in respect of the execution of the trusts created hereby or the powers granted hereunder;

     (vii) the Trustee may execute any of the trusts or powers vested in it by this Agreement or perform any of its duties hereunder either directly or by or through agents or attorneys-in-fact, provided that the use of agents or attorneys-in-fact shall not be deemed to relieve the Trustee of any of its duties and obligations hereunder (except as expressly set forth herein);

     (viii) neither the Trustee nor any Fiscal Agent appointed thereby shall be responsible for any act or omission of the Master Servicer or the Special Servicer (unless the Trustee is acting as Master Servicer or Special Servicer, as the case may be) or of the Depositor.

     (ix) neither the Trustee nor the Certificate Registrar shall have any obligation or duty to monitor, determine or inquire as to compliance with any restriction on transfer imposed under Article V under this Agreement or under applicable law with respect to any transfer of any Certificate or any interest therein, other than to require delivery of the certification(s) and/or Opinions of Counsel described in said Article applicable with respect to changes in registration or record ownership of Certificates in the Certificate Register and to examine the same to determine substantial compliance with the express requirements of this Agreement; and the Trustee and Certificate Registrar shall have no liability for transfers, including transfers made through the book-entry facilities of the Depositary or between or among Depositary Participants or beneficial owners of the Certificates, made in violation of applicable restrictions except for its failure to perform its express duties in connection with changes in registration or record ownership in the Certificate Register.

     SECTION 8.03. Trustee and Fiscal Agent not Liable for Validity or Sufficiency of Certificates or Mortgage Loans.

     The recitals contained herein and in the Certificates (other than the statements attributed to, and the representations and warranties of, the Trustee and/or any Fiscal Agent in Article II, and the signature of the Trustee set forth on each outstanding Certificate) shall not be taken as the statements of the Trustee or any Fiscal Agent, and neither the Trustee nor any Fiscal Agent assumes any responsibility for their correctness. Neither the Trustee nor any Fiscal Agent makes any representation as to the validity or sufficiency of this Agreement (except as regards the enforceability of this Agreement against it) or of any Certificate (other than as to the signature of the Trustee set forth thereon) or of any Mortgage Loan or related document. Neither the Trustee nor any Fiscal Agent shall be accountable for the use or application by the Depositor of any of the Certificates issued to it or of the proceeds of such Certificates, or for the use or application of any funds paid to the Depositor in respect of the assignment of the Mortgage Loans to the Trust, or any funds deposited in or withdrawn from the Collection Account or any other account by or on behalf of the Depositor, the Master Servicer or the Special Servicer (in each case, unless the Trustee is acting in such capacity). Neither the Trustee nor any Fiscal Agent shall be responsible for the legality or validity of this Agreement (other than insofar as it relates to the obligations of the Trustee or such Fiscal Agent, as the case may be, hereunder) or the validity, priority, perfection or sufficiency of any security, lien or security interest granted to it hereunder or the filing of any financing statements or continuation statements, except to the extent set forth in Section 2.01(c) and Section 2.01(e) or to the extent the Trustee is acting as Master Servicer or Special Servicer and the Master Servicer or Special Servicer, as the case may be, would be so responsible hereunder. The Trustee shall not be required to record this Agreement.

     SECTION 8.04. Trustee and Fiscal Agent May Own Certificates.

     The Trustee (in its individual or any other capacity), any Fiscal Agent or any Affiliate of either of them may become the owner or pledgee of Certificates with (except as otherwise provided in the definition of "Certificateholder") the same rights it would have if it were not the Trustee, such Fiscal Agent or an Affiliate of either of them, as the case may be.

     SECTION 8.05. Fees and Expenses of Trustee; Indemnification of and by Trustee and Fiscal Agent.

     (a) On each Distribution Date, the Trustee shall withdraw from the Distribution Account, prior to any distributions to be made therefrom to Certificateholders on such date, and pay to itself all earned but unpaid Trustee's Fees in respect of the Mortgage Loans and any REO Mortgage Loans through the end of the most recently ended calendar month, as compensation for all services rendered by the Trustee in the execution of the trusts hereby created and in the exercise and performance of any of the powers and duties of the Trustee hereunder. As to each Mortgage Loan and REO Mortgage Loan, the Trustee's Fee shall accrue during each calendar month, commencing with March 2001, at the Trustee's Fee Rate on a principal amount equal to the Stated Principal Balance of such Mortgage Loan or REO Mortgage Loan immediately following the Distribution Date in such calendar month (or, in the case of March 2001, on a principal amount equal to the Cut-off Date Principal Balance of the particular Mortgage Loan), whether or not interest is actually collected on each Mortgage Loan and REO Mortgage Loan. With respect to each Mortgage Loan and REO Mortgage Loan, the Trustee's Fee shall accrue from time to time on the same Interest Accrual Basis as is applicable to such Mortgage Loan or REO Mortgage Loan. Except as otherwise expressly provided herein, the Trustee's Fees (which shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust) shall constitute the Trustee's sole compensation for such services to be rendered by it.

     (b) The Trustee and any director, officer, employee or agent of the Trustee shall be entitled to be indemnified and held harmless out of the Trust Fund for and against any loss, liability, claim or expense (including costs and expenses of litigation, and of investigation, counsel fees, damages, judgments and amounts paid in settlement) arising out of, or incurred in connection with, this Agreement, the Certificates, the Mortgage Loans (unless it incurs any such expense or liability in the capacity of successor Master Servicer or Special Servicer, in which case such expense or liability will be reimbursable thereto in the same manner as it would be for any other Master Servicer or Special Servicer, as the case may be) or any act or omission of the Trustee relating to the exercise and performance of any of the powers and duties of the Trustee hereunder, if (but only if) such loss, liability, claim or expense constitutes an "unanticipated expense" within the meaning of Treasury regulation Section 1.860G-1(b)(3)(ii); provided, however, that neither the Trustee nor any of the other above specified Persons shall be entitled to indemnification pursuant to this Section 8.05(b) for (1) allocable overhead, such as costs for office space, office equipment, supplies and related expenses, employee salaries and related expenses and similar internal costs and expenses, (2) any expense or liability specifically required to be borne thereby pursuant to the terms hereof or (3) any loss, liability, claim or expense incurred by reason of any breach on the part of the Trustee of any of its representations, warranties or covenants contained herein or any willful misfeasance, bad faith or negligence in the performance of, or reckless disregard of, the Trustee's obligations and duties hereunder.

     (c) Each of the Master Servicer and the Special Servicer shall indemnify the Trustee and any Fiscal Agent for and hold each of them harmless against any loss, liability, claim or expense that is a result of the Master Servicer's or the Special Servicer's, as the case may be, negligent acts or omissions in connection with this Agreement, including the negligent use by the Master Servicer or the Special Servicer, as the case may be, of any powers of attorney delivered to it by the Trustee pursuant to the provisions hereof and the Mortgage Loans serviced by the Master Servicer or the Special Servicer, as the case may be; provided, however, that, if the Trustee has been reimbursed for such loss, liability, claim or expense pursuant to Section 8.05(b), or any Fiscal Agent has been reimbursed for such loss, liability, claim or expense pursuant to Section 8.13, then the indemnity in favor of such Person provided for in this Section 8.05(c) with respect to such loss, liability, claim or expense shall be for the benefit of the Trust.

     (d) Each of the Trustee and any Fiscal Agent shall indemnify the Master Servicer and the Special Servicer for and hold each of them harmless against any loss, liability, claim or expense that is a result of the Trustee's or such Fiscal Agent's, as the case may be, negligent acts or omissions in connection with this Agreement; provided, however, that if the Master Servicer or the Special Servicer has been reimbursed for such loss, liability, claim or expense pursuant to Section 6.03, then the indemnity in favor of such Person provided for in this Section 8.05(d) with respect to such loss, liability, claim or expense shall be for the benefit of the Trust.

     (e) This Section 8.05 shall survive the termination of this Agreement or the resignation or removal of the Trustee, any Fiscal Agent, the Master Servicer or the Special Servicer as regards rights and obligations prior to such termination, resignation or removal.

     SECTION 8.06. Eligibility Requirements for Trustee.

     The Trustee hereunder shall at all times be a corporation, bank, trust company or association organized and doing business under the laws of the United States of America or any State thereof or the District of Columbia, authorized under such laws to exercise trust powers, having a combined capital and surplus of at least $50,000,000 and subject to supervision or examination by federal or state authority. If such corporation, bank, trust company or association publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purposes of this Section the combined capital and surplus of such corporation, bank, trust company or association shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. In addition, the Trustee shall at all times meet the requirements of Section 26(a)(1) of the Investment Company Act. Furthermore, the Trustee shall at all times maintain a long-term unsecured debt rating of no less than "Aa3" from Moody's and "AA" from Fitch (or, in the case of either Rating Agency, such lower rating as will not result in an Adverse Rating Event with respect to any Class of Rated Certificates, as confirmed in writing to the Trustee and the Depositor by such Rating Agency); provided that the Trustee shall not cease to be eligible to serve as such based on a failure to satisfy such rating requirements so long as either: (i) the Trustee maintains a long-term unsecured debt rating of no less than "Baa2" from Moody's and "BBB" from Fitch (or, in the case of either Rating Agency, such lower rating as will not result in an Adverse Rating Event with respect to any Class of Rated Certificates, as confirmed in writing to the Trustee and the Depositor by such Rating Agency) and a Fiscal Agent meeting the requirements of Section 8.13 has been appointed by the Trustee and is then currently serving in such capacity; or (ii) the Trustee maintains a long-term unsecured debt rating of no less than "A1" from Moody's and "A+" from Fitch (or, in the case of either Rating Agency, such lower rating as will not result in an Adverse Rating Event with respect to any Class of Rated Certificates, as confirmed in writing to the Trustee and the Depositor by such Rating Agency) and an Advance Security Arrangement meeting the requirements of Section 8.14 has been established by the Trustee and is then currently being maintained. In case at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section 8.06, the Trustee shall resign immediately in the manner and with the effect specified in Section 8.07. The corporation, bank, trust company or association serving as Trustee may have normal banking and trust relationships with the Depositor, any Mortgage Loan Seller, the Master Servicer, the Special Servicer and their respective Affiliates; provided, however, that none of (i) the Depositor, (ii) any Person involved in the organization or operation of the Depositor or the Trust, (iii) the Master Servicer or the Special Servicer (except during any period when the Trustee has assumed the duties of the Master Servicer or the Special Servicer, as the case may be, pursuant to Section 7.02), (iv) any Mortgage Loan Seller or (v) any Affiliate of any of them, may be the Trustee hereunder.

     SECTION 8.07. Resignation and Removal of Trustee.

     (a) The Trustee may at any time resign and be discharged from the trusts hereby created by giving written notice thereof to the Depositor, the Master Servicer, the Special Servicer and all the Certificateholders. Upon receiving such notice of resignation, the Depositor shall promptly appoint a successor trustee meeting the eligibility requirements of Section 8.06 by written instrument, in duplicate, which instrument shall be delivered to the resigning Trustee and to the successor trustee. A copy of such instrument shall be delivered to other parties hereto and to the Certificateholders by the Depositor. If no successor trustee shall have been so appointed and have accepted appointment within 30 days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor trustee.

     (b) If at any time the Trustee shall cease to be eligible in accordance with the provisions of Section 8.06 and shall fail to resign after written request therefor by the Depositor or the Master Servicer or if at any time the Trustee shall become incapable of acting, or shall be adjudged bankrupt or insolvent, or a receiver of the Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, or if the Trustee's continuing to act in such capacity would (as confirmed in writing to any party hereto by either Rating Agency) result in an Adverse Rating Event with respect to any Class of Rated Certificates, then the Depositor may (and, if it fails to do so within ten Business Days, the Master Servicer shall as soon as practicable) remove the Trustee and appoint a successor trustee by written instrument, in duplicate, which instrument shall be delivered to the Trustee so removed and to the successor trustee. A copy of such instrument shall be delivered to the other parties hereto and to the Certificateholders by the Depositor (or the Master Servicer, as the case may be).

     (c) The Holders of Certificates entitled to not less than 51% of the Voting Rights may at any time remove the Trustee and appoint a successor trustee by written instrument or instruments, in triplicate, signed by such Holders or their attorneys-in-fact duly authorized, one complete set of which instruments shall be delivered to the Depositor (with copies to the Master Servicer and the Special Servicer), one complete set to the Trustee so removed and one complete set to the successor so appointed. All expenses incurred by the Trustee in connection with its transfer of the Mortgages Files to a successor trustee following the removal of the Trustee without cause pursuant to this Section 8.07(c), shall be reimbursed to the removed Trustee within 30 days of demand therefor, such reimbursement to be made by the Certificateholders that terminated the Trustee. A copy of such instrument shall be delivered to the other parties hereto and to the remaining Certificateholders by the successor so appointed.

     (d) Any resignation or removal of the Trustee and appointment of a successor trustee pursuant to any of the provisions of this Section 8.07 shall not become effective until (i) acceptance of appointment by the successor trustee as provided in Section 8.08 and (ii) if neither the successor trustee nor any Fiscal Agent appointed by it has a long-term unsecured debt rating of at least "Aa3" from Moody's and "AA" from Fitch, the Trustee and the Depositor have received written confirmation from each Rating Agency that has not so assigned such a rating, to the effect that the appointment of such successor trustee shall not result in an Adverse Rating Event with respect to any Class of Rated Certificates.

     SECTION 8.08. Successor Trustee.

     (a) Any successor trustee appointed as provided in Section 8.07 shall execute, acknowledge and deliver to the Depositor, the Master Servicer, the Special Servicer and its predecessor trustee an instrument accepting such appointment hereunder, and thereupon the resignation or removal of the predecessor trustee shall become effective and such successor trustee, without any further act, deed or conveyance, shall become fully vested with all the rights, powers, duties and obligations of its predecessor hereunder, with the like effect as if originally named as trustee herein. The predecessor trustee shall deliver to the successor trustee all Mortgage Files and related documents and statements held by it hereunder (other than any Mortgage Files at the time held on its behalf by a Custodian, which Custodian shall become the agent of the successor trustee), and the Depositor, the Master Servicer, the Special Servicer and the predecessor trustee shall execute and deliver such instruments and do such other things as may reasonably be required to more fully and certainly vest and confirm in the successor trustee all such rights, powers, duties and obligations, and to enable the successor trustee to perform its obligations hereunder.

     (b) No successor trustee shall accept appointment as provided in this
Section 8.08 unless at the time of such acceptance such successor trustee shall be eligible under the provisions of Section 8.06.

     (c) Upon acceptance of appointment by a successor trustee as provided in this Section 8.08, such successor trustee shall mail notice of the succession of such trustee hereunder to the Depositor and the Certificateholders.

     SECTION 8.09. Merger or Consolidation of Trustee.

     Any entity into which the Trustee may be merged or converted or with which it may be consolidated or any entity resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any entity succeeding to the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder, provided such entity shall be eligible under the provisions of Section 8.06, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding.

     SECTION 8.10. Appointment of Co-Trustee or Separate Trustee.

     (a) Notwithstanding any other provisions hereof, at any time, for the purpose of meeting any legal requirements of any jurisdiction in which any part of the Trust Fund or property securing the same may at the time be located, the Master Servicer and the Trustee acting jointly shall have the power and shall execute and deliver all instruments to appoint one or more Persons approved by the Trustee to act as co-trustee or co-trustees, jointly with the Trustee, or separate trustee or separate trustees, of all or any part of the Trust Fund, and to vest in such Person or Persons, in such capacity, such title to the Trust Fund, or any part thereof, and, subject to the other provisions of this Section 8.10, such powers, duties, obligations, rights and trusts as the Master Servicer and the Trustee may consider necessary or desirable. If the Master Servicer shall not have joined in such appointment within 15 days after the receipt by it of a request to do so, or in case an Event of Default in respect of the Master Servicer shall have occurred and be continuing, the Trustee alone shall have the power to make such appointment. No co-trustee or separate trustee hereunder shall be required to meet the terms of eligibility as a successor trustee under
Section 8.06, and no notice to Holders of Certificates of the appointment of co-trustee(s) or separate trustee(s) shall be required under Section 8.08.

     (b) In the case of any appointment of a co-trustee or separate trustee pursuant to this Section 8.10, all rights, powers, duties and obligations conferred or imposed upon the Trustee shall be conferred or imposed upon and exercised or performed by the Trustee and such separate trustee or co-trustee jointly, except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed (whether as Trustee hereunder or when acting as Master Servicer or Special Servicer hereunder), the Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations (including the holding of title to the Trust Fund or any portion thereof in any such jurisdiction) shall be exercised and performed by such separate trustee or co-trustee at the direction of the Trustee.

     (c) Any notice, request or other writing given to the Trustee shall be deemed to have been given to each of the then separate trustees and co-trustees, as effectively as if given to each of them. Every instrument appointing any separate trustee or co-trustee shall refer to this Agreement and the conditions of this Article VIII. Each separate trustee and co-trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Trustee or separately, as may be provided therein, subject to all the provisions of this Agreement, specifically including every provision of this Agreement relating to the conduct of, affecting the liability of, or affording protection to, the Trustee. Every such instrument shall be filed with the Trustee.

     (d) Any separate trustee or co-trustee may, at any time, constitute the Trustee, its agent or attorney-in-fact, with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this Agreement on its behalf and in its name. If any separate trustee or co-trustee shall die, become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Trustee, to the extent permitted by law, without the appointment of a new or successor trustee.

     (e) The appointment of a co-trustee or separate trustee under this Section
8.10 shall not relieve the Trustee of its duties and responsibilities hereunder.

     SECTION 8.11. Appointment of Custodians.

     The Trustee may, with the consent of the Master Servicer, appoint at the Trustee's own expense one or more Custodians to hold all or a portion of the Mortgage Files as agent for the Trustee; provided that if the Custodian is an Affiliate of the Trustee such consent of the Master Servicer need not be obtained and the Trustee shall inform the Master Servicer of such appointment. Each Custodian shall be a depositary institution supervised and regulated by a federal or state banking authority, shall have combined capital and surplus of at least $10,000,000, shall be qualified to do business in the jurisdiction in which it holds any Mortgage File, shall not be the Depositor, any Mortgage Loan Seller or any Affiliate of the Depositor or any Mortgage Loan Seller, and shall have in place a fidelity bond and errors and omissions policy, each in such form and amount as is customarily required of custodians acting on behalf of Freddie Mac or Fannie Mae. Each Custodian shall be subject to the same obligations, standard of care, protection and indemnities as would be imposed on, or would protect, the Trustee hereunder in connection with the retention of Mortgage Files directly by the Trustee. The appointment of one or more Custodians shall not relieve the Trustee from any of its obligations hereunder, and the Trustee shall remain responsible for all acts and omissions of any Custodian.

     SECTION 8.12. Access to Certain Information.

     (a) The Trustee shall afford to the Depositor, the Master Servicer, the Special Servicer the Controlling Class Representative and each Rating Agency and to the OTS, the FDIC and any other banking or insurance regulatory authority that may exercise authority over any Certificateholder or Certificate Owner, access to any documentation regarding the Mortgage Loans or the other assets of the Trust Fund that are in its possession or within its control. Such access shall be afforded without charge but only upon reasonable prior written request and during normal business hours at the offices of the Trustee designated by it.

     (b) The Trustee shall maintain at its offices and, upon reasonable prior written request and during normal business hours, shall make available for review by the Depositor, the Underwriters, the Rating Agencies, the Controlling Class Representative and, subject to the succeeding paragraph, any Certificateholder, Certificate Owner or Person identified to the Trustee as a prospective Transferee of a

Certificate or an interest therein, originals and/or copies of the following items (to the extent such items were prepared by or delivered to the Trustee):
(i) the Prospectus, the Confidential Offering Circular and any other disclosure document relating to the Certificates, in the form most recently provided to the Trustee by the Depositor or by any Person designated by the Depositor; (ii) this Agreement, each Sub-Servicing Agreement delivered to the Trustee since the Closing Date and any amendments and exhibits hereto or thereto; (iii) all Trustee Reports and any files and reports comprising the CMSA Investor Reporting Package actually delivered or otherwise made available to Certificateholders pursuant to Section 4.02(a) since the Closing Date; (iv) all Annual Performance Certifications delivered by the Master Servicer and the Special Servicer, respectively, to the Trustee since the Closing Date; (v) all Annual Accountants' Reports caused to be delivered by the Master Servicer and the Special Servicer, respectively, to the Trustee since the Closing Date; (vi) the most recent inspection report prepared by the Master Servicer or the Special Servicer and delivered to the Trustee in respect of each Mortgaged Property pursuant to
Section 3.12(a) or this Section 8.12(b); (vii) the most recent quarterly and annual operating statement and rent roll of each related Mortgaged Property and financial statements of the related Borrower collected by the Master Servicer or the Special Servicer and delivered to the Trustee pursuant to Section 3.12(b) or this Section 8.12(b); (viii) any and all notices and reports delivered to the Trustee with respect to any Mortgaged Property as to which the environmental testing contemplated by Section 3.09(c) revealed that neither of the conditions set forth in clauses (i) and (ii) of the first sentence thereof was satisfied;
(ix) each of the Mortgage Files, including any and all modifications, waivers and amendments of the terms of a Mortgage Loan entered into or consented to by the Master Servicer or the Special Servicer and delivered to the Trustee pursuant to Section 3.20; (x) the most recent Appraisal for each Mortgage Loan and REO Property that has been delivered to the Trustee (all Appraisals of Mortgaged Properties and/or REO Properties shall be delivered to the Trustee by the Master Servicer or Special Servicer, as applicable, promptly following their having been obtained or formulated); (xi) any and all Officer's Certificates and other evidence delivered to or by the Trustee to support its, the Master Servicer's, the Special Servicer's or any Fiscal Agent's, as the case may be, determination that any Advance was (or, if made, would be) a Nonrecoverable Advance; (xii) a current report from the Trustee listing all outstanding exceptions to the Mortgage File review conducted pursuant to Section 2.02; and
(xiii) any other information that may be necessary to satisfy the requirements of subsection (d)(4)(i) of Rule 144A under the Securities Act. The Trustee shall provide copies of any and all of the foregoing items upon request of any of the parties set forth in the previous sentence; however, except in the case of the Rating Agencies, the Trustee shall be permitted to require payment of a sum sufficient to cover the reasonable costs and expenses of providing such copies. If necessary, the Trustee shall request from the Master Servicer, and within a reasonable period following its receipt of such request, and the Master Servicer shall deliver, copies of the items listed in clauses (vi) and (vii) above to the Trustee.

     In connection with providing access to or copies of the items described in the preceding paragraph pursuant to this Section 8.12(b), the Trustee shall require: (a) in the case of Certificateholders or Certificate Owners, a written confirmation executed by the requesting Person substantially in the form of Exhibit K-1 hereto (or such other form as may be reasonably acceptable to the Trustee) generally to the effect that such Person is a holder or a beneficial holder of Certificates and, subject to the last sentence of this paragraph, will keep such information confidential, except that such Certificateholder or Certificate Owner may provide such information to its auditors, legal counsel and regulators and to any other Person that holds or is contemplating the purchase of any Certificate or interest therein (provided that such other Person confirms in writing such ownership interest or prospective ownership interest and agrees to keep such information confidential); and (b) in the case of a prospective purchaser of a Certificate or an interest therein, confirmation executed by the requesting Person substantially in the form of Exhibit K-2 hereto (or such other form as may be reasonably acceptable to the Trustee) generally to the effect that such Person is a prospective purchaser of a Certificate or an interest therein, is requesting the information for use in evaluating a possible investment in Certificates and, subject to the last sentence of this paragraph, will otherwise keep such information confidential. Notwithstanding the foregoing, no Certificateholder, Certificate Owner or prospective Certificateholder or Certificate Owner need keep confidential any information received from the Trustee pursuant to this
Section 8.12(b) that has previously been filed with the Commission, and the Trustee shall not require either of the certifications contemplated by the second preceding sentence in connection with providing any information pursuant to this Section 8.12(b) that has previously been filed with the Commission.

     (c) None of the Trustee, the Master Servicer or the Special Servicer shall be liable for providing or disseminating information in accordance with the terms of this Agreement.

     SECTION 8.13. Appointment of Fiscal Agent.

     (a) Insofar as the Trustee would not otherwise satisfy the rating requirements of Section 8.06, the Trustee may appoint, at the Trustee's own expense, a Fiscal Agent for purposes of making Advances hereunder that are otherwise required to be made by the Trustee. Any Fiscal Agent shall at all times maintain a long-term unsecured debt rating of no less than "Aa3" from Moody's and "AA" from Fitch (or, in the case of either Rating Agency, such lower rating as will not result in an Adverse Rating Event with respect to any Class of Rated Certificates (as confirmed in writing to the Trustee and the Depositor by such Rating Agency)). Any Person so appointed by the Trustee pursuant to this
Section 8.13(a) shall become the Fiscal Agent on the date as of which the Trustee and the Depositor have received: (i) if the long-term unsecured debt of the designated Person is not rated at least "Aa3" by Moody's and "AA" by Fitch, written confirmation from each Rating Agency that the appointment of such designated Person will not result in an Adverse Rating Event with respect to any Class of Rated Certificates; (ii) a written agreement whereby the designated Person is appointed as, and agrees to assume and perform the duties of, Fiscal Agent hereunder, executed by such designated Person and the Trustee (such agreement, the "Fiscal Agent Agreement"); and (iii) an Opinion of Counsel (which shall be paid for by the designated Person or the Trustee) substantially to the effect that (A) the appointment of the designated Person to serve as Fiscal Agent is in compliance with this Section 8.13, (B) the designated Person is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, (C) the related Fiscal Agent Agreement has been duly authorized, executed and delivered by the designated Person and (D) upon execution and delivery of the related Fiscal Agent Agreement, the designated Person shall be bound by the terms of this Agreement and, subject to customary bankruptcy and insolvency exceptions and customary equity exceptions, that this Agreement shall be enforceable against the designated Person in accordance with its terms. Any Person that acts as Fiscal Agent shall, for so long as it so acts, be deemed a party to this Agreement for all purposes hereof. Pursuant to the related Fiscal Agent Agreement, each Fiscal Agent, if any, shall make representations and warranties with respect to itself that are comparable to those made by the Trustee pursuant to Section 2.07. Notwithstanding anything contained in this Agreement to the contrary, any Fiscal Agent shall be entitled to all limitations on liability, rights of reimbursement and indemnities to which the Trustee is entitled hereunder (including pursuant to Sections 8.05(b) and 8.05(c)) as if it were the Trustee.

     (b) To the extent that the Trustee is required, pursuant to the terms of this Agreement, to make any Advance, whether as successor Master Servicer or otherwise, and has failed to do so in accordance with the terms hereof, the Fiscal Agent (if any) shall make such Advance when and as required by the terms of this Agreement on behalf the Trustee as if such Fiscal Agent were the Trustee hereunder. To the extent that the Fiscal Agent (if any) makes an Advance pursuant to this Section 8.13 or otherwise pursuant to this Agreement, the obligations of the Trustee under this Agreement in respect of such Advance shall be satisfied.

     (c) Notwithstanding anything contained in this Agreement to the contrary, any Fiscal Agent shall be entitled to all limitations on liability, rights of reimbursement and indemnities to which the Trustee is entitled hereunder (including pursuant to Sections 8.05(b) and 8.05(c)) as if it were the Trustee, except that all fees and expenses of any Fiscal Agent (other than interest owed to such Fiscal Agent in respect of unreimbursed Advances) incurred by such Fiscal Agent in connection with the transactions contemplated by this Agreement shall be borne by the Trustee, and neither the Trustee nor such Fiscal Agent shall be entitled to reimbursement therefor from any of the Trust, the Depositor, the Master Servicer or the Special Servicer.

     (d) The obligations of any Fiscal Agent set forth in this Section 8.13 or otherwise pursuant to this Agreement shall exist only for so long as the Trustee that appointed it shall act as Trustee hereunder. Any Fiscal Agent may resign or be removed by the Trustee only if and when the existence of such Fiscal Agent is no longer necessary for such Trustee to satisfy the eligibility requirements of
Section 8.06; provided that any Fiscal Agent shall be deemed to have resigned at such time as the Trustee that appointed it resigns or is removed as Trustee hereunder (in which case the responsibility for appointing a successor Fiscal Agent in accordance with this Section 8.13(a) shall belong to the successor Trustee insofar as such appointment is necessary for such successor Trustee to satisfy the eligibility requirements of Section 8.06).

     (e) The Trustee shall promptly notify the other parties hereto and the Certificateholders in writing of the appointment, resignation or removal of any Fiscal Agent.

     SECTION 8.14. Advance Security Arrangement.

     Insofar as the Trustee would not otherwise satisfy the rating requirements of Section 8.06, the Trustee may, at is own expense with the approval of the Depositor, arrange for the pledging of collateral, the establishment of a reserve fund or the delivery of a letter of credit, surety bond or other comparable instrument or for any other security or financial arrangement (any or all of the foregoing, individually and collectively, an "Advance Security Arrangement") acceptable to the Controlling Class Representative for purposes of supporting its back-up advancing obligations hereunder; provided that any Advance Security Arrangement shall be in such form and amount, and shall be maintained in such manner, as (i) would permit the Trustee to act in such capacity without an Adverse Rating Event in respect of any Class of Rated Certificates (as confirmed in writing to the Trustee and the Depositor by each Rating Agency) and (ii) would not result in an Adverse REMIC Event or an Adverse Grantor Trust Event (as evidenced by an Opinion of Counsel addressed and delivered to the Trustee and the Depositor). The Trustee may terminate any Advance Security Arrangement established by it only if and when (i) the existence of such Advance Security Arrangement is no longer necessary for the Trustee to satisfy the eligibility requirements of Section 8.06 or (ii) when such Trustee resigns or is removed as Trustee hereunder.

     SECTION 8.15. Filings with the Securities and Exchange Commission.

     (a) With respect to the Trust's fiscal year 2001 (and, if as of the beginning of any other fiscal year for the Trust, the Registered Certificates are held (directly or, in the case of Registered

Certificates held in book-entry form, through the Depositary) by at least 300 Holders and/or Depositary Participants having accounts with the Depositary), the Trustee shall:

          (i) during such fiscal year, in accordance with the Exchange Act, the rules and regulations promulgated thereunder and applicable "no-action letters" issued by the Commission, prepare for filing, execute and properly file with the Commission monthly, with respect to the Trust, a Current Report on Form 8-K with copies of the Trustee Reports, the CMSA Delinquent Loan Status Report, the CMSA Historical Loan Modification Report, the CMSA Historical Liquidation Report and the CMSA REO Status Report attached as exhibits;

          (ii) during such fiscal year, (A) monitor for and promptly notify the Depositor of the occurrence or existence of any of the matters identified in Section 11.09(a) and/or Section 8.15(b) (in each case to the extent that a Responsible Officer of the Trustee has actual knowledge thereof), (B) cooperate with the Depositor in obtaining all necessary information in order to enable the Depositor to prepare a Current Report on Form 8-K reporting any such matter in accordance with the Exchange Act, the rules and regulations promulgated thereunder and applicable "no-action letters" issued by the Commission, and (C) execute and promptly file with the Commission any such Current Report on Form 8-K prepared by or on behalf of the Depositor and delivered to the Trustee; and

          (iii) within 90 days following the end of such fiscal year, prepare, execute and properly file with the Commission, with respect to the Trust, an Annual Report on Form 10-K which complies in all material respects with the requirements of the Exchange Act, the rules and regulations promulgated thereunder and applicable "no-action letters" issued by the Commission;

provided that (x) the Trustee shall not have any responsibility to file any items (other than those generated by it) that have not been received in a format suitable for electronic filing via the EDGAR system (or in "ASCII", "Microsoft Word", "Microsoft Excel" or another format reasonably acceptable to the Trustee) and shall not have any responsibility to convert any such items to such format (other than those items generated by it and those items delivered to it in a format readily convertible to a format suitable for electronic filing via the EDGAR system) and (y) the Depositor shall be responsible for preparing, executing and filing (via the EDGAR system within 15 days following the Closing
Date) a Current Report on Form 8-K reporting the establishment of the Trust and whereby this Agreement is filed as an exhibit. Each of the other parties to this Agreement shall deliver to the Trustee or the Master Servicer, as applicable, in a format suitable for electronic filing via the EDGAR system (or in "ASCII", "Microsoft Word", "Microsoft Excel" or another format reasonably acceptable to the Trustee) any and all items contemplated to be filed with the Commission pursuant to this Section 8.15(a), to the extent it is otherwise required to deliver such items to the Trustee or Master Servicer, as applicable.

     (b) At all times during the Trust's fiscal year 2001 (and, if as of the beginning of any other fiscal year for the Trust, the Registered Certificates are held (directly or, in the case of Registered Certificates held in book-entry form, through the Depositary) by at least 300 Holders and/or Depositary Participants having accounts with the Depositary, at all times during such other fiscal year), the Trustee shall monitor for and promptly notify the Depositor of the occurrence or existence of any of the following matters of which a Responsible Officer of the Trustee has actual knowledge:

          (i) any failure of the Trustee to make any monthly distributions to the Holders of any Class of Certificates, which failure is not otherwise reflected in the Certificateholder Reports filed with the Commission or has not otherwise been reported to the Depositor pursuant to any other Section of this Agreement;

          (ii) any acquisition or disposition by the Trust of a Mortgage Loan or an REO Property, which acquisition or disposition has not otherwise been reflected in the Certificateholder Reports filed with the Commission or has not otherwise been reported to the Depositor pursuant to any other Section of this Agreement;

          (iii) any other acquisition or disposition by the Trust of a significant amount of assets (other than Permitted Investments, Mortgage Loans and REO Properties), other than in the normal course of business;

          (iv) any change in the fiscal year of the Trust;

          (v) any material legal proceedings, other than ordinary routine litigation incidental to the business of the Trust, to which the Trust (or any party to this Agreement on behalf of the Trust) is a party or of which any property included in the Trust Fund is subject, or any threat by a governmental authority to bring any such legal proceedings;

          (vi) any event of bankruptcy, insolvency, readjustment of debt, marshalling of assets and liabilities, or similar proceedings in respect of or pertaining to the Trust or any party to this Agreement, or any actions by or on behalf of the Trust or any party to this Agreement indicating its bankruptcy, insolvency or inability to pay its obligations; and

          (vii) any change in the rating or ratings assigned to any Class of Certificates not otherwise reflected in the Certificateholder Reports filed with the Commission;

provided that (x) the actual knowledge of a Responsible Officer of the Trustee of any material legal proceedings of which property included in the Trust Fund is subject or of any material legal proceedings threatened by a governmental authority is limited to circumstances where it would be reasonable for the Trustee to identify such property as an asset of, or as securing an asset of, the Trust or such threatened proceedings as concerning the Trust and (y) no Responsible Officer of the Trustee shall be deemed to have actual knowledge of the matters described in clauses (vi) and (vii) of this Section 8.15(b) unless such Responsible Officer was notified in writing.

     (c) If as of the beginning of any fiscal year for the Trust (other than fiscal year 2001), the Registered Certificates are held (directly or, in the case of Registered Certificates held in book-entry form, through the Depositary) by less than 300 Holders and/or Depositary Participants having accounts with the Depositary, the Trustee shall, in accordance with the Exchange Act and the rules and regulations promulgated thereunder, timely file a Form 15 with respect to the Trust.

                                   ARTICLE IX

                                   TERMINATION

     SECTION 9.01. Termination Upon Repurchase or Liquidation of All Mortgage Loans.

     (a) Subject to Section 9.02, the Trust and the respective obligations and responsibilities under this Agreement of the parties hereto (other than the obligations of the Trustee to provide for and make payments to Certificateholders as hereafter set forth) shall terminate upon payment (or provision for payment) to the Certificateholders of all amounts held by or on behalf of the Trustee and required hereunder to be so paid on the Distribution Date following the earlier to occur of: (i) the purchase by the Master Servicer, the Special Servicer or any single Controlling Class Certificateholder or group of Controlling Class Certificateholders of all Mortgage Loans and each REO Property remaining in the Trust Fund at a price (the "Termination Price") equal to (A) the aggregate Purchase Price of all the Mortgage Loans remaining in the Trust Fund (exclusive of any REO Mortgage Loan(s)), plus (B) the appraised value of each REO Property, if any, included in the Trust Fund, such appraisal to be conducted by a Qualified Appraiser selected by the Special Servicer and approved by the Trustee and the Master Servicer, minus (C) if the purchaser is the Master Servicer or the Special Servicer, the aggregate amount of unreimbursed Advances made by such Person, together with any unpaid Advance Interest in respect of such unreimbursed Advances and any unpaid servicing compensation payable to such Person (which items shall be deemed to have been paid or reimbursed to the Master Servicer or the Special Servicer, as the case may be, in connection with such purchase); (ii) the exchange by the Sole Certificateholder(s) of all the Certificates for all Mortgage Loans and each REO Property remaining in the Trust Fund; and (iii) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan or REO Property remaining in the Trust Fund; provided, however, that in no event shall the Trust continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late ambassador of the United States to the Court of St. James, living on the date hereof.

     (b) Any single Controlling Class Certificateholder or group of Controlling Class Certificateholders, the Master Servicer or the Special Servicer, in that order of preference, may at its option elect to purchase all the Mortgage Loans and each REO Property remaining in the Trust Fund as contemplated by clause (i) of Section 9.01(a) by giving written notice to the other parties hereto (and, in the case of an election by the Master Servicer or Special Servicer, to the Holders of the Controlling Class) no later than 60 days prior to the anticipated date of purchase; provided, however, that the aggregate Stated Principal Balance of the Mortgage Pool at the time of such election is less than 1.0% of the Initial Pool Balance; and provided, further, that within 30 days after written notice of such election is so given, no Person with a higher right of priority to make such an election does so; and provided, further, that if more than one Controlling Class Certificateholder or group of Controlling Class Certificateholders desire to purchase all of the Mortgage Loans and any REO Properties, preference shall be given to the Controlling Class Certificateholder or group of Controlling Class Certificateholders with the largest Percentage Interest in the Controlling Class. If the Trust is to be terminated in connection with the purchase of all the Mortgage Loans and each REO Property remaining in the Trust Fund by the Master Servicer, the Special Servicer or any Controlling Class Certificateholder(s), such Person(s) shall deliver to the Master Servicer for deposit (or, if the Master Servicer is the purchaser, it shall deposit) in the Collection Account (after the Determination Date, and prior to the Master Servicer Remittance Date, relating to the anticipated Final Distribution Date) an amount in immediately available funds equal to the Termination Price and shall reimburse all of the parties hereto (other than itself, if applicable) for all reasonable out-of-pocket costs and expenses incurred by such parties in connection with such purchase. On the Master Servicer Remittance Date for the Final Distribution Date, the Master Servicer shall transfer to the Distribution Account all amounts required to be transferred thereto on such Master Servicer Remittance Date from the Collection Account pursuant to the first paragraph of Section 3.04(b), together with any other amounts on deposit in the Collection Account that would otherwise be held for future distribution. Upon confirmation that the deposit of the Termination Price has been made to the Collection Account and the reimbursement contemplated by the second preceding sentence has been made to the parties hereto, the Trustee shall release or cause to be released to the purchasing party (or its designee) the Mortgage Files for the remaining Mortgage Loans and shall execute all assignments, endorsements and other instruments furnished to it by the purchasing party as shall be necessary to effectuate transfer of the Mortgage Loans and REO Properties to the purchasing party (or its designee).

     Following the date on which the aggregate Certificate Principal Balance of the Registered Certificates is reduced to zero, the Sole Certificateholder(s) shall have the right to exchange all of the Certificates for all of the Mortgage Loans and each REO Property remaining in the Trust Fund as contemplated by clause (ii) of Section 9.01(a) by giving written notice to all the parties hereto no later than 60 days prior to the anticipated date of exchange. In the event that the Sole Certificateholder(s) elect(s) to exchange all of the Certificates for all of the Mortgage Loans and each REO Property remaining in the Trust Fund in accordance with the preceding sentence, such Sole Certificateholder(s), not later than the Distribution Date on which the final distribution on the Certificates is to occur, shall deposit in the Collection Account an amount in immediately available funds equal to all amounts then due and owing to the Depositor, the Master Servicer, the Special Servicer, the Trustee and/or any Fiscal Agent hereunder that may be withdrawn from the Collection Account, or an escrow account acceptable to the respective parties hereto, pursuant to Section 3.05(a) or that may be withdrawn from the Distribution Account pursuant to Section 3.05(b), but only to the extent that such amounts are not already on deposit in the Collection Account. In addition, the Master Servicer shall transfer all amounts required to be transferred to the Distribution Account on such Master Servicer Remittance Date from the Collection Account pursuant to the first paragraph of Section 3.04(b). Upon confirmation that such final deposits have been made and following the surrender of all the Certificates on the Final Distribution Date, the Trustee shall release or cause to be released to the Sole Certificateholder(s) or any designee thereof, the Mortgage Files for the remaining Mortgage Loans and shall execute all assignments, endorsements and other instruments furnished to it by the Sole Certificateholder(s) as shall be necessary to effectuate transfer of the Mortgage Loans and REO Properties remaining in the Trust Fund.

     (c) Notice of any termination shall be given promptly by the Trustee by letter to Certificateholders mailed (x) if such notice is given in connection with the purchase of all the Mortgage Loans and each REO Property remaining in the Trust Fund by the Master Servicer, the Special Servicer or any Controlling Class Certificateholder(s), not earlier than the 15th day and not later than the 25th day of the month next preceding the month of the final distribution on the Certificates and (y) otherwise during the month of such final distribution on or before the Master Servicer Remittance Date in such month, in any event specifying (i) the Distribution Date upon which the Trust Fund will terminate and final payment on the Certificates will be made, (ii) the amount of any such final payment in respect of each Class of Certificates and (iii) that the Record Date otherwise applicable to such Distribution Date is not applicable, payments being made only upon presentation and surrender of the Certificates at the office or agency of the Trustee therein designated. The Trustee shall give such notice to the other parties hereto at the time such notice is given to Certificateholders.

     (d) Upon presentation and surrender of the Certificates by the Certificateholders on the Final Distribution Date, the Trustee shall distribute to each Certificateholder so presenting and surrendering its Certificates such Certificateholder's Percentage Interest of that portion of the amounts on deposit in the Distribution Account that is allocable to payments on the relevant Class in accordance with Section 4.01. Any funds not distributed to any Holder or Holders of Certificates of any Class on the Final Distribution Date because of the failure of such Holder or Holders to tender their Certificates shall, on such date, be set aside and held uninvested in trust and credited to the account or accounts of the appropriate non-tendering Holder or Holders. If any Certificates as to which notice has been given pursuant to this Section 9.01 shall not have been surrendered for cancellation within six months after the time specified in such notice, the Trustee shall mail a second notice to the remaining non-tendering Certificateholders to surrender their Certificates for cancellation in order to receive the final distribution with respect thereto. If within one year after the second notice all such Certificates shall not have been surrendered for cancellation, the Trustee, directly or through an agent, shall take such reasonable steps to contact the remaining non-tendering Certificateholders concerning the surrender of their Certificates as it shall deem appropriate. The costs and expenses of holding such funds in trust and of contacting such Certificateholders following the first anniversary of the delivery of such second notice to the non-tendering Certificateholders shall be paid out of such funds. No interest shall accrue or be payable to any former Holder on any amount held in trust hereunder. If by the second anniversary of the delivery of such second notice, all of the Certificates shall not have been surrendered for cancellation, then, subject to applicable escheat laws, the Trustee shall distribute to the Class R Certificateholders all unclaimed funds and other assets which remain subject hereto.

     SECTION 9.02. Additional Termination Requirements.

     (a) If the Master Servicer, the Special Servicer or a Controlling Class Certificateholder purchases or the Sole Certificateholder(s) exchange all of the Certificates for, all the Mortgage Loans and each REO Property remaining in the Trust Fund as provided in Section 9.01, the Trust and each REMIC Pool shall be terminated in accordance with the following additional requirements, unless the purchasing party obtains at its own expense and delivers to the Trustee an Opinion of Counsel, addressed to the Trustee, to the effect that the failure of the Trust to comply with the requirements of this Section 9.02 will not result in an Adverse REMIC Event with respect to any REMIC Pool:

          (i) the Trustee shall specify the first day in the 90-day liquidation period in a statement attached to the final Tax Return for each REMIC Pool, pursuant to Treasury regulation Section 1.860F-1 and shall satisfy all requirements of a qualified liquidation under Section 860F of the Code and any regulations thereunder (as evidenced by an Opinion of Counsel to such effect delivered on behalf and at the expense of the purchasing party);

          (ii) during such 90-day liquidation period and at or prior to the time of making the final payment on the Certificates, the Trustee shall sell all the Mortgage Loans and each REO Property to the Master Servicer, the Special Servicer, the applicable Controlling Class Certificateholder(s) or the Sole Certificateholder(s), as the case may be, in exchange for cash and/or Certificates in accordance with Section 9.01; and

          (iii) immediately following the making of the final payment on the Certificates, the Trustee shall distribute or credit, or cause to be distributed or credited, to the Holders of the

     Class R Certificates all remaining cash on hand (other than cash retained to meet claims), and each REMIC Pool shall terminate at that time.

     (b) By their acceptance of Certificates, the Holders hereby authorize the Trustee to prepare and adopt, on behalf of the Trust, a plan of complete liquidation of each REMIC Pool in accordance with the terms and conditions of this Agreement, which authorization shall be binding upon all successor Certificateholders.

     SECTION 9.03. Crystal Pavilion/Petry Building Mortgage Loan.

     References to "REO Property" and "REO Properties" in Sections 9.01 and 9.02 shall be deemed to include the Trust's rights with respect to any REO Property relating to the Crystal Pavilion/Petry Building Mortgage Loan and such rights shall be taken into account in calculating the Termination Price.

                                   ARTICLE X

                            ADDITIONAL TAX PROVISIONS

     SECTION 10.01. Tax Administration.

     (a) The Trustee shall elect to treat each REMIC Pool as a REMIC under the Code and, if necessary, under applicable state law. Each such election will be made on IRS Form 1066 or other appropriate federal tax or information return or any appropriate state Tax Returns for the taxable year ending on the last day of the calendar year in which the Certificates are issued.

     (b) The Plurality Class R Certificateholder is hereby designated as the Tax Matters Person of each REMIC Pool and, in such capacity, shall be responsible to act on behalf of such REMIC Pool in relation to any tax matter or controversy, to represent such REMIC Pool in any administrative or judicial proceeding relating to an examination or audit by any governmental taxing authority, to request an administrative adjustment as to any taxable year of such REMIC Pool, to enter into settlement agreements with any governmental taxing agency with respect to such REMIC Pool, to extend any statute of limitations relating to any tax item of such REMIC Pool and otherwise to act on behalf of such REMIC Pool in relation to any tax matter or controversy involving such REMIC Pool; provided that the Trustee is hereby irrevocably appointed and agrees to act (in consultation with the Tax Matters Person for each REMIC Pool) as agent and attorney-in-fact for the Tax Matters Person for each REMIC Pool in the performance of its duties as such. The legal expenses and costs of any action described in this Section 10.01(b) and any liability resulting therefrom shall be expenses, costs and liabilities of the Trust payable out of amounts on deposit in the Distribution Account as provided by Section 3.05(b) unless such legal expenses and costs are incurred by reason of a Tax Matters Person's or the Trustee's misfeasance, bad faith or negligence in the performance of, or such Person's reckless disregard of, its obligations or are expressly provided by this Agreement to be borne by any party hereto.

     (c) The Trustee shall prepare or cause to be prepared, execute and file all of the Tax Returns in respect of each REMIC Pool (other than Tax Returns required to be filed by the Master Servicer and/or the Special Servicer pursuant to Section 3.09(g)) and all of the applicable income tax and other information returns for each Grantor Trust Pool. The expenses of preparing and filing such returns shall be borne by the Trustee without any right of reimbursement therefor.

     (d) The Trustee shall perform on behalf of each REMIC Pool all reporting and other tax compliance duties that are the responsibility of such REMIC Pool under the Code, the REMIC Provisions or other compliance guidance issued by the IRS or any state or local taxing authority. Included among such duties, the Trustee shall provide: (i) to any Transferor of a Class R Certificate, such information as is necessary for the application of any tax relating to the transfer of a Class R Certificate to any Person who is not a Permitted Transferee; (ii) to the Certificateholders, such information or reports as are required by the Code or the REMIC Provisions, including reports relating to interest, original issue discount and market discount or premium (using the Prepayment Assumption as required); and (iii) to the IRS, the name, title, address and telephone number of the Person who will serve as the representative of each REMIC Pool.

     (e) The Trustee shall take such action and shall cause each REMIC Pool to take such action as shall be necessary to create or maintain the status thereof as a REMIC under the REMIC Provisions (and the other parties hereto shall assist it, to the extent reasonably requested by the Trustee), to the extent that the Trustee has actual knowledge that any particular action is required; provided that the Trustee shall be deemed to have knowledge of relevant tax laws. The Trustee shall not knowingly take or fail to take any action, or cause any REMIC Pool to take or fail to take any action, that under the REMIC Provisions, if taken or not taken, as the case may be, could result in an Adverse REMIC Event in respect of any REMIC Pool or an Adverse Grantor Trust Event with respect to either Grantor Trust Pool, unless the Trustee has received an Opinion of Counsel to the effect that the contemplated action or non-action, as the case may be, will not result in an Adverse REMIC Event or an Adverse Grantor Trust Event. None of the other parties hereto shall take or fail to take any action (whether or not authorized hereunder) as to which the Trustee has advised it in writing that it has received an Opinion of Counsel to the effect that an Adverse REMIC Event or an Adverse Grantor Trust Event could occur with respect to such action. In addition, prior to taking any action with respect to any REMIC Pool or the assets thereof, or causing any REMIC Pool to take any action, which is not contemplated by the terms of this Agreement, each of the other parties hereto will consult with the Trustee, in writing, with respect to whether such action could cause an Adverse REMIC Event or an Adverse Grantor Trust Event to occur, and no such other party shall take any such action or cause any REMIC Pool to take any such action as to which the Trustee has advised it in writing that an Adverse REMIC Event or an Adverse Grantor Trust Event could occur. The Trustee may consult with counsel to make such written advice, and the cost of same shall be borne by the party seeking to take the action not permitted by this Agreement.

     (f) If any tax is imposed on any REMIC Pool, including "prohibited transactions" taxes as defined in Section 860F(a)(2) of the Code, any tax on "net income from foreclosure property" as defined in Section 860G(c) of the Code, any taxes on contributions to any REMIC Pool after the Startup Day pursuant to Section 860G(d) of the Code, and any other tax imposed by the Code or any applicable provisions of state or local tax laws (other than any tax permitted to be incurred by the Special Servicer on behalf of the Trust pursuant to Section 3.17(a)), then such tax, together with all incidental costs and expenses (including penalties and reasonable attorneys' fees), shall be charged to and paid by: (i) the Trustee, if such tax arises out of or results from a breach of any of its obligations under Article IV, Article VIII or this Article X; (ii) any Fiscal Agent, if such tax arises out of or results from a breach of any of its obligations under Article IV or this Article X; (iii) the Master Servicer, if such tax arises out of or results from a breach by the Master Servicer of any of its obligations under Article III or this Article X; (iv) the Special Servicer, if such tax arises out of or results from a breach by the Special Servicer of any of its obligations under Article III or this Article X; or (v) the Trust, out of the Trust Fund (exclusive of the Grantor Trust Pools), in all other instances. If any tax is imposed on either Grantor Trust Pool, such tax, together with all incidental costs and expenses (including, without limitation, penalties and reasonable attorneys' fees), shall be charged to and paid by: (i) the Special Servicer, if such tax arises out of or results from a breach by the Special Servicer of any of its obligations under Article III or this Article X; (ii) the Master Servicer, if such tax arises out of or results from a breach by the Master Servicer of any of its obligations under Article III or this Article X; (iii) the Trustee, if such tax arises out of or results from a breach by the Trustee of any of its obligations under Article IV, Article VIII or this Article X; (iv) any Fiscal Agent, if such tax arises out of or results from a breach of any of its obligations under Article IV or this Article X; or
(v) the Trust, out of the portion of the Trust Fund constituting such Grantor Trust Pool, in all other instances. Consistent with the foregoing, any tax permitted to be incurred by the Special Servicer pursuant to Section 3.17(a) shall be charged to and paid by the Trust. Any such amounts payable by the Trust in respect of taxes shall be paid by the Trustee out of amounts on deposit in the Distribution Account.

     (g) The Trustee and, to the extent that records are maintained thereby in the normal course of its business, each of the other parties hereto shall, for federal income tax purposes, maintain books and records with respect to each REMIC Pool and each Grantor Trust Pool on a calendar year and an accrual basis.

     (h) Following the Startup Day for each REMIC Pool, the Trustee shall not (except as contemplated by Section 2.03) accept any contributions of assets to any REMIC Pool unless it shall have received an Opinion of Counsel (at the expense of the party seeking to cause such contribution) to the effect that the inclusion of such assets in such REMIC Pool will not result in an Adverse REMIC Event in respect of such REMIC Pool or an Adverse Grantor Trust Event with respect to either Grantor Trust Pool.

     (i) None of the Master Servicer, the Special Servicer, the Trustee or any Fiscal Agent shall consent to or, to the extent it is within the control of such Person, permit: (i) the sale or disposition of any Mortgage Loan (except in connection with (A) a breach of any representation or warranty regarding any Mortgage Loan set forth in or made pursuant to the related Mortgage Loan Purchase Agreement or, in the case of a Union Capital Mortgage Loan, the Union Capital Agreement or, in the case of a CSFB Mortgage Capital Mortgage Loan, the CSFB Mortgage Capital Agreement, (B) the foreclosure, default or reasonably foreseeable material default of a Mortgage Loan, including the sale or other disposition of a Mortgaged Property acquired by foreclosure, deed in lieu of foreclosure or otherwise, (C) the bankruptcy of any REMIC Pool, or (D) the termination of the Trust pursuant to Article IX of this Agreement); (ii) the sale or disposition of any investments in the Collection Account or the REO Account for gain; or (iii) the acquisition of any assets for the Trust (other than a Mortgaged Property acquired through foreclosure, deed in lieu of foreclosure or otherwise in respect of a defaulted Mortgage Loan, other than a Replacement Mortgage Loan substituted for a Deleted Mortgage Loan and other than Permitted Investments acquired in connection with the investment of funds in the Collection Account or the REO Account or an interest in a single member limited liability company, as provided in Section 3.16); in any event unless it has received an Opinion of Counsel (at the expense of the party seeking to cause such sale, disposition, or acquisition) to the effect that such sale, disposition, or acquisition will not result in an Adverse REMIC Event in respect of any REMIC Pool or an Adverse Grantor Trust Event with respect to either Grantor Trust Pool.

     (j) Except as otherwise permitted by Section 3.17(a), none of the Master Servicer, the Special Servicer or the Trustee shall enter into any arrangement by which any REMIC Pool will receive a fee or other compensation for services or, to the extent it is within the control of such Person, permit any REMIC Pool to receive any income from assets other than "qualified mortgages" as defined in
Section 860G(a)(3) of the Code or "permitted investments" as defined in Section 860G(a)(5) of the Code. At all times as may be required by the Code, each of the respective parties hereto (to the extent it is within its control) shall ensure that substantially all of the assets of each REMIC Pool will consist of "qualified mortgages" as defined in Section 860G(a)(3) of the Code and "permitted investments" as defined in Section 860G(a)(5) of the Code.

     (k) Within 30 days after the related Startup Day, the Trustee shall prepare and file with the IRS, with respect to each REMIC Pool, IRS Form 8811 "Information Return for Real Estate Mortgage Investment Conduits (REMICs) and Issuers of Collateralized Debt Obligations".

     (l) The parties intend that the portion of the Trust Fund consisting of Post-ARD Additional Interest on the ARD Loans and the Class V Sub-Account shall constitute, and that the affairs of such portion of the Trust Fund shall be conducted so as to qualify as, a Grantor Trust, and the provisions hereof shall be interpreted consistently with this intention. In addition, the parties intend that the portion of the Trust Fund consisting of the Loan REMIC Residual Interest, the REMIC I Residual Interest, the REMIC II Residual Interest and the REMIC III Residual Interest shall constitute, and the affairs of such portion of the Trust Fund shall be conducted so as to qualify as, a Grantor Trust, and the provisions hereof shall be interpreted consistently with this intention. The Trustee shall also perform on behalf of each Grantor Trust Pool all reporting and other tax compliance duties that are the responsibility of such Grantor Trust Pool under the Code or any compliance guidance issued by the IRS or any state or local taxing authorities. The expenses of preparing and filing such returns shall be borne by the Trustee.

     (m) The respective parties hereto shall comply with the terms of the Loan REMIC Declaration to the extent that such Loan REMIC Declaration is not inconsistent with the provisions of this Agreement.

     SECTION 10.02. Depositor, Master Servicer, Special Servicer and Fiscal Agent to Cooperate with Trustee.

     (a) The Depositor shall provide or cause to be provided to the Trustee, within 10 days after the Closing Date, all information or data that the Trustee reasonably determines to be relevant for tax purposes as to the valuations and issue prices of the Certificates, including the price, yield, prepayment assumption and projected cash flow of the Certificates.

     (b) Each of the Master Servicer, the Special Servicer and any Fiscal Agent shall furnish such reports, certifications and information in its possession, and access to such books and records maintained thereby, as may relate to the Certificates or the Trust Fund and as shall be reasonably requested by the Trustee in order to enable it to perform its duties under this Article X.

                                   ARTICLE XI

                            MISCELLANEOUS PROVISIONS

     SECTION 11.01. Amendment.

     (a) This Agreement may be amended from time to time by the mutual agreement of the parties hereto, without the consent of any of the Certificateholders, (i) to cure any ambiguity, (ii) to correct, modify or supplement any provision herein which may be inconsistent with any other provision herein or to correct any error, (iii) to make any other provisions with respect to matters or questions arising hereunder which shall not be inconsistent with the then existing provisions hereof, (iv) as evidenced by an Opinion of Counsel delivered to the Trustee, the Master Servicer and the Special Servicer, to relax or eliminate any requirement hereunder imposed by (A) the REMIC Provisions (if the REMIC Provisions are amended or clarified such that any such requirement may be relaxed or eliminated) or (B) any transfer restriction imposed on the Certificates pursuant to Section 5.02(b), Section 5.02(c) or Section 5.02(e) (if applicable law is amended or clarified such that any such restriction may be relaxed or eliminated), (v) as evidenced by an Opinion of Counsel delivered to the Trustee, either (X) to comply with any requirements imposed by the Code or any successor or amendatory statute or any temporary or final regulation, revenue ruling, revenue procedure or other written official announcement or interpretation relating to federal income tax laws or any such proposed action which, if made effective, would apply retroactively to any REMIC Pool or either Grantor Trust Pool at least from the effective date of such amendment, or (Y) to avoid the occurrence of a prohibited transaction or to reduce the incidence of any tax that would arise from any actions taken with respect to the operation of any REMIC Pool or either Grantor Trust Pool, (vi) subject to Section 5.02(d)(iv), to modify, add to or eliminate any of the provisions of Section 5.02(d)(i), (ii) or (iii), or (vii) to avoid an Adverse Rating Event with respect to any Class of Rated Certificates; provided that any such amendment for the specific purposes described in clause (iii) or (vii) above shall not adversely affect in any material respect the interests of any Certificateholder or any third-party beneficiary to this Agreement or any provision hereof, as evidenced by the Trustee's receipt of an Opinion of Counsel or, in the case of a Class of Rated Certificates, written confirmation from each applicable Rating Agency to the effect that such amendment shall not result in an Adverse Rating Event with respect to any Class of Rated Certificates.

     (b) This Agreement may also be amended from time to time by the mutual agreement of the parties hereto, with the consent of the Holders of Certificates entitled to not less than 51% of the Voting Rights allocated to all of the Classes that are materially affected by the amendment, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or of modifying in any manner the rights of the Holders of Certificates; provided, however, that no such amendment shall (i) reduce in any manner the amount of, or delay the timing of, payments received or advanced on Mortgage Loans and/or REO Properties which are required to be distributed on any Certificate, without the consent of the Holder of such Certificate, (ii) adversely affect in any material respect the interests of the Holders of any Class of Certificates in a manner other than as described in clause (i) above, without the consent of the Holders of all Certificates of such Class, (iii) modify the provisions of this Section 11.01 or the definition of "Servicing Standard", without the consent of the Holders of all Certificates then outstanding or (iv) adversely affect in any material respect the interests of any third-party beneficiary to this Agreement or any provision herein, without the consent of such third-party beneficiary. Notwithstanding any other provision of this Agreement, for purposes of the giving or withholding of consents pursuant to this Section 11.01, Certificates registered in the name of the Depositor or any Affiliate of the Depositor shall be entitled to the same Voting Rights with respect to the matters described above as they would if registered in the name of any other Person.

     (c) Notwithstanding any contrary provision of this Agreement, the Trustee, the Master Servicer or the Special Servicer shall not consent to any amendment to this Agreement unless it shall first have obtained or been furnished with an Opinion of Counsel to the effect that neither such amendment nor the exercise of any power granted to any party hereto in accordance with such amendment will result in an Adverse REMIC Event with respect to any REMIC Pool or an Adverse Grantor Trust Event with respect to either Grantor Trust Pool.

     (d) Promptly after the execution and delivery of any amendment by all parties thereto, the Trustee shall send a copy thereof to each Certificateholder and to each Rating Agency.

     (e) It shall not be necessary for the consent of Certificateholders under this Section 11.01 to approve the particular form of any proposed amendment, but it shall be sufficient if such consent shall approve the substance thereof. The manner of obtaining such consents and of evidencing the authorization, execution and delivery thereof by Certificateholders shall be subject to such reasonable regulations as the Trustee may prescribe.

     (f) The Trustee may but shall not be obligated to enter into any amendment pursuant to this Section 11.01 that affects its rights, duties and immunities under this Agreement or otherwise.

     (g) The cost of any Opinion of Counsel to be delivered pursuant to Section 11.01(a) or (c) shall be borne by the Person seeking the related amendment, except that if the Trustee requests any amendment of this Agreement that it reasonably believes protects or is in furtherance of the rights and interests of Certificateholders, the cost of any Opinion of Counsel required in connection therewith pursuant to Section 11.01(a) or (c) shall be payable out of the Distribution Account.

     SECTION 11.02. Recordation of Agreement; Counterparts.

     (a) To the extent permitted by applicable law, this Agreement is subject to recordation in all appropriate public offices for real property records in all the counties or other comparable jurisdictions in which any or all of the properties subject to the Mortgages are situated, and in any other appropriate public recording office or elsewhere, such recordation to be effected by the Master Servicer or the Special Servicer at the expense of the Trust (payable out of the Collection Account), but only if the Master Servicer or the Special Servicer, as applicable, determines in its reasonable good faith judgment, that such recordation materially and beneficially affects the interests of the Certificateholders.

     (b) For the purpose of facilitating the recordation of this Agreement as herein provided and for other purposes, this Agreement may be executed simultaneously in any number of counterparts, each of which counterparts shall be deemed to be an original, and such counterparts shall constitute but one and the same instrument.

     SECTION 11.03. Limitation on Rights of Certificateholders.

     (a) The death or incapacity of any Certificateholder shall not operate to terminate this Agreement or the Trust, nor entitle such Certificateholder's legal representatives or heirs to claim an accounting or to take any action or proceeding in any court for a partition or winding up of the Trust, nor otherwise affect the rights, obligations and liabilities of the parties hereto or any of them.

     (b) No Certificateholder shall have any right to vote (except as expressly provided for herein) or in any manner otherwise control the operation and management of the Trust Fund, or the obligations of the parties hereto, nor shall anything herein set forth, or contained in the terms of the Certificates, be construed so as to constitute the Certificateholders from time to time as partners or members of an association; nor shall any Certificateholder be under any liability to any third party by reason of any action taken by the parties to this Agreement pursuant to any provision hereof.

     (c) No Certificateholder shall have any right by virtue of any provision of this Agreement to institute any suit, action or proceeding in equity or at law upon or under or with respect to this Agreement or any Mortgage Loan, unless, with respect to any suit, action or proceeding upon or under or with respect to this Agreement, such Holder previously shall have given to the Trustee a written notice of default hereunder, and of the continuance thereof, as hereinbefore provided, and unless also (except in the case of a default by the Trustee) the Holders of Certificates entitled to at least 25% of the Voting Rights shall have made written request upon the Trustee to institute such action, suit or proceeding in its own name as Trustee hereunder and shall have offered to the Trustee such reasonable indemnity as it may require against the costs, expenses and liabilities to be incurred therein or thereby, and the Trustee, for 60 days after its receipt of such notice, request and offer of indemnity, shall have neglected or refused to institute any such action, suit or proceeding. It is understood and intended, and expressly covenanted by each Certificateholder with every other Certificateholder and the Trustee, that no one or more Holders of Certificates shall have any right in any manner whatsoever by virtue of any provision of this Agreement to affect, disturb or prejudice the rights of any other Holders of Certificates, or to obtain or seek to obtain priority over or preference to any other such Holder (which priority or preference is not otherwise provided for herein), or to enforce any right under this Agreement, except in the manner herein provided and for the equal, ratable and common benefit of all Certificateholders. For the protection and enforcement of the provisions of this Section 11.03, each and every Certificateholder and the Trustee shall be entitled to such relief as can be given either at law or in equity.

     SECTION 11.04. Governing Law.

     This Agreement and the Certificates shall be construed in accordance with the substantive laws of the State of New York applicable to agreements made and to be performed entirely in said State, and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws. The parties hereto intend that the provisions of Section 5-1401 of the New York General Obligations Law shall apply to this Agreement.

     SECTION 11.05. Notices.

     Any communications provided for or permitted hereunder shall be in writing (including by telecopy) and, unless otherwise expressly provided herein, shall be deemed to have been duly given when delivered to or, in the case of telecopy notice, when received: (i) in the case of the Depositor, Credit Suisse First Boston Mortgage Securities Corp., 11 Madison Avenue, 5th Floor, New York, New York 10010, Attention: Reese Mason, telecopy number: (212) 325-6800; (ii) in the case of the Master Servicer, KeyCorp Real Estate Capital Markets, Inc. d/b/a Key Commercial Mortgage, 911 Main Street, Suite 1500, Kansas City, Missouri 64105, telecopy number: (816) 221-8848, Attention: E.J. Burke (with a copy to Robert C. Bowes, KeyBank National Association, 127 Public Square, Cleveland, Ohio

44114, telecopy: (216) 689-5681); (iii) in the case of the Trustee, Wells Fargo Bank Minnesota, N.A., 11000 Broken Land Parkway Columbia, Maryland 21044-3562,
Attention: Corporate Trust Administration (CMBS) - Credit Suisse First Boston Mortgage Securities Corp. Series 2001-CK1, telecopy number (410) 884-2360; (iv) in the case of the Special Servicer, ORIX Real Estate Capital Markets, LLC, 1717 Main Street, 14th Floor, Dallas, Texas 75201, Attention: Edgar L. Smith II, telecopy number (214) 237-2034, with a copy to Orix Real Estate Capital Markets, LLC 1717 Main Street, 12th Floor, Dallas, Texas 75201, Attention: Paul Smyth, telecopy number: (214) 237-2040; (v) in the case of the Rating Agencies, (A) Moody's Investors Services Inc., 99 Church Street, New York, New York 10007,
Attention: Commercial MBS Monitoring Department, telecopy number (212) 553-0300, and (B) Fitch, Inc., One State Street Plaza, New York, New York 10004,
Attention: CMBS Surveillance Manager, telecopy number: (212) 635-0295; (vi) in the case of any Mortgage Loan Seller, the address for notices to such Mortgage Loan Seller under the related Mortgage Loan Purchase Agreement; and (vii) in the case of Union Capital, Union Capital Investments LLC, 3490 Piedmont Road, Suite 1010, Atlanta, GA 30305, Attention: President, telecopy number: (404) 812-4808; or as to each such Person such other address and/or telecopy number as may hereafter be furnished by such Person to the parties hereto in writing. Any communication required or permitted to be delivered to a Certificateholder shall be deemed to have been duly given when mailed first class, postage prepaid, to the address of such Holder as shown in the Certificate Register.

     SECTION 11.06. Severability of Provisions.

     If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be for any reason whatsoever held invalid, then such covenant(s), agreement(s), provision(s) or term(s) shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement or of the Certificates or the rights of the Holders thereof.

     SECTION 11.07. Successors and Assigns; Beneficiaries.

     The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto, their respective successors and assigns and, as third party beneficiaries (with all right to enforce the obligations hereunder intended for their benefit as if a party hereto), the Underwriters, the Designated Sub-Servicers and the non-parties referred to in Sections 6.03, 8.05 and 3.22(g), and all such provisions shall inure to the benefit of the Certificateholders. No other person, including any Borrower, shall be entitled to any benefit or equitable right, remedy or claim under this Agreement.

     SECTION 11.08. Article and Section Headings.

     The article and section headings herein are for convenience of reference only, and shall not limit or otherwise affect the meaning hereof.

     SECTION 11.09. Notices to and from the Rating Agencies and the Depositor.

     (a) The Trustee shall promptly provide notice to each Rating Agency and the Depositor with respect to each of the following of which a Responsible Officer of the Trustee has actual knowledge:

          (i) any material change or amendment to this Agreement;

          (ii) the occurrence of any Event of Default that has not been cured;

          (iii) the resignation, termination, merger or consolidation of the Master Servicer or the Special Servicer and the appointment of a successor;

          (iv) the appointment, resignation or removal of a Fiscal Agent;

          (v) any change in the location of the Distribution Account, the Interest Reserve Account or the Excess Liquidation Proceeds Account;

          (vi) any repurchase or substitution of a Mortgage Loan by a Mortgage Loan Seller or Union Capital as contemplated by Section 2.03; and

          (vii) the final payment to any Class of Certificateholders.

     (b) The Master Servicer shall promptly provide notice to each Rating Agency and the Depositor with respect to each of the following of which it has actual knowledge:

          (i) the resignation or removal of the Trustee and the appointment of a successor; and

          (ii) any change in the location of the Collection Account.

     (c) Each of the Master Servicer and the Special Servicer, as the case may be, shall furnish each Rating Agency such information with respect to the Mortgage Loans as such Rating Agency shall reasonably request and which the Master Servicer or the Special Servicer, as the case may be, can reasonably provide to the extent consistent with applicable law and the related Mortgage Loan Documents. In any event, the Master Servicer and the Special Servicer shall notify each Rating Agency with respect to each of the following of which it has actual knowledge:

          (i) any change in the lien priority of the Mortgage securing any Mortgage Loan;

          (ii) any change in the identity of the anchor tenant (i.e., a tenant representing more than 20% of the total net rentable square feet of space) at any Mortgaged Property used for retail purposes or any change in the term of the lease for an anchor tenant at any such Mortgaged Property; and

          (iii) any assumption of, or release or substitution of collateral for, a Mortgage Loan that represents greater than 2% of the then aggregate Stated Principal Balance of the Mortgage Pool;

          (iv) any defeasance of or material damage to a Mortgaged Property;

          (v) any change in a franchise; and

          (vi) any loan subject to bankruptcy proceedings.

          (vii) any release of a Letter of Credit or debt service reserve with respect to any Mortgage Loan.

     (d) Each of the Master Servicer and the Special Servicer, as the case may be, shall promptly furnish (in hard copy format or through use of the Master Servicer's Internet Website), to each Rating Agency copies of the following items (in each case, at or about the same time that it delivers or causes the delivery of such item to the Trustee):

          (i) each of its Annual Performance Certifications;

          (ii) each of its Annual Accountants' Reports; and

          (iii) each report prepared pursuant to Section 3.09(e).

     (e) The Trustee shall promptly deliver or otherwise make available to each Rating Agency (in hard copy format or through use of the Trustee's Internet Website) a copy of each Certificateholder Report forwarded to the Holders of the Certificates (in each case, at or about the same time that it delivers such Certificateholder Report to such Holders). Any Restricted Servicer Reports delivered electronically as aforesaid shall be accessible on the Trustee's Internet Website only with the use of a password, which shall be provided by the Trustee to each Rating Agency.

     (f) The parties intend that each Rating Agency provide to the Trustee, upon request, a listing of the then-current rating (if any) assigned by such Rating Agency to each Class of Certificates then outstanding.

     SECTION 11.10. Notices to Controlling Class Representative.

     The Trustee, the Master Servicer or the Special Servicer, as the case may be, shall deliver to the Controlling Class Representative a copy of each notice or other item of information such Person is required to deliver to the Rating Agencies pursuant to Section 11.09, in each case simultaneously with the delivery thereof to the Rating Agencies, to the extent not already delivered pursuant to this Agreement.

     SECTION 11.11. Complete Agreement.

     This Agreement embodies the complete agreement among the parties and may not be varied or terminated except by a written agreement conforming to the provisions of Section 11.01. All prior negotiations or representations of the parties are merged into this Agreement and shall have no force or effect unless expressly stated herein.

     IN WITNESS WHEREOF, the parties hereto have caused their names to be signed hereto by their respective officers thereunto duly authorized, in each case as of the day and year first above written.

                                       CREDIT SUISSE FIRST BOSTON MORTGAGE
                                       SECURITIES CORP.
                                            Depositor

                                       By:
                                          --------------------------------------
                                       Name:
                                       Title:


                                       KEYCORP REAL ESTATE CAPITAL MARKETS, INC.
                                       d/b/a KEY COMMERCIAL MORTGAGE
                                            Master Servicer

                                       By:
                                          --------------------------------------
                                       Name:
                                       Title:


                                       ORIX REAL ESTATE CAPITAL MARKETS, LLC
                                            Special Servicer

                                       By:
                                          --------------------------------------
                                       Name:
                                       Title:


                                       WELLS FARGO BANK MINNESOTA, N.A.
                                            Solely in its capacity as Trustee


                                       By:
                                          --------------------------------------
                                       Name:
                                       Title:

STATE OF ___________________)
                            ) ss.:
COUNTY OF _________________ )


     On the ______ day of ______ 2001, before me, a notary public in and for said State, personally appeared __________________, personally known to me to be a _________________ of CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP., one of the entities that executed the within instrument, and also known to me to be the person who executed it on behalf of such entity, and acknowledged to me that such entity executed the within instrument.

     IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.


                                               ---------------------------------
                                                        Notary Public

[Notarial Seal]

STATE OF ___________________)
                            ) ss.:
COUNTY OF __________________)


     On the ______ day of ______ 2001, before me, a notary public in and for said State, personally appeared E.J. Burke, known to me to be a Senior Vice President of KEYCORP REAL ESTATE CAPITAL MARKETS, INC. d/b/a KEY COMMERCIAL MORTGAGE, one of the entities that executed the within instrument, and also known to me to be the person who executed it on behalf of such entity, and acknowledged to me that such entity executed the within instrument.

     IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.


                                               ---------------------------------
                                                        Notary Public

[Notarial Seal]

STATE OF ___________________)
                            ) ss.:
COUNTY OF __________________)


     On the ______ day of ______ 2001, before me, a notary public in and for said State, personally appeared ___________________________, known to me to be a _____________________ of ORIX REAL ESTATE CAPITAL MARKETS, LLC, one of the entities that executed the within instrument, and also known to me to be the person who executed it on behalf of such entity, and acknowledged to me that such entity executed the within instrument.

     IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.


                                               ---------------------------------
                                                        Notary Public

[Notarial Seal]

STATE OF ___________________)
                            ) ss.:
COUNTY OF __________________)


     On the ______ day of ______ 2001, before me, a notary public in and for said State, personally appeared Leslie A. Gaskill, known to me to be a Vice-President of WELLS FARGO BANK MINNESOTA, N.A., one of the entities that executed the within instrument, and also known to me to be the person who executed it on behalf of such entity, and acknowledged to me that such entity executed the within instrument.

     IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.


                                               ---------------------------------
                                                        Notary Public

[Notarial Seal]

                                   EXHIBIT A-1

               FORM OF CLASS A-X, CLASS A-CP AND A-Y CERTIFICATES

            CLASS [A-X] [A-CP] [A-Y] COMMERCIAL MORTGAGE PASS-THROUGH
                          CERTIFICATE, SERIES 2001-CK1

This is one of a series of commercial mortgage pass-through certificates (collectively, the "Certificates"), issued in multiple classes (each, a "Class"), which series of Certificates evidences the entire beneficial ownership interest in a trust fund (the "Trust Fund") consisting primarily of a pool of multifamily and commercial mortgage loans (the "Mortgage Loans"), such pool being formed and sold by:

              CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP.

Pass-Through Rate: Variable                                 Class Notional Amount of the Class [A-X]
                                                            [A-CP] [A-Y] Certificates as of the Closing
                                                            Date:
                                                            $__________

Closing Date:  March 16, 2001                               Initial Certificate Notional Amount of this
                                                            Certificate as of the Closing Date:
                                                            $__________

First Distribution Date:                                    Aggregate Stated Principal Balance of the Mortgage
April 18, 2001                                              Loans as of the Closing Date ("Initial Pool
                                                            Balance"):
                                                            $997,140,788

Master Servicer:                                            Trustee:
KeyCorp Real Estate Capital Markets, Inc.                   Wells Fargo Bank Minnesota, N.A.
d/b/a Key Commercial Mortgage

Special Servicer:
ORIX Real Estate Capital Markets, LLC

Certificate No. [A-X] [A-CP] [A-Y]-__                       CUSIP No.:______________________________
                                                            Common Code:____________________________
                                                            ISIN No.:_______________________________


                                     A-1-1

[UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE TRUSTEE OR ANY AGENT THEREOF FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

THIS CERTIFICATE HAS NOT BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE. ANY RESALE, PLEDGE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE OR ANY INTEREST HEREIN WITHOUT SUCH REGISTRATION OR QUALIFICATION MAY BE MADE ONLY IN A TRANSACTION WHICH DOES NOT REQUIRE SUCH REGISTRATION OR QUALIFICATION AND WHICH IS IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

NO TRANSFER OF THIS CERTIFICATE OR ANY INTEREST HEREIN MAY BE MADE (A) TO ANY RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR ARRANGEMENT THAT IS SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR
SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR
(B) TO ANY PERSON WHO IS DIRECTLY OR INDIRECTLY PURCHASING THIS CERTIFICATE OR SUCH INTEREST HEREIN ON BEHALF OF, AS NAMED FIDUCIARY OF, AS TRUSTEE OF, OR WITH ASSETS OF ANY SUCH RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR ARRANGEMENT, EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP., WELLS FARGO BANK MINNESOTA, N.A., KEYCORP REAL ESTATE CAPITAL MARKETS, INC., ORIX REAL ESTATE CAPITAL MARKETS, LLC, OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR ANY OF THE UNDERLYING MORTGAGE LOANS IS GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES OR ANY OTHER PERSON.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" (A "REMIC") AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE").


                                     A-1-2

THE OUTSTANDING CERTIFICATE NOTIONAL AMOUNT HEREOF AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ABOVE. THIS CERTIFICATE DOES NOT HAVE A CERTIFICATE PRINCIPAL BALANCE AND WILL NOT ENTITLE THE HOLDER HEREOF TO DISTRIBUTIONS OF PRINCIPAL.

[LEGEND FOR REGULATION S GLOBAL CERTIFICATE -- PRIOR TO THE DATE THAT IS 40 DAYS AFTER THE LATER OF (A) THE COMMENCEMENT OF THE OFFERING OF THE CERTIFICATES AND
(B) MARCH 16, 2001, THIS CERTIFICATE MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED IN THE UNITED STATES OR TO A U.S. PERSON EXCEPT PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED. NO BENEFICIAL OWNERS OF THIS CERTIFICATE SHALL BE ENTITLED TO RECEIVE PAYMENT OF PRINCIPAL OR INTEREST HEREON UNLESS THE REQUIRED CERTIFICATIONS HAVE BEEN DELIVERED PURSUANT TO THE TERMS OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.]

     This certifies that [CEDE & CO.] is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the notional amount of this Certificate (its "Certificate Notional Amount") as of the Closing Date by the aggregate notional amount of all the Class [A-X] [A-CP] [A-Y] Certificates (their "Class Notional Amount") as of the Closing Date) in that certain beneficial ownership interest in the Trust Fund evidenced by all the Class [A-X] [A-CP] [A-Y] Certificates. The Trust Fund was created and the Certificates were issued pursuant to a Pooling and Servicing Agreement, dated as of March 1, 2001 (the "Agreement"), among Credit Suisse First Boston Mortgage Securities Corp. as depositor (the "Depositor", which term includes any successor entity under the Agreement), KeyCorp Real Estate Capital Markets, Inc. d/b/a Key Commercial Mortgage as master servicer (in such capacity, the "Master Servicer," which term includes any successor entity under the Agreement), ORIX Real Estate Capital Markets, LLC as special servicer (the "Special Servicer," which term includes any successor entity under the Agreement) and Wells Fargo Bank Minnesota, N.A. as trustee (the "Trustee", which term includes any successor entity under the Agreement), a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, capitalized terms used herein have the respective meanings assigned thereto in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of its acceptance hereof assents and by which such Holder is bound.

     Pursuant to the terms of the Agreement, beginning on the First Distribution Date specified above, distributions will be made on that date (the "Distribution Date") each month that is the eighteenth day of such month (or, if such eighteenth day is not a Business Day, on the next succeeding Business Day), to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"), in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to all the Holders of the Class [A-X] [A-CP] [A-Y] Certificates on the applicable Distribution Date pursuant to the Agreement. All distributions made under the Agreement on this Certificate will be made by the Trustee by wire transfer of immediately available funds to the account of the Person entitled


                                     A-1-3
thereto at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have provided the Trustee with wiring instructions no later than the related Record Date (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions), or otherwise by check mailed to the address of such Certificateholder as it appears in the Certificate Register. Notwithstanding the foregoing, the final distribution on this Certificate will be made in like manner, but only upon presentation and surrender of this Certificate at the offices of the Certificate Registrar or such other location specified in the notice to the Holder hereof of such final distribution.

     The Certificates are limited in right of distribution to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Distribution Account, the Collection Account and, if established, the REO Account may be made from time to time for purposes other than, and, in certain cases, prior to, distributions to Certificateholders, such purposes including the reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans and the payment of interest on such advances and expenses.

     This Certificate is issuable in fully registered form only without coupons. As provided in the Agreement and subject to certain limitations therein set forth, this Certificate is exchangeable for new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

     No transfer, sale, pledge or other disposition of this Certificate or any interest herein shall be made unless that transfer, sale, pledge or other disposition is exempt from the registration and/or qualification requirements of the Securities Act and any applicable state securities laws, or is otherwise made in accordance with the Securities Act and such state securities laws. If a transfer of this Certificate is to be made without registration under the Securities Act, then (other than in connection with the initial issuance of the Certificates or a transfer of this Certificate by the Depositor or any Affiliate of the Depositor) the Certificate Registrar shall refuse to register such transfer unless it receives (and, upon receipt, may conclusively rely upon) either: (i) a certificate from the Certificateholder desiring to effect such transfer substantially in the form attached as Exhibit F-1A to the Agreement; or
(ii) a certificate from the Certificateholder desiring to effect such transfer substantially in the form attached as Exhibit F-1B to the Agreement and a certificate from such Certificateholder's prospective Transferee substantially in the form attached either as Exhibit F-2A or as Exhibit F-2B to the Agreement; or (iii) an Opinion of Counsel satisfactory to the Certificate Registrar to the effect that such transfer may be made without registration under the Securities Act (which Opinion of Counsel shall not be an expense of the Trust or of the Depositor, the Master Servicer, the Special Servicer, the Trustee, any Fiscal Agent or the Certificate Registrar in their respective capacities as such), together with the written certification(s) as to the facts surrounding such transfer from the Certificateholder desiring to effect such transfer and/or such Certificateholder's prospective Transferee on which such Opinion of Counsel is based.

     If this Certificate constitutes a Rule 144A or an IAI Global Certificate and a transfer of any interest in this Certificate is to be made without registration under the Securities Act (other than in connection with the initial issuance of the Book-Entry Certificates or a transfer of any interest therein by the Depositor, Credit Suisse First Boston Corporation ("CSFB") or any


                                     A-1-4
of their respective Affiliates), then the Certificate Owner desiring to effect such transfer shall be required to obtain either (i) a certificate from such Certificate Owner's prospective Transferee substantially in the form attached as Exhibit F-2C hereto or as Exhibit F-2D to the Agreement, or (ii) an Opinion of Counsel to the effect that such transfer may be made without registration under the Securities Act. Any interest in a Rule 144A or an IAI Global Certificate shall not be transferred to any Person who takes delivery other than in the form of an interest in one of those two Global Certificates. Notwithstanding the preceding two sentences, any interest in a Rule 144A or an IAI Global Certificate may be transferred (without delivery of any certificate or Opinion of Counsel described in the second preceding sentence) by the Depositor or any Affiliate of the Depositor to any Person who takes delivery in the form of a beneficial interest in the Regulation S Global Certificate of the same Class as such Rule 144A or IAI Certificate, as the case may be, upon delivery to the Certificate Registrar of (x) a certificate to the effect that the Certificate Owner desiring to effect such transfer is the Depositor or an Affiliate of the Depositor and (y) such written orders and instructions as are required under the applicable procedures of DTC, Clearstream and Euroclear to direct the Trustee to debit the account of a Depository Participant by a denomination of interests in the related Rule 144A or IAI Global Certificate, and credit the account of a Depository Participant by a denomination of interests in the related Regulation S Global Certificate, that is equal to the denomination of beneficial interests in such Class to be transferred. Upon delivery to the Certificate Registrar of such certification and orders and instructions, the Trustee, subject to and in accordance with the applicable procedures of DTC, shall reduce the denomination of the related Rule 144A or IAI Global Certificate, and increase the denomination of the related Regulation S Global Certificate, by the denomination of the beneficial interest in such Class specified in such orders and instructions.

     If this Certificate constitutes a Regulation S Global Certificate, then beneficial interests in this Certificate shall not be transferred to any Person who takes delivery other than in the form of a beneficial interest in this Certificate, and the Certificate Owner desiring to effect such transfer shall be required to obtain from such Certificate Owner's prospective Transferee a Regulation S Certificate. On or prior to the Release Date, beneficial interests in any Regulation S Global Certificate may be held only through Euroclear or Clearstream. After the Release Date, beneficial interests in any Regulation S Global Certificate may be held through Euroclear, Clearstream or any other direct account holder at DTC.

     The Rule 144A Global Certificates, the IAI Global Certificates and the Regulation S Global Certificates shall be deposited with the Trustee as custodian for DTC and registered in the name of Cede & Co. as nominee of DTC.

     None of the Depositor, the Trustee or the Certificate Registrar is obligated to register or qualify the Class [A-X] [A-CP] [A-Y] Certificates under the Securities Act or any other securities law or to take any action not otherwise required under the Agreement to permit the transfer of this Certificate or any interest herein without registration or qualification. Any Certificateholder or Certificate Owner desiring to effect a transfer of this Certificate or any interest herein shall, and does hereby agree to, indemnify CSFB, the Depositor, the Trustee, the Master Servicer, the Special Servicer, any Fiscal Agent and the Certificate Registrar against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws or the provisions described in the four preceding paragraphs.


                                     A-1-5

     No transfer of this Certificate or any interest herein shall be made (A) to any retirement plan or other employee benefit plan or arrangement, including individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts in which such plans, accounts or arrangements are invested, including insurance company general accounts, that is subject to ERISA or Section 4975 of the Code (each, a "Plan"), or (B) to any Person who is directly or indirectly purchasing this Certificate or any interest herein on behalf of, as named fiduciary of, as trustee of, or with assets of a Plan, if the purchase and holding of this Certificate or such interest herein by the prospective Transferee would result in a violation of Section 406 or 407 of ERISA or Section 4975 of the Code or would result in the imposition of an excise tax under Section 4975 of the Code. Except in limited circumstances, the Certificate Registrar shall refuse to register the transfer of this Certificate (and, if applicable, any Certificate Owner shall refuse to transfer an interest in this Certificate), unless it has received from the prospective Transferee either (i) a certification to the effect that such prospective Transferee is not a Plan and is not directly or indirectly purchasing this Certificate on behalf of, as named fiduciary of, as trustee of, or with assets of a Plan; or (ii) a certification to the effect that the purchase and holding of this Certificate by such prospective Transferee is exempt from the prohibited transaction provisions of Sections 406 and 407 of ERISA and Section 4975 of the Code under Sections I and III of Prohibited Transaction Class Exemption 95-60; or (iii) if this Certificate is rated investment grade by at least one of the Rating Agencies and is being acquired by, on behalf of or with assets of a Plan in reliance Prohibited Transaction Exemption 89-90, a certification to the effect that such Plan (X) is an accredited investor as defined in Rule 501(a)(1) of Regulation D of the Securities Act, (Y) is not sponsored (within the meaning of Section 3(16)(B) of ERISA) by the Trustee, the Depositor, any Fiscal Agent, either Mortgage Loan Seller, any Exemption-Favored Party, the Master Servicer, the Special Servicer, any Sub-Servicer or any Borrower with respect to Mortgage Loans constituting 5% of the aggregate unamortized principal of all the Mortgage Loans determined as of the Closing Date, or by an Affiliate of any such Person, and (Z) agrees that it will obtain from each of its Transferees a written representation that such Transferee, if a Plan, satisfies the requirements of the immediately preceding clauses (iii)(X) and (iii)(Y), together with a written agreement that such Transferee will obtain from each of its Transferees that are Plans a similar written representation regarding satisfaction of the requirements of the immediately preceding clauses (iii)(X) and (iii)(Y); or (iv) a certification of facts and an Opinion of Counsel which otherwise establish to the reasonable satisfaction of the Certificate Registrar (or, if applicable, the Certificate Owner effecting the transfer) that such transfer will not result in a violation of Section 406 or 407 of ERISA or Section 4975 of the Code or result in the imposition of an excise tax under Section 4975 of the Code. It is hereby acknowledged that the forms of certification attached to the Agreement as Exhibit G-1 (in the case of Definitive Certificates) and Exhibit G-2 (in the case of ownership interests in Book-Entry Certificates) are acceptable for purposes of the preceding sentence.

     If a Person is acquiring this Certificate as a fiduciary or agent for one or more accounts, such Person shall be required to deliver to the Certificate Registrar a certification to the effect that, and such other evidence as may be reasonably required by the Certificate Registrar to confirm that, it has (i) sole investment discretion with respect to each such account and (ii) full power to make the acknowledgments, representations, warranties, certifications and/or agreements with respect to each such account as described above in this Certificate.


                                     A-1-6

     As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices of the Certificate Registrar, duly endorsed by, or accompanied by a written instrument of transfer in the form satisfactory to the Certificate Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

     No service charge will be imposed for any registration of transfer or exchange of this Certificate, but the Trustee or the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of this Certificate.

     [Notwithstanding the foregoing, for so long as this Certificate is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC, transfers of interests in this Certificate shall be made through the book-entry facilities of DTC, and accordingly, this Certificate shall constitute a Book-Entry Certificate.]

     The Depositor, the Master Servicer, the Special Servicer, the Trustee, any Fiscal Agent, the Certificate Registrar and any agent of the Depositor, the Master Servicer, the Special Servicer, the Trustee, any Fiscal Agent or the Certificate Registrar may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Master Servicer, the Special Servicer, the Trustee, any Fiscal Agent, the Certificate Registrar or any such agent shall be affected by notice to the contrary.

     Subject to certain terms and conditions set forth in the Agreement, the Trust Fund and the obligations created by the Agreement shall terminate upon distribution (or provision for distribution) to the Certificateholders of all amounts held by or on behalf of the Trustee and required to be distributed to them pursuant to the Agreement following the earlier of (i) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan or REO Property remaining in the Trust Fund, (ii) the purchase by the Master Servicer, the Special Servicer or any single Controlling Class Certificateholder or group of Controlling Class Certificateholders, at a price determined as provided in the Agreement, of all the Mortgage Loans and each REO Property remaining in the Trust Fund and (iii) the acquisition by the Sole Certificateholder(s) of all the Mortgage Loans and each REO Property remaining in the Trust Fund in exchange for all of the Certificates. The Agreement permits, but does not require, the Master Servicer, the Special Servicer or any single Controlling Class Certificateholder or group of Controlling Class Certificateholders to purchase from the Trust Fund all the Mortgage Loans and each REO Property remaining therein. The exercise of such right may effect early retirement of the Certificates; however, such right to purchase is subject to the aggregate Stated Principal Balance of the Mortgage Pool at the time of purchase being less than 1.0% of the Initial Pool Balance.

     The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Depositor, the Master Servicer, the Special Servicer, the Trustee and any Fiscal Agent and the rights of the Certificateholders


                                     A-1-7
under the Agreement at any time by the Depositor, the Master Servicer, the Special Servicer, the Trustee and any Fiscal Agent with the consent of the Holders of Certificates entitled to not less than 66-2/3% of the Voting Rights allocated to all of the Classes materially affected by the amendment. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, including any amendment necessary to maintain the status of any REMIC Pool as a REMIC, without the consent of the Holders of any of the Certificates.

     Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

     The registered Holder hereof, by its acceptance hereof, agrees that it will look solely to the Trust Fund (to the extent of its rights therein) for distributions hereunder.

     This Certificate shall be construed in accordance with the laws of the State of New York applicable to agreements negotiated, made and to be performed entirely in said State, and the obligations, rights and remedies of the Holder hereof shall be determined in accordance with such laws.


                                     A-1-8

     IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

                                               WELLS FARGO BANK MINNESOTA, N.A.
                                                  as Trustee

                                               By:
                                                  ------------------------------
                                                  Authorized Representative

                          CERTIFICATE OF AUTHENTICATION

     This is one of the Class [A-X] [A-CP] [A-Y] Certificates referred to in the within-mentioned Agreement.

Dated:


                                               WELLS FARGO BANK MINNESOTA, N.A.
                                                  as Certificate Registrar

                                               By:
                                                  ------------------------------
                                                  Authorized Representative


                                     A-1-9

                                   ASSIGNMENT

     FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto________________________________________________________________

________________________________________________________________________________
                   (please print or typewrite name and address
                     including postal zip code of assignee)
the beneficial ownership interest in the Trust Fund evidenced by the within Mortgage Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to assignee on the Certificate Register of the Trust Fund.

     I (we) further direct the Certificate Registrar to issue a new Mortgage Pass-Through Certificate of a like Percentage Interest and Class to the above named assignee and deliver such Mortgage Pass-Through Certificate to the following address:______________________________________________________________

________________________________________________________________________________

Dated:


                                         -------------------------------------
                                         Signature by or on behalf of Assignor


                                         -------------------------------------
                                         Signature Guaranteed


                            DISTRIBUTION INSTRUCTIONS

     The Assignee should include the following for purposes of distribution:

     Distributions shall, if permitted, be made by wire transfer or otherwise, in immediately available funds, to ____________________________________________
for the account of __________________________________________.

     Distributions made by check (such check to be made payable to______________ ___________________________) and all applicable statements and notices should be mailed to ______________________________________________________________.

     This information is provided by _______________________________________, the Assignee named above, or___________________________________________________,
as its agent.


                                     A-1-10

                                   EXHIBIT A-2

                FORM OF CLASS A-1, CLASS A-2 AND A-3 CERTIFICATES

            CLASS [A-1] [A-2] [A-3] COMMERCIAL MORTGAGE PASS-THROUGH
                          CERTIFICATE, SERIES 2001-CK1

This is one of a series of commercial mortgage pass-through certificates (collectively, the "Certificates"), issued in multiple classes (each, a "Class"), which series of Certificates evidences the entire beneficial ownership interest in a trust fund (the "Trust Fund") consisting primarily of a pool of multifamily and commercial mortgage loans (the "Mortgage Loans"), such pool being formed and sold by

              CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP.

Pass-Through Rate:  ____%                                 Class Principal Balance of the Class [A-1], [A-2], [A-3]
per annum                                                 Certificates as of the Closing Date:
                                                          $__________

Closing Date:  March 16, 2001                             Initial Certificate Principal Balance of
                                                          this Certificate as of the Closing Date:
                                                          $__________

First Distribution Date:                                  Aggregate Stated Principal Balance of the Mortgage Loans
April 18, 2001                                            as of the Closing Date ("Initial Pool Balance"):
                                                          $997,140,788

Master Servicer:                                          Trustee:
KeyCorp Real Estate Capital Markets, Inc.                 Wells Fargo Bank Minnesota, N.A.
d/b/a Key Commercial Mortgage

Special Servicer:
ORIX Real Estate Capital Markets, LLC

Certificate No. [A-1] [A-2] [A-3]-___                     CUSIP No.:________________________________
                                                          Common Code:______________________________
                                                          ISIN No.:_________________________________



                                     A-2-1

[UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE TRUSTEE OR ANY AGENT THEREOF FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

NO TRANSFER OF THIS CERTIFICATE OR ANY INTEREST HEREIN MAY BE MADE (A) TO ANY RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR ARRANGEMENT THAT IS SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR
SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR
(B) TO ANY PERSON WHO IS DIRECTLY OR INDIRECTLY PURCHASING THIS CERTIFICATE OR SUCH INTEREST HEREIN ON BEHALF OF, AS NAMED FIDUCIARY OF, AS TRUSTEE OF, OR WITH ASSETS OF ANY SUCH RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR ARRANGEMENT, EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP., WELLS FARGO BANK MINNESOTA, N.A., KEYCORP REAL ESTATE CAPITAL MARKETS, INC., ORIX REAL ESTATE CAPITAL MARKETS, LLC, OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR ANY OF THE UNDERLYING MORTGAGE LOANS IS GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES OR ANY OTHER PERSON.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" (A "REMIC") AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE").

THE OUTSTANDING CERTIFICATE PRINCIPAL BALANCE HEREOF AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ABOVE.

     This certifies that [CEDE & CO.] is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the principal amount of this Certificate (its "Certificate Principal Balance") as of the Closing Date by the aggregate principal amount of all the Class [A-1] [A-2] [A-3] Certificates (their "Class Principal Balance") as of the Closing Date) in that certain beneficial ownership interest in the Trust Fund evidenced by all the Class [A-1] [A-2] [A-3] Certificates. The Trust Fund was created and the Certificates were


                                     A-2-2
issued pursuant to a Pooling and Servicing Agreement, dated as of March 1, 2001 (the "Agreement"), among Credit Suisse First Boston Mortgage Securities Corp. as depositor (the "Depositor", which term includes any successor entity under the Agreement), KeyCorp Real Estate Capital Markets, Inc. d/b/a Key Commercial Mortgage as master servicer (the "Master Servicer," which term includes any successor entity under the Agreement), ORIX Real Estate Capital Markets, LLC as special servicer (the "Special Servicer", which term includes any successor entity under the Agreement) and Wells Fargo Bank Minnesota, N.A. as trustee (the "Trustee", which term includes any successor entity under the Agreement), a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, capitalized terms used herein have the respective meanings assigned thereto in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of its acceptance hereof assents and by which such Holder is bound.

     Pursuant to the terms of the Agreement, beginning on the First Distribution Date specified above, distributions will be made on that date (the "Distribution Date") each month that is the eighteenth day of such month (or, if such eighteenth day is not a Business Day, on the next succeeding Business Day), to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"), in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to all the Holders of the Class [A-1] [A-2] [A-3] Certificates on the applicable Distribution Date pursuant to the Agreement. All distributions made under the Agreement on this Certificate will be made by the Trustee by wire transfer of immediately available funds to the account of the Person entitled thereto at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have provided the Trustee with wiring instructions no later than the related Record Date (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions), or otherwise by check mailed to the address of such Certificateholder as it appears in the Certificate Register. Notwithstanding the foregoing, the final distribution on this Certificate (determined without regard to any possible future reimbursement of any portion of an Unfunded Principal Balance Reduction in respect of this Certificate) will be made in like manner, but only upon presentation and surrender of this Certificate at the offices of the Certificate Registrar or such other location specified in the notice to the Holder hereof of such final distribution.

     The Certificates are limited in right of distribution to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Distribution Account, the Collection Account and, if established, the REO Account may be made from time to time for purposes other than, and, in certain cases, prior to, distributions to Certificateholders, such purposes including the reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans and the payment of interest on such advances and expenses.

     Any distribution to the Holder of this Certificate in reduction of the Certificate Principal Balance hereof is binding on such Holder and all future Holders of this Certificate and any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such distribution is made upon this Certificate.


                                     A-2-3

     This Certificate is issuable in fully registered form only without coupons. As provided in the Agreement and subject to certain limitations therein set forth, this Certificate is exchangeable for new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

     No transfer of this Certificate or any interest herein shall be made (A) to any retirement plan or other employee benefit plan or arrangement, including individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts in which such plans, accounts or arrangements are invested, including insurance company general accounts, that is subject to ERISA or Section 4975 of the Code (each, a "Plan"), or (B) to any Person who is directly or indirectly purchasing this Certificate or any interest herein on behalf of, as named fiduciary of, as trustee of, or with assets of a Plan, if the purchase and holding of this Certificate or such interest herein by the prospective Transferee would result in a violation of Section 406 or 407 of ERISA or Section 4975 of the Code or would result in the imposition of an excise tax under Section 4975 of the Code.

     As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices of the Certificate Registrar, duly endorsed by, or accompanied by a written instrument of transfer in the form satisfactory to the Certificate Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

     No service charge will be imposed for any registration of transfer or exchange of this Certificate, but the Trustee or the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of this Certificate.

     [Notwithstanding the foregoing, for so long as this Certificate is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC, transfers of interests in this Certificate shall be made through the book-entry facilities of DTC, and accordingly, this Certificate shall constitute a Book-Entry Certificate.]

     The Depositor, the Master Servicer, the Special Servicer, the Trustee, any Fiscal Agent, the Certificate Registrar and any agent of the Depositor, the Master Servicer, the Special Servicer, the Trustee, any Fiscal Agent or the Certificate Registrar may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Master Servicer, the Special Servicer, the Trustee, any Fiscal Agent, the Certificate Registrar or any such agent shall be affected by notice to the contrary.

     Subject to certain terms and conditions set forth in the Agreement, the Trust Fund and the obligations created by the Agreement shall terminate upon distribution (or provision for distribution) to the Certificateholders of all amounts held by or on behalf of the Trustee and required to be distributed to them pursuant to the Agreement following the earlier of (i) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan or


                                     A-2-4

REO Property remaining in the Trust Fund, (ii) the purchase by the Master Servicer, the Special Servicer or any single Controlling Class Certificateholder or group of Controlling Class Certificateholders, at a price determined as provided in the Agreement, of all the Mortgage Loans and each REO Property remaining in the Trust Fund and (iii) the acquisition by the Sole Certificateholder(s) of all the Mortgage Loans and each REO Property remaining in the Trust Fund in exchange for all the Certificates. The Agreement permits, but does not require, the Master Servicer, the Special Servicer or any single Controlling Class Certificateholder or group of Controlling Class Certificateholders to purchase from the Trust Fund all the Mortgage Loans and each REO Property remaining therein. The exercise of such right may effect early retirement of the Certificates; however, such right to purchase is subject to the aggregate Stated Principal Balance of the Mortgage Pool at the time of purchase being less than 1.0% of the Initial Pool Balance.

     The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Depositor, the Master Servicer, the Special Servicer, the Trustee and any Fiscal Agent and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Master Servicer, the Special Servicer, the Trustee and any Fiscal Agent with the consent of the Holders of Certificates entitled to not less than 66-2/3% of the Voting Rights allocated to all of the Classes materially affected by the amendment. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, including any amendment necessary to maintain the status of any REMIC Pool as a REMIC, without the consent of the Holders of any of the Certificates.

     Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

     The registered Holder hereof, by its acceptance hereof, agrees that it will look solely to the Trust Fund (to the extent of its rights therein) for distributions hereunder.

     This Certificate shall be construed in accordance with the laws of the State of New York applicable to agreements negotiated, made and to be performed entirely in said State, and the obligations, rights and remedies of the Holder hereof shall be determined in accordance with such laws.


                                     A-2-5

     IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

                                            WELLS FARGO BANK MINNESOTA, N.A.
                                               as Trustee

                                            By:
                                               ---------------------------------
                                                Authorized Representative



                          CERTIFICATE OF AUTHENTICATION

     This is one of the Class [A-1] [A-2] [A-3] Certificates referred to in the within-mentioned Agreement.

Dated:


                                            WELLS FARGO BANK MINNESOTA, N.A.
                                               as Certificate Registrar

                                            By:
                                               ---------------------------------
                                               Authorized Representative


                                     A-2-6

                                   ASSIGNMENT

     FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto________________________________________________________________

________________________________________________________________________________
                   (please print or typewrite name and address
                     including postal zip code of assignee)
the beneficial ownership interest in the Trust Fund evidenced by the within Mortgage Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to assignee on the Certificate Register of the Trust Fund.

     I (we) further direct the Certificate Registrar to issue a new Mortgage Pass-Through Certificate of a like Percentage Interest and Class to the above named assignee and deliver such Mortgage Pass-Through Certificate to the following address:______________________________________________________________

________________________________________________________________________________



Dated:


                                        -------------------------------------
                                        Signature by or on behalf of Assignor


                                        -------------------------------------
                                        Signature Guaranteed


                            DISTRIBUTION INSTRUCTIONS

     The Assignee should include the following for purposes of distribution:

     Distributions shall, if permitted, be made by wire transfer or otherwise, in immediately available funds, to______________________________________________
for the account of_____________________________________________________________.

     Distributions made by check (such check to be made payable to______________ _______________________________) and all applicable statements and notices should be mailed to____________________________________________________________.

     This information is provided by __________________________________________, the Assignee named above, or___________________________________________________,
as its agent.


                                     A-2-7

                                   EXHIBIT A-3

                       FORM OF CLASS B, CLASS C, CLASS D,
                    CLASS E CLASS F AND CLASS G CERTIFICATES

                CLASS [B] [C] [D] [E] [F] [G] COMMERCIAL MORTGAGE
                    PASS-THROUGH CERTIFICATE, SERIES 2001-CK1

This is one of a series of commercial mortgage pass-through certificates (collectively, the "Certificates"), issued in multiple classes (each, a "Class"), which series of Certificates evidences the entire beneficial ownership interest in a trust fund (the "Trust Fund") consisting primarily of a pool of multifamily and commercial mortgage loans (the "Mortgage Loans"), such pool being formed and sold by

              CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP.

Pass-Through Rate:  ____%                                          Class Principal Balance of the Class
per annum                                                          [B] [C] [D] [E] [F] [G] Certificates as of the
                                                                   Closing Date:
                                                                   $__________

Closing Date:  March 16, 2001                                      Initial Certificate Principal Balance of this
                                                                   Certificate as of the Closing Date:
                                                                   $__________

First Distribution Date:                                           Aggregate Stated Principal Balance of the
April 18, 2001                                                     Mortgage Loans as of the Closing Date: ("Initial
                                                                   Pool Balance"):
                                                                   $997,140,788

Master Servicer:                                                   Trustee:
KeyCorp Real Estate Capital Markets, Inc.                          Wells Fargo Bank Minnesota, N.A.
d/b/a Key Commercial Mortgage

Special Servicer:
ORIX Real Estate Capital Markets, LLC

Certificate No. [B] [C] [D] [E] [F] [G] -___                       CUSIP No.:______________________________
                                                                   Common Code:____________________________
                                                                   ISIN No.:_______________________________


                                     A-3-1

[UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE TRUSTEE OR ANY AGENT THEREOF FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

[FOR CLASS E, CLASS F AND CLASS G CERTIFICATES: THIS CERTIFICATE HAS NOT BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE. ANY RESALE, PLEDGE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE OR ANY INTEREST HEREIN WITHOUT SUCH REGISTRATION OR QUALIFICATION MAY BE MADE ONLY IN A TRANSACTION WHICH DOES NOT REQUIRE SUCH REGISTRATION OR QUALIFICATION AND WHICH IS IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.]

NO TRANSFER OF THIS CERTIFICATE OR ANY INTEREST HEREIN MAY BE MADE (A) TO ANY RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR ARRANGEMENT THAT IS SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR
SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR
(B) TO ANY PERSON WHO IS DIRECTLY OR INDIRECTLY PURCHASING THIS CERTIFICATE OR SUCH INTEREST HEREIN ON BEHALF OF, AS NAMED FIDUCIARY OF, AS TRUSTEE OF, OR WITH ASSETS OF ANY SUCH RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR ARRANGEMENT, EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP., WELLS FARGO BANK MINNESOTA, N.A., KEYCORP REAL ESTATE CAPITAL MARKETS, INC., ORIX REAL ESTATE CAPITAL MARKETS, LLC, OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR ANY OF THE UNDERLYING MORTGAGE LOANS IS GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES OR ANY OTHER PERSON.

THIS CERTIFICATE IS SUBORDINATE TO ONE OR MORE CLASSES OF CERTIFICATES OF THE SAME SERIES AS AND TO THE EXTENT DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.


                                     A-3-2

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" (A "REMIC") AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE CODE.

THE OUTSTANDING CERTIFICATE PRINCIPAL BALANCE HEREOF AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ABOVE.

[FOR CLASS E, CLASS F AND CLASS G CERTIFICATES: LEGEND FOR REGULATION S GLOBAL CERTIFICATE -- PRIOR TO THE DATE THAT IS 40 DAYS AFTER THE LATER OF (A) THE COMMENCEMENT OF THE OFFERING OF THE CERTIFICATES AND (B) MARCH 16, 2001, THIS CERTIFICATE MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED IN THE UNITED STATES OR TO A U.S. PERSON EXCEPT PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED. NO BENEFICIAL OWNERS OF THIS CERTIFICATE SHALL BE ENTITLED TO RECEIVE PAYMENT OF PRINCIPAL OR INTEREST HEREON UNLESS THE REQUIRED CERTIFICATIONS HAVE BEEN DELIVERED PURSUANT TO THE TERMS OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.]

     This certifies that [CEDE & CO.] is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the principal amount of this Certificate (its "Certificate Principal Balance") as of the Closing Date by the aggregate principal amount of all the Class [B] [C] [D] [E] [F] [G] Certificates (their "Class Principal Balance") as of the Closing Date) in that certain beneficial ownership interest in the Trust Fund evidenced by all the Class [B] [C] [D] [E] [F] [G] Certificates. The Trust Fund was created and the Certificates were issued pursuant to a Pooling and Servicing Agreement, dated as of March 1, 2001 (the "Agreement"), among Credit Suisse First Boston Mortgage Securities Corp. as depositor (the "Depositor", which term includes any successor entity under the Agreement), KeyCorp Real Estate Capital Markets, Inc. d/b/a Key Commercial Mortgage as master servicer (the "Master Servicer," which term includes any successor entity under the Agreement), ORIX Real Estate Capital Markets, LLC as special servicer (the "Special Servicer," which term includes any successor entity under the Agreement) and Wells Fargo Bank Minnesota, N.A. as trustee (the "Trustee", which term includes any successor entity under the Agreement), a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, capitalized terms used herein have the respective meanings assigned thereto in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of its acceptance hereof assents and by which such Holder is bound.

     Pursuant to the terms of the Agreement, beginning on the First Distribution Date specified above, distributions will be made on that date (the "Distribution Date") each month that is the eighteenth day of such month (or, if such eighteenth day is not a Business Day, on the next succeeding Business Day), to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"), in an amount equal to the product of the Percentage Interest


                                     A-3-3
evidenced by this Certificate and the amount required to be distributed to all the Holders of the Class [B] [C] [D] [E] [F] [G] Certificates on the applicable Distribution Date pursuant to the Agreement. All distributions made under the Agreement on this Certificate will be made by the Trustee by wire transfer of immediately available funds to the account of the Person entitled thereto at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have provided the Trustee with wiring instructions no later than the related Record Date (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions), or otherwise by check mailed to the address of such Certificateholder as it appears in the Certificate Register. Notwithstanding the foregoing, the final distribution on this Certificate (determined without regard to any possible future reimbursement of any portion of an Unfunded Principal Balance Reduction in respect of this Certificate) will be made in like manner, but only upon presentation and surrender of this Certificate at the offices of the Certificate Registrar or such other location specified in the notice to the Holder hereof of such final distribution.

     The Certificates are limited in right of distribution to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Distribution Account, the Collection Account and, if established, the REO Account may be made from time to time for purposes other than, and, in certain cases, prior to, distributions to Certificateholders, such purposes including the reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans and the payment of interest on such advances and expenses.

     Any distribution to the Holder of this Certificate in reduction of the Certificate Principal Balance hereof is binding on such Holder and all future Holders of this Certificate and any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such distribution is made upon this Certificate.

     This Certificate is issuable in fully registered form only without coupons. As provided in the Agreement and subject to certain limitations therein set forth, this Certificate is exchangeable for new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

     [FOR CLASS B, CLASS C AND CLASS D CERTIFICATES: No transfer of this Certificate or any interest herein shall be made (A) to any retirement plan or other employee benefit plan or arrangement, including individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts in which such plans, accounts or arrangements are invested, including insurance company general accounts, that is subject to ERISA or Section 4975 of the Code (each, a "Plan"), or (B) to any Person who is directly or indirectly purchasing this Certificate or any interest herein on behalf of, as named fiduciary of, as trustee of, or with assets of a Plan, if the purchase and holding of this Certificate or such interest herein by the prospective Transferee would result in a violation of Section 406 or 407 of ERISA or Section 4975 of the Code or would result in the imposition of an excise tax under
Section 4975 of the Code.]

     [FOR CLASS E, CLASS F AND CLASS G CERTIFICATES: No transfer, sale, pledge or other disposition of this Certificate or any interest herein shall be made unless that


                                     A-3-4
transfer, sale, pledge or other disposition is exempt from the registration and/or qualification requirements of the Securities Act and any applicable state securities laws, or is otherwise made in accordance with the Securities Act and such state securities laws. If a transfer of this Certificate is to be made without registration under the Securities Act, then (other than in connection with the initial issuance of the Certificates or a transfer of this Certificate by the Depositor or any Affiliate of the Depositor) the Certificate Registrar shall refuse to register such transfer unless it receives (and, upon receipt, may conclusively rely upon) either: (i) a certificate from the Certificateholder desiring to effect such transfer substantially in the form attached as Exhibit F-1A to the Agreement; or (ii) a certificate from the Certificateholder desiring to effect such transfer substantially in the form attached as Exhibit F-1B to the Agreement and a certificate from such Certificateholder's prospective Transferee substantially in the form attached either as Exhibit F-2A or as Exhibit F-2B to the Agreement; or (iii) an Opinion of Counsel satisfactory to the Certificate Registrar to the effect that such transfer may be made without registration under the Securities Act (which Opinion of Counsel shall not be an expense of the Trust or of the Depositor, the Master Servicer, the Special Servicer, the Trustee, any Fiscal Agent or the Certificate Registrar in their respective capacities as such), together with the written certification(s) as to the facts surrounding such transfer from the Certificateholder desiring to effect such transfer and/or such Certificateholder's prospective Transferee on which such Opinion of Counsel is based.]

     If this Certificate constitutes a Rule 144A or an IAI Global Certificate and a transfer of any interest in this Certificate is to be made without registration under the Securities Act (other than in connection with the initial issuance of the Book-Entry Certificates or a transfer of any interest therein by the Depositor, Credit Suisse First Boston Corporation ("CSFB") or any of their respective Affiliates), then the Certificate Owner desiring to effect such transfer shall be required to obtain either (i) a certificate from such Certificate Owner's prospective Transferee substantially in the form attached as Exhibit F-2C hereto or as Exhibit F-2D to the Agreement, or (ii) an Opinion of Counsel to the effect that such transfer may be made without registration under the Securities Act. Any interest in a Rule 144A or an IAI Global Certificate shall not be transferred to any Person who takes delivery other than in the form of an interest in one of those two Global Certificates. Notwithstanding the preceding two sentences, any interest in a Rule 144A or an IAI Global Certificate may be transferred (without delivery of any certificate or Opinion of Counsel described in the second preceding sentence) by the Depositor or any Affiliate of the Depositor to any Person who takes delivery in the form of a beneficial interest in the Regulation S Global Certificate of the same Class as such Rule 144A or IAI Certificate, as the case may be, upon delivery to the Certificate Registrar of (x) a certificate to the effect that the Certificate Owner desiring to effect such transfer is the Depositor or an Affiliate of the Depositor and (y) such written orders and instructions as are required under the applicable procedures of DTC, Clearstream and Euroclear to direct the Trustee to debit the account of a Depository Participant by a denomination of interests in the related Rule 144A or IAI Global Certificate, and credit the account of a Depository Participant by a denomination of interests in the related Regulation S Global Certificate, that is equal to the denomination of beneficial interests in such Class to be transferred. Upon delivery to the Certificate Registrar of such certification and orders and instructions, the Trustee, subject to and in accordance with the applicable procedures of DTC, shall reduce the denomination of the related Rule 144A or IAI Global Certificate, and increase the denomination of the related Regulation S Global Certificate, by the denomination of the beneficial interest in such Class specified in such orders and instructions.


                                     A-3-5

     If this Certificate constitutes a Regulation S Global Certificate, then beneficial interests in this Certificate shall not be transferred to any Person who takes delivery other than in the form of a beneficial interest in this Certificate, and the Certificate Owner desiring to effect such transfer shall be required to obtain from such Certificate Owner's prospective Transferee a Regulation S Certificate. On or prior to the Release Date, beneficial interests in any Regulation S Global Certificate may be held only through Euroclear or Clearstream. After the Release Date, beneficial interests in any Regulation S Global Certificate may be held through Euroclear, Clearstream or any other direct account holder at DTC.

     The Rule 144A Global Certificates, the IAI Global Certificates and the Regulation S Global Certificates shall be deposited with the Trustee as custodian for DTC and registered in the name of Cede & Co. as nominee of DTC.

     None of the Depositor, the Trustee or the Certificate Registrar is obligated to register or qualify the Class [E] [F] [G] Certificates under the Securities Act or any other securities law or to take any action not otherwise required under the Agreement to permit the transfer of this Certificate or any interest herein without registration or qualification. Any Certificateholder or Certificate Owner desiring to effect a transfer of this Certificate or any interest herein shall, and does hereby agree to, indemnify the Depositor, Credit Suisse First Boston Corporation ("CSFB"), the Trustee, the Master Servicer, the Special Servicer, any Fiscal Agent and the Certificate Registrar against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws or the provisions described in the four preceding paragraphs.

     [FOR CLASS E, CLASS F AND CLASS G CERTIFICATES: No transfer of this Certificate or any interest herein shall be made (A) to any retirement plan or other employee benefit plan or arrangement, including individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts in which such plans, accounts or arrangements are invested, including insurance company general accounts, that is subject to ERISA or Section 4975 of the Code (each, a "Plan"), or (B) to any Person who is directly or indirectly purchasing this Certificate or any interest herein on behalf of, as named fiduciary of, as trustee of, or with assets of a Plan, if the purchase and holding of this Certificate or such interest herein by the prospective Transferee would result in a violation of Section 406 or 407 of ERISA or Section 4975 of the Code or would result in the imposition of an excise tax under
Section 4975 of the Code. Except in limited circumstances, the Certificate Registrar shall refuse to register the transfer of this Certificate (and, if applicable, any Certificate Owner shall refuse to transfer an interest in this Certificate), unless it has received from the prospective Transferee either (i) a certification to the effect that such prospective Transferee is not a Plan and is not directly or indirectly purchasing this Certificate on behalf of, as named fiduciary of, as trustee of, or with assets of a Plan; or (ii) a certification to the effect that the purchase and holding of this Certificate by such prospective Transferee is exempt from the prohibited transaction provisions of
Section 406 and 407 of ERISA and Section 4975 of the Code under Sections I and III of Prohibited Transaction Class Exemption 95-60; or (iii) if this Certificate is rated investment grade by at least one of the Rating Agencies and is being acquired by, on behalf of or with assets of a Plan in reliance upon Prohibited Transaction Exemption 89-90, a certification to the effect that such Plan (X) is an accredited investor as defined in Rule 501(a)(1) of Regulation D of the Securities Act, (Y) is not sponsored (within the meaning of Section 3(16)(B) of ERISA) by the


                                     A-3-6

Trustee, the Depositor, any Fiscal Agent, either Mortgage Loan Seller, any Exemption-Favored Party, the Master Servicer, the Special Servicer, any Sub-Servicer or any Borrower with respect to Mortgage Loans constituting 5% of the aggregate unamortized principal of all the Mortgage Loans determined as of the Closing Date, or by an Affiliate of any such Person, and (Z) agrees that it will obtain from each of its Transferees a written representation that such Transferee, if a Plan, satisfies the requirements of the immediately preceding clauses (iii)(X) and (iii)(Y), together with a written agreement that such Transferee will obtain from each of its Transferees that are Plans a similar written representation regarding satisfaction of the requirements of the immediately preceding clauses (iii)(X) and (iii)(Y); or (iv) a certification of facts and an Opinion of Counsel which otherwise establish to the reasonable satisfaction of the Certificate Registrar (or, if applicable, the Certificate Owner effecting the transfer) that such transfer will not result in a violation of Section 406 or 407 of ERISA or Section 4975 of the Code or result in the imposition of an excise tax under Section 4975 of the Code. It is hereby acknowledged that the forms of certification attached to the Agreement as Exhibit G-1 (in the case of Definitive Certificates) and Exhibit G-2 (in the case of ownership interests to Book-Entry Certificates) are acceptable for purposes of the preceding sentence.]

     [FOR CLASS E, CLASS F AND CLASS G CERTIFICATES: If a Person is acquiring this Certificate as a fiduciary or agent for one or more accounts, such Person shall be required to deliver to the Certificate Registrar a certification to the effect that, and such other evidence as may be reasonably required by the Certificate Registrar to confirm that, it has (i) sole investment discretion with respect to each such account and (ii) full power to make the acknowledgments, representations, warranties, certifications and/or agreements with respect to each such account described above in this Certificate.]

     As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices of the Certificate Registrar, duly endorsed by, or accompanied by a written instrument of transfer in the form satisfactory to the Certificate Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

     No service charge will be imposed for any registration of transfer or exchange of this Certificate, but the Trustee or the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of this Certificate.

     [Notwithstanding the foregoing, for so long as this Certificate is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC, transfers of interests in this Certificate shall be made through the book-entry facilities of DTC, and accordingly, this Certificate shall constitute a Book-Entry Certificate.]

     The Depositor, the Master Servicer, the Special Servicer, the Trustee, any Fiscal Agent, the Certificate Registrar and any agent of the Depositor, the Master Servicer, the Special Servicer, the Trustee, any Fiscal Agent or the Certificate Registrar may treat the Person in whose


                                     A-3-7
name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Master Servicer, the Special Servicer, the Trustee, any Fiscal Agent, the Certificate Registrar or any such agent shall be affected by notice to the contrary.

     Subject to certain terms and conditions set forth in the Agreement, the Trust Fund and the obligations created by the Agreement shall terminate upon distribution (or provision for distribution) to the Certificateholders of all amounts held by or on behalf of the Trustee and required to be distributed to them pursuant to the Agreement following the earlier of (i) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan or REO Property remaining in the Trust Fund, (ii) the purchase by the Master Servicer, the Special Servicer or any single Controlling Class Certificateholder or group of Controlling Class Certificateholders, at a price determined as provided in the Agreement, of all the Mortgage Loans and each REO Property remaining in the Trust Fund and (iii) the acquisition by the Sole Certificateholder(s) of all the Mortgage Loans and each REO Property remaining in the Trust in exchange for all the Certificates. The Agreement permits, but does not require, the Master Servicer, the Special Servicer or any single Controlling Class Certificateholder or group of Controlling Class Certificateholders to purchase from the Trust Fund all the Mortgage Loans and each REO Property remaining therein. The exercise of such right may effect early retirement of the Certificates; however, such right to purchase is subject to the aggregate Stated Principal Balance of the Mortgage Pool at the time of purchase being less than 1.0% of the Initial Pool Balance.

     The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Depositor, the Master Servicer, the Special Servicer, the Trustee and any Fiscal Agent and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Master Servicer, the Special Servicer, the Trustee and any Fiscal Agent with the consent of the Holders of Certificates entitled to not less than 66-2/3% of the Voting Rights allocated to all of the Classes materially affected by the amendment. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, including any amendment necessary to maintain the status of any REMIC Pool as a REMIC, without the consent of the Holders of any of the Certificates.

     Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

     The registered Holder hereof, by its acceptance hereof, agrees that it will look solely to the Trust Fund (to the extent of its rights therein) for distributions hereunder.

     This Certificate shall be construed in accordance with the laws of the State of New York applicable to agreements negotiated, made and to be performed entirely in said State, and the obligations, rights and remedies of the Holder hereof shall be determined in accordance with such laws.


                                     A-3-8

     IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

                                                WELLS FARGO BANK MINNESOTA, N.A.
                                                   as Trustee

                                                By:
                                                   -----------------------------
                                                Authorized Representative


                          CERTIFICATE OF AUTHENTICATION

     This is one of the Class [B] [C] [D] [E] [F] [G] Certificates referred to in the within-mentioned Agreement.

Dated:


                                                WELLS FARGO BANK MINNESOTA, N.A.
                                                   as Certificate Registrar

                                                By:
                                                   -----------------------------
                                                   Authorized Representative


                                     A-3-9

                                   ASSIGNMENT

     FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto________________________________________________________________

________________________________________________________________________________
                   (please print or typewrite name and address
                     including postal zip code of assignee)
the beneficial ownership interest in the Trust Fund evidenced by the within Mortgage Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to assignee on the Certificate Register of the Trust Fund.

     I (we) further direct the Certificate Registrar to issue a new Mortgage Pass-Through Certificate of a like Percentage Interest and Class to the above named assignee and deliver such Mortgage Pass-Through Certificate to the following address:______________________________________________________________

________________________________________________________________________________

Dated:


                                         -------------------------------------
                                         Signature by or on behalf of Assignor


                                         -------------------------------------
                                         Signature Guaranteed


                            DISTRIBUTION INSTRUCTIONS

     The Assignee should include the following for purposes of distribution:

     Distributions shall, if permitted, be made by wire transfer or otherwise, in immediately available funds, to______________________________________________
for the account of_____________________________________________________________.

     Distributions made by check (such check to be made payable to______________ ______________________________) and all applicable statements and notices should be mailed to___________________________________________________________________.

     This information is provided by __________________________________________, the Assignee named above, or __________________________________________________,
as its agent.


                                     A-3-10

                                   EXHIBIT A-4

                       FORM OF CLASS H, CLASS J, CLASS K,
               CLASS L, CLASS M, CLASS N AND CLASS O CERTIFICATES

              CLASS [H] [J] [K] [L] [M] [N] [O] COMMERCIAL MORTGAGE
                    PASS-THROUGH CERTIFICATE, SERIES 2001-CK1

This is one of a series of commercial mortgage pass-through certificates (collectively, the "Certificates"), issued in multiple classes (each, a "Class"), which series of Certificates evidences the entire beneficial ownership interest in a trust fund (the "Trust Fund") consisting primarily of a pool of multifamily and commercial mortgage loans (the "Mortgage Loans"), such pool being formed and sold by

              CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP.

Pass-Through Rate:  ___%                                     Class Principal Balance of the Class [H] [J] [K] [L]
per annum                                                    [M] [N] [O]
                                                             Certificates as of the Closing Date:
                                                             $----------

Closing Date: March 16, 2001                                 Initial Certificate Principal Balance of this
                                                             Certificate as of the Closing Date:
                                                             $----------

First Distribution Date:                                     Aggregate Stated Principal Balance of the Mortgage
April 18, 2001                                               Loans as of the Closing Date ("Initial Pool Balance"):
                                                             $997,140,788

Master Servicer:
KeyCorp Real Estate Capital Markets, Inc.
d/b/a Key Commercial Mortgage

Special Servicer:                                            Trustee:
ORIX Real Estate Capital Markets, LLC                        Wells Fargo Bank Minnesota, N.A.

Certificate No. [H] [J] [K] [L] [M] [N] [O] - ___            CUSIP No.:__________________



                                     A-4-1

[UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE TRUSTEE OR ANY AGENT THEREOF FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

THIS CERTIFICATE HAS NOT BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") OR THE SECURITIES LAWS OF ANY STATE. ANY RESALE, PLEDGE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE OR ANY INTEREST HEREIN WITHOUT SUCH REGISTRATION OR QUALIFICATION MAY BE MADE ONLY IN A TRANSACTION WHICH DOES NOT REQUIRE SUCH REGISTRATION OR QUALIFICATION AND WHICH IS IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

NO TRANSFER OF THIS CERTIFICATE OR ANY INTEREST HEREIN MAY BE MADE (A) TO ANY RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR ARRANGEMENT THAT IS SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR
SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR
(B) TO ANY PERSON WHO IS DIRECTLY OR INDIRECTLY PURCHASING THIS CERTIFICATE OR SUCH INTEREST HEREIN ON BEHALF OF, AS NAMED FIDUCIARY OF, AS TRUSTEE OF, OR WITH ASSETS OF ANY SUCH RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR ARRANGEMENT, EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

THE TRUST FUND IN WHICH THIS CERTIFICATE EVIDENCES AN INTEREST HAS NOT BEEN REGISTERED AS AN "INVESTMENT COMPANY" UNDER THE INVESTMENT COMPANY ACT OF 1940, AS AMENDED (THE "INVESTMENT COMPANY ACT"). ACCORDINGLY, NEITHER THIS CERTIFICATE NOR ANY INTEREST HEREIN MAY BE RESOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT TO (1) A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT (A "QUALIFIED INSTITUTIONAL BUYER") OR (2) AN ACCREDITED INVESTOR WITHIN THE MEANING OF PARAGRAPH (1), (2), (3) OR (7) OF RULE 501(A) OF REGULATION D UNDER THE SECURITIES ACT OR AN ENTITY IN WHICH ALL THE EQUITY OWNERS ARE DESCRIBED BY SUCH PARAGRAPHS (AN "INSTITUTIONAL ACCREDITED INVESTOR").


                                     A-4-2

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP., WELLS FARGO BANK MINNESOTA, N.A., KEYCORP REAL ESTATE CAPITAL MARKETS, INC., ORIX REAL ESTATE CAPITAL MARKETS, LLC, OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR ANY OF THE UNDERLYING MORTGAGE LOANS IS GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES OR ANY OTHER PERSON.

THIS CERTIFICATE IS SUBORDINATE TO ONE OR MORE CLASSES OF CERTIFICATES OF THE SAME SERIES AS AND TO THE EXTENT DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" (A "REMIC") AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE CODE.

THE OUTSTANDING CERTIFICATE PRINCIPAL BALANCE HEREOF AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ABOVE.

     This certifies that __________________ is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the principal amount of this Certificate (its "Certificate Principal Balance") as of the Closing Date by the aggregate principal amount of all the Class [H] [J] [K] [L] [M] [N] [O] Certificates (their "Class Principal Balance") as of the Closing
Date) in that certain beneficial ownership interest in the Trust Fund evidenced by all the Class [H] [J] [K] [L] [M] [N] [O] Certificates. The Trust Fund was created and the Certificates were issued pursuant to a Pooling and Servicing Agreement, dated as of March 1, 2001 (the "Agreement"), among Credit Suisse First Boston Mortgage Securities Corp. as depositor (the "Depositor", which term includes any successor entity under the Agreement), KeyCorp Real Estate Capital Markets, Inc. d/b/a Key Commercial Mortgage as master servicer (the "Master Servicer", which term includes any successor entity under the Agreement), ORIX Real Estate Capital Markets, LLC as special servicer (the "Special Servicer", which term includes any successor entity under the Agreement) and Wells Fargo Bank Minnesota, N.A. as trustee (the "Trustee", which term includes any successor entity under the Agreement), a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, capitalized terms used herein have the respective meanings assigned thereto in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of its acceptance hereof assents and by which such Holder is bound.

     Pursuant to the terms of the Agreement, beginning on the First Distribution Date specified above, distributions will be made on that date (the "Distribution Date") each month that is the eighteenth day of such month (or, if such eighteenth day is not a Business Day, on the next succeeding Business Day), to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"), in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to all the Holders of the


                                     A-4-3

Class [H] [J] [K] [L] [M] [N] [O] Certificates on the applicable Distribution Date pursuant to the Agreement. All distributions made under the Agreement on this Certificate will be made by the Trustee by wire transfer of immediately available funds to the account of the Person entitled thereto at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have provided the Trustee with wiring instructions no later than the related Record Date (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions), or otherwise by check mailed to the address of such Certificateholder as it appears in the Certificate Register. Notwithstanding the foregoing, the final distribution on this Certificate (determined without regard to any possible future reimbursement of any portion of an Unfunded Principal Balance Reduction in respect of this Certificate) will be made in like manner, but only upon presentation and surrender of this Certificate at the offices of the Certificate Registrar or such other location specified in the notice to the Holder hereof of such final distribution.

     The Certificates are limited in right of distribution to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Distribution Account, the Collection Account and, if established, the REO Account may be made from time to time for purposes other than, and, in certain cases, prior to, distributions to Certificateholders, such purposes including the reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans and the payment of interest on such advances and expenses.

     Any distribution to the Holder of this Certificate in reduction of the Certificate Principal Balance hereof is binding on such Holder and all future Holders of this Certificate and any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such distribution is made upon this Certificate.

     This Certificate is issuable in fully registered form only without coupons. As provided in the Agreement and subject to certain limitations therein set forth, this Certificate is exchangeable for new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

     No transfer, sale, pledge or other disposition of this Certificate or any interest herein shall be made unless that transfer, sale, pledge or other disposition is exempt from the registration and/or qualification requirements of the Securities Act and any applicable state securities laws, or is otherwise made in accordance with the Securities Act and such state securities laws.

     If a transfer of this Certificate is to be made without registration under the Securities Act, then (other than in connection with the initial issuance of the Certificates or a transfer of this Certificate by the Depositor or any Affiliate of the Depositor) the Certificate Registrar shall refuse to register such transfer unless it receives (and, upon receipt, may conclusively rely upon) either: (i) a certificate from the Certificateholder desiring to effect such transfer substantially in the form attached as Exhibit F-1A to the Agreement; or
(ii) a certificate from the Certificateholder desiring to effect such transfer substantially in the form attached as Exhibit F-1B to the Agreement and a certificate from such Certificateholder's prospective Transferee substantially in the form attached either as Exhibit F-2A or as Exhibit F-2B to the


                                     A-4-4

Agreement; or (iii) an Opinion of Counsel satisfactory to the Trustee to the effect that such transfer may be made without registration under the Securities Act (which Opinion of Counsel shall not be an expense of the Trust or of the Depositor, the Master Servicer, the Special Servicer, the Trustee, any Fiscal Agent or the Certificate Registrar in their respective capacities as such), together with the written certification(s) as to the facts surrounding such transfer from the Certificateholder desiring to effect such transfer and/or such Certificateholder's prospective Transferee on which such Opinion of Counsel is based.

     If this Certificate constitutes a Rule 144A or an IAI Global Certificate and a transfer of any interest in this Certificate is to be made without registration under the Securities Act (other than in connection with the initial issuance of the Book-Entry Certificates or a transfer of any interest therein by the Depositor or any Affiliate of the Depositor), then the Certificate Owner desiring to effect such transfer shall be required to obtain either (i) a certificate from such Certificate Owner's prospective Transferee substantially in the form attached as Exhibit F-2C hereto or as Exhibit F-2D to the Agreement, or (ii) an Opinion of Counsel to the effect that such transfer may be made without registration under the Securities Act. None of the Depositor, the Trustee or the Certificate Registrar is obligated to register or qualify the Class [H] [J] [K] [L] [M] [N] [O] Certificates under the Securities Act or any other securities law or to take any action not otherwise required under the Agreement to permit the transfer of this Certificate or any interest herein without registration or qualification. Any Certificateholder or Certificate Owner desiring to effect a transfer, sale, pledge or other disposition of this Certificate or any interest herein shall, and does hereby agree to, indemnify the Depositor, Credit Suisse First Boston Corporation, the Trustee, any Fiscal Agent, the Master Servicer, the Special Servicer, and the Certificate Registrar against any liability that may result if such transfer, sale, pledge or other disposition is not exempt from the registration and/or qualification requirements of the Securities Act and any applicable state securities laws or is not made in accordance with such federal and state laws.

     No transfer of this Certificate or any interest herein shall be made except to a Qualified Institutional Buyer or an Institutional Accredited Investor. The Certificate Registrar shall refuse to register the transfer of this Certificate unless it has received from the prospective Transferee a certification, substantially in the form attached as Annex 1 or Annex 2 to Exhibit F-2A to the Agreement, to the effect that such prospective Transferee is a Qualified Institutional Buyer or a certification from the prospective Transferee to the effect that such prospective Transferee is an Institutional Accredited Investor.

     No transfer of this Certificate or any interest herein shall be made (A) to any retirement plan or other employee benefit plan or arrangement, including individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts in which such plans, accounts or arrangements are invested, including insurance company general accounts, that is subject to ERISA or Section 4975 of the Code (each, a "Plan"), or (B) to any Person who is directly or indirectly purchasing this Certificate or any interest herein on behalf of, as named fiduciary of, as trustee of, or with assets of a Plan, if the purchase and holding of this Certificate or such interest herein by the prospective Transferee would result in a violation of Section 406 or 407 of ERISA or Section 4975 of the Code or would result in the imposition of an excise tax under Section 4975 of the Code. Except in limited circumstances, the Certificate Registrar shall refuse to register the transfer of this Certificate (and, if applicable, any Certificate


                                     A-4-5

Owner shall refuse to transfer an interest in this Certificate), unless it has received from the prospective Transferee either (i) a certification to the effect that such prospective Transferee is not a Plan and is not directly or indirectly purchasing this Certificate on behalf of, as named fiduciary of, as trustee of, or with assets of a Plan; or (ii) a certification to the effect that the purchase and holding of this Certificate by such prospective Transferee is exempt from the prohibited transaction provisions of Sections 406 and 407 of ERISA and Section 4975 of the Code under Sections I and III of Prohibited Transaction Class Exemption 95-60; or (iii) if this Certificate is rated investment grade by at least one of the Rating Agencies and is being acquired by, on behalf of or with assets of a Plan in reliance Prohibited Transaction Exemption 89-90, a certification to the effect that such Plan (X) is an accredited investor as defined in Rule 501(a)(1) of Regulation D of the Securities Act, (Y) is not sponsored (within the meaning of Section 3(16)(B) of ERISA) by the Trustee, the Depositor, any Fiscal Agent, either Mortgage Loan Seller, any Exemption-Favored Party, the Master Servicer, the Special Servicer, any Sub-Servicer or any Borrower with respect to Mortgage Loans constituting 5% of the aggregate unamortized principal of all the Mortgage Loans determined as of the Closing Date, or by an Affiliate of any such Person, and (Z) agrees that it will obtain from each of its Transferees a written representation that such Transferee, if a Plan, satisfies the requirements of the immediately preceding clauses (iii)(X) and (iii)(Y), together with a written agreement that such Transferee will obtain from each of its Transferees that are Plans a similar written representation regarding satisfaction of the requirements of the immediately preceding clauses (iii)(X) and (iii)(Y); or (iv) a certification of facts and an Opinion of Counsel which otherwise establish to the reasonable satisfaction of the Certificate Registrar (or, if applicable, the Certificate Owner effecting the transfer) that such transfer will not result in a violation of Section 406 or 407 of ERISA or Section 4975 of the Code or result in the imposition of an excise tax under Section 4975 of the Code. It is hereby acknowledged that the forms of certification attached to the Agreement as Exhibit G-1 (in the case of Definitive Certificates) and Exhibit G-2 (in the case of ownership interests in Book-Entry Certificates) are acceptable for purposes of the preceding sentence.

     If a Person is acquiring this Certificate as a fiduciary or agent for one or more accounts, such Person shall be required to deliver to the Certificate Registrar a certification to the effect that, and such other evidence as may be reasonably required by the Trustee to confirm that, it has (i) sole investment discretion with respect to each such account and (ii) full power to make the acknowledgments, representations, warranties, certifications and/or agreements with respect to each such account described above in this Certificate.

     As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices of the Certificate Registrar, duly endorsed by, or accompanied by a written instrument of transfer in the form satisfactory to the Certificate Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

     No service charge will be imposed for any registration of transfer or exchange of this Certificate, but the Trustee or the Certificate Registrar may require payment of a sum


                                     A-4-6
sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of this Certificate.

     [Notwithstanding the foregoing, for so long as this Certificate is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC, transfers of interests in this Certificate shall be made through the book-entry facilities of DTC, and accordingly, this Certificate shall constitute a Book-Entry Certificate.]

     The Depositor, the Master Servicer, the Special Servicer, the Trustee, any Fiscal Agent, the Certificate Registrar and any agent of the Depositor, the Master Servicer, the Special Servicer, the Trustee, any Fiscal Agent or the Certificate Registrar may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Master Servicer, the Special Servicer, the Trustee, any Fiscal Agent, the Certificate Registrar or any such agent shall be affected by notice to the contrary.

     Subject to certain terms and conditions set forth in the Agreement, the Trust Fund and the obligations created by the Agreement shall terminate upon distribution (or provision for distribution) to the Certificateholders of all amounts held by or on behalf of the Trustee and required to be distributed to them pursuant to the Agreement following the earlier of (i) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan or REO Property remaining in the Trust Fund, (ii) the purchase by the Master Servicer, the Special Servicer or any single Controlling Class Certificateholder or group of Controlling Class Certificateholders, at a price determined as provided in the Agreement, of all the Mortgage Loans and each REO Property remaining in the Trust Fund and (iii) the acquisition by the Sole Certificateholder(s) of all the Mortgage Loans and each REO Property remaining in the Trust Fund in exchange for all of the Certificates. The Agreement permits, but does not require, the Master Servicer, the Special Servicer or any single Controlling Class Certificateholder or group of Controlling Class Certificateholders to purchase from the Trust Fund all the Mortgage Loans and each REO Property remaining therein. The exercise of such right may effect early retirement of the Certificates; however, such right to purchase is subject to the aggregate Stated Principal Balance of the Mortgage Pool at the time of purchase being less than 1.0% of the Initial Pool Balance.

     The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Depositor, the Master Servicer, the Special Servicer, the Trustee and any Fiscal Agent and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Master Servicer, the Special Servicer, the Trustee and any Fiscal Agent with the consent of the Holders of Certificates entitled to not less than 66-2/3% of the Voting Rights allocated to all of the Classes materially affected by the amendment. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, including any amendment necessary to maintain the status of any REMIC Pool as a REMIC, without the consent of the Holders of any of the Certificates.


                                     A-4-7

     Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

     The registered Holder hereof, by its acceptance hereof, agrees that it will look solely to the Trust Fund (to the extent of its rights therein) for distributions hereunder.

     This Certificate shall be construed in accordance with the laws of the State of New York applicable to agreements negotiated, made and to be performed entirely in said State, and the obligations, rights and remedies of the Holder hereof shall be determined in accordance with such laws.


                                     A-4-8

     IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

                                               WELLS FARGO BANK MINNESOTA, N.A.
                                                  as Trustee

                                               By:
                                                  ------------------------------
                                               Authorized Representative


                          CERTIFICATE OF AUTHENTICATION

     This is one of the Class [H] [J] [K] [L] [M] [N] [O] Certificates referred to in the within-mentioned Agreement.

Dated:


                                               WELLS FARGO BANK MINNESOTA, N.A.
                                                  as Certificate Registrar

                                               By:
                                                  ------------------------------
                                                  Authorized Representative


                                     A-4-9

                                   ASSIGNMENT

     FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto________________________________________________________________

________________________________________________________________________________
                   (please print or typewrite name and address
                     including postal zip code of assignee)
the beneficial ownership interest in the Trust Fund evidenced by the within Mortgage Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to assignee on the Certificate Register of the Trust Fund.

     I (we) further direct the Certificate Registrar to issue a new Mortgage Pass-Through Certificate of a like Percentage Interest and Class to the above named assignee and deliver such Mortgage Pass-Through Certificate to the following address:______________________________________________________________

_______________________________________________________________________________.



Dated:


                                           -------------------------------------
                                           Signature by or on behalf of Assignor


                                           -------------------------------------
                                           Signature Guaranteed


                            DISTRIBUTION INSTRUCTIONS

     The Assignee should include the following for purposes of distribution:

     Distributions shall, if permitted, be made by wire transfer or otherwise, in immediately available funds, to______________________________________________
for the account of_____________________________________________________________.

     Distributions made by check (such check to be made payable to______________ __________________________________________________) and all applicable statements and notices should be mailed to_____________________________________.

     This information is provided by __________________________________________, the Assignee named above, or___________________________________________________,
as its agent.


                                     A-4-10

                                   EXHIBIT A-5

                          FORM OF CLASS V CERTIFICATES

                           CLASS V COMMERCIAL MORTGAGE
                    PASS-THROUGH CERTIFICATE, SERIES 2001-CK1

This is one of a series of commercial mortgage pass-through certificates (collectively, the "Certificates"), issued in multiple classes (each, a "Class"), which series of Certificates evidences the entire beneficial ownership interest in a trust fund (the "Trust Fund") consisting primarily of a pool of multifamily and commercial mortgage loans (the "Mortgage Loans"), such pool being formed and sold by

              CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP.


Closing Date:  March 16, 2001                                Percentage Interest evidenced by this Class V
                                                             Certificate:  ______%

First Distribution Date:                                     Aggregate Stated Principal Balance of the Mortgage
April 18, 2001                                               Loans as of the Closing Date ("Initial Pool Balance"):
                                                             $997,140,788

Master Servicer:                                             Trustee:
KeyCorp Real Estate Capital Markets, Inc.                    Wells Fargo Bank Minnesota, N.A.
Commercial Mortgage
d/b/a Key
Special Servicer:
ORIX Real Estate Capital Markets, LLC

Certificate No. V - ___                                      CUSIP No.:______________________



                                     A-5-1

THIS CERTIFICATE HAS NOT BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") OR THE SECURITIES LAWS OF ANY STATE. ANY RESALE, PLEDGE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE OR ANY INTEREST HEREIN WITHOUT SUCH REGISTRATION OR QUALIFICATION MAY BE MADE ONLY IN A TRANSACTION WHICH DOES NOT REQUIRE SUCH REGISTRATION OR QUALIFICATION AND WHICH IS IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

NO TRANSFER OF THIS CERTIFICATE OR ANY INTEREST HEREIN MAY BE MADE (A) TO ANY RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR ARRANGEMENT THAT IS SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR
SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR
(B) TO ANY PERSON WHO IS DIRECTLY OR INDIRECTLY PURCHASING THIS CERTIFICATE OR SUCH INTEREST HEREIN ON BEHALF OF, AS NAMED FIDUCIARY OF, AS TRUSTEE OF, OR WITH ASSETS OF ANY SUCH RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR ARRANGEMENT, EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

THE TRUST FUND IN WHICH THIS CERTIFICATE EVIDENCES AN INTEREST HAS NOT BEEN REGISTERED AS AN "INVESTMENT COMPANY" UNDER THE INVESTMENT COMPANY ACT OF 1940, AS AMENDED (THE "INVESTMENT COMPANY ACT"). ACCORDINGLY, THIS CERTIFICATE MAY NOT BE RESOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT TO (1) A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT (A "QUALIFIED INSTITUTIONAL BUYER") OR (2) AN ACCREDITED INVESTOR WITHIN THE MEANING OF PARAGRAPH (1), (2), (3) OR (7) OF RULE 501(A) OF REGULATION D UNDER THE SECURITIES ACT OR AN ENTITY IN WHICH ALL THE EQUITY OWNERS ARE DESCRIBED BY SUCH PARAGRAPHS (AN "INSTITUTIONAL ACCREDITED INVESTOR").

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP., WELLS FARGO BANK MINNESOTA, N.A., KEYCORP REAL ESTATE CAPITAL MARKETS, INC., ORIX REAL ESTATE CAPITAL MARKETS, LLC, OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR ANY OF THE UNDERLYING MORTGAGE LOANS IS GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES OR ANY OTHER PERSON.

THIS CERTIFICATE IS ENTITLED ONLY TO CERTAIN ADDITIONAL INTEREST (IF ANY) RECEIVED IN RESPECT OF THE ARD LOANS, SUBJECT TO THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.


                                     A-5-2

     This certifies that __________________ is the registered owner of the Percentage Interest evidenced by this Certificate (as specified above) in that certain beneficial ownership interest in the Trust Fund evidenced by all the Class V Certificates. The Trust Fund was created and the Certificates were issued pursuant to a Pooling and Servicing Agreement, dated as of March 1, 2001 (the "Agreement"), among Credit Suisse First Boston Mortgage Securities Corp. as depositor (the "Depositor", which term includes any successor entity under the Agreement), KeyCorp Real Estate Capital Markets, Inc. d/b/a Key Commercial Mortgage as master servicer (the "Master Servicer", which term includes any successor entity under the Agreement), ORIX Real Estate Capital Markets, LLC as special servicer (the "Special Servicer", which term includes any successor entity under the Agreement) and Wells Fargo Bank Minnesota, N.A. as trustee (the "Trustee", which term includes any successor entity under the Agreement), a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, capitalized terms used herein have the respective meanings assigned thereto in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of its acceptance hereof assents and by which such Holder is bound.

     Pursuant to the terms of the Agreement, beginning on the First Distribution Date specified above, distributions will be made on that date (the "Distribution Date") each month that is the eighteenth day of such month (or, if such eighteenth day is not a Business Day, on the next succeeding Business Day), to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"), in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to all the Holders of the Class V Certificates on the applicable Distribution Date pursuant to the Agreement. All distributions made under the Agreement on this Certificate will be made by the Trustee by wire transfer of immediately available funds to the account of the Person entitled thereto at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have provided the Trustee with wiring instructions no later than the related Record Date (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions), or otherwise by check mailed to the address of such Certificateholder as it appears in the Certificate Register. Notwithstanding the foregoing, the final distribution on this Certificate will be made in like manner, but only upon presentation and surrender of this Certificate at the offices of the Certificate Registrar or such other location specified in the notice to the Holder hereof of such final distribution.

     The Certificates are limited in right of distribution to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Distribution Account, the Collection Account and, if established, the REO Account may be made from time to time for purposes other than, and, in certain cases, prior to, distributions to Certificateholders, such purposes including the reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans and the payment of interest on such advances and expenses.

     This Certificate is issuable in fully registered form only without coupons. As provided in the Agreement and subject to certain limitations therein set forth, this Certificate is


                                     A-5-3
exchangeable for new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

     No transfer, sale, pledge or other disposition of this Certificate or any interest herein shall be made unless that transfer, sale, pledge or other disposition is exempt from the registration and/or qualification requirements of the Securities Act and any applicable state securities laws, or is otherwise made in accordance with the Securities Act and such state securities laws. If a transfer of this Certificate is to be made without registration under the Securities Act, then (except in limited circumstances) the Certificate Registrar shall refuse to register such transfer unless it receives (and, upon receipt, may conclusively rely upon) either: (i) a certificate from the Certificateholder desiring to effect such transfer substantially in the form attached as Exhibit F-1A to the Agreement; or (ii) a certificate from the Certificateholder desiring to effect such transfer substantially in the form attached as Exhibit F-1B to the Agreement and a certificate from such Certificateholder's prospective Transferee substantially in the form attached either as Exhibit F-2A or as Exhibit F-2B to the Agreement; or (iii) an Opinion of Counsel satisfactory to the Trustee to the effect that such transfer may be made without registration under the Securities Act (which Opinion of Counsel shall not be an expense of the Trust or of the Depositor, the Master Servicer, the Special Servicer, the Trustee, any Fiscal Agent or the Certificate Registrar in their respective capacities as such), together with the written certification(s) as to the facts surrounding such transfer from the Certificateholder desiring to effect such transfer and/or such Certificateholder's prospective Transferee on which such Opinion of Counsel is based. Any Certificateholder desiring to effect a transfer, sale, pledge or other disposition of this Certificate or any interest herein shall, and does hereby agree to, indemnify the Depositor, Credit Suisse First Boston Corporation, the Trustee, any Fiscal Agent, the Master Servicer, the Special Servicer, and the Certificate Registrar against any liability that may result if such transfer, sale, pledge or other disposition is not exempt from the registration and/or qualification requirements of the Securities Act and any applicable state securities laws or is not made in accordance with such federal and state laws.

     No transfer of this Certificate or any interest herein shall be made except to a Qualified Institutional Buyer or an Institutional Accredited Investor. The Certificate Registrar shall refuse to register the transfer of this Certificate unless it has received from the prospective Transferee a certification, substantially in the form attached as Annex 1 or Annex 2 to Exhibit F-2A to the Agreement, to the effect that such prospective Transferee is a Qualified Institutional Buyer or a certification from the prospective Transferee to the effect that such prospective Transferee is an Institutional Accredited Investor.

     No transfer of this Certificate or any interest herein shall be made (A) to any retirement plan or other employee benefit plan or arrangement, including individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts in which such plans, accounts or arrangements are invested, including insurance company general accounts, that is subject to ERISA or Section 4975 of the Code (each, a "Plan"), or (B) to any Person who is directly or indirectly purchasing this Certificate or any interest herein on behalf of, as named fiduciary of, as trustee of, or with assets of a Plan, if the purchase and holding of this Certificate or such interest herein by the prospective Transferee would result in a violation of Section 406 or 407 of ERISA or Section 4975 of the Code or would result in the imposition of an excise tax under Section 4975 of the Code. Except in limited circumstances, the Certificate


                                     A-5-4

Registrar shall refuse to register the transfer of this Certificate unless it has received from the prospective Transferee either (i) a certification to the effect that such prospective Transferee is not a Plan and is not directly or indirectly purchasing this Certificate on behalf of, as named fiduciary of, as trustee of, or with assets of a Plan; or (ii) a certification to the effect that the purchase and holding of this Certificate by such prospective Transferee is exempt from the prohibited transaction provisions of Sections 406 and 407 of ERISA and Section 4975 of the Code under Sections I and III of Prohibited Transaction Class Exemption 95-60; or (iii) a certification of facts and an Opinion of Counsel which otherwise establish to the reasonable satisfaction of the Trustee that such transfer will not result in a violation of Section 406 or 407 of ERISA or Section 4975 of the Code or result in the imposition of an excise tax under Section 4975 of the Code. It is hereby acknowledged that the form of certification attached to the Agreement as Exhibit G-1 is acceptable for purposes of the preceding sentence.

     If a Person is acquiring this Certificate as a fiduciary or agent for one or more accounts, such Person shall be required to deliver to the Certificate Registrar a certification to the effect that, and such other evidence as may be reasonably required by the Trustee to confirm that, it has (i) sole investment discretion with respect to each such account and (ii) full power to make the acknowledgments, representations, warranties, certifications and/or agreements with respect to each such account described above in this Certificate.

     As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices of the Certificate Registrar, duly endorsed by, or accompanied by a written instrument of transfer in the form satisfactory to the Certificate Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

     No service charge will be imposed for any registration of transfer or exchange of this Certificate, but the Trustee or the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of this Certificate.

     The Depositor, the Master Servicer, the Special Servicer, the Trustee, any Fiscal Agent, the Certificate Registrar and any agent of the Depositor, the Master Servicer, the Special Servicer, the Trustee, any Fiscal Agent or the Certificate Registrar may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Master Servicer, the Special Servicer, the Trustee, any Fiscal Agent, the Certificate Registrar or any such agent shall be affected by notice to the contrary.

     Subject to certain terms and conditions set forth in the Agreement, the Trust Fund and the obligations created by the Agreement shall terminate upon distribution (or provision for distribution) to the Certificateholders of all amounts held by or on behalf of the Trustee and required to be distributed to them pursuant to the Agreement following the earlier of (i) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan or REO Property remaining in the Trust Fund, (ii) the purchase by the Master Servicer, the Special


                                     A-5-5

Servicer or any single Controlling Class Certificateholder or group of Controlling Class Certificateholders, at a price determined as provided in the Agreement, of all the Mortgage Loans and each REO Property remaining in the Trust Fund and (iii) the acquisition by the Sole Certificateholder(s) of all the Mortgage Loans and each REO Property remaining in the Trust Fund in exchange for all the Certificates. The Agreement permits, but does not require, the Master Servicer, the Special Servicer or any single Controlling Class Certificateholder or group of Controlling Class Certificateholders to purchase from the Trust Fund all the Mortgage Loans and each REO Property remaining therein. The exercise of such right may effect early retirement of the Certificates; however, such right to purchase is subject to the aggregate Stated Principal Balance of the Mortgage Pool at the time of purchase being less than 1.0% of the Initial Pool Balance.

     The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Depositor, the Master Servicer, the Special Servicer, the Trustee and any Fiscal Agent and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Master Servicer, the Special Servicer, the Trustee and any Fiscal Agent with the consent of the Holders of Certificates entitled to not less than 66-2/3% of the Voting Rights allocated to all of the Classes materially affected by the amendment. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, including any amendment necessary to maintain the status of any REMIC Pool as a REMIC, without the consent of the Holders of any of the Certificates.

     Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

     The registered Holder hereof, by its acceptance hereof, agrees that it will look solely to the Trust Fund (to the extent of its rights therein) for distributions hereunder.

     This Certificate shall be construed in accordance with the laws of the State of New York applicable to agreements negotiated, made and to be performed entirely in said State, and the obligations, rights and remedies of the Holder hereof shall be determined in accordance with such laws.


                                     A-5-6

     IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

                                               WELLS FARGO BANK MINNESOTA, N.A.
                                                  as Trustee

                                               By:
                                                  ------------------------------
                                                  Authorized Representative


                          CERTIFICATE OF AUTHENTICATION

     This is one of the Class V Certificates referred to in the within-mentioned Agreement.

Dated:


                                               WELLS FARGO BANK MINNESOTA, N.A.
                                                  as Certificate Registrar

                                               By:
                                                  ------------------------------
                                                  Authorized Representative


                                     A-5-7

                                   ASSIGNMENT

     FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto________________________________________________________________

________________________________________________________________________________
                   (please print or typewrite name and address
                     including postal zip code of assignee)
the beneficial ownership interest in the Trust Fund evidenced by the within Mortgage Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to assignee on the Certificate Register of the Trust Fund.

     I (we) further direct the Certificate Registrar to issue a new Mortgage Pass-Through Certificate of a like Percentage Interest and Class to the above named assignee and deliver such Mortgage Pass-Through Certificate to the following address:______________________________________________________________

________________________________________________________________________________

Dated:


                                         -------------------------------------
                                         Signature by or on behalf of Assignor


                                         -------------------------------------
                                         Signature Guaranteed


                            DISTRIBUTION INSTRUCTIONS

     The Assignee should include the following for purposes of distribution:

     Distributions shall, if permitted, be made by wire transfer or otherwise, in immediately available funds, to______________________________________________
for the account of_____________________________________________________________.

     Distributions made by check (such check to be made payable to______________ _______________________________________________________________________________)
and all applicable statements and notices should be mailed to___________________
_______________________________________________________________________________.

     This information is provided by __________________________________________, the Assignee named above, or __________________________________________________,
as its agent.


                                     A-5-8

                                   EXHIBIT A-6

                          FORM OF CLASS R CERTIFICATES

                           CLASS R COMMERCIAL MORTGAGE
                    PASS-THROUGH CERTIFICATE, SERIES 2001-CK1

This is one of a series of commercial mortgage pass-through certificates (collectively, the "Certificates"), issued in multiple classes (each, a "Class"), which series of Certificates evidences the entire beneficial ownership interest in a trust fund (the "Trust Fund") consisting primarily of a pool of multifamily and commercial mortgage loans (the "Mortgage Loans"), such pool being formed and sold by

              CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP.


Closing Date:  March 16, 2001                               Percentage Interest evidenced by
                                                            this Class R Certificate: ___%

First Distribution Date:                                    Aggregate Stated Principal Balance of the Mortgage
April 18, 2001                                              Loans as of the Closing Date ("Initial Pool Balance"):
                                                            $997,140,788

Master Servicer:                                            Trustee:
KeyCorp Real Estate Capital Markets, Inc.                   Wells Fargo Bank Minnesota, N.A.
d/b/a Key Commercial Mortgage

Special Servicer:
ORIX Real Estate Capital Markets, LLC

Certificate No. R- ___                                      CUSIP No.:__________________



                                     A-6-1

THIS CERTIFICATE HAS NOT BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") OR THE SECURITIES LAWS OF ANY STATE. ANY RESALE, PLEDGE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE OR ANY INTEREST HEREIN WITHOUT SUCH REGISTRATION OR QUALIFICATION MAY BE MADE ONLY IN A TRANSACTION WHICH DOES NOT REQUIRE SUCH REGISTRATION OR QUALIFICATION AND WHICH IS IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

NO TRANSFER OF THIS CERTIFICATE OR ANY INTEREST HEREIN MAY BE MADE (A) TO ANY RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR ARRANGEMENT THAT IS SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR
SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR
(B) TO ANY PERSON WHO IS DIRECTLY OR INDIRECTLY PURCHASING THIS CERTIFICATE OR SUCH INTEREST HEREIN ON BEHALF OF, AS NAMED FIDUCIARY OF, AS TRUSTEE OF, OR WITH ASSETS OF ANY SUCH RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR ARRANGEMENT, EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

THE TRUST FUND IN WHICH THIS CERTIFICATE EVIDENCES AN INTEREST HAS NOT BEEN REGISTERED AS AN "INVESTMENT COMPANY" UNDER THE INVESTMENT COMPANY ACT OF 1940, AS AMENDED (THE "INVESTMENT COMPANY ACT"). ACCORDINGLY, THIS CERTIFICATE MAY NOT BE RESOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT TO A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT (A "QUALIFIED INSTITUTIONAL BUYER").

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP., WELLS FARGO BANK MINNESOTA, N.A., KEYCORP REAL ESTATE CAPITAL MARKETS, INC., ORIX REAL ESTATE CAPITAL MARKETS, LLC, OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR ANY OF THE UNDERLYING MORTGAGE LOANS IS GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES OR ANY OTHER PERSON.

THIS CERTIFICATE IS SUBORDINATE TO ONE OR MORE CLASSES OF CERTIFICATES OF THE SAME SERIES AS AND TO THE EXTENT DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE EVIDENCES OWNERSHIP OF THE "RESIDUAL INTEREST" IN MULTIPLE "REAL ESTATE MORTGAGE INVESTMENT CONDUITS" (EACH A "REMIC") AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE CODE. CONSEQUENTLY, TRANSFER OF THIS CERTIFICATE IS ALSO SUBJECT


                                     A-6-2

TO THE ADDITIONAL TAX RELATED TRANSFER RESTRICTIONS DESCRIBED HEREIN. IF ANY PERSON BECOMES THE REGISTERED HOLDER OF THIS CERTIFICATE IN VIOLATION OF SUCH TRANSFER RESTRICTIONS, SUCH REGISTRATION SHALL BE DEEMED TO BE OF NO LEGAL FORCE OR EFFECT WHATSOEVER AND SUCH PERSON SHALL NOT BE DEEMED TO BE A CERTIFICATEHOLDER FOR ANY PURPOSE HEREUNDER OR UNDER THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN, INCLUDING, BUT NOT LIMITED TO, THE RECEIPT OF DISTRIBUTIONS, IF ANY, ON THIS CERTIFICATE.

     This certifies that __________________ is the registered owner of the Percentage Interest evidenced by this Certificate (as specified above) in that certain beneficial ownership interest in the Trust Fund evidenced by all the Class R Certificates. The Trust Fund was created and the Certificates were issued pursuant to a Pooling and Servicing Agreement, dated as of March 1, 2001 (the "Agreement"), among Credit Suisse First Boston Mortgage Securities Corp. as depositor (the "Depositor", which term includes any successor entity under the Agreement), KeyCorp Real Estate Capital Markets, Inc. d/b/a Key Commercial Mortgage as master servicer (the "Master Servicer", which term includes any successor entity under the Agreement), ORIX Real Estate Capital Markets, LLC as special servicer (the "Special Servicer", which term includes any successor entity under the Agreement) and Wells Fargo Bank Minnesota, N.A. as trustee (the "Trustee", which term includes any successor entity under the Agreement), a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, capitalized terms used herein have the respective meanings assigned thereto in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of its acceptance hereof assents and by which such Holder is bound.

     Pursuant to the terms of the Agreement, beginning on the First Distribution Date specified above, distributions will be made on that date (the "Distribution Date") each month that is the eighteenth day of such month (or, if such eighteenth day is not a Business Day, on the next succeeding Business Day), to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"), in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to all the Holders of the Class R Certificates on the applicable Distribution Date pursuant to the Agreement. All distributions made under the Agreement on this Certificate will be made by the Trustee by wire transfer of immediately available funds to the account of the Person entitled thereto at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have provided the Trustee with wiring instructions no later than the related Record Date (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions), or otherwise by check mailed to the address of such Certificateholder as it appears in the Certificate Register. Notwithstanding the foregoing, the final distribution on this Certificate will be made in like manner, but only upon presentation and surrender of this Certificate at the offices of the Certificate Registrar or such other location specified in the notice to the Holder hereof of such final distribution.


                                     A-6-3

     The Certificates are limited in right of distribution to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Distribution Account, the Collection Account and, if established, the REO Account may be made from time to time for purposes other than, and, in certain cases, prior to, distributions to Certificateholders, such purposes including the reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans and the payment of interest on such advances and expenses.

     This Certificate is issuable in fully registered form only without coupons. As provided in the Agreement and subject to certain limitations therein set forth, this Certificate is exchangeable for new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

     No transfer, sale, pledge or other disposition of this Certificate or any interest herein shall be made unless that transfer, sale, pledge or other disposition is exempt from the registration and/or qualification requirements of the Securities Act and any applicable state securities laws, or is otherwise made in accordance with the Securities Act and such state securities laws. If a transfer of this Certificate is to be made without registration under the Securities Act, then (except in limited circumstances) the Certificate Registrar shall refuse to register such transfer unless it receives (and, upon receipt, may conclusively rely upon) either: (i) a certificate from the Certificateholder desiring to effect such transfer substantially in the form attached as Exhibit F-1A to the Agreement; or (ii) a certificate from the Certificateholder desiring to effect such transfer substantially in the form attached as Exhibit F-1B to the Agreement and a certificate from such Certificateholder's prospective Transferee substantially in the form attached as Exhibit F-2A to the Agreement; or (iii) an Opinion of Counsel satisfactory to the Trustee to the effect that such transfer may be made without registration under the Securities Act (which Opinion of Counsel shall not be an expense of the Trust or of the Depositor, the Master Servicer, the Special Servicer, the Trustee, any Fiscal Agent or the Certificate Registrar in their respective capacities as such), together with the written certification(s) as to the facts surrounding such transfer from the Certificateholder desiring to effect such transfer and/or such Certificateholder's prospective Transferee on which such Opinion of Counsel is based. Any Certificateholder desiring to effect a transfer, sale, pledge or other disposition of this Certificate or any interest herein shall, and does hereby agree to, indemnify the Depositor, Credit Suisse First Boston Corporation, the Trustee, any Fiscal Agent, the Master Servicer, the Special Servicer, and the Certificate Registrar against any liability that may result if such transfer, sale, pledge or other disposition is not exempt from the registration and/or qualification requirements of the Securities Act and any applicable state securities laws or is not made in accordance with such federal and state laws.

     No transfer of this Certificate or any interest herein shall be made except to a Qualified Institutional Buyer. The Certificate Registrar shall refuse to register the transfer of this Certificate unless it has received from the prospective Transferee a certification, substantially in the form attached as Annex 1 or Annex 2 to Exhibit F-2A to the Agreement, to the effect that such prospective Transferee is a Qualified Institutional Buyer.

     No transfer of this Certificate or any interest herein shall be made (A) to any retirement plan or other employee benefit plan or arrangement, including individual retirement


                                     A-6-4
accounts and annuities, Keogh plans and collective investment funds and separate accounts in which such plans, accounts or arrangements are invested, including insurance company general accounts, that is subject to ERISA or Section 4975 of the Code (each, a "Plan"), or (B) to any Person who is directly or indirectly purchasing this Certificate or any interest herein on behalf of, as named fiduciary of, as trustee of, or with assets of a Plan, if the purchase and holding of this Certificate or such interest herein by the prospective Transferee would result in a violation of Section 406 or 407 of ERISA or Section 4975 of the Code or would result in the imposition of an excise tax under
Section 4975 of the Code. Except in limited circumstances, the Certificate Registrar shall refuse to register the transfer of this Certificate unless it has received from the prospective Transferee either: (i) a certification to the effect that such prospective Transferee is not a Plan and is not directly or indirectly purchasing this Certificate on behalf of, as named fiduciary of, as trustee of, or with assets of a Plan; or (ii) a certification to the effect that the purchase and holding of this Certificate by such prospective Transferee is exempt from the prohibited transaction provisions of Sections 406 and 407 of ERISA and Section 4975 of the Code under Sections I and III of Prohibited Transaction Class Exemption 95-60; or (iii) a certification of facts and an Opinion of Counsel which otherwise establish to the reasonable satisfaction of the Trustee that such transfer will not result in a violation of Section 406 or 407 of ERISA or Section 4975 of the Code or result in the imposition of an excise tax under Section 4975 of the Code. It is hereby acknowledged that the form of Certification attached to the Agreement as Exhibit G-1 is acceptable for purposes of the preceding sentence.

     Each Person who has or who acquires any Ownership Interest in this Certificate shall be deemed by its acceptance or acquisition of such Ownership Interest to have agreed to be bound by the provisions of Section 5.02(d) of the Agreement and, if any purported Transferee shall become a Holder of this Certificate in violation of the provisions of such Section 5.02(d), to have irrevocably authorized the Trustee (i) to deliver payments to a Person other than such Person and (ii) to negotiate the terms of any mandatory disposition, to execute all instruments of Transfer and to do all other things necessary in connection with any such disposition. Each Person holding or acquiring any Ownership Interest in this Certificate must be a Permitted Transferee and shall promptly notify the Trustee of any change or impending change in its status as a Permitted Transferee. In connection with any proposed Transfer of any Ownership Interest in this Certificate, the Certificate Registrar shall require delivery to it, and shall not register the Transfer of this Certificate until its receipt of, an affidavit and agreement substantially in the form attached as Exhibit H-1 to the Agreement (a "Transfer Affidavit and Agreement") from the proposed Transferee, representing and warranting, among other things, that such Transferee is a Permitted Transferee, that it is not acquiring its Ownership Interest in this Certificate as a nominee, trustee or agent for any Person that is not a Permitted Transferee, that for so long as it retains its Ownership Interest in this Certificate, it will endeavor to remain a Permitted Transferee, and that it has reviewed the provisions of Section 5.02(d) of the Agreement and agrees to be bound by them. Notwithstanding the delivery of a Transfer Affidavit and Agreement by a proposed Transferee, if a Responsible Officer of either the Certificate Registrar or Trustee has actual knowledge that the proposed Transferee is not a Permitted Transferee, no Transfer of an Ownership Interest in this Certificate to such proposed Transferee shall be effected. In connection therewith, the Certificate Registrar shall not register the transfer of an Ownership Interest in this Certificate to any entity classified as a partnership under the Code unless at the time of transfer, all of its beneficial owners are United States Persons.


                                     A-6-5

     Each Person holding or acquiring any Ownership Interest in this Certificate shall agree (x) to require a Transfer Affidavit and Agreement from any other Person to whom such Person attempts to transfer its Ownership Interest herein and (y) not to transfer its Ownership Interest herein unless it provides to the Certificate Registrar a certificate substantially in the form attached as Exhibit H-2 to the Agreement stating that, among other things, it has no actual knowledge that such other Person is not a Permitted Transferee. Each Person holding or acquiring an Ownership Interest in this Certificate, by purchasing such Ownership Interest herein, agrees to give the Trustee written notice that it is a "pass-through interest holder" within the meaning of temporary Treasury regulation Section 1.67-3T(a)(2)(i)(A) immediately upon acquiring such Ownership Interest, if it is, or is holding such Ownership Interest on behalf of, a "pass-through interest holder".

     If a Person is acquiring this Certificate as a fiduciary or agent for one or more accounts, such Person shall be required to deliver to the Certificate Registrar a certification to the effect that, and such other evidence as may be reasonably required by the Trustee to confirm that, it has (i) sole investment discretion with respect to each such account and (ii) full power to make the acknowledgments, representations, warranties, certifications and/or agreements with respect to each such account described above in this Certificate.

     The provisions of Section 5.02(d) of the Agreement may be modified, added to or eliminated, provided that there shall have been delivered to the Trustee the following: (a) written confirmation from each Rating Agency to the effect that the modification of, addition to or elimination of such provisions will not result in an Adverse Rating Event with respect to any Class of Rated Certificates; and (b) an Opinion of Counsel, in form and substance satisfactory to the Trustee, to the effect that such modification of, addition to or elimination of such provisions will not cause any REMIC Pool to cease to qualify as a REMIC or be subject to an entity-level tax caused by the Transfer of a Class R Certificate to a Person that is not a Permitted Transferee, or cause a Person other than the prospective Transferee to be subject to a REMIC-related tax caused by the Transfer of a Class R Certificate to a Person that is not a Permitted Transferee.

     A "Permitted Transferee" is any Transferee other than a "Disqualified Organization" and a "Non-United States Person". In addition, if such Transferee is classified as a partnership under the Code, such Transferee can only be a "Permitted Transferee" if all of its beneficial owners are United States Persons.

     A "Disqualified Organization" is any of (i) the United States or a possession thereof, any State or political subdivision thereof or any agency or instrumentality of any of the foregoing (other than an instrumentality which is a corporation if all of its activities are subject to tax and, except for Freddie Mac, a majority of its board of directors is not selected by such governmental unit), (ii) a foreign government, international organization, or any agency or instrumentality of any of the foregoing, (iii) any organization (other than certain farmers' cooperatives described in Section 521 of the Code) which is exempt from the tax imposed by Chapter 1 of the Code (unless such organization is subject to the tax imposed by Section 511 of the Code on unrelated business taxable income), (iv) rural electric and telephone cooperatives described in Section 1381 of the Code and (v) any other Person so designated by the Trustee based upon an Opinion of Counsel that the holding of an Ownership Interest in a Class R Certificate by such Person may cause the Trust or any Person having an Ownership Interest in


                                     A-6-6
any Class of Certificates (other than such Person) to incur a liability for any federal tax imposed under the Code that would not otherwise be imposed but for the Transfer of an Ownership Interest in a Class R Certificate to such Person. The terms "United States", "State" and "international organization" shall have the meanings set forth in Section 7701 of the Code or successor provisions.

     A "Non-United States Person" is any Person other than a United States Person. A "United States Person" is a citizen or resident of the United States, a corporation, partnership or other entity created or organized in, or under the laws of, the United States or any political subdivision thereof, or an estate whose income from sources without the United States is includible in gross income for United States federal income tax purposes regardless of its connection with the conduct of a trade or business within the United States, or a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust, all within the meaning of Section 7701(a)(30) of the Code.

     As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices of the Certificate Registrar, duly endorsed by, or accompanied by a written instrument of transfer in the form satisfactory to the Certificate Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

     No service charge will be imposed for any registration of transfer or exchange of this Certificate, but the Trustee or the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of this Certificate.

     The Depositor, the Master Servicer, the Special Servicer, the Trustee, any Fiscal Agent, the Certificate Registrar and any agent of the Depositor, the Master Servicer, the Special Servicer, the Trustee, any Fiscal Agent or the Certificate Registrar may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Master Servicer, the Special Servicer, the Trustee, any Fiscal Agent, the Certificate Registrar or any such agent shall be affected by notice to the contrary.

     Subject to certain terms and conditions set forth in the Agreement, the Trust Fund and the obligations created by the Agreement shall terminate upon distribution (or provision for distribution) to the Certificateholders of all amounts held by or on behalf of the Trustee and required to be distributed to them pursuant to the Agreement following the earlier of (i) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan or REO Property remaining in the Trust Fund, (ii) the purchase by the Master Servicer, the Special Servicer or any single Controlling Class Certificateholder or group of Controlling Class Certificateholders, at a price determined as provided in the Agreement, of all the Mortgage Loans and each REO Property remaining in the Trust Fund and (iii) the acquisition by the Sole Certificateholder(s) of all the Mortgage Loans and each REO Property remaining in the Trust


                                     A-6-7

Fund in exchange for all of the Certificates. The Agreement permits, but does not require, the Master Servicer, the Special Servicer or any single Controlling Class Certificateholder or group of Controlling Class Certificateholders to purchase from the Trust Fund all the Mortgage Loans and each REO Property remaining therein. The exercise of such right will effect early retirement of the Certificates; however, such right to purchase is subject to the aggregate Stated Principal Balance of the Mortgage Pool at the time of purchase being less than 1.0% of the Initial Pool Balance.

     The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Depositor, the Master Servicer, the Special Servicer, the Trustee and any Fiscal Agent and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Master Servicer, the Special Servicer, the Trustee and any Fiscal Agent with the consent of the Holders of Certificates entitled to not less than 66-2/3% of the Voting Rights allocated to all of the Classes materially affected by the amendment. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, including any amendment necessary to maintain the status of any REMIC Pool as a REMIC, without the consent of the Holders of any of the Certificates.

     Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

     The registered Holder hereof, by its acceptance hereof, agrees that it will look solely to the Trust Fund (to the extent of its rights therein) for distributions hereunder.

     This Certificate shall be construed in accordance with the laws of the State of New York applicable to agreements negotiated, made and to be performed entirely in said State, and the obligations, rights and remedies of the Holder hereof shall be determined in accordance with such laws.


                                     A-6-8

     IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

                                               WELLS FARGO BANK MINNESOTA, N.A.
                                                  as Trustee

                                               By:
                                                  ------------------------------
                                                  Authorized Representative


                          CERTIFICATE OF AUTHENTICATION

     This is one of the Class R Certificates referred to in the within-mentioned Agreement.

Dated:


                                               WELLS FARGO BANK MINNESOTA, N.A.
                                                  as Certificate Registrar

                                               By:
                                                  ------------------------------
                                                  Authorized Representative


                                     A-6-9

                                   ASSIGNMENT

     FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto________________________________________________________________

________________________________________________________________________________
                   (please print or typewrite name and address
                     including postal zip code of assignee)
the beneficial ownership interest in the Trust Fund evidenced by the within Mortgage Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to assignee on the Certificate Register of the Trust Fund.

     I (we) further direct the Certificate Registrar to issue a new Mortgage Pass-Through Certificate of a like Percentage Interest and Class to the above named assignee and deliver such Mortgage Pass-Through Certificate to the following address:______________________________________________________________

________________________________________________________________________________


Dated:


                                           -------------------------------------
                                           Signature by or on behalf of Assignor


                                           -------------------------------------
                                           Signature Guaranteed


                            DISTRIBUTION INSTRUCTIONS

     The Assignee should include the following for purposes of distribution:

     Distributions shall, if permitted, be made by wire transfer or otherwise, in immediately available funds, to______________________________________________
for the account of_____________________________________________________________.

     Distributions made by check (such check to be made payable to______________ _______________________________________________________________________________)
and all applicable statements and notices should be mailed to___________________
_______________________________________________________________________________.

     This information is provided by __________________________________________, the Assignee named above, or___________________________________________________,
as its agent.


                                     A-6-10

                                  EXHIBIT B-1A

                        SCHEDULE OF COLUMN MORTGAGE LOANS

                             [See Attached Schedule]


























                                     B-1A-1

                                  EXHIBIT B-1B

                       SCHEDULE OF KEYBANK MORTGAGE LOANS

                             [SEE ATTACHED SCHEDULE]



























                                     B-1B-1

                                   EXHIBIT B-2

                SCHEDULE OF EXCEPTIONS TO MORTGAGE FILE DELIVERY



























                                      B-2-1

                                   EXHIBIT B-3

                         FORM OF CUSTODIAL CERTIFICATION


                                                          [DATE]

Credit Suisse First Boston                      KeyBank National Association
   Mortgage Securities Corp.                    127 Public Square
11 Madison Avenue                               Cleveland, Ohio  44114
New York, New York  10010

KeyCorp Real Estate                             Column Financial, Inc.
  Capital Markets, Inc.                         3414 Peachtree Road, N.E.
911 Main Street, Suite 1500                     Suite 1140
Kansas City, Missouri 64105                     Atlanta, Georgia 30326-1113

ORIX Real Estate Capital Markets, LLC
1717 Main Street, 14th Floor
Dallas, Texas 75201


     Re: Credit Suisse First Boston Mortgage Securities Corp., Commercial Mortgage Pass-Through Certificates, Series 2001-CK1
          ----------------------------------------------------------------

Ladies and Gentlemen:

     Pursuant to Section 2.02(b) of the Pooling and Servicing Agreement dated as of March 1, 2001 and related to the above-referenced Certificates (the "Agreement"), Wells Fargo Bank Minnesota, N.A. as trustee (the "Trustee"), hereby certifies as to each Original Mortgage Loan (other than the Crystal Pavilion/Petry Building Mortgage Loan) subject to the Agreement (except as to any LOC Cash Reserve and except as specifically identified in the exception report attached hereto) that: (i) the original Mortgage Note specified in clause
(i) of the definition of "Mortgage File" and all allonges thereto, if any (or a copy of such Mortgage Note, together with a lost note affidavit certifying that the original of such Mortgage Note has been lost), the original or copy of documents specified in clauses (ii) through (v) and (vii) of the definition of "Mortgage File" and, in the case of a hospitality property, the documents specified in clause (viii) of the definition of "Mortgage File" (without regard to the parenthetical), and any other Specially Designated Mortgage Loan Documents, have been received by it or a Custodian on its behalf; (ii) if such report is due more than 180 days after the Closing Date, the recordation/filing contemplated by Section 2.01(e) has been completed (based solely on receipt by the Trustee of the particular recorded/filed documents); (iii) all documents received by it or any Custodian with respect to such Mortgage Loan have been reviewed by it or by such Custodian on its behalf and (A) appear regular on their face (handwritten additions, changes or corrections shall not constitute irregularities if initialed by the Borrower), (B) appear to have been executed and (C) purport to relate to such Mortgage Loan; and (iv) based on the examinations referred to in


                                     B-3-1

Section 2.02(a) and Section 2.02(b) and only as to the foregoing documents, the information set forth in the Mortgage Loan Schedule with respect to the items specified in clauses (ii) (other than the zip code) of the definition of "Mortgage Loan Schedule" accurately reflects the information set forth in the related Mortgage File.

     None of the Trustee, the Master Servicer, the Special Servicer or any Custodian is under any duty or obligation to inspect, review or examine any of the documents, instruments, certificates or other papers relating to the Mortgage Loans delivered to it to determine that the same are valid, legal, effective, genuine, binding, enforceable, sufficient or appropriate for the represented purpose or that they are other than what they purport to be on their face. Furthermore, none of the Trustee, the Master Servicer, the Special Servicer or any Custodian shall have any responsibility for determining whether the text of any assignment or endorsement is in proper or recordable form, whether the requisite recording of any document is in accordance with the requirements of any applicable jurisdiction, or whether a blanket assignment is permitted in any applicable jurisdiction.

     In performing the reviews contemplated by Sections 2.02(a) and 2.02(b) of the Agreement, the Trustee may conclusively rely on the purported genuineness of any such document and any signature thereon. It is understood that the scope of the Trustee's review of the Mortgage Files is limited solely to confirming that the documents specified in clauses (i), through (v), in clause (vii) and, in the case of any Mortgage Loan secured by a Mortgage on a hospitality property, in clause (viii) of the definition of "Mortgage File" and any other Specially Designated Mortgage Loan Documents, have been received and such additional information as will be necessary for delivering the certifications required by the Agreement.

     Further, with respect to UCC filings, absent actual knowledge or copies of UCC filings in the Mortgage File indicating otherwise, the Trustee shall assume for purposes of the certifications delivered pursuant to Section 2.02 of the Agreement, that one State level UCC filing and one county level UCC filing was made for each property.

     Capitalized terms used herein and not otherwise defined shall have the respective meanings assigned to them in the Agreement.

                                        Respectfully,

                                        WELLS FARGO BANK MINNESOTA, N.A.
                                           as Trustee

                                        By:
                                           ----------------------------------
                                            Name:
                                            Title:

                                    EXHIBIT C

                   LETTERS OF REPRESENTATIONS AMONG DEPOSITOR,

                         TRUSTEE AND INITIAL DEPOSITARY



























                                      C-1-1

NY1  2058294v6

                                   EXHIBIT D-1

                   FORM OF MASTER SERVICER REQUEST FOR RELEASE

                                     [Date]

Wells Fargo Bank Minnesota, N.A.
1015 10th Avenue, S.E.
Minneapolis, MN 55414
Attention:  Mortgage Document Custody (CMBS)


     Re: Credit Suisse First Boston Mortgage Securities Corp., Commercial Mortgage Pass-Through Certificates, Series 2001-CK1
          ----------------------------------------------------------------

     In connection with the administration of the Mortgage Files held by or on behalf of you as trustee under a certain Pooling and Servicing Agreement, dated as of March 1, 2001 (the "Pooling and Servicing Agreement"), among Credit Suisse First Boston Mortgage Securities Corp. as depositor, the undersigned as master servicer (the "Master Servicer"), ORIX Real Estate Capital Markets, LLC as special servicer and you as trustee (in such capacity, the "Trustee"), the undersigned as Master Servicer hereby requests a release of the Mortgage File (or the portion thereof specified below) held by or on behalf of you as Trustee with respect to the following described Mortgage Loan for the reason indicated below.

Property Name:
Address:
Prospectus No.:

If only particular documents in the Mortgage File are requested, please specify which:

Reason for requesting Mortgage File (or portion thereof):

______                  1. Mortgage Loan paid in full. The undersigned hereby
                           certifies that all amounts received in connection with the Mortgage Loan that are required to be credited to the Collection Account pursuant to the Pooling and Servicing Agreement, have been or will be so credited.

______                  2. Other. (Describe)____________________________________
                           _____________________________________________________

     The undersigned acknowledges that the above Mortgage File (or requested portion thereof) will be held by the undersigned in accordance with the provisions of the Pooling and Servicing Agreement and will be returned to you or your designee within ten days of our receipt thereof, unless the Mortgage Loan has been paid in full, in which case the Mortgage File (or such portion thereof) will be retained by us permanently.


                                     D-1-1

     Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Pooling and Servicing Agreement.

                                              KEYCORP REAL ESTATE CAPITAL
                                              MARKETS, INC. d/b/a KEY COMMERCIAL
                                              MORTGAGE
                                              as Master Servicer

                                              By:
                                                 -------------------------------
                                                  Name:
                                                  Title:


                                     D-1-2

                                   EXHIBIT D-2

                  FORM OF SPECIAL SERVICER REQUEST FOR RELEASE

                                     [Date]

Wells Fargo Bank Minnesota, N.A.
1015 10th Avenue, S.E.
Minneapolis, MN  55414
Attention:  Mortgage Document Custody (CMBS)


     Re: Credit Suisse First Boston Mortgage Securities Corp., Commercial Pass-Through Certificates, Series 2001-CK1

     In connection with the administration of the Mortgage Files held by or on behalf of you as trustee under a certain Pooling and Servicing Agreement, dated as of March 1, 2001 (the "Pooling and Servicing Agreement"), among Credit Suisse First Boston Mortgage Securities Corp. as depositor, KeyCorp Real Estate Capital Markets, Inc. d/b/a Key Commercial Mortgage as master servicer, the undersigned as special servicer (the "Special Servicer") and you as trustee (in such capacity, the "Trustee"), the undersigned as Special Servicer hereby requests a release of the Mortgage File (or the portion thereof specified below) held by or on behalf of you as Trustee with respect to the following described Mortgage Loan for the reason indicated below.

Property Name:
Address:
Prospectus No.:

If only particular documents in the Mortgage File are requested, please specify which:

Reason for requesting Mortgage File (or portion thereof):

______   1.       The Mortgage Loan is being foreclosed.

______   2.       Other.  (Describe)


                                     D-2-1

     The undersigned acknowledges that the above Mortgage File (or requested portion thereof) will be held by the undersigned in accordance with the provisions of the Pooling and Servicing Agreement and will be returned to you or your designee within ten days of our receipt thereof, unless the Mortgage Loan is being foreclosed, in which case the Mortgage File (or such portion thereof) will be returned when no longer required by us for such purpose.

     Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Pooling and Servicing Agreement.

                                           ORIX REAL ESTATE CAPITAL MARKETS,
                                           LLC
                                           as Special Servicer

                                           By:
                                              ----------------------------------
                                               Name:
                                               Title:


                                     D-2-2

                                    EXHIBIT E

                             FORM OF TRUSTEE REPORT



























                                      E-1-1

                                  EXHIBIT F-1A

                        FORM I OF TRANSFEROR CERTIFICATE
                  FOR TRANSFERS OF NON-REGISTERED CERTIFICATES

                                     [Date]

Wells Fargo Bank Minnesota, N.A.
Wells Fargo Center
Sixth and Marquette
MAC # N9303-121
Minneapolis, MN  55479-0113
Attention:  Corporate Trust Services (CMBS)

[OR OTHER CERTIFICATE REGISTRAR]

     Re: Credit Suisse First Boston Mortgage Securities Corp., Commercial Mortgage Pass-Through Certificates, Series 2001-CK1, Class ______ Certificates [having an initial aggregate Certificate [Principal Balance] [Notional Amount] as of March 16, 2001 (the "Closing Date") of $__________] [evidencing a ____% Percentage Interest in the related Class] (the "Transferred
          Certificates")________________________________________________________

Dear Sirs:

     This letter is delivered to you in connection with the transfer by _________________ (the "Transferor") to _________________ (the "Transferee") of
the captioned Certificates (the "Transferred Certificates") pursuant to Section
5.02 of the Pooling and Servicing Agreement (the "Pooling and Servicing Agreement"), dated as of March 1, 2001 among Credit Suisse First Boston Mortgage Securities Corp. as Depositor, KeyCorp Real Estate Capital Markets, Inc. d/b/a Key Commercial Mortgage as Master Servicer, ORIX Real Estate Capital Markets, LLC as Special Servicer, and Wells Fargo Bank Minnesota, N.A. as Trustee. All capitalized terms used herein and not otherwise defined shall have the respective meanings set forth in the Pooling and Servicing Agreement. The Transferor hereby certifies, represents and warrants to you, as Certificate Registrar, that:

     1. The Transferor is the lawful owner of the Transferred Certificates with the full right to transfer such Certificates free from any and all claims and encumbrances whatsoever.

     2. Neither the Transferor nor anyone acting on its behalf has (a) offered, transferred, pledged, sold or otherwise disposed of any Transferred Certificate, any interest in a Transferred Certificate or any other similar security to any person in any manner, (b) solicited any offer to buy or accept a transfer, pledge or other disposition of any Transferred Certificate, any interest in a Transferred Certificate or any other similar security from any person in any manner, (c) otherwise approached or negotiated with respect to any Transferred Certificate, any interest in a Transferred Certificate or any other similar security with any person in any manner, (d) made any general solicitation with respect to any Transferred Certificate, any interest in a Transferred


                                     F-1A-1

Certificate or any other similar security by means of general advertising or in any other manner, or (e) taken any other action with respect to any Transferred Certificate, any interest in a Transferred Certificate or any other similar security, which (in the case of any of the acts described in clauses (a) through (e) hereof) would constitute a distribution of the Transferred Certificates under the Securities Act of 1933, as amended (the "Securities Act"), or would render the disposition of the Transferred Certificates a violation of Section 5 of the Securities Act or any state securities laws, or would require registration or qualification of the Transferred Certificates pursuant to the Securities Act or any state securities laws.

     3. The Transferor and any person acting on behalf of the Transferor in this matter reasonably believe that the Transferee is a "qualified institutional buyer" as that term is defined in Rule 144A ("Rule 144A") under the Securities Act (a "Qualified Institutional Buyer") purchasing for its own account or for the account of another person that is itself a Qualified Institutional Buyer. In determining whether the Transferee is a Qualified Institutional Buyer, the Transferor and any person acting on behalf of the Transferor in this matter has relied upon the following method(s) of establishing the Transferee's ownership and discretionary investments of securities (check one or more):

         ___ (a) The Transferee's most recent publicly available financial statements, which statements present the information as of a date within 16 months preceding the date of sale of the Transferred Certificates in the case of a U.S. purchaser and within 18 months preceding such date of sale in the case of a foreign purchaser; or

         ___ (b) The most recent publicly available information appearing in documents filed by the Transferee with the Securities and Exchange Commission or another United States federal, state, or local governmental agency or self-regulatory organization, or with a foreign governmental agency or self-regulatory organization, which information is as of a date within 16 months preceding the date of sale of the Transferred Certificates in the case of a U.S. purchaser and within 18 months preceding such date of sale in the case of a foreign purchaser; or

         ___ (c) The most recent publicly available information appearing in a recognized securities manual, which information is as of a date within 16 months preceding the date of sale of the Transferred Certificates in the case of a U.S. purchaser and within 18 months preceding such date of sale in the case of a foreign purchaser; or

         ___ (d) A certification by the chief financial officer, a person fulfilling an equivalent function, or other executive officer of the Transferee, specifying the amount of securities owned and invested on a discretionary basis by the Transferee as of a specific date on or since the close of the Transferee's most recent fiscal year, or, in the case of a Transferee that is a member of a "family of investment companies", as that term is defined in Rule 144A, a certification by an executive officer of the investment adviser specifying the amount of securities owned by the "family of investment companies" as of a specific date on or since the close of the Transferee's most recent fiscal year.


                                     F-1A-2

         ___      (e) Other.  (Please specify brief description of method)

                      ----------------------------------------------------------

                      ----------------------------------------------------------

                      ----------------------------------------------------------

                      ----------------------------------------------------------

     4. The Transferor and any person acting on behalf of the Transferor understand that in determining the aggregate amount of securities owned and invested on a discretionary basis by an entity for purposes of establishing whether such entity is a Qualified Institutional Buyer:

     (a) the following instruments and interests shall be excluded: securities of issuers that are affiliated with such entity; securities that are part of an unsold allotment to or subscription by such entity, if such entity is a dealer; securities of issuers that are part of such entity's "family of investment companies", if such entity is a registered investment company; bank deposit notes and certificates of deposit; loan participations; repurchase agreements; securities owned but subject to a repurchase agreement; and currency, interest rate and commodity swaps;

     (b) the aggregate value of the securities shall be the cost of such securities, except where the entity reports its securities holdings in its financial statements on the basis of their market value, and no current information with respect to the cost of those securities has been published, in which case the securities may be valued at market; and

     (c) securities owned by subsidiaries of the entity that are consolidated with the entity in its financial statements prepared in accordance with generally accepted accounting principles may be included if the investments of such subsidiaries are managed under the direction of the entity, except that, unless the entity is a reporting company under Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended, securities owned by such subsidiaries may not be included if the entity itself is a majority-owned subsidiary that would be included in the consolidated financial statements of another enterprise.

     5. The Transferor or a person acting on its behalf has taken reasonable steps to ensure that the Transferee is aware that the Transferor is relying on the exemption from the provisions of Section 5 of the Securities Act provided by Rule 144A.

     6. The Transferor or a person acting on its behalf has furnished, or caused to be furnished, to the Transferee all information regarding (a) the Depositor,
(b) the Transferred Certificates and distributions thereon, (c) the nature, performance and servicing of the Mortgage Loans, (d) the Pooling and Servicing Agreement, and (e) all related matters, that the Transferee has requested.


                                            Very truly yours,


                                            ----------------------------------
                                            (Transferor)

                                            By:
                                               -------------------------------
                                            Name:
                                                 -----------------------------
                                            Title:
                                                  ----------------------------


                                     F-1A-3

                                  EXHIBIT F-1B

                        FORM II OF TRANSFEROR CERTIFICATE
                  FOR TRANSFERS OF NON-REGISTERED CERTIFICATES

                                     [Date]

Wells Fargo Bank Minnesota, N.A.
Wells Fargo Center
Sixth and Marquette
MAC # N9303-121
Minneapolis, MN  55479-0113
Attention:  Corporate Trust Services (CMBS)

[OR OTHER CERTIFICATE REGISTRAR]

     Re: Credit Suisse First Boston Mortgage Securities Corp., Commercial Mortgage Pass-Through Certificates, Series 2001-CK1, Class ______ Certificates [having an initial aggregate Certificate [Principal Balance] [Notional Amount] as of March 16, 2001 (the "Closing Date") of $__________] [evidencing a ____% Percentage Interest in the related Class] (the "Transferred Certificates")_______________________________

Dear Sirs:

     This letter is delivered to you in connection with the transfer by _________________ (the "Transferor") to _________________ (the "Transferee") of
the captioned Certificates, (the "Transferred Certificates"), pursuant to
Section 5.02 of the Pooling and Servicing Agreement (the "Pooling and Servicing Agreement"), dated as of March 1, 2001, among Credit Suisse First Boston Mortgage Securities Corp. as Depositor, KeyCorp Real Estate Capital Markets, Inc. d/b/a Key Commercial Mortgage as Master Servicer, ORIX Real Estate Capital Markets, LLC as Special Servicer, and Wells Fargo Bank Minnesota, N.A. as Trustee. All capitalized terms used herein and not otherwise defined shall have the respective meanings set forth in the Pooling and Servicing Agreement. The Transferor hereby certifies, represents and warrants to you, as Certificate Registrar, that:

     1. The Transferor is the lawful owner of the Transferred Certificates with the full right to transfer such Certificates free from any and all claims and encumbrances whatsoever.

     2. Neither the Transferor nor anyone acting on its behalf has (a) offered, transferred, pledged, sold or otherwise disposed of any Transferred Certificate, any interest in a Transferred Certificate or any other similar security to any person in any manner, (b) solicited any offer to buy or accept a transfer, pledge or other disposition of any Transferred Certificate, any interest in a Transferred Certificate or any other similar security from any person in any manner, (c) otherwise approached or negotiated with respect to any Transferred Certificate, any interest in a Transferred Certificate or any other similar security with any person in any manner, (d) made any general solicitation with respect to any Transferred Certificate, any interest in a Transferred


                                     F-1B-1

Certificate or any other similar security by means of general advertising or in any other manner, or (e) taken any other action with respect to any Transferred Certificate, any interest in a Transferred Certificate or any other similar security, which (in the case of any of the acts described in clauses (a) through (e) hereof) would constitute a distribution of the Transferred Certificates under the Securities Act of 1933, as amended (the "Securities Act"), would render the disposition of the Transferred Certificates a violation of Section 5 of the Securities Act or any state securities laws, or would require registration or qualification of the Transferred Certificates pursuant to the Securities Act or any state securities laws.


                                            Very truly yours,


                                            ----------------------------------
                                            (Transferor)

                                            By:
                                               -------------------------------
                                            Name:
                                                 -----------------------------
                                            Title:
                                                  ----------------------------


                                     F-1B-2

                                  EXHIBIT F-2A

                FORM I OF TRANSFEREE CERTIFICATE FOR TRANSFERS OF
                NON-REGISTERED CERTIFICATES HELD IN PHYSICAL FORM

                                     [Date]

Wells Fargo Bank Minnesota, N.A.
Wells Fargo Center
Sixth and Marquette
MAC # N9303-121
Minneapolis, MN  55479-0113
Attention: Corporate Trust Services (CMBS)

[OR OTHER CERTIFICATE REGISTRAR]

     Re: Credit Suisse First Boston Mortgage Securities Corp., Commercial Mortgage Pass-Through Certificates, Series 2001-CK1, Class ______ Certificates [having an initial aggregate Certificate [Principal Balance] [Notional Amount] as of March 16, 2001 (the "Closing Date") of $__________] [evidencing a ____% Percentage Interest in the related Class] (the "Transferred Certificates")_______________________________

Dear Sirs:

     This letter is delivered to you in connection with the transfer by _________________ (the "Transferor") to _________________ (the "Transferee") of
the captioned Certificates (the "Transferred Certificates") pursuant to Section
5.02 of the Pooling and Servicing Agreement (the "Pooling and Servicing Agreement"), dated as of March 1, 2001 among Credit Suisse First Boston Mortgage Securities Corp. as Depositor, KeyCorp Real Estate Capital Markets, Inc. d/b/a Key Commercial Mortgage as Master Servicer, ORIX Real Estate Capital Markets, LLC as Special Servicer, and Wells Fargo Bank Minnesota, N.A. as Trustee. All capitalized terms used herein and not otherwise defined shall have the respective meanings set forth in the Pooling and Servicing Agreement. The Transferee hereby certifies, represents and warrants to you, as Certificate Registrar, that:

     1. The Transferee is a "qualified institutional buyer" (a "Qualified Institutional Buyer") as that term is defined in Rule 144A ("Rule 144A") under the Securities Act of 1933, as amended (the "Securities Act"), and has completed one of the forms of certification to that effect attached hereto as Annex 1 and Annex 2. The Transferee is aware that the sale to it is being made in reliance on Rule 144A. The Transferee is acquiring the Transferred Certificates for its own account or for the account of another Qualified Institutional Buyer, and understands that such Transferred Certificates may be resold, pledged or transferred only (a) to a person reasonably believed to be a Qualified Institutional Buyer that purchases for its own account or for the account of another Qualified Institutional Buyer and to whom notice is given


                                     F-2A-1
that the resale, pledge or transfer is being made in reliance on Rule 144A, or
(b) pursuant to another exemption from registration under the Securities Act.

     2. The Transferee has been furnished with all information regarding (a) the Depositor, (b) the Transferred Certificates and distributions thereon, (c) the nature, performance and servicing of the Mortgage Loans, (d) the Pooling and Servicing Agreement and the Trust Fund created pursuant thereto, and (e) all related matters, that it has requested.

     3. If the Transferee proposes that the Transferred Certificates be registered in the name of a nominee, such nominee has completed the Nominee Acknowledgment below.


                                            Very truly yours,


                                            ----------------------------------
                                            (Transferee)

                                            By:
                                               -------------------------------
                                            Name:
                                                 -----------------------------
                                            Title:
                                                  ----------------------------


                                     F-2A-2

                             NOMINEE ACKNOWLEDGMENT

     The undersigned hereby acknowledges and agrees that as to the Transferred Certificates being registered in its name, the sole beneficial owner thereof is and shall be the Transferee identified above, for whom the undersigned is acting as nominee.


                                               ---------------------------------
                                               (Nominee)

                                               By:
                                                  ------------------------------
                                               Name:
                                                    ----------------------------
                                               Title:
                                                     ---------------------------


                                     F-2A-3

                                                         ANNEX 1 TO EXHIBIT F-2A

            QUALIFIED INSTITUTIONAL BUYER STATUS UNDER SEC RULE 144A

          [For Transferees Other Than Registered Investment Companies]

     The undersigned hereby certifies as follows to [name of Transferor] (the "Transferor") and [name of Certificate Registrar], as Certificate Registrar, with respect to the mortgage pass-through certificates being transferred (the "Transferred Certificates") as described in the Transferee certificate to which this certification relates and to which this certification is an Annex:

     1. As indicated below, the undersigned is the chief financial officer, a person fulfilling an equivalent function, or other executive officer of the entity purchasing the Transferred Certificates (the "Transferee").

     2. The Transferee is a "qualified institutional buyer" as that term is defined in Rule 144A under the Securities Act of 1933, as amended ("Rule 144A") because (i) the Transferee [each of the Transferee's equity owners] owned and/or invested on a discretionary basis $______________________(1) in securities (other than the excluded securities referred to below) as of the end of the Transferee's most recent fiscal year (such amount being calculated in accordance with Rule 144A) and (ii) the Transferee satisfies the criteria in the category marked below.

          ___ CORPORATION, ETC. The Transferee is a corporation (other than a bank, savings and loan association or similar institution), Massachusetts or similar business trust, partnership, or any organization described in Section 501(c)(3) of the Internal Revenue Code of 1986.

          ___ BANK. The Transferee (a) is a national bank or a banking institution organized under the laws of any state, U.S. territory or the District of Columbia, the business of which is substantially confined to banking and is supervised by the state or territorial banking commission or similar official or is a foreign bank or equivalent institution, and
                    (b) has an audited net worth of at least $25,000,000 as demonstrated in its latest annual financial statements, a copy of which is attached hereto, as of a date not more than 16 months preceding the date of sale of the Transferred Certificates in the case of a U.S. bank, and not more than 18 months preceding such date of sale in the case of a foreign bank or equivalent institution.

          ___ SAVINGS AND LOAN. The Transferee (a) is a savings and loan association, building and loan association, cooperative bank, homestead association or similar

------------------
(1) Transferee or each of its equity owners must own and/or invest on a discretionary basis at least $100,000,000 in securities unless Transferee or any such equity owner, as the case may be, is a dealer, and, in that case, Transferee or such equity owner, as the case may be, must own and/or invest on a discretionary basis at least $10,000,000 in securities.


                                     F-2A-4
                    institution, which is supervised and examined by a state or federal authority having supervision over any such institutions or is a foreign savings and loan association or equivalent institution and (b) has an audited net worth of at least $25,000,000 as demonstrated in its latest annual financial statements, a copy of which is attached hereto, as of a date not more than 16 months preceding the date of sale of the Transferred Certificates in the case of a U.S. savings and loan association, and not more than 18 months preceding such date of sale in the case of a foreign savings and loan association or equivalent institution.

          ___ BROKER-DEALER. The Transferee is a dealer registered pursuant to Section 15 of the Securities Exchange Act of 1934, as amended.

          ___ INSURANCE COMPANY. The Transferee is an insurance company whose primary and predominant business activity is the writing of insurance or the reinsuring of risks underwritten by insurance companies and which is subject to supervision by the insurance commissioner or a similar official or agency of a State, U.S. territory or the District of Columbia.

          ___ STATE OR LOCAL PLAN. The Transferee is a plan established and maintained by a State, its political subdivisions, or any agency or instrumentality of the State or its political subdivisions, for the benefit of its employees.

          ___ ERISA PLAN. The Transferee is an employee benefit plan within the meaning of Title I of the Employee Retirement Income Security Act of 1974.

          ___ INVESTMENT ADVISOR. The Transferee is an investment advisor registered under the Investment Advisers Act of 1940, as amended.

          ___ QIB SUBSIDIARY. All of the Transferee's equity owners are "qualified institutional buyers" within the meaning of Rule 144A.

          ___ OTHER. (Please supply a brief description of the entity and a cross-reference to the paragraph and subparagraph under subsection (a)(1) of Rule 144A pursuant to which it qualifies. Note that registered investment companies should complete Annex 2 rather than this Annex 1.)_________________
                    ____________________________________________________________
                    ____________________________________________________________
                    ____________________________________________________________

     3. For purposes of determining the aggregate amount of securities owned and/or invested on a discretionary basis by any Person, the Transferee did not include (i) securities of issuers that are affiliated with such Person, (ii) securities that are part of an unsold allotment to or subscription by such Person, if such Person is a dealer, (iii) bank deposit notes and certificates of deposit, (iv) loan participations, (v) repurchase agreements, (vi) securities owned but subject to a repurchase agreement and (vii) currency, interest rate and commodity swaps.


                                     F-2A-5

     4. For purposes of determining the aggregate amount of securities owned and/or invested on a discretionary basis by any Person, the Transferee used the cost of such securities to such Person, unless such Person reports its securities holdings in its financial statements on the basis of their market value, and no current information with respect to the cost of those securities has been published, in which case the securities were valued at market. Further, in determining such aggregate amount, the Transferee may have included securities owned by subsidiaries of such Person, but only if such subsidiaries are consolidated with such Person in its financial statements prepared in accordance with generally accepted accounting principles and if the investments of such subsidiaries are managed under such Person's direction. However, such securities were not included if such Person is a majority-owned, consolidated subsidiary of another enterprise and such Person is not itself a reporting company under the Securities Exchange Act of 1934, as amended.

     5. The Transferee is familiar with Rule 144A and understands that the Transferor and other parties related to the Transferred Certificates are relying and will continue to rely on the statements made herein because one or more sales to the Transferee may be in reliance on Rule 144A.

   ___    ___    Will the Transferee be purchasing the Transferred Certificates
   Yes    No     only for the Transferee's own account?

     6. If the answer to the foregoing question is "no", then in each case where the Transferee is purchasing for an account other than its own, such account belongs to a third party that is itself a "qualified institutional buyer" within the meaning of Rule 144A, and the "qualified institutional buyer" status of such third party has been established by the Transferee through one or more of the appropriate methods contemplated by Rule 144A.

     7. The Transferee will notify each of the parties to which this certification is made of any changes in the information and conclusions herein. Until such notice is given, the Transferee's purchase of the Transferred Certificates will constitute a reaffirmation of this certification as of the date of such purchase. In addition, if the Transferee is a bank or savings and loan as provided above, the Transferee agrees that it will furnish to such parties any updated annual financial statements that become available on or before the date of such purchase, promptly after they become available.

     8. Capitalized terms used but not defined herein have the respective meanings ascribed thereto in the Pooling and Servicing Agreement pursuant to which the Transferred Certificates were issued.


                                            ------------------------------------
                                                   Print Name of Transferee

                                            By:
                                               ---------------------------------
                                            Name:
                                                 -------------------------------
                                            Title:
                                                  ------------------------------
                                            Date:
                                                 -------------------------------


                                     F-2A-6

                                                         ANNEX 2 TO EXHIBIT F-2A

            QUALIFIED INSTITUTIONAL BUYER STATUS UNDER SEC RULE 144A

           [For Transferees That Are Registered Investment Companies]

     The undersigned hereby certifies as follows to [name of Transferor] (the "Transferor") and [name of Certificate Registrar], as Certificate Registrar, with respect to the mortgage pass-through certificates (the "Transferred Certificates") described in the Transferee certificate to which this certification relates and to which this certification is an Annex:

     1. As indicated below, the undersigned is the chief financial officer, a person fulfilling an equivalent function, or other executive officer of the entity purchasing the Transferred Certificates (the "Transferee") or, if the Transferee is a "qualified institutional buyer" as that term is defined in Rule 144A under the Securities Act of 1933, as amended ("Rule 144A") because the Transferee is part of a Family of Investment Companies (as defined below), is an executive officer of the investment adviser (the "Adviser").

     2. The Transferee is a "qualified institutional buyer" as defined in Rule 144A because (i) the Transferee is an investment company registered under the Investment Company Act of 1940, and (ii) as marked below, the Transferee alone owned and/or invested on a discretionary basis, or the Transferee's Family of Investment Companies owned, at least $100,000,000 in securities (other than the excluded securities referred to below) as of the end of the Transferee's most recent fiscal year. For purposes of determining the amount of securities owned by the Transferee or the Transferee's Family of Investment Companies, the cost of such securities was used, unless the Transferee or any member of the Transferee's Family of Investment Companies, as the case may be, reports its securities holdings in its financial statements on the basis of their market value, and no current information with respect to the cost of those securities has been published, in which case the securities of such entity were valued at market.

          ____ The Transferee owned and/or invested on a discretionary basis $___________________ in securities (other than the excluded securities referred to below) as of the end of the Transferee's most recent fiscal year (such amount being calculated in accordance with Rule 144A).

          ____ The Transferee is part of a Family of Investment Companies which owned in the aggregate $______________ in securities (other than the excluded securities referred to below) as of the end of the Transferee's most recent fiscal year (such amount being calculated in accordance with Rule 144A).

     3. The term "Family of Investment Companies" as used herein means two or more registered investment companies (or series thereof) that have the same investment adviser or investment advisers that are affiliated (by virtue of being majority owned subsidiaries of the same parent or because one investment adviser is a majority owned subsidiary of the other).


                                     F-2A-7

     4. The term "securities" as used herein does not include (i) securities of issuers that are affiliated with the Transferee or are part of the Transferee's Family of Investment Companies, (ii) bank deposit notes and certificates of deposit, (iii) loan participations, (iv) repurchase agreements, (v) securities owned but subject to a repurchase agreement and (vi) currency, interest rate and commodity swaps. For purposes of determining the aggregate amount of securities owned and/or invested on a discretionary basis by the Transferee, or owned by the Transferee's Family of Investment Companies, the securities referred to in this paragraph were excluded.

     5. The Transferee is familiar with Rule 144A and understands that the Transferor and other parties related to the Transferred Certificates are relying and will continue to rely on the statements made herein because one or more sales to the Transferee will be in reliance on Rule 144A.

   ____   ____    Will the Transferee be purchasing the Transferred Certificates only for the Transferee's own account?
   Yes    No

     6. If the answer to the foregoing question is "no", then in each case where the Transferee is purchasing for an account other than its own, such account belongs to a third party that is itself a "qualified institutional buyer" within the meaning of Rule 144A, and the "qualified institutional buyer" status of such third party has been established by the Transferee through one or more of the appropriate methods contemplated by Rule 144A.

     7. The undersigned will notify the parties to which this certification is made of any changes in the information and conclusions herein. Until such notice, the Transferee's purchase of the Transferred Certificates will constitute a reaffirmation of this certification by the undersigned as of the date of such purchase.

     8. Capitalized terms used but not defined herein have the respective meanings ascribed thereto in the Pooling and Servicing Agreement pursuant to which the Transferred Certificates were issued.


                                            Print Name of Transferee or Adviser

                                            By:
                                               ---------------------------------
                                            Name:
                                                 -------------------------------
                                            Title:
                                                  ------------------------------

                                            IF AN ADVISER:

                                            Print Name of Transferee


                                            Date:
                                                 -------------------------------


                                     F-2A-8

                                  EXHIBIT F-2B

               FORM II OF TRANSFEREE CERTIFICATE FOR TRANSFERS OF
                NON-REGISTERED CERTIFICATES HELD IN PHYSICAL FORM

                                     [Date]

Wells Fargo Bank Minnesota, N.A.
Wells Fargo Center
Sixth and Marquette
MAC # N9303-121
Minneapolis, MN  55479-0113
Attention:  Corporate Trust Services (CMBS)

[OR OTHER CERTIFICATE REGISTRAR]

     Re: Credit Suisse First Boston Mortgage Securities Corp., Commercial Mortgage Pass-Through Certificates, Series 2001-CK1, Class ___ Certificates [having an initial aggregate Certificate [Principal Balance] [Notional Amount] as of March 16, 2001 (the "Closing Date") of $__________] [evidencing a ____% Percentage Interest in the related Class] (the "Transferred Certificates")_______________________________

Ladies and Gentlemen:

     This letter is delivered to you in connection with the transfer by _______________________ (the "Transferor") to _______________________________
(the "Transferee") of the captioned Certificates (the "Transferred Certificates") pursuant to Section 5.02 of the Pooling and Servicing Agreement (the "Pooling and Servicing Agreement"), dated as of March 1, 2001 among Credit Suisse First Boston Mortgage Securities Corp. as Depositor, KeyCorp Real Estate Capital Markets, Inc. d/b/a Key Commercial Mortgage as Master Servicer, ORIX Real Estate Capital Markets, LLC as Special Servicer, and Wells Fargo Bank Minnesota, N.A. as Trustee. All capitalized terms used herein and not otherwise defined shall have the respective meanings set forth in the Pooling and Servicing Agreement. The Transferee hereby certifies, represents and warrants to you, as Certificate Registrar, that:

     1. Transferee is acquiring the Transferred Certificates for its own account for investment and not with a view to or for sale or transfer in connection with any distribution thereof, in whole or in part, in any manner which would violate the Securities Act of 1933, as amended (the "Securities Act"), or any applicable state securities laws.

     2. Transferee understands that (a) the Transferred Certificates have not been and will not be registered under the Securities Act or registered or qualified under any applicable state securities laws, (b) neither the Depositor nor the Trustee is obligated so to register or qualify the Transferred Certificates, and (c) neither the Transferred Certificates nor any security issued in exchange therefor or in lieu thereof may be resold or transferred unless it is (i) registered pursuant to the Securities Act and registered or qualified pursuant to any applicable state securities laws or (ii) sold or transferred in a transaction which is exempt from such registration and qualification and the Certificate Registrar has received (A) a certificate from the prospective transferor substantially


                                     F-2B-1
in the form attached as Exhibit F-1A to the Pooling and Servicing Agreement; (B) a certificate from the prospective transferor substantially in the form attached as Exhibit F-1B to the Pooling and Servicing Agreement and a certificate from the prospective transferee substantially in the form attached either as Exhibit F-2A or as Exhibit F-2B to the Pooling and Servicing Agreement; or (C) an Opinion of Counsel satisfactory to the Certificate Registrar that the transfer may be made without registration under the Securities Act, together with the written certification(s) as to the facts surrounding the transfer from the prospective transferor and/or prospective transferee upon which such Opinion of Counsel is based.

     3. The Transferee understands that it may not sell or otherwise transfer the Transferred Certificates, any security issued in exchange therefor or in lieu thereof or any interest in the foregoing except in compliance with the provisions of Section 5.02 of the Pooling and Servicing Agreement, which provisions it has carefully reviewed, and that the Transferred Certificates will bear legends substantially to the following effect:

     THIS CERTIFICATE HAS NOT BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") OR THE SECURITIES LAWS OF ANY STATE. ANY RESALE, PLEDGE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE WITHOUT SUCH REGISTRATION OR QUALIFICATION MAY BE MADE ONLY IN A TRANSACTION WHICH DOES NOT REQUIRE SUCH REGISTRATION OR QUALIFICATION AND WHICH IS IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

     NO TRANSFER OF THIS CERTIFICATE OR ANY INTEREST HEREIN MAY BE MADE TO (A) ANY RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR ARRANGEMENT THAT IS SUBJECT TO SECTION 406 OR 407 OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986 (THE "CODE"), OR (B) TO ANY PERSON WHO IS DIRECTLY OR INDIRECTLY PURCHASING THIS CERTIFICATE OR ANY INTEREST HEREIN ON BEHALF OF, AS NAMED FIDUCIARY OF, AS TRUSTEE OF, OR WITH ASSETS OF ANY SUCH RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR ARRANGEMENT, EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

     [THE TRUST FUND IN WHICH THIS CERTIFICATE EVIDENCES AN INTEREST HAS NOT BEEN REGISTERED AS AN "INVESTMENT COMPANY" UNDER THE INVESTMENT COMPANY ACT OF 1940, AS AMENDED (THE "INVESTMENT COMPANY ACT"). ACCORDINGLY, THIS CERTIFICATE MAY NOT BE RESOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT TO [(1)] A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT (A "QUALIFIED INSTITUTIONAL BUYER") [OR (2) AN ACCREDITED INVESTOR WITHIN THE MEANING OF PARAGRAPH (1), (2), (3) OR (7) OF RULE 501(a) OF REGULATION D UNDER THE SECURITIES ACT OR AN


                                     F-2B-2

     ENTITY IN WHICH ALL THE EQUITY OWNERS CONSTITUTE ENTITIES DESCRIBED IN SUCH PARAGRAPHS].]

     4. Neither the Transferee nor anyone acting on its behalf has (a) offered, transferred, pledged, sold or otherwise disposed of any Transferred Certificate, any interest in a Transferred Certificate or any other similar security to any person in any manner, (b) solicited any offer to buy or accept a transfer, pledge or other disposition of any Transferred Certificate, any interest in a Transferred Certificate or any other similar security from any person in any manner, (c) otherwise approached or negotiated with respect to any Transferred Certificate, any interest in a Transferred Certificate or any other similar security with any person in any manner, (d) made any general solicitation by means of general advertising or in any other manner, or (e) taken any other action, that (in the case of any of the acts described in clauses (a) through (e) above) would constitute a distribution of the Transferred Certificates under the Securities Act, would render the disposition of the Transferred Certificates a violation of Section 5 of the Securities Act or any state securities law or would require registration or qualification of the Transferred Certificates pursuant thereto. The Transferee will not act, nor has it authorized nor will it authorize any person to act, in any manner set forth in the foregoing sentence with respect to the Transferred Certificates, any interest in the Transferred Certificates or any other similar security.

     5. The Transferee has been furnished with all information regarding (a) the Depositor, (b) the Transferred Certificates and distributions thereon, (c) nature, performance and servicing of the Mortgage Loans, (d) the Pooling and Servicing Agreement and the Trust Fund created pursuant thereto and (e) all related matters, that it has requested.

     6. The Transferee is an "accredited investor" within the meaning of paragraph (1), (2), (3) or (7) of Rule 501(a) under the Securities Act or an entity in which all the equity owners come within such paragraphs and has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the Transferred Certificates; the Transferee has sought such accounting, legal and tax advice as it has considered necessary to make an informed investment decision; and the Transferee is able to bear the economic risks of such an investment and can afford a complete loss of such investment.

     7. If the Transferee proposes that the Transferred Certificates be registered in the name of a nominee, such nominee has completed the Nominee Acknowledgment below.



                                        Very truly yours,

                                        By:
                                           ------------------------------------
                                           (Transferee)

                                        Name:
                                        Title:


                                     F-2B-3

                             NOMINEE ACKNOWLEDGMENT

     The undersigned hereby acknowledges and agrees that as to the Transferred Certificates being registered in its name, the sole beneficial owner thereof is and shall be the Transferee identified above, for whom the undersigned is acting as nominee.


                                                  ------------------------------
                                                  (Nominee)

                                                  By:
                                                     ---------------------------
                                                  Name:
                                                       -------------------------
                                                  Title:
                                                        ------------------------


                                     F-2B-4

                                  EXHIBIT F-2C

                        FORM I OF TRANSFEREE CERTIFICATE
            FOR TRANSFERS OF INTERESTS IN NON-REGISTERED CERTIFICATES
                             HELD IN BOOK-ENTRY FORM

                                     [Date]

[TRANSFEROR]

     Re: Credit Suisse First Boston Mortgage Securities Corp., Commercial Mortgage Pass-Through Certificates, Series 2001-CK1, Class __ Certificates [having an initial aggregate [Principal Balance] [Notional Amount] as of March 16, 2001 (the "Closing Date") of $__________] (the "Transferred Certificates")___________________

Ladies and Gentlemen:

     This letter is delivered to you in connection with the Transfer by _________________ (the "Transferor") to _________________ (the "Transferee")
through our respective Depository Participants of the Transferor's beneficial ownership interest (currently maintained on the books and records of The Depository Trust Corporation ("DTC") and the Depository Participants) in the Transferred Certificates. The Certificates, including the Transferred Certificates, were issued pursuant to the Pooling and Servicing Agreement, dated as of March 1, 2001 (the "Pooling and Servicing Agreement"), among Credit Suisse First Boston Mortgage Securities Corp. as depositor (the "Depositor"), KeyCorp Real Estate Capital Markets, Inc. d/b/a Key Commercial Mortgage as master servicer, ORIX Real Estate Capital Markets, LLC as special servicer, and Wells Fargo Bank Minnesota, N.A. as trustee (the "Trustee"). All capitalized terms used but not otherwise defined herein shall have the respective meanings set forth in the Pooling and Servicing Agreement. The Transferee hereby certifies, represents and warrants to and agrees with you, and for the benefit of the Depositor, that:

          1. The Transferee is a "qualified institutional buyer" (a "Qualified Institutional Buyer") as that term is defined in Rule 144A ("Rule 144A") under the Securities Act of 1933, as amended (the "Securities Act") and has completed one of the forms of certification to that effect attached hereto as Annex 1 and Annex 2. The Transferee is aware that the Transfer to it of the Transferor's interest in the Transferred Certificates is being made in reliance on Rule 144A. The Transferee is acquiring such interest in the Transferred Certificates for its own account or for the account of a Qualified Institutional Buyer.

          2. The Transferee understands that (a) the Transferred Certificates have not been and will not be registered under the Securities Act or registered or qualified under any applicable state securities laws, (b) neither the Depositor nor the Trustee is obligated so to register or qualify the Transferred Certificates, and (c) neither the Transferred Certificates nor any security issued in exchange therefor or in lieu thereof may be resold or transferred unless it is (i) registered pursuant to the Securities Act and registered or


                                     F-2C-1
     qualified pursuant any applicable state securities laws or (ii) sold or transferred in transactions which are exempt from such registration and qualification and the Transferor desiring to effect such transfer has received either (A) a certificate from the prospective transferee substantially in the form attached either as Exhibit F-2C to the Pooling and Servicing Agreement or as Exhibit F-2D to the Pooling and Servicing Agreement or (B) an opinion of counsel satisfactory to the Transferor to the effect that such transfer may be made without registration under the Securities Act.

          3. The Transferee understands that it may not sell or otherwise transfer any Transferred Certificate, any security issued in exchange therefor or in lieu thereof or any interest in the foregoing except in compliance with the provisions of Section 5.02 of the Pooling and Servicing Agreement, which provisions it has carefully reviewed, and that each Transferred Certificate will bear the following legends:

          THIS CERTIFICATE HAS NOT BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") OR THE SECURITIES LAWS OF ANY STATE. ANY RESALE, PLEDGE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE OR ANY INTEREST HEREIN WITHOUT SUCH REGISTRATION OR QUALIFICATION MAY BE MADE ONLY IN A TRANSACTION WHICH DOES NOT REQUIRE SUCH REGISTRATION OR QUALIFICATION AND WHICH IS IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

          NO TRANSFER OF THIS CERTIFICATE OR ANY INTEREST HEREIN MAY BE MADE (A) TO ANY EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT THAT IS SUBJECT TO SECTION 406 OR 407 OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986 (THE "CODE"), OR (B) TO ANY PERSON WHO IS DIRECTLY OR INDIRECTLY PURCHASING THIS CERTIFICATE OR SUCH INTEREST HEREIN ON BEHALF OF, AS NAMED FIDUCIARY OF, AS TRUSTEE OF, OR WITH ASSETS OF, ANY SUCH EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT, EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

          4. The Transferee has been furnished with all information regarding
     (a) The Depositor, (b) the Transferred Certificates and distributions thereon, (c) the nature, performance and servicing of the Mortgage Loans,
     (d) the Pooling and Servicing Agreement, and (e) all related matters, that it has requested.


                                             Very truly yours,

                                             (Transferee)

                                             By:
                                                --------------------------------
                                                Name:
                                                Title:


                                     F-2C-2

                                                         ANNEX 1 TO EXHIBIT F-2C

            QUALIFIED INSTITUTIONAL BUYER STATUS UNDER SEC RULE 144A

          [for Transferees other than Registered Investment Companies]

     The undersigned hereby certifies as follows to [name of Transferor] (the "Transferor") and for the benefit of Credit Suisse First Boston Mortgage Securities Corp. with respect to the mortgage pass-through certificates being transferred in book-entry form (the "Transferred Certificates") as described in the Transferee Certificate to which this certification relates and to which this certification is an Annex:

     1. As indicated below, the undersigned is the chief financial officer, a person fulfilling an equivalent function, or other executive officer of the entity acquiring interests in the Transferred Certificates (the "Transferee").

     2. The Transferee is a "qualified institutional buyer" as that term is defined in Rule 144A under the Securities Act of 1933, as amended ("Rule 144A") because (i) [the Transferee] [each of the Transferee's equity owners] owned and/or invested on a discretionary basis $______________________(2) in securities (other than the excluded securities referred to below) as of the end of the Transferee's most recent fiscal year (such amount being calculated in accordance with Rule 144A) and (ii) the Transferee satisfies the criteria in the category marked below.

          ___ Corporation, etc. The Transferee is a corporation (other than a bank, savings and loan association or similar institution), Massachusetts or similar business trust, partnership, or any organization described in Section 501(c)(3) of the Internal Revenue Code of 1986.

          ___ Bank. The Transferee (a) is a national bank or a banking institution organized under the laws of any State, U.S. territory or the District of Columbia, the business of which is substantially confined to banking and is supervised by the State or territorial banking commission or similar official or is a foreign bank or equivalent institution, and
                    (b) has an audited net worth of at least $25,000,000 as demonstrated in its latest annual financial statements, a copy of which is attached hereto, as of a date not more than 16 months preceding the date of sale of the Transferred Certificates in the case of a U.S. bank, and not more than 18 months preceding such date of sale for a foreign bank or equivalent institution.

-----------------------
(2) Transferee or each of its equity owners must own and/or invest on a discretionary basis at least $100,000,000 in securities unless Transferee or any such equity owner, as the case may be, is a dealer, and, in that case, Transferee or such equity owner, as the case may be, must own and/or invest on a discretionary basis at least $10,000,000 in securities.


                                     F-2C-3

          ___ Savings and Loan. The Transferee (a) is a savings and loan association, building and loan association, cooperative bank, homestead association or similar institution, which is supervised and examined by a State or Federal authority having supervision over any such institutions or is a foreign savings and loan association or equivalent institution and (b) has an audited net worth of at least $25,000,000 as demonstrated in its latest annual financial statements, a copy of which is attached hereto, as of a date not more than 16 months preceding the date of sale of the Transferred Certificates in the case of a U.S. savings and loan association, and not more than 18 months preceding such date of sale in the case of a foreign savings and loan association or equivalent institution.

          ___ Broker-dealer. The Transferee is a dealer registered pursuant to Section 15 of the Securities Exchange Act of 1934, as amended.

          ___ Insurance Company. The Transferee is an insurance company whose primary and predominant business activity is the writing of insurance or the reinsuring of risks underwritten by insurance companies and which is subject to supervision by the insurance commissioner or a similar official or agency of a State, U.S. territory or the District of Columbia.

          ___ State or Local Plan. The Transferee is a plan established and maintained by a State, its political subdivisions, or any agency or instrumentality of the State or its political subdivisions, for the benefit of its employees.

          ___ ERISA Plan. The Transferee is an employee benefit plan within the meaning of Title I of the Employee Retirement Income Security Act of 1974.

          ___ Investment Advisor. The Transferee is an investment advisor registered under the Investment Advisers Act of 1940, as amended.

          ___ QIB Subsidiary. All of the Transferee's equity owners are "qualified institutional buyers" within the meaning of Rule 144A.

          ___ Other. (Please supply a brief description of the entity and a cross-reference to the paragraph and subparagraph under subsection (a)(1) of Rule 144A pursuant to which it qualifies. Note that registered investment companies should complete Annex 2 rather than this Annex 1.)

     3. For purposes of determining the aggregate amount of securities owned and/or invested on a discretionary basis by the Transferee, the Transferee did not include (i) securities of issuers that are affiliated with such Person, (ii) securities that are part of an unsold allotment to or subscription by such Person, if such Person is a dealer, (iii) bank deposit notes and certificates of deposit, (iv) loan participations, (v) repurchase agreements, (vi) securities owned but subject to a repurchase agreement and (vii) currency, interest rate and commodity swaps.

     4. For purposes of determining the aggregate amount of securities owned and/or invested on a discretionary basis by any such Person, the Transferee used the cost of such


                                     F-2C-4
securities to such Person, unless such Person reports its securities holdings in its financial statements on the basis of their market value, and no current information with respect to the cost of those securities has been published, in which case the securities were valued at market. Further, in determining such aggregate amount, the Transferee may have included securities owned by subsidiaries of such Person, but only if such subsidiaries are consolidated with such Person in its financial statements prepared in accordance with generally accepted accounting principles and if the investments of such subsidiaries are managed under such Person's direction. However, such securities were not included if such Person is a majority-owned, consolidated subsidiary of another enterprise and such Person is not itself a reporting company under the Securities Exchange Act of 1934, as amended.

     5. The Transferee acknowledges that it is familiar with Rule 144A and understands that the Transferor and other parties related to the Transferred Certificates are relying and will continue to rely on the statements made herein because one or more Transfers to the Transferee may be in reliance on Rule 144A.

  ____    ____    Will the Transferee be acquiring interests in the
   Yes     No     Transferred Certificates only for the Transferee's own
                  account?

     6. If the answer to the foregoing question is "no", then in each case where the Transferee is acquiring any interest in the Transferred Certificates for an account other than its own, such account belongs to a third party that is itself a "qualified institutional buyer" within the meaning of Rule 144A, and the "qualified institutional buyer" status of such third party has been established by the Transferee through one or more of the appropriate methods contemplated by Rule 144A.

     7. The Transferee will notify each of the parties to which this certification is made of any changes in the information and conclusions herein. Until such notice is given, the Transferee's acquisition of any interest in of the Transferred Certificates will constitute a reaffirmation of this certification as of the date of such acquisition. In addition, if the Transferee is a bank or savings and loan as provided above, the Transferee agrees that it will furnish to such parties any updated annual financial statements that become available on or before the date of such acquisition, promptly after they become available.

     8. Capitalized terms used but not defined herein have the meanings ascribed thereto in the Pooling and Servicing Agreement pursuant to which the Transferred Certificates were issued.

                                         (Transferee)

                                         By:
                                            ------------------------------------
                                              Name:
                                              Title:
                                              Date:


                                     F-2C-5

                                                         ANNEX 2 TO EXHIBIT F-2C

            QUALIFIED INSTITUTIONAL BUYER STATUS UNDER SEC RULE 144A

           [for Transferees that are Registered Investment Companies]

     The undersigned hereby certifies as follows to [name of Transferor] (the "Transferor") and for the benefit of Credit Suisse First Boston Mortgage Securities Corp. with respect to the mortgage pass-through certificates being transferred in book-entry form (the "Transferred Certificates") as described in the Transferee Certificate to which this certification relates and to which this certification is an Annex:

     1. As indicated below, the undersigned is the chief financial officer, a person fulfilling an equivalent function, or other executive officer of the entity acquiring interests in the Transferred Certificates (the "Transferee") or, if the Transferee is a "qualified institutional buyer" as that term is defined in Rule 144A under the Securities Act of 1933, as amended ("Rule 144A") because the Transferee is part of a Family of Investment Companies (as defined below), is an executive officer of the investment adviser (the "Adviser").

     2. The Transferee is a "qualified institutional buyer" as defined in Rule 144A because (i) the Transferee is an investment company registered under the Investment Company Act of 1940, as amended, and (ii) as marked below, the Transferee alone owned and/or invested on a discretionary basis, or the Transferee's Family of Investment Companies owned, at least $100,000,000 in securities (other than the excluded securities referred to below) as of the end of the Transferee's most recent fiscal year. For purposes of determining the amount of securities owned by the Transferee or the Transferee's Family of Investment Companies, the cost of such securities was used, unless the Transferee or any member of the Transferee's Family of Investment Companies, as the case may be, reports its securities holdings in its financial statements on the basis of their market value, and no current information with respect to the cost of those securities has been published, in which case the securities of such entity were valued at market.

          ____ The Transferee owned and/or invested on a discretionary basis $___________________ in securities (other than the excluded securities referred to below) as of the end of the Transferee's most recent fiscal year (such amount being calculated in accordance with Rule 144A).

          ____ The Transferee is part of a Family of Investment Companies which owned in the aggregate $______________ in securities (other than the excluded securities referred to below) as of the end of the Transferee's most recent fiscal year (such amount being calculated in accordance with Rule 144A).

     3. The term "Family of Investment Companies" as used herein means two or more registered investment companies (or series thereof) that have the same investment adviser or investment advisers that are affiliated (by virtue of being majority owned subsidiaries of the same parent or because one investment adviser is a majority owned subsidiary of the other).


                                     F-2C-6

     4. The term "securities" as used herein does not include (i) securities of issuers that are affiliated with the Transferee or are part of the Transferee's Family of Investment Companies, (ii) bank deposit notes and certificates of deposit, (iii) loan participations, (iv) repurchase agreements, (v) securities owned but subject to a repurchase agreement and (vi) currency, interest rate and commodity swaps. For purposes of determining the aggregate amount of securities owned and/or invested on a discretionary basis by the Transferee, or owned by the Transferee's Family of Investment Companies, the securities referred to in this paragraph were excluded.

     5. The Transferee is familiar with Rule 144A and understands that the Transferor and other parties related to the Transferred Certificates are relying and will continue to rely on the statements made herein because one or more Transfers to the Transferee will be in reliance on Rule 144A.

  ____   ____      Will the Transferee be acquiring interests in the Transferred
  Yes    No        Certificates only for the Transferee's own account?

     6. If the answer to the foregoing question is "no", then in each case where the Transferee is acquiring any interest in the Transferred Certificates for an account other than its own, such account belongs to a third party that is itself a "qualified institutional buyer" within the meaning of Rule 144A, and the "qualified institutional buyer" status of such third party has been established by the Transferee through one or more of the appropriate methods contemplated by Rule 144A.

     7. The undersigned will notify the parties to which this certification is made of any changes in the information and conclusions herein. Until such notice, the Transferee's acquisition of any interest in the Transferred Certificates will constitute a reaffirmation of this certification by the undersigned as of the date of such acquisition.

     8. Capitalized terms used but not defined herein have the meanings ascribed thereto in the Pooling and Servicing Agreement pursuant to which the Transferred Certificates were issued.

                                           (Transferee or Adviser)

                                           By:
                                              ----------------------------------
                                                Name:
                                                Title:


                                           IF AN ADVISER:

                                           Print Name of Transferee

                                           Date:


                                     F-2C-7

                                  EXHIBIT F-2D

                        FORM II OF TRANSFEREE CERTIFICATE
            FOR TRANSFERS OF INTERESTS IN NON-REGISTERED CERTIFICATES
                             HELD IN BOOK-ENTRY FORM

                                     [Date]

  [TRANSFEROR]

     Re: Credit Suisse First Boston Mortgage Securities Corp., Commercial Mortgage Pass-Through Certificates, Series 2001-CK1, Class __ Certificates [having an initial aggregate [Principal Balance] [Notional Amount] as of March 16, 2001 (the "Closing Date") of $_________] (the "Transferred Certificates")____________________

Ladies and Gentlemen:

     This letter is delivered to you in connection with the Transfer by _________________ (the "Transferor") to _________________ (the "Transferee")
through our respective Depository Participants of the Transferor's beneficial ownership interest (currently maintained on the books and records of The Depository Trust Corporation ("DTC") and the Depository Participants) in the Transferred Certificates. The Certificates, including the Transferred Certificates, were issued pursuant to the Pooling and Servicing Agreement, dated as of March 1, 2001 (the "Pooling and Servicing Agreement"), among Credit Suisse First Boston Mortgage Securities Corp. as depositor (the "Depositor"), KeyCorp Real Estate Capital Markets, Inc. d/b/a Key Commercial Mortgage as master servicer, ORIX Real Estate Capital Markets, LLC as special servicer and Wells Fargo Bank Minnesota, N.A. as trustee. All capitalized terms used but not otherwise defined herein shall have the respective meanings set forth in the Pooling and Servicing Agreement. The Transferee hereby certifies, represents and warrants to and agrees with you, and for the benefit of the Depositor, that:

          1. The Transferee is acquiring the Transferor's beneficial ownership interest in the Transferred Certificates for its own account for investment and not with a view to or for sale or transfer in connection with any distribution thereof, in whole or in part, in any manner which would violate the Securities Act of 1933, as amended (the "Securities Act"), or any applicable state securities laws.

          2. The Transferee understands that (a) the Transferred Certificates have not been and will not be registered under the Securities Act or registered or qualified under any applicable state securities laws, (b) neither the Depositor nor the Trustee is obligated so to register or qualify the Transferred Certificates, and (c) neither the Transferred Certificates nor any security issued in exchange therefor or in lieu thereof may be resold or transferred unless it is (i) registered pursuant to the Securities Act and registered or qualified pursuant any applicable state securities laws, or (ii) is sold or transferred in


                                     F-2D-1
     transactions which are exempt from such registration and qualification and the Transferor desiring to effect such transfer has received either (A) a certificate from the prospective transferee substantially in the form attached either as Exhibit F-2C to the Pooling and Servicing Agreement or as Exhibit F-2D to the Pooling and Servicing Agreement or (B) an opinion of counsel satisfactory to the Transferor to the effect that such transfer may be made without registration under the Securities Act.

          3. The Transferee understands that it may not sell or otherwise transfer any Transferred Certificate, any security issued in exchange therefor or in lieu thereof or any interest in the foregoing except in compliance with the provisions of Section 5.02 of the Pooling and Servicing Agreement, which provisions it has carefully reviewed, and that each Transferred Certificate will bear the following legends:

          THIS CERTIFICATE HAS NOT BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") OR THE SECURITIES LAWS OF ANY STATE. ANY RESALE, PLEDGE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE OR ANY INTEREST HEREIN WITHOUT SUCH REGISTRATION OR QUALIFICATION MAY BE MADE ONLY IN A TRANSACTION WHICH DOES NOT REQUIRE SUCH REGISTRATION OR QUALIFICATION AND WHICH IS IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

          NO TRANSFER OF THIS CERTIFICATE OR ANY INTEREST HEREIN MAY BE MADE (A) TO ANY EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT THAT IS SUBJECT TO SECTION 406 OR 407 OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986 (THE "CODE"), OR (B) TO ANY PERSON WHO IS DIRECTLY OR INDIRECTLY PURCHASING THIS CERTIFICATE OR SUCH INTEREST HEREIN ON BEHALF OF, AS NAMED FIDUCIARY OF, AS TRUSTEE OF, OR WITH ASSETS OF, ANY SUCH EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT, EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

          [THE TRUST FUND IN WHICH THIS CERTIFICATE EVIDENCES AN INTEREST HAS NOT BEEN REGISTERED AS AN "INVESTMENT COMPANY" UNDER THE INVESTMENT COMPANY ACT OF 1940, AS AMENDED (THE "INVESTMENT COMPANY ACT"). ACCORDINGLY, NEITHER THIS CERTIFICATE NOR ANY INTEREST HEREIN MAY BE RESOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT TO (1) A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT (A "QUALIFIED INSTITUTIONAL BUYER") OR (2) AN ACCREDITED INVESTOR WITHIN THE MEANING OF PARAGRAPH (1), (2), (3) OR (7) OF RULE 501(a) OF REGULATION D UNDER THE SECURITIES ACT OR AN ENTITY IN WHICH ALL THE EQUITY OWNERS ARE DESCRIBED BY SUCH PARAGRAPHS (AN "INSTITUTIONAL ACCREDITED INVESTOR").]


                                     F-2D-2

          4. Neither the Transferee nor anyone acting on its behalf has (a) offered, pledged, sold, disposed of or otherwise transferred any Transferred Certificate, any interest in any Transferred Certificate or any other similar security to any person in any manner, (b) solicited any offer to buy or accept a pledge, disposition or other transfer of any Transferred Certificate, any interest in any Transferred Certificate or any other similar security from any person in any manner, (c) otherwise approached or negotiated with respect to any Transferred Certificate, any interest in any Transferred Certificate or any other similar security with any person in any manner, (d) made any general solicitation with respect to any Transferred Certificate, any interest in any Transferred Certificate or any other similar security by means of general advertising or in any other manner, or (e) taken any other action with respect to any Transferred Certificate, any interest in any Transferred Certificate or any other similar security, which (in the case of any of the acts described in clauses (a) through (e) above) would constitute a distribution of the Transferred Certificates under the Securities Act, would render the disposition of the Transferred Certificates a violation of Section 5 of the Securities Act or any state securities law or would require registration or qualification of the Transferred Certificates pursuant thereto. The Transferee will not act, nor has it authorized or will it authorize any person to act, in any manner set forth in the foregoing sentence with respect to any Transferred Certificate, any interest in any Transferred Certificate or any other similar security.

          5. The Transferee has been furnished with all information regarding
     (a) the Depositor, (b) the Transferred Certificates and distributions thereon, (c) the Pooling and Servicing Agreement and the Trust Fund created pursuant thereto, (d) the nature, performance and servicing of the Mortgage Loans, and (e) all related matters, that it has requested.

          6. The Transferee is an "accredited investor" as defined in any of paragraphs (1), (2), (3) and (7) of Rule 501(a) under the Securities Act or an entity in which all of the equity owners come within such paragraphs. The Transferee has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the Transferred Certificates; the Transferee has sought such accounting, legal and tax advice as it has considered necessary to make an informed investment decision; and the Transferee is able to bear the economic risks of such investment and can afford a complete loss of such investment.


                                         Very truly yours,


                                         By:
                                            ------------------------------------
                                              Name:
                                              Title:


                                     F-2D-3

                                  EXHIBIT F-2E

                      FORM OF REGULATION S CERTIFICATE FOR
          ACQUISITIONS OF INTERESTS IN REGULATION S GLOBAL CERTIFICATES



                                     [Date]

[TRANSFEROR]

     Re: Credit Suisse First Boston Mortgage Securities Corp., Commercial Mortgage Pass-Through Certificates, Series 2001-CK1, Class ____ (the "Certificates"), having an initial [Certificate Principal Balance] [Certificate Notional Amount] as of March 16, 2001 (the "Closing Date") of $_________ (the "Transferred Certificates")_______________


Ladies and Gentlemen:

     This letter is delivered to you in connection with the Transfer by _________________ (the "Transferor") to _________________ of the Transferred
Certificates. The Certificates, including the Transferred Certificates, were issued pursuant to the Pooling and Servicing Agreement, dated as of March 1, 2001 (the "Pooling and Servicing Agreement"), among Credit Suisse First Boston Mortgage Securities Corp., as depositor (the "Depositor"), KeyCorp Real Estate Capital Markets, Inc. d/b/a Key Commercial Mortgage, as master servicer, ORIX Real Estate Capital Markets, LLC, as special servicer, and Wells Fargo Bank Minnesota, N.A., as trustee. All capitalized terms used but not otherwise defined herein shall have the respective meanings set forth in the Pooling and Servicing Agreement. The Transferee hereby certifies, represents and warrants to and agrees with you, and for the benefit of the Depositor, that the Transferee is not a United States Securities Person.

     For purposes of this certification, "United States Securities Person" means
(i) any natural person resident in the United States, (ii) any partnership or corporation organized or incorporated under the laws of the United States; (iii) any estate of which any executor or administrator is a United States Securities Person, other than any estate of which any professional fiduciary acting as executor or administrator is a United States Securities Person if an executor or administrator of the estate who is not a United States Securities Person has sole or shared investment discretion with respect to the assets of the estate and the estate is governed by foreign law, (iv) any trust of which any trustee is a United States Securities Person, other than a trust of which any professional fiduciary acting as trustee is a United States Securities Person if a trustee who is not a United States Securities Person has sole or shared investment discretion with respect to the trust assets and no beneficiary of the trust (and so settlor if the trust is revocable) is a United States Securities Person, (v) any agency or branch of a foreign entity located in the United States, unless the agency or branch operates for valid business reasons and is engaged in the business of insurance or banking and is subject to substantive insurance or banking


                                     F-2E-1
regulation, respectively, in the jurisdiction where located, (vi) any non-discretionary account or similar account (other than an estate or trust) held by a dealer or other fiduciary for the benefit or account of a United States Securities Person, (vii) any discretionary account or similar account (other than an estate or trust) held by a dealer or other fiduciary organized, incorporated or (if an individual) resident in the United States, other than one held for the benefit or account of a non-United States Securities Person by a dealer or other professional fiduciary organized, incorporated or (if any individual) resident in the United States, (viii) any partnership or corporation if (a) organized or incorporated under the laws of any foreign jurisdiction and
(b) formed by a United States Securities Person principally for the purpose of investing in securities not registered under the Securities Act, unless it is organized or incorporated, and owned, by "accredited investors" (as defined in Rule 501(a)) under the United States Securities Act of 1933, as amended (the "Securities Act"), who are not natural persons, estates or trusts; provided, however, that the International Monetary Fund, the International Bank for Reconstruction and Development, the Inter-American Development Bank, the Asian Development Bank, the African Development Bank, the United Nations and their agencies, affiliates and pension plans, any other similar international organization, their agencies, affiliates and pension plans shall not constitute United States Securities Persons.


                                     F-2E-2

     We understand that this certification is required in connection with certain securities laws of the United States. In connection therewith, if administrative or legal proceedings are commenced or threatened in connection with which this certification is or would be relevant, we irrevocably authorize you to produce this certification to any interested party in such proceedings.



                                            By:
                                               --------------------------------
                                               As, or agent for, the beneficial
                                               owner(s) of the Certificates to
                                               which this certificate relates.


                                     F-2E-3

                                   EXHIBIT G-1

             FORM OF TRANSFEREE CERTIFICATE IN CONNECTION WITH ERISA
              (NON-REGISTERED CERTIFICATES AND NON-INVESTMENT GRADE
            CERTIFICATES HELD IN FULLY REGISTERED, CERTIFICATED FORM)



                                     [Date]

Wells Fargo Bank Minnesota, N.A.
Wells Fargo Center
Sixth and Marquette
MAC # N9303-121
Minneapolis, MN  55479-0113
Attention:  Corporate Trust Services (CMBS)

     Re: Credit Suisse First Boston Mortgage Securities Corp., Commercial Mortgage Pass-Through Certificates, Series 2001-CK1, Class ______ Certificates [having an initial Certificate [Principal Balance] [Notional Amount] as of March 16, 2001 (the "Closing Date") of $________] [evidencing a ____% Percentage Interest in the related Class] (the "Transferred Certificates")__________________________

Ladies and Gentlemen:

     This letter is delivered to you in connection with the transfer by _________________ (the "Transferor") to _________________ (the "Transferee") of
the Transferred Certificates pursuant to Section 5.02 of the Pooling and Servicing Agreement (the "Pooling and Servicing Agreement"), dated as of March 1, 2001 among Credit Suisse First Boston Mortgage Securities Corp. as Depositor, KeyCorp Real Estate Capital Markets, Inc. d/b/a Key Commercial Mortgage as Master Servicer, ORIX Real Estate Capital Markets, LLC as Special Servicer, and Wells Fargo Bank Minnesota, N.A. as Trustee. All capitalized terms used but not otherwise defined herein shall have the respective meanings set forth in the Pooling and Servicing Agreement. The Transferee hereby certifies, represents and warrants to you as Certificate Registrar, as follows (check the applicable paragraph):

          ___ The Transferee is neither (A) a retirement plan or other employee benefit plan or arrangement, including an individual retirement account or annuity, a Keogh plan or a collective investment fund or separate account in which such plans, accounts or arrangements are invested, including an insurance company general account, that is subject to ERISA or Section 4975 of the Code (each, a "Plan"), nor (B) a Person who is directly or indirectly purchasing the Transferred Certificates on behalf of, as named fiduciary of, as trustee of, or with assets of a Plan; or


                                     G-1-1

          ___ The Transferee is using funds from an insurance company general account to acquire the Transferred Certificates, however, the purchase and holding of such Certificates by such Person is exempt from the prohibited transaction provisions of Section 406 of ERISA and Section 4975 of the Code under Sections I and III of Prohibited Transaction Class Exemption 95-60.

          ___ The Transferred Certificates are Class ___ Certificates, an interest in which is being acquired by or on behalf of a Plan in reliance on one of the individual prohibited transaction exemptions issued by the U.S. Department of Labor to Credit Suisse First Boston Corporation (PTE 89-90), and such Plan (X) is an accredited investor as defined in Rule 501(a)(1) of Regulation D of the Securities Act, (Y) is not sponsored (within the meaning of Section 3(16)(B) of ERISA) by the Trustee, the Depositor, any Fiscal Agent, either of the Mortgage Loan Sellers, the Master Servicer, any Exemption-Favored Party, the Special Servicer, any Sub-Servicer or any Borrower with respect to any Mortgage Loan or group of Mortgage Loans that represents more than 5% of the aggregate unamortized principal balance of the Mortgage Loans determined on the date of the initial issuance of the Certificates, or by an Affiliate of any such Person, and (Z) agrees that it will obtain from each of its Transferees to which it transfers an interest in the Transferred Certificates, a written representation that such Transferee, if a Plan, satisfies the requirements of the immediately preceding clauses (X) and (Y), together with a written agreement that such Transferee will obtain from each of its Transferees that are Plans a similar written representation regarding satisfaction of the requirements of the immediately preceding clauses (X) and (Y).


                                         Very truly yours,

                                         [TRANSFEREE]

                                         By:
                                            ------------------------------------
                                            Name:
                                            Title:


                                     G-1-2

                                   EXHIBIT G-2

             FORM OF TRANSFEREE CERTIFICATE IN CONNECTION WITH ERISA
              (NON-REGISTERED CERTIFICATES HELD IN BOOK ENTRY FORM)


                                     [Date]

[TRANSFEROR]


     Re: Credit Suisse First Boston Mortgage Securities Corp., Commercial Mortgage Pass-Through Certificates, Series 2001-CK1, Class ____ Certificates [having an initial aggregate [Principal Balance] [Notional Amount] as of March 16, 2001 (the "Closing Date") of $__________] (the "Transferred Certificates")_____________________

Ladies and Gentlemen:

     This letter is delivered to you in connection with the Transfer by ______________________ (the "Transferor") to _________________ (the
"Transferee") through our respective DTC Participants of the Transferor's beneficial ownership interest (currently maintained on the books and records of The Depository Trust Corporation ("DTC") and the Depository Participants) in the Transferred Certificates. The Certificates, including the Transferred Certificates, were issued pursuant to the Pooling and Servicing Agreement, dated as of March 1, 2001 (the "Pooling and Servicing Agreement"), among Credit Suisse First Boston Mortgage Securities Corp. as depositor (the "Depositor"), KeyCorp Real Estate Capital Markets, Inc. d/b/a Key Commercial Mortgage as master servicer, ORIX Real Estate Capital Markets, LLC as special servicer, and Wells Fargo Bank Minnesota, N.A. as trustee (the "Trustee"). All capitalized terms used but not otherwise defined herein shall have the respective meanings set forth in the Pooling and Servicing Agreement. The Transferee hereby certifies, represents and warrants to you as follows (check the applicable paragraph):

          ___ The Transferee is neither (A) a retirement plan, an employee benefit plan or other retirement arrangement, including an individual retirement account or annuity, a Keogh plan or a collective investment fund or separate account in which such plans, accounts or arrangements are invested, including an insurance company general account, that is subject to
                    Section 406 of ERISA or Section 4975 of the Code (each, a "Plan"), nor (B) a Person who is directly or indirectly purchasing an interest in the Transferred Certificates on behalf of, as named fiduciary of, as trustee of, or with assets of, a Plan;

          ___ The Transferee is using funds from an insurance company general account to acquire an interest in the Transferred Certificates, however, the purchase and holding of such interest by such Person is exempt from the prohibited transaction provisions of Section 406 of ERISA and Section 4975 of the Code under Sections I and III of Prohibited Transaction Class Exemption 95-60; or


                                     G-2-1

          ___ The Transferred Certificates are Class ____ Certificates, an interest in which is being acquired by or on behalf of a Plan in reliance on one of the individual prohibited transaction exemptions issued by the U.S. Department of Labor to Credit Suisse First Boston Corporation (PTE 89-90), and such Plan (X) is an accredited investor as defined in Rule 501(a)(1) of Regulation D of the Securities Act, (Y) is not sponsored (within the meaning of Section 3(16)(B) of ERISA) by the Trustee, the Depositor, any Fiscal Agent, either of the Mortgage Loan Sellers, the Master Servicer, any Exemption-Favored Party, the Special Servicer, any Sub-Servicer or any Borrower with respect to any Mortgage Loan or group of Mortgage Loans that represents more than 5% of the aggregate unamortized principal balance of the Mortgage Loans determined on the date of the initial issuance of the Certificates, or by an Affiliate of any such Person, and (Z) agrees that it will obtain from each of its Transferees to which it transfers an interest in the Transferred Certificates, a written representation that such Transferee, if a Plan, satisfies the requirements of the immediately preceding clauses (X) and (Y), together with a written agreement that such Transferee will obtain from each of its Transferees that are Plans a similar written representation regarding satisfaction of the requirements of the immediately preceding clauses (X) and (Y).


                                             [TRANSFEREE]


                                             By:
                                                ------------------------------
                                                Name:
                                                Title:


                                     G-2-2

                                   EXHIBIT H-1

                    FORM OF TRANSFER AFFIDAVIT AND AGREEMENT
                      FOR TRANSFERS OF CLASS R CERTIFICATES

STATE OF                            )
                                    ) ss:
COUNTY OF                           )


     ____________________, being first duly sworn, deposes and says that:

     1. He/She is the ____________________ of ____________________ (the
prospective transferee (the "Transferee") of Credit Suisse First Boston Mortgage Securities Corp., Commercial Mortgage Pass-Through Certificates, Series 2001-CK1, Class R, evidencing a __% Percentage Interest in such Class (the "Residual Interest Certificates")), a _________________ duly organized and validly existing under the laws of ____________________, on behalf of which he/she makes this affidavit. All capitalized terms used but not otherwise defined herein shall have the respective meanings set forth in the Pooling and Servicing Agreement pursuant to which the Residual Interest Certificates were issued (the "Pooling and Servicing Agreement").

     2. The Transferee (i) is, and as of the date of transfer will be, a "Permitted Transferee" and will endeavor to remain a "Permitted Transferee" for so long as it holds the Residual Certificates, and (ii) is acquiring the Residual Certificates for its own account or for the account of another prospective transferee from which it has received an affidavit in substantially the same form as this affidavit. A "Permitted Transferee" is any Person other than a Disqualified Organization, a possession of the United States, Non-United States Tax Person or domestic partnership whose beneficial interests are not all held by United States Person. (For this purpose, a "Disqualified Organization" means the United States, any state or political subdivision thereof, any agency or instrumentality of any of the foregoing (other than an instrumentality, all of the activities of which are subject to tax and, except for the Federal Home Loan Mortgage Corporation, a majority of whose board of directors is not selected by any such governmental entity) or any foreign government, international organization or any agency or instrumentality of such foreign government or organization, any rural electric or telephone cooperative, or any organization (other than certain farmers' cooperatives) that is generally exempt from federal income tax unless such organization is subject to the tax on unrelated business taxable income).

     3. The Transferee is aware (i) of the tax that would be imposed under the Code on transfers of the Residual Interest Certificates to non-Permitted Transferees; (ii) that such tax would be on the transferor or, if such transfer is through an agent (which Person includes a broker, nominee or middleman) for a non-Permitted Transferee, on the agent; (iii) that the Person otherwise liable for the tax shall be relieved of liability for the tax if the transferee furnishes to such Person an affidavit that the transferee is a Permitted Transferee and, at the time of transfer, such Person does not have actual knowledge that the affidavit is false; and (iv) that the Residual Interest Certificates may be a "noneconomic residual interest" within the meaning of Treasury regulation Section 1.860E-1(c) and that the transferor of a noneconomic residual interest will


                                     H-1-1
remain liable for any taxes due with respect to the income on such residual interest, unless no significant purpose of the transfer is to enable the transferor to impede the assessment or collection of tax.

     4. The Transferee is aware of the tax imposed on a "pass-through entity" holding the Residual Interest Certificates if at any time during the taxable year of the pass-through entity a non-Permitted Transferee is the record holder of an interest in such entity. (For this purpose, a "pass-through entity" includes a regulated investment company, a real estate investment trust or common trust fund, a partnership, trust or estate, and certain cooperatives.)

     5. The Transferee is aware that the Certificate Registrar will not register any transfer of the Residual Interest Certificates by the Transferee unless the Transferee's transferee, or such transferee's agent, delivers to the Certificate Registrar, among other things, an affidavit and agreement in substantially the same form as this affidavit and agreement. The Transferee expressly agrees that it will not consummate any such transfer if it knows or believes that any representation contained in such affidavit and agreement is false.

     6. The Transferee consents to any additional restrictions or arrangements that shall be deemed necessary upon advice of counsel to constitute a reasonable arrangement to ensure that the Residual Interest Certificates will only be owned, directly or indirectly, by a Permitted Transferee.

     7. The Transferee's taxpayer identification number is _________________.

     8. The Transferee has reviewed the provisions of Section 5.02(d) of the Pooling and Servicing Agreement, a description of which provisions is set forth in the Residual Interest Certificates (in particular, clause (ii)(A) of Section 5.02(d) which authorizes the Trustee to deliver payments on the Residual Interest Certificates to a Person other than the Transferee and clause (ii)(B) of Section 5.02(d) which authorizes the Trustee to negotiate a mandatory sale of the Residual Interest Certificates, in either case, in the event that the Transferee holds such Residual Interest Certificates in violation of Section 5.02(d)); and the Transferee expressly agrees to be bound by and to comply with such provisions.

     9. No purpose of the Transferee relating to its purchase or any sale of the Residual Certificates is or will be to impede the assessment or collection of any tax and the consideration paid to the Transferee for accepting the Class R Certificates is greater than the present value of the anticipated net federal income taxes and tax benefits ("Tax Liability Present Value") associated with owning such Certificates, with such present value computed using a discount rate equal to the "applicable federal rate" prescribed by Section 1274 of the Code as of the date hereof (with all applicable computations done in accordance with Revenue Procedure 2000-12 (to be published in I.R.B. 2001-12 (January 8, 2001)) or, to the extent it is not, either:

     o if the Transferee has asserted that it regularly borrows, in the ordinary course of its trade or business, substantial funds from unrelated third parties at a lower interest rate than such applicable federal rate and the consideration paid to the Transferee is greater than the Tax Liability Present Value using such lower interest rate as the discount rate, the transactions with the unrelated third party


                                     H-1-2
          lenders, the interest rate or rates, the date or dates of such transactions, and the maturity dates or, in the case of adjustable rate debt instruments, the relevant adjustment dates or periods, with respect to such borrowings, are accurately stated in Exhibit A to this letter; or

     o the Transferee (i) is an "eligible corporation" as defined in Section 860L(a)(2) of the Code, as to which the income of Class R Certificates will only be subject to taxation in the United States, (ii) has, and has had in each of its two preceding fiscal years, gross assets for financial reporting purposes(excluding any obligation of a person related to the transferee within the meaning of Section 860L of the
          Code) in excess of $100 million and net assets of $10 million, and
          (iii) hereby agrees only to transfer the Certificate to another corporation meeting the criteria set forth in this letter.

     10. The Transferee hereby represents to and for the benefit of the transferor that the Transferee intends to pay any taxes associated with holding the Residual Certificates as they become due, fully understanding that it may incur tax liabilities in excess of any cash flows generated by the Residual Certificates.

     11. The Transferee is a citizen or resident of the United States, a corporation, partnership or other entity created or organized in, or under the laws of, the United States or any political subdivision thereof, an estate whose income from sources without the United States is includible in gross income for United States federal income tax purposes regardless of its connection with the conduct of a trade or business within the United States or a trust as to which
(i) a court in the United States is able to exercise primary supervision over the administration of the trust and (ii) one or more United States fiduciaries have the right to control all substantial decisions of the trust.


                                     H-1-3

     IN WITNESS WHEREOF, the Transferee has caused this instrument to be executed on its behalf, pursuant to the authority of its Board of Directors, by its ____________________ and its corporate seal to be hereunto attached, attested by its [Assistant] Secretary, this ______ day of ______________.


                                                     [NAME OF TRANSFEREE]

                                                     By:
                                                        ------------------------
                                                           [Name of Officer]
                                                           [Title of Officer]
[Corporate Seal]

ATTEST:


----------------------------
[Assistant] Secretary

     Personally appeared before me the above-named ____________________, known or proved to me to be the same person who executed the foregoing instrument and to be the ____________________ of the Transferee, and acknowledged to me that he/she executed the same as his/her free act and deed and the free act and deed of the Transferee

     Subscribed and sworn before me this ______ day of __________________,
________.



------------------------
NOTARY PUBLIC

COUNTY OF
         --------------------
STATE OF
        ---------------------

My Commission expires the _________ day of ___________, 20__.


                                     H-1-4

                                   EXHIBIT H-2

                 FORM OF TRANSFEROR CERTIFICATE FOR TRANSFERS OF
                              CLASS R CERTIFICATES


                                     [Date]

Wells Fargo Bank Minnesota, N.A.
Wells Fargo Center
Sixth and Marquette
MAC # N9303-121
Minneapolis, MN  55479-0113
Attention:  Corporate Trust Services (CMBS)

     Re: Credit Suisse First Boston Mortgage Securities Corp., Commercial Mortgage Pass-Through Certificates, Series 2001-CK1, Class R Certificates, evidencing a ____% Percentage Interest in such Class (the "Residual Interest Certificates")____________________________

Ladies and Gentlemen:

     This letter is delivered to you in connection with the transfer by _________________ (the "Transferor") to _________________ (the "Transferee") of
the Residual Interest Certificates, pursuant to the Pooling and Servicing Agreement, dated as of March 1, 2001 (the "Pooling and Servicing Agreement"), among Credit Suisse First Boston Mortgage Securities Corp. as Depositor, KeyCorp Real Estate Capital Markets, Inc. d/b/a Key Commercial Mortgage as Master Servicer, ORIX Real Estate Capital Markets, LLC as Special Servicer, and Wells Fargo Bank Minnesota, N.A. as Trustee. All capitalized terms used but not otherwise defined herein shall have the respective meanings set forth in the Pooling and Servicing Agreement. The Transferor hereby certifies, represents and warrants to you, as Certificate Registrar, that:

     1. No purpose of the Transferor relating to the transfer of the Residual Interest Certificates by the Transferor to the Transferee is or will be to impede the assessment or collection of any tax.

     2. The Transferor understands that the Transferee has delivered to you a Transfer Affidavit and Agreement in the form attached to the Pooling and Servicing Agreement as Exhibit H-1. The Transferor does not know or believe that any representation contained therein is false.

     3. The Transferor has at the time of this transfer conducted a reasonable investigation of the financial condition of the Transferee (or the beneficial owners of the Transferee if the Transferee is classified as a partnership under the Code) as contemplated by Treasury regulation Section 1.860E-1(c)(4)(i) and, as a result of that investigation, the Transferor has determined that the Transferee has historically paid its debts as they became due and has


                                     H-2-1
found no significant evidence to indicate that the Transferee will not continue to pay its debts as they become due in the future. The Transferor understands that the transfer of the Residual Interest Certificates may not be respected for United States income tax purposes (and the Transferor may continue to be liable for United States income taxes associated therewith) unless the Transferor has conducted such an investigation.

                                                Very truly yours,


                                                By:
                                                   -----------------------------
                                                    (Transferor)

                                                    Name:
                                                    Title:


                                     H-2-2

                                   EXHIBIT I-1

                        FORM OF NOTICE AND ACKNOWLEDGMENT
                   CONCERNING REPLACEMENT OF SPECIAL SERVICER


                                     [Date]

Moody's Investor's Service
99 Church Street
New York, NY  10007
Attention: __________________
Fitch, Inc.
One State Street Plaza, 31st Floor
New York, NY  10004
Attention: __________________

     Re: Credit Suisse First Boston Mortgage Securities Corp., Commercial Mortgage Pass-Through Certificates, Series 2001-CK1

Ladies and Gentlemen:

     This notice is being delivered pursuant to Section 3.25 of the Pooling and Servicing Agreement, dated as of March 1, 2001 (the "Agreement") among Credit Suisse First Boston Mortgage Securities Corp. as Depositor, KeyCorp Real Estate Capital Markets, Inc. d/b/a Key Commercial Mortgage as Master Servicer, ORIX Real Estate Capital Markets, LLC as Special Servicer and the undersigned as Trustee, and relating to Credit Suisse First Boston Mortgage Securities Corp., Commercial Mortgage Pass-Through Certificates, Series 2001-CK1 (the "Certificates"). Capitalized terms used but not otherwise defined herein shall have respective meanings assigned to them in the Agreement.

     Notice is hereby given that the Controlling Class Representative has designated ________________________ to serve as the Special Servicer under the Agreement.

     The designation of ____________________________ as Special Servicer will become final if certain conditions are met and each Rating Agency delivers to Wells Fargo Bank Minnesota, N.A., the trustee under the Agreement (the "Trustee"), written confirmation that if the person designated to become the Special Servicer were to serve as such, such event would not result in an Adverse Rating Event with respect to any Class of the Certificates. Accordingly, such confirmation is hereby requested as soon as possible.


                                     I-1-1

     Please acknowledge receipt of this notice by signing the enclosed copy of this notice where indicated below and returning it to the Trustee, in the enclosed stamped self-addressed envelope.


                                           Very truly yours,

                                           -------------------------------------

                                           -------------------------------------
                                           Name:
                                           Title:



Receipt acknowledged:

MOODY'S INVESTORS SERVICE, INC.


By:
   --------------------------------
Name:
Title:
Date:


FITCH, INC.


By:
   --------------------------------
Name:
Title:
Date:


                                     I-1-2

                                   EXHIBIT I-2

               FORM OF ACKNOWLEDGMENT OF PROPOSED SPECIAL SERVICER


                                     [Date]

[TRUSTEE]
[MASTER SERVICER]
[SPECIAL SERVICER]
[DEPOSITOR]

     Re: Credit Suisse First Boston Mortgage Securities Corp., Commercial Mortgage Pass-Through Certificates, Series 2001-CK1

Ladies and Gentlemen:

     Pursuant to Section 3.25 of the Pooling and Servicing Agreement, dated as of March 1, 2001 relating to Credit Suisse First Boston Mortgage Securities Corp., Commercial Mortgage Pass-Through Certificates, Series 2001-CK1 (the "Agreement"), the undersigned hereby agrees with all the other parties to the Agreement that the undersigned shall serve as Special Servicer under, and as defined in, the Agreement. The undersigned hereby acknowledges and agrees that, as of the date hereof, it is and shall be a party to the Agreement and bound thereby to the full extent indicated therein in the capacity of Special Servicer. The undersigned hereby makes, as of the date hereof, the representations and warranties set forth in Section 2.06 of the Agreement, with the following corrections with respect to type of entity and jurisdiction of organization: ____________________.


                                              -------------------------------

                                              By:
                                                 ----------------------------
                                              Name:
                                              Title:


                                     I-2-1

                                    EXHIBIT J

                        FORM OF UCC-1 FINANCING STATEMENT

DEBTOR:

Credit Suisse First Boston Mortgage Securities Corp.
11 Madison Avenue
New York, NY  10010


SECURED PARTY:

Wells Fargo Bank Minnesota, N.A.*
 as Trustee for the registered holders of
Credit Suisse First Boston Mortgage Securities Corp.,
Commercial Mortgage Pass-Through
Certificates, Series 2001-CK1
45 Broadway, 12th Floor
New York, New York  10006


TEXT:

See Exhibit I Attached Hereto
-----------------------------

* Notices to the Secured Party should be sent to 11000 Broken Land Parkway, Columbia, Maryland 21044-3562, Attention: Corporate Trust Administration (CMBS)
- Credit Suisse First Boston Mortgage Securities Corp., Series 2001-CK1.


                                     J-1-1

                                                          EXHIBIT I TO EXHIBIT J

     This Exhibit I is attached to and incorporated in a financing statement pertaining to Credit Suisse First Boston Mortgage Securities Corp. as depositor (referred to as the "Debtor" for the purpose of this financing statement only), and Wells Fargo Bank Minnesota, N.A. as trustee for the holders of the Series 2001-CK1 Certificates (referred to as the "Secured Party" for purposes of this financing statement only), under that certain Pooling and Servicing Agreement, dated as of March 1, 2001 (the "Pooling and Servicing Agreement"), among the Debtor as depositor, the Secured Party as trustee, KeyCorp Real Estate Capital Markets, Inc. d/b/a Key Commercial Mortgage as master servicer (in such capacity, the "Master Servicer") and ORIX Real Estate Capital Markets, LLC as special servicer (in such capacity, the "Special Servicer"), relating to the issuance of the Debtor's Commercial Mortgage Pass-Through Certificates, Series 2001-CK1 (collectively, the "Series 2001-CK1 Certificates"). Capitalized terms used herein and not defined shall have the respective meanings given to them in the Pooling and Servicing Agreement. The attached financing statement covers all of the Debtor's right (including the power to convey title thereto), title and interest in and to the Trust Fund created pursuant to the Pooling and Servicing Agreement, consisting of the following:

     1. The mortgage notes or other evidence of indebtedness of a borrower (the "Mortgage Notes") with respect to the mortgage loans (the "Mortgage Loans") listed on the Schedule of Mortgage Loans to the Pooling and Servicing Agreement, which Schedule of Mortgage Loans is attached hereto as Exhibit A;

     2. The related mortgages, deeds of trust or other similar instruments securing such Mortgage Notes (the "Mortgages");

     3. With respect to each Mortgage Note and each Mortgage, each other legal, credit and servicing document related to such Mortgage Note and Mortgage (collectively, with such related Mortgage Note and Mortgage, the "Mortgage Loan Documents");

     4. (a) the Collection Account maintained by the Master Servicer pursuant to the Pooling and Servicing Agreement, (b) all funds from time to time on deposit in the Collection Account, (c) the investments of any such funds consisting of securities, instruments or other obligations, and (d) the general intangibles consisting of the contractual right to payment, including, without limitation, the right to payments of principal and interest and the right to enforce the related payment obligations, arising from or under any such investments;

     5.   All REO Property;

     6. (a) the REO Account required to be maintained by the Special Servicer pursuant to the Pooling and Servicing Agreement, (b) all funds from time to time on deposit in the REO Account, (c) the investments of any such


                                     J-1-2
          funds consisting of securities, instruments or other obligations, and
          (d) the general intangibles consisting of the contractual right to payment, including, without limitation, the right to payments of principal and interest and the right to enforce the related payment obligations, arising from or under any such investments;

     7. (a) the Servicing Account(s) and Reserve Account(s) required to be maintained by the Master Servicer or Special Servicer pursuant to the Pooling and Servicing Agreement, and (b) all funds from time to time on deposit in the Servicing Account(s) and Reserve Account(s);

     8. (a) the Distribution Account required to be maintained by the Secured Party pursuant to the Pooling and Servicing Agreement, (b) all funds from time to time on deposit in the Distribution Account, (c) the investments of any such funds consisting of securities, instruments or other obligations, and (d) the general intangibles consisting of the contractual right to payment, including, without limitation, the right to payments of principal and interest and the right to enforce the related payment obligations, arising from or under any such investments;

     9. The Mortgage Loan Purchase Agreements and all rights of the Debtor thereunder.

     10. All insurance policies, including the right to payments thereunder, with respect to the Mortgage Loans required to be maintained pursuant to the Mortgage Loan Documents and the Pooling and Servicing Agreement, transferred to the Trust and to be serviced by the Master Servicer or Special Servicer; and

     11. All income, payments, products and proceeds of any of the foregoing, together with any additions thereto or substitutions therefor.

          THE DEBTOR AND THE SECURED PARTY INTEND THE TRANSACTIONS CONTEMPLATED BY THE POOLING AND SERVICING AGREEMENT TO CONSTITUTE A SALE OF THE INTEREST IN THE MORTGAGE NOTES, THE RELATED MORTGAGES AND THE OTHER MORTGAGE LOAN DOCUMENTS, AND THIS FILING SHOULD NOT BE CONSTRUED AS A CONCLUSION THAT A SALE HAS NOT OCCURRED. THE REFERENCES HEREIN TO MORTGAGE NOTES SHOULD NOT BE CONSTRUED AS A CONCLUSION THAT ANY MORTGAGE NOTE IS NOT AN INSTRUMENT WITHIN THE MEANING OF THE UNIFORM COMMERCIAL CODE OR THAT A FILING IS NECESSARY TO PERFECT THE OWNERSHIP OR SECURITY INTEREST OF THE SECURED PARTY IN ANY MORTGAGE NOTE, MORTGAGE OR OTHER MORTGAGE LOAN DOCUMENT. IN ADDITION, THE REFERENCES HEREIN TO SECURITIES, INSTRUMENTS AND OTHER OBLIGATIONS SHOULD NOT BE CONSTRUED AS A CONCLUSION THAT ANY SUCH SECURITY, INSTRUMENT OR OTHER OBLIGATION IS NOT AN INSTRUMENT, A CERTIFICATED SECURITY OR AN UNCERTIFICATED SECURITY WITHIN THE MEANING OF THE UNIFORM COMMERCIAL CODE, AS IN


                                     J-1-3

          EFFECT IN ANY APPLICABLE JURISDICTION, NOR SHOULD THIS FINANCING STATEMENT BE CONSTRUED AS A CONCLUSION THAT A FILING IS NECESSARY TO PERFECT THE OWNERSHIP OR SECURITY INTEREST OF THE SECURED PARTY IN THE CONTRACTUAL RIGHT TO PAYMENT, INCLUDING, WITHOUT LIMITATION, THE RIGHT TO PAYMENTS OF PRINCIPAL AND INTEREST AND THE RIGHT TO ENFORCE THE RELATED PAYMENT OBLIGATIONS, ARISING FROM OR UNDER ANY SUCH SECURITY, INSTRUMENT OR OTHER OBLIGATION (INCLUDING, WITHOUT LIMITATION, ANY PERMITTED INVESTMENT). WITH RESPECT TO THE FOREGOING, THIS FILING IS MADE ONLY IN THE EVENT OF CONTRARY ASSERTIONS BY THIRD PARTIES.




                                     J-1-4

                                             EXHIBIT A TO EXHIBIT I TO EXHIBIT J

                           SCHEDULE OF MORTGAGE LOANS

                             [See Attached Schedule]







                                     J-1-5

                                   EXHIBIT K-1

                   INFORMATION REQUEST FROM CERTIFICATEHOLDER
                              OR CERTIFICATE OWNER


                                     [Date]

Wells Fargo Bank Minnesota, N.A.
11000 Broken Land Parkway
Columbia, MD  21044-3562
Attention:  Corporate Trust Services (CMBS)

     Re: Credit Suisse First Boston Mortgage Securities Corp., Commercial Mortgage Pass-Through Certificates, Series 2001-CK1

     In accordance with the Pooling and Servicing Agreement, dated as of March 1, 2001 (the "Pooling and Servicing Agreement"), among Credit Suisse First Boston Mortgage Securities Corp. as depositor (the "Depositor"), KeyCorp Real Estate Capital Markets, Inc. d/b/a Key Commercial Mortgage as master servicer, ORIX Real Estate Capital Markets, LLC as special servicer, and Wells Fargo Bank Minnesota, N.A. as trustee (the "Trustee"), with respect to the Credit Suisse First Boston Mortgage Securities Corp. Commercial Mortgage Pass-Through Certificates, Series 2001-CK1 (the "Certificates"), the undersigned hereby certifies and agrees as follows:

     1. The undersigned is a [holder] [beneficial holder] of $___________ aggregate [Certificate Principal Balance/Certificate Notional Amount] of the Class ____ Certificates.

     2. The undersigned is requesting access to the following information (the "Information"):

          ___ The information on the Master Servicer's Internet Website pursuant to Section 3.12(d) --------------- of the Pooling and Servicing Agreement.

          ___  The information on the Trustee's Internet Website pursuant to
               Section 4.02(a) of the --------------- Pooling and Servicing Agreement.

          ___ The information identified on the schedule attached hereto pursuant to Section 8.12(b) of the Pooling and Servicing Agreement.

     3. In consideration of the Trustee's disclosure to the undersigned of the Information, the undersigned will keep the Information confidential (except from such outside persons as are assisting it in evaluating the Information), and such Information will not, without the prior written


                                     K-1-1
          consent of the Trustee, be disclosed by the undersigned or by its officers, directors, partners employees, agents or representatives (collectively, the "Representatives") in any manner whatsoever, in whole or in part; provided that the undersigned may provide all or any part of the Information to any other person or entity that holds or is contemplating the purchase of any Certificate or interest therein, but only if such person or entity confirms in writing such ownership interest or prospective ownership interest and agrees to keep it confidential; and provided that the undersigned may provide all or any part of the Information to its auditors, legal counsel and regulators.

     4. The undersigned will not use or disclose the Information in any manner which could result in a violation of any provision of the Securities Act of 1933, as amended (the "Securities Act"), or the Securities Exchange Act of 1934, as amended, or would require registration of any Non-Registered Certificate (as defined in the Pooling and Servicing Agreement) pursuant to Section 5 of the Securities Act.

     IN WITNESS WHEREOF, the undersigned has caused its name to be signed hereto by its duly authorized officer, as of the day and year written above.


                                           -------------------------------------
                                           [CERTIFICATEHOLDER] [BENEFICIAL
                                           HOLDER OF A CERTIFICATE]


                                           By:
                                              ----------------------------------
                                           Name:
                                           Title:
                                           Telephone No.:


                                     K-1-2

                                   EXHIBIT K-2

                  INFORMATION REQUEST FROM PROSPECTIVE INVESTOR


                                     [Date]

Wells Fargo Bank Minnesota, N.A.
11000 Broken Land Parkway
Columbia, MD  21044-3562
Attention:  Corporate Trust Services (CMBS)

     Re: Credit Suisse First Boston Mortgage Securities Corp., Commercial Mortgage Pass-Through Certificates, Series 2001-CK1

     In accordance with the Pooling and Servicing Agreement, dated as of March 1, 2001 (the "Pooling and Servicing Agreement"), among Credit Suisse First Boston Mortgage Securities Corp. as depositor (the "Depositor"), KeyCorp Real Estate Capital Markets, Inc. d/b/a Key Commercial Mortgage as master servicer, ORIX Real Estate Capital Markets, LLC as special servicer, and Wells Fargo Bank Minnesota, N.A. as trustee (the "Trustee"), with respect to the Credit Suisse First Boston Mortgage Securities Corp. Commercial Mortgage Pass-Through Certificates, Series 2001-CK1 (the "Certificates"), the undersigned hereby certifies and agrees as follows:

     1. The undersigned is contemplating an investment in the Class ____ Certificates.

     2. The undersigned is requesting access to the following information (the "Information") for use in evaluating such possible investment:

          ___ The information on the Master Servicer's Internet Website pursuant to Section 3.12(d) of the Pooling and Servicing Agreement.

          ___  The information on the Trustee's Internet Website pursuant to
               Section 4.02(a) of the Pooling and Servicing Agreement.

          ___ The information identified on the schedule attached hereto pursuant to Section 8.12(b) of the Pooling and Servicing Agreement.

     3. In consideration of the Trustee's disclosure to the undersigned of the Information, the undersigned will keep the Information confidential (except from such outside persons as are assisting it in making the investment decision described in paragraphs 1 and 2), and such Information will not, without the prior written consent of the Trustee, be disclosed by the undersigned or by its officers, directors, partners


                                     K-2-1
          employees, agents or representatives (collectively, the "Representatives") in any manner whatsoever, in whole or in part; provided that in the event the undersigned purchases any Certificate or any interest in any Certificate, the undersigned may provide all or any part of the Information to any other person or entity that holds or is contemplating the purchase of any Certificate or interest therein, but only if such person or entity confirms in writing such ownership interest or prospective ownership interest and agrees to keep it confidential; and provided that the undersigned may provide all or any part of the Information to its auditors, legal counsel and regulators.

     4. The undersigned will not use or disclose the Information in any manner which could result in a violation of any provision of the Securities Act of 1933, as amended (the "Securities Act"), or the Securities Exchange Act of 1934, as amended, or would require registration of any Non-Registered Certificate (as defined in the Pooling and Servicing Agreement) pursuant to Section 5 of the Securities Act.

     IN WITNESS WHEREOF, the undersigned has caused its name to be signed hereto by its duly authorized officer, as of the day and year written above.


                                          [PROSPECTIVE PURCHASER]



                                          By:
                                             -----------------------------------
                                          Name:
                                          Title:
                                          Telephone No.:


                                     K-2-2

                                    EXHIBIT L

                      SCHEDULE OF DESIGNATED SUB-SERVICERS

         Heartland Bank
         Mid North Financial Services, Inc.


                                     L-1-1